FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-226943-07

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS PRELIMINARY PROSPECTUS, DATED JULY 20, 2020, MAY BE AMENDED OR COMPLETED PRIOR TO THE TIME OF SALE.

PROSPECTUS

$636,912,000 (Approximate)

Benchmark 2020-B18 Mortgage Trust

(Central Index Key Number 0001816147)

Issuing Entity

Deutsche Mortgage & Asset Receiving Corporation

(Central Index Key Number 0001013454)

Depositor

German American Capital Corporation

(Central Index Key Number 0001541294)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

Sponsors and Mortgage Loan Sellers

Benchmark 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2020-B18

Deutsche Mortgage & Asset Receiving Corporation is offering certain classes of the Benchmark 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2020-B18 identified in the table below. The offered certificates (and the non-offered certificates identified under “Summary of Certificates” and the VRR Interest identified under “Summary of VRR Interest”) will represent the ownership interests in the issuing entity, Benchmark 2020-B18 Mortgage Trust, a New York common law trust. The assets of the issuing entity will primarily consist of (i) a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the pooled certificates and the RR Interest, and (ii) a subordinate interest in a commercial mortgage loan, which is generally the sole source of payment on the related non-offered loan-specific certificates and the AGN-VRR interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in August 2020. The rated final distribution date for each class of offered certificates is the distribution date in July 2053.

Class	Initial Certificate Balance or Notional Amount(1)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1	$7,467,000%		(3)	February 2025
Class A-3	$67,056,000%		(3)	October 2026
Class A-SB	$8,738,000%		(3)	December 2029
Class A-4	(4)%		(3)	(4)
Class A-5	(4)%		(3)	(4)
Class X-A	$732,914,000	(5)%	Variable(6)	July 2030
Class A-M	$106,300,000%		(3)	July 2030
Class B	$33,569,000%		(3)	July 2030
Class C	$34,687,000%		(3)	July 2030

(Footnotes on table begin on page 3)

You should carefully consider the risk factors beginning on page 63 of this prospectus.

None of the certificates, the RR interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the RR interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, the depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Deutsche Mortgage & Asset Receiving Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., AmeriVet Securities, Inc. and Drexel Hamilton, LLC will purchase the offered certificates from Deutsche Mortgage & Asset Receiving Corporation and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. are acting as co-lead managers and joint bookrunners in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 23.3% of each class of offered certificates, J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 30.8% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 24.4% of each class of offered certificates and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 21.5% of each class of offered certificates. AmeriVet Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about July 31, 2020. Deutsche Mortgage & Asset Receiving Corporation expects to receive from this offering approximately % of the aggregate certificate balance of the offered certificates, plus accrued interest from July 1, 2020, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$636,912,000	100%	$636,912,000	$82,671.18

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

Deutsche Bank Securities	Goldman Sachs & Co. LLC	Citigroup	J.P. Morgan
Co-Lead Managers and Joint Bookrunners
AmeriVet Securities Co-Manager		Drexel Hamilton Co-Manager

July    , 2020

(THIS PAGE INTENTIONALLY LEFT BLANK)

Summary of Certificates

Class	Initial Certificate Balance or Notional Amount(1)	Approx. Initial Credit Support(7)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Yrs.)(8)	Principal Window (months)(8)
Offered Certificates
Class A-1	$7,467,000	30.000%	%	(3)	February 2025	2.69	1 – 55
Class A-3	$67,056,000	30.000%	%	(3)	October 2026	6.21	75 – 75
Class A-SB	$8,738,000	30.000%	%	(3)	December 2029	7.32	61 – 113
Class A-4	(4)	30.000%	%	(3)	(4)	(4)	(4)
Class A-5	(4)	30.000%	%	(3)	(4)	(4)	(4)
Class X-A	$732,914,000(5)	N/A	%	Variable(6)	July 2030	N/A	N/A
Class A-M	$106,300,000	18.125%	%	(3)	July 2030	9.96	120 – 120
Class B	$33,569,000	14.375%	%	(3)	July 2030	9.96	120 – 120
Class C	$34,687,000	10.500%	%	(3)	July 2030	9.96	120 – 120
Non-Offered Pooled Certificates(9)
Class A-2	$164,258,000	30.000%	%	(3)	August 2025	4.80	55 – 61
Class X-B	$33,569,000(5)	N/A	%	Variable(6)	July 2030	N/A	N/A
Class X-D	$40,283,000(5)	N/A	%	Variable(6)	August 2030	N/A	N/A
Class X-F(10)	$15,665,000(5)	N/A	%	Variable(6)	August 2030	N/A	N/A
Class D	$23,499,000	7.875%	%	(3)	August 2030	10.03	120 – 121
Class E	$16,784,000	6.000%	%	(3)	August 2030	10.04	121 – 121
Class F(10)	$15,665,000	4.250%	%	(3)	August 2030	10.04	121 – 121
Class G-RR(10)	$8,952,000	3.250%	%	(3)	August 2030	10.04	121 – 121
Class H-RR(10)	$29,093,108	0.000%	%	(3)	August 2030	10.04	121 – 121
Class S(11)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Class R(12)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Non-Offered Loan-Specific Certificates(9)
Class AGN-X(13)	$121,775,000(14)	N/A	%	Variable(14)	August 2025	N/A	N/A
Class AGN-D(13)	$27,900,000	35.392%	%	(15)	August 2025	5.04	61 – 61
Class AGN-E(13)	$42,875,000	24.194%	%	(15)	August 2025	5.04	61 – 61
Class AGN-F(13)	$51,000,000	10.872%	%	(15)	August 2025	5.04	61 – 61
Class AGN-G(13)	$41,625,000	0.000%	%	(15)	August 2025	5.04	61 – 61

(1)	Approximate, subject to a permitted variance of plus or minus 5%. The VRR Interest balance described in the table titled “Summary of VRR Interest” below is not included in the certificate balance or notional amount of any class of certificates set forth under “Offered Certificates”, “Non-Offered Pooled Certificates” or “Non-Offered Loan-Specific Certificates”. The VRR Interest is not offered by this prospectus. In addition, the certificate balance of each class of pooled principal balance certificates (and correspondingly, the initial notional amount of each class of Class X certificates) is subject to change as described in footnote (2) under the table titled “Summary of VRR Interest” below.

(2)	The assumed final distribution dates set forth in this prospectus (other than with respect to the loan-specific certificates) have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates (collectively, the “pooled principal balance certificates”), in each case, will be one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs (the “WAC rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC rate, or (iv) the WAC rate, less a specified rate. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(4)	The exact certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $379,095,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window (months)
Class A-4	$75,000,000 - $119,000,000	December 2029 – February 2030	9.38 – 9.41	113 – 113 / 113 – 115
Class A-5	$260,095,000 - $304,095,000	July 2030	9.68 – 9.64	115 – 120 / 113 – 120

(5)	The Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively, the “Class X certificates”) will not have certificate balances. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates. The notional amount of each class of Class X certificates is subject to change depending upon the final pricing of the pooled principal balance certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of pooled principal balance certificates whose certificate balance comprises such notional amount is equal to the WAC rate, the certificate balance of such class of pooled principal balance certificates may not be part of, and reduce accordingly, such notional amount of such class of Class X certificates (or, if as a result of such pricing the pass-through rate of such class of Class X certificates is equal to zero, such class of Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of pooled principal balance certificates that does not comprise such notional amount of such class of Class X certificates is less than the WAC rate, such class of pooled principal balance certificates may become a part of, and increase accordingly, such notional amount of such class of Class X certificates. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(6)	Each class of Class X certificates will not be entitled to distributions of principal. Each class of Class X certificates will accrue interest on their respective notional amount and at their respective pass-through rate as described in “Description of the Certificates—Distributions—Pass-Through Rates”.

(7)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are represented in the aggregate. The approximate initial credit support percentage for each class of pooled principal balance certificates does not include the subordination provided by the trust subordinate companion loan related to the Agellan Portfolio mortgage loan. None of the Class AGN-X, Class AGN-D, Class AGN-E, Class AGN-F or Class AGN-G certificates (the “loan-specific certificates”) or the AGN-VRR interest will provide credit support to any other class of certificates, except to the extent of the subordination of the trust subordinate companion loan (in which the loan-specific certificates each represent an interest) to the Agellan Portfolio mortgage loan. The initial credit support percentages of the loan-specific certificates are based on the Agellan Portfolio whole loan. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest or the AGN-VRR interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the pooled principal balance certificates, on the other hand, pro rata in accordance with their respective outstanding balances, and losses incurred on the trust subordinate companion loan will be allocated between the AGN-VRR interest, on the one hand, and the Class AGN-D, Class AGN-E, Class AGN-F and Class AGN-G certificates, on the other hand, pro rata in accordance with their respective outstanding certificate or interest balances. See “Credit Risk Retention” and “Description of the Certificates”.

(8)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of pooled principal balance certificates (and the loan-specific principal balance certificates) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans (or, in the case of the loan-specific principal balance certificates, the trust subordinate companion loan) and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans (or, in the case of the loan-specific principal balance certificates, the trust subordinate companion loan).

(9)	The classes of certificates set forth under “Non-Offered Pooled Certificates” and “Non-Offered Loan-Specific Certificates” in the table above are not offered by this prospectus. Any information in this prospectus concerning the non-offered certificates is presented solely to enhance your understanding of the offered certificates.

(10)	The initial certificate balance of each of the Class F, Class G-RR and Class H-RR certificates, and the notional amount of the Class X-F certificates, is subject to change based on final pricing of all pooled principal balance certificates, the Class X certificates and the Class S certificates (collectively, the “pooled certificates”) and the final determination of the Class G-RR and Class H-RR certificates (collectively, the “HRR certificates”) that will be retained by the retaining third-party purchaser and the final determination of the VRR Interest that will be retained as described under “Credit Risk Retention” to satisfy the U.S. risk retention requirements of German American Capital Corporation, as retaining sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR certificates, see “Credit Risk Retention”.

(11)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the VRR Interest in the manner described under “Description of the Certificates—Distributions—Excess Interest”. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest.

(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. The Class R certificates will represent the residual interests in each Trust REMIC, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(13)	The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the trust subordinate companion loan. The trust subordinate companion loan will be included as an asset of the issuing entity but will not be part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the trust subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Agellan Portfolio Whole Loan”.

(14)	The Class AGN-X certificates will not have a certificate balance and will not be entitled to distributions of principal. The Class AGN-X certificates will accrue interest on its notional amount and at its pass-through rate as described in “Description of the Certificates—Distributions—Pass-Through Rates”. The notional amount of the Class AGN-X certificates will be equal to the aggregate certificate balance of the Class AGN-D, Class AGN-E and Class AGN-F certificates (collectively with the Class AGN-G certificates, the “loan-specific principal balance certificates”). The notional amount of the Class AGN-X certificates is subject to change depending upon the final pricing of the loan-specific principal balance certificates, if as a result of such pricing the pass-through rate of any class of loan-specific principal balance certificates whose certificate balance comprises such notional amount is equal to the net mortgage rate on the trust subordinate companion loan, the certificate balance of such class of loan-specific principal balance certificates may not be part of, and reduce accordingly, such notional amount of the Class AGN-X certificates (or, if as a result of such pricing the pass-through rate of the Class AGN-X certificates is equal to zero, the Class AGN-X certificates may not be issued on the closing date). See “Description of the Certificates—Distributions—Pass-Through Rates”.

(15)	The pass-through rates for the Class AGN-D, Class AGN-E, Class AGN-F and Class AGN-G certificates (collectively, the “loan-specific principal balance certificates”), in each case, will equal one of the following per annum rates: (i) a fixed rate, (ii) the net mortgage rate on the trust subordinate companion loan, (iii) the lesser of a specified rate and the net mortgage rate on the trust subordinate companion loan, or (iv) the net mortgage rate on the trust subordinate companion loan less a specified rate. See “Description of the Certificates—Distributions—Pass-Through Rates”.

Summary of VRR Interest

Non-Offered Eligible Vertical Interests(1)	Approximate Initial VRR Interest Balance(2)	VRR Interest Rate Description	Assumed Final Distribution Date(3)	Approx. Initial VRR Interest Rate	Weighted Average Life (Yrs.)(4)	Principal Window (months)(4)
Class RR Certificates	$29,723,796	(5)	August 2030%		8.50	1 – 121
RR Interest	$9,576,204	(5)	August 2030%		8.50	1 – 121

(1)	Each of the Class RR certificates and the RR interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or the related “originator” or their “majority-owned affiliates”, as each such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention”. The Class RR certificates and the RR interest collectively comprise the “VRR Interest”. The VRR Interest represents the right to receive a specified percentage (to be determined as described in footnote (2) below) of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the non-VRR certificates and the VRR Interest on each Distribution Date. For more information regarding the VRR Interest, see “Credit Risk Retention”.

(2)	The initial VRR Interest balance is subject to change depending on the final pricing of all classes of pooled certificates with the final VRR Interest balance determined such that, upon initial issuance, the percentage of the fair value of the HRR certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5. If the initial VRR Interest balance is reduced, the initial certificate balance of each class of pooled principal balance certificates (and correspondingly, the initial notional amount of each class of Class X certificates) will be increased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such reduction in the initial VRR Interest balance. If the initial VRR Interest balance is increased, the initial certificate balance of each class of pooled principal balance certificates (and correspondingly, the initial notional amount of each class of Class X certificates) will be decreased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such increase in the initial VRR Interest balance. For a further description, see “Credit Risk Retention”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(5)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

Summary of AGN-VRR Interest

Non-Offered Loan-Specific Eligible Vertical Interest	Approximate Initial VRR Interest Balance	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Approx. Initial VRR Interest Rate	Weighted Average Life (Yrs.)(3)	Principal Window (months)(3)
AGN-VRR Interest(1)	$8,600,000	(4)	August 2025%		5.04	61 – 61

(1)	The AGN-VRR interest will only be entitled to receive distributions from, and will only incur losses with respect to, the trust subordinate companion loan. The AGN-VRR Interest represents the right to receive a specified percentage of all amounts collected on the trust subordinate companion loan (net of all expenses of the issuing entity) that are available for distribution to the loan-specific principal balance certificates and the AGN-VRR Interest on each Distribution Date. The trust subordinate companion loan will be included as an asset of the issuing entity but will not be part of the mortgage pool backing the pooled certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Agellan Portfolio Whole Loan”.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the AGN-VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the trust subordinate companion loan and that there are no extensions or forbearances of the maturity date of the trust subordinate companion loan.

(4)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the AGN-VRR interest will be the net mortgage rate on the trust subordinate companion loan.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	21
Risk Factors	63
The Certificates May Not Be a Suitable Investment for You	63
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	63
Risks Related to Market Conditions and Other External Factors	63
Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	63
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	67
Other Events May Affect the Value and Liquidity of Your Investment	67
Risks Relating to the Mortgage Loans	67
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	67
Risks of Commercial and Multifamily Lending Generally	68
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	69
Office Properties Have Special Risks	73
Industrial Properties Have Special Risks	74
Hospitality Properties Have Special Risks	75
Risks Related to Casino Properties	77
Risks Relating to Affiliation with a Franchise or Hotel Management Company	77
Multifamily Properties Have Special Risks	78
Retail Properties Have Special Risks	81
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector	81
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	82
Self Storage Properties Have Special Risks	82
Mixed Use Properties Have Special Risks	83
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers	83
Leased Fee Properties Have Special Risks	84
Sale-Leaseback Transactions Have Special Risks	84
Parking Properties Have Special Risks	86
Risks Relating to Enforceability of Cross-Collateralization	87
Condominium Ownership May Limit Use and Improvements	87
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	90
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	90
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	91
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	92
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	93
Risks Related to Zoning Non-Compliance and Use Restrictions	95
Risks Relating to Inspections of Properties	96
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	97
Insurance May Not Be Available or Adequate	97
Terrorism Insurance May Not Be Available for All Mortgaged Properties	99
Risks Associated with Blanket Insurance Policies or Self-Insurance	101
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	101
Limited Information Causes Uncertainty	101
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	102
Frequent and Early Occurrence of Borrower Delinquencies and Defaults

May Adversely Affect Your Investment	102
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us	103
Static Pool Data Would Not Be Indicative of the Performance of this Pool	104
Appraisals May Not Reflect Current or Future Market Value of Each Property	104
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	105
The Borrower’s Form of Entity May Cause Special Risks	106
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	108
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	108
Other Financings or Ability to Incur Other Indebtedness Entails Risk	109
Tenancies-in-Common May Hinder Recovery	110
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	111
Risks Associated with One Action Rules	111
State Law Limitations on Assignments of Leases and Rents May Entail Risks	111
Various Other Laws Could Affect the Exercise of Lender’s Rights	112
Risks of Anticipated Repayment Date Loans	112
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	112
Risks Related to Ground Leases and Other Leasehold Interests	114
Increases in Real Estate Taxes May Reduce Available Funds	115
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	116
Risks Relating to the BX Industrial Portfolio Mortgage Loan	116
Risks Related to Conflicts of Interest	118
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	118
The Servicing of any Servicing Shift Whole Loan Will Shift to Other Servicers	120
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	121
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	123
Potential Conflicts of Interest of the Operating Advisor	124
Potential Conflicts of Interest of the Asset Representations Reviewer	125
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	126
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	129
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan	130
Other Potential Conflicts of Interest May Affect Your Investment	131
Other Risks Relating to the Certificates	131
The Certificates Are Limited Obligations	131
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	131
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates	132
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	135
Subordination of the Subordinate Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinate Certificates	137
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	137
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	140
Risks Relating to Modifications of the Mortgage Loans	145

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	146
Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest	147
Risks Relating to Interest on Advances and Special Servicing Compensation	147
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	147
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	148
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	149
The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	149
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	149
Description of the Mortgage Pool	152
General	152
Co-Originated or Third-Party Originated Mortgage Loans	154
Certain Calculations and Definitions	154
Definitions	155
Mortgage Pool Characteristics	165
Overview	165
Property Types	165
Specialty Use Concentrations.	170
Mortgage Loan Concentrations	171
Cross-Collateralized Mortgage Loans/Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	171
Geographic Concentrations	173
Mortgaged Properties With Limited Prior Operating History	174
Tenancies-in-Common or Diversified Ownership	174
Condominium and Other Shared Interests	175
Fee & Leasehold Estates; Ground Leases	177
COVID-19 Considerations	177
Environmental Considerations	180
Redevelopment, Renovation and Expansion	182
Assessment of Property Value and Condition	183
Litigation and Other Considerations	183
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	184
Loan Purpose	184
Default History, Bankruptcy Issues and Other Proceedings	184
Tenant Issues	185
Tenant Concentrations	185
Lease Expirations and Terminations	186
Purchase Options and Rights of First Refusal	190
Affiliated Leases	191
Insurance Considerations	192
Use Restrictions	194
Appraised Value	194
Non-Recourse Carveout Limitations	196
Real Estate and Other Tax Considerations	198
Delinquency Information	199
Certain Terms of the Mortgage Loans	199
Amortization of Principal	199
Due Dates; Mortgage Rates; Calculations of Interest	200
ARD Loan(s)	200
Future Advances	201
Prepayment Protections and Certain Involuntary Prepayments	201
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	205
Defeasance; Collateral Substitution	206
Partial Releases	206
Escrows	212
Mortgaged Property Accounts	213
Delaware Statutory Trusts	213
Exceptions to Underwriting Guidelines	213
Additional Indebtedness	214
General	214
Whole Loans	214
Mezzanine Indebtedness	215
Preferred Equity	217
Other Secured Indebtedness	218
Other Unsecured Indebtedness	218
The Whole Loans	219
General	219
The Serviced Pari Passu Whole Loans	227
The Non-Serviced Pari Passu Whole Loans	229
The Serviced AB Whole Loan	232
The Non-Serviced AB Whole Loans	240
Additional Information	302

Transaction Parties	302
The Sponsors and Mortgage Loan Sellers	302
German American Capital Corporation	302
JPMorgan Chase Bank, National Association	311
Goldman Sachs Mortgage Company	319
Citi Real Estate Funding Inc.	328
The Depositor	337
The Issuing Entity	337
The Trustee and the Certificate Administrator	338
The Master Servicer and Special Servicer	340
The Outside Special Servicer	343
The Operating Advisor and Asset Representations Reviewer	346
Credit Risk Retention	347
Qualifying CRE Loans	349
The VRR Interest	349
Material Terms of the VRR Interest	349
HRR Certificates	352
General	352
Retaining Third-Party Purchaser	352
Material Terms of the HRR Certificates	353
Determination of Amount of Required Horizontal Credit Risk Retention	353
Hedging, Transfer and Financing Restrictions	360
Operating Advisor	361
Representations and Warranties	361
Description of the Certificates	363
General	363
Distributions	366
Method, Timing and Amount	366
Available Funds	367
Priority of Distributions	370
Pass-Through Rates	373
Interest Distribution Amount	375
Principal Distribution Amount	376
Certain Calculations with Respect to Individual Mortgage Loans	377
Excess Interest	378
Application Priority of Mortgage Loan Collections or Whole Loan Collections	379
Allocation of Yield Maintenance Charges and Prepayment Premiums	381
Assumed Final Distribution Date; Rated Final Distribution Date	383
Prepayment Interest Shortfalls	384
Subordination; Allocation of Realized Losses	386
Reports to Certificateholders and the RR Interest Owner; Certain Available Information	388
Certificate Administrator Reports	388
Information Available Electronically	394
Voting Rights	399
Delivery, Form, Transfer and Denomination	400
Denomination	400
Book-Entry Registration	400
Definitive Certificates	403
Certificateholder Communication	403
Access to Certificateholders’ Names and Addresses	403
Requests to Communicate	403
List of Certificateholders	404
Description of the Mortgage Loan Purchase Agreements	404
General	404
Dispute Resolution Provisions	416
Asset Review Obligations	416
Pooling and Servicing Agreement	417
General	417
Assignment of the Mortgage Loans	418
Servicing Standard	418
Subservicing	420
Advances	420
P&I Advances	420
Servicing Advances	422
Nonrecoverable Advances	422
Recovery of Advances	423
Accounts	425
Withdrawals from the Collection Account	428
Servicing and Other Compensation and Payment of Expenses	430
General	430
Master Servicing Compensation	435
Special Servicing Compensation	437
Disclosable Special Servicer Fees	441
Certificate Administrator and Trustee Compensation	442
Operating Advisor Compensation	442
Asset Representations Reviewer Compensation	443
CREFC® Intellectual Property Royalty License Fee	444
Appraisal Reduction Amounts	444
Maintenance of Insurance	452
Modifications, Waivers and Amendments	455
Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions	457
Inspections	459
Collection of Operating Information	460
Special Servicing Transfer Event	460
Asset Status Report	462
Realization Upon Mortgage Loans	466
Sale of Defaulted Loans and REO Properties	468
The Directing Holder	471
General	471
Major Decisions	474
Asset Status Report	477
Replacement of the Special Servicer	478
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	478

Servicing Override	479
Rights of Holders of Companion Loans	480
Limitation on Liability of Directing Holder	480
The Operating Advisor	481
General	481
Duties of Operating Advisor at All Times	482
Annual Report	483
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	484
Recommendation of the Replacement of the Special Servicer	485
Eligibility of Operating Advisor	485
Other Obligations of Operating Advisor	486
Delegation of Operating Advisor’s Duties	486
Termination of the Operating Advisor With Cause	487
Rights Upon Operating Advisor Termination Event	488
Waiver of Operating Advisor Termination Event	488
Termination of the Operating Advisor Without Cause	488
Resignation of the Operating Advisor	489
Operating Advisor Compensation	489
The Asset Representations Reviewer	489
Asset Review	489
Eligibility of Asset Representations Reviewer	494
Other Obligations of Asset Representations Reviewer	495
Delegation of Asset Representations Reviewer’s Duties	495
Assignment of Asset Representations Reviewer’s Rights and Obligations	495
Asset Representations Reviewer Termination Events	496
Rights Upon Asset Representations Reviewer Termination Event	497
Termination of the Asset Representations Reviewer Without Cause	497
Resignation of Asset Representations Reviewer	497
Asset Representations Reviewer Compensation	498
Limitation on Liability of the Risk Retention Consultation Parties	498
Replacement of the Special Servicer Without Cause	498
Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	501
Termination of the Master Servicer and the Special Servicer for Cause	502
Servicer Termination Events	502
Rights Upon Servicer Termination Event	504
Waiver of Servicer Termination Event	506
Resignation of the Master Servicer and Special Servicer	506
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	507
Limitation on Liability; Indemnification	507
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	510
Dispute Resolution Provisions	510
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	510
Repurchase Request Delivered by a Party to the PSA	511
Resolution of a Repurchase Request	511
Mediation and Arbitration Provisions	514
Servicing of the Non-Serviced Mortgage Loans	515
General	515
Servicing of the Moffett Towers Buildings A, B & C Mortgage Loan	518
Servicing of the MGM Grand & Mandalay Bay Mortgage Loan	519
Servicing of the 1633 Broadway Mortgage Loan	519
Servicing of the Bellagio Hotel and Casino Mortgage Loan	520
Servicing of the Servicing Shift Mortgage Loans	520
Rating Agency Confirmations	520
Evidence as to Compliance	522
Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding	523
Termination; Retirement of Certificates	524
Amendment	525
Resignation and Removal of the Trustee and the Certificate Administrator	528
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	529
Certain Legal Aspects of Mortgage Loans	529
California	529
New York	530
Nevada	530
Texas	530
General	531
Types of Mortgage Instruments	531
Leases and Rents	532
Personalty	532
Foreclosure	532
General	532

Foreclosure Procedures Vary from State to State	533
Judicial Foreclosure	533
Equitable and Other Limitations on Enforceability of Certain Provisions	533
Nonjudicial Foreclosure/Power of Sale	533
Public Sale	534
Rights of Redemption	535
Anti-Deficiency Legislation	535
Leasehold Considerations	535
Cooperative Shares	536
Bankruptcy Laws	536
Environmental Considerations	542
General	542
Superlien Laws	542
CERCLA	542
Certain Other Federal and State Laws	542
Additional Considerations	543
Due-on-Sale and Due-on-Encumbrance Provisions	543
Subordinate Financing	544
Default Interest and Limitations on Prepayments	544
Applicability of Usury Laws	544
Americans with Disabilities Act	544
Servicemembers Civil Relief Act	545
Anti-Money Laundering, Economic Sanctions and Bribery	545
Potential Forfeiture of Assets	545
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	546
Pending Legal Proceedings Involving Transaction Parties	548
Use of Proceeds	548
Yield and Maturity Considerations	548
Yield Considerations	548
General	548
Rate and Timing of Principal Payments	548
Losses and Shortfalls	550
Certain Relevant Factors Affecting Loan Payments and Defaults	550
Delay in Payment of Distributions	551
Yield on the Certificates with Notional Amounts	552
Weighted Average Life	552
Pre-Tax Yield to Maturity Tables	558
Material Federal Income Tax Considerations	561
General	561
Qualification as a REMIC	562
Status of Offered Certificates	564
Taxation of Regular Interests	564
General	564
Original Issue Discount	564
Acquisition Premium	566
Market Discount	566
Premium	567
Election To Treat All Interest Under the Constant Yield Method	568
Treatment of Losses	568
Yield Maintenance Charges and Prepayment Provisions	569
Sale or Exchange of Regular Interests	569
Taxes That May Be Imposed on a REMIC	570
Prohibited Transactions	570
Contributions to a REMIC After the Startup Day	570
Net Income from Foreclosure Property	570
Bipartisan Budget Act of 2015	571
Taxation of Certain Foreign Investors	571
FATCA	572
Backup Withholding	572
Information Reporting	573
3.8% Medicare Tax on “Net Investment Income”	573
Reporting Requirements	573
Certain State and Local Tax Considerations	574
Method of Distribution (Conflicts of Interest)	574
Incorporation of Certain Information by Reference	576
Where You Can Find More Information	577
Financial Information	577
Certain ERISA Considerations	577
General	577
Plan Asset Regulations	578
Administrative Exemption	578
Insurance Company General Accounts	580
Legal Investment	581
Legal Matters	582
Ratings	582
Index of Defined Terms	584

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	GERMAN AMERICAN CAPITAL CORPORATION AND CITI REAL ESTATE FUNDING INC. MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-3	EXCEPTIONS TO CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E-1	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E-2	EXCEPTIONS TO JPMCB MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX F-1	GOLDMAN SACHS MORTGAGE COMPANY MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX F-2	EXCEPTIONS TO GSMC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX G	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE”.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

•	Summary of Certificates, which sets forth important statistical information relating to the certificates;

•	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

•	Risk Factors, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

•	the terms “depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation.

•	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

•	unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA OR THE UNITED KINGDOM

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “PROSPECTUS REGULATION”).

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”) OR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS REGULATION (“QUALIFIED INVESTOR”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA OR THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA OR IN THE UK MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OR THE UK WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OR IN THE UK OF THE OFFERED CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR, OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OR IN THE UK OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN RISK RETENTION AND DUE DILIGENCE REQUIREMENTS

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS OR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES IN A MANNER PRESCRIBED BY ARTICLE 6 OF EUROPEAN UNION REGULATION (EU) 2017/2402. IN ADDITION, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY INVESTOR FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY APPLICABLE REQUIREMENT UNDER SUCH REGULATION. FURTHERMORE, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENTS OF SUCH REGULATION. CONSEQUENTLY, THE CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS WHICH ARE SUBJECT TO ANY SUCH REQUIREMENTS.

EUROPEAN ECONOMIC AREA AND UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR IN THE EEA OR IN THE UK. FOR THE PURPOSES OF THIS PROVISION:

(i)    THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)   A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF MIFID II; OR

(B)   A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C)   NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS REGULATION; AND

(ii)    THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF

MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED

CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS.

W A R N I N G

IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO

DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

The JAPANESE Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR RULE”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “JAPANESE RETENTION REQUIREMENT”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this Prospectus has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this prospectus would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. The depositor’s principal offices are located at 60 Wall Street, New York, New York 10005, and its telephone number is (212) 250-2500. See “Transaction Parties—The Depositor”.

Issuing Entity	Benchmark 2020-B18 Mortgage Trust, a New York common law trust. The issuing entity will be established on the closing date pursuant to the pooling and servicing agreement that will be entered into between certain parties to this securitization transaction. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

●	German American Capital Corporation, a Maryland corporation;

●	JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America;

●	Goldman Sachs Mortgage Company, a New York limited partnership; and

●	Citi Real Estate Funding Inc., a New York corporation.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated, co-originated or acquired (or, on or prior to the closing date, will acquire) and will transfer to the depositor the mortgage loans set forth in the following chart:

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMorgan Chase Bank, National Association	9	$238,608,108	25.5%
Goldman Sachs Mortgage Company	4	227,700,000	24.4
German American Capital Corporation	6	161,500,000	17.3
Citi Real Estate Funding Inc.	15	140,805,000	15.1
Citi Real Estate Funding Inc./German American Capital Corporation(2)	1	65,000,000	7.0
German American Capital Corporation/JPMorgan Chase Bank, National Association(3)	1	62,850,000	6.7
JPMorgan Chase Bank, National Association/Citi Real Estate Funding Inc.(4)	1	38,000,000	4.1
Total	37	$934,463,108	100.0%

(1)	Each mortgage loan was originated by its respective mortgage loan seller or its affiliate, except those certain mortgage loans that were originated by an unaffiliated third-party or are part of larger whole loan structures that were co-originated by the applicable mortgage loan seller or its affiliate with one or more other lenders. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans” for additional information.

(2)	The MGM Grand & Mandalay Bay mortgage loan (7.0%) is part of a whole loan as to which separate notes are being sold by Citi Real Estate Funding Inc. (“CREFI”) and German American Capital Corporation (“GACC”). The MGM Grand & Mandalay Bay whole loan was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Société Générale Financial Corporation. The MGM Grand & Mandalay Bay mortgage loan is evidenced by two (2) promissory notes: (i) note A-13-1 with an outstanding principal balance of $43,333,333 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller; and (ii) note A-15-1, with an outstanding principal balance of $21,666,667 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller.

(3)	The 1633 Broadway mortgage loan (6.7%) is part of a whole loan as to which separate notes are being sold by GACC and JPMorgan Chase Bank, National Association (“JPMCB”). The 1633 Broadway whole loan was co-originated by DBR Investments Co. Limited, Wells Fargo Bank, National Association, JPMCB and Goldman Sachs Bank USA. The 1633 Broadway mortgage loan is evidenced by two (2) promissory notes: (i) note A-2-C-6, with an outstanding principal balance of $35,000,000 as of the cut-off date, as to which GACC is acting as mortgage loan seller; and (ii) note A-3-C-1-A, with an outstanding principal balance of $27,850,000 as of the cut-off date, as to which JPMCB is acting as mortgage loan seller.

(4)	The 420 Taylor Street mortgage loan (4.1%) is part of a whole loan which was co-originated by JPMCB and CREFI, and as to which separate notes are being sold by JPMCB and CREFI. The 420 Taylor Street mortgage loan is evidenced by two (2) promissory notes: (i) note A-2, with an outstanding principal balance of $21,590,909 as of the cut-off date, as to which JPMCB is acting as mortgage loan seller, and (ii) note A-4, with an outstanding principal balance of $16,409,091 as of the cut-off date, as to which CREFI is acting as mortgage loan seller.

In addition, JPMCB will transfer to the depositor the Agellan Portfolio trust subordinate companion loan, which will be an asset of the issuing entity but will not be included in the mortgage pool.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the master servicer and will be responsible for the master servicing and administration of the serviced mortgage loans and any related serviced companion loans pursuant to the pooling and servicing agreement. The principal commercial mortgage master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer and Special Servicer” and “Pooling and Servicing Agreement”.

Prior to the related servicing shift securitization date, a servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, a servicing shift whole loan will be serviced under, and by the master servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the special servicer with respect to the serviced mortgage loans (other than any applicable excluded special servicer loan) and any related serviced companion loans. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such serviced mortgage loans and any related serviced companion loans as to which a special servicing transfer event (such as a default or an imminent default) is continuing and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions and special servicer non-major decisions and other transactions and performing certain enforcement actions relating to such serviced mortgage loans and any related serviced companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement. The principal servicing office of the special servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer and Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any serviced mortgage loan and any related serviced companion loan (referred to as an “excluded special servicer loan”), if any, the special servicer will be required to resign as special servicer of that excluded special servicer loan. See “Pooling and Servicing Agreement—

Termination of the Master Servicer and the Special Servicer for Cause”.

Midland Loan Services, a Division of PNC Bank, National Association is expected to be appointed as the special servicer by Eightfold Real Estate Capital Fund V, L.P., or its affiliate, which, on the closing date is expected to be the initial directing holder. It is anticipated that on the closing date Eightfold Real Estate Capital Fund V, L.P. or its affiliate, will purchase each of the Class X-F, Class F, Class G-RR, Class H-RR and Class S certificates (and may purchase certain other classes of certificates) and, on the closing date, is expected to be the initial directing holder with respect to each serviced mortgage loan (other than any serviced AB mortgage loan, any servicing shift mortgage loan or any excluded loans) and any related serviced companion loans. See “Pooling and Servicing Agreement—The Directing Holder”.

Midland Loan Services, a Division of PNC Bank, National Association, or its affiliate, assisted Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

Prior to the related servicing shift securitization date, a servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, a servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Outside Special Servicer	Situs Holdings, LLC, a Delaware limited liability company, is the special servicer with respect to certain of the mortgage loans and any related companion loans as set forth in the table entitled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. The principal special servicing office of Situs Holdings, LLC is located at 101 Montgomery Street, Suite 2250, San Francisco, California 94104. See “Transaction Parties—The Outside Special Servicer”.

Trustee	Wells Fargo Bank, National Association, a national banking association, will be the trustee. The corporate trust office of Wells Fargo Bank, National Association, in its capacity as trustee, is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related serviced companion loans. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to a servicing shift mortgage loan will be the trustee under the pooling and servicing agreement. From and after the related servicing shift securitization date, the mortgagee of record with respect to a servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will be certificate administrator. The certificate administrator will also be required to act as custodian, 17g-5 information provider, certificate registrar and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association, in its capacity as certificate administrator, are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, Wells Fargo Bank, NA, 600 South 4th Street, 7th Floor MAC N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to a servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the related mortgage file (other than the promissory note evidencing such servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer and, in certain circumstances may recommend to the certificateholders and the RR interest owner that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will also be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Holder	The directing holder will have certain consent and consultation rights in certain circumstances with respect to the serviced mortgage loans (other than any excluded loans) and any related serviced companion loans, as further described in this prospectus. The directing holder (other than with respect to any servicing shift mortgage loan and any serviced AB whole loan) will generally be the controlling class certificateholder (or its representative, the “trust directing holder”) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). See “Pooling and Servicing Agreement—The Directing Holder”. However, in certain circumstances there may be no directing holder even if there is a controlling class, and in other circumstances there will be no controlling class.

With respect to the directing holder, an “excluded loan” is a mortgage loan, trust subordinate companion loan or whole loan with respect to which the directing holder or the holder of the majority of the controlling class certificates (or, with respect to the Agellan Portfolio whole loan other than during the continuance of an Agellan Portfolio control appraisal period, the Agellan Portfolio controlling class representative or the holder of the majority of the Agellan Portfolio controlling class) (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be the most subordinate class of the Class F, Class G-RR and Class H-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing holder.

It is anticipated that on the closing date Eightfold Real Estate Capital Fund V, L.P., or its affiliate, will purchase each of the Class X-F, Class F, Class G-RR, Class H-RR and Class S certificates (and may purchase certain other classes of certificates) and, on the closing date, is expected to be the initial directing holder with respect to each serviced mortgage loan (other than any serviced AB mortgage loan, any servicing shift mortgage loan or any excluded loans) and any related serviced companion loans.

With respect to the Agellan Portfolio whole loan, for so long as no Agellan Portfolio control appraisal period is continuing with respect to the Agellan Portfolio whole loan, as described under “Pooling and Servicing Agreement—The Directing Holder”, the directing holder for the Agellan Portfolio whole loan will be the Agellan Portfolio controlling class certificateholder (or its representative) selected by a majority of the Agellan Portfolio controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). The Agellan Portfolio controlling class will be the most subordinate class of the loan-specific principal balance certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuation of a Agellan Portfolio control appraisal period with respect to the Agellan Portfolio whole loan, the loan-specific principal balance certificates will no longer be permitted to exercise control or consultation rights under the related co-lender agreement, the controlling class certificateholder (or its representative) will be the directing holder for the Agellan Portfolio whole loan and will generally have the same consent and consultation rights with respect to the related whole loan as it does for the other mortgage loans in the mortgage pool. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Agellan Portfolio Whole Loan”.

It is anticipated that the initial directing holder with respect to the Agellan Portfolio whole loan will be FIAM LLC, acting in its capacity as investment manager for one or more of its clients, or one of its affiliates.

With respect to any servicing shift whole loan, the holder of the related controlling companion loan will be the related controlling noteholder, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan under the related intercreditor agreement. From and after the related servicing shift securitization date, the controlling noteholder of such servicing shift whole loan is expected to be the directing holder (or equivalent party) under the related servicing shift pooling and servicing agreement and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan, which are substantially similar to, but not necessarily identical to, those of the trust directing holder related to this securitization transaction. The trust directing holder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Risk Retention
Consultation Party	The “risk retention consultation parties” will be (i) a party selected by Deutsche Bank AG, New York Branch, (ii) a party selected by Citi Real Estate Funding Inc. (iii) a party selected by

JPMorgan Chase Bank, National Association and (iv) a party selected by Goldman Sachs Bank USA, in each case, as an owner of the VRR Interest. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any serviced mortgage loan (other than any servicing shift mortgage loan or any excluded loans) and any related serviced companion loans that is a specially serviced loan, and (ii) during the continuance of a consultation termination event, with respect to any serviced mortgage loan (other than any servicing shift mortgage loan or any excluded loans) and any related serviced companion, as further described in this prospectus. For the avoidance of doubt, none of the risk retention consultation parties will have any consultation rights with respect to any applicable excluded loan. Deutsche Bank AG, New York Branch, JPMorgan Chase Bank, National Association, Citi Real Estate Funding Inc. and Goldman Sachs Mortgage Company (or affiliates thereof) are expected to be appointed as the initial risk retention consultation parties.

In addition, a party selected by JPMCB, as holder of the AGN-VRR interest will be the “risk retention consultation party” with respect to the Agellan Portfolio whole loan and such party will have, prior to a Agellan Portfolio control appraisal period, the same non-binding consultation rights as described above solely with respect to the related Agellan Portfolio whole loan.

With respect to any risk retention consultation party, an “excluded loan” is a mortgage loan, trust subordinate companion loan or whole loan with respect to which such risk retention consultation party or the person entitled to appoint such risk retention consultation party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Non-Serviced Mortgage Loan
Related Parties	With respect to each non-serviced mortgage loan, the entities acting or expected to act as of the date of this prospectus as master servicer, special servicer, trustee, custodian, directing holder (or equivalent party), operating advisor and asset representations reviewer (or, in each case, in similar capacities) are identified in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below in connection with the related securitization transactions. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Holders of the Loan-Specific
Certificates	The Agellan Portfolio mortgage loan (8.0%), has a trust subordinate companion loan (a subordinate interest in the related whole loan) which will also be held by the issuing entity. The loan-specific certificates will be backed solely by the trust subordinate companion loan, and any expenses or losses incurred in respect to the other mortgage loans will not be borne by the holders of the loan-specific certificates.

Initially, and for so long as no Agellan Portfolio control appraisal period is continuing as described under “Pooling and Servicing Agreement—The Directing Holder”, the Agellan Portfolio controlling class certificateholder (or its representative) selected by a majority of the Agellan Portfolio controlling class certificateholders will be entitled to exercise certain of the rights of the holder of the trust subordinate companion loan under the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Agellan Portfolio Whole Loan”.

Certain Affiliations	The originators, the sponsors, the underwriters and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in July 2020 (or, in the case of any mortgage loan that has its first due date after July 2020, the date that would have been its due date in July 2020 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan.

Closing Date	On or about July 31, 2020.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in August 2020.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Interest Accrual Period	Interest will accrue on the offered certificates during the calendar month immediately preceding the related distribution date. Interest will be calculated on the offered certificates based on a 360-day year consisting of 30-day months, or a “30/360 basis”.

Collection Period	For any mortgage loan or trust subordinate companion loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan or trust subordinate companion loan, as applicable, in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan or trust subordinate companion loan, as applicable, occurring in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans, or trust subordinate companion loan, as applicable, relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date;
Rated Final Distribution Date	Each class of offered certificates will have the assumed final distribution dates set forth below and have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class A-1	February 2025
Class A-3	October 2026
Class A-SB	December 2029
Class A-4	December 2029 – February 2030(1)
Class A-5	July 2030(2)
Class X-A	July 2030
Class A-M	July 2030
Class B	July 2030
Class C	July 2030

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4 certificates ranging from $75,000,000 to $119,000,000.

(2)	The Assumed Final Distribution Date is based on the initial certificate balance of the Class A-5 certificates ranging from $260,095,000 to $304,095,000.

The rated final distribution date for each class of offered certificates will be the distribution date in July 2053.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed pursuant to the pooling and servicing agreement.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below(1):

(1)       In addition, JPMorgan Chase Bank, National Association will sell the trust subordinate companion loan to the depositor, which will in turn deposit the trust subordinate companion loan into the issuing entity. Although the trust subordinate companion loan will be an asset of the issuing entity, amounts distributable to the trust subordinate companion loan pursuant to its related co-lender agreement will be payable only to the loan-specific certificates and therefore support only such loan-specific certificates.

The foregoing illustration does not take into account the sale of any non-offered pooled certificates or the VRR Interest.

Offered Certificates

General	We are offering the following classes of Benchmark 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2020-B18 set forth below (referred to as the “offered certificates”):

●	Class A-1

●	Class A-3

●	Class A-SB

●	Class A-4

●	Class A-5

●	Class X-A

●	Class A-M

●	Class B

●	Class C

The certificates will consist of (i) the offered certificates, (ii) each class of non-offered pooled certificates, which consists of the Class A-2, Class X-B, Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class S and Class R Certificates (the “non-offered pooled certificates”), (iii) the Class RR certificates, and (iv) the Class AGN-X, Class AGN-D, Class AGN-E, Class AGN-F and Class AGN-G certificates (collectively, the “loan-specific certificates” or the “non-offered loan-specific certificates”). In addition, neither the RR interest nor the AGN-VRR interest is being offered by this prospectus. The offered certificates and the non-offered pooled certificates (other than the Class R certificates) are collectively referred to as the “non-VRR certificates”, and the Class RR certificates and the RR interest are collectively referred to as the “VRR Interest”. The offered certificates and the non-offered pooled certificates (other than the Class R certificates) are collectively referred to as the “pooled certificates”. The Class G-RR and Class H-RR certificates are collectively referred to as the “HRR certificates”.

The Agellan Portfolio mortgage loan will be pooled together with the other mortgage loans (collectively referred to in this prospectus as the “mortgage pool”) and interest and principal received in respect of such mortgage loans will be available to make distributions in respect of the pooled certificates and the VRR Interest. The trust subordinate companion loan will be an asset of the issuing entity but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the trust subordinate companion loan will only be available to make distributions in respect of the loan-specific certificates and the AGN-VRR interest.

Certificate Balances and
Notional Amounts	Each class of offered certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Initial Certificate Balance or Notional Amount
Class A-1	$7,467,000
Class A-3	$67,056,000
Class A-SB(1)	$8,738,000
Class A-4	(2)
Class A-5	(2)
Class X-A(3)	$732,914,000
Class A-M	$106,300,000
Class B	$33,569,000
Class C	$34,687,000

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus.

(2)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. The initial certificate balance of the Class A-4 certificates will be between $75,000,000 and $119,000,000, and the initial certificate balance of the Class A-5 certificates will be between $260,095,000 and $304,095,000.

(3)	The notional amount of the Class X-A certificates is subject to change depending upon the final pricing of the principal balance certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the WAC rate, the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the Class X-A certificates (or, if as a result of such pricing the pass-through rate of the Class X-A certificates is equal to zero, such Class X-A certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of the Class X-A certificates is less than the WAC rate, such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of the Class X-A certificates.

Pass-Through Rates

A. Offered Certificates	Each class of offered certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate for each class of offered certificates is set forth below:

Class A-1	%(1)
Class A-3	%(1)
Class A-SB	%(1)
Class A-4	%(1)
Class A-5	%(1)
Class X-A	%(2)
Class A-M	%(1)
Class B	%(1)
Class C	%(1)

(1)	The pass-through rates for the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B and Class C certificates, in each case, will be one of (i) a fixed per annum rate, (ii) the WAC rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC rate, or (iv) the WAC rate, less a specified rate.

(2)	The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the WAC rate, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date.

See “Description of the Certificates—Distributions—Pass-Through Rates”.

B. Interest Rate Calculation
Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 30/360 basis.

For purposes of calculating the pass-through rates on each class of Class X certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year (“actual/360 basis”), will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and
“—Interest Distribution Amount”.

C. Servicing and
Administration Fees	The master servicer and the special servicer will be entitled to a master servicing fee and a special servicing fee, respectively, from the payments on each mortgage loan (other than a non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the stated principal amount of each mortgage loan and any related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.001875% to 0.10125%.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the stated principal amount of each serviced mortgage loan and any related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to 0.25% per annum. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The workout fee will generally be payable with respect to each specially serviced loan and any related serviced companion loans which has become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the commercially reasonable judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or serviced whole loan, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal (or, if such rate would result in an aggregate workout fee of less than $25,000, then such higher rate as would result in an aggregate workout fee equal to $25,000) and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan (and any related serviced companion loans) and any related REO property, each mortgage loan repurchased by a mortgage loan seller or other applicable party or that is subject to a loss of value payment or each defaulted mortgage loan that is a non-serviced mortgage loan sold by the special servicer, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, loan purchaser or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each mortgage loan (and any related serviced companion loans) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the liquidation fee rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each serviced mortgage loan and any related serviced companion loans will be subject to an aggregate cap per serviced mortgage loan and any related serviced companion loans of $1,000,000 as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

Any primary servicing fees or sub-servicing fees with respect to each serviced mortgage loan and any related serviced companion loan will be paid by the master servicer out of the fees described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the stated principal amount of each serviced mortgage loan, REO loan and trust subordinate companion loan at a per annum rate equal to 0.00851%. The trustee fee will be payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the stated principal amount of each mortgage loan and REO loan (including non-serviced mortgage loans but excluding any companion loans) at a per annum rate equal to 0.00196%.

The asset representations reviewer will be entitled to a reasonable hourly fee (to be paid by the applicable mortgage loan seller except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of

Expenses”) upon the completion of the review it conducts with respect to certain delinquent mortgage loans, which will be subject to a cap as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement will be generally payable prior to any distributions to certificateholders and the RR interest owner.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the stated principal amount of each mortgage loan, the trust subordinate companion loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders and the RR interest owner.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the RR interest owner. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the following table, the related master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee (which includes any sub-servicing fee) at a rate equal to a per annum rate set forth in the following table, and the related special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Non-Serviced Loan	Primary Servicer Fee and Sub-Servicing Fee Rate(2)	Special Servicer Fee(2)(3)
Moffett Towers Buildings A, B & C	0.00125%	0.12500%
BX Industrial Portfolio	0.00125%	0.25000%
MGM Grand & Mandalay Bay	0.000625%	0.25000%
1633 Broadway	0.00125%	0.12500%
711 Fifth Avenue	0.00125%	0.25000%
Chase Center Tower I	0.00125%	0.25000%
Chase Center Tower II	0.00125%	0.25000%
Apollo Education Group HQ Campus	0.00125%	0.25000%
Bellagio Hotel and Casino	0.00125%	0.25000%
Southcenter Mall	0.00250%	0.25000%
Kings Plaza	0.00125%	0.25000%

(1)	Does not reflect the 420 Taylor Street mortgage loan, which may become a servicing shift mortgage loan as further described in “Description of the Mortgage Pool—The Whole Loans”. With respect to any servicing shift mortgage loan (other than the 420 Taylor Street whole loan), after the securitization of the related controlling pari passu companion loan, such mortgage loan will be a non-serviced mortgage loan, or with respect to the 420 Taylor Street whole loan in the event that greater than $38,000,000 aggregate principal balance of the related pari passu companion loans are included together in a future securitization, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

(2)	The fees related to the whole loans listed in the above chart relate to securitization transactions that have either closed or are expected to close on or prior to the closing date, and, in certain instances are based on publicly available information.

(3)	In the case of certain mortgage loans, the Special Servicing Fee Rate will be subject to a cap or floor amount.

Distributions

A. Allocation Between VRR
Interest and Non-VRR
Certificates	The aggregate amount available for distribution to holders of the non-VRR certificates and the owners of the VRR Interest on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period (other than any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date), net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the owners of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the non-VRR certificates, on the other hand. On each distribution date, the portion of such pooled aggregate available funds allocable to: (a) the VRR Interest will be the product of such pooled aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the aggregate initial interest balance of the VRR Interest, and the denominator of which is the sum of the aggregate initial certificate balance of all of the classes of pooled principal balance certificates and the aggregate initial interest balance of the VRR Interest; and (b) the non-VRR certificates will at all times be the product of such pooled aggregate available funds multiplied by the difference between 100% and the percentage referenced in clause (a). With respect to each of the VRR Interest and the non-VRR certificates, the percentage referred to in the preceding sentence is referred to in this prospectus as their respective “percentage allocation entitlement”.

B. Amount and Order of
Distributions	On each distribution date, funds available for distribution to the holders of the non-VRR certificates (other than the Class S certificates) (exclusive of any portion thereof that represents the related percentage allocation entitlement of any yield maintenance charges and prepayment premiums) and the Class R certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in reduction of the certificate balances of those classes, in the following priority:

First, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to the planned principal balance for the related distribution date set forth in Annex G;

Second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero;

Third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero;

Fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero;

Fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero;

Sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero; and

Seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero.

However, if the certificate balances of each class of pooled principal balance certificates, other than the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB planned principal balance;

Third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes;

Fourth, to the Class A-M certificates, as follows: (a) to interest on the Class A-M certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-M certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Fifth, to the Class B certificates, as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Sixth, to the Class C certificates, as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Seventh, to the non-offered pooled certificates (other than the Class A-2, Class X-B, Class X-D, Class X-F, Class S and Class R certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

The holders of the loan-specific certificates and the owner of the AGN-VRR interest will only be entitled to distributions from amounts paid or advanced on and allocated to the trust subordinate companion loan in accordance with the co-lender agreement relating to the Agellan Portfolio whole loan and no class of pooled certificates or the VRR Interest will be entitled to distributions paid or advanced on and allocable to the trust subordinate companion loan.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal
Entitlements	A description of the interest entitlement of each class of non-VRR certificates (other than the Class R and Class S certificates), and the VRR Interest, can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. A description of the interest entitlements of the VRR Interest can be found in “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of pooled principal balance certificates and the VRR Interest can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—The VRR Interest”.

D. Yield Maintenance Charges,
Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the owners of the VRR Interest, on the one hand, and to the holders of certain of the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Yield maintenance charges received in respect of the trust subordinate companion loan will be distributed to the loan-specific certificates and the AGN-VRR interest and will not be allocated to the pooled certificates or the VRR interest.

E. Subordination, Allocation of
Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-VRR certificates. On any distribution date, the aggregate amount available for distributions on the non-VRR certificates and the VRR Interest will be allocated between the VRR Interest and the non-VRR certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D and Class X-F certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D and Class X-F certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated between the VRR Interest and non-VRR certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain non-VRR certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class X-A, Class X-B, Class X-D and Class X-F certificates are interest-only certificates and the Class A-2, Class X-B, Class X-D and Class X-F certificates are not offered by this prospectus.

**	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

***	Other than the Class A-2, Class X-B, Class X-D and Class X-F, Class S and Class R certificates. None of the loan-specific certificates or the AGN-VRR interest will be subordinate to any class of pooled certificates or the VRR interest, except to the extent of the subordination of the trust subordinate companion loan to the Agellan Portfolio mortgage loan as and to the extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Agellan Portfolio Whole Loan”.

The VRR percentage and the non-VRR percentage are subject to change as described in “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”.

Credit enhancement will be provided solely by certain classes of subordinate pooled principal balance certificates that will be subordinate to certain classes of senior pooled principal balance certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of owners of the VRR Interest will be pro rata and pari passu with the right to payment of holders of the non-VRR certificates (as a collective whole), and, as described above, any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the non-VRR certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of non-VRR certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F or Class S certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the VRR Interest will reduce the VRR Interest balance. Principal losses and principal payments, if any, on the trust subordinate companion loan allocated to a class of loan-specific principal balance certificates will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates.

The notional amount of each class of Class X certificates is subject to change depending upon the final pricing of the principal balance certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the WAC rate, the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of such class of Class X certificates (or, if as a result of such pricing the pass-through rate of such class of Class X certificates is equal to zero, such class of Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of such class of Class X certificates is less than the WAC rate, such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of such class of Class X certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The VRR Interest—Allocation of VRR Realized Losses” for more detailed information regarding the subordination provisions applicable to the pooled certificates and the VRR Interest and the allocation of losses to the pooled certificates and the VRR Interest.

F. Shortfalls in Available Funds	The following types of shortfalls will reduce the pooled aggregate available funds and will correspondingly reduce the amount allocated to the VRR Interest and the non-VRR certificates. The reduction in amounts available for distribution to the non-VRR certificates will reduce distributions to the classes of non-VRR certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the VRR Interest, on the one hand, and the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-VRR certificates (other than the Class S certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

With respect to a whole loan that is comprised of a mortgage loan, one or more subordinate companion loans and, in some cases, one or more pari passu companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related subordinate companion loan(s), and then, result in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the pooled certificates as described above. See “Description of the Mortgage Pool—The Whole Loans” and “Yield and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated to the holders of the Class S certificates and the VRR Interest owners on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer will be required to advance a delinquent periodic payment on each mortgage loan and the trust subordinate companion loan (unless the master servicer or the special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s or trust subordinate companion loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan or trust subordinate companion loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the regular monthly fees payable to the certificate administrator, the trustee, the operating advisor and the CREFC® license fee

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

None of the master servicer, special servicer or trustee will make, or be permitted to make, any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related intercreditor agreement.

See “Pooling and Servicing Agreement—Advances”.

B. Servicing Advances	The master servicer may be required to make advances with respect to serviced mortgage loans and any related serviced companion loans to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the priority of the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any servicing advances but may in the special servicer’s discretion make such an advance on an urgent or emergency basis.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer and/or the special servicer (and the trustee, as applicable) under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the RR interest. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan or trust subordinate companion loan, as applicable, until the related due date has passed and any grace period for late payments applicable to the mortgage loan or the trust subordinate companion loan, as applicable, has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on servicing advances made in respect of the related non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 37 fixed rate commercial mortgage loans and the trust subordinate companion loan, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee simple and/or leasehold estate of the related borrower(s) in 154 commercial and/or multifamily properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates and the AGN-VRR interest. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $934,463,108.

The principal balance of the trust subordinate companion loan as of the cut-off date will be approximately $172,000,000.

In this prospectus, unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 37 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the following table is part of a larger whole loan, each of which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and (iii) in the case of 8 of the mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan”). Each of the pari passu companion loans and the subordinate companion loans are referred to in this prospectus as a “companion loan”. The companion loans, together with their related mortgage loan, are each referred to in this prospectus as a “whole loan”. With respect to the Agellan Portfolio whole loan set forth below, there is one subordinate companion loan identified as note B, and JPMorgan Chase Bank, National Association will transfer such note B (referred to in this prospectus as the “trust subordinate companion loan”) to the depositor.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(2)(4)	Mortgage Loan Underwritten NCF DSCR(1)(4)(6)	Mortgage Loan Underwritten NOI Debt Yield(1)(4)(6)	Whole Loan LTV Ratio(2)(3)(4)	Whole Loan Underwritten NCF DSCR(3)(4)	Whole Loan Underwritten NOI Debt Yield(3)(4)
Agellan Portfolio	$75,000,000	8.0%	$156,000,000	$172,000,000	41.9%	3.04x	15.7%	73.1%	1.78x	9.0%
Moffett Towers Buildings A, B & C	$75,000,000	8.0%	$368,000,000	$327,000,000	38.7%	3.63x	13.1%	67.2%	2.09x	7.5%
BX Industrial Portfolio(5)	$70,000,000	7.5%	$310,682,660	$268,744,955	39.6%	3.57x	12.8%	67.6%	2.09x	7.5%
MGM Grand & Mandalay Bay	$65,000,000	7.0%	$1,569,200,000	$1,365,800,000	35.5%	4.95x(6)	17.9%(6)	65.2%	2.70x(6)	9.7%(6)
1633 Broadway	$62,850,000	6.7%	$938,150,000	$249,000,000	41.7%	3.84x	11.9%	52.1%	3.08x	9.5%
711 Fifth Avenue	$45,000,000	4.8%	$500,000,000	N/A	54.5%	2.90x	9.4%	54.5%	2.90x	9.4%
280 North Bernardo	$40,000,000	4.3%	$31,000,000	N/A	59.2%	2.27x	9.3%	59.2%	2.27x	9.3%
420 Taylor Street	$38,000,000	4.1%	$50,000,000	N/A	61.3%	1.67x(7)	9.4%	61.3%	1.67x(7)	9.4%
Chase Center Tower I	$18,213,750	1.9%	$127,496,250	$178,090,000	31.3%	3.87x	13.9%	69.5%	1.36x	6.2%
Chase Center Tower II	$15,536,250	1.7%	$108,753,750	$151,910,000	31.3%	3.87x	13.9%	69.5%	1.36x	6.2%
3000 Post Oak	$35,000,000	3.7%	$45,000,000	N/A	55.6%	2.19x	12.0%	55.6%	2.19x	12.0%
Brass Professional Center	$32,700,000	3.5%	$25,000,000	N/A	72.9%	1.31x(7)	9.2%	72.9%	1.31x(7)	9.2%
Apollo Education Group HQ Campus	$26,500,000	2.8%	$65,000,000	N/A	47.2%	4.15x	14.9%	47.2%	4.15x	14.9%
Bellagio Hotel and Casino	$21,250,000	2.3%	$1,654,950,000	$1,333,800,000	39.3%	8.42x	28.3%	70.7%	4.06x	15.7%
Southcenter Mall	$20,000,000	2.1%	$198,000,000	N/A	22.2%	6.53x	19.6%	22.2%	6.53x	19.6%
Kings Plaza	$14,108,108	1.5%	$472,891,892	N/A	54.1%	3.07x	10.7%	54.1%	3.07x	10.7%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan, but excluding any related subordinate companion loans and any related mezzanine debt.

(2)	Calculated based on the value other than the “as-is” appraised value with respect to each of the Moffett Towers Buildings A, B & C whole loan, the MGM Grand & Mandalay Bay whole loan, the 280 North Bernardo whole loan, the 420 Taylor Street whole loan, the Chase Center Tower I whole loan and the Chase Center Tower II whole loan and the Bellagio Hotel and Casino whole loan. See “Description of the Mortgage Pool—Appraised Value” for more information.

(3)	Calculated based on the balance of or debt service on, as applicable, the related whole loan (including any related subordinate companion loans), but excluding any related mezzanine debt.

(4)	The Chase Center Tower I mortgage loan and the Chase Center Tower II mortgage loan are cross-collateralized and cross-defaulted with each other. Accordingly, these calculations are based on the Chase Center Tower I mortgage loan and the Chase Center Tower II mortgage loan in the aggregate.

(5)	The BX Industrial Portfolio mortgage loan is part of a whole loan with an aggregate principal balance as of the cut-off date of approximately $649,427,615 that is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio floating rate loan”) with an aggregate principal balance as of the cut-off date of approximately $99,427,615, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio fixed rate loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio senior fixed rate loan”), with an aggregate principal balance as of the cut-off date of $322,400,000, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio subordinate fixed rate loan”), with an aggregate principal balance as of the cut-off date of $227,600,000. The BX Industrial Portfolio senior fixed rate loan is senior to the BX Industrial Portfolio subordinate fixed rate loan and the BX Industrial Portfolio mortgage loan is comprised of a portion of the BX Industrial Portfolio senior fixed rate loan. The interest rate on the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.000%) plus a spread of 1.450%. The BX Industrial Portfolio fixed rate loan and BX Industrial Portfolio floating rate loan are pari passu, provided that voluntary prepayments are applied first to the BX Industrial Portfolio floating rate loan. For purposes of the Whole Loan Underwritten NCF DSCR for the BX lndustrial Portfolio whole loan, LIBOR was assumed to be 0.500%. The BX Industrial Portfolio Whole Loan Underwritten NCF DSCR, based on a LIBOR cap of 4.000% for the BX Industrial Portfolio floating rate loan, is 1.80x.

(6)	Calculated based on the annual rent due under the related master lease.

(7)	Calculated based on the related amortizing payment due before or after the related interest only period, as applicable.

The Agellan Portfolio, 420 Taylor Street, 280 North Bernardo, Brass Professional Center and 3000 Post Oak whole loans will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, the related companion loans are referred to in this prospectus as “serviced companion loans” and any related pari passu companion loan is referred to in this prospectus as a “serviced pari passu companion loan”.

In addition, the Agellan Portfolio mortgage loan is referred to as a “serviced AB mortgage loan”, and the Agellan Portfolio whole loan is referred to as a “serviced AB whole loan”.

The 420 Taylor Street whole loan is expected to become a “servicing shift whole loan” if greater than $38,000,000 aggregate principal balance of the related pari passu companion loans are included together in a future securitization. A “servicing shift whole loan”, will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift securitization date”), it is anticipated that a servicing shift whole loan will be serviced under, and by the master servicer designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the related servicing shift securitization date, a servicing shift whole loan will be a “serviced whole loan”. On and after the related servicing shift securitization date, a servicing shift whole loan will be a “non-serviced whole loan”. If the 420 Taylor Street whole loan does not become a servicing shift whole loan, such whole loan will remain a serviced whole loan.

Each mortgage loan identified in the following table will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement or trust and servicing agreement, as applicable, identified in the following table relating to the securitization of a related companion loan and is, together with the related companion loan(s), referred to in this prospectus as a “non-serviced whole loan”. Each related mortgage loan is referred to as a “non-serviced mortgage loan” and each of the related companion loans are referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Loan Name	Transaction/ Pooling and Servicing Agreement(2)	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Initial Directing Party(3)	Operating Advisor	Asset Representations Reviewer
Moffett Towers Buildings A, B & C	MOFT 2020-ABC	8.0%	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Angelo, Gordon & Co., L.P.(4)	N/A	N/A
BX Industrial Portfolio	Benchmark 2020-IG3	7.5%	Midland Loan Services, a Division of PNC Bank, National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	PCSD BX Industrial Mezz Private Limited(5)	N/A	N/A
MGM Grand & Mandalay Bay	BX 2020-VIVA	7.0%	KeyBank National Association	Situs Holdings, LLC	Wilmington Trust, National Association	Citibank, N.A.	CF LV SASB Holdings LLC(6)	N/A	N/A
1633 Broadway	BWAY 2019-1633	6.7%	KeyBank National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	CPPIB Credit Structured North America III, Inc.(7)	Pentalpha Surveillance LLC	N/A
711 Fifth Avenue	GSMS 2020-GC47	4.8%	Wells Fargo Bank, National Association	KeyBank National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	LD II Holdco X, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Apollo Education Group HQ Campus	Benchmark 2020-B17	2.8%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	KKR CMBS II Aggregator Type 1 L.P.	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Bellagio Hotel and Casino	BX 2019-OC11	2.3%	KeyBank National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	N/A
Southcenter Mall	GSMS 2020-GC45	2.1%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	KKR Real Estate Credit Opportunity Partners II L.P.	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Chase Center Tower I	Benchmark 2020-IG2	1.9%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Security Benefit Life Insurance Company(8)	N/A	N/A
Chase Center Tower II	Benchmark 2020-IG2	1.7%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Security Benefit Life Insurance Company(8)	N/A	N/A
Kings Plaza	Benchmark 2020-B17	1.5%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	KKR CMBS II Aggregator Type 1 L.P.	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC

(1)	Does not reflect the 420 Taylor Street whole loan, which is expected to become a servicing shift whole loan if greater than $38,000,000 aggregate principal balance of the related pari passu companion loans are included together in a future securitization. With respect to any servicing shift mortgage loan, on and after the related servicing shift securitization date, such servicing shift mortgage loan will be a non-serviced mortgage loan and the related whole loan will be a non-serviced whole loan. See “Description of the Mortgage Pool—The Whole Loans.”

(2)	The identification of a “Transaction/Pooling and Servicing Agreement” above indicates that we have identified a securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the related controlling note for such whole loan.

(3)	The entity listed as the “Initial Directing Party” reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement, trust and servicing agreement or intercreditor agreement, as applicable.

(4)	The Moffett Towers Buildings A, B & C whole loan is an AB whole loan, and the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject whole loan, which more senior note will thereafter be the controlling note. The more senior note may be included in another securitization trust, in which case the directing party for the related whole loan will be the party designated under the servicing agreement for such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers Buildings A, B & C Whole Loan”.

(5)	The initial directing party for the BX Industrial Portfolio whole loan is PCSD BX Industrial Mezz Private Limited, as the holder of Note A-1-D, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-D is continuing. If and for so long as a control appraisal period with respect to the BX Industrial Portfolio Note A-1-D has occurred and is continuing, then the controlling notes will be the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2 is continuing. If and for so long as a control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2 has occurred and is continuing, then the controlling note will be the BX Industrial Portfolio Note A-1-B, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-B is continuing. If a control appraisal period with respect to the BX Industrial Portfolio Note A-1-B has occurred and is continuing, then the controlling note will be Note A-1-A-1. Note A-1-B and Note A-1-A-1 have been included in the Benchmark 2020-IG3 securitization and, therefore, during the continuance of a BX Industrial Portfolio Note C control appraisal period, the related trust directing holder under the Benchmark 2020-IG3 pooling and servicing agreement is expected to exercise the rights of the controlling holder with respect to the BX Industrial Portfolio whole loan.

(6)	The MGM Grand & Mandalay Bay whole loan is an AB whole loan, and the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to a more senior subordinate note or a more senior note (that is pari passu with the MGM Grand & Mandalay Bay mortgage loan) in the subject whole loan, which more senior subordinate or pari passu note, as the case may be, will thereafter be the controlling note. The more senior note may be included in another securitization trust, in which case the directing party for the related whole loan will be the party designated under the servicing agreement for such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan”. As of the closing date of the BX 2020-VIVA transaction, CF LV SASB Holdings was the entity expected to act as the initial directing party.

(7)	With respect to the 1633 Broadway whole loan, the initial controlling notes are Note B-1, Note B-2, Note B-3 and Note B-4, which were contributed to the BWAY 2019-1633 securitization transaction. During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction, Note A-1-C-1 will be the controlling note and the directing certificateholder (or equivalent party) under the CGCMT 2020-GC46 securitization transaction will be the directing party.

(8)	The initial directing party for each of the Chase Center Tower I whole loan and the Chase Center Tower II whole loan is Security Benefit Life Insurance Company, as the holder of note C-1 (with respect to the Chase Center Tower I whole loan) and note C-2 (with respect to the Chase Center Tower II whole loan). Pursuant to the related intercreditor agreement, during the continuance of a control appraisal period with respect to the Chase Center Tower I whole loan note C or the Chase Center Tower II whole loan note C, the holder of note B will be the controlling holder for the Chase Center Tower whole loans. The Chase Center Tower I whole loan and the Chase Center Tower II whole loan will each be serviced by the master servicer and, if necessary, the special servicer under the Benchmark 2020-IG2 pooling and servicing agreement at all times. Note B-1 and note B-2 were included in the Benchmark 2020-IG2 securitization, and, therefore, during the continuance of a control appraisal period with respect to the Chase Center Tower I whole loan note C or the Chase Center Tower II whole loan note C, the related trust directing holder under the Benchmark 2020-IG2 pooling and servicing agreement will exercise the rights of the controlling holder with respect to the Chase Center Tower I whole loan and the Chase Center Tower II whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Chase Center Tower Whole Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loan, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following table sets forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with one or more pari passu companion loans or subordinate companion loans is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding any related subordinate companion loans, mezzanine debt or preferred equity. However, unless specifically indicated, for the purpose of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1, A-2 and A-3), no subordinate companion loan is reflected in this prospectus.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates and the AGN-VRR interest. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$934,463,108
Number of mortgage loans	37
Number of mortgaged properties	154
Range of Cut-off Date Balances	$4,000,000 to $75,000,000
Average Cut-off Date Balance	$25,255,760
Range of Mortgage Rates	2.8800% to 4.9875%
Weighted average Mortgage Rate	3.7750%
Range of original terms to maturity(3)	59 months to 121 months
Weighted average original term to maturity(3)	106 months
Range of remaining terms to maturity(3)	55 months to 121 months
Weighted average remaining term to maturity(3)	104 months
Range of original amortization term(4)	360 months to 360 months
Weighted average original amortization term(4)	360 months
Range of remaining amortization terms(4)	360 months to 360 months
Weighted average remaining amortization term(4)	360 months
Range of LTV Ratios as of the Cut-off Date(5)(6)	22.2% to 72.9%
Weighted average LTV Ratio as of the Cut-off Date(5)(6)	50.8%
Range of LTV Ratios as of the maturity date(5)(6)	22.2% to 68.2%
Weighted average LTV Ratio as of the maturity date(5)(6)	49.4%
Range of UW NCF DSCR(6)(7)(8)(9)	1.31x to 8.42x
Weighted average UW NCF DSCR(6)(7)(8)(9)	3.07x
Range of UW NOI Debt Yield(6)(8)(9)	7.1% to 28.3%
Weighted average UW NOI Debt Yield(6)(8)(9)	12.1%
Percentage of Initial Pool Balance consisting of:
Interest Only	69.5%
Interest Only, Anticipated Repayment Date	15.0%
Interest Only, then Amortizing Balloon	10.8%
Amortizing, then Interest Only	4.1%
Amortizing Balloon	0.7%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loan

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to six (6) mortgage loans (19.4%), the initial due dates for such mortgage loans occur after August 2020. On the closing date, the depositor will deposit sufficient funds to pay the interest associated with the interest due for the assumed August 2020 payment for each such mortgage loan. Information presented in this prospectus reflects the contractual loan terms, however, each such mortgage loan is being treated as having an initial due date in August 2020.

(4)	Does not include mortgage loans that pay interest-only until their maturity dates or anticipated repayment date.

(5)	Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, the cut-off date loan-to-value ratio has been calculated using the “as-is” appraised value. However, with respect to 7 mortgage loans (29.2%), the related loan-to-value ratios have been calculated using values other than “as-is” values. Such mortgage loans are identified under “Description of the Mortgage Pool—Appraised Value.” For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value.”

(6)	In the case of 16 mortgage loans (70.0%), each of which has one or more pari passu companion loans and, in certain cases, one or more subordinate companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s), but excluding any related subordinate companion loan(s). See the table titled “Whole Loan Summary” under “Description of the Mortgage Pool—The Whole Loans” for information about the debt service coverage ratios, loan-to-value ratios and debt yields including the subordinate companion loans. In the case of one (1) group of mortgage loans: the Chase Center Tower I mortgage loan (1.9%) and the Chase Center Tower II mortgage loan (1.7%), such group of mortgage loans consists of cross-collateralized and cross-defaulted loans, and the debt service coverage ratios, loan-to-value ratios and debt yields with respect to the related mortgage loans are presented in each case on an aggregate basis. With respect to the BX Industrial Portfolio mortgage loan (7.5%), the debt service coverage ratios, loan-to-value ratios and debt yields were calculated including approximately $58,283,000 of the cut-off date balance of the floating rate portion of the related whole loan. For purposes of calculating the debt service coverage ratio for the BX lndustrial Portfolio mortgage loan and the related whole loan, LIBOR was assumed to be 0.500%.

(7)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity date or anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to its maturity date or anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period (and in the case of a mortgage loan that provides for scheduled amortization payments for a period of time and interest-only payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately prior to the interest-only period).

(8)	With respect to the MGM Grand & Mandalay Bay mortgage loan (7.0%) and the Bellagio Hotel and Casino mortgage loan (2.3%), the related mortgaged property is master leased and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the mortgaged property. Debt service coverage ratios and debt yields for the Bellagio Hotel and Casino mortgage loan set forth in this prospectus are calculated on a “look-through” basis, based on the rents and receipts of the mortgaged property. The UW NCF DSCR and UW NOI Debt Yield of the related whole loan, based only on the master lease rent, are (i) with respect to the MGM Grand & Mandalay Bay mortgage loan, 2.70x and 9.7%, respectively and (ii) with respect to the Bellagio Hotel and Casino mortgage loan, 2.19x and 8.1%, respectively.

(9)	In the case of the 968-970 Gates Ave mortgage loan (0.7%), the debt service coverage ratios and debt yields for such mortgage loan set forth in this prospectus have been calculated net of an earnout or holdback reserve.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

See “Description of the Mortgage Pool”.

Loans Underwritten Based on

Projections of Future Income	Eleven (11) of the mortgage loans (30.5%) are secured by mortgaged properties that (i) were constructed, in a lease-up period or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history or the mortgage loan seller did not take the operating history into account in the underwriting of the related mortgage loan, (ii) were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single tenant properties subject to double-net or triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers” with respect to the related third party reports requirements. The mortgage loans to be contributed by German American Capital Corporation were originated in accordance with the underwriting standards of Deutsche Bank AG, New York Branch, or DBR Investments Co. Limited except with respect to the BX Industrial Portfolio (7.5%) and the MGM Grand & Mandalay Bay (7.0%) mortgage loans as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”. The mortgage loans to be contributed by JPMorgan Chase Bank, National Association were originated in accordance with JPMorgan Chase Bank, National Association’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”. The mortgage loans to be contributed by Citi Real Estate Funding Inc. were originated in accordance with Citi Real Estate Funding Inc.’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”. The mortgage loans to be contributed by Goldman Sachs Mortgage Company were originated in accordance with Goldman Sachs Mortgage Company’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances will be issued, maintained and transferred only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner by which German American Capital Corporation, as retaining sponsor, intends to satisfy the credit risk retention requirements of the credit risk retention rules, see “Credit Risk Retention”.

None of the sponsors, the depositor, the issuing entity, the underwriters or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issuance of the offered certificates in accordance with the European risk retention and due diligence requirements or to take any other action which may be required by any investors for the purposes of their compliance with the European risk retention and due diligence requirements or similar requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any such requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders and

the RR Interest Owner	On each distribution date, the certificate administrator will prepare and make available to each certificateholder and the RR interest owner a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the RR interest owner may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, RealINSIGHT, CMBS.com, Inc., L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC, KBRA Analytics, Inc. and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans and the trust subordinate companion loan remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the mortgage loans and the trust subordinate companion loan as of the cut-off date (solely for purposes of this calculation, if either the MGM Grand & Mandalay Bay mortgage loan or the Tropical Distribution Center mortgage loan is still an asset of the trust and such right is being exercised after the related anticipated repayment date, then such mortgage loan will be excluded from the aggregate outstanding principal balance and the aggregate cut-off date principal balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans and the trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates including the loan-specific certificates (other than the Class R and Class S certificates) and the RR interest for the mortgage loans and the trust subordinate companion loan held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D and Class E certificates are no longer outstanding and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and the RR interest.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan or trust subordinate companion loan, as applicable, the value of the related mortgaged property or the interests of any certificateholders or the RR interest owner or AGN-VRR interest owner in the mortgage loan or trust subordinate companion loan, as applicable, or mortgaged property or causes the mortgage loan or trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but without regard to the rule of Treas. Reg. Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to each of the 1633 Broadway, MGM Grand & Mandalay Bay and 420 Taylor Street mortgage loans, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by such mortgage loan seller to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted serviced mortgage loans and any related serviced companion loans and/or related REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for such defaulted serviced mortgage loan and any related serviced companion loans or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders, the RR interest owner and the related companion loan holders (as a collective whole as if such certificateholders, the RR interest owner and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement or trust and servicing agreement, as applicable, for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan and any related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of a mortgage loan with an anticipated repayment date and the excess interest distribution account) as three separate REMICs (the “Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC” and each, a “Trust REMIC”) for federal income tax purposes. In addition, (1) the portions of the issuing entity consisting of (i) entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account, and (ii) the uncertificated regular interests in the Upper-Tier REMIC corresponding to the VRR Interest and distributions thereon, will be classified as a “trust” under Section 301.7701-4(c) of the Treasury Regulations, (the “Grantor Trust”), (2) the Class S certificates and the VRR Interest will represent beneficial ownership of the excess interest and related distribution account and (3) the VRR Interest will represent beneficial ownership of the uncertificated regular interests in the Upper-Tier REMIC corresponding to the VRR Interest and distributions thereon.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class certificates will be issued with original issue discount, that the Class certificates will be issued with de minimis original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, causing a global pandemic.  The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the president of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act.  A significant number of countries and the majority of state governments in the United States have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses.  There can be no assurance as to when states will permit full resumption of economic activity, whether or when people will feel comfortable in resuming economic activity, that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general.  The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown.  While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act), the effectiveness of such measures cannot be predicted.  The United States economy has begun to contract, and it is unclear how large the contraction will be, how long it will last, and when economic expansion will resume.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic.  It is expected that many borrowers will be (or continue to be) adversely affected by the COVID-19 pandemic.  As a result, borrowers may not and/or may be unable to meet their payment obligations under the Mortgage Loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the Certificates, and ultimately losses on the Certificates.  Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures.  Some borrowers may seek forbearance arrangements at some point in the near future (if they have not already made such request). See “Description of the Mortgage Pool—COVID-19 Considerations”. You should be prepared for the possibility that a significant number of borrowers will not make timely payments on their Mortgage Loans at some point during the continuance of the COVID-19 pandemic.  In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related Mortgage Loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the Certificates.

Certain geographic regions of the United States have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in lengthier stay-at-home orders than in other less-impacted regions.  However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types.  For example:

●	hospitality properties, due to travel limitations implemented by governments and businesses as well as reduced interest in travel generally;

●

retail properties, due to store closures, either government-mandated or voluntary, tenants refusing to pay rent and restrictions on and reduced interest in social gatherings, on which retail properties rely;

●

self-storage properties, which have rental payment streams that are sensitive to increased unemployment and reductions in disposable income available for non-essential expenses, and which payment streams are more commonly subject to interruption because of the short-term nature of self-storage tenant leases;

●

multifamily and manufactured housing properties, which also have rental payment streams that are sensitive to unemployment and reductions in disposable income, as well as federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, and with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities;

●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;

●

office properties, particularly those with significant tenants that operate co-working or office-sharing spaces, due to restrictions on and reduced interest in such spaces, which risk is enhanced by the fact that subtenants of such spaces typically operate under short term leases; and

●

properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

Investors should understand that the underwriting of the Mortgage Loans and the appraisals and property condition reports of each Mortgaged Property were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the Mortgaged Properties or the borrowers.  Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred before, historical delinquency and loss experience is unlikely to accurately predict the performance of the Mortgage Loans in the mortgage pool.  Investors should expect higher-than-average delinquencies and losses on the Mortgage Loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the Certificates.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to change how, how many and from where staff members work.  Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicer, the special servicer, the certificate administrator and the other parties to this transaction.  Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes.  Furthermore, because the master servicer and special servicer operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change.

We cannot assure you that declining economic conditions precipitated by COVID-19 and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The mortgage loan sellers will agree to make certain limited representations and warranties with respect to the Mortgage Loans as set forth on Annex D, Annex E and Annex F hereto; however, absent a breach of such a representation or warranty, no mortgage loan seller will have any obligation to repurchase a Mortgage Loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic.  See also “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan.”

Tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, tenants at the mortgaged properties have sought and are expected to continue to seek rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider as the country reopens the impact that a continued surge in (as well as any future prolonged waves of) COVID-19 cases could have on economic conditions.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency.  In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

When evaluating the financial information and mortgaged property valuations presented in this prospectus (including certain information set forth in  “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “—Certain Calculations and Definitions”, Annex A-1,

Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information is presented and appraisals and property condition reports were conducted and that the underwritten information does not reflect the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope the COVID-19 pandemic has not occurred before, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already made such request. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period.  Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents.  We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should expect that a number of borrowers may not make timely payment on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties. See “Description of the Mortgage Pool—COVID-19 Considerations”. See also Annex A-3 for additional information.  We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although the borrowers and certain tenants may have made their June and/or July 2020 debt service and rent payments, we cannot assure you that they will be able to make future payments.  While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●

Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●

Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily  properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●

the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●

the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General. Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●

space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●

leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “Description of the Mortgage Pool—Tenant Issues”.

A Tenant Concentration May Result in Increased Losses. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks. If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease. The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure. In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the related borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases;

●	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions;

●	if the related borrower fails to provide a designated number of parking spaces;

●

if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease;

●

upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty or condemnation occurs within a specified period of the lease expiration date;

●	if a tenant’s use is not permitted by zoning or applicable law;

●	if the tenant is unable to exercise an expansion right;

●	if the landlord defaults on its obligations under the lease;

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor;

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time;

●	if significant or specified tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied;

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time;

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations;

●	in the case of government sponsored tenants, any time or for lack of appropriations; or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks. Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●

in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

●	office space used as lab and/or research and development may rely on funds for research and development from government and/or private sources of funding, which may become unavailable.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●

changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants, theaters, lounges, bars and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, lounge’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, theaters, lounges or bars will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property.  Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In addition, some hospitality properties also operates a casino business at the property, which is subject to a number of risks. See “—Risks Related to Casino Properties” below.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with a significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Related to Casino Properties

Certain Mortgaged Properties may consist of casino properties, or may consist of hospitality and resort properties that include casinos. The casino business is highly competitive among a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery, sweepstakes and poker machines not located in casinos, Native American gaming,  internet lotteries and other internet wagering gaming services.  In addition, the casino business is subject to the following risks: (i) the casino business is subject to changes in discretionary consumer spending, which may decline during economic downturns or for other reasons, (ii) the gaming industry is characterized by an element of chance, which may result in the actual win rates of the casino being less than anticipated, leading to losses, (iii) customers or employees may attempt or commit  fraud or theft or cheat in order to increase winnings, (iv) credit extended to customers (which is unsecured)  may be uncollectable, and (v) the gaming industry is subject to significant regulation, and loss of its gaming license could materially adversely affect the ability of the borrower to make payments under the related mortgage loan. In addition, the gaming laws of certain jurisdictions relating to casino operations prohibit the transfer of gaming licenses and, in the case of a transfer of the equity of the entity holding the gaming license, require the prior approval from the related gaming authorities. Accordingly, in the event of a foreclosure of the related mortgaged property, the lender or its agent, or a purchaser of the property, would not have the right to operate the casino without first obtaining a license, which may be granted after a delay, which could be significant, or may not be granted at all.  Furthermore, because of the unique construction requirements of casinos, the space at those hospitality properties would not easily be converted to other uses.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or hotel management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure, licensor or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●

the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●

in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, closures of the related college or university due to the COVID-19 pandemic, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the COVID-19 pandemic;

●

certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●

adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, in New York State, the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units, such as the 364 Lincoln mortgaged property (1.9%), is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings where the land under the building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●

the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●

the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●

that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers,” “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance. In addition, some or all of the rental payments from tenants may be tied to tenant’s gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor, shadow anchor tenant or another specified tenant goes dark or is otherwise no longer in occupancy, if the subject store is not meeting the minimum sales requirements under its lease or if a specified percentage of the related mortgaged property is vacant. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with the subject tenants or with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and we cannot assure you that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and/or “—Retail Properties Have Special Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.  See “—Industrial Properties Have Special Risks”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the MGM Grand & Mandalay Bay mortgaged property (7.0%) and the Bellagio Hotel and Casino mortgaged property (2.3%).  This mortgaged property (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease.  We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant.  If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case.  The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the federal bankruptcy code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property.  The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the federal bankruptcy code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance.  To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim.  The tenant also might assert that the entire claim on the deemed loan is an unsecured claim.  In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease.  The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan.  Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage.  That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.  Pursuant to section 502(b)(6) of the federal bankruptcy code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the federal bankruptcy code.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the federal bankruptcy code solely on the basis of a provision in such contract to such effect or because of certain other similar events.  This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease.  In addition, the federal bankruptcy code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract.  In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate.  If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition.  As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the federal bankruptcy code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing.  We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to abate rent or terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. We cannot assure you that the operating lessee of a parking property will not terminate its lease upon such an event.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

The borrowers under certain of the mortgage loans secured by multiple mortgaged properties may be permitted, subject to the satisfaction of certain conditions, to obtain the release of one or more mortgaged properties from the lien of the mortgage and substitute other properties as collateral. A substitute property generally is required to meet certain criteria under the related loan documents. However, notwithstanding the substitution criteria, a substitute mortgaged property may have different characteristics from those of the replaced mortgaged property. We cannot assure you that a substitute mortgaged property will perform in the same manner as the replaced mortgaged property and that a substitution will not adversely affect the performance of the mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the RR interest owner to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

Each of the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property is subject to the master association declaration, which governs the joint operation and use of the mixed used complex, which the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property are part of. Each of the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property is currently insured through a master blanket policy which covers the mixed use complex maintained by the master association governing the mixed use complex.

The master association will undertake all of the repairs of improvements within the mixed use complex (including each of the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property), unless the master association delegates the repair to the applicable condominium association or except to the extent a casualty or condemnation solely affects the Office Building C parcel (Chase Center Tower I) or Office Building D parcel (Chase Center Tower II), and does not involve the structural elements, the repair of each of the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property will be determined by, will be the responsibility of, and will be undertaken by the master association in accordance with the master declaration. Although the lender will have the right to appoint a construction consultant to participate in such restoration process, we cannot assure you that the master association will timely complete the restoration of each of the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property in accordance with the requirements set forth in the related mortgage loan documents. In the event the master association is performing the repair of either of the Chase Center Tower I mortgaged property or the Chase Center Tower II mortgaged property, all proceeds will be held by the master association or if the proceeds are in excess of $1,000,000, an eligible institution experienced in the disbursement of construction loan funds as selected by the board of the master association. Each of the borrowers as managing owner of the condominium association will appoint 2 of the 11 directors of such master board.

In certain circumstances if the insurance proceeds are insufficient to complete the repairs of any portion of the mixed use complex after a casualty, the owner of the Golden State Warriors event center unit has the right to fund the cost of such repairs which will be secured by the right of the master association to collect and enforce master assessments. The terms of the master declaration provide that the obligation to repay such center repairs loan will be superior to any mortgage on any portion of the mixed use complex, provided that at origination of the Chase Center Tower whole loans, the lender received (i) an opinion from the Chase Center Tower borrowers’ counsel that provided that the lender’s mortgage so long as it was recorded prior to any lien securing a center repairs loan would retain its priority over such center repairs loan and (ii) an endorsement to the title policy that insures the lender from any loss or damage arising from any enforcement of a center repairs loan that results in a lack of priority of the lender’s mortgage.

In the event that the master association elects not to repair certain portions of the mixed use complex because repair is infeasible or the master association is unable to obtain adequate funding for such repair, the entire mixed use complex, including each of the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property will be sold and after application of amounts necessary for demolition and removal of safety hazards, all available insurance proceeds and sales proceeds will be disbursed by the master association to all owners based upon a calculation of the relative replacement cost of improvements with respect to each component of the mixed use complex. The master association documents require that the sales price for the mixed use complex, when combined with the amount of available insurance proceeds that have been or that are to be distributed, unless otherwise approved by each lender holding a mortgage on a portion of the mixed use complex in writing, be less than the aggregate amount of the outstanding balance of all institutional mortgages on each building parcel. We cannot assure you that the master association will be able to sell the mixed use complex at such purchase price or the period of time it will take for the master association to find a buyer or the requirement for approval by all lenders will not materially impair the timing or amount of recovering in connection with a casualty at either the Chase Center Tower I mortgaged property or the Chase Center Tower II mortgaged property.

In addition, in the event that either the Chase Center Tower I mortgaged property or the Chase Center Tower II mortgaged property is damaged by a casualty and the related borrower elects not to repair, any other owner of building parcels or condominium units who have elected to repair, or whose interests in the mixed use complex have not been damaged or destroyed will have the right to purchase and acquire the Chase Center Tower I mortgaged property or the Chase Center Tower II mortgaged property, as applicable. The acquisition price under such right of purchase are required to be no less than the aggregate amount of the outstanding principal balance of all institutional mortgages on the Chase Center Tower I mortgaged property or the Chase Center Tower II mortgaged property, as applicable, after application of any insurance proceeds that are allocated to the Chase Center Tower I mortgaged property or the Chase Center Tower II mortgaged property, as applicable and that have been paid or are to be paid to such institutional mortgagees.

Under certain circumstances, a failure to reconstruct the Chase Center Tower I mortgaged property or the Chase Center Tower II mortgaged property under the condominium documents may trigger the requirement to sell such mortgaged property and the retail unit in the building that is not collateral for the Chase Center Tower I mortgage loan and the Chase Center Tower II mortgage loan. The sales price for the Chase Center Tower I mortgaged property or the Chase Center Tower II mortgaged property, as applicable, is required to be in an amount sufficient to repay or defease the outstanding principal balance of the related whole loan. We cannot assure you that the condominium association will be able to sell the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property at such purchase price or the period of time it will take for the condominium association to find a buyer will not materially affect the timing or amount of recoveries in connection with a casualty of the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders and the RR interest owner may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Stated Remaining Term (Mos.)” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, industrial, hospitality, multifamily, retail, self storage and mixed use. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Nevada and Texas. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●

if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●

mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.

Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property, any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the RR interest owner.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 41 in Annex D-1, representation and warranty number 43 in Annex E-1, representation and warranty number 40 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex E-2 or Annex F-2, as applicable.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—JPMorgan Chase Bank, National Association”, “—Goldman Sachs Mortgage Company”, “—Citi Real Estate Funding Inc.”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents. In addition, such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease(s) and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents. In addition, for certain mortgaged properties, the borrower sponsors may currently plan to undertake elective renovations in the future. We cannot assure you that sufficient funds will be available to the related borrower sponsor to undertake such elective renovations.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 10 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, fitness centers, lab space, gas stations, dry cleaners, bank branches, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property.  Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as bank branches, restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, vertical subdivisions and related structures, the related declarations or other use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 40 in Annex D-1, representation and warranty number 43 in Annex E-1, representation and warranty number 43 in Annex F-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex E-2 or Annex F-2, as applicable.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole or major tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Certain Risks Are Not Covered under Standard Insurance Policies. In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against. Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●

in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●

in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●

with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●

if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

We Cannot Assure You That Required Insurance Will Be Maintained. We cannot assure you that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, we cannot assure you that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the RR interest owner.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program’s (“NFIP”) is scheduled to expire on September 30, 2020. We cannot assure you if or when NFIP will be reauthorized. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer will be equal to 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain a “sunset clause” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information. Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information. The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors–Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten information for the mortgage pool do not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders and the RR interest owner until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the RR interest owner. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the RR interest owner. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “—Risks Related to Market Conditions and Other External Factors–Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes” and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—Review of GACC Mortgage Loans”, “—JPMorgan Chase Bank, National Association—Review of JPMCB Mortgage Loans”, “—Goldman Sachs Mortgage Company—Review of GSMC Mortgage Loans” and “—Citi Real Estate Funding Inc.—Review of CREFI

Mortgage Loans”. The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable). See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed.  Such capital expenditures are not required and have not been reserved for under the Mortgage Loan documents, and we cannot assure you that they will be made. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect the “as-is” value as well as an “as-stabilized”, “hypothetical as-is”, “as complete” or “as-is air rights” value or similar hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects the “as-is” value, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and
“—Appraised Value”, where, to the extent another value is used, such value and the satisfaction of the related conditions or assumptions are described, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-stabilized”, “hypothetical as-is”, “as complete” or “as-is air rights” values or similar hypothetical values, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization or other relevant date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. For additional information regarding the appraisals obtained by the sponsors or, in the case of any mortgage loan acquired by the related sponsor, appraisal(s) obtained by the related originator and relied upon by such sponsor, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—JPMorgan Chase Bank, National Association”, “—Goldman Sachs Mortgage Company” and “—Citi Real Estate Funding Inc.”. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s)(and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain real estate investment trusts, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders and the RR interest owner if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation and warranty number 32 in Annex D-1, representation and warranty number 33 in Annex E-1, representation and warranty number 31 in Annex F-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex E-2 or Annex F-2, as applicable. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●

the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●

the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans (other than the trust subordinate companion loan) are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●

the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. If a tenant-in-common borrower has waived its right to partition, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the RR interest owner as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest.  Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the RR interest owner. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property, and in certain cases, debt service on any related subordinate companion loan or mezzanine loan, will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the related mortgage loan after its anticipated repayment date, the payment of excess interest (other than in the case of the MGM Grand & Mandalay Bay mortgage loan) will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest on the mortgage loan that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the owners of the VRR Interest, neither of which are offered by this prospectus. To the extent that payments are required to be made on a related subordinate companion loan or mezzanine loan prior to application of excess cash flow to repay an anticipated repayment date mortgage loan, the amount of excess cash flow available to repay such mortgage loan will be reduced. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan(s)”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on or before the related mortgage loan’s maturity date or anticipated repayment date, as applicable.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty number 35 in Annex D-1, representation and warranty number 36 in Annex E-1, representation and warranty number 34 in Annex F-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex E-2 or Annex  F-2, as applicable.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal or first offer in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to the BX Industrial Portfolio Mortgage Loan

The BX Industrial Portfolio mortgage loan, which has a principal balance as of the cut-off date of $70,000,000, is part of a whole loan with a principal balance as of the cut-off date of approximately $649,427,615. A portion of the BX Industrial Portfolio whole loan consists of the BX Industrial Portfolio floating rate loan, which currently bears interest at a floating rate based on LIBOR (determined as set forth in the mortgage loan documents), subject to possible conversion in the future to an index based on an alternate rate (determined as set forth in the mortgage loan documents) as an alternative to LIBOR. Accordingly, debt service for the BX Industrial Portfolio whole loan will generally increase as interest rates rise. In contrast, leasing income from the related Mortgaged Properties is not expected to rise significantly as interest rates rise. Accordingly, the debt service coverage ratio of the BX Industrial Portfolio whole loan will generally be adversely affected by rising interest rates, and the related borrowers’ ability to make all payments due on the BX Industrial Portfolio whole loan may be adversely affected.

There are no periodic or lifetime caps on the BX Industrial Portfolio floating rate loan rate under the related mortgage loan documents. With respect to the BX Industrial Portfolio floating rate loan, the related borrowers have purchased an interest rate cap agreement to protect themselves against significant movements in LIBOR during the term of the BX Industrial Portfolio floating rate loan, which has been collaterally pledged as additional security for the BX Industrial Portfolio whole loan. Pursuant to such interest rate cap agreement, to the extent LIBOR increases above the strike price of 4.0% (or the extension strike price from and after the initial maturity date of the BX Industrial Portfolio floating rate loan), the borrowers will be entitled to receive payments calculated by applying an interest rate equal to the difference between LIBOR and such level to a notional amount at least equal to the principal balance of the BX Industrial Portfolio floating rate loan. If the BX Industrial Portfolio floating rate loan is converted to an alternate rate loan, the borrowers will generally be required to enter into a substitute interest rate cap agreement that protects the lender and the borrowers (as determined by the lender in its sole but good faith discretion) against rising interest rates that is no less beneficial to the lender and the borrowers than the original interest rate cap agreement being replaced. At high interest rates, the borrowers may be dependent on the interest rate cap agreement for income needed to pay a portion of the interest due on the BX Industrial Portfolio floating rate loan.

The BX Industrial Portfolio floating rate loan has a maturity date of October 9, 2021, with five, one-year extension options, while the remainder of the BX Industrial Portfolio whole loan has a maturity date of October 9, 2026. In connection with the extension of the BX Industrial Portfolio floating rate loan, the borrowers must also cause the interest rate cap agreement to be extended to, or enter into a new agreement that, expires on the extended maturity date. If the borrowers are unable to extend or replace the interest rate cap agreement at a price that is acceptable to them, they will not be permitted to extend the BX Industrial Portfolio floating rate loan and will be required to repay the BX Industrial Portfolio floating rate loan on the BX Industrial Portfolio floating rate loan maturity date. If the borrowers are unable to extend or repay the BX Industrial Portfolio floating rate loan, it will be an event of default with respect to the entire BX Industrial Portfolio whole loan, including the BX Industrial Portfolio mortgage loan. If LIBOR (or any applicable alternate rate index) or mortgage rates are then relatively high, it may be difficult for the borrowers to refinance any of the related mortgaged properties in an amount sufficient to repay the BX

Industrial Portfolio floating rate loan. In addition, such an event of default may result in an acceleration of the maturity of the BX Industrial Portfolio whole loan, and a repayment of the BX Industrial Portfolio whole loan, as of a date significantly earlier than the maturity date of the BX Industrial Portfolio mortgage loan. Conversely, in some circumstances an event of default may result in a delay in repayment of the BX Industrial Portfolio mortgage loan.

Although the provider of the interest rate cap agreement is generally required to have and maintain certain ratings, we cannot assure you that such provider will have sufficient assets or otherwise be able to fulfill its obligations under the interest rate cap agreement. In addition, if the BX Industrial Portfolio floating rate loan is effectively extended in connection with a default, there is no practical way to require that any interest rate cap agreement extend beyond such interest rate cap agreement’s stated term. Such circumstances could result in interest shortfalls on the BX Industrial Portfolio whole loan. The failure of the interest rate cap agreement provider to fulfill its obligations under any interest rate cap agreement during periods of higher levels of LIBOR (or any applicable alternate rate index) could result in the inability of the borrowers to pay required debt service on the BX Industrial Portfolio floating rate loan, and result in an event of default under the BX Industrial Portfolio whole loan.

The method of determining LIBOR under the interest rate cap agreement differs in certain circumstances from the method used to determine LIBOR under the BX Industrial Portfolio floating rate loan. In such circumstances the protection provided to the borrowers by the interest rate cap agreement may be less than provided as of the loan origination date. In addition, for extension terms, the cap is permitted to have a strike rate that would result in a minimum debt service coverage ratio of 1.25x on the BX Industrial Portfolio whole loan; provided in no event will the strike rate exceed 5.5%.

If the borrowers are unable to, or determine not to, extend the maturity of the BX Industrial Portfolio floating rate loan, their ability to repay the BX Industrial Portfolio floating rate loan will largely depend upon their ability either to refinance a portion of the related mortgaged properties or sell such portion of the related mortgaged properties, to the extent permitted under the mortgage loan documents, at a price sufficient to permit such repayment. In order to successfully refinance or repay the BX Industrial Portfolio floating rate loan, it is possible that the borrowers may choose to refinance or sell and release from the lien of the mortgage the best-performing and/or most valuable BX Industrial Portfolio mortgaged properties, because those mortgaged properties would be more likely to result in proceeds sufficient to refinance or repay the BX Industrial Portfolio floating rate loan. The remaining BX Industrial Portfolio mortgaged properties would continue to be the sole collateral for the remaining portion of the BX Industrial Portfolio whole loan and would be the sole source of payments on the maturity date of the remaining portion of the BX Industrial Portfolio whole loan. Additionally, prior to an event of default, voluntary prepayments, including voluntary prepayments in connection with a release of an individual BX Industrial Portfolio mortgaged property, are required to be applied to the BX Industrial Portfolio floating rate loan before being applied to the remainder of the BX Industrial Portfolio whole loan. As a result, releases of better performing and/or more valuable BX Industrial Portfolio mortgaged properties will result in the paydown of the BX Industrial Portfolio floating rate loan, leaving the remaining BX Industrial Portfolio mortgaged properties to secure the fixed rate portion of the BX Industrial Portfolio whole loan. Moreover, such application of prepayments to the BX Industrial Portfolio floating rate loan will result in payments being made to portions of the BX Industrial Portfolio floating rate loan that, following an event of default, would be subordinate to the BX Industrial Portfolio mortgage loan, rather than being made to the BX Industrial Portfolio mortgage loan.

The fixed rate portion of the BX Industrial Portfolio whole loan, is divided into a senior loan (the “BX Industrial Portfolio senior fixed rate loan”) and subordinate loan (the “BX Industrial Portfolio subordinate fixed rate loan”). The BX Industrial Portfolio senior fixed rate loan is evidenced by eight A-Notes (the “BX Industrial Portfolio A-Notes”), including the BX Industrial Portfolio mortgage loan, and the BX Industrial Portfolio subordinate fixed rate loan is comprised of (i) Note A-1-B (the “BX Industrial Portfolio Note B”), which was included in the Benchmark 2020-IG3 securitization and supports a series of loan specific certificates, (ii) Note A-1-C-1 and Note A-1-C-2 (the “BX Industrial Portfolio C-Notes”) and (iii) Note A-1-D (the “BX Industrial Portfolio Note D”), each of which is subordinate to all notes with a prior alphabetical designation. Prior to an event of default under the BX Industrial Portfolio whole loan, all voluntary prepayments of principal are required to be applied to the BX Industrial Portfolio floating rate loan until paid in full, and then to the BX Industrial Portfolio fixed rate loan. Any voluntary prepayment on the BX Industrial Portfolio fixed rate loan will be allocated (1) pro rata between (x) the BX Industrial Portfolio mortgage loan, the other BX Industrial Portfolio A-Notes, and the BX Industrial Portfolio Note B, on the one hand, and (y) the BX Industrial Portfolio C-Notes and BX Industrial Portfolio Note D on the other hand, and (2) as between the BX Industrial Portfolio A-Notes (on a pro rata and pari passu basis) and the BX Industrial Portfolio Note B, first to the BX Industrial Portfolio A-Notes until paid in full and then to the BX Industrial Portfolio Note B. Such allocations will reduce the level of subordination available to the BX Industrial Portfolio mortgage loan from the level that would be available if such prepayments were applied in sequential order.

With respect to the BX Industrial Portfolio whole loan, the mortgage loan documents permit the borrower to prepay the BX Industrial Portfolio floating rate loan and, subject to the satisfaction of certain conditions set forth in the mortgage loan agreement, subsequently re-borrow such amounts pursuant to a request for an additional advance (a “Revolving Advance”) from the holder of the BX Industrial Portfolio floating rate loan up to the initial principal balance of the BX Industrial Portfolio floating rate loan; provided that prepayments in connection with the following are considered permanent and may not be re-borrowed: (a) individual BX Industrial Portfolio property releases, including both regular releases and releases upon an event of default, (b) mandatory prepayments and/or releases made in connection with casualty or condemnation, (c) prepayments to avoid a cash management period caused by failure to satisfy a debt yield test, (d) a voluntary prepayment for which the borrower has elected that such prepayment will permanently reduce the available amount of the BX Industrial Portfolio floating rate loan and (e) any prepayment made during the continuance of an event of default.

If the holder of the BX Industrial Portfolio floating rate loan fails to fund a Revolving Advance when it is due under the related mortgage loan documents, there is a risk that the related borrower may default or claim a right of offset against its obligations under the related mortgage loan, which could result in losses. Therefore, we cannot assure you that a failure to fund any Revolving Advance will not cause payments on the related mortgage loan to be interrupted. In addition, a failure to fund a Revolving Advance may adversely affect the ability of the borrower to pay expenses related to the mortgaged properties. Conversely the making of a Revolving Advance will increase the debt service requirements on the BX Industrial Portfolio whole loan (although not in excess of the debt service requirements that would have applied if the corresponding principal amount had not been previously prepaid).

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans (and JPMorgan Chase Bank, National Association will sell the trust subordinate companion loan) to the depositor (an affiliate of German American Capital Corporation, one of the sponsors, DBR Investments Co. Limited, an originator, Deutsche Bank AG, acting through its New York Branch, an originator and one of the initial risk retention consultation parties, and Deutsche Bank Securities Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Deutsche Bank AG, acting through its New York Branch, JPMorgan Chase Bank, National Association, Citi Real Estate Funding Inc. and Goldman Sachs Bank USA are each expected to hold a portion of the VRR Interest as described in “Credit Risk Retention”, and are (or are affiliated with the entities) expected to be appointed as the initial risk retention consultation parties. Each risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the VRR Interest owners by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any risk retention consultation party or VRR Interest owner holds companion loan securities, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is a risk retention consultation party or VRR Interest owner entitled to appoint such risk retention consultation party (any such mortgage loan referred to in this context as an “excluded loan” as to such risk retention consultation party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Deutsche Bank AG, acting through its New York Branch, JPMorgan Chase Bank, National Association or Citi Real Estate Funding Inc. (in each case as a holder of the Class RR certificates or a risk retention consultation party) or Goldman Sachs Bank USA (as the RR interest owner or a risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “conflicted information” solely relating to such excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding such restriction, we cannot assure you that none of Deutsche Bank AG, acting through its New York Branch, JPMorgan Chase Bank, National Association or Citi Real Estate Funding Inc. (in each case as a holder of the Class RR certificates or a risk retention consultation party) or Goldman Sachs Bank USA (as the RR interest owner or a risk retention consultation party) will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in
“—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”,
“—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of any Servicing Shift Whole Loan Will Shift to Other Servicers

The 420 Taylor Street whole loan is expected to become a “servicing shift whole loan” if greater than $38,000,000 aggregate principal balance of the related pari passu companion loans are included together in a future securitization. The servicing of a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift securitization date.  At that time, the servicing and administration of the related servicing shift whole loan will shift to the related master servicer and related special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement.  Neither the closing date of any such securitization nor the identities of any such servicing shift master servicer or servicing shift special servicer have been determined.  In addition, the provisions of the related servicing shift pooling and servicing agreement have not yet been determined.  Prospective investors should be aware that they will not have any control over the identity of the related servicing shift master servicer or related servicing shift special servicer, nor can we assure you as to the particular terms of such servicing shift pooling and servicing agreement except to the extent of compliance with the requirements of the related intercreditor agreement.  Moreover, the trust directing holder for this securitization will not have any consent or consultation rights with respect to the servicing of the related servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement may have rights similar to, or more expansive than, those granted to the trust directing holder in this transaction.  See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected VRR Interest owners and the parties expected to be designated to consult with the special servicer on their behalf as the risk retention consultation parties are each an Underwriter Entity. We cannot assure you that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) the depositor, (ii) German American Capital Corporation, a sponsor, (iii) Deutsche Bank AG, acting through its New York Branch, an initial risk retention consultation party, an initial VRR Interest owner and the title holder of the BX Industrial Portfolio and MGM Grand & Mandalay Bay companion loans, and (iv) DBR Investments Co. Limited, an originator and the holder of the companion loans (or, in the case of the BX Industrial Portfolio and MGM Grand & Mandalay Bay companion loans, the holder of a 100% equity participation in such companion loans) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMorgan Chase Bank, National Association, a sponsor, an originator, an initial risk retention consultation party, an initial VRR Interest owner and the holder of the companion loans for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”.  Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of (i) Goldman Sachs Bank USA, an originator, the initial RR interest owner and the holder of the companion loans for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”, and (ii) Goldman Sachs Mortgage Company, a sponsor and an initial risk retention consultation party. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., a sponsor, an originator, an initial risk retention consultation party, an initial VRR Interest owner and the holder of the companion loans for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, if the special servicer obtains knowledge that it has become a borrower party with respect to a serviced mortgage loan and any related serviced companion loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan (referred to in this prospectus as an “excluded special servicer loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) will be appointed as special servicer for such excluded special servicer loan as described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect all mortgage loans and serviced whole loans that are not excluded special servicer loans). While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to the excluded special servicer loan to the related borrower party or any employees or personnel of such borrower party involved in the management of any investment in the related borrower party or the related mortgaged property and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, we cannot assure you that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the non-offered certificates, the RR Interest Owner, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a serviced companion loan holder, other certificateholders or the RR interest owner (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Eightfold Real Estate Capital Fund V, L.P. or one of its affiliates is expected to be the initial directing holder (other than with respect to any non-serviced mortgage loan, any applicable excluded loan, any serviced AB mortgage loan or any servicing shift mortgage loan) and the purchaser of each of the Class X-F, Class F, Class G-RR, Class H-RR and Class S certificates (and may purchase certain other classes of certificates). Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer with respect to each serviced mortgage loan (other than any excluded special servicer loans) and any related serviced companion loans and it or an affiliate assisted Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) with its due diligence on the mortgage loans prior to the closing date.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing holder, the risk retention consultation parties, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of its business, Park Bridge Lender Services LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the duties of Park Bridge Lender Services LLC as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders and the RR interest owner, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent or sponsor of a borrower or any of their affiliates.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing holder, the risk retention consultation parties, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent or sponsor of a borrower or any of their affiliates.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

It is anticipated that Eightfold Real Estate Capital Fund V, L.P., or its affiliate, will be the initial directing holder (other than with respect to any non-serviced mortgage loan, any servicing shift whole loan, any serviced AB mortgage loan or any applicable excluded loan). The special servicer may, at the direction of the directing holder (for so long as a control termination event does not exist and other than with respect to any applicable excluded special servicer loan), take actions with respect to the specially serviced mortgage loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing holder will be controlled by the controlling class certificateholders.

The Agellan Portfolio whole loan will be serviced pursuant to the pooling and servicing agreement related to this transaction, and the Agellan Portfolio mortgage loan and the trust subordinate companion loan will be assets in the trust fund. The initial directing holder for the Agellan Portfolio whole loan is expected to be the Agellan Portfolio controlling class certificateholder (or its representative). For so long as no Agellan Portfolio control appraisal period is continuing, the directing holder for the Agellan Portfolio whole loan will be the Agellan Portfolio controlling class certificateholder (or its representative) selected by a majority of the Agellan Portfolio controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time). The Agellan Portfolio controlling class will be the most subordinate class of the loan-specific principal balance certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuance of a Agellan Portfolio control appraisal period with respect to the Agellan Portfolio whole loan, the directing holder for the Agellan Portfolio whole loan will be the controlling class certificateholder (or its representative). The directing holder for the Agellan Portfolio whole loan will have the right to (i) consent to certain material decisions and actions made with respect to the Agellan Portfolio whole loan, (ii) prior to a Agellan Portfolio control appraisal period with respect to the Agellan Portfolio whole loan, purchase the Agellan Portfolio Mortgage Loan under certain limited circumstances and (iii) replace the special servicer with respect to the Agellan Portfolio whole loan, with or without cause. The special servicer may, at the direction of the related directing holder, take actions with respect to the Agellan Portfolio whole loan that could adversely affect the holders of some or all of the classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Agellan Portfolio Whole Loan”.

The controlling class certificateholders, the Agellan Portfolio controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders and the RR interest owner. As a result, it is possible that the directing holder on behalf of the controlling class certificateholders or the Agellan Portfolio controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any servicing shift mortgage loan or any applicable excluded loan) or on behalf of the subordinate companion loan holders or the directing holder (which term as used herein will include any equivalent entity or any representative thereof) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan may direct the special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the RR interest owner.

Set forth in the following table is the identity of the initial directing holder (or equivalent party) for each whole loan, the expected securitization trust holding the controlling note in such whole loan and the pooling and servicing agreement under which it is expected to be serviced.

Whole Loan	Pooling/Trust and Servicing Agreement(1)	Controlling Noteholder	Initial Directing Party(2)
Agellan Portfolio	Benchmark 2020-B18	Benchmark 2020-B18	(3)
Moffett Towers Buildings A, B & C	MOFT 2020-ABC	MOFT 2020-ABC	Angelo, Gordon & Co., L.P.(4)
BX Industrial Portfolio	Benchmark 2020-IG3	Benchmark 2020-IG3	PCSD BX Industrial Mezz Private Limited(5)
MGM Grand & Mandalay Bay	BX 2020-VIVA	BX 2020-VIVA	CF LV SASB Holdings LLC(6)
1633 Broadway	BWAY 2019-1633	BWAY 2019-1633	Prima Capital Advisors LLC(7)
711 Fifth Avenue	GSMS 2020-GC47	GSMS 2020-GC47	LD II Holdco X, LLC
280 North Bernardo	Benchmark 2020-B18	Benchmark 2020-B18	Eightfold Real Estate Capital Fund V, L.P.
420 Taylor Street	Benchmark 2020-B18(7)	Benchmark 2020-B18(7)	Eightfold Real Estate Capital Fund V, L.P.(8)
3000 Post Oak	Benchmark 2020-B18	Benchmark 2020-B18	Eightfold Real Estate Capital Fund V, L.P.
Chase Center Tower I	Benchmark 2020-IG2	Benchmark 2020-IG2	Security Benefit Life Insurance Company(9)
Chase Center Tower II	Benchmark 2020-IG2	Benchmark 2020-IG2	Security Benefit Life Insurance Company(9)
Brass Professional Center	Benchmark 2020-B18	Benchmark 2020-B18	Eightfold Real Estate Capital Fund V, L.P.
Apollo Education Group HQ Campus	Benchmark 2020-B17	Benchmark 2020-B17	KKR CMBS II Aggregator Type 1 L.P.
Bellagio Hotel and Casino	BX 2019-OC11	BX 2019-OC11	CPPIB Credit Structured North America III, Inc.
Southcenter Mall	GSMS 2020-GC45	GSMS 2020-GC45	KKR Real Estate Credit Opportunity Partners II L.P.
Kings Plaza	Benchmark 2020-B17	Benchmark 2020-B17	KKR CMBS II Aggregator Type 1 L.P.

(1)	The identification of a “Pooling/Trust and Servicing Agreement” above indicates that we have identified a securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the related controlling note for such whole loan.

(2)	The entity listed as the “Initial Directing Party” reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement, trust and servicing agreement or intercreditor agreement, as applicable.

(3)	The initial directing holder for the Agellan Portfolio whole loan is expected to be FIAM LLC, acting in its capacity as investment manager for one or more of its clients, or one of its affiliates, which is expected to be the Agellan Portfolio controlling class certificateholder (or its representative). For so long as no Agellan Portfolio control appraisal period is continuing, the directing holder for the Agellan Portfolio whole loan will be the Agellan Portfolio controlling class certificateholder (or its representative) selected by a majority of the Agellan Portfolio controlling class certificateholders. During the continuance of a Agellan Portfolio control appraisal period, the directing holder for the Agellan Portfolio whole loan will be the trust directing holder.

(4)	With respect to the Moffett Towers Buildings A, B & C whole loan, the initial controlling notes are Note B-1, B-2 and B-3, so long as no control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the control note will be the Note A-1-C-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers Buildings A, B & C Whole Loan”.

(5)	The initial directing party for the BX Industrial Portfolio whole loan is PCSD BX Industrial Mezz Private Limited, as the holder of Note A-1-D, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-D is continuing. If and for so long as a control appraisal period with respect to the BX Industrial Portfolio Note A-1-D has occurred and is continuing, then the controlling notes will be the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2 is continuing. If and for so long as a control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2 has occurred and is continuing, then the controlling note will be the BX Industrial Portfolio Note A-1-B, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-B is continuing. If a control appraisal period with respect to the BX Industrial Portfolio Note A-1-B has occurred and is continuing, then the controlling note will be Note A-1-A-1. Note A-1-B and Note A-1-A-1 have been included in the Benchmark 2020-IG3 securitization and, therefore, during the continuance of a BX Industrial Portfolio Note C control appraisal period, the related trust directing holder under the Benchmark 2020-IG3 pooling and servicing agreement is expected to exercise the rights of the controlling holder with respect to the BX Industrial Portfolio whole loan.

(6)	With respect to the MGM Grand & Mandalay Bay whole loan, the initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan”. As of the closing date of the BX 2020-VIVA transaction, CF LV SASB Holdings was the entity expected to act as the initial directing party.

(7)	With respect to the 1633 Broadway whole loan, the initial controlling notes are Note B-1, Note B-2, Note B-3 and Note B-4, which were contributed to the BWAY 2019-1633 securitization transaction. During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction, Note A-1-C-1 will be the controlling note and the directing certificateholder (or equivalent party) under the CGCMT 2020-GC46 securitization transaction will be the directing party.

(8)	The 420 Taylor Street whole loan will be serviced by the pooling and servicing agreement entered into in connection with this securitization and the initial controlling note will be held by this securitization, however, if greater than $38,000,000 aggregate principal balance of the related pari passu companion loans are included together in a future securitization, such whole loan is expected to become a servicing shift whole loan and servicing will be transferred to such future securitization on and after the related servicing shift securitization date, at which time control will shift to the related pari passu companion loan with the largest principal balance included in such other securitization and the controlling noteholder will be the related directing holder (or equivalent entity) under such securitization.

(9)	The initial directing party for each of the Chase Center Tower I whole loan and the Chase Center Tower II whole loan is Security Benefit Life Insurance Company, as the holder of note C-1 (with respect to the Chase Center Tower I whole loan) and note C-2 (with respect to the Chase Center Tower II whole loan). Pursuant to the related intercreditor agreement, during the continuance of a control appraisal period with respect to the Chase Center Tower I whole loan note C or the Chase Center Tower II whole loan note C, the holder of note B will be the controlling holder for the Chase Center Tower whole loans. The Chase Center Tower I whole loan and the Chase Center Tower II whole loan will each be serviced by the master servicer and, if necessary, the special servicer under the Benchmark 2020-IG2 pooling and servicing agreement at all times. Note B-1 and note B-2 were included in the Benchmark 2020-IG2 securitization, and, therefore, during the continuance of a control appraisal period with respect to the Chase Center Tower I whole loan note C or the Chase Center Tower II whole loan note C, the related trust directing holder under the Benchmark 2020-IG2 pooling and servicing agreement will exercise the rights of the controlling holder with respect to the Chase Center Tower I whole loan and the Chase Center Tower II whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Chase Center Tower Whole Loans”.

The special servicer, in connection with obtaining the consent of, or upon consultation with (or, in the case of any servicing shift whole loan, prior to the related servicing shift securitization date, at the direction or with the approval of), the directing holder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates or the RR interest owner, and they may have interests in conflict with those of the certificateholders or the RR interest owner. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the RR interest owner. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing holder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan) (or, in the case of any servicing shift mortgage loan (other than the 420 Taylor Street mortgage loan), prior to the related servicing shift securitization date, by the holder of the related controlling pari passu companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, on and after the related servicing shift securitization date, the securitization trust for the related controlling pari passu companion loan) has certain consent and/or consultation rights with respect to the non-serviced mortgage loans under the related pooling and servicing agreement governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing holder and its affiliates (and the directing holder under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders and the RR interest owner, especially if the applicable directing holder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing holder or the holder of the majority of the controlling class (or, with respect to the Agellan Portfolio whole loan, during the continuance of an Agellan Portfolio control appraisal period, the Agellan Portfolio controlling class certificateholder (or its representative) selected by a majority of the Agellan Portfolio controlling class certificateholders (by certificate balance)) (any such mortgage loan referred to in this prospectus as an “excluded loan”), the directing holder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing holder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing holder or a controlling class certificateholder, as applicable, the directing holder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, we cannot assure you that the directing holder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. Each of these relationships may create a conflict of interest.

Eightfold Real Estate Capital Fund V, L.P. or one of its affiliates is anticipated to be the initial directing holder (other than with respect to any non-serviced mortgage loan, any servicing shift whole loan, any serviced AB mortgage loan or any applicable excluded loan) and the purchaser of each of the Class X-F, Class F, Class G-RR, Class H-RR and Class S certificates (and may purchase certain other classes of certificates). Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer with respect to each serviced mortgage loan (other than any excluded special servicer loans) and any related serviced companion loans and it or an affiliate assisted Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) with its due diligence on the mortgage loans prior to the closing date.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”), which is referred to in this prospectus as the “Retaining Third-Party Purchaser” (see “Pooling and Servicing Agreement—The Directing Holder—General”), was required under the credit risk retention rules to perform certain due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity. In addition, the Retaining Third-Party Purchaser was given the opportunity by the sponsors to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the Retaining Third-Party Purchaser received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the Retaining Third-Party Purchaser or that the final pool as influenced by the Retaining Third-Party Purchaser’s feedback will not adversely affect the performance of your certificates and benefit the performance of the Retaining Third-Party Purchaser’s certificates. Because of the differing subordination levels, the Retaining Third-Party Purchaser has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the Retaining Third-Party Purchaser but that does not benefit other investors. In addition, the Retaining Third-Party Purchaser may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The Retaining Third-Party Purchaser performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The Retaining Third-Party Purchaser is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the Retaining Third-Party Purchaser’s acceptance of a mortgage loan. The Retaining Third-Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The Retaining Third-Party Purchaser will have no liability to any certificateholder for any actions taken by them as described in the preceding two paragraphs.

It is anticipated that Eightfold Real Estate Capital Fund V, L.P., or its affiliate, will be the Retaining Third-Party Purchaser. Eightfold Real Estate Capital Fund V, L.P., or its affiliate, will constitute the initial directing holder with respect to the serviced mortgage loans (other than with respect to a servicing shift mortgage loan, any serviced AB mortgage loan or any applicable excluded loan). The directing holder will have certain rights to direct and consult with the special servicer. In addition, the directing holder will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Holder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights” and “—The Non-Serviced AB Whole Loans”.

Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer with respect to each serviced mortgage loan (other than any excluded special servicer loan) and any related serviced companion loans and it or an affiliate assisted Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) with its due diligence on the mortgage loans prior to the closing date.

Because the incentives and actions of the Retaining Third-Party Purchaser may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing holder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

The special servicer (or a successor special servicer) may enter into one or more arrangements with the directing holder, a controlling class certificateholder, an Agellan Portfolio controlling class certificateholder, a companion loan holder, the VRR interest owners, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans and the trust subordinate companion loan, and distributions on any class of certificates and the RR interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans and the trust subordinate companion loan, as applicable. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and the RR interest owner will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the certificates who are not subject to those provisions to resell their certificates in the secondary market.

For example:

●	Investors should be aware, and in some cases are required to be aware, of the risk retention and due diligence requirements (the “European Risk Retention and Due Diligence Requirements”) set out in Regulation (EU) 2017/2402 (the “European Securitization Regulation”), as supplemented by certain related regulatory technical standards, implementing technical standards and official guidance. The European Securitization Regulation has direct effect in member states of the European Union (“EU”), and is expected also to be implemented in non-EU member states of the European Economic Area (“EEA”). In addition, notwithstanding that the United Kingdom (“UK”) is no longer a member of the EU, the European Securitization Regulation continues to apply in the UK, pursuant to the withdrawal agreement between the EU and the UK, for the duration of the transition period (“Transition Period”) provided for by such agreement (i.e. until December 31, 2020).

The European Risk Retention and Due Diligence Requirements apply in respect of institutional investors (as defined in the European Securitization Regulation) and, in certain cases, their consolidated subsidiaries (together, “European Institutional Investors”), including: institutions for occupational retirement provision; credit institutions (and certain consolidated subsidiaries thereof); alternative investment fund managers which manage or market alternative investment funds in the EU or in the UK; investment firms (as defined in Regulation (EU) No 575/2013) (and certain consolidated subsidiaries thereof); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS). The European Risk Retention and Due Diligence Requirements restrict European Institutional Investors from investing in securitizations unless, amongst other things, such European Institutional Investors have verified that: (i) if established in a country other than (a) a member state of the EU or the EEA or (b) the UK, the originator, sponsor or original lender under the securitization retains, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the European Securitization Regulation and the risk retention is disclosed to European Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the European Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a country other than (a) a member state of the EU or the EEA or (b) the UK, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

Failure to comply with one or more of the European Risk Retention and Due Diligence Requirements may result in various penalties including, in the case of those European Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitisation position acquired by the relevant European Institutional Investor.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the European Risk Retention and Due Diligence Requirements. In particular, no such person undertakes to take any action which may be required by any European Institutional Investor for the purposes of its compliance with any applicable European Risk Retention and Due Diligence Requirement or any similar requirements. None of the sponsors, the depositor or the underwriters, or any of their respective affiliates, or any other person, provides any assurances regarding, or assumes any responsibility or liability for, compliance by any investor or any other person with any European Risk Retention and Due Diligence Requirements.

In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any European Institutional Investor or any other person with any European Risk Retention and Due Diligence Requirements.

Consequently, the certificates may not be a suitable investment for any European Institutional Investor and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the Certificates for investment, and, in particular, the scope and applicability of the European Risk Retention and Due Diligence Requirements and their compliance with any applicable European Risk Retention and Due Diligence Requirements.

It is currently expected that, with effect from the end of the Transition Period, (i) the European Securitization Regulation will cease to be applicable in the UK, and (ii) certain UK legislation (the “UK Securitization Rules”) will take effect. The UK Securitization Rules, in broad terms (and amongst other things), will impose upon relevant UK-established or UK-regulated persons certain restrictions and obligations that will generally be similar in nature (but not identical) to those imposed by the European Securitization Regulation as at the end of the Transition Period. None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to take any action that may be required by any person for the purposes of its compliance with any applicable requirement of the UK Securitization Rules. No such party provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any requirement of the UK Securitization Rules. Prospective investors are responsible for analyzing their own legal and regulatory position and are encouraged, where relevant, to consult with their own advisors regarding the UK Securitization Rules, and any changes that may be made thereto.

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in July 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Section 619 of the Dodd-Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities”.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the retaining third-party purchaser will at times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the retaining third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder or RR interest owner in distributions to certificateholders may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 5 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the pooled certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the pooled certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the pooled certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the pooled certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated pooled certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the classes of pooled certificates. If the depositor had selected such nationally recognized statistical rating organizations to rate those other classes of rated pooled certificates not rated by it, its ratings of those other pooled certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of pooled certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of pooled certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Subordination of the Subordinate Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinate Certificates

As described in this prospectus, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on such class of subordinate certificates will be subordinated to the rights of the holders of more senior certificates having an earlier alphabetical or alphanumeric class designation.

If you acquire Class A-M, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the senior certificates. The Class A-M certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G-RR and Class H-RR certificates. As a result, investors in those classes of pooled certificates that are subordinated in whole or part to other classes of pooled certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of pooled certificates. See "Description of the Certificates—Distributions" and "—Subordination; Allocation of Realized Losses".

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General. The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or buy any of the Class X certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If prepayment principal distributions are very high, holders of certificates purchased at a premium or holders of any of the Class X certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or provide incentives for the borrower to repay by the related anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or the special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and the RR interest owner. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, the holder of a subordinate companion loan or any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B, Class X-D and Class X-F certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the following table is based upon all or a portion of the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class or Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M
Class X-B	Class B
Class X-D	Class D, Class E
Class X-F	Class F

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves. With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield. If losses on the mortgage loans allocated to the principal balance certificates exceed the aggregate certificate balance of principal balance certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of the non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of pooled principal balance certificates and the balance of the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the pooled principal balance certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the Class S and Class R certificates and the certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the pooled principal balance certificates, first the Class H-RR certificates, then the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-M certificates and, then pro rata, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of any of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 or Class A-M certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of any of the Class D or Class E certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. A reduction in the certificate balance of the Class F certificates will result in a corresponding reduction in the notional amount of the Class X-F certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination. The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights. Except as described in this prospectus, you and other certificateholders and the RR interest owner generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to the non-serviced mortgage loans, you will generally not have any right to vote or make decisions with respect the non-serviced mortgage loans, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and the related companion loan, subject to the rights of the directing holder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Holder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment. The directing holder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan or any applicable excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance), occurs and is continuing, the directing holder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing holder will lose the consultation rights.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any servicing shift mortgage loan, any non-serviced mortgage loan and any applicable excluded loan). In addition, for so long as no Agellan Portfolio control appraisal period is continuing, the AGN risk retention consultation party will have certain consultation rights with respect to the Agellan Portfolio mortgage loan See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

These actions and decisions with respect to which the directing holder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder and any risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing holder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer may, at the direction or upon the advice of the holder of the related controlling pari passu companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling notes) will have limited consultation rights with respect to major decisions relating to each non-serviced whole loan (and any servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing holder for this transaction so long as no control termination event is continuing and by the special servicer if a control termination event is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing holder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder, the risk retention consultation parties and the directing holder (or equivalent entity) under the pooling and servicing agreement or the trust and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in its own interests or the interests of the holders of the controlling class or the VRR Interest, as applicable (or in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iii)    does not have any duties to the holders of any class of certificates other than the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iv)    may take actions that favor its own interests or the interests of the holders of the controlling class or the VRR Interest owners and for the benefit of, the certificateholders (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder, any risk retention consultation party, a controlling companion loan holder or the directing holder (or the equivalent) under the pooling and servicing agreement or the trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the HRR Certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate, (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan or a servicing shift mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer (other than with respect to the Agellan Portfolio whole loan), as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the RR interest owner and, with respect to any serviced whole loan, for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders, the RR interest owner and companion loan holders constituted a single lender, taking into account the subordinate nature of a subordinate companion loan). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in any one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor (if any) appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement for this transaction. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. In general, the directing holder will have the right to terminate and replace the special servicer (other than with respect to any servicing shift whole loan) with or without cause so long as no control termination event is continuing as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement (and with respect to the Agellan Portfolio whole loan for so long as a Agellan Portfolio control appraisal period is continuing with respect to the Agellan Portfolio whole loan), the special servicer may also be removed (other than with respect to any servicing shift whole loan) in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the pooled voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the pooled principal balance certificates) and (y) upon receipt of approval by (i) certificateholders holding at least 66 2/3% of a quorum of the pooled certificateholders and the holders of the Class RR certificates (which is the holders of pooled certificates and the Class RR certificates evidencing at least 50% of the pooled voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)) or (ii) pooled certificateholders and the holders of the Class RR certificates holding more than 50% of each class of “pooled non-reduced certificates” (each class of pooled certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class S and Class R certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders and the RR interest owner as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer (other than with respect to the Agellan Portfolio Whole Loan) and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of pooled principal balance certificates and the Class RR certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the pooled voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all pooled principal balance certificates and the

Class RR certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

Additionally, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the holder of the related controlling pari passu companion loan will have the right to terminate and replace the special servicer (solely with respect to such servicing shift whole loan) with or without cause at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Control Rights with respect to Servicing Shift Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure you that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment. The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan that is subject to one or more subordinate companion loans, the holders of such companion loan(s) will generally have the right under limited circumstances to (i) other than with respect to the trust subordinate companion loan, cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control period” or a “control termination event” applicable to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have or may in the future have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan (excluding the trust subordinate companion loan while included in the issuing entity) or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the co-lender agreement or intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of the non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates or the RR interest owner;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder or RR interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates or the RR interest. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the RR interest.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except German American Capital Corporation, in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer (if applicable) under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

In addition, with respect to each of the MGM Grand & Mandalay Bay mortgage loan (7.0%), the 1633 Broadway mortgage loan (6.7%) and 420 Taylor Street mortgage loan (4.1%), each of the related mortgage loan sellers will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by the applicable mortgage loan seller to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of the related mortgage loan sellers with respect to each such mortgage loan will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-VRR certificates and the VRR Interest owners, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-VRR certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the non-VRR certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-VRR certificates (collectively) and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the RR interest owner to receive distributions on the offered certificates and the RR interest, respectively. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), an originator and the parent of Goldman Sachs Mortgage Company, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of GS Bank a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the FDIA; likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship. The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).

The transfer of the mortgage loans by the sponsors to the depositor in connection with this offering is not expected to qualify for the FDIC Safe Harbor. However, these transfers are not transfers by banks, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter

(the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company's estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the RR interest owner continuing to hold the full non-notionally reduced amount of such certificates or RR interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the Pooling and Servicing Agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure. If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be allowed to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan becomes imminent. Any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the RR interest owner. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and the RR interest owner is greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and the structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status. If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC, the Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC, as applicable, may be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount. One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

State and Local Taxes Could Adversely Impact Your Investment. In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2020-26 easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. Accordingly, the master servicer or the special servicer may grant certain forbearances (and engage in related modifications) with respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of (i) a pool of 37 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $934,463,108 (the “Initial Pool Balance”) and (ii) the Trust Subordinate Companion Loan. The “Cut-off Date” with respect to each Mortgage Loan and the Trust Subordinate Companion Loan is the later of the related due date in July 2020 (or, in the case of any Mortgage Loan that has its first due date after July 2020, the date that would have been its due date in July 2020 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan.

Sixteen (16) of the Mortgage Loans (70.0%) are each part of a larger whole loan (a “Whole Loan”), each of which is comprised of (i) the related Mortgage Loan, (ii) one or more loans that are pari passu in right of payment to the related Mortgage Loan (each referred to in this prospectus as a “Pari Passu Companion Loan”) and (iii) in the case of 8 of the Mortgage Loans (43.1%) one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan”). Each of the Pari Passu Companion Loans and the Subordinate Companion Loans are referred to in this prospectus as a “Companion Loan”. Each Companion Loan is secured by the same mortgage(s) and the same assignment(s) of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

With respect to the Agellan Portfolio Whole Loan (8.0%), there is one Subordinate Companion Loan relating to the Agellan Portfolio Mortgage Loan, the Subordinate Companion Loan identified as Note B, which will be included in the issuing entity (the “Trust Subordinate Companion Loan”) and will have a principal balance as of the Cut-off Date of $172,000,000. Although the Trust Subordinate Companion Loan will be an asset of the issuing entity, amounts distributable in respect of the Trust Subordinate Companion Loan pursuant to the related co-lender agreement will be payable only to the Class AGN-X, Class AGN-D, Class AGN-E, Class AGN-F and Class AGN-G certificates (the “Loan-Specific Certificates”) and the AGN-VRR interest.

With respect to the BX Industrial Portfolio Whole Loan (7.5%), in respect of presentation of financial information, references to Pari Passu Companion Loans should generally be deemed to also include a portion of the BX Industrial Portfolio floating rate loan that has a principal balance as of the Cut-off Date of approximately $58,283,000 which is deemed to be pari passu with the BX Industrial Portfolio Mortgage Loan and references to Subordinate Companion Loans should generally be deemed to also include the remaining portion of the BX Industrial Portfolio floating rate loan that has a principal balance as of the Cut-off Date of approximately $41,145,000 that is deemed to be subordinate to the BX Industrial Portfolio Mortgage Loan.

The Mortgage Loans were originated, co-originated or acquired (or, on or prior to the closing date, will be acquired) by the mortgage loan sellers set forth in the following chart. The mortgage loan sellers will sell their respective Mortgage Loans and the Trust Subordinate Companion Loan to the depositor, which will in turn sell the Mortgage Loans and the Trust Subordinate Companion Loan to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMorgan Chase Bank, National Association	9	$ 238,608,108	25.5%
Goldman Sachs Mortgage Company	4	227,700,000	24.4
German American Capital Corporation	6	161,500,000	17.3
Citi Real Estate Funding Inc.	15	140,805,000	15.1
Citi Real Estate Funding Inc./German American Capital Corporation(2)	1	65,000,000	7.0
German American Capital Corporation/JPMorgan Chase Bank, National Association(3)	1	62,850,000	6.7
JPMorgan Chase Bank, National Association/Citi Real Estate Funding Inc.(4)	1	38,000,000	4.1
Total	37	$ 934,463,108	100.0%

(1)	Each Mortgage Loan was originated by its respective Mortgage Loan Seller or its affiliate, except those certain Mortgage Loans that were originated by an unaffiliated third-party or are part of larger whole loan structures that were co-originated by the applicable Mortgage Loan Seller or its affiliate with one or more other lenders. See “Co-Originated or Third-Party Originated Mortgage Loans” below.

(2)	The MGM Grand & Mandalay Bay Mortgage Loan (7.0%) is part of a Whole Loan as to which separate notes are being sold by CREFI and GACC. The MGM Grand & Mandalay Bay Whole Loan was co-originated by CREFI, Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Société Générale Financial Corporation. The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-13-1, with a Cut-off Date Balance of $43,333,333, as to which CREFI is acting as Mortgage Loan Seller; and (ii) note A-15-1, with a Cut-off Date Balance of $21,666,667, as to which GACC is acting as Mortgage Loan Seller.

(3)	The 1633 Broadway Mortgage Loan (6.7%) is part of a Whole Loan as to which separate notes are being sold by GACC and JPMCB. The 1633 Broadway Whole Loan was co-originated by DBRI, Wells Fargo Bank, National Association, JPMCB and Goldman Sachs Bank USA. The 1633 Broadway Mortgage Loan is evidenced by two (2) promissory notes: (i) notes A-2-C-6, with an outstanding principal balance of $35,000,000 as of the Cut-off Date, as to which GACC is acting as Mortgage Loan Seller; and (ii) note A-3-C-1-A, with an outstanding principal balance of $27,850,000 as of the Cut-off Date, as to which JPMCB is acting as Mortgage Loan Seller.

(4)	The 420 Taylor Street Mortgage Loan (4.1%) is part of a Whole Loan which was co-originated by JPMCB and CREFI, and as to which separate notes are being sold by JPMCB and CREFI. The 420 Taylor Street Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-2, with an outstanding principal balance of $21,590,909, as of the Cut-off Date, as to which JPMCB is acting as Mortgage Loan Seller, and (ii) note A-4, with an outstanding principal balance of $16,409,091 as of the Cut-off Date, as to which CREFI is acting as Mortgage Loan Seller.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans are component promissory notes of whole loans co-originated by the related Mortgage Loan Seller (or an affiliate) and another entity or were originated by a third-party and subsequently acquired by the related mortgage loan seller:

●	The Moffett Towers Buildings A, B & C Mortgage Loan (8.0%), for which GSMC is the Mortgage Loan Seller, is part of a Whole Loan that was co-originated by DBR Investments Co. Limited (“DBRI”), JPMCB and Goldman Sachs Bank USA (“GS Bank”).

●	The MGM Grand & Mandalay Bay Mortgage Loan (7.0%), for which CREFI and GACC are each a Mortgage Loan Seller, is part of a Whole Loan that was co-originated by CREFI, Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch and Société Générale Financial Corporation.

●	The 1633 Broadway Mortgage Loan (6.7%), for which GACC and JPMCB are each a Mortgage Loan Seller, is part of a Whole Loan that was co-originated by DBRI, Wells Fargo Bank, National Association, JPMCB and GS Bank.

●	The 711 Fifth Avenue Mortgage Loan (4.8%), for which GSMC is the Mortgage Loan Seller, is part of a Whole Loan that was co-originated by GS Bank and Bank of America, N.A.

●	The 420 Taylor Street Mortgage Loan (4.1%), for which JPMCB and CREFI are the Mortgage Loan Sellers, is part of a Whole Loan that was co-originated by JPMCB and CREFI.

●	The Bellagio Hotel and Casino Mortgage Loan (2.3%), for which JPMCB is the Mortgage Loan Seller, is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A., CREFI and JPMCB.

●	The Kings Plaza Mortgage Loan (1.5%), for which JPMCB is the Mortgage Loan Seller, is part of a Whole Loan that was co-originated by JPMCB, Société Générale Financial Corporation and Wells Fargo Bank, National Association.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on July 31, 2020 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, (iii) with respect to the 1633 Broadway Mortgage Loan, each of GACC and JPMCB will sell 1 of 2 promissory notes comprising such Mortgage Loan to the depositor, (iv) with respect to the MGM Grand & Mandalay Bay Mortgage Loan, each of CREFI and GACC will sell 1 of 2 promissory notes comprising such Mortgage Loan to the depositor, and (v) with respect to the 420 Taylor Street Mortgage Loan (collectively with the 1633 Broadway and MGM Grand & Mandalay Bay Mortgage Loans, the “Joint Mortgage Loans”), each of JPMCB and CREFI will sell 1 of 2 promissory notes comprising such Mortgage Loan to the depositor. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

Although the Trust Subordinate Companion Loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include the Trust Subordinate Companion Loan unless otherwise indicated. The Trust Subordinate Companion Loan supports only the Loan-Specific Certificates and the

AGN-VRR interest. Information in the tables in this prospectus excludes the Trust Subordinate Companion Loan unless otherwise stated.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balance (in the case of Mortgage Loan information) or by Allocated Loan Amount as of the Cut-off Date (in the case of Mortgaged Property information).

The information presented in this prospectus with respect to the Loan Per Net Rentable Area, Loan-to-Value Ratio, Loan-to-Value Ratio at Maturity, Underwritten NCF DSCR, Underwritten NCF Debt Yield and Underwritten NOI Debt Yield for each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loan(s), unless otherwise indicated.

Unless otherwise specified, (i) references to a Mortgaged Property (or portfolio of Mortgaged Properties) by name refer to such Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (ii) references to a Mortgage Loan by name refer to such Mortgage Loan secured by the related Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a Mortgaged Property name (or portfolio of Mortgaged Properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance, and (iv) any parenthetical with a percent next to a Mortgage Loan name or a group of Mortgage Loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance.

Definitions

For purposes of this prospectus, including the information presented in the Annexes to this prospectus, the indicated terms have the meanings below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. In particular, such appraisals do not reflect the effects of the COVID-19 pandemic on the Mortgaged Properties. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

With respect to the BX Industrial Portfolio Mortgage Loan, the calculation of the debt service coverage ratios, loan-to-value ratios and debt yields includes approximately $58,283,000 of the Cut-off Date balance of the BX Industrial Portfolio Floating Rate Loan.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan documents.

“Annual Debt Service” generally means, for any Mortgage Loan or Companion Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan or Companion Loan following the Cut-off Date (but without regard to any leap year adjustments) or: (i) in the case of a Mortgage Loan or Companion Loan that provides for interest only payments through maturity or anticipated repayment date, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter and (ii) in the case of a Mortgage Loan or Companion Loan that provides for an initial interest only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during such subsequent amortization period. Monthly debt service and debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan or Companion Loan, as applicable following the Cut-off Date (but without regard to any leap year adjustments), subject to the exceptions set forth in the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan and without regard to any related Subordinate Companion Loan. For purposes of calculating the Annual Debt Service for the BX Industrial Portfolio Whole Loan, LIBOR was assumed to be 0.500%.

“Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller. Other than as described under “—Appraised Value”, the Appraised Value reflected in this prospectus for each Mortgaged Property reflects the “as-is” value. In certain cases, in addition to an “as-is” value, the appraisal states an appraised value based on hypothetical or other projected values for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has generally taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In the case of certain Mortgage Loans as described under “—Appraised Value”, the Cut-off Date LTV Ratio or the Maturity Date LTV Ratio for such Mortgage Loans has been calculated based on an Appraised Value of a related Mortgaged Property other than the “as-is” Appraised Value. We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1. We make no representation that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, outstanding at the related Anticipated Repayment Date or due at maturity, as the case may be) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date, after application of all payments due on or before that date, whether or not received.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Lease Expiration” means the date at which the applicable tenant’s lease is scheduled to expire.

“Loan Per Net Rentable Area” means the principal balance per unit of measurement as of the Cut-off Date.

“Loan-to-Value Ratio,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided by (b) the Appraised Value of the related Mortgaged Property or aggregate Appraised Values of the Mortgaged Properties; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Loan-to-Value Ratio was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans and without regard to any related Subordinate Companion Loan.

●	With respect to each Mortgaged Property identified in “—Appraised Value” below, the respective Cut-off Date LTV Ratio was calculated based on an Appraised Value of such Mortgaged Property other than the “as-is” Appraised Value.

“Loan-to-Value Ratio at Maturity or ARD”, “LTV Ratio at Maturity”, “Balloon LTV” or “Maturity Date LTV Ratio” means, with respect to any Mortgage Loan, (a) the Balloon Balance of such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Loan-to-Value Ratio at Maturity or ARD was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans and without regard to any related Subordinate Companion Loan.

●	In the case of an ARD Loan, the Loan-to-Value Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date.

●	With respect to each Mortgaged Property identified in “—Appraised Value” below, the respective Loan-to-Value Ratio at Maturity or ARD was calculated based on an Appraised Value of such Mortgaged Property other than the “as-is” Appraised Value.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the twelve-month period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not substitutes for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or substitutes for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity, and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy” means, unless the context indicates otherwise, (i) in the case of multifamily, self storage and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial and mixed use properties (to the extent the related Mortgaged Property includes office, retail or industrial space), the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality and mixed use (to the extent the related Mortgaged Property includes hospitality space) properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Provision” means the number of payments from the first due date through and including the maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with the same sponsor or with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Hard Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account or cash management account until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Hard Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a Hard Lockbox upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Springing Soft Lockbox”: means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a Soft Lockbox upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other special purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten EGI” or “UW EGI”, with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark to market, vacancy and collection loss.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance of such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the Mortgaged Properties and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Properties by MGM Lessee II, LLC (and/or any operating subtenant thereof). The UW NCF Debt Yield of the related Whole Loan, based only on the master lease rent, is 9.7%.

●	With respect to the Bellagio Hotel and Casino Mortgage Loan (2.3%), the related Mortgaged Property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the Mortgaged Property. The UW NCF Debt Yield for such Mortgage Loan set forth in this prospectus are calculated on a “look-through” basis, based on the rents and receipts of the Mortgaged Property. The UW NCF Debt Yield of the related Whole Loan, based only on the master lease rent, is 8.1%.

●	With respect to each of the Mortgage Loans listed in the following table, the applicable Underwritten NCF Debt Yield was calculated based on its Cut-off Date Balance less a related earnout or holdback reserve. The applicable Underwritten NCF Debt Yield calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Underwritten NCF Debt Yield	Earnout or Holdback Reserve Amount	Underwritten NCF Debt Yield
968-970 Gates Ave	0.7%	6.9%	$6,000,000	7.5%

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the debt yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the Mortgaged Properties and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Properties by MGM Lessee II, LLC (and/or any operating subtenant thereof). The UW NOI Debt Yield of the related Whole Loan, based only on the master lease rent, is 9.7%.

●	With respect to the Bellagio Hotel and Casino Mortgage Loan (2.3%), the related Mortgaged Property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the Mortgaged Property. The UW NOI Debt Yield for such Mortgage Loan set forth in this prospectus are calculated on a “look-through” basis, based on the rents and receipts of the Mortgaged Property. The UW NOI Debt Yield of the related Whole Loan, based only on the master lease rent, is 8.1%.

●	With respect to each of the Mortgage Loans listed in the following table, the applicable Underwritten NOI Debt Yield was calculated based on its Cut-off Date Balance less a related earnout or holdback reserve. The applicable Underwritten NOI Debt Yield calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Underwritten NOI Debt Yield	Earnout or Holdback Reserve Amount	Underwritten NOI Debt Yield
968-970 Gates Ave	0.7%	7.0%	$6,000,000	7.6%

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF”, with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by an amount that the related mortgage loan seller has determined for the capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, UW NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease

(which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. See Annex A-1 (and the footnotes related thereto) and Annex A-3.

“Underwritten Net Cash Flow DSCR,” “Underwritten NCF DSCR,” or “UW NCF DSCR,” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Cash Flow DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the Mortgaged Properties and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Properties by MGM Lessee II, LLC (and/or any operating subtenant thereof). The UW NCF DSCR of the related Whole Loan, based only on the master lease rent, is 2.70x.

●	With respect to the Bellagio Hotel and Casino Mortgage Loan (2.3%), the related Mortgaged Property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the Mortgaged Property. The UW NCF DSCR for such Mortgage Loan set forth in this prospectus are calculated on a “look-through” basis, based on the rents and receipts of the Mortgaged Property. The UW NCF DSCR coverage ratio of the related Whole Loan, based only on the master lease rent, is 2.19x.

●	With respect to each of the Mortgage Loans listed in the following table, the applicable UW NCF DSCR was calculated based on its Cut-off Date Balance less a related earnout or holdback reserve. The applicable UW NCF DSCR calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Underwritten Net Cash Flow DSCR	Earnout or Holdback Reserve Amount	Underwritten Net Cash Flow DSCR
968-970 Gates Ave	0.7%	1.63x	$6,000,000	1.75x

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten Net Cash Flow DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, we cannot assure you, and no representation is made, that the Underwritten Net Cash Flow DSCRs accurately reflect that ability.

“Underwritten Net Operating Income,” “Underwritten NOI,” or “UW NOI,” with respect to any Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, which is an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller.

The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus. Certain of such assumptions and subjective judgments of each mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer have control. In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject Mortgaged Property prior to the end of its lease. In some cases, the Underwritten Net Operating Income set forth in this prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable mortgage loan seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over such Mortgage Loan or lease term. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.

Specifically, the rental revenue included in the Net Operating Income is based on leases in place, leases that have been executed but the tenant is not yet paying rent and/or in occupancy, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months) past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator or appraiser; plus any additional recurring revenue fees. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. Additionally, in determining rental revenue for multifamily rental properties, the related mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NOI is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. See Annex A-1 (and the footnotes related thereto) and Annex A-3.

“Underwritten Net Operating Income DSCR”, “Underwritten NOI DSCR” or “UW NOI DSCR” or means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Operating Income DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the Mortgaged Properties and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Properties by MGM Lessee II, LLC (and/or any operating subtenant thereof). The UW NOI DSCR of the related Whole Loan, based only on the master lease rent, is 2.70x.

●	With respect to each of the Mortgage Loans listed in the following table, the applicable UW NOI DSCR was calculated based on its Cut-off Date Balance less a related earnout or holdback reserve. The applicable UW NOI DSCR calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Underwritten Net Operating Income DSCR	Earnout or Holdback Reserve Amount	Underwritten Net Operating Income DSCR
968-970 Gates Ave	0.7%	1.63x	$6,000,000	1.76x

The Underwritten Net Operating Income DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, we cannot assure you, and no representation is made, that the Underwritten Net Operating Income DSCRs accurately reflect that ability. See the definition of “Underwritten Net Cash Flow DSCR” for more information regarding the evaluation of debt service coverage ratios.

“Underwritten EGI”, “UW EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark to market, vacancy and collection loss.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Units” or “Rooms” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a self storage property, the number of storage units and (d) in the case of a Mortgaged Property operated as student housing, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

The issuing entity will include 11 Mortgage Loans (44.2%) that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan or Whole Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The following table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	20	$389,338,731	41.7%
Suburban	9	193,425,579	20.7
CBD	9	188,313,151	20.2
Medical	2	7,600,000	0.8
Industrial	106	$208,898,793	22.4%
Warehouse/Distribution	60	158,053,294	16.9
Flex	35	38,376,429	4.1
Warehouse/Storage	3	5,995,166	0.6
Manufacturing	4	3,413,199	0.4
Warehouse	3	2,700,260	0.3
R&D/Flex	1	360,446	0.0
Hospitality	3	$86,250,000	9.2%
Full Service	3	86,250,000	9.2
Multifamily	7	$81,000,000	8.7%
Mid Rise	4	48,700,000	5.2
Garden	3	32,300,000	3.5
Retail	3	$62,108,108	6.6%
Super Regional Mall	2	34,108,108	3.7
Unanchored	1	28,000,000	3.0
Self Storage	8	$53,805,000	5.8%
Mixed Use	2	$51,720,000	5.5%
Office/Retail	1	45,000,000	4.8
Multifamily/Retail	1	6,720,000	0.7
Other	5	$1,342,476	0.1%
Total	154	$934,463,108	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

Office Properties.

With respect to the office properties set forth in the above chart and mixed use properties with office components set forth in the above chart:

●	With respect to the 1633 Broadway Mortgage Loan (6.7%), the Mortgaged Property includes approximately 145,192 square feet of theater space, constituting approximately 5.7% of the net rentable area at the Mortgaged Property, and approximately 80,000 square feet of retail space, constituting approximately 3.1% of the net rentable area at the Mortgaged Property, of which approximately 40,000 square feet is vacant.

●	With respect to the 84 14th Street Mortgage Loan (1.3%), the related Mortgaged Property includes a parking garage, which accounts for approximately 8.5% of the underwritten effective gross income at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties.

With respect to the industrial properties set forth in the above chart:

●	With respect to the 2 Laurel Drive Mortgaged Property (0.7%), a portion of the Underwritten Revenues is derived from rent payments related to the leasing of office space at the Mortgaged Property.

●	With respect to the 2 Laurel Drive Mortgaged Property (0.7%), a 35,700 square foot portion of the Mortgaged Property, representing approximately 48.6% of the total net rentable area, is cold storage warehouse space.

●	With respect to the BX Industrial Portfolio — Enterprise Distribution Center 1 Mortgaged Property (0.1%), the borrower has informed the lender that with respect to the second largest of the two tenants at the Mortgaged Property, Commonwealth Warehouse, Inc., which leases 48.0% of the net rentable area at such Mortgaged Property, several months’ rent is outstanding and with respect to the BX Industrial Portfolio — 7453 Empire – Bldg C Mortgaged Property (0.05%), the borrower has informed the lender that it intends to commence eviction proceedings against the sole tenant, New Era Industrial, LLC, once courts reopen following the coronavirus pandemic.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Hospitality Properties.

With respect to the hospitality properties set forth in the above chart:

●	With respect to each of the MGM Grand & Mandalay Bay Mortgage Loan (7.0%) and the Bellagio Hotel and Casino Mortgage Loan (2.3%), the related Mortgaged Property competes with other high-quality Las Vegas resorts, especially those located on the Las Vegas Strip, which have themes and attractions which directly compete with the operations of the Mortgaged Property, and may have greater name recognition and financial and marketing resources than such

Mortgaged Property, some of which may be operated by affiliates of the master tenant of such Mortgaged Property.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), each of the Mortgaged Properties is currently self-managed by the sole tenant, MGM Lessee II, LLC (the “MGM Tenant”) and/or certain affiliated subtenants of the MGM Tenant and there are no franchise agreements, license agreements or management agreements currently in place at either of the Mortgaged Properties to which the borrowers are parties. The MGM Grand hotel and Mandalay Bay hotel at the Mortgaged Properties are each unflagged. The Four Seasons hotel and the Delano hotel at the Mortgaged Properties are each flagged and are each subject to a license agreement to which the borrowers are not parties. Such license agreements may expire during the term of the MGM Grand & Mandalay Bay Whole Loan, and the MGM Grand & Mandalay Bay Whole Loan documents do not require that such license agreements be extended or that such portions of the Mortgaged Properties be branded, flagged and/or operated as a Four Seasons hotel or Delano hotel.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), each of the related Mortgaged Properties are master leased by the borrowers to a sole tenant, MGM Lessee II, LLC, a wholly-owned subsidiary of MGM Resorts International, pursuant to a sale-leaseback transaction. The related master lease has an initial term expiring on February 28, 2050, with two, 10-year renewal options. In turn, MGM Lessee II, LLC subleased a portion of the Mortgaged Properties to each of Mandalay Bay, LLC, Mandalay Place, LLC and MGM Grand Hotel, LLC (collectively, and together with any future subtenant pursuant to the terms of the master lease, the “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant is (and must continue to be) a subsidiary of MGM Resorts International. Each MGM/Mandalay Operating Subtenant executed a joinder to the master lease on the origination date for the purposes of (x) agreeing to be bound by the terms and provisions of the master lease regarding the disposition of any portion of MGM Lessee II, LLC’s property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the borrower in the portion of MGM Lessee II, LLC’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the master lease. Neither MGM Lessee II, LLC nor any MGM/Mandalay Operating Subtenant is a borrower nor an obligor under the Mortgage Loan documents. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the Mortgaged Properties. Due to the need to find a tenant with the ability to obtain a gaming license and to manage the various operations at the Mortgaged Properties, if MGM Lessee II, LLC (and/or any operating subtenant thereof) were to fail to comply with the terms of the master lease or with any applicable gaming licenses, the borrowers may be unable to locate a suitable tenant at comparable rental rates or at all. The master tenant is not a bankruptcy remote entity. A bankruptcy of the master tenant, its lease guarantor or their affiliates could result in a loss of a substantial portion of the borrowers’ rental revenue and materially and adversely affect the borrowers. In addition, it is possible that a bankruptcy court could re-characterize the master lease transaction as a lending transaction, which would cause the borrowers to lose certain rights as the owner or landlord in the bankruptcy proceeding. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” and “Risk Factors—Risks Relating to the Mortgage Loans—Sale-Leaseback Transactions Have Special Risks.”

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), each of the related Mortgaged Properties consist of a resort and casino and, as of the trailing twelve months ending March 31, 2020 (i) with respect to the Mandalay Bay Mortgaged Property, approximately 34.1% of the revenues were from hotel rooms, approximately 30.2% of the revenues were from food and beverage sales, approximately 13.2% of the revenues were from gaming, and approximately 22.5% of the revenues were from other sources and (ii) with respect to the MGM Grand Mortgaged Property, approximately 27.2% of the revenues were from hotel rooms, approximately

29.4% of the revenues were from food and beverage sales, approximately 22.0% of the revenues were from gaming, and approximately 21.5% of the revenues were from other sources.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), MGM Lessee II, LLC, the master tenant, is permitted, without the borrower’s consent, to mortgage or otherwise encumber its estate in and to the leased property to one or more permitted leasehold mortgagees under one or more permitted leasehold mortgages and to pledge its right, title and interest under the related master lease as security for such permitted leasehold mortgage or any debt agreement secured thereby. The permitted leasehold mortgagee will not be entitled to be treated as such under the master lease unless, among other things, the leasehold mortgage includes an express acknowledgement that any exercise of remedies thereunder that would affect the leasehold estate are subject and subordinate to the terms of the master lease and such person executes a joinder to any existing intercreditor agreement between the permitted leasehold mortgagee and any holder of a mortgage or deed of trust secured by the Mortgaged Properties. Any permitted leasehold mortgage will be required to cover both Mortgaged Properties, and the master tenant will not have the right to encumber its (or any MGM/Mandalay Operating Subtenant’s) interest in one Mortgaged Property separately from the other Mortgaged Property. The lender’s ability to exercise remedies under the Mortgage Loan if there is a master lease event of default could be restricted by the master lease. Any permitted leasehold mortgagee will be given additional cure periods, to cure certain defaults triggered by the master tenant under the master lease, including a default triggered by a bankruptcy proceeding of the master tenant or the master lease guarantor. There could be a possible deterioration of the Properties or its business or operations during this extended cure period. The ability of the borrower and the lender to terminate the master lease as a result of a default by the master tenant could be limited after a foreclosure initiated by the permitted leasehold mortgagee since the permitted leasehold mortgagee is not required to cure defaults not susceptible to cure by the permitted leasehold mortgagee upon its foreclosure and assumption of the master lease. Furthermore, in the event of a foreclosure of the Mortgage Loan, the lender will be required to grant the master tenant (or any permitted leasehold mortgagee that succeeds to its interest) nondisturbance in the event that certain conditions are met, including that there is no uncured master lease event of default.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), upon a casualty at the related Mortgaged Properties (i) involving proceeds of less than $50,000,000 or (ii) involving proceeds of $50,000,000 or more where (x) the master tenant elects to restore the affected Mortgaged Property and reasonably demonstrates that the restoration can be completed within four years of the date on which master tenant can reasonably access the affected Mortgaged Property for the purposes of commencing restoration or (y) the master tenant is required by the master lease to restore the affected Mortgaged Property, the lender may not use the proceeds to pay down the Mortgage Loan and instead must make disbursements for restoration of the affected Mortgaged Property to the master tenant so long as it satisfies the conditions in the master lease.

●	With respect to the Bellagio Hotel and Casino Mortgage Loan (2.3%), the related Mortgaged Property is unflagged.

●	With respect to the Bellagio Hotel and Casino Mortgage Loan (2.3%), the related Mortgaged Property consists of a resort and casino and, as of the trailing twelve months ended March 31, 2020, approximately 29.6% of the revenues were from gaming, approximately 28.4% of the revenues were from hotel rooms, approximately 24.7% of the revenues were from food and beverage sales, approximately 9.0% were from entertainment and approximately 8.3% from other sources.

●	With respect to the Bellagio Hotel and Casino Mortgage Loan (2.3%), the related Mortgaged Property is master leased by the borrower to a single tenant, which is a subsidiary of the former owner of such Mortgaged Property, pursuant to a sale-leaseback transaction. The master tenant owns a 5% interest in the related borrower. The former owner (and parent of the master tenant)

guarantees the payment and performance of all monetary obligations and certain other obligations of the tenant under the master lease. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the Mortgaged Property. However, debt service coverage ratios and debt yields for such Mortgage Loan set forth in this prospectus are not based on the master lease rent, but are calculated on a “look-through” basis, based on the rents and receipts of the Mortgaged Property. Due to the need to find a tenant with the ability to obtain a gaming license and manage the various different operations at the Mortgaged Property, if the master tenant were to fail to comply with the terms of the master lease or with gaming licenses, the borrower may be unable to locate a suitable tenant at comparable rental rates or at all. The master tenant is not a bankruptcy remote entity. A bankruptcy of the master tenant, its lease guarantor or their affiliates could result in a loss of a substantial portion of the borrower’s rental revenue and materially and adversely affect the borrower. In addition, it is possible that a bankruptcy court could recharacterize the master lease transaction as a lending transaction, which would cause the borrower to lose certain rights as the owner or landlord in the bankruptcy proceeding. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” and “Risk Factors—Risks Relating to the Mortgage Loans—Sale-Leaseback Transactions Have Special Risks.”

●	With respect to the Bellagio Hotel and Casino Mortgage Loan (2.3%), the master lease permits the master tenant to incur loans secured by its leasehold interest. The leasehold lender will have certain rights to cure a master lease event of default, to have certain non-curable events of default waived, and to obtain a new lease, which may potentially impede the exercise of the mortgage lender’s remedies upon a foreclosure.

●	In addition, with respect to the Bellagio Hotel and Casino Mortgage Loan (2.3%), upon a casualty at the related Mortgaged Property, even if there is an event of default under the mortgage loan, the lender may not use the proceeds to pay down the Mortgage Loan and instead must make disbursements for restoration of the Mortgaged Property to the master tenant so long as it satisfies the conditions in the master lease. Even if there is an event of default under the Mortgage Loan, so long as there is no uncured master lease event of default, the master tenant will continue to have certain rights, including the rights to receive disbursements from alteration deposits, contest taxes or other charges or make permitted transfers.

●	With respect to the Bellagio Hotel and Casino Mortgage Loan (2.3%), the collateral includes the collateral assignment of the rights of the borrower in various intellectual property rights related to the name “Bellagio” and stylized “B”. Not all such intellectual property is registered, and such intellectual property is subject to the risks to hospitality brand intellectual property identified under “Risk Factors—Risks Related to the Mortgage Loans—Hotel Properties Have Special Risks.”

●	With respect to the following Mortgaged Properties, food and beverage revenue comprise greater than 20% of Underwritten Revenues, as indicated in the table below:

Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Food and Beverage Revenue as % of Underwritten Revenues
MGM Grand	3.8%	29.8%(1)
Mandalay Bay	3.2%	30.0%(1)
Bellagio Hotel and Casino	2.3%	24.7%(1)

(1)	Expressed as a percentage of Underwritten Revenues solely for the hotel portion of the Mortgaged Property.

●	Hospitality properties may be particularly affected by seasonality.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and

“—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties.

With respect to the multifamily properties and mixed use properties with multifamily components set forth in the above chart:

●	With respect to the Strathmore Apartments Mortgaged Loan (0.8%), a significant concentration of the tenants at the related Mortgaged Loan Property are students.

●	With respect to the 364 Lincoln Mortgaged Property (1.9%), the Mortgaged Property has 20 rent-stabilized units out of 55 total units.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” , “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties.

With respect to the retail properties and mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties.

With respect to the self storage properties and mixed use properties with self storage components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Mixed Use Properties.

With respect to the mixed-use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and/or “—Retail Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations.

Certain Mortgaged Properties have one or more tenants that operate their space as a specialty use. Such specialty uses may not allow the space to be readily converted to be suitable for another type of tenant, they may rely on contributions from individuals and government grants or other subsidies to pay rent and other operating expenses or they may have primarily seasonal use that makes income potentially more volatile than for properties with longer term leases. For example, with respect to the 5 largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans by Cut-off Date

Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants operate their space as a specialty use, as set forth in the following table:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Bank Branch	2	7.8%
Medical Office	2	4.0%
Restaurant(1)	1	3.0%

(1)	Excludes any hospitality or multifamily Mortgaged Properties that may have a restaurant on-site.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the ten largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Sq. Ft./Unit(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	U/W Maturity Date NOI Debt Yield(1)	Property Type
Agellan Portfolio	$75,000,000	8.0%	$38	3.04x	41.9%	15.7%	Various
Moffett Towers Buildings A, B & C	$75,000,000	8.0%	$466	3.63x	38.7%	13.1%	Office
Tropical Distribution Center	$75,000,000	8.0%	$88	2.10x	68.2%	7.7%	Industrial
BX Industrial Portfolio	$70,000,000	7.5%	$34	3.57x	39.6%	12.8%	Various
MGM Grand & Mandalay Bay	$65,000,000	7.0%	$167,645	4.95x	35.5%	17.9%	Hospitality
1633 Broadway	$62,850,000	6.7%	$391	3.84x	41.7%	11.9%	Office
711 Fifth Avenue	$45,000,000	4.8%	$1,603	2.90x	54.5%	9.4%	Mixed Use
280 North Bernardo	$40,000,000	4.3%	$639	2.27x	59.2%	9.3%	Office
420 Taylor Street	$38,000,000	4.1%	$757	1.67x	61.3%	10.4%	Office
3000 Post Oak	$35,000,000	3.7%	$181	2.19x	55.6%	12.0%	Office
Top 10 Total/Wtd. Avg.	$580,850,000	62.1%		3.15x	48.1%	12.3%

(1)	With respect to the Agellan Portfolio, Moffett Towers Buildings A, B & C, BX Industrial Portfolio, MGM Grand & Mandalay Bay, 1633 Broadway, 711 Fifth Avenue, 420 Taylor Street and 3000 Post Oak Mortgage Loans, Loan per Sq. Ft./Unit, UW NCF DSCR, Cut-off Date LTV Ratio and U/W Maturity Date NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

See “—Assessment of Property Value and Condition” for additional information.

For more information regarding the fifteen largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.5% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans/Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Pool will include six Mortgage Loans (33.4%), set forth in the following table entitled “Cross-Collateralized/Multi-Property Mortgage Loans”, which are each secured by two or more properties.

In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or Allocated Loan Amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that Mortgaged Property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan. The pool of Mortgage Loans also includes one group of mortgage loans, that are in each case, cross-collateralized and cross-defaulted with the other mortgage loan in the group.

The following table shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Cross-Collateralized/Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Cross Collateralized / Multi-Property	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Agellan Portfolio	Multi-Property	$75,000,000	8.0%
Moffett Towers Buildings A, B & C	Multi-Property	75,000,000	8.0
BX Industrial Portfolio	Multi-Property	70,000,000	7.5
MGM Grand & Mandalay Bay	Multi-Property	65,000,000	7.0
CityLine Augusta Portfolio	Multi-Property	19,700,000	2.1
Chase Center Tower I	Cross-Collateralized	18,213,750	1.9
Chase Center Tower II	Cross-Collateralized	15,536,250	1.7
OrthoSouth	Multi-Property	7,600,000	0.8
Total		$346,050,000	37.0%

Five (5) groups of Mortgage Loans (28.3%), set forth in the following table entitled “Related Borrower Loans”, are not cross-collateralized but have the same borrower sponsor or borrower sponsors related to each other. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1:
BX Industrial Portfolio	$ 70,000,000	7.5%
MGM Grand & Mandalay Bay	65,000,000	7.0
Bellagio Hotel and Casino	21,250,000	2.3
Total for Group 1:	$ 156,250,000	16.7%
Group 2:
CityLine Augusta Portfolio	$ 19,700,000	2.1%
CityLine Hattisburg	8,280,000	0.9
CityLine Flagstaff	6,600,000	0.7
CityLine Wisconsin	6,225,000	0.7
Total for Group 2:	$ 40,805,000	4.4%
Group 3:
Chase Center Tower I	$ 18,213,750	1.9%
Chase Center Tower II	15,536,250	1.7
Total for Group 3:	$ 33,750,000	3.6%
Group 4:
Battery Park Lofts	$ 14,200,000	1.5%
Edge 32 Apartments	10,000,000	1.1
Total for Group 4:	$ 24,200,000	2.6%
Group 5:
StorQuest Self Storage - Modesto	$ 5,000,000	0.5%
StorQuest Self Storage - Ceres	4,000,000	0.4
Total for Group 5:	$ 9,000,000	1.0%

Mortgage Loans with related borrower sponsors are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	10	$ 196,018,495	21.0%
New York	8	$ 194,058,108	20.8%
Nevada	4	$ 161,250,000	17.3%
Texas	27	$ 106,886,643	11.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 20 other states, with no more than 4.0% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the

United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Fifty-three (53) Mortgaged Properties (43.1%) are located in California, Texas, Georgia, Arizona, Washington and Florida and are more susceptible to wildfires.

●	Eleven (11) Mortgaged Properties (23.6%) are located in areas that are considered a high earthquake risk (seismic zones 2A/3, 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties and, based on those reports, no Mortgaged Property has a seismic expected loss greater than 14.0%.

●	Forty-one (41) Mortgaged Properties (18.1%) are located in Texas, Georgia, Florida and South Carolina, and may be more generally susceptible to floods or hurricanes than properties in other parts of the country.

Mortgaged Properties With Limited Prior Operating History

Each of the Tropical Distribution Center Mortgage Loan (8.0%), the 280 North Bernardo Mortgage Loan (4.3%), the 420 Taylor Street Mortgage Loan (4.1%), the Chase Center Tower I Mortgage Loan (1.9%), the Chase Center Tower II Mortgage Loan (1.7%), the Flushing Commons Mortgage Loan (3.0%), the Apollo Education Group HQ Campus Mortgage Loan (2.8%), the 364 Lincoln Mortgage Loan (1.9%), the 84 14th Street Mortgage Loan (1.3%) and the 968-970 Gates Ave Mortgage Loan (0.7%) are secured by Mortgaged Properties that were constructed, in a lease-up period or were the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history or the related Mortgage Loan Seller did not take the operating history into account in the underwriting of the related Mortgage Loan.

The Apollo Education Group HQ Campus Mortgage Loan (2.8%) is secured by a Mortgaged Property that is a single tenant property subject to a triple-net lease with the related tenant where the related borrower did not provide the related Mortgage Loan Seller with historical financial information for the related Mortgaged Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

The OrthoSouth Mortgage Loan (0.8%) is secured by Mortgaged Properties that were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information (or provided limited historical financial information) for such acquired Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Each of the 1633 Broadway (6.7%), 420 Taylor Street (4.1%) and Flushing Commons (3.0%) Mortgage Loans has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

Each of the Agellan Portfolio (8.0%), Moffett Towers Buildings A, B & C (8.0%), BX Industrial Portfolio (7.5%), Flushing Commons (3.0%), Chase Center Tower I (1.9%) and Chase Center Tower II (1.7%) Mortgage Loans is secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. Except as described below, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

●	With respect to the Moffett Towers Buildings A, B & C Mortgage Loan (8.0%), the Mortgaged Property consists of three, eight-story office buildings totaling 951,498 square feet, which are part of a larger seven-building campus known as Moffett Towers (the “Campus”) which includes approximately 2 million square feet of office space, an amenities facility, swimming pool, café, outdoor common area space, and two parking structures. The Campus is located on portions of each of lot 1 (“Lot 1”) and lot 3 (“Lot 3”), respectively, as shown on the final recorded Lot 1 and Lot 3 subdivision maps related to the Campus. The Mortgaged Property is located on Lot 1. Use of and access to the common area spaces is governed by certain declarations of covenants, conditions, restrictions and easement and charges agreements (collectively, the “CCR&E”) made by the borrower, as the sole member of the Moffett Towers Lot I Association LLC (the “Lot 1 Association”), and the borrower and owners of the non-collateral buildings at the Campus, as the members of the Moffett Towers Building H & Amenities Parcel Association LLC (the “Amenities Parcel Association”, and collectively with the Lot 1 Association, the “Associations”). Under the CCR&E, each completed building in the Campus is entitled to a proportionate share of the voting interest. The Mortgaged Property is entitled to a 47.595% share of the voting interest in the Amenities Parcel Association and 100% voting rights in the Lot 1 Association as of the origination date. The CCR&E grants the borrower (a) non-exclusive easement rights over the common area spaces and (b) the right to subdivide and release a portion of the “Lot 1 Common Area” (comprised of all of the property that makes up Lot 1 of the Campus, other than the Mortgaged Property) in connection with the construction of another office building in the Campus. The Mortgage Loan documents permit the borrower to effectuate a common area subdivision and release subject to the satisfaction of certain terms and conditions, including, among others: (a) such subdivision and release (i) will not materially adversely interfere with any tenant’s use of its leased premises upon the Mortgaged Property pursuant to the terms of its lease, (ii) will not materially adversely affect the Mortgaged Property or its use or operation, (iii) is in compliance with the terms of the CCR&E, or (iv) will not cause any portion of the Mortgaged Property and/or the reduced common area to be in violation of any legal requirements (including with respect to zoning and parking) and (b) not less than 20 days prior to the date of the commencement of such common area subdivision and release, the borrower submits to the lender copies of all plans, specifications, permits and approvals (as well as drafts of any shared facilities, access, infrastructure or parking easements to be entered into in connection with such common area subdivision and release), each as reasonably requested by the lender. Notwithstanding the foregoing, no such common area subdivision and release will be permitted if at the time of the effectuation of such common area subdivision and release, and after giving effect thereto, in the lender’s good faith discretion, the ratio of the unpaid principal balance of the Moffett Towers Buildings A, B & C Whole Loan to the value of the remaining Mortgaged Property is greater than 125%. In addition, the borrower has recently requested that the lender consent to an amendment to the operating agreement of Moffett Towers Building H & Amenities Parcel Association LLC (the “Amenities Parcel Association”), which is the owner of the area that comprises all of the property that makes up Lot 3 of the Moffett Towers Campus, other than the four office buildings that are located on such Lot 3 and are collateral for other loans (the “Lot 3 Common Area”), to allow the Amenities Parcel Association to subdivide and release a portion of the Lot 3 Common Area in connection with the construction of another office building on such parcel that may be no more than nine stories tall and contain no more than 326,666 rentable square feet, subject to certain conditions set forth in such operating agreement. The lender is still reviewing this request.

●	With respect to the Chase Center Tower I and Chase Center Tower II Mortgage Loans (collectively, 3.6%), each of the Chase Center Tower I Mortgaged Property and Chase Center Tower II Mortgaged Property is subject to a condominium declaration and is comprised of a condominium unit located in an office tower, which also includes a retail condominium unit that is not part of the collateral for the related Mortgage Loans. The borrowers act as managing owner of each condominium association. The borrowers have approximately 89% of the votes in the condominium association and approximately 11% of the votes are held by the owner of the retail unit, which is an affiliate of one of the borrower sponsors. Each office tower is also governed by a master association and is part of a mixed use complex that is comprised of (i) an event center parcel, (ii) a parking garage, (iii) the Office Building C parcel (Chase Center Tower I), (iv) the Office Building D parcel (Chase Center Tower II) and (v) a retail/commercial parcel. Each borrower, as managing owner of the applicable condominium association for the Office Building C parcel (Chase Center Tower II) and the Office Building D parcel (Chase Center Tower II), has the right to appoint 2 of the 11 directors of the master board and has 2 of the 11 votes in the master association. See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements.”

●	With respect to the Flushing Commons Mortgage Loan (3.0%), the related Mortgaged Property is subject to a condominium declaration and is comprised of a retail condominium unit, consisting of 2.1444% of the general common elements of the condominium. The remainder of the condominium, which is not part of the collateral for the Flushing Commons Mortgage Loan, consists of 148 residential units, 90 office units and one parking unit. The borrower maintains 2 of the 9 seats on the condominium board and does not control the actions of the condominium association. The condominium may be withdrawn by a vote of at least 80% of the owners of the general common elements of the condominium, which action the borrower has no ability to block due to the size of its ownership interest in the general common elements of the condominium. An amendment to the condominium declaration concerning the general elements of the condominium may be effectuated by a vote or the written approval of 66 2/3% of the interests in the general common elements and of the condominium unit owners, which the borrower has no ability to block due to the size of its ownership interest in the general common elements and number of units in the condominium. The condominium declaration or bylaws may be amended by a 75% vote of the master condominium board members present and entitled to vote at a duly called meeting in which a quorum is present, which the borrower has no ability to block due to the borrower only holding 2 out of the 9 board seats. Any actions taken affecting any general common elements appurtenant to a condominium owner’s unit requires the consent of such condominium owner. The condominium bylaws provide that any amendment to the condominium declaration or master bylaws that would materially adversely affect the lien of any mortgagee is not effective without the written consent of a majority of the mortgagees, which includes the lender.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The following table shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	148	$ 876,000,755	93.7%
Fee Simple/Leasehold(3)	3	55,358,108	5.9
Leasehold	3	3,104,245	0.3
Total	154	$ 934,463,108	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as set forth in Annex A-1.

(2)	May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

(3)	With respect to the Southcenter Mall Mortgage Loan (2.1%), the related Mortgaged Property is owned in fee simple, except for a parking parcel with 1,350 parking spaces, in which the borrower has a ground subleasehold interest pursuant to a ground sub-lease between Macy’s West Stores, Inc. as ground sublessor and the borrower as ground sublessee. Macy’s West Stores, Inc. is both the landlord and the tenant under the related overlease, which expires December 16, 2055. The ground sublease provides that if the overlease is terminated, the ground sublease will become a direct ground lease between Macy’s West Stores, Inc. and the borrower. The parking on the parking parcel is necessary for the Mortgaged Property to comply with zoning requirements and to comply with a reciprocal easement agreement relating to the Mortgaged Property. The related ground sublease expires on June 30, 2045 (which is less than 20 years after the stated maturity date of the Mortgage Loan). Rent is currently approximately $98,100 per annum, subject to increases based on the consumer price index. In addition, the ground sublease lacks certain customary lender protections; it does not provide for a new lease to be provided to the lender if it is terminated, and does not provide that condemnation proceeds will be applied either to restoration or repayment of the Mortgage Loan. The ground lessor has the right to amend the ground sublease to withdraw a 10,000 square foot parcel from the ground lease for development.

In general, except as described above with respect to the Southcenter Mall Mortgage Loan, unless the related fee interest is also encumbered by the related Mortgage (and therefore treated as a fee simple interest in the chart above), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation and warranty number 35 in Annex D-1, representation and warranty number 36 in Annex E-1 or representation and warranty number 34 in Annex F-1, indicated on Annex D-2, Annex D-3, Annex E-2 or Annex F-2, as applicable, contains customary lender protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

COVID-19 Considerations

The following table contains information regarding the status of the Mortgage Loans and Mortgaged Properties provided by the respective borrowers as of the date set forth in the “Information As Of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. The information in this chart is as of the date indicated and is based on information provided by the related borrowers. The information was based on reports and data aggregated from the related borrower’s existing financial and operational reporting systems and in certain circumstances was produced on an interim or ad hoc basis or was provided by the related borrower verbally. While we have no reason to believe the information presented is not accurate, we cannot assure you that it will not change or be updated in the future. See “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 for discussions of the impact of the COVID-19 pandemic on operations of certain tenants at the Mortgaged Properties.

Loan No.	Property Name	Mortgage Loan Seller	Information as of Date	Property Type	First Payment Date	June Debt Service Payment Received (Yes/No)	July Debt Service Payment Received (Yes/No)	Forbearance or Other Debt Service Relief Requested (Yes/No)	Other Loan Modification Requested (Yes/No)	Lease Modification or Rent Relief Requested (Yes/No)	Occupied SF or Unit Count Making Full May Rent Payment (%)	UW Base Rent Paid (%)	Occupied SF or Unit Count Making Full June Rent Payment (%)	UW Base Rent Paid (%)
1	Agellan Portfolio(1)	JPMCB	7/7/2020	Various	8/7/2020	NAP	NAP	No	No	No	96.7%	96.8%	97.0%	96.6%
2	Moffett Towers Buildings A, B & C(2)	GSMC	7/1/2020	Office	3/6/2020	Yes	Yes	No	No	Yes	98.80%	96.30%	98.80%	96.30%
3	Tropical Distribution Center(3)	GSMC	7/1/2020	Industrial	8/6/2020	NAP	NAP	No	No	No	100.00%	100.00%	100.00%	100.00%
4	BX Industrial Portfolio(4)	GACC	7/13/2020	Various	6/9/2020	Yes	Yes	No	No	No	98.1%	97.2%	98.7%	99.2%
5	MGM Grand & Mandalay Bay	CREFI/GACC	7/10/2020	Hospitality	4/5/2020	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
6	1633 Broadway(5)	GACC/JPMCB	7/8/2020	Office	1/6/2020	Yes	Yes	No	No	Yes	86.50%	89.90%	85.20%	89.40%
7	711 Fifth Avenue(6)(7)	GSMC	7/8/2020	Mixed Use	4/6/2020	Yes	Yes	No	No	Yes	100.0%	72.4%	100.00%	76.80%
8	280 North Bernardo(8)	GACC	7/13/2020	Office	8/6/2020	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
9	420 Taylor Street(9)	JPMCB/CREFI	7/6/2020	Office	8/6/2020	NAP	NAP	No	No	No	NAP	NAP	NAP	NAP
10	3000 Post Oak	JPMCB	7/10/2020	Office	4/1/2020	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
11	Chase Center Tower I	JPMCB	7/10/2020	Office	5/10/2020	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
12	Chase Center Tower II	JPMCB	7/5/2020	Office	5/10/2020	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
13	Brass Professional Center(10)	GSMC	7/10/2020	Office	8/6/2020	NAP	NAP	No	No	Yes	82.70%	89.70%	84.30%	87.10%
14	Flushing Commons(11)	CREFI	7/10/2020	Retail	4/6/2020	Yes	Yes	No	No	Yes	100.0%	100.0%	100.0%	100.0%
15	Apollo Education Group HQ Campus	JPMCB	7/5/2020	Office	3/5/2020	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
16	Bellagio Hotel and Casino	JPMCB	7/5/2020	Hospitality	1/5/2020	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
17	Southcenter Mall(12)(13)	GACC	7/10/2020	Retail	2/1/2020	Yes	Yes	Yes	Yes	Yes	28.4%	29.0%	27.3%	31.0%
18	CityLine Augusta Portfolio(14)	CREFI	7/10/2020	Self Storage	8/6/2020	NAP	NAP	No	No	No	(14)	(14)	(14)	(14)
19	364 Lincoln(15)	JPMCB	7/1/2020	Multifamily	8/1/2020	NAP	NAP	No	No	No	NAV	94.2%	NAV	94.4%
20	Jasmine Cove	JPMCB	7/1/2020	Multifamily	8/1/2020	NAP	NAP	No	No	No	100.0%	100.0%	NAV	99.5%
21	Battery Park Lofts(16)	GACC	7/9/2020	Multifamily	8/6/2020	NAP	NAP	No	No	No	98.6%	98.0%	94.3%	94.6%
22	Kings Plaza(17)(18)	JPMCB	7/1/2020	Retail	2/1/2020	Yes	Yes	No	No	No	NAV	18.0%	NAV	29.1%
23	84 14th Street	CREFI	7/10/2020	Office	8/6/2020	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
24	Edge 32 Apartments(19)	GACC	7/9/2020	Multifamily	8/6/2020	NAP	NAP	No	No	No	98.1%	97.4%	92.3%	93.6%
25	Cambridge Club Apartments	CREFI	7/10/2020	Multifamily	8/6/2020	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
26	1725 N Commerce Parkway	CREFI	7/10/2020	Office	8/6/2020	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
27	CityLine Hattiesburg(20)	CREFI	7/10/2020	Self Storage	8/6/2020	NAP	NAP	No	No	No	(20)	(20)	(20)	(20)
28	OrthoSouth	CREFI	7/10/2020	Office	8/6/2020	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
29	Strathmore Apartments(21)	GACC	7/15/2020	Multifamily	8/6/2020	NAP	NAP	No	No	No	98.6%	98.6%	97.3%	97.2%
30	630 W Lake(22)	CREFI	7/10/2020	Mixed Use	5/6/2020	Yes	Yes	No	No	No	(22)	(22)	(22)	(22)
31	2 Laurel Drive	CREFI	7/10/2020	Industrial	8/6/2020	NAP	NAP	No	No	Yes	85.2%	85.0%	73.5%	74.0%
32	CityLine Flagstaff(23)	CREFI	7/10/2020	Self Storage	8/6/2020	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
33	968-970 Gates Ave	CREFI	7/10/2020	Multifamily	8/6/2020	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
34	CityLine Wisconsin(24)	CREFI	7/10/2020	Self Storage	8/6/2020	NAP	NAP	No	No	No	(24)	(24)	(24)	(24)
35	StorQuest Self Storage - Modesto(25)	CREFI	7/10/2020	Self Storage	8/6/2020	NAP	NAP	No	No	No	(25)	(25)	(25)	(25)
36	StorQuest Self Storage - Ceres(26)	CREFI	7/10/2020	Self Storage	8/6/2020	NAP	NAP	No	No	No	(26)	(26)	(26)	(26)
37	Castle Rock Self Storage(27)	CREFI	7/10/2020	Self Storage	8/6/2020	NAP	NAP	No	No	No	(27)	(27)	(27)	(27)

(1)	Agellan Portfolio – As of June 2020, none of the tenants have been granted a rent deferral and 25 tenants (totaling 5.4% of NRA) are in discussions with the borrowers for rent relief. The Top 10 tenants have paid July rent in full. Collection reports will be available at the end of the month.

(2)	Moffett Towers Buildings A, B & C – The percentage of Total SF or Unit Count Making Full June Rent Payment and percentage of UW Base Rent Paid are based on the percentage of underwritten tenant leases with rent due in June. Based on the underwritten rent roll, there are a total of 6 tenant leases at the Moffett Towers Buildings A, B & C Mortgaged Property and 4 of those tenant leases owed rent for June. Of those 4 tenant leases, 1 tenant lease, representing approximately 4% of the expected June rent collection, did not pay. Two tenants, Google and Comcast, have executed leases: however, rent was not due under those leases for June. Google is currently in build out of additional leased premises and Comcast is scheduled to relocate at the Moffett Towers Buildings A, B & C Mortgaged Property. Google has executed leases for Buildings B and C, representing approximately 56% of UW Base Rent. Google is expected to take possession of Building B in January 2021. Google has taken possession of its premises in Building C in 2 phases: 96,282 SF was taken possession of in March 2020 and 84,914 SF was taken possession of in July 2020. Google is expected to begin paying rent for Building B and Building C in June 2021 and September 2020, respectively. Comcast has executed a lease extension and relocation for Building C and is expected to take possession of the relocation space in November 2020 and begin paying rent on both the existing space and relocation space in March 2021, representing approximately 13% of UW Base Rent.

(3)	Tropical Distribution Center – The Tropical Distribution Center loan was originated on July 1, 2020 and the first payment is in August 2020.

(4)	BX Industrial Portfolio – As of the June collections period, 3 tenants, representing approximately 1.3% of occupied net rentable area and 0.8% of the underwritten base rent, either did not pay rent or paid a portion of their scheduled rent amount.

(5)	1633 Broadway – One tenant, representing approximately 8% of UW Base Rent, paid reduced May rent and has signed an amendment for reduced rent through year end 2020. The difference between the underwritten contractual rent per the original lease and the reduced rent pursuant to signed amendment, is required to be repaid over a 36-month period beginning January 1, 2021 at an imputed interest rate of 3.75% (from April 1, 2020) on the amount of rent deferred. One tenant, representing approximately 4.7% of the UW Base Rent, has agreed to a three month rent deferral for the months of April, May and June 2020.

(6)	711 Fifth Avenue – One retail tenant, representing approximately 4.2% of the SF and 37.3% of UW Base Rent, agreed with the borrower sponsor to pay 50% abated rent for April, May and June 2020 with 50% recaptured by year end 2020 and the remaining 50% recaptured by the end of the first quarter 2021. The borrower sponsor is in the process of finalizing an agreement for rent relief with respect to the Polo Bar space (7,436 SF of the total Ralph Lauren 38,638 SF and 1.4% of the total Ralph Lauren underwritten base rent) which is temporarily closed. The agreement includes a $250,000 rent abatement and $250,000 rent deferral for May 2020 and a $250,000 rent deferral for June 2020 (totaling $750,000).

(7)	711 Fifth Avenue – Includes one tenant, representing 4.2% of the SF and 37.3% of UW Base Rent of the 711 Fifth Avenue property who paid their rent in accordance with an agreement to pay 50% abated rent for the month of May and one tenant, representing 11.4% of the SF and 41.1% of the UW Base Rent of the 711 Fifth Avenue property who is in the process of executing an agreement with the borrower sponsor.

(8)	280 North Bernardo – One tenant, representing 100% of the UW Base Rent received a 3-month forbearance period from the landlord. The forborne rent will be amortized over the remainder of the lease term. The tenant did not request any form of rent relief, and the forbearance was offered by the landlord given the tenant could not complete their buildout by the original scheduled completion date as a result of COVID-19 pandemic stay-at-home orders.

(9)	420 Taylor Street – NextDoor began paying rent on the upper level on July 11th and the lower level LCD is 120 days following the delivery date (1/1/2021). A two month free rent period will begin on the January 1, 2021 rent commencement date.

(10)	Brass Professional Center – 16 tenants representing approximately 14.1% of the UW Base Rent have requested rent relief.

(11)	Flushing Commons – One tenant, representing approximately 41.5% of net rentable area and 25.2% of UW base rent, entered into a rent deferral arrangement with the borrowers for March through June. The tenant agreed to pay 100% of their base rent for March through June in exchange for 50% concessions on common charges for those months, which accounts for approximately 85% of their gross rent. All of the tenants by count, square footage and underwritten base rent have paid rent for July.

(12)	Southcenter Mall – On April 7, 2020, the borrower requested (i) a debt service forbearance of at least four months until the related mortgaged property is no longer affected by the COVID 19 pandemic, (ii) lender acknowledgement of the property manager’s right to negotiate amendments with tenants and scale the operations at the related mortgaged property, (iii) the waiver of any events of default under the loan documents attributable to the scale of operations at the related mortgaged property due to COVID-19, and (iv) the waiver of all material covenants in the loan documents with respect to performance of the related mortgaged property, including covenants arising from debt service coverage ratio and debt yield trigger events. A trigger event would, among other things, trigger a cash sweep and require the borrower to fund reserves for taxes, insurance, parking rent, replacements, and tenant improvements and leasing commissions. On May 22, 2020, the lender agreed to waive such debt service coverage ratio and debt yield trigger events for a six month period through November 22, 2020, and the property-related financial and leasing tests will resume at the end of the final calendar quarter of 2020 for the period ending December 31, 2020. The lender rejected the remainder of the borrower’s requests.

(13)	Southcenter Mall – 84 tenants, representing approximately 13.6% of net rentable area and 35.8% of UW base rent have requested rent relief. 125 tenants, representing approximately 36.4% of net rentable area and 52.2% of UW Base Rent have not paid rent for April through June. 40 tenants, representing approximately 53.3% of net rentable area and 55.4% of UW base rent have not made their June rent payment. 125 tenants, representing approximately 27.2% of net rentable area and 25.0% of UW base rent have paid partial rent for April through June, with the other noted requests rejected by the lender.

(14)	CityLine Augusta Portfolio – Given the timing of collection and reporting, an accurate estimate of the percentage of tenants who have not paid is not available. For the month of May, rent collections on a portfolio basis were 6.2% below UW Base Rent. For the month of June, rent collections on a portfolio basis were 1.2% greater than UW Base Rent.

(15)	364 Lincoln – Total SF or Unit Count Making Full Rent Payment for May and June was not reported for the 364 Lincoln Loan.

(16)	Battery Park Lofts – The calculations are based on the number of units for which rent was fully paid divided by the total number of occupied units. As of the June collections period, four tenants representing 5.4% of the underwritten base rent have not paid for June.

(17)	Kings Plaza – The Borrower has not granted any rent relief or abatements to tenants as they are waiting for the property to open up to assess each individual tenants need on an on a real time basis in response to the pandemic and recent protests effect on the property. On July 8th NYC Governor Cuomo announced that malls may reopen Friday July 10th across NY State if the region is either in stage four or the final stage of its recovery schedule. Kings Plaza falls within the NYC region which is currently in stage three of its recovery schedule and has not yet opened.

(18)	Kings Plaza – Although May and June collections were reported, an accurate estimate of the percentage of Total SF or Unit Count Making Full Rent Payment for May and June is not available for the Kings Plaza loan based on rent collection reports received from the borrower sponsor.

(19)	Edge 32 Apartments – The calculations are based on the number of units for which rent was fully paid divided by the total number of occupied units. As of the June collections period, four tenants representing 6.4% of the underwritten base rent have not paid for June.

(20)	CityLine Hattiesburg – Given the timing of collection and reporting, an accurate estimate of the percentage of tenants who have not paid is not available. For the month of May, rent collections were reported to be 3.1% greater than UW Base Rent. For the month of June, rent collections were reported to be approximately 3.0% below UW Base Rent.

(21)	Strathmore Apartments – The calculations are based on the number of units for which rent was fully paid divided by the total number of occupied units. As of the June collections period, two tenants representing 2.8% of the underwritten base rent have not paid for June.

(22)	630 W Lake – Three of the retail tenants, representing approximately 34.3% of net rentable area and 29.6% of underwritten base rent have requested rent relief. One tenant, representing approximately 14.8% of net rentable area and 11.4% of UW Base Rent has not paid rent for April through June. One tenant, representing approximately 11.7% of net rentable area and 11.0% of UW base rent has not made their June rent payment. One tenant, representing approximately 7.8% of net rentable area and 7.3% of base rent has paid 50% of all rent for April through June. The borrower is in discussions with all tenants and is confident they will reach a resolution.

(23)	CityLine Flagstaff – Given the timing of collection and reporting, an accurate estimate of the percentage of tenants who have not paid is not available. For the month of May, rent collections were reported to be 1.9% below UW Base Rent. For the month of June, rent collections were reported to be 1.9% greater than UW Base Rent.

(24)	CityLine Wisconsin – Given the timing of collection and reporting, an accurate estimate of the percentage of tenants who have not paid is not available. For the months of May and June, collections were 2.1% and 1.2% below UW Base Rent, respectively.

(25)	StorQuest Self Storage – Modesto - Given the timing of collection and reporting, an accurate estimate of the percentage of tenants who have not paid is not available. For the months of May and June, rent collections were reported to be 4.7% and 4.0% below UW Base Rent, respectively.

(26)	StorQuest Self Storage – Ceres - Given the timing of collection and reporting, an accurate estimate of the percentage of tenants who have not paid is not available. For the months of May and June, rent collections were reported to be 2.7% and 7.6% below UW Base Rent, respectively.

(27)	Castle Rock Self Storage – Given the timing of collection and reporting, an accurate estimate of the percentage of tenants who have not paid is not available. For the months of May and June, rent collections were reported to be 0.2% and 0.1% below UW Base Rent, respectively.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 12 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (“ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

●	With respect to the Chase Center Tower I and Chase Center Tower II Mortgage Loans (collectively, 3.6%), the ESA report dated October 11, 2019 recommended no further action at the Mortgaged Properties. The Mortgaged Properties are within an area added to the San Francisco Bay in the early 20th Century, where warehousing, railroad, oil storage and many other commercial operations were conducted for over 100 years. The part of the area in which the Mortgaged Properties are located is subject to a covenant and environmental restriction established in 2000 when redevelopment activities commenced with restrictions, including without limitation, restricting the use of ground water for domestic, industrial or irrigation purposes, unless expressly approved by California Regional Water Quality Control Board for the San Francisco Bay Region. All required remedial work in the vicinity of the Mortgaged Properties had been completed prior to construction of the Mortgaged Properties. In lieu of an environmental indemnity, the borrower sponsors provided a secured lender environmental policy from Steadfast Insurance Company, with the lender as the named insured, with per incident and aggregate limits of $20,000,000 and a $25,000 per incident self-insured retention, and with a term that extends approximately eight years beyond the Mortgage Loan term with the insurance premium paid at origination.

●	With respect to the Apollo Education Group HQ Campus Mortgaged Property (2.8%), the related ESA indicates that the norther portion of the Mortgaged Property was previously developed with several industrial properties, including auto salvage yards, metal fabricators, and contractor storage yards, and, prior to the development of the current improvements, underwent numerous extensive subsurface investigations and removal of contaminated soil and other waste materials. In addition, lime ponds, septic tank and seepage pits were identified on the northern portion of the Mortgaged Property, and the areas were excavated and recompacted with clean fill. The Arizona Department of Environmental Quality (“ADEQ”) issued a No Further Action (“NFA”) letter dated December 23, 2009, according to which the ADEQ-Voluntary Remediation Program (“VRP”) granted an NFA determination for the soil at the Lot 2 of the Mortgaged Property. It was noted in the letter that the confirmation soil sample analyzed contained lead and cadmium exceeding residential Soil Remediation Levels (“SRLs”), but below non-residential SRLs. An institutional control Declaration of Environmental Use Restriction (“DEUR”) was recorded on December 12, 2009 at the Maricopa County Recorder’s Office. The institutional control limits the use of Lot 2 to non-residential use, and the entire Lot 2 is currently a paved parking lot. The ESA identified the foregoing as a controlled REC and made no further recommendation other than to continue to comply with the stipulations set forth in the DEUR. In addition, the ESA further indicates that storm water is removed from the Mortgaged Property primarily by sheet flow action across the paved surfaces towards landscaped storm water basins located throughout the Mortgaged Property. Drywells are located within these basins, and direct storm water to the subsurface. The use of drywells for this purpose in Arizona is common, and is not considered an REC. However, the drywells are required to be registered with the ADEQ, and the ESA indicated that the onsite drywells do not appear to be registered based on its regulatory review. Therefore, the ESA recommended the drywells to be registered with the ADEQ as required.

●	With respect to the 364 Lincoln Mortgaged Property (1.9%), the related ESA noted that one of the floor drains in the basement of the Mortgaged Property appeared to discharge directly to the sub slab soil. While this floor drain does not appear to pose a significant threat to the environmental integrity of the Mortgaged Property, the ESA recommended that the floor drain should be retrofitted so that it discharges to the municipal system. In addition, the ESA indicated that mold and/or water damage were observed in numerous areas on walls and ceilings throughout the basement, and prior water damage was observed in a small area on the ceiling of the west stairway bulkhead. With respect to the foregoing issue, the ESA recommended that the source of water damage be investigated, eliminated and repaired and that the observed mold growth be abated as part of routine maintenance activities.

●	With respect to the Kings Plaza Mortgaged Property (1.5%), the related ESA identified a controlled REC at the Mortgaged Property related to groundwater and soil contamination from USTs. Six leaking, 15,000 gallon No. 2 fuel oil USTs were removed from the Mortgaged Property in 1997 following the discovery of fuel oil in groundwater monitoring wells. Chlorinated volatile organic compounds were identified in the groundwater at concentrations exceeding the New York State Department of Environmental Conservation (“NYSDEC”) criteria, and the Mortgaged Property was subsequently enrolled in the NYSDEC Voluntary Cleanup Program in 2001. An additional No. 2 fuel oil release occurred in 2006. Remedial actions addressing these releases have successfully achieved soil cleanup objectives for commercial use, but residual groundwater contamination above applicable commercial cleanup standards remains. Engineering and institutional controls were implemented at the Mortgaged Property, which included the filing of a deed restriction and environmental easement restricting the Mortgaged Property to commercial and industrial uses.

●	With respect to the BX Industrial Portfolio – Whippany Business Center 1 Mortgaged Property (0.1%), the related ESA identified radiological groundwater contamination on certain portions of the related Mortgaged Property and attributed to previous industrial operations on adjacent property. Such contamination was identified in a 2008 assessment. A radiological evaluation conducted in 1985 and subsequent report in 2014 documented that some, but not all, of the source of such radiological contamination was remediated via excavation of the impacted soil in 1989. Due to a case with the New Jersey Department of Environmental Protection (“NDJEP”) remaining active, and the lack of conclusive evidence that such contamination has been completely remediated, as well as the fact that the related State Hazardous Waste Site listing describes the Mortgaged Property as active for known contamination of multi-media from multiple sources, the ESA concluded that a REC exists at the Mortgaged Property.

●	With respect to the BX Industrial Portfolio — Whippany Business Center 1 Mortgaged Property (0.1%), the ESA also identified a controlled REC relating to known groundwater contamination at the related Mortgaged Property, the remediation of which is being overseen by a Licensed Site Remediation Professional (“LSRP”). Soil and groundwater contaminants have been investigated and are being monitored, with natural attenuation planned to address the residual impacts, pursuant to contentions by the LSRP that such attenuation is ongoing and expected to continue. In addition, contaminated historic fill areas have been delineated and are managed under a soil cap engineering control. A Remedial Action Report and Remedial Action Workplan (“RAW”) issued by the preparer of the related ESA in a prior review in 2017 concluded that the extents of soil and groundwater contamination were fully delineated to the requisite NJDEP standards, and agreed with the remedial actions included in the RAW, including institutional controls for groundwater, and both engineering and institutional controls for soils. A deed notice documenting the soil impacts and engineering controls was recorded on November 11, 2017. A soil Remedial Action Permit was issued by NJDEP on April 11, 2018. A Restricted Use Response Action Outcome was issued by the LSRP on July 10, 2018.

●	With respect to the BX Industrial Portfolio - Production Distribution Center 1 Mortgaged Property (0.1%) and the BX Industrial Portfolio - Production Distribution Center 1B Mortgaged Property (0.0%), the related ESAs noted historic operations at such properties including the production of janitorial and maintenance supplies, the manufacturing of hydraulic pumping equipment, the use of hazardous materials and petroleum products, and the generation of hazardous and regulated waste. These operations generated various hazardous waste and spent halogenated solvents designated as Resource Conservation and Recovery Act (“RCRA”) contaminants since at least 1981. Similar operations at such property were noted since 1965, and occurred prior to the implementation of applicable regulations relating to handling and disposal practices. The ESA concluded that use of hazardous chemicals with unknown handling and disposal practices that predated applicable regulations constituted a REC.

For several of the properties, the related ESAs noted that onsite underground storage tanks (“USTs”) or leaking USTs previously had been removed or closed in place or other types of potential or actual spills or releases may have occurred, and based on criteria such as past investigations, cleanups or other response actions, quantities or types of hazardous materials involved, absence of significant risk, tank test results or other records, and/or other circumstances including regulatory closure, the ESAs did not recommend any further investigation or other action at the current time. In some such cases even where regulatory closure was documented for past incidents the ESAs reported that requests to governmental agencies for any related files are pending; however, those ESAs concluded that nevertheless such incidents were not likely to be significant at the present time.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”). In certain cases, such PIPs may be required by the franchisor to maintain franchise affiliation, as described in “—Mortgage Pool Characteristics—Property Types—Hospitality Properties” above. For example, with respect to a Mortgaged Property that is currently undergoing or is expected to undergo material redevelopment, renovation or expansion and is a Mortgaged Property that (i) secures a Mortgage Loan that is one of the top 20 Mortgage Loans or (ii) where the related costs are anticipated to be more than 10% of the Cut-off Date Balance of the related Mortgage Loan:

●	With respect to the 280 North Bernardo Mortgage Loan (4.3%), at origination, the borrower funded (i) a $9,756,740 reserve with respect to outstanding tenant improvements and (ii) a $585,062 reserve for outstanding work on the Mortgaged Property that the borrower is required to complete. If the borrower fails to complete all of its buildout obligations, the borrower sponsor will be obligated to reimburse the tenant the amount of base monthly rent and additional rent paid by the tenant to the borrower for such period commencing after the completion of the tenant improvements that, due to such failure by the borrower, the tenant is unable to occupy its premises. The landlord work is anticipated to be completed by July 31, 2020, but we cannot assure you that the ongoing COVID-19 pandemic will not delay completion.

●	With respect to the 420 Taylor Street Mortgage Loan (4.1%), at origination, the borrowers funded a $4,834,237 reserve with respect to the conversion of the lower level of the Mortgaged Property (the “Lower Level Conversion”). The borrowers are required under the Mortgage Loan documents to complete the Lower Level Conversion by November 1, 2020, subject to force majeure. For each day past September 1, 2020 when the delivery is delayed (so long as not due to delay by the sole tenant, Nextdoor), rent commencement will be delayed by one day. However, we cannot assure you that the ongoing COVID-19 pandemic will not delay completion of the Lower Level Conversion.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”. In addition, we cannot assure you that the redevelopments, renovations and/or expansions described above will be completed as expected or at all.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

In addition, in connection with the origination of each Mortgage Loan included in the issuing entity, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. In addition, certain Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes” and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 25 on Annex D-1, representation and warranty number 26 on Annex E-1, representation and warranty number 24 on Annex F-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex E-2 or Annex F-2, as applicable, for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation or condemnation proceedings. For example:

●	With respect to the Agellan Portfolio Mortgage Loan (8.0%), a condemnation proceeding occurred prior to closing on the Northgreen 1-4 Mortgaged Property. The City of Houston was granted a condemnation easement underneath a small portion of the parking lot in order to install a water utility line. Parking is still complying with zoning even though a portion is unavailable during construction of the pipeline, and parking will be restored after construction is complete.

●	With respect to the Apollo Education Group HQ Campus Mortgage Loan (2.8%), in December 2019, the University of Phoenix, an affiliate of the sole tenant, entered into a $191 million settlement to resolve charges stemming from an investigation by the Federal Trade Commission (“FTC”) for alleged use of deceptive advertisements between 2012 and 2016. The FTC alleged that the University of Phoenix used deceptive ads to attract students with the promise of future job opportunities. The $191 million settlement included $141 million in debt forgiveness to students enrolled between October 2012 and December 2016 and $50 million in cash. The settlement is related to events that occurred between October 2012 and December 2016, which is before Apollo Education Group and University of Phoenix were acquired by Apollo Global Management in February 2017. In addition, the Apollo Global Management team has since implemented a number of initiatives aimed at rebuilding the Apollo Education brand.

●	With respect to the CityLine Augusta Portfolio Mortgage Loan (2.1%), the CityLine Hattiesburg Mortgage Loan (0.9%), the CityLine Flagstaff Mortgage Loan (0.7%) and the CityLine Wisconsin Mortgage Loan (0.7%), two of the three borrower sponsors (including two of the related guarantors) are defendants in a pending litigation (an intercompany lawsuit) in which the plaintiff has alleged that the defendants misused company trade secrets and received excess compensation, in a matter unrelated to the related Mortgage Loan or the related Mortgaged Properties.

●	With respect to the 84 14th Street Mortgage Loan (1.3%), the borrower sponsor and non-recourse carveout guarantor is a defendant in several pending lawsuits, arising from, among other things, disputes over life insurance policy proceeds, alleged fraud in the sale of an unrelated property and an alleged claim from a previous owner to tax abatement proceeds from an unrelated property.

●	With respect to the OrthoSouth Mortgage Loan (0.8%), the related sponsor is a defendant and is affiliated with entities that are defendants in pending litigations involving breach of contract and damages claims regarding the sale of interests in tenant-in-common transactions and alleged misrepresentations and failure to provide proper disclosure in sale of securities in prior tenant-in-common real estate transactions unrelated to the Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

Twenty-five (25) of the Mortgage Loans (79.0%) were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan or credit facility secured by the related Mortgaged Property.

Eleven (11) of the Mortgage Loans (19.9%) were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property.

One (1) of the Mortgage Loans (1.1%) was, in whole or in part, originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

For additional information regarding the status of the Mortgage Loans since the date of origination, see “—COVID-19 Considerations”.

Default History, Bankruptcy Issues and Other Proceedings

None of the Mortgage Loans (i) were refinancings in whole or in part of a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property, which prior loan was in default at the time of refinancing and/or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO Property.

In addition, with respect to certain of the Mortgage Loans, (a) related borrowers, borrower sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Properties securing its related Mortgage Loan) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or (b) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership.

For example, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans:

●	With respect to the Brass Professional Center Mortgage Loan (3.5%), a mortgage loan secured by a property owned by an affiliate of the borrower sponsor entered maturity default in September 2010 and was ultimately refinanced in December 2012. Additionally, the mezzanine lender for an office property owned by an affiliate of the borrower sponsor initiated foreclosure proceedings in 2012, and the borrower sponsor filed suit in order to prevent such proceedings. The mortgage lender subsequently declared a default following failure of the borrower under that loan to make debt service payments; the borrower ultimately cured the default.

With respect to certain of the Mortgage Loans, related borrowers, sponsors and/or key principals (or affiliates thereof) may previously have been the subject of personal bankruptcy proceedings, or a related Mortgaged Property has previously been involved in a borrower, principal or tenant bankruptcy.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a tenant, guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Fifty-two (52) of the Mortgaged Properties (38.3%) are leased to a single tenant.

●	Twenty-three (23) of the Mortgaged Properties (15.7%) are each leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

●	With respect to the Moffett Towers Buildings A, B & C Mortgage Loan (8.0%), two of the three individual Mortgaged Properties that secure the Mortgage Loan are each occupied by a single tenant and one individual Mortgaged Property is leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans— Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration

May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top ten Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property as identified on Annex A-1 have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the following table, such Mortgaged Properties are occupied by a single tenant under a lease which expires prior to, or within 12 months after the maturity (or, in the case of any ARD Loan, the anticipated repayment date) of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date

280 North Bernardo	4.3%	3/31/2030	7/6/2030
420 Taylor Street	4.1%	2/1/2029	8/6/2030
3000 Post Oak	3.7%	7/31/2024	3/1/2025
Moffett Towers Buildings A, B & C - Moffett Towers Building B	2.8%	12/31/2030	2/6/2030
Moffett Towers Buildings A, B & C - Moffett Towers Building A	2.5%	6/30/2026	2/6/2030
1725 N Commerce Parkway	1.0%	2/28/2027	7/6/2030
Agellan Portfolio – Supervalu	0.4%	9/30/2025	8/7/2025
BX Industrial Portfolio – 401 E Laraway Rd	0.3%	7/31/2025	10/9/2026
Agellan Portfolio – 4405 Continental Dr	0.3%	8/31/2021	8/7/2025
BX Industrial Portfolio – 350A Salem Church Rd	0.3%	7/31/2021	10/9/2026
Agellan Portfolio – Coliseum Distribution Center #1	0.2%	7/31/2022	8/7/2025
BX Industrial Portfolio – 251 E Laraway Rd	0.2%	6/30/2021	10/9/2026
BX Industrial Portfolio – Mountain Top Distribution Center 2	0.2%	4/30/2022	10/9/2026
BX Industrial Portfolio – 1910 International	0.2%	10/31/2022	10/9/2026
Agellan Portfolio – Corridor Park D	0.2%	6/30/2024	8/7/2025
BX Industrial Portfolio – DFW Logistics Center (Bldg 4)	0.1%	8/31/2023	10/9/2026
BX Industrial Portfolio – Rivers Bend Center 1C	0.1%	8/31/2023	10/9/2026
BX Industrial Portfolio – Territorial	0.1%	5/8/2023	10/9/2026
BX Industrial Portfolio – Rivers Bend Center 1A	0.1%	6/30/2022	10/9/2026
BX Industrial Portfolio – Shawnee Distribution Center 1	0.1%	9/30/2023	10/9/2026
Agellan Portfolio – Southpark Business Park E	0.1%	8/31/2021	8/7/2025
BX Industrial Portfolio – Rivers Bend Center 2B	0.1%	7/31/2027	10/9/2026
BX Industrial Portfolio – Gibraltar	0.1%	12/31/2020	10/9/2026
BX Industrial Portfolio – Diamond Hill 1	0.1%	5/31/2024	10/9/2026
BX Industrial Portfolio – DFW Logistics Center (Bldg 3)	0.1%	6/30/2023	10/9/2026
BX Industrial Portfolio – 1000 Lucas Way	0.1%	7/31/2021	10/9/2026
BX Industrial Portfolio – Lakeview	0.1%	1/31/2021	10/9/2026
BX Industrial Portfolio – 9756 International	0.1%	1/31/2024	10/9/2026
BX Industrial Portfolio – 350B Salem Church Rd	0.1%	7/31/2021	10/9/2026
BX Industrial Portfolio – 300 Salem Church Rd	0.1%	7/31/2021	10/9/2026
BX Industrial Portfolio – Production Distribution Center 1	0.1%	4/30/2023	10/9/2026
BX Industrial Portfolio – Culpeper	0.1%	7/31/2022	10/9/2026
Agellan Portfolio – 490 Heartland Drive	0.1%	12/31/2021	8/7/2025
BX Industrial Portfolio – Romeoville Distribution Center 1	0.1%	5/31/2022	10/9/2026
Agellan Portfolio – 1280 Oakbrook Drive	0.05%	12/31/2020	8/7/2025
BX Industrial Portfolio – 7453 Empire - Bldg C	0.05%	12/31/2024	10/9/2026
BX Industrial Portfolio – Rivers Bend Center 1D	0.04%	11/30/2023	10/9/2026
Agellan Portfolio – 550 Heartland	0.04%	12/31/2020	8/7/2025
BX Industrial Portfolio – Heathrow	0.04%	12/31/2024	10/9/2026
BX Industrial Portfolio – Production Distribution Center 1B	0.0%	4/30/2023	10/9/2026
BX Industrial Portfolio – Bridgewater Center 2	0.0%	2/28/2025	10/9/2026

With respect to the Mortgaged Properties shown in the following table, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or within twelve months after, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of NRSF Expiring	Lease Expiration Year	Maturity Date
Agellan Portfolio – Southpark Business Park FOP	0.5%	62.8%	2025	8/7/2025
BX Industrial Portfolio – 2950 Lexington Ave South	0.1%	66.1%	2026	10/9/2026
BX Industrial Portfolio – Rivers Bend Center 2A	0.1%	58.4%	2027	10/9/2026
Agellan Portfolio – 2002 Bloomingdale	0.04%	52.0%	2025	8/7/2025

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

We cannot assure you that any other tenant or anchor tenant at a Mortgaged Property will not close stores, including stores at or near the Mortgaged Property.

Terminations. In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property). For example (with respect to the largest 15 Mortgage Loans and the largest five tenants at each Mortgaged Property as identified on Annex A-1 or with respect to single tenant Mortgaged Properties):

●	With respect to the 1633 Broadway Mortgage Loan (6.7%), the fourth largest tenant at the related Mortgaged Property, Morgan Stanley & Co, representing approximately 10.2% of the net rentable area, has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, by providing 18 months’ notice and payment of a termination fee. The fifth largest tenant, Kasowitz Benson Torres, representing approximately 7.9% of the net rentable commercial area, has the right to terminate its lease as to all or a portion of one full floor, effective as of March 31, 2024, by providing notice by March 31, 2023 and payment of a termination fee.

●	With respect to the Brass Professional Center Mortgage Loan (3.5%), the largest tenant, QTC Management, representing approximately 8.0% of the net rentable area at the Mortgaged Property, has the right terminate its lease with respect to (i) Suite 350 (12,297 square feet) effective annually beginning on April 30, 2024 with 120 days’ prior notice and (ii) Suite 100 (5,256 square feet) at any time effective as of May 1, 2023 with 365 days’ prior notice, and the fourth largest tenant, TNC (US) Holdings, Inc., representing approximately 5.2% of the net rentable area at the Mortgaged Property, has the right to terminate its lease on October 31, 2025 with at least 180 days’ prior notice.

●	With respect to the Flushing Commons Mortgage Loan (3.0%), the second largest tenant, Empire HealthChoice HMO Inc., has a one-time right to terminate its lease on May 31, 2023 upon 6 months’ notice and subject to the payment of a termination fee.

●	With respect to the Kings Plaza Mortgage Loan (1.5%), the second largest tenant, Primark, has the right to terminate its lease on July 7, 2028 with 12 months’ notice; provided that, as of the termination date, (i) the tenant is Primark US Corp., or a Primark successor, and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; however, such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within a certain radius of the Mortgaged Property, or (b) the tenant or any of its affiliates own, operate, otherwise become financially interested in any other Primark store or any other store branded under the Primark name within the radius.

●	With respect to the Kings Plaza Mortgage Loan (1.5%), the borrower is currently in negotiations with Best Buy, the fifth largest tenant at the Mortgaged Property, for an early termination of the Best Buy lease. In addition, the related Mortgage Loan documents permit the borrower to (i) terminate the lease, (ii) lower the rent under the lease, or (iii) shorten the term of the lease.

In addition, certain of the tenant leases may permit a tenant to go dark at any time.

See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

In addition, certain tenant leases for government tenants or tenants that rely on government contracts may be subject to unilateral termination or termination contingent upon the tenant’s failure to appropriate sufficient funding or upon the loss of access to certain government programs or upon other events related to government status.

See Annex A-3 for more information on material termination options relating to the largest 10 Mortgage Loans.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation or may be underwritten based on straight-line rents. For example, with respect to single tenant properties or tenants that are one of the top five tenants at a Mortgaged Property with respect to the largest 15 Mortgage Loans or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or are in rent abatement periods as set forth below:

●	With respect to the Moffett Towers Buildings A, B & C Mortgage Loan (8.0%), Google, the largest tenant at the Mortgaged Properties, representing approximately 85.7%, in the aggregate, of the net rentable area, is not required to occupy or to continuously operate the premises and Google has the right to cease operations (whether or not Google vacates the premises) without the same constituting a default under the Google lease, provided Google continues to pay rent and perform its obligations under the Google lease and also has the right to remain open for business only on the days and during the hours Google determines is commercially practical.

●	With respect to the Moffett Towers Buildings A, B & C Mortgage Loan (8.0%), the largest tenant at the Mortgaged Properties, Google, occupies the Moffett Towers Building A Mortgaged Property as a sole tenant pursuant to a lease that commenced on April 1, 2016. The tenant has executed (a) a separate lease for the Building B Mortgaged Property as a sole tenant, which has a January 1, 2021 commencement date and (b) two separate leases for approximately 57% (in the aggregate) of the net rentable area of the Building C Mortgaged Property, which have March 1,

2020 and July 1, 2020 commencement dates, respectively. The tenant has not taken occupancy nor commenced paying rent for either the Building B space. The second largest tenant at the Mortgaged Properties, Comcast, occupies a portion of the first floor and the entire fifth floor Building C Mortgaged Property (approximately 22.5%, in the aggregate, of the Building C net rentable area) pursuant to a lease that commenced on December 3, 2010. Comcast has executed a lease amendment for additional space consisting of the entire sixth floor of Building C Mortgaged Property (approximately 12.7% of the Building C net rentable area), which has a commencement date of 21 days after the leased space on the sixth floor is substantially completed by the landlord (which is currently expected to be November 1, 2020, but could be subject to delay). Comcast has not taken occupancy nor commenced paying rent for the Building C sixth floor space. At loan origination, the borrower deposited (i) approximately $53,688,909 into a tenant improvement allowances and leasing commissions reserve and (ii) approximately $34,016,766 into a rent concessions reserve. However, Google reached out to the borrower sponsor claiming that the ongoing COVID-19 pandemic and subsequent state of emergency declaration from the City of Sunnyvale prohibited the tenant’s ability to access Building C, construct tenant improvements or conduct business. Thus, Google requested that their rent commencement date be pushed out on a day-by-day basis until the impacts of COVID-19 on its ability to access the property and complete tenant improvements have passed. The borrower sponsor responded that they satisfied their obligation to deliver the space on time and therefore rent commencement should begin as originally anticipated. Additionally, due to the ongoing COVID-19 pandemic, it may delay the delivery of the remaining space that Google is expected to take in Building B which would impact and/ or delay the rent commencement date for their remaining spaces. We cannot assure you that the dispute will be resolved in a timely manner. We also cannot assure you if or when Google will begin paying rent on their delivered space. The tenant has taken possession of and is required to begin paying rent with respect to a portion of the space on September 1, 2020 and with respect to the remaining space on February 1, 2021. In addition, approximately $5,182,847 of straight-lined rent was underwritten for Google and Comcast.

●	With respect to the BX Industrial Portfolio Mortgage Loan (7.5%), the sole tenant at the 1910 International Mortgaged Property (0.2%) and the Culpeper Mortgaged Property (0.1%), and the largest tenant at the 7453 Empire — Bldg B Mortgaged Property (0.0%), each has subleased its space.

●	With respect to the 1633 Broadway Mortgage Loan (6.7%), (i) the largest tenant at the related Mortgaged Property, Allianz Asset Management of America L.P., representing approximately 12.5% of the net rentable area, subleases approximately 6.4% of its space to Triumph Hospitality through December 30, 2030 and Triumph Hospitality further subleases 3,000 square feet of the space to Stein Adler Dabah & Zelkowitz through July 31, 2022; (ii) the second largest tenant at the related Mortgaged Property, WMG Acquisition Corp, representing approximately 11.5% of the net rentable area, subleases approximately 1.1% of its space to Cooper Investment Partners LLC on a month-to-month basis; and (iii) the fifth largest tenant at the related Mortgaged Property, Kasowitz Benson Torres, representing approximately 7.9% of the net rentable area, subleases approximately (x) 3.4% of its space to Delcath Systems, Inc. through February 28, 2021, (y) 6.0% of its space to Avalonbay Communities through October 31, 2026 and (z) 6.5% of its space to Cresa New York through April 30, 2021. Additionally, approximately $7,558,579 of contractual rent steps was underwritten for investment grade tenants.

●	With respect to the 711 Fifth Avenue Mortgage Loan (4.8%), the third largest tenant, Ralph Lauren, representing approximately 11.4% of the net rentable area at the Mortgaged Property, has the right to go dark at any time. If the borrower believes the tenant has ceased retail operations in all of the premises under the related lease, the borrower may give notice thereof to the tenant. Within 30 days after the borrower gives such notice, the tenant must notify the borrower whether the tenant intends to cease retail operations at the premises. If the tenant notifies the borrower of its intent to cease such retail operations, the borrower has the right to terminate the lease. The tenant’s space (excluding the Polo Bar), is currently dark.

●	With respect to the 280 North Bernardo Mortgage Loan (4.3%), the sole tenant, Aurora Innovations, is in a free rent period until August 2020. At origination, the borrower reserved approximately $600,825 (equal to approximately one month of rent) in a free rent reserve.

●	With respect to the 420 Taylor Street Mortgage Loan (4.1%), the sole tenant, Nextdoor, Inc., is in a free rent period as to at least a portion of its leased premises until June 2021. At loan origination, the borrowers reserved $3,811,699 in a bridge rent reserve account.

●	With respect to the Southcenter Mall Mortgage Loan (2.1%), JCPenney and Sears are anchor tenants at the related Mortgaged Property. Certain of the tenant leases at the related Mortgaged Property permit tenants to terminate their leases and/or abate or reduce rent if JCPenney and/or Sears terminate their respective leases or go dark. JCPenney and Sears filed for Chapter 11 bankruptcy on May 15, 2020 and October 15, 2018, respectively, with Sears emerging from bankruptcy in February 2019. We cannot assure you that JCPenney or Sears will not continue to report earnings losses or otherwise exhibit signs of financial distress or that their stores will remain open for business. We further cannot assure you that the closing of any other JCPenney or Sears stores will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, among the 5 largest tenants (based on net rentable area) at the 15 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

●	With respect to the OrthoSouth Mortgage Loan (0.8%), the sole tenant, MSK Group, PC d/b/a OrthoSouth, subleases 7,138 SF of its space at the OrthoSouth – Southaven Mortgaged Property (representing approximately 54.3% of the net rentable area) to Specialty Surgery Center, LLC, an affiliate of the tenant.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See Annex A-3 for more information on other tenant matters relating to the largest 20 Mortgage Loans.

Purchase Options and Rights of First Refusal

Certain of the Mortgaged Properties are subject to purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property. With respect to each of the Tropical Distribution Center (8.0%) and 1725 N Commerce Parkway (1.0%) Mortgage Loans, certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at one or more of the related Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer or similar right, upon satisfaction of certain conditions, to purchase all or a portion of one or more of the related Mortgaged Properties.

In particular, with respect to each such Mortgaged Property that secures one of the top 15 Mortgage Loans:

●	With respect to the Tropical Distribution Center Mortgage Loan (8.0%), Amazon.com Services LLC, the sole tenant at the Mortgaged Property, has a right of first offer with respect to the Mortgaged Property. Such right of first offer does not apply to transfers pursuant to a foreclosure or a deed-in-lieu of foreclosure, or to the first transfer subsequent to a foreclosure sale (or to a deed-in-lieu of foreclosure if the initial transfer is made to the lender or an affiliate of the lender).

●	With respect to the Chase Center Tower I and Chase Center Tower II Mortgage Loans (collectively, 3.6%), in the event of a casualty that affects the garage structure or other common areas of the master mixed-use complex, which includes the Mortgaged Properties, if the master association elects not to repair such damage because such repair is physically infeasible, the required governmental permits cannot be legally obtained or the master association is not able to provide or obtain adequate funding for such repair, the entire complex, including the Mortgaged Properties, will be sold in its entirety. The terms and conditions of such sale will be subject to the approval of both borrowers as managing owners of the applicable condominium associations, provided that the minimum sales price allocable to the Mortgaged Properties in such sale (together with any insurance proceeds or awards allocable to the Mortgaged Properties) is required to be sufficient to repay the outstanding principal balance of the Mortgage Loans. Further, in the event of a casualty that affects the Mortgaged Properties, if the borrowers elect not to repair the damaged improvements within the Mortgaged Properties, the other owners of the master complex who have elected to repair, or whose interests in the master complex have not been damaged or destroyed, will have the right to purchase and acquire the Mortgaged Properties pursuant to the master association and condominium documents. The purchase price and terms of the sale will be determined by the agreement of the seller and purchaser, unless the parties cannot agree within 120 days on the purchase price, in which case the purchase price will be determined by appraisal based upon the value of the improvements in the condition of such improvements at the time of the election to purchase, provided that the minimum sales price for the Mortgaged Properties (together with any insurance proceeds or awards paid with respect to the Mortgaged Properties) is required to be sufficient to repay the outstanding principal balance of the Mortgage Loans. In addition, under certain circumstances if the borrower fails to reconstruct either condominium complex which includes the individual Mortgaged Property and the applicable retail unit, such condominium complex will be sold in its entirety, provided that the minimum sales price allocable to such Mortgaged Property together with any net proceeds paid from such casualty is required to be in an amount no less than the amount required to pay the outstanding principal balance of the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. In addition, please see representation and warranty number 7 in Annex D-1, representation and warranty number 8 in Annex E-1, representation and warranty number 6 in Annex F-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex E-2 or Annex F-2, as applicable.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates including, in certain circumstances under an operating lease between a borrower and an affiliate of the related borrower. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower, excluding Mortgaged Properties that are leased to an affiliate of the borrower that functions as an operating lease:

●	With respect to the Chase Center Tower I Mortgage Loan and the Chase Center Tower II Mortgage Loan (collectively, 3.6%), the borrowers are owned by a joint venture in which Uber Technologies, Inc. (“Uber”) owns a 45% equity interest. The Mortgaged Properties are 100% leased to Uber, as the sole tenant at each of the Mortgaged Properties. It may be more likely a borrower will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.

●	With respect to the 84 14th Street Mortgaged Property (1.3%), the largest tenant at the Mortgaged Property, Joyland Group LLC, is an affiliate of the borrower sponsor.

We cannot assure you that the conflicts arising where a borrower sponsor is affiliated with a tenant at the Mortgaged Property will not adversely impact the value of the Mortgage Loans.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

We cannot assure you that any borrower affiliated tenants did not receive more favorable leasing terms than a tenant who is not a borrower affiliate.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Eleven (11) of the Mortgaged Properties (23.1%) are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California and Washington.

With respect to 62 of the Mortgaged Properties, which secure in whole or in part 14 Mortgage Loans (50.6%), the related borrowers (or, in the case of the MGM Grand & Mandalay Bay Mortgage Loan, the master tenant) maintain insurance under blanket policies.

With respect to certain of the Mortgaged Properties, certain insurance requirements of the related Mortgage Loan documents may be satisfied by insurance, including self-insurance, provided by a sole or significant tenant or the property manager, as described below:

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), the Mortgage Loan documents permit the borrowers to rely on insurance provided by the sole tenant, MGM Lessee II, LLC, provided that, among other conditions, MGM Lessee II, LLC maintains insurance policies (the “MGM Policies”) on each of the related Mortgaged Properties that satisfy the requirements set forth in the Mortgage Loan documents, except that, so long as the master lease is in effect, the MGM Policies are permitted to vary from the requirements otherwise set forth in the Mortgage

Loan documents with respect to (i) the named storm sublimit, which may be no less than $700,000,000 per occurrence (which amount is less than the full replacement cost otherwise required under the Mortgage Loan documents) and (ii) any property or terrorism deductible, which may be no greater than $5,000,000 (which, with respect to the terrorism deductible, is higher than the maximum terrorism deductible of $500,000 otherwise provided for under the Mortgage Loan documents).

●	With respect to the Chase Center Tower I and Chase Center Tower II Mortgaged Properties (collectively, 3.6%), the master association maintains a master property insurance policy that covers the entire complex, including the Mortgaged Properties, which coverage for the Mortgaged Properties complies with the requirements set forth in the Mortgage Loan documents.

●	With respect to the Flushing Commons Mortgaged Property (3.0%), pursuant to the related condominium documents, the condominium board maintains an insurance policy which insures the general common elements, which coverage is not required to maintain insurance in accordance with the requirements set forth in the Flushing Commons Mortgage Loan documents. In the event of a casualty or condemnation involving the general common elements, all insurance proceeds are payable to the condominium board, unless such proceeds exceed $2,000,000, in which case such proceeds are to be held by a bank or trust company having an office in New York City with a capital surplus and undivided profits of at least $500,000,000.

●	With respect to the Bellagio Hotel and Casino Mortgage Loan (2.3%), the related borrower may rely on the insurance provided by the master tenant at the Mortgaged Property. Such insurance is generally required to meet the requirements of the related mortgage loan documents, except that the tenant’s policies are permitted to vary from the requirements of the mortgage loan documents with respect to (x) the named storm sublimit, which must be no less than $700,000,000 per occurrence (which is less than full replacement cost), and (y) any property or terrorism deductible, which may be up to $2,500,000.

●	With respect to the OrthoSouth Mortgage Loan (0.8%), the Mortgage Loan documents permit the borrower to rely on insurance provided by the sole tenant, provided that, among other conditions, the sole tenant maintains insurance policies that satisfy the requirements set forth in the Mortgage Loan documents.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), the related borrowers have obtained environmental insurance against claims for pollution and remeditation legal liability (the “PLL Policy”) from Evanston Insurance Company, with the lenders as named insureds, with per incident and aggregate limits of $25,000,000. The current PLL Policy term expires in 2025. The MGM Grand & Mandalay Bay Whole Loan documents require that the PLL Policy term extend at least two years beyond the date of repayment of the MGM Grand & Mandalay Bay Whole Loan (the “Required PLL Policy Term”), provided that the borrowers may obtain a policy with a term less than the Required PLL Policy Term, so long as the borrowers renew or extend such PLL Policy by the shorter of three years or a term not less than the Required PLL Policy term within ten business days of the current PLL Policy term expiration.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property or contain covenants to similar effect.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, in addition to an “as-is” value, the appraisal states a value other than the “as-is” value for a Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property or states an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. However, other than as set forth below, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects the “as-is” value.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary assumptions”, including that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed. For example:

●	With respect to the 1633 Broadway Mortgage Loan (6.7%), the “as-is” appraised value of $2,400,000,000 as of October 24, 2019 includes the extraordinary assumption that the owner has provided a $55,980,670 capital expenditure budget, which was utilized to estimate the value set forth in the appraisal. Such capital expenditures are not required and have not been reserved for under the Mortgage Loan documents, and there can be no assurance that they will be made.

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio and the related Maturity Date LTV Ratio was calculated using an Appraised Value other than the “as-is” Appraised Value:

Mortgage Loan	% of Initial Pool Balance	Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Mortgage Loan Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Mortgage Loan Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Moffett Towers Buildings A, B & C(1)	8.0%	38.7%	38.7%	$1,145,000,000	44.5%	44.5%	$995,000,000
MGM Grand & Mandalay Bay(2)	7.0%	35.5%	35.5%	$4,600,000,000	22.2%	22.2%	$7,352,600,000
280 North Bernardo(3)	4.3%	59.2%	59.2%	$120,000,000	71.9%	71.9%	$98,700,000
420 Taylor Street(4)	4.1%	61.3%	55.4%	$143,500,000	72.4%	65.4%	$121,500,000
Chase Center Tower I(5)	1.9%	31.3%	31.3%	$466,000,000	34.2%	34.2%	$426,100,000
Chase Center Tower II(5)	1.7%	31.3%	31.3%	$397,500,000	34.2%	34.2%	$363,000,000
Bellagio Hotel and Casino(6)	2.3%	39.3%	39.3%	$4,260,000,000	25.8%	25.8%	$6,500,000,000

(1)	The Appraised Value (Other Than “As-Is”) represents the “as-stabilized” value, which assumes that both Google and Comcast accept delivery at the Moffett Towers Buildings A, B & C Mortgaged Property and are paying unabated rent as of October 1, 2021. At origination, $34,016,766 was deposited into a rent concessions reserve.

(2)	The Appraised Value (Other Than “As-Is”) represents the “As Is Real Property” value solely with respect to the real property at the MGM Grand & Mandalay Bay Mortgaged Properties attributable to the Mortgaged Properties and excludes personal property and intangible property. The appraisal also includes an “As Leased–Sale–Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The Appraised Value (“As-Is”) includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Mortgaged Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Mortgaged Properties is owned by the MGM tenant or certain sublessees at the MGM Grand & Mandalay Bay Mortgaged Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the master lease), which granted a security interest in certain property of the MGM tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM tenant as more particularly described in the master lease); and provided that the FF&E is only transferred to the borrowers at no cost in the event of a termination of the master lease due to an event of default by the MGM tenant thereunder) in favor of the borrowers, and such security interest was collaterally assigned by the borrowers to the mortgage lender.

(3)	The Appraised Value (Other Than “As-Is”) represents the “as stabilized” value, which assumes all free rent has burned off and rent commencement has begun. The tenant, Aurora Innovations, has begun the buildout of its space and approximately $10.4 million was reserved upfront in free rent and TI/LC reserves.

(4)	The Appraised Value (Other Than “As-Is”) reflects the “Prospective Value Upon Completion (TILC Funded) / Stabilization” value, which assumes all remaining construction and tenant improvements as of May 1, 2021 have been paid for or funded. At origination, the Borrowers reserved approximately $8,447,054 for all outstanding tenant improvements.

(5)	The Appraised Value (Other Than “As-Is”) represents the “hypothetical as-if funded” value, which assumes all remaining construction and tenant improvements as of December 19, 2019 have been paid for or funded. At origination, the borrowers reserved $62,678,348 for all outstanding tenant improvements and outstanding repairs. Such construction and tenant improvements have since been funded. The Chase Center Tower I and Chase Center Tower II Mortgage Loans are cross-collateralized and cross-defaulted loans, and the LTV Ratios are presented in each case on an aggregate basis.

(6)	The Appraised Value (Other Than “As-Is”) reflects the “As Leased” value solely with respect to the real property portion of the Mortgaged Property of $4,260,000,000, excluding certain intangible value attributable to the Mortgaged Property.

With respect to the Agellan Portfolio Mortgage Loan (8.0%), the Appraised Value is based on an aggregate “as-is” value of the Mortgaged Properties and is inclusive of excess land value that is defined in each individual Mortgaged Property appraisal and serves as collateral for the Whole Loan. The excess vacant land parcels are associated with the Sarasota Distribution Hub and Supervalu Mortgaged Properties, and may be released pursuant to satisfying conditions set forth in the Whole Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

For additional information regarding the appraisals obtained by the sponsors or, in the case of any mortgage loan acquired and re-underwritten by the related sponsor, appraisal(s) obtained by the related originator and relied upon by such sponsor, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—JPMorgan Chase Bank, National Association”, “—Goldman Sachs Mortgage Company” and “—Citi Real Estate Funding Inc.”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans are generally non-recourse, the Mortgage Loans generally provide for recourse to the borrower and the related guarantor for liabilities that result from, for example fraud by the borrower, certain voluntary insolvency proceedings or other matters. However, certain of the Mortgage Loans may not contain such non-recourse carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. As such, we cannot assure you that the related guarantor will be willing or able to satisfy its obligations under the Mortgage Loan documents. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex D-2, Annex D-3, Annex E-2 and Annex F-2 for additional information.

●	With respect to the Agellan Portfolio Mortgage Loan (8.0%), the aggregate liability of the related guarantor with respect to the matters that constitute full recourse carveouts (each, a “Full Recourse Event“) under the Mortgage Loan documents may not exceed an amount equal to (x) 20% of the outstanding principal balance of the Whole Loan as of the first occurrence of a Full Recourse Event plus (y) any and all reasonable third-party costs incurred by the lender (including reasonable and out-of-pocket attorney’s fees and costs) in connection with the enforcement of the Full Recourse Event thereunder and the collection of amounts due thereunder.

●	With respect to the 1633 Broadway Mortgage Loan (6.7%), the 711 Fifth Avenue Mortgage Loan (4.8%), the Chase Center Tower I Mortgage Loan (1.9%) and the Chase Center Tower II Mortgage Loan (1.7%), there is no non-recourse carveout guarantor, and the related borrower is the only indemnitor under the related environmental indemnity agreement.

●	With respect to the BX Industrial Portfolio Mortgage Loan (7.5%), the related mortgage loan documents provide that in the event of a voluntary or collusive bankruptcy action by or against the related borrower, liability of the related non-recourse carveout guarantor is limited to 10% of the then-outstanding principal balance of the Whole Loan, plus the enforcement cost relating to such bankruptcy action. In addition, the mortgage loan documents provide that for so long as the related borrower maintains the environmental insurance policy required under the loan agreement (the “PLL Policy”), the related guarantor will have no liability under the related environmental indemnity agreement, and that such guarantor’s liability relating to the borrower’s failure to maintain the PLL Policy pursuant to the Mortgage Loan documents is capped at the amount of coverage required for the PLL Policy. The PLL Policy is required to be for a term of at least two years past the related maturity date (the “Required PLL Period”); provided, however, the borrower may obtain such PLL Policy for an initial policy term of five years so long as at least 10 Business Days prior to the expiration thereof, the borrower renews or extends such PLL Policy for a term not less than the Required PLL Period. The PLL Policy must include limits of liability of no less than $5,000,000 per incident, and, with respect to Allied World Assurance Company (U.S.), Inc., $10,000,000 in the aggregate, and with respect to Steadfast Insurance Company, $25,000,000 in the aggregate, in each case with a self-insured retention amount of no more than $50,000 per pollution condition (except for clean-up claims for mold conditions, which may be $100,000). At closing, the borrower obtained policies from Steadfast Insurance Company and Allied World Assurance Company (U.S.), Inc. in the above amounts, with each policy subject to a five-year term.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), each of the related non-recourse carveout guarantors’ liability for (i) any bankruptcy-related recourse events, is several (and not joint) and is limited to an amount equal to 10% of the then outstanding principal balance of the related Whole Loan as of the date of any such event and (ii) any transfers of either the Mortgaged Property or controlling equity interests in the borrowers made in violation of the Mortgage Loan documents, is limited to recourse for losses to the lender (and not full recourse). In addition, the Mortgage Loan documents only provide recourse to the borrowers (and not the related non-recourse carveout guarantors) for any breaches of the environmental covenants set forth in the Mortgage Loan documents; provided, however, that if the borrowers fail to maintain an environmental insurance policy satisfying the conditions set forth in the related Mortgage Loan documents, the non-recourse carveout guarantors will be liable for any losses to the lender relating to breaches of the environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Mortgage Loan documents and (y) for any amounts recovered under the environmental policy. Also, recourse for waste is limited to willful misconduct by the related borrowers, guarantors or certain of their affiliates that results in physical damage or waste to the Mortgaged Properties. See “—Insurance Considerations”.

●	With respect to the 3000 Post Oak Mortgage Loan (3.7%), under the limited liability company agreement (the “LOPO 2 LLC Agreement”) of LOPO 2 LLC, which indirectly owns 100% of the borrower (“LOPO 2”), between Norman Bobrow and FG US Holdings 2, LLC, as consideration for executing and delivering the guaranty for the 3000 Post Oak Whole Loan (the “Guaranty”), Norman Bobrow is required to be paid by LOPO 2, as an operating expense of LOPO 2, a fee of $350,000 per annum, payable in monthly installments equal to $29,166.67, for so long as, among other conditions: (i) Norman Bobrow remains a member of LOPO 2, and/or (ii) unless Norman Bobrow has been removed as a member of LOPO 2 for cause under the LOPO 2 LLC Agreement, the Guaranty remains in effect.

●	With respect to the Bellagio Hotel and Casino Mortgage Loan (2.3%), the non-recourse carveout guarantor’s liability for bankruptcy related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the related Whole Loan as of the date of the event. In addition, only the related single purpose entity borrower, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity borrower is the only party liable under the environmental indemnity; provided, however, that if the borrower fails to maintain an environmental insurance policy as required under the Mortgage Loan documents, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. At origination of the Mortgage Loan, the related borrower obtained an environmental insurance policy issued by Evanston Insurance Company for an initial term of five years, expiring November 15, 2024, which is prior to the related maturity date. We cannot assure you that the borrower will obtain a new environmental insurance upon expiration. In addition, as described in the exception to representation and warranty number 17 on Annex D-3 and the exception to representation and warranty 18 on Annex E-2, the environmental insurance policy does not comply with the requirements set forth in the Mortgage Loan documents. Further, the non-recourse carveout guarantor’s liability for transfers in violation of the Mortgage Loan documents is not full recourse, but is limited to losses only.

●	With respect to the Southcenter Mall Mortgage Loan (2.1%), the non-recourse carveout guarantor’s liability under the bankruptcy-related carveouts is limited to 20% of the then-current outstanding principal balance of the related Whole Loan.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	Certain of the Mortgage Loans provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property).

●	With respect to certain of the Mortgage Loans, the related environmental indemnity may require the making of a claim against an applicable environmental insurance policy prior to any claim being made under such environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantors.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Flushing Commons Mortgaged Property (3.0%), the Mortgaged Property is subject to a 25-year tax abatement through the Industrial & Commercial Abatement Program (“ICAP“), that expires in the 2043/2044 tax year. Under the ICAP, taxes are payable on the underlying land and improvements, but any taxes related to increased assessments on such improvements are fully abated through the 2035/2036 tax year, and then such abatement is phased out by 10% per annum increments through the expiration of the related ICAP abatement. The Mortgaged Property is located in a special commercial unit and qualifies for the inflation protection component of the ICAP abatement that adds to the abatement any incremental increases in the gross real estate tax that exceeds 5%. At origination of the Flushing Commons Mortgage Loan, real estate taxes were underwritten at the 2020/2021 abated tax amount of $130,715.

●	With respect to the Battery Park Lofts Mortgage Loan (1.5%), the Mortgaged Property is subject to a 15-year tax abatement of the increased value of the Mortgaged Property attributable to certain qualifying residential improvements, which expires in 2034. The lender underwrote the abated 2019 taxes.

●	With respect to the Kings Plaza Mortgage Loan (1.5%), a portion of the Mortgaged Property occupied by Lowe’s is subject to a 15-year Industrial & Commercial Incentive Program (“ICIP”) tax abatement that expires in the 2025/2026 tax year. Under the ICIP, taxes are payable on the underlying land and improvements, but any taxes related to increased assessments on such improvements are fully abated through tax year 2020/2021. Commencing in tax year 2021/2022, such increases are then phased in at 20% increments through the expiration of the related ICIP abatement. For the 2019/2020 tax year, abated taxes for the applicable land and improvements are approximately $643,391 (as opposed to unabated taxes of approximately $992,466). Under its related lease, Lowe’s remains directly responsible for all tax payments due on the applicable land and improvements (including in the event the ICIP abatement were no longer in effect.

●	With respect to the Kings Plaza Mortgage Loan (1.5%), the collateral includes all of the equity interests in Kings Plaza Energy LLC, an affiliate of the related borrower, and all of the equity in the borrower. Because such equity interests in Kings Plaza Energy LLC may not qualify as an interest in real property or as personal property incidental to real property for U.S. federal income tax purposes, upon a foreclosure, the REMIC regulations may restrict the issuing entity from taking title to such equity interests. Therefore, upon the occurrence of an event of default under the Mortgage Loan documents and an ensuing foreclosure with respect to the Mortgage Loan, the PSA may not permit the issuing entity to take title to such equity interests in (unless an opinion of counsel is provided indicating otherwise), but rather will require the issuing entity to either (i) pursue its remedies under the mortgage or otherwise exercise the legal remedies available to it under applicable law, or (ii) sell such equity interests and apply the proceeds toward the repayment of the Mortgage Loan. Depending on market conditions, the proceeds from the sale of such equity interests could be less than the proceeds that would be received if the special servicer had taken title to such equity interests and sold them at a later date.

●	With respect to the 84 14th Street Mortgaged Property (1.3%), the Mortgaged Property is subject to a 25-year tax abatement through the ICAP, that expires in the 2044/2045 tax year. Under the ICAP, taxes are payable on the underlying land and improvements, but any taxes related to increased assessments on subject improvements are fully abated through the 2035/2036 tax year and then the abatement is phased down by 10% increments per annum through the expiration of the related ICAP abatement in June 2045. At origination of the 84 14th Street Mortgage Loan, real estate taxes were underwritten at the 2019/2020 abated tax amount of $18,275.

●	With respect to the Edge 32 Apartments Mortgage Loan (1.1%), the Mortgaged Property is subject to a 15-year tax abatement of the increased value of the Mortgaged Property attributable to certain qualifying residential improvements, which expires in January 2032. The lender underwrote the abated 2019 taxes.

●	With respect to the Strathmore Apartments Mortgage Loan (0.8%), the borrower sponsor is challenging the tax assessment by the Town of Amherst. The Mortgaged Property’s current assessed value is approximately $123,305 per unit, but a non-collateral multifamily building across the street is assessed at approximately $84,820 per unit. However, the appraised value is approximately $154,487 per unit. We cannot assure you that the appeal will be successful, or that it will not result in a higher tax burden. The lender underwrote the 2019 taxes without taking into account any potential change due to the appeal.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-seven (27) Mortgage Loans (84.5%) are interest-only until the related maturity date or anticipated repayment date.

Eight (8) Mortgage Loans (10.8%) provide for payments of interest-only for the first 12 to 60 months following the Cut-off Date or first 12 to 60 months following the origination date of the related Mortgage Loan and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan until the related maturity date or anticipated repayment date and therefore have an expected Balloon Balance at the related maturity date.

One (1) Mortgage Loan (4.1%) provides for regularly scheduled payments of interest and principal (following an initial interest-only payment in August 2020) based on an amortization period longer than the remaining term of the related Mortgage Loan for the first five years and thereafter is interest-only until the related maturity date.

One (1) Mortgage Loan (0.7%) (excluding interest-only and partial interest-only Mortgage Loans) provides for payments of interest and principal until the related maturity date or anticipated repayment date and then have an expected Balloon Balance at the related maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) and grace periods that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
6	0	25	$ 540,855,000	57.9%
5	0	3	112,750,000	12.1
1	0	4	82,108,108	8.8
7	0	1	75,000,000	8.0
9	0	1	70,000,000	7.5
10	0	2	33,750,000	3.6
1	5	1	20,000,000	2.1
Total		37	$ 934,463,108	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. A grace period does not apply to a maturity date or anticipated repayment date. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan(s)

An “ARD Loan“ is a Mortgage Loan that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”) and, in the case of the MGM Grand & Mandalay Bay Mortgage Loan, any monthly additional interest amounts (i.e. interest at the Revised Rate minus the scheduled monthly debt service payment) not paid will be added to the principal balance of the Mortgage Loan.

The Tropical Distribution Center Mortgage Loan (8.0%) and the MGM Grand & Mandalay Bay Mortgage Loan (7.0%) are ARD Loans.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on such ARD Loan. While interest at the Initial

Rate continues to accrue and be payable on a current basis on an ARD Loan after its related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR Interest Owners. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), on each payment date after the related Anticipated Repayment Date, interest will accrue on the Mortgage Loan at the higher adjusted interest rate, and the borrower will continue to be obligated to make payments of interest in monthly installments. Following the related Anticipated Repayment Date, on each payment date thereafter up to and including the related maturity date, the borrower will be required to pay to the lender, (i) first, an amount equal to the scheduled monthly debt service payment amount and (ii) second, to the extent of funds available in the excess cash flow reserve account, an amount equal to the monthly additional interest amount (i.e., the amount accrued at the adjusted interest rate minus the amount of interest due as the scheduled monthly debt service payment). The failure to make the payment in clause (i) immediately above as and when due constitutes a Mortgage Loan event of default, but the failure to make the payment in clause (ii) immediately above (or the failure to have sufficient funds available in the excess cash flow reserve account to make such payment) as and when due will not constitute a Mortgage Loan event of default. If the borrower does not pay any such monthly additional interest amount (such amount not paid, together with interest accrued thereon at the adjusted interest rate, the “Accrued Interest”), the Accrued Interest will remain an obligation of borrower but borrower’s obligation to pay such Accrued Interest will be deferred and such Accrued Interest will be added to the principal balance of the related note (such additional principal, the “Accrued and Deferred Principal”) and will be paid on the maturity date to the extent not sooner paid pursuant to the related Mortgage Loan agreement.

Future Advances

With respect to the BX Industrial Portfolio Whole Loan (7.5%), the mortgage loan documents permit the borrower to repay the BX Industrial Portfolio Floating Rate Loan and, subject to the satisfaction of certain conditions set forth in the mortgage loan agreement, subsequently re-borrow such amounts pursuant to a request for an additional advance (a “Revolving Advance”) from the holder of the BX Industrial Portfolio Floating Rate Loan up to the initial principal balance of the BX Industrial Portfolio Floating Rate Loan; provided that prepayments in connection with the following are considered permanent and may not be reborrowed: (a) individual BX Industrial Portfolio property releases, including both regular releases and releases upon an event of default, (b) mandatory prepayments and/or releases made in connection with casualty or condemnation, (c) prepayments to avoid a cash management period caused by failure to satisfy a debt yield test, (d) a voluntary prepayment for which the borrower has elected that such prepayment will permanently reduce the available amount of the BX Industrial Portfolio Floating Rate Loan and (e) any prepayment made during the continuance of an event of default. In the event that the holder of the BX Industrial Portfolio Floating Rate Loan does not so fund a Revolving Advance, the mortgage loan documents provide that the borrower may not reduce, discharge or release any obligations due on the BX Industrial Portfolio fixed rate loan (which includes the BX Industrial Portfolio Mortgage Loan) via offset of the disputed amount associated with the Revolving Advance. The BX Industrial Portfolio Floating Rate Loan was fully funded as of the origination date, and the debt service coverage ratio and debt yield metrics related to the BX Industrial Portfolio Whole Loan are required to be calculated under the loan documents assuming that the BX Industrial Portfolio Floating Rate Loan has been fully advanced.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally (except in some cases as relates to a prepayment in connection with a casualty or condemnation) require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See

Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis. Additionally, certain Mortgage Loans may provide that, with respect to a Mortgaged Property that did not comply with the then-current applicable zoning rules and regulations as of the date of the origination of such Mortgage Loan, in the event the related borrower is unable to obtain a variance that permits the continuation of the nonconformance(s) and/or the restoration thereof, as applicable, due to casualty, governmental action and/or any other reason, the related borrower will be required to partially prepay the Mortgage Loan in order to meet certain loan-to-value ratio and/or debt service coverage ratio requirements, if applicable, which partial prepayment may occur during a lockout period and without payment of any yield maintenance charge or prepayment premium. See “—Assessment of Property Value and Condition”. For example:

●	With respect to the BX Industrial Portfolio Mortgage Loan (7.5%), the related borrower is permitted to prepay a portion of the BX Industrial Portfolio Floating Rate Loan included in the related Whole Loan in an amount not to exceed $57,800,000 at any time without incurring any prepayment charges or penalties provided that no event of default is ongoing, notice is provided, and the borrower pays all interest that would have accrued on the amount prepaid through the next monthly payment date. The BX Industrial Portfolio Whole Loan, inclusive of the fixed and floating rate portions thereof, has an original principal balance of $649,427,615, and the BX Industrial Portfolio Floating Rate Loan has an initial original principal balance of $99,427,615. The borrower is permitted to reborrow amounts prepaid under the BX Industrial Portfolio Floating Rate Loan as described under “—Future Advances”.

With respect to certain of the Mortgage Loans that permit the borrower to voluntarily prepay such Mortgage Loan with payment of a prepayment premium or yield maintenance charge, the yield maintenance charge will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the commencement of the related open period, as applicable, determined by discounting such payments at the Discount Rate or Reinvestment Yield (or as otherwise stated in the related Mortgage Loan documents), less the amount of principal being prepaid; provided that in no event may the aggregate rate being used to discount any such payment ever exceed the applicable interest rate under the Mortgage Loan.

With respect to certain other Mortgage Loans that permit the borrower to voluntarily prepay the Mortgage Loan with the payment of a prepayment premium or a yield maintenance charge, the yield maintenance charge will generally, subject to certain variations, be an amount (in some cases not less than 0.5% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Mortgage Loan through and including the stated maturity date, the Anticipated Repayment Date or the commencement of the open period, as applicable, discounted at a rate that, when compounded monthly, is equivalent to the Reinvestment Yield when compounded semi-annually.

“Discount Rate” generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the commencement of the related open period, as applicable, or, the remaining weighted average life of the Mortgage Loan, plus an additional fixed percentage, as applicable, of the Mortgage Loan.

“Reinvestment Yield” will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the day that is the first day of the open period, as applicable; or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Mortgage Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Mortgage Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

“U.S. Obligations” generally means securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury regulations Section 1.860G-2(a)(8)(ii), or (3) such other instruments as set forth in the related Mortgage Loan documents.

The term “Interest Payment Differential” will generally equal (i) the positive difference, if any, of the related mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Mortgage Loan on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

Notwithstanding the foregoing, yield maintenance charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the five largest tenants with respect to each Mortgage Loan.

Voluntary Prepayments.

Seven (7) Mortgage Loans (14.3%) permit the related borrower, after a lockout period of 0 to 30 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of at least 1%, as applicable, of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

With respect to four (4) Mortgage Loans (19.4%) (the “YM/Defeasance Loans”), the related Mortgage Loan documents permit the related borrower (i) to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property after a lockout period of at least two years from the Closing Date and prior to the open prepayment period, or (ii) prepay the Mortgage Loan in whole or in part with the payment of the greater of a yield maintenance charge and a prepayment premium of 0.5% or 1% of the prepaid amount, as applicable, during a prepayment period beginning in the months between 0 and 30 months, as applicable, following the origination date of the respective Mortgage Loan, and prior to the open prepayment period. With respect to 2 of the YM/Defeasance Loans (9.2%), the related borrower is permitted to prepay the related Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 0.5% of the prepaid amount for a period of 28 to 31 payments prior to the defeasance period described above in clause (i).

With respect to the BX Industrial Portfolio Mortgage Loan (7.5%), as to the related Whole Loan, the borrower may prepay the BX Industrial Portfolio Floating Rate Loan at any time with the payment of a spread maintenance premium (other than with respect to an amount not to exceed $57,800,000) if such prepayment occurs prior to the spread maintenance end date and the BX Industrial Portfolio Fixed Rate Loan at any time following the origination date with the payment of a yield maintenance premium if such prepayment occurs prior to the yield maintenance end date. Prior to an event of default under the BX Industrial Portfolio Whole Loan, all voluntary prepayments are required to be applied to repay the BX Industrial Portfolio Floating Rate Loan, prior to any application to pay the BX Industrial Portfolio Fixed Rate Loan. In addition, if certain conditions to an extension of the BX Industrial Portfolio Floating Rate Loan are not satisfied, and the related borrower fails to pay the related balloon payment on the BX Industrial Portfolio Floating Rate Loan, there will be an event of default on the BX Industrial Portfolio Whole Loan, which may result in acceleration and repayment of the BX Industrial Portfolio Whole Loan at a time that is significantly earlier than the maturity date of the BX Industrial Portfolio Fixed Rate Loan. Conversely, in some circumstances an event of default may result in a delay in repayment.

The Mortgage Loans that permit voluntary prepayment with yield maintenance have the following lock-out period as calculated from the Cut-off Date and as indicated in the following table:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (payments from Cut- off Date)
Moffett Towers Buildings A, B & C	$ 75,000,000	8.0%	19
BX Industrial Portfolio	$ 70,000,000	7.5%	0
MGM Grand & Mandalay Bay	$ 65,000,000	7.0%	0
Bellagio Hotel and Casino	$ 21,250,000	2.3%	0
Southcenter Mall	$ 20,000,000	2.1%	24
364 Lincoln	$ 18,000,000	1.9%	25
Jasmine Cove	$ 15,000,000	1.6%	25
Kings Plaza	$ 14,108,108	1.5%	24
Strathmore Apartments	$ 7,300,000	0.8%	23
StorQuest Self Storage - Modesto	$ 5,000,000	0.5%	24
StorQuest Self Storage - Ceres	$ 4,000,000	0.4%	24

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	8	9.2%
4	15	31.9
5	7	18.9
6	1	3.7
7	6	36.3
Total	37	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to other existing equity holders or to specified persons or persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers or borrowers that are Delaware statutory trusts, transfers to new tenant-in-common borrowers or new beneficiaries of the Delaware statutory trust, as applicable. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property and/or a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the RR Interest Owner); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

●	Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of 26 Mortgage Loans (66.3%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

As described under “—Voluntary Prepayments” above, 4 of the Mortgage Loans (19.4%) are YM/Defeasance Loans.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940) or other instruments that otherwise satisfy REMIC requirements for defeasance collateral, that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or anticipated repayment date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including or together with, as applicable, a balloon payment due at maturity or at any related anticipated repayment date or at the open prepayment date, as applicable, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Agellan Portfolio Mortgage Loan (8.0%), under the Mortgage Loan documents, the borrowers have the right to the release an individual Mortgaged Property (each, an “Individual Property”) from the lien of the mortgage, provided that the borrowers satisfy certain terms and conditions set forth in the Mortgage Loan documents (the “Individual Loan Repayment Conditions”), including, among other things, (i) no event of default under the loan documents has occurred and is continuing (other than an event of default that would be cured by the release of such Individual Property); (ii) the applicable individual borrower (each such borrower, an “Individual Borrower”) will make a voluntary prepayment of the Mortgage Loan in an amount equal to the Release Price (as defined below) for the Individual Property; (iii) after giving effect to the release of the applicable Individual Property (including the portion of the Whole Loan prepaid pursuant to the terms of the Whole Loan documents), the debt service coverage ratio for the Mortgaged Properties then remaining subject to the liens of the mortgages (excluding the Individual Property requested to be released) based on the trailing 12-month period immediately preceding the release of the applicable Individual Property will be equal to or greater than the greater of (A) the Release Debt Service Coverage Ratio (as defined below), and (B) the debt service coverage ratio for all of the Mortgaged Properties then remaining subject to the liens of the mortgages (including the Individual Property requested to be released) immediately preceding the release of the applicable Individual Property based on the trailing 12-month period immediately preceding the release of the applicable Individual Property (such greater amount, the “Required Release DSCR”), provided that the borrowers will have the right to do any one or a combination of the following to achieve the Required Release DSCR in accordance with the Mortgage Loan documents: make a prepayment of the Whole Loan, deliver a letter of credit and/or deposit cash collateral with lender; and (iv) subsequent to such release, each Individual Borrower will continue to be a special purpose entity. The Whole Loan documents also provide that if the loan-to-value ratio exceeds or would exceed 125% immediately after the release, no release will be permitted unless the principal balance of the Whole Loan is prepaid by an amount set forth in the Whole Loan documents or the borrower delivers a REMIC opinion. “Release Debt Service Coverage Ratio” means a debt service coverage ratio of 1.70x. “Release Price” means, with respect to any Individual Property being released, (i) until an amount equal to $60,450,000 has been prepaid in connection with partial releases in accordance with the Whole Loan documents, 110% of the Whole Loan amount allocated to such Individual Property and (ii) thereafter, 115% of the Whole Loan amount allocated to such Individual Property. In addition, the Whole Loan documents provide that the borrowers may release certain non-income producing parcels comprising a portion of Sarasota Distribution Hub, Supervalu and Naperville Woods Office Center Mortgaged Properties upon satisfaction of certain conditions set forth in the Whole Loan documents, including, without limitation, the payment of a release price set forth therein.

●	With respect to the Moffett Towers Buildings A, B & C Mortgage Loan (8.0%), at any time after March 6, 2022, provided that no event of default is continuing, the borrowers may obtain the release of up to two of the three individual Mortgaged Properties from the lien of the mortgage upon a bona fide third-party sale or a conveyance to any affiliate in connection with a permitted refinance of such Mortgaged Property(ies), upon the prepayment of the related Whole Loan in the amount of (a) with respect to the release of Moffett Towers Building A and/or Moffett Towers Building C, the greater of 100% of net sales proceeds and 115% of the applicable allocated loan amount or (b) with respect to a release of Building B, the greater of 100% of net sales proceeds and 125% of the applicable allocated loan amount, and the related prepayment fee or yield maintenance premium, provided that borrowers satisfy the following conditions, among others: (i) the debt service coverage ratio as of the release date for the remaining Mortgaged Property is not less than the greater of (x) 1.44x and (y) the debt service coverage ratio immediately prior to such release, (ii) the debt yield as of the release date for remaining Mortgaged Property is not less than the greater of (x) 7.75% and (y) the debt yield immediately prior to such release, (iii) the loan-to-value ratio for the remaining Mortgaged Property is not more than (x) 70% and (y) the loan-to-value ratio immediately prior to such release, (iv) the borrowers deliver a REMIC opinion, and (v) if requested by the lender, the borrowers deliver a rating agency confirmation.

●	With respect to the BX Industrial Portfolio Mortgage Loan (7.5%), provided that no event of default is continuing, the related borrower may obtain the release of any of the individual Mortgaged Properties in connection with a partial prepayment of the related Whole Loan in an amount (the “Adjusted Release Amount”) equal to the sum of (i) the allocated loan amount for such property or properties, as reduced pursuant to certain prepayments permitted under the loan documents (the “Amortized Release Amount”) and (ii) a release price premium equal to 5% of the Amortized Release Amount for each applicable individual Mortgaged Property to be released (with such premium increasing to 10% upon 30% or more of the original principal balance of the related Whole Loan having been prepaid). The Mortgage Loan documents require that (1) after giving effect to such partial release, the debt yield must equal or exceed the greater of (a) 7.5% or (b) the lesser of 8.5% and the debt yield immediately prior to such release (the “Release Debt Yield”) and (2) that certain REMIC related conditions be satisfied. The Mortgage Loan documents also provide that if a partial release is in connection with the sale of an individual Mortgaged Property to an unrelated third-party purchaser in an arm’s length transaction, and the debt yield after giving effect to such release would be less than the Release Debt Yield, the borrower may obtain such release by paying in lieu of the Adjusted Release Amount an amount equal to the greater of (x) the Adjusted Release Amount and (y) the lesser of (I) 100% of the net sales proceeds from the sale of the applicable Mortgaged Property and (II) the prepayment amount that would be necessary to, after giving effect to the requested release of the individual Mortgaged Property, satisfy the Release Debt Yield. Such prepayments in connection with a partial release will be applied first to the BX Industrial Portfolio Floating Rate Loan, and then to the BX Industrial Portfolio Fixed Rate Loan. In the event that there is an undrawn Revolving Advance on the BX Industrial Portfolio Floating Rate Loan that is available for borrowing at the time of the partial release, the borrower may, in lieu of paying the Adjusted Release Amount, cause the amount of such undrawn Revolving Advance to be reduced by an amount equal to the Adjusted Release Amount; provided that the borrower has paid any spread maintenance premium then due. If such prepayments are applied to the BX Industrial Portfolio Fixed Rate Loan prior to April 9, 2026, an amount equal to the greater of (a) 1.00% of the amount prepaid and (b) a yield maintenance premium is required to be paid.

In addition, the borrower may obtain the release of an individual Mortgaged Property securing the BX Industrial Portfolio Whole Loan in order to (a) cure an event of default relating to such Mortgaged Property (provided that such borrower first uses commercially reasonable efforts to cure such event of default) or (b) if the release relates to an individual Mortgaged Property that is subject to a ground lease, cure an event of default relating to a default under such a ground lease (in each case, provided that such event of default may not have been caused by the related borrower or an affiliate thereof in bad faith). In each such instance, satisfaction of the Release Debt Yield is not required to obtain such a release, and such a release will not require any prepayment premium.

In connection with any such release of an individual Mortgaged Property under the BX Industrial Portfolio loan documents, the lender will return to the related borrower a portion (in an amount determined in such lender’s sole discretion) of certain reserve funds allocable to the Mortgaged Property being released, but only to the extent the lender determines in its reasonable discretion that the remaining amounts in such reserve funds are sufficient to satisfy the obligations for which such reserve funds were established on the remaining Mortgaged Properties.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%) ,the borrower may at any time obtain the release of either individual Mortgaged Property, provided, among other conditions, (i) the borrower prepays the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the applicable release amount (together with any applicable yield maintenance premium) in an amount equal to, with respect to either individual Mortgaged Property, the lesser of (a) the entire then outstanding principal balance of the related Whole Loan or (b) an amount equal to the allocated loan amount for such Mortgaged Property ($1,635,000,000 for the MGM Grand Mortgaged Property and $1,365,000,000 for the Mandalay Bay Mortgaged Property) multiplied by the following applicable percentages: (1) 105% until such time as of the outstanding principal balance of the related Whole Loan has been reduced to $2,250,000,000 and (2) thereafter, 110% (the amounts described in each of (a) and (b), as applicable, the “Release Amount”), in each instance, together with any applicable yield maintenance premium, (ii) after giving effect to such release, the debt service coverage ratio, as of the date of such release, is not less than 4.81x, and (iii) satisfaction of customary REMIC conditions. Notwithstanding anything to the contrary in the foregoing, in order to satisfy the debt service coverage ratio requirement described in clause (ii) above, the borrower may prepay a portion of the Whole Loan, together with any applicable yield maintenance premium, or deposit cash with the lender to be held as cash collateral for the Whole Loan; provided, further, in the event such debt service coverage ratio requirement is not satisfied and the release of the applicable Mortgaged Property is in connection with an arm’s-length transfer to an unaffiliated third party, the borrower may obtain the release of the applicable individual Mortgaged Property upon payment of an amount equal to the greater of (i) the applicable Release Amount, together with any applicable yield maintenance premium and (ii) the lesser of (x) 100% of the applicable net sales proceeds derived from the sale of the individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio requirement described above, together with any applicable yield maintenance premium).

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), the borrower may obtain the release of either individual Mortgaged Property in order to cure a default or event of default under the MGM Grand & Mandalay Bay Whole Loan documents that is related to such individual Mortgaged Property (a “Default Release”), provided that, among other conditions: (i) prior to releasing such individual Mortgaged Property, the borrower first uses commercially reasonable efforts to cure such default or event of default (which efforts do not require any capital contributions to be made to the borrower or include any obligations of the borrower or guarantor to use any operating income or rents from the Mortgaged Property other than the applicable individual Mortgaged Property that is subject to the default or event of default to effectuate such cure), (ii) such default or event of default was not caused by (or at the direction of) the borrower or its affiliates in bad faith in order to circumvent the partial release requirements set forth in the MGM Grand & Mandalay Bay Whole Loan documents, (iii) the borrower prepays the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the Release Amount, provided that no yield maintenance premium will be required for a prepayment made in connection with a Default Release and (iv) satisfaction of customary REMIC requirements.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), the borrower may, at any time after the earlier of (i) the date that is two (2) years from the closing date of the last securitization that includes the last note to be securitized and (ii) February 14, 2023, voluntarily defease a portion of the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan solely in connection with a release of an individual Mortgaged Property from the lien of the applicable security instrument (in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents relating to a release of an individual Mortgaged Property other than the prepayment of any yield maintenance premium (if any)), provided that, among other conditions, (i) the borrower defeases the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the Release Amount for such individual Mortgaged Property, (ii) after giving effect to such release, the debt service coverage ratio, as of the date of such release, is not less than 4.81x, and (iii) satisfaction of customary REMIC conditions. Notwithstanding anything to the contrary in the foregoing, in order to satisfy the debt service coverage ratio requirement described in clause (ii) above, the borrower may defease a portion of the MGM Grand & Mandalay Bay Whole Loan, or deposit cash with the lender to be held as cash collateral for the MGM Grand & Mandalay Bay Whole Loan; provided, that in the event such debt service coverage ratio requirement is not satisfied and the release of the applicable Mortgaged Property is in connection with an arm’s-length transfer to an unaffiliated third party, the borrower may release the applicable individual Mortgaged Property upon defeasing the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the greater of (i) the applicable Release Amount together with any yield maintenance premium then required (if any), and (ii) the lesser of (x) 100% of the applicable net sales proceeds derived from the sale of the individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio requirement described above), together with any yield maintenance premium then required (if any).

●	With respect to the Chase Center Tower I and Chase Center Tower II Mortgage Loans (collectively, 3.6%), the borrowers have the right to the release of an individual Mortgaged Property, provided that the borrowers satisfy certain terms and conditions set forth in the cross agreement, including among other things (i) no event of default under the Mortgage Loan documents has occurred and is continuing, (ii) the individual borrower making a request for such release will (1) make a prepayment of the released loan in full in accordance with its respective loan agreement or defease the released loan in full, and (2) cause the borrower under the remaining loan to either (x) pay to the remaining lender, an amount equal to 15% of the outstanding principal balance of the released Mortgage Loan including, interest for the full accrual period during which the prepayment occurs (or if such payment is made on a payment date, the full accrual period applicable to such payment date) and if such prepayment is made on or before the permitted prepayment date, the yield maintenance premium, which amount will be applied as a prepayment of the principal balance of the remaining Mortgage Loan or (y) defease the remaining loan in part by an amount equal to 15% of the outstanding principal balance of the released Mortgage Loan including interest that has or would have accrued on the portion of the remaining Mortgage Loan defeased for the full accrual period during which the partial defeasance occurs (or if such partial defeasance is made on a payment date, the full accrual period applicable to such payment date), (iii) delivery of evidence reasonably acceptable to the remaining lender that (A) the released property and the remaining property have been separately assessed for taxes and the release property constitutes or will constitute a separate tax lot, and (B) the lender receives evidence reasonably satisfactory to the lender that after giving effect to such release, the remaining property will continue to comply with all applicable laws (including all zoning, building, land use or parking or other similar legal requirements with respect to such property), (iv) subsequent to such release, the borrower that owns the remaining property will continue to be a special purpose entity, (v) the debt service coverage ratio of the remaining loan, after giving effect to the release and to the partial prepayment of the remaining loan above, will be equal to or greater than the greater of (x) 1.45x for the release of the Chase Center Tower II Mortgaged Property and 1.43x for the release of the Chase Center Tower I Mortgaged Property and (y) the aggregate debt service coverage ratio immediately prior to such release, and (vi) all REMIC requirements have been satisfied.

●	With respect to the Southcenter Mall Mortgage Loan (2.1%), the borrower may obtain the release of (i) the non-income producing parcel of land and its currently un-owned improvements designated as the “Firestone Parcel”, (ii) the parcel of land designated as the “Post Office Parcel” and/or (iii) any other unimproved (or improved solely with surface parking, landscaping, hardscaping and/or utilities that do not serve the remaining Mortgaged Property or are readily relocatable), non-income producing, non-material portion of the Mortgaged Property (each, a “Release Parcel”), subject to the satisfaction of the conditions set forth in the related Mortgage Loan documents, including, among others, (1) no event of default is continuing; (2) evidence satisfactory to the lender that such Release Parcel is a legally subdivided parcel from the Mortgaged Property and is on a separate tax lot; (3) the conveyance of such Release Parcel does not (a) adversely affect the use or operation of, or access to or from, the remaining Mortgaged Property, (b) cause any portion of the remaining Mortgaged Property to be in violation of any legal, zoning or parking requirements, or (c) create any liens on the remaining Mortgaged Property; (4) compliance with all REMIC requirements; and (5) only with respect to the Post Office Parcel, payment of a release price of $1,275,000 together with the yield maintenance premium (if applicable). In addition, with respect to each of the Release Parcels, the borrower must enter into (a) a “no poaching” agreement between the borrower and the related transferee with respect to the tenants under leases at the Mortgaged Property, to which the lender is a third-party beneficiary and (b) an agreement with respect to restrictions and criteria on the use of such land parcel after the release.

●	With respect to the CityLine Augusta Portfolio Mortgage Loan (2.1%), at any time after the second anniversary of the Closing Date, the related borrower has a one-time right to obtain the release of an individual Mortgaged Property upon payment of a release price or delivery of defeasance collateral in an amount equal to the greater of (a) 125% of the allocated loan amount of the applicable released individual Mortgaged Property and (b) the net sales proceeds of the applicable released individual Mortgaged Property, provided that, among other conditions, (i) the borrower delivers to the lender a REMIC opinion, (ii) the borrower delivers to the lender a rating agency confirmation (in the case of a partial release, if such confirmation is required by the lender), (iii) as of the date of notice of the partial release or partial defeasance and the date of consummation of the partial release or partial defeasance, after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Property is no less than the greatest of (a) 1.30x, (b) the debt service coverage ratio for all of the Mortgaged Properties as of the origination date of the Mortgage Loan or (c) the debt service coverage ratio for the remaining Mortgaged Property immediately prior to the consummation of the partial release or partial defeasance, as applicable, and (iv) as of the date of notice of the partial release or partial defeasance and the date of consummation of the partial release or partial defeasance, after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Property is no greater than the greater of (a) 63.55%, (b) the loan-to-value ratio of all the Mortgaged Properties as of the origination date of the Mortgage Loan and (c) the loan-to-value ratio for the remaining Mortgaged Property immediately prior to the consummation of the partial release or partial defeasance, as applicable.

●	With respect to the Kings Plaza Mortgage Loan (1.5%), the borrowers have the right to transfer and obtain the release all or a portion of the parking garage at the Mortgaged Property (such portion of the parking garage, the “Parking Release Parcel”) provided that, among other things: (i) no event of default has occurred and is continuing under the Mortgage Loan documents, (ii) the borrowers have delivered not less than 30 days’ prior written notice, (iii) the borrowers pay to the lender a processing fee in the amount of $15,000 and any additional reasonable costs and expenses incurred by the proposed transfer or release of the Parking Release Parcel, (iv) the net revenue generated by parking operations at the Mortgaged Property is not diminished by more than a de minimis amount as a result of the release of the Parking Release Parcel, (v) the remaining Mortgaged Property constitutes a separate tax lot, (vi) the number of parking spaces at the Mortgaged Property is not reduced to a number below the number of parking spaces required to satisfy zoning requirements, (vii) following such release, the loan-to-value-ratio (as determined by the lender in its sole discretion using only the portion of the remaining Mortgaged Property which constitutes acceptable real estate collateral under the Code for a REMIC Trust) is equal to or less than 125% or the lender receives a REMIC opinion, (viii) the development of the Parking Release Parcel is restricted for a non-retail use; provided, however, up to 10% of the gross leasable area may be used for retail purposes; provided, further, that none of the borrowers or the related guarantor may cause or solicit any existing retail tenant at the Mortgaged Property to lease space at the Parking Release Parcel.

Furthermore, some of the Mortgage Loans, including, without limitation, the BX Industrial Portfolio Mortgage Loan (7.5%) and the CityLine Hattiesburg Mortgage Loan (0.9%) permit the release or substitution of specified parcels of real estate, improvements and/or development rights that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-three (23) Mortgage Loans (50.4%) provide for monthly or upfront escrows for ongoing replacements or capital repairs.

Fourteen (14) Mortgage Loans (64.9%), secured by properties with commercial tenants, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Twenty-four (24) Mortgage Loans (44.8%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twelve (12) Mortgage Loans (22.2%) provide for upfront reserves for immediate repairs.

Twelve (12) Mortgage Loans (18.0%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or deliver a guaranty in lieu of maintaining cash reserves, and any such guaranty may be subject to a cap. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

With respect to the Cambridge Club Apartments Mortgage Loan (1.1%), at origination of the Mortgage Loan, the borrower deposited a letter of credit in the amount of $300,000 in lieu of a debt service reserve. After the monthly payment date occurring on July 6, 2021 and on each monthly payment date thereafter, the letter of credit will be reduced by $50,000 every month so long as (a) no event of default has occurred and continuing under the Cambridge Club Apartments Mortgage Loan documents, (b) no trigger period exists and (c) the debt yield is greater than 8.0%. The letter of credit will be released when the balance is reduced to $0.

With respect to the 420 Taylor Street Mortgage Loan (4.1%), pursuant to its lease, the sole tenant at the Mortgaged Property, NextDoor, provided at loan origination an irrevocable letter of credit in the amount equal to approximately $5,872,366 as a security deposit, which was collaterally assigned to the lender with respect to the upper level office portion of the Mortgaged Property. Upon delivery of the lower level office portion of the Mortgaged Property, expected to occur in September 2020 (the “Lower Level Office Delivery Date”), NextDoor is required to deliver an additional security deposit such that the total amount of security deposit would be approximately $10,846,063. Commencing on the fourth anniversary of the Lower Level Office Delivery Date and each year thereafter during the initial term of the lease, NextDoor is permitted to reduce the security deposit in accordance with the terms of the lease, resulting in approximately $5,337,076 remaining on deposit by the eighth anniversary of the Lower Level Office Delivery Date. During the term of the Whole Loan, at any time that the borrowers draw on the letter of credit given by NextDoor to borrowers as security for the NextDoor lease, the borrowers are required to cause such proceeds to be deposited into a letter of credit proceeds reserve account.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts. The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	20	82.5%
Springing Hard	11	9.2
Soft	4	6.1
Springing	2	2.1
Total	37	100.0%

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 for a description of lockbox and cash management accounts.

Delaware Statutory Trusts

With respect to the OrthoSouth Mortgage Loan (0.8%), the related borrower is a Delaware statutory trust (“DST”). A DST is restricted in its ability to actively operate a property including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a DST, there is a risk that obtaining the consent of the holders of the beneficial interests in the DST will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Exceptions to Underwriting Guidelines

Other than as described below, the Mortgage Loans to be contributed by GACC were originated in accordance with the underwriting standards of DBNY, or DBRI as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”.

With respect to the BX Industrial Portfolio Mortgage Loan (7.5%), the related whole loan has a loan-to-value ratio of 67.6% in comparison to the loan-to-value ratio of 65.0% generally provided for in GACC’s underwriting guidelines for full term interest only whole loans. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (a) the total senior fixed rate notes of $322.4 million having a loan-to-value ratio of 33.6% based on the aggregate as-is appraised value of $960.75 million, (b) the net cash flow debt service coverage ratio on the senior fixed rate notes being 3.93x, (c) the portfolio being comprised of approximately 130 tenants throughout 68 properties, with no single tenant accounting for more than 6.3% of the portfolio’s net rentable area, and (d) the borrower sponsor being an affiliate of The Blackstone Group, L.P., an investment firm with approximately $538 billion of assets under management as of March 31, 2020 across real estate funds, private equity funds, credit businesses and hedge funds.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), the Mortgage Loan is structured with a 10-year ARD and a 12-year final maturity date, which is longer than the maximum term of 10 years generally required by GACC’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (i) the loan-to-value ratio of the Mortgage Loan of 35.5% in comparison to the loan-to-value ratio of 70.0% that is provided for in GACC’s underwriting guidelines for hospitality properties, (ii) the net cash flow debt service coverage ratio of the

Mortgage Loan based on annual master lease rents of 4.95x, in comparison to a net cash flow debt service coverage ratio of 1.50x that is provided for in GACC’s underwriting guidelines for hospitality properties and (iii) the experience of the loan sponsors and their affiliates. One of the loan sponsors for the MGM Grand & Mandalay Bay Mortgage Loan is a subsidiary of Blackstone Real Estate Income Trust, Inc.

The Mortgage Loans to be contributed by JPMCB were originated in accordance with JPMCB’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”.

The Mortgage Loans to be contributed by GSMC were originated in accordance with GSMC’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”.

The Mortgage Loans to be contributed by CREFI were originated in accordance with CREFI’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Agellan Portfolio	$75,000,000	$31,000,000	$156,000,000	$172,000,000	$434,000,000	41.9%	78.8%	3.04x	1.54x
3000 Post Oak	$35,000,000	$20,000,000	$45,000,000	N/A	$100,000,000	55.6%	69.5%	2.19x	1.46x
Kings Plaza	$14,108,108	$53,000,000	$472,891,892	N/A	$540,000,000	54.1%	60.0%	3.07x	1.73x(3)

(1)	Calculated including any related Pari Passu Companion Loan, subordinate companion loan and mezzanine debt.

(2)	Calculated including any related Pari Passu Companion Loan and excluding subordinate companion loan and any mezzanine debt.

(3)	Calculated based on planned amortization for the related mezzanine loan based on the sum of the first 12 payments after the expiration of the initial interest-only period.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loans related to the Agellan Portfolio (8.0%), 3000 Post Oak (3.7%), Flushing Commons (3.0%) and Kings Plaza (1.5%) Mortgage Loans identified in the table above are each subject to an intercreditor agreement between the holder(s) of the related mezzanine loan(s) and the related lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan(s). Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan(s) are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender(s)), and in certain cases, only after the mezzanine lender(s) receive notice of such event of default) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees in respect of which the related mortgage lender does not own a corresponding claim or right), (b) so long as there is no event of default under the related Mortgage Loan, (taking into account the cure rights of the mezzanine lender(s)), the related mezzanine lender(s) may accept payments on and prepayments of the related mezzanine loan(s) prior to the prepayment in full of the Mortgage Loan, provided that such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash), (c) the related mezzanine lender(s) will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender(s) may amend or modify the related mezzanine loan(s) in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the consent of the mezzanine lender(s) to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents and upon compliance with the terms and conditions in the applicable intercreditor agreement, the related mezzanine lender(s) may foreclose upon the pledged equity interests in the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, and a change in the management of the related Mortgaged Properties and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary default (or, in some cases, a non-monetary default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender(s) has or have, as applicable, the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges, liquidated damages and prepayment premiums.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following table, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following table and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio(1)	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
MGM Grand & Mandalay Bay	$65,000,000	67.00%	4.81x	N/A	Yes
1633 Broadway(2)	$62,850,000	52.08%	3.08x	9.35%	Yes
711 Fifth Avenue(3)	$45,000,000	54.50%	2.80x	8.98%	Yes
Bellagio Hotel and Casino	$21,250,000	72.00%	4.24x	N/A	Yes
Jasmine Cove	$15,000,000	65.15%	1.48x	N/A	Yes

(1)	Calculated including any related Pari Passu Companion Loans and Subordinate Companion Loans.

(2)	The mezzanine loan may bear a floating rate of interest (subject to an interest rate cap agreement “with a reasonable strike price”). The mezzanine loan may alternately take the form of debt-like preferred equity.

(3)	The mezzanine loan principal amount may not exceed $35,000,000.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. Other than in the case of the Bellagio Hotel and Casino Mortgage Loan (2.3%), the intercreditor agreement required to be entered into in connection with any future mezzanine loan or the incurrence of the future mezzanine loan will be subject to receipt of a Rating Agency Confirmation. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Some of the Mortgage Loans do not prohibit affiliates of the related borrower from pledging their indirect ownership interests in the borrower in connection with pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

With respect to the 1633 Broadway Mortgage Loan (6.7%), the Mortgage Loan documents permit loans secured by a pledge of direct or indirect equity interests in borrower, or debt-like preferred equity (i.e., preferred equity having debt-like attributes such as a hard coupon and hard maturity date, with consequences for non-performance such as change in control or the triggering of buy-sell mechanisms), subject to certain conditions, including: (i) combined LTV no greater than 52.08%; (ii) combined debt yield of no less than 9.35%; (iii) combined DSCR no less than 3.08x; (iv) the mezzanine lender or preferred equity provider is an institution satisfying eligibility criteria, including long-term senior unsecured debt obligations’ being rated “A” by S&P, “A” by Fitch or “A2” by Moody’s or better; (v) a subordination and intercreditor agreement reasonably acceptable to lender; and (vi) a rating agency confirmation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Preferred equity structures would permit one or more special limited partners or members to receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak and/or result in potential changes in the management of the related Mortgaged Property in the event the preferred return is not satisfied.

With respect to the 1633 Broadway Mortgage Loan (6.7%), the borrower is permitted to incur additional debt in the form of debt-like preferred equity (i.e., preferred equity having debt-like attributes such as a hard coupon and hard maturity date, with consequences for non-performance such as a change in control or the triggering of buy-sell mechanisms) and subject to the same conditions as the permitted mezzanine debt. See “—Mezzanine Indebtedness” above.

With respect to the OrthoSouth Mortgage Loan (0.8%), the borrower sponsor’s 100% interest in a wholly-owned limited liability company (the “Preferred Member”) that is the preferred member of the sole member of both the signatory trustee of the borrower and of the master tenant (the “SPE Member”), is pledged to a third party that, in return, provided certain equity. Upon certain triggers in the SPE Member’s operating agreement, the Preferred Member has the right to, among other things, replace the borrower sponsor as the manager of the SPE Member; however, so long as the OrthoSouth Mortgage Loan remains outstanding, such right to replace the manager is subject to the lender’s prior written consent.

Other Secured Indebtedness

With respect to Agellan Portfolio Mortgage Loan (8.0%), the Mortgage Loan documents permit (y) the pledge or encumbrance by one or more of Elad Genesis Limited Partnership, the guarantor of the Mortgage Loan (the “Guarantor”), and Agellan Commercial Real Estate Investment Trust, which indirectly owns each borrower (with the Guarantor, individually and collectively, “Permitted Pledgor”), of their respective indirect ownership interests in each borrower pursuant to a general security agreement or similar instrument to an institutional lender providing a corporate line of credit facility or corporate credit facility or similar transaction (but not in the nature of mezzanine or similar financing) secured by all or a substantial portion of such Permitted Pledgor’s assets and involving direct (other than with respect to the Properties) or indirect interests in multiple properties or Persons, where (1) payment of the obligations under such corporate line of credit facility, corporate credit facility or similar transaction is not dependent solely or primarily from cash flow from the Mortgaged Properties, (2) such credit facility is secured by substantial real estate assets in addition to the Mortgaged Properties and (3) the percentage of the value of the Mortgaged Properties to the total value of all collateral subject to such pledge or encumbrance for such corporate line of credit facility, corporate credit facility or similar transaction shall not exceed the percentage of the value of the Mortgaged Properties to the total value of all assets owned (directly or indirectly) by such Permitted Pledgor as of the loan origination date (any pledge or encumbrance meeting the foregoing requirements set forth in this clause (y) being hereinafter referred to as a “Permitted Pledge”), provided after giving effect to any such transfer under this clause (y), (A) the Guarantor must own, in the aggregate, more than 50.1% of the direct or indirect equity ownership interest in each individual borrower (each, an “Individual Borrower”) and each general partner or managing member of the applicable Individual Borrower (each, an “SPE Party); (B) the Guarantor must control each Individual Borrower and each SPE Party and (C) an Elad Canada Realty Inc. and/or any successor thereof or any entity that is majority owned and controlled by Elad Canada Realty Inc. or its successor thereof (each, an “Elad Entity”) or a qualified transferee (as described in the Mortgage Loan documents) (a “Qualified Transferee”) must control the guarantor or (z) the foreclosure (or the exercise of similar rights and remedies) by the holder of a Permitted Pledge, provided that the holder of the Permitted Pledge is an institutional lender and after giving effect to any such transfer under this clause (z) (I) the Guarantor or a Qualified Transferee must own, in the aggregate, more than 50.1% of the direct or indirect equity ownership interest in each Individual Borrower and each SPE Party; (II) the Guarantor or a Qualified Transferee must control each Individual Borrower and each SPE Party, (III) an Elad Entity or a Qualified Transferee must control the Guarantor and (IV) if a Qualified Transferee (and not an Elad Entity) controls the Guarantor, each Individual Borrower and each SPE Party pursuant to this clause (IV) after giving effect to any such transfer, then as a condition to any such transfer, such Qualified Transferee (or an affiliate thereof reasonably acceptable to the lender) that is a replacement guarantor, must assume all of the liabilities and obligations of the Guarantor under the related guaranty and the environmental indemnity or execute a replacement guaranty and environmental indemnity substantially similar thereto or otherwise reasonably acceptable to the lender in accordance with the Mortgage Loan documents, in which case the Guarantor must be released from all liabilities and obligations arising under the guaranty and the environmental indemnity due to acts or omissions occurring from and after the date of such assumption or replacement guaranty and environmental indemnity.

With respect to Kings Plaza Mortgage Loan (1.5%), the borrowers are permitted to incur a “Property-Assessed Clean Energy loan” (the “PACE Loan”), for an amount not to exceed $10,000,000, provided that such PACE Loan is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, (ii) repaid through multi-year tax assessments against the Mortgaged Property, and (iii) on terms and conditions reasonably acceptable to the lender, which may include, at the lender’s sole discretion, the delivery of a rating agency confirmation.

Other Unsecured Indebtedness

●	With respect to Agellan Portfolio Mortgage Loan (8.0%), each of Agellan Commercial REIT U.S. L.P., 9385 Washington Blvd LP, 6100 McIntosh LP, Agellan Warrenville LP, Continental Drive LP, Norcross Springs LP, Corridor Park LP and Chicago Industrial Properties 1 LP (collectively, the

“Intercompany Loan Lenders”) is a lender under a intercompany loan (each, an “Intercompany Loan”) to Piper Commercial Holdings LLC, an indirect parent company of the Intercompany Loan Lenders. The Intercompany Loans are fully funded, non-interest bearing, and collectively have an aggregate outstanding amount of $152,880,751. Each Intercompany Loan is unsecured and subject and subordinate to the Agellan Portfolio Mortgage Loan in all respects. The borrower under each Intercompany Loan has agreed that so long as the Mortgage Loan remains outstanding, it will not (i) commence any legal or equitable proceedings against an Intercompany Loan Lender or otherwise in connection with such Intercompany Loan or (ii) assert any claims or demands whatsoever under applicable law against the Intercompany Loan Lender.

●	With respect to the Flushing Commons Mortgage Loan (3.0%), one of the borrowers (the “IC Borrower”) has incurred debt (the “Flushing Commons Subordinate Loan”) in the aggregate original principal amount of $3,975,906.15 from Flushing Commons Owner LLC (the “IC Lender”) with an interest rate of 4.5% per annum. Flushing Commons Owner, LLC and the lender have entered into a subordination agreement, which, among other things, subordinates the right of payment under the Flushing Commons Subordinate Loan to the Mortgage Loan. The Flushing Commons Subordinate Loan is secured by a pledge of the IC Borrower’s interest in Thor Flushing Commons LLC (one of the borrowers under the Flushing Commons Mortgage Loan) and a guaranty provided by a borrower sponsor.

Certain Mortgage Loans also permit the borrower’s parent to pledge direct or indirect ownership interests in the borrower in connection with corporate financing arrangements, provided that such financing is also secured by a significant number of assets other than such ownership interests in the borrower.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as “Agellan Portfolio”, “Moffett Towers Buildings A, B & C”, “BX Industrial Portfolio”, “MGM Grand & Mandalay Bay”, “1633 Broadway”, “711 Fifth Avenue”, “280 North Bernardo”, “420 Taylor Street”, “3000 Post Oak”, “Chase Center Tower I”, “Chase Center Tower II”, “Brass Professional Center”, “Apollo Education Group HQ Campus”, “Bellagio Hotel and Casino”, “Southcenter Mall” and “Kings Plaza” securing 70.0% of the Initial Pool Balance is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s) and, in certain cases, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (each, a “Companion Loan Holder”) are generally governed by an intercreditor agreement or co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

Set forth in the following chart with respect to each Whole Loan is certain information regarding Mortgage Loans, any Pari Passu Companion Loan(s) and any Subordinate Companion Loan(s), including the identity of the current or anticipated holder of the controlling and non-controlling Mortgage Notes and the Cut-off Date Balance of each such Mortgage Loan and any related Companion Loan(s), which may be shown in the aggregate where the same holder holds more than one Mortgage Note.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Servicing Status	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Current or Anticipated Holder of Note(s)(1)	Control Note (Yes/No)
Agellan Portfolio	Serviced	A-1	$75,000,000	$75,000,000	Benchmark 2020-B18	No(2)
		A-2, A-3, A-4, A-5, A-6, A-7	156,000,000	156,000,000	JPMCB	No
		Total Senior Notes	$231,000,000	$231,000,000
		B	172,000,000	172,000,000	Benchmark 2020-B18 (Loan-Specific Certificates)	Yes(2)
		Total	$403,000,000	$403,000,000
Moffett Towers Buildings A, B & C	Non-Serviced	A-1-C-2, A-1-C-6, A-1-C-9	$75,000,000	$75,000,000	Benchmark 2020-B18	No
		A-1-C-3, A-1-C-7, A-1-C-10	53,100,000	53,100,000	GSBI	No
		A-1-C-4, A-2-C-1	80,000,000	80,000,000	Benchmark 2020-IG3	No
		A-1-C-5	20,000,000	20,000,000	JPMDB 2020-COR7	No
		A-1-S-1, A-2-S-1, A-3-S-1,	1,000,000	1,000,000	MOFT 2020-ABC	No
		A-1-C-1, A-1-C-8	65,000,000	65,000,000	GSMS 2020-GC47	No(3)
		A-2-C-2, A-3-C-2, A-3-C-4	69,450,000	69,450,000	Benchmark 2020-IG2	No
		A-2-C-3, A-2-C-4, A-3-C-1, A-3-C-3	79,450,000	79,450,000	Benchmark 2020-B17	No
		Total Senior Notes	$443,000,000	$443,000,000
		B-1, B-2, B-3	327,000,000	327,000,000	MOFT 2020-ABC	Yes(3)
		Total	$770,000,000	$770,000,000
BX Industrial Portfolio	Non-Serviced	A-1-A-1	$80,000,000	$80,000,000	Benchmark 2020-IG3	No(4)
		A-1-A-2	70,000,000	70,000,000	Benchmark 2020-B18	No
		A-1-A-5, A-1-A-8	37,400,000	37,400,000	JPMDB 2020-COR7	No
		A-1-A-3, A-1-A-4, A-1-A-6, A-1-A-7	135,000,000	135,000,000	DBRI	No
		Total Senior Fixed Rate Notes	$322,400,000	$322,400,000
		A-1-B	72,600,000	72,600,000	Benchmark 2020-IG3	No
		A-1-C-1, A-1-C-2	110,000,000	110,000,000	Unaffiliated Third Party Investor	No
		A-1-D	45,000,000	45,000,000	Unaffiliated Third Party Investor	Yes(4)
		Total Fixed Rate Notes	$550,000,000	$550,000,000
		A-2 (Floating Rate Note)	$99,427,615	$99,427,615	Deutsche Bank AG, London Branch	No
		Total	$649,427,615	$649,427,615
MGM Grand & Mandalay Bay	Non-Serviced	A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
		A-5, A-9	610,078,611	610,078,611	CREFI	No(5)
		A-6, A-10	326,705,972	326,705,972	Barclays Bank PLC	No
		A-7, A-11	305,039,305	305,039,305	DBRI	No
		A-8, A-12	326,705,972	326,705,972	SGFC	No
		A-1, A-2, A-3, A-4	670,139	670,139	BX 2020-VIVA	No
		Total Senior Notes	$1,634,200,000	$1,634,200,000
		B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B	$329,861	$329,861	BX 2020-VIVA	No
		B-5-A, B-9-A, B-5-B	321,628,056	321,628,056	CREFI	No(5)
		B-6-A, B-10-A, B-6-B	160,814,028	160,814,028	Barclays Bank PLC	No
		B-7-A, B-11-A, B-7-B	160,814,028	160,814,028	DBRI	No
		B-8-A, B-12-A, B-8-B	160,814,028	160,814,028	SGFC	No
		C-1, C-2, C-3, C-4	561,400,000	561,400,000	BX 2020-VIVA	Yes(5)
		Total	$3,000,000,000	$3,000,000,000

Mortgage Loan	Servicing Status	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Current or Anticipated Holder of Note(s)(1)	Control Note (Yes/No)
1633 Broadway	Non-Serviced	A-2-C-6, A-3-C-1-A	$62,850,000	$62,850,000	Benchmark 2020-B18	No
		A-1-S-1, A-2-S-1, A-3-S-1, A-4-S-1	1,000,000	1,000,000	BWAY 2019-1633	No
		A-1-C-1, A-1-C-5, A-2-C-1-A	110,000,000	110,000,000	CGCMT 2020-GC46	No(6)
		A-1-C-2, A-2-C-5	60,000,000	60,000,000	GSMS 2020-GC45	No
		A-2-C-1-B, A-3-C-1-B	45,000,000	45,000,000	Benchmark 2020-B16	No
		A-3-C-5, A-3-C-6	50,000,000	50,000,000	Benchmark 2020-B17	No
		A-3-C-2, A-2-C-3-B	64,650,000	64,650,000	Benchmark 2020-IG1	No
		A-4-C-1, A-4-C-2	100,000,000	100,000,000	BANK 2020-BNK25	No
		A-4-C-6, A-4-C-7	40,000,000	40,000,000	BANK 2020-BNK26	No
		A-4-C-4, A-4-C-5	70,000,000	70,000,000	WFCM 2020-C55	No
		A-1-C-3, A-1-C-6	65,000,000	65,000,000	GSMS 2020-GC47	No
		A-2-C-2-A, A-3-C-3	70,000,000	70,000,000	Benchmark 2020-IG2	No
		A-1-C-7, A-2-C-4-A, A-2-C-7, A-3-C-4	80,000,000	80,000,000	Benchmark 2020-IG3	No
		A-4-C-3	40,000,000	40,000,000	BANK 2020-BNK27	No
		A-1-C-4-B, A-2-C-2-B, A-3-C-7	57,500,000	57,500,000	JPMDB 2020-COR7	No
		A-2-C-3-A, A-2-C-4-B, A-2-C-4-C, A-2-C-4-D	55,000,000	55,000,000	DBRI	No
		A-1-C-4-A	30,000,000	30,000,000	GSBI	No
		Total Senior Notes	$1,001,000,000	$1,001,000,000
		B-1, B-2, B-3, B-4	$249,000,000	$249,000,000	BWAY 2019-1633	Yes(6)
		Total	$1,250,000,000	$1,250,000,000
711 Fifth Avenue	Non-Serviced	A-1-1, A-1-10	$62,500,000	$62,500,000	GSMS 2020-GC47	Yes
		A-1-2, A-1-3, A-1-4, A-1-5, A-1-11, A-1-12, A-1-14, A-1-15, A-1-16, A-1-17	234,000,000	234,000,000	GSBI	No
		A-1-8, A-1-9, A-1-13	45,000,000	45,000,000	Benchmark 2020-B18	No
		A-1-6, A-1-7	40,000,000	40,000,000	JPMDB 2020-COR7	No
		A-2-1, A-2-3, A-2-4	120,500,000	120,500,000	BANA	No
		A-2-2	43,000,000	43,000,000	BANK 2020-BNK27	No
		Total	$545,000,000	$545,000,000
280 North Bernardo	Serviced	A-1	$40,000,000	$40,000,000	Benchmark 2020-B18	Yes
		A-2	31,000,000	31,000,000	DBRI	No
		Total	$71,000,000	$71,000,000
420 Taylor Street	Serviced	A-1	$28,409,091	$28,409,091	JPMCB	No
		A-2	21,590,909	21,590,909	Benchmark 2020-B18	Yes(7)
		A-3	21,590,909	21,590,909	CREFI	No
		A-4	16,409,091	16,409,091	Benchmark 2020-B18	No
		Total	$88,000,000	$88,000,000
3000 Post Oak	Serviced	A-1	$35,000,000	$35,000,000	Benchmark 2020-B18	Yes
		A-2	30,000,000	30,000,000	Benchmark 2020-B17	No
		A-3	15,000,000	15,000,000	JPMCB	No
		Total	$80,000,000	$80,000,000
Chase Center Tower I	Non-Serviced	A-1-A, A-1-B, A-1-C	$54,641,250	$54,641,250	Benchmark 2020-IG2	No
		A-1-D, A-1-E	36,427,500	36,427,500	Benchmark 2020-IG3	No
		A-1-F	18,213,750	18,213,750	JPMDB 2020-COR7	No
		A-1-G	18,213,750	18,213,750	JPMCB	No
		A-1-H	18,213,750	18,213,750	Benchmark 2020-B18	No
		Total Senior Notes	$145,710,000	$145,710,000
		B-1	$83,637,000	$83,637,000	Benchmark 2020-IG2	No(8)
		C-1	94,453,000	94,453,000	Unaffiliated Third Party Investor	Yes(8)
		Total	$323,800,000	$323,800,000
Chase Center Tower II	Non-Serviced	A-2-A, A-2-B, A-2-C	$46,608,750	$46,608,750	Benchmark 2020-IG2	No
		A-2-D, A-2-E	31,072,500	31,072,500	Benchmark 2020-IG3	No
		A-2-F	15,536,250	15,536,250	JPMDB 2020-COR7	No
		A-2-G	15,536,250	15,536,250	JPMCB	No
		A-2-H	15,536,250	15,536,250	Benchmark 2020-B18	No
		Total Senior Notes	$124,290,000	$124,290,000
		B-2	$71,363,000	$71,363,000	Benchmark 2020-IG2	No(8)
		C-2	80,547,000	80,547,000	Unaffiliated Third Party Investor	Yes(8)
		Total	$276,200,000	$276,200,000
Brass Professional Center	Serviced	A-1	$32,700,000	$32,700,000	Benchmark 2020-B18	Yes
		A-2	25,000,000	25,000,000	GSBI	No
		Total	$57,700,000	$57,700,000

Mortgage Loan	Servicing Status	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Current or Anticipated Holder of Note(s)(1)	Control Note (Yes/No)
Apollo Education Group HQ Campus	Non-Serviced	A-1	$50,000,000	$50,000,000	Benchmark 2020-B17	Yes
		A-2	26,500,000	26,500,000	Benchmark 2020-B18	No
		A-3	15,000,000	15,000,000	JPMDB 2020-COR7	No
		Total	$91,500,000	$91,500,000
Bellagio Hotel and Casino	Non-Serviced	A-2-C2, A-3-C2	$60,000,000	$60,000,000	Benchmark 2020-B16	No
		A-1-C1	100,000,000	100,000,000	BANK 2020-BNK25	No
		A-2-C1	60,000,000	60,000,000	GSMS 2020-GC45	No
		A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2	716,000,000	716,000,000	BX 2019-OC11	Yes
		A-1-RL, A-2-RL, A-3-RL	360,200,000	360,200,000	Third party investor	No
		A-1-C2	61,000,000	61,000,000	BANK 2020-BNK27	No
		A-1-C3	65,000,000	65,000,000	MSC 2020-L4	No
		A-1-C5	35,000,000	35,000,000	BANK 2020-BNK26	No
		A-1-C4, A-1-C6	39,000,000	39,000,000	MSBNA	No
		A-2-C4	20,000,000	20,000,000	CGCMT 2020-GC46	No
		A-3-C1	40,000,000	40,000,000	Benchmark 2020-B17	No
		A-3-C3, A-3-C4	43,750,000	43,750,000	BBCMS 2020-C6	No
		A-2-C-3, A-3-C5	55,000,000	55,000,000	Benchmark 2020-IG1	No
		A-3-C6	21,250,000	21,250,000	Benchmark 2020-B18	No
		Total Senior Notes	$1,676,200,000	$1,676,200,000
		B-1-S, B-2-S, B-3-S, C-1-S, C-2-S, C-3-S	$1,194,000,000	$1,194,000,000	BX 2019-OC11	No
		B-1-RL, B-2-RL, B-3-RL	139,800,000	139,800,000	Third party purchaser	No
		Total	$3,010,000,000	$3,010,000,000
Southcenter Mall	Non-Serviced	A-1	$60,000,000	$60,000,000	GSMS 2020-GC45	Yes
		A-2	50,000,000	50,000,000	Benchmark 2020-IG1	No
		A-3, A-5	59,000,000	59,000,000	CGCMT 2020-GC46	No
		A-4	29,000,000	29,000,000	DBRI	No
		A-6	20,000,000	20,000,000	Benchmark 2020-B18	No
		Total	$218,000,000	$218,000,000
Kings Plaza	Non-Serviced	A-1-1-A	$32,000,000	$32,000,000	Benchmark 2020-B17	Yes
		A-1-1-B-2	14,108,108	14,108,108	Benchmark 2020-B18	No
		A-1-1-B-1	20,000,000	20,000,000	JPMCB	No
		A-1-2	50,000,000	50,000,000	Benchmark 2020-B16	No
		A-1-3, A-1-4	55,000,000	55,000,000	Benchmark 2020-IG1	No
		A-2-1	60,000,000	60,000,000	BBCMS 2020-C6	No
		A-2-2, A-2-3, A-2-4	97,945,946	97,945,946	Société Générale Financial Corporation	No
		A-3-1, A-3-4	75,000,000	75,000,000	BANK 2020-BNK25	No
		A-3-2, A-3-3	82,945,946	82,945,946	WFCM 2020-C55	No
		Total	$487,000,000	$487,000,000

(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Mortgage Note(s).

(2)	The initial Control Note is the Note B, so long as no Agellan Portfolio Control Appraisal Period has occurred. If and for so long as a Agellan Portfolio Control Appraisal Period has occurred and is continuing, then the Control Note will be the Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Agellan Portfolio Whole Loan”. The Agellan Portfolio Whole Loan will be serviced under the PSA.

(3)	The initial controlling notes are Note B-1, B-2 and B-3, so long as no control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the control note will be the Note A-1-C-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers Buildings A, B & C Whole Loan”.

(4)	The initial controlling note is the BX Industrial Portfolio Note A-1-D, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-D is continuing. If and for so long as a control appraisal period with respect to the BX Industrial Portfolio Note A-1-D has occurred and is continuing, then the controlling notes will be the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2 is continuing. If and for so long as a control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2 has occurred and is continuing, then the controlling note will be the BX Industrial Portfolio Note A-1-B, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-B is continuing. If a control appraisal period with respect to the BX Industrial Portfolio Note A-1-B has occurred and is continuing, then the controlling note will be BX Industrial Portfolio Note A-1-A-1. The BX Industrial Portfolio Note A-1-B and the BX Industrial Portfolio Note A-1-A-1 have been included in the Benchmark 2020-IG3 securitization and, therefore, during the continuance of a control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2, the related trust directing holder under the Benchmark 2020-IG3 pooling and servicing agreement is expected to exercise the rights of the controlling holder with respect to the BX Industrial Portfolio whole loan. See “—The Non-Serviced AB Whole Loans—The BX Industrial Portfolio Whole Loan”.

(5)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan”.

(6)	The initial Control Notes are Note B-1, Note B-2, Note B-3 and Note B-4. During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling piece; provided, however, that the 1633 Broadway Whole Loan will continue to be serviced by the master servicer, and if necessary, the special servicer, under the BWAY 2019-1633 TSA. See “—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan”.

(7)	The initial controlling note will be held by this securitization, however, if greater than $38,000,000 aggregate principal balance of the related pari passu companion loans are included together in a future securitization, the 420 Taylor Street Whole Loan is expected to become a Servicing Shift Whole Loan and servicing will be transferred to such future securitization on and after the related Servicing Shift Securitization Sate, at which time control will shift to the related pari passu companion loan with the largest principal balance included in such other securitization and the controlling noteholder will be the related directing holder (or equivalent entity) under such securitization.

(8)	The initial controlling note is note C-1 (with respect to the Chase Center Tower I Whole Loan) and note C-2 (with respect to the Chase Center Tower II Whole Loan). Pursuant to the related intercreditor agreement, during the continuance of a control appraisal period with respect to note C-1 or note C-2, as applicable, the holder of note B-1 (with respect to the Chase Center Tower I Whole Loan) and note B-2 (with respect to the Chase Center Tower II Whole Loan) will be the controlling holder for the Chase Center Tower whole loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Chase Center Tower Whole Loans”.

“AB Whole Loan” means any Whole Loan comprised of a Mortgage Loan, a Subordinate Companion Loan and, in certain cases, one or more Pari Passu Companion Loans. The Agellan Portfolio Whole Loan, the Moffett Towers Buildings A, B & C Whole Loan, the BX Industrial Portfolio Whole Loan, the MGM Grand & Mandalay Bay Whole Loan, the 1633 Broadway Whole Loan, the Chase Center Tower I Whole Loan, the Chase Center Tower II Whole Loan and the Bellagio Hotel and Casino Whole Loan are the only AB Whole Loans related to the issuing entity.

“BMARK 2020-B17 PSA” means the pooling and servicing agreement expected to govern the servicing of each of the Kings Plaza Whole Loan and the Apollo Education Group HQ Campus Whole Loan.

“BMARK 2020-IG2 PSA” means the pooling and servicing agreement expected to govern the servicing of each of the Chase Center Tower I Whole Loan and the Chase Center Tower II Whole Loan.

“BMARK 2020-IG3 PSA” means the pooling and servicing agreement expected to govern the servicing of the BX Industrial Portfolio Whole Loan.

“BWAY 2019-1633 TSA” means the trust and servicing agreement governing the servicing of the 1633 Broadway Whole Loan.

“BX 2019-OC11 TSA” means the trust and servicing agreement governing the servicing of the Bellagio Hotel and Casino Whole Loan.

“BX 2020-VIVA TSA” means the trust and servicing agreement governing the servicing of the MGM Grand & Mandalay Bay Whole Loan.

“Control Appraisal Period“ means with respect to any Serviced AB Whole Loan, a “control appraisal period” (or analogous term) under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) with a “Yes” answer in the column “Control Note (Yes/No)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Companion Loan” means, with respect to any Servicing Shift Whole Loan, the Companion Loan that is the Control Note for such Whole Loan.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Current or Anticipated Holder of Note(s)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

“GSMS 2020-GC45 PSA” means the pooling and servicing agreement expected to govern the servicing of the Southcenter Mall Whole Loan.

“GSMS 2020-GC47 PSA” means the pooling and servicing agreement expected to govern the servicing of the 711 Fifth Avenue Whole Loan.

“MOFT 2020-ABC TSA” means the trust and servicing agreement governing the servicing of the Moffett Towers Buildings A, B & C Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Note(s) with respect to each Whole Loan will be the promissory note(s) with “No” answers in the column “Control Note (Yes/No)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Current or Anticipated Holder of Note(s)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Serviced Certificate Administrator” means the certificate administrator under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means the custodian under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Directing Holder” means the directing holder (or equivalent entity) under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Master Servicer” means the master servicer or servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Mortgage Loan” means each of the 1633 Broadway Mortgage Loan, the MGM Grand & Mandalay Bay Mortgage Loan, the Moffett Towers Buildings A, B & C Mortgage Loan, the BX Industrial Portfolio Mortgage Loan, the 711 Fifth Avenue Mortgage Loan, the Kings Plaza Mortgage Loan, the Chase Center Tower I Mortgage Loan, the Chase Center Tower II Mortgage Loan, the Apollo Education Group HQ Campus Mortgage Loan, the Bellagio Hotel and Casino Mortgage Loan and the Southcenter Mall Mortgage Loan. On and after the related Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of, the 711 Fifth Avenue Whole Loan, the Kings Plaza Whole Loan, the Apollo Education Group HQ Campus Whole Loan and the Southcenter Mall Whole Loan. On and after the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be a Non-Serviced Pari Passu Whole Loan.

“Non-Serviced PSA” means each of (i) the MOFT 2020-ABC TSA, (ii) the BMARK 2020-IG3 PSA, (iii) the BX 2020-VIVA TSA, (iv) the BWAY 2019-1633 TSA, (v) the GSMS 2020-GC47 PSA, (vi) BMARK 2020-B17 PSA, (vii) the BX 2019-OC11 TSA, (viii) the GSMS 2020-GC45 PSA and (ix) the BMARK 2020-IG2 PSA. On and after the related Servicing Shift Securitization Date, the related Servicing Shift PSA will be a Non-Serviced PSA.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means the special servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Trustee” means the trustee under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Whole Loan” means each of the 1633 Broadway Whole Loan, the MGM Grand & Mandalay Bay Whole Loan, the Moffett Towers Buildings A, B & C Whole Loan, the BX Industrial Portfolio Whole Loan, the 711 Fifth Avenue Whole Loan, the Kings Plaza Whole Loan, the Chase Center Tower I Whole Loan, the Chase Center Tower II Whole Loan, the Apollo Education Group HQ Campus Whole Loan, the Bellagio Hotel and Casino Whole Loan and the Southcenter Mall Whole Loan. On and after the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be a Non-Serviced Whole Loan.

“Serviced AB Mortgage Loan” means any Serviced Mortgage Loan that is part of a Serviced AB Whole Loan. The Agellan Portfolio Mortgage Loan will be a Serviced AB Mortgage Loan related to the issuing entity.

“Serviced AB Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans.  The Agellan Portfolio Whole Loan will be a Serviced AB Whole Loan related to the issuing entity.

“Serviced Companion Loan” means any Serviced Pari Passu Companion Loan and any Serviced Subordinate Companion Loan.

“Serviced Mortgage Loan” means each of the Agellan Portfolio Mortgage Loan, the 420 Taylor Street Mortgage Loan, the 280 North Bernardo Mortgage Loan, the Brass Professional Mortgage Loan and the 3000 Post Oak Mortgage Loan. Prior to the related Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan will be a Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Pari Passu Whole Loan, any pari passu promissory note that is a part of such Whole Loan other than the Serviced Pari Passu Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of the 420 Taylor Street Mortgage Loan, the 280 North Bernardo Mortgage Loan, the Brass Professional Mortgage Loan and the 3000 Post Oak Mortgage Loan. Prior to the related Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan will be a Serviced Pari Passu Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the 420 Taylor Street Whole Loan, the 280 North Bernardo Whole Loan, the Brass Professional Whole Loan and the 3000 Post Oak Whole Loan. Prior to the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be a Serviced Pari Passu Whole Loan.

“Serviced Subordinate Companion Loan” means, with respect to any Serviced AB Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan, which includes the Trust Subordinate Companion Loan.

“Serviced Whole Loan” means each of the Agellan Portfolio Whole Loan, the 420 Taylor Street Whole Loan, the 280 North Bernardo Whole Loan, the Brass Professional Whole Loan and the 3000 Post Oak Whole Loan. Prior to the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be a Serviced Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to the Servicing Shift Whole Loan, the related Mortgage Loan included in the issuing entity.

“Servicing Shift PSA” means, with respect to any Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement governing the securitization of the related Controlling Companion Loan.

“Servicing Shift Securitization Date” means, with respect to any Servicing Shift Whole Loan, the date on which the related Controlling Companion Loan is included in a securitization trust.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes the Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the Servicing Shift Securitization Date.  The 420 Taylor Street Whole Loan is expected to become a Servicing Shift Whole Loan if greater than $38,000,000 aggregate principal balance of the related Pari Passu Companion Loans are included together in a future securitization trust.  If the 420 Taylor Street Whole Loan does not become a Servicing Shift Whole Loan, such Whole Loan will continue to be a Serviced Whole Loan.

“Subordinate Companion Loan” means with respect to any Whole Loan, any related subordinated note not included in the issuing entity, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement.

“Whole Loan” means, collectively, each of the Non-Serviced Whole Loans, the Serviced Whole Loans and the Servicing Shift Whole Loan, as the context may require and as applicable.

The following table provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(2)(4)	Mortgage Loan Underwritten NCF DSCR(1)(4)	Mortgage Loan Underwritten NOI Debt Yield(1)(4)	Whole Loan LTV Ratio(2)(3)(4)	Whole Loan Underwritten NCF DSCR(3)(4)	Whole Loan Underwritten NOI Debt Yield(3)(4)
Agellan Portfolio	$75,000,000	8.0%	$156,000,000	$172,000,000	41.9%	3.04x	15.7%	73.1%	1.78x	9.0%
Moffett Towers Buildings A, B & C	$75,000,000	8.0%	$368,000,000	$327,000,000	38.7%	3.63x	13.1%	67.2%	2.09x	7.5%
BX Industrial Portfolio(5)	$70,000,000	7.5%	$310,682,660	$268,744,955	39.6%	3.57x	12.8%	67.6%	2.09x	7.5%
MGM Grand & Mandalay Bay	$65,000,000	7.0%	$1,569,200,000	$1,365,800,000	35.5%	4.95x	17.9%	65.2%	2.70x(6)	9.7%(6)
1633 Broadway	$62,850,000	6.7%	$938,150,000	$249,000,000	41.7%	3.84x	11.9%	52.1%	3.08x	9.5%
711 Fifth Avenue	$45,000,000	4.8%	$500,000,000	N/A	54.5%	2.90x	9.4%	54.5%	2.90x	9.4%
280 North Bernardo	$40,000,000	4.3%	$31,000,000	N/A	59.2%	2.27x	9.3%	59.2%	2.27x	9.3%
420 Taylor Street	$38,000,000	4.1%	$50,000,000	N/A	61.3%	1.67x(7)	9.4%	61.3%	1.67x(7)	9.4%
3000 Post Oak	$35,000,000	3.7%	$45,000,000	N/A	55.6%	2.19x	12.0%	55.6%	2.19x	12.0%
Chase Center Tower I	$18,213,750	1.9%	$127,496,250	$178,090,000	31.3%	3.87x	13.9%	69.5%	1.36x	6.2%
Chase Center Tower II	$15,536,250	1.7%	$108,753,750	$151,910,000	31.3%	3.87x	13.9%	69.5%	1.36x	6.2%
Brass Professional Center	$32,700,000	3.5%	$25,000,000	N/A	72.9%	1.31x(7)	9.2%	72.9%	1.31x(7)	9.2%
Apollo Education Group HQ Campus	$26,500,000	2.8%	$65,000,000	N/A	47.2%	4.15x	14.9%	47.2%	4.15x	14.9%
Bellagio Hotel and Casino	$21,250,000	2.3%	$1,654,950,000	$1,333,800,000	39.3%	8.42x	28.3%	70.7%	4.06x	15.7%
Southcenter Mall	$20,000,000	2.1%	$198,000,000	N/A	22.2%	6.53x	19.6%	22.2%	6.53x	19.6%
Kings Plaza	$14,108,108	1.5%	$472,891,892	N/A	54.1%	3.07x	10.7%	54.1%	3.07x	10.7%

(1)	Calculated based on the balance of or debt service on, as applicable, the related Whole Loan, but excluding any related Subordinate Companion Loans and any related mezzanine debt.

(2)

Calculated based on the value other than the “as-is” appraised value with respect to each of the Moffett Towers Buildings A, B & C Whole Loan, the MGM Grand & Mandalay Bay Whole Loan, the 280 North Bernardo Whole Loan, the 420 Taylor Street Whole Loan, the Chase Center Tower I Whole Loan, the Chase Center Tower II Whole Loan and the Bellagio Hotel and Casino Whole Loan. See “—Appraised Value” for more information.

(3)	Calculated based on the balance of or debt service on, as applicable, the related Whole Loan (including any related Subordinate Companion Loan), but excluding any related mezzanine debt.

(4)

The Chase Center Tower I Mortgage Loan and the Chase Center Tower II Mortgage Loan are cross-collateralized and cross-defaulted with each other. Accordingly, these calculations are based on the Chase Center Tower I Mortgage Loan and the Chase Center Tower II Mortgage Loan in the aggregate.

(5)

The BX Industrial Portfolio Mortgage Loan is part of a Whole Loan with an aggregate principal balance as of the cut-off date of approximately $649,427,615 that is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate principal balance as of the Cut-off Date of approximately $99,427,615, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial

Portfolio Senior Fixed Rate Loan”), with an aggregate principal balance as of the Cut-off Date of $322,400,000, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate principal balance as of the Cut-off Date of $227,600,000. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan and the BX Industrial Portfolio Mortgage Loan is comprised of a portion of the BX Industrial Portfolio senior fixed rate loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.000%) plus a spread of 1.450%. The BX Industrial Portfolio Fixed Rate Loan and BX Industrial Portfolio Floating Rate Loan are pari passu, provided that voluntary prepayments are applied first to the BX Industrial Portfolio Floating Rate Loan. For purposes of the Whole Loan Underwritten NCF DSCR for the BX lndustrial Portfolio whole loan, LIBOR was assumed to be 0.500%. The BX Industrial Portfolio Whole Loan Underwritten NCF DSCR, based on a LIBOR cap of 4.000% for the BX Industrial Portfolio floating rate loan, is 1.80x.

(6)	Calculated based on the annual rent due under the related master lease.

(7)	Calculated based on the related amortizing payment due before or after the related interest only period, as applicable.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Any Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan).  With respect to any Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●

The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a qualified institutional lender (or analogous term) within the meaning of the Intercreditor Agreement (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii) (a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other than any Servicing Shift Whole Loan

With respect to any Serviced Pari Passu Whole Loan (other than any Servicing Shift Whole Loan), the related Control Note will be included in the issuing entity, and the Directing Holder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Holder”.

Control Rights with respect to the Servicing Shift Whole Loan

With respect to any Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the related Controlling Holder.  The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to a Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (a “Non-Controlling Holder”) (or if such Non-Control Note has been securitized, the directing holder (or equivalent holder) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to a Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the issuing entity, and the Directing Holder, prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each such Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such non-binding consultation right will expire ten (10) business days (or, with respect to an “acceptable insurance default” in the case of certain Serviced Pari Passu Whole Loans, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if reasonably requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

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The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii) (a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the related Controlling Holder.  The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent entity) with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement.  With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the issuing entity, and the Directing Holder, prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described above.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will expire ten (10) business days (or, with respect to an “acceptable insurance default” in the case of certain Non-Serviced Whole Loans, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Serviced AB Whole Loan

The Agellan Portfolio Whole Loan

General

The Agellan Portfolio Mortgage Loan (8.0%) is part of a split loan structure comprised of eight (8) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Agellan Portfolio Mortgage Loan is evidenced by one (1) promissory notes, Note A-1 with a Cut-off Date Balance of $75,000,000.

The Trust Subordinate Companion Loan is subordinate to the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Circle Pari Passu Companion Loan (as defined below), and is evidenced by one (1) promissory note, Note B with a principal balance as of the Cut-off Date of $172,000,000.

The related Pari Passu Companion Loan (the “Agellan Portfolio Pari Passu Companion Loan”) is evidenced by (i) Note A-2 with a Cut-off Date Balance of $50,000,000, (ii) Note A-3 with a Cut-off Date Balance of $30,000,000, (iii) Note A-4 with a Cut-off Date Balance of $30,000,000, (iv) Note A-5 with a Cut-off Date Balance of $25,000,000, (v) Note A-6 with a Cut-off Date Balance of $11,000,000, and (vi) Note A-7 with a Cut-off Date Balance of $10,000,000. Only the Agellan Portfolio Mortgage Loan and the Trust Subordinate Companion Loan are included in the issuing entity. The Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loan are pari passu with each other in terms of priority. The Trust Subordinate Companion Loan is subordinate to the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loan in terms of priority. The Agellan Portfolio Mortgage Loan, the Trust Subordinate Companion Loan and the Agellan Portfolio Pari Passu Companion Loans are collectively referred to in this prospectus as the Agellan Portfolio Whole Loan (the “Agellan Portfolio Whole Loan”). It is anticipated that the related Agellan Portfolio Pari Passu Companion Loans will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur.

The rights of the issuing entity as the holder of the Agellan Portfolio Mortgage Loan and the rights of the holders of the Agellan Portfolio Companion Loans are subject to an Intercreditor Agreement (the “Agellan Portfolio Intercreditor Agreement”). The following summaries describe certain provisions of the Agellan Portfolio Intercreditor Agreement.

Prior to the occurrence and continuance of an Agellan Portfolio Control Appraisal Period, the holder of the Trust Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the Agellan Portfolio Whole Loan, each as more fully described below.

A “Agellan Portfolio Control Appraisal Period” will exist with respect to the Agellan Portfolio Whole Loan, if and for so long as (a)(1) the initial principal balance of the Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, Trust Subordinate Companion Loan, (y) any appraisal reductions for the Agellan Portfolio Whole Loan that are allocated to such Trust Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the Agellan Portfolio Whole Loan that are allocated to the Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Trust Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the Trust Subordinate Companion Loan. The holder of the Trust Subordinate Companion Loan also has the right to purchase the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loan in whole but not in part in certain instances as set forth below.

The holder of the Trust Subordinate Companion Loan is entitled to avoid a Agellan Portfolio Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Agellan Portfolio Intercreditor Agreement (either (x) or (y), the “Threshold Event Collateral”) and (ii) the Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property.

Notwithstanding the foregoing, for so long as the Trust Subordinate Companion Loan is included in the Benchmark 2020-B18 securitization, the foregoing will not apply and will have no force or effect.

Servicing

The Agellan Portfolio Whole Loan (including the Agellan Portfolio Mortgage Loan and the Trust Subordinate Companion Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the Agellan Portfolio Intercreditor Agreement. See “Pooling and Servicing Agreement”.

Application of Payments

The Agellan Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the Agellan Portfolio Mortgage Loan, the holder of the Trust Subordinate Companion Loan, and the holder of the Agellan Portfolio Pari Passu Companion Loan with respect to distributions of funds received in respect of the Agellan Portfolio Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the Agellan Portfolio Whole Loan, (ii) any other event of default for which the Agellan Portfolio Whole Loan is actually accelerated, (iii) any other event of default which causes the Agellan Portfolio Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of the Trust Subordinate Companion Loan or the default cure period has not yet expired and the holder of the Trust Subordinate Companion Loan is exercising its cure rights under the Agellan Portfolio Intercreditor Agreement), after payment of amounts for reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer or trustee, payments and proceeds received with respect to the Agellan Portfolio Whole Loan will generally be applied in the following order:

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first, to each holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

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second, to each holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to their respective percentage interests of principal payments received, if any, until their principal balances have been reduced to zero;

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third, to each holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the borrower but not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

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fourth, to each holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of each such note multiplied by (ii) the applicable relative spread (as set forth in the Agellan Portfolio  Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loan;

●	fifth, to each holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loan on a pro rata basis any penalty charges;

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sixth, to the extent the holder of the Trust Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the Agellan Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

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seventh, to the holder of the Trust Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the outstanding principal balance the Trust Subordinate Companion Loan at its net interest rate;

●	eighth, to the holder of the Trust Subordinate Companion Loan in an amount equal to its percentage interest of principal payments received, if any, until its balance has been reduced to zero;

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ninth, to the holder of the Trust Subordinate Companion Loan in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the applicable relative spread (as set forth in the Agellan Portfolio Intercreditor Agreement), and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Trust Subordinate Companion Loan;

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tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Trust Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Trust Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	eleventh, to the holder of the Trust Subordinate Companion Loan in an amount equal to any penalty charges received;

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twelfth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the Agellan Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the Agellan Portfolio Mortgage Loan, each holder of the Agellan Portfolio Pari Passu Companion Loan and the holder of the Trust Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

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thirteenth, if any excess amount is available to be distributed in respect of the Agellan Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to the holder of the Agellan Portfolio Mortgage Loan, each holder of the Agellan Portfolio Pari Passu Companion Loan and the holder of the Trust Subordinate Companion Loan, based on their respective percentage interests.

Following the occurrence and during the continuance of a Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the loan documents and amounts then payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer and trustee, payments and proceeds with respect to the Agellan Portfolio Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

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first, to each holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●	second, second, to the Trust Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the Trust Subordinate Companion Loan at the net note B rate;

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third, to each holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loan, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;

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fourth, to the holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the borrower but not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

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fifth, to each holder of the Agellan Portfolio  Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) the applicable relative spread (as set forth in the Agellan Portfolio Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loan;

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sixth, to the extent the holder of the Trust Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the sixth Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	seventh, to the holder of the Trust Subordinate Companion Loan in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

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eighth, to the holder of the Trust Subordinate Companion Loan in an amount equal to the product of (i) percentage interest of such note multiplied by (ii) the relative spread (as set forth in the Agellan Portfolio Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Trust Subordinate Companion Loan;

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ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(eighth) and, as a result of a workout, the balance of the Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Trust Subordinate Companion Loan in an amount up to the reduction, if any, of the Trust Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;

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tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the Agellan Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the Agellan Portfolio Mortgage Loan, each holder of the Agellan Portfolio Pari Passu Companion Loan and the holder of the Trust Subordinate Companion Loan, pro rata, based on their respective percentage interests;

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eleventh, to the holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loan on a pro rata basis in an amount equal to any penalty charged received with respect to the related note;

●	twelfth, to the holder of the Trust Subordinate Companion Loan in an amount equal to any penalty charges received with respect to the related note; and

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thirteenth, if any excess amount is available to be distributed in respect of the Agellan Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to the holder of the Agellan Portfolio Mortgage Loan, each holder of the Agellan Portfolio Pari Passu Companion Loan and the holder of the Trust Subordinate Companion Loan, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Agellan Portfolio Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Agellan Portfolio Mortgage Loan and the Trust Subordinate Companion Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this Preliminary Prospectus, on other Mortgage Loans, but not out of payments or other collections on the Agellan Portfolio Pari Passu Companion Loan or any loans included in any future securitization trust related to the Agellan Portfolio Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or Servicing Advance) allocable to the Agellan Portfolio Pari Passu Companion Loan and the Trust Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the Agellan Portfolio Pari Passu Companion Loan and the Trust Subordinate Companion Loan or from general collections with respect to the securitization of the Agellan Portfolio Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

For more information regarding the allocation of collections and expenses in respect of the Agellan Portfolio Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

Pursuant to the Agellan Portfolio Intercreditor Agreement, the controlling holder with respect to the Agellan Portfolio Whole Loan (the “Agellan Portfolio Controlling Noteholder”), as of any date of determination, will be (i) the holder of the Trust Subordinate Companion Loan, unless a Agellan Portfolio Control Appraisal Period has occurred and is continuing or (ii) if a Agellan Portfolio Control Appraisal Period has occurred and is continuing, the holder of the Agellan Portfolio Mortgage Loan; provided that at any time the holder of the Agellan Portfolio Mortgage Loan is the Agellan Portfolio Controlling Noteholder and is included in the issuing entity, references to the “Agellan Portfolio Controlling

Noteholder” will mean the Controlling Class Certificateholders, as and to the extent provided in the PSA; provided, further, that, if the holder of the Trust Subordinate Companion Loan would be the Agellan Portfolio Controlling Noteholder pursuant to the terms hereof, but any interest in the Trust Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the Agellan Portfolio Controlling Noteholder, a Agellan Portfolio Control Appraisal Period will be deemed to have occurred. The Trust Subordinate Companion Loan holder is the Agellan Portfolio Controlling Noteholder as of the Closing Date.

Pursuant to the Agellan Portfolio Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Agellan Portfolio Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Agellan Portfolio Major Decision has been requested or proposed, at least ten (10) business days prior to taking action with respect to such Agellan Portfolio Major Decision (or making a determination not to take action with respect to such Agellan Portfolio Major Decision), the master servicer must receive the written consent of the Agellan Portfolio Controlling Noteholder (or its representative) before implementing a decision with respect to such Agellan Portfolio Major Decision. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Agellan Portfolio Controlling Noteholder (or its representative) if the master servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders of the Agellan Portfolio Whole Loan, and the master servicer has made a reasonable effort to contact the Agellan Portfolio Controlling Noteholder (or its representative). The foregoing does not relieve the holder of the Agellan Portfolio Mortgage Loan (or master servicer acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the master servicer may not follow any advice or consultation provided by the Agellan Portfolio Controlling Noteholder (or its representative) that would require or cause the master servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer to violate provisions of the Agellan Portfolio Intercreditor Agreement or the PSA, require or cause the master servicer to violate the terms of the Agellan Portfolio Whole Loan, or materially expand the scope of any master servicer’s responsibilities under the Agellan Portfolio Intercreditor Agreement.

During the continuance of a Agellan Portfolio Control Appraisal Period, the holder of the Agellan Portfolio Mortgage Loan (or the servicer acting on its behalf) will be required to provide copies of any notice, information and report that it is required to provide to the Agellan Portfolio Controlling Class Representative pursuant to the PSA with respect to any Agellan Portfolio Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Agellan Portfolio Whole Loan, to each holder of the notes of the Agellan Portfolio Whole Loan other than the Agellan Portfolio Mortgage Loan and the Trust Subordinate Companion Loan (or the controlling class representative thereof) (each such holder, a “Non-Controlling Note Holder”), within the same time frame it is required to provide to the Agellan Portfolio Controlling Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the Agellan Portfolio Controlling Class Representative under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

In addition to the consultation rights of each Non-Controlling Note Holder (or its representative), during the continuance of a Agellan Portfolio Control Appraisal Period, the Non-Controlling Note Holder will have the right to attend annual meetings (either telephonically or in person, in the discretion of the master servicer) with the holder of the Agellan Portfolio Mortgage Loan (or the servicer acting on its behalf) at the offices of the master servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer, as applicable, in which servicing issues related to the Agellan Portfolio Whole Loan are discussed.

“Agellan Portfolio Major Decision” means a Major Decision under the PSA or, at any time that Note A-1 is not included in a securitization:

(i)   any workout or other change to any Agellan Portfolio Whole Loan that would result in any modification of, or waiver with respect to, the Agellan Portfolio Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Agellan Portfolio Whole Loan or a modification or waiver of any other monetary term of the Agellan Portfolio Whole Loan relating to the amount or timing of any payment of principal, interest, prepayment premiums or any other sums (including reserve requirements) due and payable under the Mortgage Loan documents or a modification or waiver of any material non-monetary provision of the Agellan Portfolio Whole Loan, including but not limited to provisions which restrict the borrower or its equity owners from incurring additional indebtedness or transferring interests in the Mortgaged Property or the borrower;

(ii)         any modification of, or waiver with respect to, the Agellan Portfolio Whole Loan that would result in a discounted pay-off of the Trust Subordinate Companion;

(iii)         any foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an Event of Default;

(iv)        any material direct or indirect sale of all or any material portion of the Mortgaged Property or REO Property;

(v)         any determination to bring the REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

(vi)        any substitution, release or addition of collateral for the Agellan Portfolio Whole Loan other than those required pursuant to the specific terms of the Mortgage Loan documents and for which there is no lender discretion;

(vii)       any release of the borrower or guarantor from liability with respect to the Agellan Portfolio Whole Loan including, without limitation, by acceptance of an assumption of the Agellan Portfolio Whole Loan by a successor borrower or replacement guarantor except as expressly permitted by the Mortgage Loan documents;

(viii)       any determination (1) not to enforce a “due-on-sale” or “due–on–encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (2) accelerate the Agellan Portfolio Whole Loan (other than automatic accelerations pursuant to the Mortgage Loan documents);

(ix)        any transfer of the Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower, except in each case as expressly permitted by the Mortgage Loan documents;

(x)         any incurring of additional debt by the borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (to the extent the lender’s approval is required by the Mortgage Loan documents);

(xi)        the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty;

(xii)       the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower unless any option to purchase the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loan pursuant to the Agellan Portfolio Intercreditor Agreement has expired or been waived under the Agellan Portfolio Intercreditor Agreement;

(xiii)      any determination of an Acceptable Insurance Default (as defined in the PSA) with respect to the Mortgaged Property;

(xiv)      the approval of any Annual Budget (as defined in the Mortgage Loan documents), to the extent the lender has such approval under the Mortgage Loan documents;

(xv)       the approval of any Major Lease (as defined in the Mortgage Loan documents), to the extent the lender shall have such approval under the Mortgage Loan documents; and

(xvi)      the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the Mortgage Loan documents and for which there is no material lender discretion.

Cure Rights

In the event that the borrower of the Agellan Portfolio Whole Loan fails to make any payment of principal or interest on the Agellan Portfolio Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a Agellan Portfolio Control Appraisal Period has occurred and is continuing, the holder of the Trust Subordinate Companion Loan will have the right to cure such event of default, subject to certain limitations set forth in the Agellan Portfolio Intercreditor Agreement. The holder of the Trust Subordinate Companion Loan will be limited to four (4) cures of monetary defaults, no more than three (3) of which may be consecutive, or cures of non-monetary defaults. The holder of the Trust Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Notwithstanding the foregoing, for so long as the Trust Subordinate Companion Loan is included in the Benchmark 2020-B18 securitization, the foregoing will not apply and will have no force or effect.

Purchase Option

If an event of default with respect to Agellan Portfolio Whole Loan has occurred and is continuing, the holder of the Trust Subordinate Companion Loan will have the option to purchase the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loan, (b) accrued and unpaid interest on the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loan through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the Agellan Portfolio Whole Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the Agellan Portfolio Whole Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees, (e) any accrued and unpaid interest on advances, (f) any amounts payable in respect of the Agellan Portfolio Whole Loan to the asset representations reviewer, (g) if (i) the borrower or borrower related party is the purchaser or (ii) if the Agellan Portfolio Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the Agellan Portfolio Intercreditor Agreement, any liquidation or workout fees, and (h) certain additional amounts to the extent provided for in the Agellan Portfolio Intercreditor Agreement.

Notwithstanding the foregoing, for so long as the Trust Subordinate Companion Loan is included in the Benchmark 2020-B18 securitization, the foregoing will not apply and will have no force or effect.

Special Servicer Appointment Rights

Pursuant to the terms of the Agellan Portfolio Intercreditor Agreement and the PSA, the holder of the Trust Subordinate Companion Loan (prior to the occurrence and continuance of a Agellan Portfolio Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the Agellan Portfolio Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The Trust Directing Holder (after the occurrence and continuance of a Agellan Portfolio Control Appraisal Period and prior to the occurrence and continuance of a Control Termination Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after the occurrence and continuance of a Agellan Portfolio Control Appraisal Period and the occurrence and continuance of Control Termination Event) will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the Agellan Portfolio Whole Loan and appoint a replacement special servicer in lieu of such special servicer, as described under “Pooling and Servicing Agreement—Termination of Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The Agellan Portfolio Controlling Noteholder agrees and acknowledges that the PSA may contain provisions such that any special servicer could be terminated under the PSA based on a recommendation by the operating advisor if (A) the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the holders of securities issued under the PSA (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The Agellan Portfolio Controlling Noteholder will retain its right to remove and replace the special servicer, but the Agellan Portfolio Controlling Noteholder may not restore a special servicer that has been removed in accordance with the preceding sentence.

The Non-Serviced AB Whole Loans

The Moffett Towers Buildings A, B & C Whole Loan

General

The Moffett Towers Buildings A, B & C Mortgage Loan (8.0%) is part of a split loan structure comprised of 21 senior promissory notes and three subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Moffett Towers Buildings A, B & C Mortgaged Property”), with an aggregate initial principal balance of $770,000,000. Three such senior promissory notes designated Note A-1-C-2, Note A-1-C-6 and Note A-1-C-9 with an aggregate initial principal balance of $75,000,000 (the “Moffett Towers Buildings A, B & C Mortgage Loan”), will be deposited into this securitization.  The Moffett Towers Buildings A, B & C Whole Loan is evidenced by (i) the Moffett Towers Buildings A, B & C Mortgage Loan, (ii) three senior promissory notes designated Note A-1-S-1, Note A-2-S-2 and Note A-3-S-3 (the “Moffett Towers Buildings A, B & C Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $1,000,000; (iii) 15 senior promissory notes designated A-1-C-1, A-1-C-3, A-1-C-4, A-1-C-5, A-1-C-7, A-1-C-8, A-1-C-10, A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-3-C-1, A-3-C-2, A-3-C-3 and A-3-C-4 (the “Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loans” and, together with the Moffett Towers Buildings A, B & C Standalone Pari Passu Companion Loans, the “Moffett Towers Buildings A, B & C Pari Passu Companion Loans”), which have an aggregate initial principal balance of $367,000,000 and (iv) three subordinate promissory notes designated Note B-1, Note B-2 and Note B-3 (the “Moffett Towers Buildings A, B & C Subordinate Companion Loans” and, together with the Moffett Towers Buildings A, B & C Standalone Pari Passu Companion Loans, the “Moffett Towers Buildings A, B & C Standalone Companion Loans”), which have an aggregate initial principal balance of $327,000,000.

The Moffett Towers Buildings A, B & C Mortgage Loan, the Moffett Towers Buildings A, B & C Pari Passu Companion Loans and the Moffett Towers Buildings A, B & C Subordinate Companion Loans are referred to herein, collectively, as the “Moffett Towers Buildings A, B & C Whole Loan”, and the Moffett Towers Buildings A, B & C Pari Passu Companion Loans and the Moffett Towers Buildings A, B & C Subordinate Companion Loans are referred to herein as the “Moffett Towers Buildings A, B & C Companion Loans”.  The Moffett Towers Buildings A, B & C Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Moffett Towers Buildings A, B & C Mortgage Loan.  The Moffett Towers Buildings A, B & C Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans.

Only the Moffett Towers Buildings A, B & C Mortgage Loan is included in the issuing entity.  The Moffett Towers Buildings A, B & C Standalone Companion Loans were contributed to a securitization trust (the “MOFT Trust 2020-ABC Securitization”) governed by the MOFT 2020-ABC TSA.  The Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Moffett Towers Buildings A, B & C Whole Loan are subject to a Co-Lender Agreement (the “Moffett Towers Buildings A, B & C Co-Lender Agreement”).  The following summaries describe certain provisions of the Moffett Towers Buildings A, B & C Co-Lender Agreement.

Servicing

The Moffett Towers Buildings A, B & C Whole Loan (including the Moffett Towers Buildings A, B & C Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the MOFT 2020-ABC TSA by Wells Fargo Bank, National Association as master servicer (the “Moffett Towers Buildings A, B & C Master Servicer”), and, if necessary, CWCapital Asset Management LLC as special servicer (the “Moffett Towers Buildings A, B & C Special Servicer”), in the manner described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Moffett Towers Buildings A, B & C Co-Lender Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Moffett Towers Buildings A, B & C Mortgage Loan (but not on the Moffett Towers Buildings A, B & C Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Moffett Towers Buildings A, B & C Mortgage Loan.

Property protection advances in respect of the Moffett Towers Buildings A, B & C Whole Loan will be made by the Moffett Towers Buildings A, B & C Master Servicer or the trustee under the MOFT 2020-ABC TSA, as applicable, unless a determination of nonrecoverability is made under the MOFT 2020-ABC TSA.

Application of Payments

The Moffett Towers Buildings A, B & C Co-Lender Agreement sets forth the respective rights of the holder of the Moffett Towers Buildings A, B & C Mortgage Loan, the holders of the Moffett Towers Buildings A, B & C Pari Passu Companion Loans and the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans with respect to distributions of funds received in respect of the Moffett Towers Buildings A, B & C Whole Loan, and provides, in general, that:

●

the Moffett Towers Buildings A, B & C Mortgage Loan and the Moffett Towers Buildings A, B & C Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

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the Moffett Towers Buildings A, B & C Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the Moffett Towers Buildings A, B & C Mortgage Loan and the Moffett Towers Buildings A, B & C Pari Passu Companion Loans, and the rights of the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans to receive payments with respect to the Moffett Towers Buildings A, B & C Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and the Moffett Towers Buildings A, B & C Pari Passu Companion Loans to receive payments with respect to the Moffett Towers Buildings A, B & C Whole Loan;

●

all expenses and losses relating to the Moffett Towers Buildings A, B & C Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of Moffett Towers Buildings A, B & C Subordinate Companion Loans and second to the issuing entity, as holder of the Moffett Towers Buildings A, B & C Mortgage Loan, and the holders of the Moffett Towers Buildings A, B & C Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the Moffett Towers Buildings A, B & C Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

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First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;

●

Second, on a pro rata and pari passu basis, to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

●

Third, on a pro rata and pari passu basis, to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and each Moffett Towers Buildings A, B & C Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the Moffett Towers Buildings A, B & C Whole Loan pursuant to the Moffett Towers Buildings A, B & C Co-Lender Agreement or the MOFT 2020-ABC TSA;

●	Fourth, on a pro rata and pari passu basis, to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans in an

amount equal to any prepayment fee, to the extent paid by the related borrowers; in an amount up to such note’s note principal balance;

●

Fifth, the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans, to pay accrued and unpaid interest on the Moffett Towers Buildings A, B & C Subordinate Companion Loans to the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable Moffett Towers Buildings A, B & C Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;

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Sixth, to the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans, in an amount equal to all remaining principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the Moffett Towers Buildings A, B & C Subordinate Companion Loans have been reduced to zero;

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Seventh, on a pro rata and pari passu basis, to the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans in an amount equal to any prepayment fee, to the extent paid by the related borrowers; in an amount up to such note’s note principal balance;

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Eighth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers Buildings A, B & C Whole Loan or the Moffett Towers Buildings A, B & C Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the Moffett Towers Buildings A, B & C Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the Moffett Towers Buildings A, B & C Subordinate Companion Loans as a result of such workout, plus unpaid interest on the Moffett Towers Buildings A, B & C Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;

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Ninth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the MOFT 2020-ABC TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the Moffett Towers Buildings A, B & C Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and the Moffett Towers Buildings A, B & C Companion Loans, pro rata, based on their respective percentage interests; and

●

Tenth, if any excess amount is available to be distributed in respect of the Moffett Towers Buildings A, B & C Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan, the Moffett Towers Buildings A, B & C Pari Passu Companion Loans and the Moffett Towers Buildings A, B & C Subordinate Companion Loans, pro rata, based on their respective percentage interests.

Consultation and Control

Pursuant to the Moffett Towers Buildings A, B & C Co-Lender Agreement, the controlling holder with respect to the Moffett Towers Buildings A, B & C Whole Loan (the “Moffett Towers Buildings A, B & C Controlling Noteholder”), as of any date of determination, will be (i) the holder or holders of a majority of the B Notes (by principal balance) (the “Majority B Note Holder”), unless a Moffett Towers Buildings A, B & C Control Appraisal Period has occurred and is continuing, or (ii) if a Moffett Towers Buildings A, B & C Control Appraisal Period has occurred and is continuing, the holder of note A-1-C-1; provided that, if the Majority B Note Holder would be the Moffett Towers Buildings A, B & C Controlling Noteholder pursuant to the terms hereof, but any interest in note Majority B Note Holder is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the Moffett Towers Buildings A, B & C

Controlling Noteholder, a Moffett Towers Buildings A, B & C Control Appraisal Period will be deemed to have occurred.  Further, if the holder of note A-1-C-1 would be the Moffett Towers Buildings A, B & C Controlling Noteholder, but any interest in note A-1-C-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the Moffett Towers Buildings A, B & C Controlling Noteholder with respect to note A-1-C-1, there will be no Moffett Towers Buildings A, B & C Controlling Noteholder.

Pursuant to the Moffett Towers Buildings A, B & C Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Moffett Towers Buildings A, B & C Whole Loan (whether or not a servicing transfer event under the MOFT 2020-ABC TSA has occurred and is continuing) that would constitute a Moffett Towers Buildings A, B & C Major Decision, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, will be required to provide the Moffett Towers Buildings A, B & C Controlling Noteholder (or its representative) with at least ten (10) business days prior notice requesting consent to the requested Moffett Towers Buildings A, B & C Major Decision.  The related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is not permitted to take any action with respect to such Moffett Towers Buildings A, B & C Major Decision (or make a determination not to take action with respect to such Moffett Towers Buildings A, B & C Major Decision), unless and until the related Non-Serviced Special Servicer receives the written consent of Moffett Towers Buildings A, B & C Controlling Noteholder (or its representative) before implementing a decision with respect to such Moffett Towers Buildings A, B & C Major Decision; provided that the provisions of the MOFT 2020-ABC TSA will govern the consent and consultation rights under the Moffett Towers Buildings A, B & C Co-Lender Agreement.  Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the MOFT 2020-ABC TSA, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, may take actions with respect to the Moffett Towers Buildings A, B & C Mortgaged Property before obtaining the consent of the Moffett Towers Buildings A, B & C Controlling Noteholder if the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the MOFT 2020-ABC TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the Moffett Towers Buildings A, B & C Whole Loan as a collective whole, and the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, has made a reasonable effort to contact the Moffett Towers Buildings A, B & C Controlling Noteholder.

Notwithstanding the foregoing, the related Non-Serviced Master Servicer and the Non-Serviced Special Servicer will not be permitted to follow any advice or consultation provided by the Moffett Towers Buildings A, B & C Controlling Noteholder (or its representative) that would require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the MOFT 2020-ABC TSA, require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate provisions of the Moffett Towers Buildings A, B & C Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate the terms of the Moffett Towers Buildings A, B & C Whole Loan, or materially expand the scope of the related Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s, as applicable, responsibilities under the Moffett Towers Buildings A, B & C Co-Lender Agreement or the MOFT 2020-ABC TSA.

The related Non-Serviced Special Servicer will be required to provide copies to the issuing entity and each holder of a Moffett Towers Buildings A, B & C Companion Loan (at any time such holder is not the Moffett Towers Buildings A, B & C Controlling Noteholder) (each, a “Moffett Towers Buildings A, B & C Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the Moffett Towers Buildings A, B & C Controlling Noteholder pursuant to the MOFT 2020-ABC TSA with respect to any Moffett Towers Buildings A, B & C Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the Moffett Towers Buildings A, B & C Controlling Noteholder and, at any time the Moffett Towers Buildings A, B & C Controlling Noteholder is the Majority

B Note Holder, the related Non-Serviced Special Servicer will be required to consult with each Moffett Towers Buildings A, B & C Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any Moffett Towers Buildings A, B & C Non-Controlling Noteholder requests consultation with respect to any such Moffett Towers Buildings A, B & C Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Moffett Towers Buildings A, B & C Non-Controlling Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to any Moffett Towers Buildings A, B & C Non-Controlling Noteholder by the related Non-Serviced Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Non-Serviced Special Servicer will no longer be obligated to consult with such Moffett Towers Buildings A, B & C Non-Controlling Noteholder, whether or not such Moffett Towers Buildings A, B & C Non-Controlling Noteholder has responded within such ten (10) Business Day period.

A “Moffett Towers Buildings A, B & C Control Appraisal Period” will exist with respect to the Moffett Towers Buildings A, B & C Whole Loan, if and for so long as (a)(1) the initial principal balance of the Moffett Towers Buildings A, B & C Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the Moffett Towers Buildings A, B & C Subordinate Companion Loans, (y) any appraisal reduction amount for the Moffett Towers Buildings A, B & C Whole Loan that is allocated to such Moffett Towers Buildings A, B & C Subordinate Companion Loans and (z) any losses realized with respect to the Moffett Towers Buildings A, B & C Mortgaged Property or the Moffett Towers Buildings A, B & C Whole Loan that are allocated to the Moffett Towers Buildings A, B & C Subordinate Companion Loans, is less than (b) 25% of the remainder of (i) the initial principal balance of the Moffett Towers Buildings A, B & C Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans.

“Moffett Towers Buildings A, B & C Major Decision” means a “Major Decision” under the MOFT 2020-ABC TSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Moffett Towers Buildings A, B & C Co-Lender Agreement, if the Moffett Towers Buildings A, B & C Whole Loan becomes a defaulted mortgage loan, and if the Moffett Towers Buildings A, B & C Special Servicer determines to sell the Moffett Towers Buildings A, B & C Whole Loan in accordance with the MOFT 2020-ABC TSA, then the Moffett Towers Buildings A, B & C Special Servicer will be required to sell the Moffett Towers Buildings A, B & C Pari Passu Companion Loans and the Moffett Towers Buildings A, B & C Subordinate Companion Loans, together with the Moffett Towers Buildings A, B & C Mortgage Loan, as one whole loan.  In connection with any such sale, the Moffett Towers Buildings A, B & C Special Servicer will be required to follow the procedures contained in the MOFT 2020-ABC TSA.

Notwithstanding the foregoing, the Moffett Towers Buildings A, B & C Special Servicer will not be permitted to sell the Moffett Towers Buildings A, B & C Whole Loan if it becomes a defaulted mortgage loan under the MOFT 2020-ABC TSA without the written consent of the issuing entity (or its representative), as holder of the Moffett Towers Buildings A, B & C Mortgage Loan, or the holders of the Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the Moffett Towers Buildings A, B & C Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Moffett Towers Buildings A, B & C Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Moffett Towers Buildings A, B & C Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Moffett Towers Buildings A, B & C Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the Moffett Towers Buildings A, B & C Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Moffett Towers Buildings A, B & C Master Servicer or the Moffett Towers Buildings A, B & C Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the Moffett Towers Buildings A, B & C Mortgage Loan, or any holder of a Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loan may waive as to itself any of the delivery or timing requirements set forth in this sentence.  The issuing entity (or its representative), as holder of the Moffett Towers Buildings A, B & C Mortgage Loan, or the holders of the Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the Moffett Towers Buildings A, B & C Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Moffett Towers Buildings A, B & C Co-Lender Agreement and the MOFT 2020-ABC TSA, the Moffett Towers Buildings A, B & C Directing Holder (or its representative) will have the right, with or without cause, to replace the Moffett Towers Buildings A, B & C Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the Moffett Towers Buildings A, B & C Mortgage Loan or any holder of a Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loan.

The BX Industrial Portfolio Whole Loan

General

The BX Industrial Portfolio Whole Loan (the “BX Industrial Portfolio Whole Loan”) is evidenced by 13 promissory notes (each, a “BX Industrial Portfolio Note”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “BX Industrial Portfolio Mortgaged Properties”).  The notes comprising the BX Industrial Portfolio Whole Loan have the designations and the Cut-off Date Balances set forth in the chart below:

Note Description	Cut-off Date Balance
Note A-1-A-1 (“BX Industrial Portfolio Note A-1-A-1”)	$80,000,000
Note A-1-A-2 (“BX Industrial Portfolio Note A-1-A-2”)	$70,000,000
Note A-1-A-3 (“BX Industrial Portfolio Note A-1-A-3”)	$50,000,000
Note A-1-A-4 (“BX Industrial Portfolio Note A-1-A-4”)	$35,000,000
Note A-1-A-5 (“BX Industrial Portfolio Note A-1-A-5”)	$30,000,000
Note A-1-A-6 (“BX Industrial Portfolio Note A-1-A-6”)	$30,000,000
Note A-1-A-7 (“BX Industrial Portfolio Note A-1-A-7”)	$20,000,000
Note A-1-A-8 (“BX Industrial Portfolio Note A-1-A-8” and, together with the Note A-1-A-1, Note A-1-A-2, Note A-1-A-3, Note A-1-A-4, Note A-1-A-5, Note A-1-A-6 and Note A-1-A-7, the “BX Industrial Portfolio Fixed Rate Pari Passu Companion Loans”)	$7,400,000
Note A-1-B (“BX Industrial Portfolio Note B”)	$72,600,000
Note A-1-C-1 (“BX Industrial Portfolio Note C-1”)	$55,000,000

Note A-1-C-2 (“BX Industrial Portfolio Note C-2” and, together with BX Industrial Portfolio Trust Note C-1, “BX Industrial Portfolio Note C”)	$55,000,000
Note A-1-D (“BX Industrial Portfolio Note D” and, together with BX Industrial Portfolio Note B and BX Industrial Portfolio Note C, the “BX Industrial Portfolio Subordinate Fixed Rate Companion Loans”)	$45,000,000
Note A-2 (“BX Industrial Portfolio Note A-2” or “BX Industrial Portfolio Floating Rate Loan”)	$99,427,615.36

Below is certain information relating to the BX Industrial Portfolio Whole Loan:

●

The BX Industrial Portfolio Note A-1-A-2 (the “BX Industrial Portfolio Mortgage Loan”) will be included in the issuing entity and will be part of the Mortgage Pool.  The BX Industrial Portfolio Fixed Rate Pari Passu Companion Loans (together with the BX Industrial Portfolio Mortgage Loan, the “BX Industrial Portfolio Senior Fixed Rate Loan”) will not be included in the issuing entity and are generally pari passu with the BX Industrial Portfolio Mortgage Loan.

●

The BX Industrial Portfolio Subordinate Fixed Rate Companion Loans will not be included in the issuing entity. The BX Industrial Portfolio Note B is generally senior to the BX Industrial Portfolio Note C and the BX Industrial Portfolio Note D. The BX Industrial Portfolio Note C is generally senior to the BX Industrial Portfolio Note D.

●

The BX Industrial Floating Rate Loan will not be included in the issuing entity and is generally pari passu with the BX Industrial Portfolio Senior Fixed Rate Loan and the BX Industrial Subordinate Fixed Rate Companion Loans (collectively, the “BX Industrial Portfolio Fixed Rate Loan”) in the aggregate.

The rights of the holders of the BX Industrial Portfolio Notes (the “BX Industrial Portfolio Noteholders”) are subject to an Intercreditor Agreement (the “BX Industrial Portfolio Intercreditor Agreement”).  The following summary describes certain provisions of the BX Industrial Portfolio Intercreditor Agreement.

Servicing

The BX Industrial Portfolio Whole Loan is being serviced and administered pursuant to the terms of the Benchmark 2020-IG3 PSA and the BX Industrial Portfolio Intercreditor Agreement, by the applicable master servicer and the special servicer, as the case may be, according to the Servicing Standard. The master servicer or the trustee, as applicable, under the Benchmark 2020-IG3 PSA will be responsible for making any Servicing Advances with respect to the BX Industrial Portfolio Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the Benchmark 2020-IG3 PSA determines that such an advance would not be recoverable from collections on the BX Industrial Portfolio Whole Loan.

Application of Payments

The BX Industrial Portfolio Intercreditor Agreement sets forth the respective rights of the holders of (i) the BX Industrial Portfolio Fixed Rate Loan, on the one hand, and the BX Industrial Portfolio Floating Rate Loan, on the other hand, and (ii) the BX Industrial Portfolio Senior Fixed Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Companion Loan, with respect to distributions of funds received in respect of the BX Industrial Portfolio Whole Loan.  With respect to clause (i) above, the BX Industrial Portfolio Fixed Rate Loan, on the one hand, and the BX Industrial Portfolio Floating Rate Loan, on the other hand, will be of equal priority, and no portion of the BX Industrial Portfolio Fixed Rate Loan will have priority or preference over any portion of the BX Industrial Portfolio Floating Rate Loan or security therefor and the BX Industrial Portfolio Floating Rate Loan will not have priority or preference over any portion of the BX Industrial Portfolio Fixed Rate Loan or security therefor.  All amounts tendered by the borrower or otherwise available for payment on or with respect to or in connection with the BX Industrial Portfolio

Whole Loan or the BX Industrial Portfolio Mortgaged Properties or amounts realized as proceeds thereof, whether received in the form of monthly payments, the balloon payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the BX Industrial Portfolio Whole Loan or insurance and condemnation proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the BX Industrial Portfolio Mortgaged Properties or released to the borrower in accordance with the terms of the mortgage loan documents, to the extent permitted by the REMIC provisions of the Code), but excluding (x) all amounts for required reserves or escrows required by the mortgage loan documents to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the servicer under the related servicing agreement and (y) all amounts that are then due, payable or reimbursable to any servicer (excluding master servicing fees, trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees (all of which will be payable by the applicable noteholder to such party out of distributions made to such noteholder in respect of its respective note), with respect to the BX Industrial Portfolio Whole Loan pursuant to the related servicing agreement, will be applied to the BX Industrial Portfolio Fixed Rate Loan, on the one hand, and the BX Industrial Portfolio Floating Rate Loan, on the other hand, on a pro rata and a pari passu basis; provided that notwithstanding anything to the contrary contained in the BX Industrial Portfolio Intercreditor Agreement or in the BX Industrial Portfolio loan documents, so long as no event of default under the BX Industrial Portfolio loan documents is then continuing, (i) any voluntary prepayment (including any prepayment in connection with an individual property release or a casualty condemnation prepayment) will be allocated first to the BX Industrial Portfolio Floating Rate Loan until the outstanding principal balance of the BX Industrial Portfolio Floating Rate Loan has been reduced to zero, and second to the BX Industrial Portfolio Fixed Rate Loan, pursuant to and in accordance with the terms and provisions set forth in the BX Industrial Portfolio loan documents, and (ii) any mandatory prepayment amount in connection with the BX Industrial Portfolio loan documents will be allocated pro rata between the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Fixed Rate Loan pursuant to the BX Industrial Portfolio loan documents.  For the avoidance of doubt, (i) 100% of the “free prepayment amount” (as defined in the loan agreement) will be allocated to the BX Industrial Portfolio Floating Rate Loan and (ii) any “floating rate component permanent prepayment” (as defined in the BX Industrial Portfolio loan documents) will permanently reduce the commitment of the BX Industrial Portfolio Floating Rate Loan in the amount of such prepayment and in each of (i) and (ii) will not be available for re-borrowing.

With respect to the BX Industrial Portfolio Fixed Rate Loan, (i) the BX Industrial Portfolio Subordinate Fixed Rate Companion Loan and the respective right of the related holders to receive payments of interest, principal and other amounts with respect such BX Industrial Portfolio Subordinate Fixed Rate Companion Loan, will, prior to a BX Industrial Portfolio Sequential Pay Event, be junior, subject and subordinate to the BX Industrial Portfolio Senior Fixed Rate Loan and the respective rights of the holder of the BX Industrial Portfolio Senior Fixed Rate Loan to receive payments of interest, principal and other amounts with respect to the BX Industrial Portfolio Senior Fixed Rate Loan, as and to the extent set forth in the BX Industrial Portfolio Intercreditor Agreement; (ii) the BX Industrial Portfolio Note D and the respective rights of the holder of BX Industrial Portfolio Note D to receive payments of interest, principal and other amounts with respect to BX Industrial Portfolio Note D will, prior to a BX Industrial Portfolio Sequential Pay Event, be junior, subject and subordinate to the BX Industrial Portfolio Senior Fixed Rate Loan, the BX Industrial Portfolio Note B and the BX Industrial Portfolio Note C; (iii) the BX Industrial Portfolio Note C and the respective rights of the holder of BX Industrial Portfolio Note C to receive payments of interest, principal and other amounts with respect to BX Industrial Portfolio Note C will, prior to a BX Industrial Portfolio Sequential Pay Event, be junior, subject and subordinate to the BX Industrial Portfolio Senior Fixed Rate Loan and the BX Industrial Portfolio Note B; and (iv) the BX Industrial Portfolio Note B and the respective rights of the holder of the BX Industrial Portfolio Note B to receive payments of interest, principal and other amounts with respect to the BX Industrial Portfolio Note B will, prior to a BX Industrial Portfolio Sequential Pay Event, be junior, subject and subordinate to the BX Industrial Portfolio Senior Fixed Rate Loan, as and to the extent set forth in the BX Industrial Portfolio Intercreditor Agreement and the loan agreement.

If no BX Industrial Portfolio Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the BX Industrial Portfolio Fixed Rate Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

first, to each BX Industrial Portfolio Senior Fixed Rate Loan Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate;

second, to the BX Industrial Portfolio Note B Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate;

third, to each BX Industrial Portfolio Note C Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate;

fourth, to the BX Industrial Portfolio Note D Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate;

fifth, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such monthly payment date with respect to the BX Industrial Portfolio Fixed Rate Loan allocated as principal on the BX Industrial Portfolio Fixed Rate Loan and applied to the BX Industrial Portfolio Senior Fixed Rate Loan pursuant to the loan agreement, until the respective principal balances have been reduced to zero;

sixth, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid or incurred by such BX Industrial Portfolio Senior Fixed Rate Loan Holder (or the amount of any costs and expenses paid or incurred or advanced by any servicer or trustee on its behalf and not previously paid or reimbursed to such servicer), including any recovered costs not previously reimbursed by the borrower with respect to the BX Industrial Portfolio Whole Loan pursuant to the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA;

seventh, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through sixth and, as a result of a workout of the BX Industrial Portfolio Whole Loan (a “BX Industrial Portfolio Workout”), the aggregate principal balance of the BX Industrial Portfolio Senior Fixed Rate Loan has been reduced, such excess amount will be paid to the BX Industrial Portfolio Senior Fixed Rate Loan Holders pro rata (based on their respective principal balances), in an aggregate amount of such reduction, if any, of the respective principal balances as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

eighth, to the extent the BX Industrial Portfolio Note B Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

ninth, to the BX Industrial Portfolio Note B Holder, in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, with respect to such monthly payment date with respect to the BX Industrial Portfolio Fixed Rate Loan allocated as principal on the BX Industrial Portfolio Fixed Rate Loan and applied to the BX Industrial Portfolio Note B pursuant to and under the loan agreement, remaining after giving effect to the allocations in clause fifth above, until the principal balance of the BX Industrial Portfolio Note B has been reduced to zero;

tenth, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, and as a result of a BX Industrial Portfolio Workout, the principal balance of the BX Industrial Portfolio Note B has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note B Holder aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note B as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

eleventh, to the extent a BX Industrial Portfolio Note C Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such BX Industrial Portfolio Note C Holder for all such cure payments;

twelfth, to each BX Industrial Portfolio Note C Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such monthly payment date with respect to the BX Industrial Portfolio Fixed Rate Loan allocated as principal on the BX Industrial Portfolio Fixed Rate Loan and applied to the BX Industrial Portfolio Note C Holder pursuant to the loan agreement, until the respective principal balances have been reduced to zero;

thirteenth, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through twelfth and, as a result of a BX Industrial Portfolio Workout, the aggregate principal balance of the BX Industrial Portfolio Note C has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note C Holder in an aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note C as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

fourteenth, to the extent the BX Industrial Portfolio Note D Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

fifteenth, to the BX Industrial Portfolio Note D Holder, in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, with respect to such monthly payment date with respect to the BX Industrial Portfolio Fixed Rate Loan allocated as principal on the BX Industrial Portfolio Fixed Rate Loan and applied to the BX Industrial Portfolio Note D Holder pursuant to and under the loan agreement, until the principal balance of the BX Industrial Portfolio Note D has been reduced to zero;

sixteenth, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifteenth, and as a result of a BX Industrial Portfolio Workout, the principal balance of the BX Industrial Portfolio Note D has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note D Holder aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note D as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

seventeenth, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Note A-1-A Percentage Interest multiplied by (ii) the Note A-1-A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

eighteenth, to the BX Industrial Portfolio Note B Holder, in an aggregate amount equal to the product of (i) the Note A-1-B Percentage Interest multiplied by (ii) the Note A-1-B Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

nineteenth, to each BX Industrial Portfolio Note C Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Note A-1-C Percentage Interest multiplied by (ii) the Note A-1-C Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

twentieth, to the BX Industrial Portfolio Note D Holder, in an aggregate amount equal to the product of (i) the Note A-1-D Percentage Interest multiplied by (ii) the Note A-1-D Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

twenty-first, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Benchmark 2020-IG3 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the BX Industrial Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the BX Industrial Portfolio Fixed Rate Loan Holders, in accordance with the Note A-1-A, Note A-1-B, Note A-1-C and Note A-1-D Percentage Interests, respectively, with the amount distributed to the BX Industrial Portfolio Senior Fixed Rate Loan to be allocated among the BX Industrial Portfolio Senior Fixed Rate Loan Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note B to be allocated to the BX Industrial Portfolio Note B Holder, with the amount distributed to the BX Industrial Portfolio Note C to be allocated among the BX Industrial Portfolio Note C Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note D to be allocated to the BX Industrial Portfolio Note D Holder; and

twenty-second, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the BX Industrial Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through twenty-first, any remaining amount will be paid pro rata to the BX Industrial Portfolio Senior Fixed Rate Loan Holders, the BX Industrial Portfolio Note B Holder, the BX Industrial Portfolio Note C Holder and the BX Industrial Portfolio Note D Holder in accordance with the initial Note A-1-A, Note A-1-B, Note A-1-C and Note A-1-D Percentage Interests, respectively, with the amount distributed to the BX Industrial Portfolio Note B to be allocated to the BX Industrial Portfolio Note B Holder, with the amount distributed to the BX Industrial Portfolio Note C to be allocated among the BX Industrial Portfolio Note C Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note D to be allocated to the BX Industrial Portfolio Note D Holder.

Upon the occurrence and continuance of a the BX Industrial Portfolio Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to each BX Industrial Portfolio Senior Fixed Rate Loan Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate;

second, (A) on and after the BX Industrial Portfolio Note B securitization date, to the BX Industrial Portfolio Note B Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate and (B) prior to the BX Industrial Portfolio Note B securitization date, the accrued and unpaid interest on its principal balance, at the applicable note interest rate pursuant to clause eighth below;

third, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective principal balances), until the respective principal balances have been reduced to zero;

fourth, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid or incurred by such BX Industrial Portfolio Senior Fixed Rate Loan Holder (or the amount of any costs and expenses paid or incurred or advanced by any servicer or trustee on its behalf and not previously paid or reimbursed to such servicer), including any recovered costs not previously reimbursed by the borrower with respect to the BX Industrial Portfolio Whole Loan pursuant to the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA;

fifth, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Note A-1-A Percentage Interest multiplied by (ii) the Note A-1-A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

sixth, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout of the BX Industrial Portfolio Whole Loan (a “BX Industrial Portfolio Workout”), the aggregate principal balance of the BX Industrial Portfolio Senior Fixed Rate Loan has been reduced, such excess amount will be paid to the BX Industrial Portfolio Senior Fixed Rate Loan Holders pro rata (based on their respective principal balances), in an aggregate amount of such reduction, if any, of the respective principal balances as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

seventh, to the extent the BX Industrial Portfolio Note B Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

eighth, (A) prior to the BX Industrial Portfolio Note B securitization date, to the BX Industrial Portfolio Note B Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate and (B) on and after the BX Industrial Portfolio Note B securitization date, the accrued and unpaid interest on its principal balance, at the applicable note interest rate pursuant to clause second above;

ninth, to the BX Industrial Portfolio Note B Holder, until the principal balance of the BX Industrial Portfolio Note B has been reduced to zero;

tenth, to the BX Industrial Portfolio Note B Holder, in an aggregate amount equal to the product of (i) the Note A-1-B Percentage Interest multiplied by (ii) the Note A-1-B Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

eleventh, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through tenth, and as a result of a BX Industrial Portfolio Workout, the principal balance of the BX Industrial Portfolio Note B has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note B Holder aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note B as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

twelfth, to the extent a BX Industrial Portfolio Note C Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such BX Industrial Portfolio Note C Holder for all such cure payments;

thirteenth, to each BX Industrial Portfolio Note C Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate;

fourteenth, to each BX Industrial Portfolio Note C Holder, pro rata (based on their respective principal balances), until the respective principal balances have been reduced to zero;

fifteenth, to each BX Industrial Portfolio Note C Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Note A-1-C Percentage Interest multiplied by (ii) the Note A-1-C Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

sixteenth, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifteenth and, as a result of a BX Industrial Portfolio Workout, the aggregate principal balance of the BX Industrial Portfolio Note C has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note C Holder in an aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note C as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

seventeenth, to the extent the BX Industrial Portfolio Note D Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

eighteenth, to the BX Industrial Portfolio Note D Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate;

nineteenth, to the BX Industrial Portfolio Note D Holder, until the principal balance of the BX Industrial Portfolio Note D has been reduced to zero;

twentieth, to the BX Industrial Portfolio Note D Holder, in an aggregate amount equal to the product of (i) the Note A-1-D Percentage Interest multiplied by (ii) the Note A-1-D Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

twenty-first, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through twentieth, and as a result of a BX Industrial Portfolio Workout, the principal balance of the BX Industrial Portfolio Note D has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note D Holder aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note D as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

twenty-second, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Benchmark 2020-IG3 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the BX Industrial Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the BX Industrial Portfolio Fixed Rate Loan Holders, in accordance with the Note A-1-A, Note A-1-B, Note A-1-C and Note A-1-D Percentage Interests, respectively, with the amount distributed to the BX Industrial Portfolio Senior Fixed Rate Loan to be allocated among the BX Industrial Portfolio Senior Fixed Rate Loan Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note B to be allocated to the BX Industrial Portfolio Note B Holder, with the amount distributed to the BX Industrial Portfolio Note C to be allocated among the BX Industrial Portfolio Note C Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note D to be allocated to the BX Industrial Portfolio Note D Holder; and

twenty-third, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the BX Industrial Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through twenty-first, any remaining amount will be paid pro rata to the BX Industrial Portfolio Senior Fixed Rate Loan Holders, the BX Industrial Portfolio Note B Holder, the BX

Industrial Portfolio Note C Holder and the BX Industrial Portfolio Note D Holder in accordance with the initial Note A-1-A, Note A-1-B, Note A-1-C and Note A-1-D Percentage Interests, respectively, with the amount distributed to the BX Industrial Portfolio Note B to be allocated to the BX Industrial Portfolio Note B Holder, with the amount distributed to the BX Industrial Portfolio Note C to be allocated among the BX Industrial Portfolio Note C Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note D to be allocated to the BX Industrial Portfolio Note D Holder.

“Note A-1-A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the BX Industrial Portfolio Senior Fixed Rate Loan, and the denominator of which is the sum of the principal balances of the BX Industrial Portfolio Senior Fixed Rate Loan, BX Industrial Portfolio Note B, BX Industrial Portfolio Note C and BX Industrial Portfolio Note D.

“Note A-1-B Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the BX Industrial Portfolio Note B, and the denominator of which is the sum of the principal balances of the BX Industrial Portfolio Senior Fixed Rate Loan, BX Industrial Portfolio Note B, BX Industrial Portfolio Note C and BX Industrial Portfolio Note D.

“Note A-1-C Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the BX Industrial Portfolio Note C, and the denominator of which is the sum of the principal balances of the BX Industrial Portfolio Senior Fixed Rate Loan, BX Industrial Portfolio Note B, BX Industrial Portfolio Note C and BX Industrial Portfolio Note D.

“Note A-1-D Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the BX Industrial Portfolio Note D, and the denominator of which is the sum of the principal balances of the BX Industrial Portfolio Senior Fixed Rate Loan, BX Industrial Portfolio Note B, BX Industrial Portfolio Note C and BX Industrial Portfolio Note D.

“Note A-1-A Rate” means 3.550%.

“Note A-1-B Rate” means 3.550%.

“Note A-1-C Rate” means 3.550%.

“Note A-1-D Rate” means 3.550%.

“Note A-1-A Relative Spread” means the ratio of the BX Industrial Portfolio Note A-1-A Rate to the weighted average of the BX Industrial Portfolio Note A-1-A Rate, the Note A-1-B Rate, the Note A-1-C Rate and the Note A-1-D Rate.

“Note A-1-B Relative Spread” means the ratio of the BX Industrial Portfolio Note A-1-B Rate to the weighted average of the BX Industrial Portfolio Note A-1-A Rate, the Note A-1-B Rate, the Note A-1-C Rate and the Note A-1-D Rate.

“Note A-1-C Relative Spread” means the ratio of the BX Industrial Portfolio Note A-1-C Rate to the weighted average of the BX Industrial Portfolio Note A-1-A Rate, the Note A-1-B Rate, the Note A-1-C Rate and the Note A-1-D Rate.

“Note A-1-D Relative Spread” means the ratio of the BX Industrial Portfolio Note A-1-D Rate to the weighted average of the BX Industrial Portfolio Note A-1-A Rate, the Note A-1-B Rate, the Note A-1-C Rate and the Note A-1-D Rate.

“BX Industrial Portfolio Sequential Pay Event” means any event of default under the BX Industrial Portfolio Whole Loan with respect to an obligation to pay money due under the BX Industrial Portfolio Whole Loan, any other event of default for which the BX Industrial Portfolio Whole Loan is actually accelerated or any other event of default which causes the BX Industrial Portfolio Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under the BX Industrial Portfolio Whole Loan; provided, however, that unless the master servicer or the special servicer, as applicable, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the BX Industrial Portfolio Whole Loan.  A BX Industrial Portfolio Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by a BX Industrial Portfolio Subordinate Fixed Rate Companion Loan Holder accordance with the BX Industrial Portfolio Intercreditor Agreement) and will not be deemed to exist to the extent the such BX Industrial Portfolio Subordinate Fixed Rate Companion Loan Holder is exercising its cure rights under the BX Industrial Portfolio Intercreditor Agreement or the default that led to the occurrence of such the BX Industrial Portfolio Sequential Pay Event has otherwise been cured or waived.

Consultation and Control

Pursuant to the BX Industrial Portfolio Intercreditor Agreement, the controlling holder with respect to the BX Industrial Portfolio Whole Loan (the “BX Industrial Portfolio Controlling Noteholder”), as of any date of determination, will be (i) if and for so long as no BX Industrial Portfolio Note D Control Appraisal Period has occurred and is continuing, the holder of BX Industrial Portfolio Note D, (ii) if and for so long as a BX Industrial Portfolio Note D Control Appraisal Period has occurred and is continuing but no BX Industrial Portfolio Note C Control Appraisal Period has occurred and is continuing, the holder of BX Industrial Portfolio Note C, (iii) if and for so long as a BX Industrial Portfolio Note C Control Appraisal Period has occurred and is continuing and no BX Industrial Portfolio Note B Control Appraisal Period has occurred and is continuing, the BX Industrial Portfolio Note B Holder and (iv) if and for so long as a BX Industrial Portfolio Note B Control Appraisal Period has occurred and is continuing, the BX Industrial Portfolio Note A-1-A-1 Holder; provided, however, that references to the “BX Industrial Portfolio Controlling Noteholder” will mean the Controlling Class Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the BX Industrial Portfolio Intercreditor Agreement, as and to the extent provided in the Benchmark 2020-IG3 PSA; and provided further that, if the BX Industrial Portfolio Note B Holder, the BX Industrial Portfolio Note C Holder or the BX Industrial Portfolio Note D Holder would be the BX Industrial Portfolio Controlling Noteholder pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement, but any interest therein is held by the borrower or a borrower related party, or the borrower or a borrower related party would otherwise be entitled to exercise the rights of the BX Industrial Portfolio Controlling Noteholder in respect of the BX Industrial Portfolio Note B Holder, the BX Industrial Portfolio Note C Holder or the BX Industrial Portfolio Note D Holder, respectively, then the BX Industrial Portfolio Note B Control Appraisal Period, the BX Industrial Portfolio Note C Control Appraisal Period or the BX Industrial Portfolio Note D Control Appraisal Period, respectively, will be deemed to have occurred.

Pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the BX Industrial Portfolio Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a BX Industrial Portfolio Major Decision and/or a Note A-2 Special Decision, as applicable, has been requested or proposed, at least 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) prior to taking action with respect to such BX Industrial Portfolio Major Decision and/or Note A-2 Special Decision, as applicable (or making a determination not to take action with respect to such BX Industrial Portfolio Major Decision and/or Note A-2 Special Decision, as applicable), the master servicer or the special servicer must receive the written consent of the BX Industrial Portfolio Controlling Noteholder (or its representative) and/or the Note A-2 Noteholder (or its representative), as applicable, before implementing a decision with respect to such BX Industrial Portfolio Major Decision and/or Note A-2 Special Decision, as applicable, provided, that if the master servicer or the special servicer, as the case may be, does not receive a response within 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) of its delivery of notice of a BX Industrial Portfolio Major Decision and/or Note A-2 Special Decision, as applicable, and the Major

Decision Reporting Package (as such term is defined in the BX Industrial Portfolio Intercreditor Agreement), then the BX Industrial Portfolio Controlling Noteholder (or its controlling noteholder representative) and/or the Note A-2 Noteholder, as applicable, will be deemed to have approved such action.  Notwithstanding the provisions set forth in the previous paragraph, in the event that the special servicer or the master servicer (in the event the master servicer is otherwise authorized by the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the BX Industrial Portfolio Controlling Noteholder (or its controlling noteholder representative) and/or the Note A-2 Noteholder, as applicable, in the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA, is necessary to protect the interests of the BX Industrial Portfolio Noteholders (as a collective whole (taking into account the pari passu nature of the BX Industrial Portfolio Senior Notes and the subordinate nature of the BX Industrial Portfolio Fixed Rate Subordinate Companion Loans)), the special servicer or master servicer, as applicable, may take any such action without waiting for the response of the BX Industrial Portfolio Controlling Noteholder (or its controlling noteholder representative) and/or the Note A-2 Noteholder, as applicable, provided that the special servicer or the master servicer, as applicable, provides the BX Industrial Portfolio Controlling Noteholder and/or the Note A-2 Noteholder, as applicable with prompt written notice following such action including a reasonably detailed explanation of the basis therefor.  Similarly, following the occurrence of an extraordinary event with respect to the Mortgaged Properties, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer, as the case may be, may take actions with respect to the Mortgaged Properties before obtaining the consent of the BX Industrial Portfolio Controlling Noteholder (or its representative) and/or the Note A-2 Noteholder, if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the BX Industrial Portfolio Noteholders, and the applicable servicer has made a reasonable effort to contact the BX Industrial Portfolio Controlling Noteholder (or its representative) and/or the Note A-2 Noteholder, as applicable.

Notwithstanding the foregoing, the master servicer or special servicer, as the case may be, may not follow any advice, direction, objection or consultation provided by the BX Industrial Portfolio Controlling Noteholder (or its representative) and/or the Note A-2 Noteholder, as applicable, that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the BX Industrial Portfolio Whole Loan, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA.

The special servicer will be required to provide copies to each BX Industrial Portfolio Non-Controlling Note A Holder of any notice, information and report that is required to be provided to the BX Industrial Portfolio Controlling Noteholder and/or the Note A-2 Noteholder, as applicable, pursuant to the Benchmark 2020-IG3 PSA with respect to any of the BX Industrial Portfolio Major Decisions and/or Note A-2 Special Decision, as applicable, or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the BX Industrial Portfolio Controlling Noteholder and/or the Note A-2 Noteholder, as applicable, and the special servicer will be required to consult with each BX Industrial Portfolio Non-Controlling Note A Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, any BX Industrial Portfolio Non-Controlling Note A Holder requests consultation with respect to any such BX Industrial Portfolio Major Decisions and/or Note A-2 Special Decision, as applicable, or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such BX Industrial Portfolio Non-Controlling Note A Holder; provided that after the expiration of a period of 10 business days from the delivery to any BX Industrial Portfolio Non-Controlling Note A Holder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such BX Industrial Portfolio Non-Controlling Note A Holder, whether or not such BX

Industrial Portfolio Non-Controlling Note A Holder has responded within such 10 business day period (unless, the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

For avoidance of doubt, the preceding three paragraphs do not apply to the rights of the Note A-2 Holder set forth in the immediately following paragraph below.

Notwithstanding anything to the contrary contained in the BX Industrial Portfolio Intercreditor Agreement, the BX Industrial Portfolio Noteholders acknowledge and agree that (1) the consent of the Note A-2 Holder will be required, and the applicable master servicer or the special servicer will be required to obtain the consent of the Note A-2 Holder prior to taking any Note A-2 Special Decisions and (2) the Note A-2 Holder in its sole discretion will be entitled to exercise the rights of the floating rate component lender under the BX Industrial Portfolio loan documents, including, but not limited to: (a) the determination to make any Revolving Advances, (b) the determination of the floating interest rate applicable to an interest period, (c) any consent with respect to the interest rate cap agreement, (d) any right with respect to any extension options and (e) any consent required with respect to a “transfer” (for purposes of this clause (e), as such term is defined in the BX Industrial Portfolio loan documents). In addition, the Note A-2 Holder, as a BX Industrial Portfolio Non-Controlling Noteholder, will at all times be entitled to the consultation rights provided to a BX Industrial Portfolio Non-Controlling Noteholder under the BX Industrial Portfolio Intercreditor Agreement.  Notwithstanding any provisions of BX Industrial Portfolio Intercreditor Agreement or the BX Industrial Portfolio Lead Securitization servicing agreement to the contrary, in no event will the rights of the Note A-2 Holder set forth in clause (2) of this paragraph (and the sections of the BX Industrial Portfolio loan documents (and the definitions related thereto) referenced in this paragraph) be amended, modified or waived in any manner that would adversely affect the Note A-2 Holder without the prior written consent of the Note A-2 Holder.

“BX Industrial Portfolio Control Appraisal Period” means a BX Industrial Portfolio Note B Control Appraisal Period, a BX Industrial Portfolio Note C Control Appraisal Period or a BX Industrial Portfolio Note D Control Appraisal Period, as the context may require.

“BX Industrial Portfolio Lead Securitization” means the securitization of Benchmark 2020-IG3 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, 2020-IG3.

“BX Industrial Portfolio Non-Controlling Note A Holder” means each BX Industrial Portfolio Note A Holder that is not the BX Industrial Portfolio Controlling Noteholder; provided that, from and after the BX Industrial Portfolio Lead Securitization, “BX Industrial Portfolio Non-Controlling Note A Holder” means each BX Industrial Portfolio Note A Holder, if any, whose BX Industrial Portfolio Senior Note is no longer included in the BX Industrial Portfolio Lead Securitization or, if such BX Industrial Portfolio Senior Note is then included in a BX Industrial Portfolio Non-Lead Securitization (other than the BX Industrial Portfolio Lead Securitization), the BX Industrial Portfolio Non-Controlling Note A Subordinate Class Representative pursuant to the BX Industrial Portfolio Non-Lead Securitization for such securitization or their duly appointed representative; provided, further, that if such BX Industrial Portfolio Non-Controlling Note A Holder’s BX Industrial Portfolio Senior Note is held by (or the related BX Industrial Portfolio Non-Controlling Note A Subordinate Class Representative is) a borrower party, no person will be entitled to exercise the rights of such BX Industrial Portfolio Non-Controlling Note A Holder with respect to such BX Industrial Portfolio Senior Note.

“BX Industrial Portfolio Non-Lead Securitization” means any securitization other than a BX Industrial Portfolio Lead Securitization.

“BX Industrial Portfolio Non-Controlling Note A Subordinate Class Representative” means, with respect to a BX Industrial Portfolio Senior Note that is included in a BX Industrial Portfolio Non-Lead Securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” pursuant to the related pooling and servicing agreement for such securitization or their duly appointed representative.

“BX Industrial Portfolio Note D Control Appraisal Period” will exist with respect to the BX Industrial Portfolio Whole Loan, if and for so long as:

1.     the initial principal balance of BX Industrial Portfolio Note D, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, BX Industrial Portfolio Note D after the date of creation of BX Industrial Portfolio Note D, (y) any Appraisal Reduction Amount for the BX Industrial Portfolio Whole Loan that is allocated to BX Industrial Portfolio Note D and (z) any losses realized with respect to the BX Industrial Portfolio Mortgaged Properties or the BX Industrial Portfolio Whole Loan that are allocated to BX Industrial Portfolio Note D, is less than

2.     25% of the remainder of (i) the initial principal balance of BX Industrial Portfolio Note D less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of BX Industrial Portfolio Note D on BX Industrial Portfolio Note D, after the date of creation of such BX Industrial Portfolio Note D, provided that a BX Industrial Portfolio Note D Control Appraisal Period will terminate upon the occurrence of a cure by the holder of BX Industrial Portfolio Note D pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement.

“BX Industrial Portfolio Note C Control Appraisal Period” will exist with respect to the BX Industrial Portfolio Whole Loan, if and for so long as:

1.     the initial principal balance of BX Industrial Portfolio Note C, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, BX Industrial Portfolio Note C after the date of creation of BX Industrial Portfolio Note C, (y) any Appraisal Reduction Amount for the BX Industrial Portfolio Whole Loan that is allocated to BX Industrial Portfolio Note C and (z) any losses realized with respect to the BX Industrial Portfolio Mortgaged Properties or the BX Industrial Portfolio Whole Loan that are allocated to BX Industrial Portfolio Note C, is less than

2.     25% of the remainder of (i) the initial principal balance of BX Industrial Portfolio Note C less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of BX Industrial Portfolio Note C on BX Industrial Portfolio Note C, after the date of creation of such BX Industrial Portfolio Note C, provided that a BX Industrial Portfolio Note C Control Appraisal Period will terminate upon the occurrence of a cure by the holder of BX Industrial Portfolio Note C pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement.

“BX Industrial Portfolio Note B Control Appraisal Period” will exist with respect to the BX Industrial Portfolio Whole Loan, if and for so long as:

1.     the initial principal balance of the BX Industrial Portfolio Note B, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the BX Industrial Portfolio Note B after the date of creation of the BX Industrial Portfolio Note B, (y) any Appraisal Reduction Amount for the BX Industrial Portfolio Whole Loan that is allocated to the BX Industrial Portfolio Note B and (z) any losses realized with respect to the BX Industrial Portfolio Mortgaged Properties or the BX Industrial Portfolio Whole Loan that are allocated to the BX Industrial Portfolio Note B, is less than

2.     25% of the remainder of (i) the initial principal balance of the BX Industrial Portfolio Note B less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the BX Industrial Portfolio Note B Holder on the BX Industrial Portfolio Note B, after the date of creation of such BX Industrial Portfolio Note B, provided that a BX Industrial Portfolio Note B Control Appraisal Period will terminate upon the occurrence of a cure by the BX Industrial Portfolio Note B Holder pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement.

For so long as the BX Industrial Portfolio Note B is an asset of the issuing entity, the following paragraph will not have any force or effect.

Either (x) the BX Industrial Portfolio Note B Holder or (y) the holder of BX Industrial Portfolio Note C is entitled to avoid a BX Industrial Portfolio Note B Control Appraisal Period or a BX Industrial Portfolio Note C Control Appraisal Period, respectively, caused by application of an Appraisal Reduction Amount upon the satisfaction of certain conditions (within 30 days of the master servicer’s or special servicer’s, as applicable, receipt of a third party appraisal that indicates such BX Industrial Portfolio Control Appraisal Period has occurred), including delivery to the master servicer or the special servicer, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the BX Industrial Portfolio Intercreditor Agreement, in each case, in an amount which, when added to the appraised value of the related Mortgaged Properties as determined pursuant to the Benchmark 2020-IG3 PSA, would cause the applicable BX Industrial Portfolio Control Appraisal Period not to occur.

“BX Industrial Portfolio Major Decision” means a “Major Decision” under the BX Industrial Portfolio Intercreditor Agreement, provided that (y) upon the occurrence and during the continuance of a BX Industrial Portfolio B Note Control Appraisal Period and (x) the floating rate component commitment has been reduced to zero, such term will have the meaning assigned to any analogous term under the Benchmark 2020-IG3 PSA.

“Note A-2 Special Decisions” will mean any action that constitutes a BX Industrial Portfolio Major Decision under clauses (ii), (vii)(but only to the extent that such decision is not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the BX Industrial Portfolio Whole Loan), (viii), (ix), (xii), (xvii), (xviii) and (xxii) of the definition of “Major Decisions” in the BX Industrial Portfolio Whole Loan documents, which such “Major Decision” affects any term or provision of the BX Industrial Portfolio Whole Loan documents relating to the BX Industrial Portfolio Floating Rate Loan.

Cure Rights

Notwithstanding anything to the contrary under this “—Cure Rights” section, for so long as the BX Industrial Portfolio Note B is an asset of the Benchmark 2020-IG3 issuing entity or another securitization trust, the BX Industrial Portfolio Note B Holder may not exercise the cure rights described below.

In the event that the related borrower fails to make any payment of principal or interest on the BX Industrial Portfolio Whole Loan by the end of the applicable grace period or any other event of default under the related BX Industrial Portfolio Whole Loan documents occurs and is continuing, each BX Industrial Portfolio Subordinate Noteholder will have the right to cure such event of default subject to certain limitations set forth in the BX Industrial Portfolio Intercreditor Agreement.  Unless the Benchmark 2020-IG3 issuing entity consents to additional cure periods, the BX Industrial Portfolio Subordinate Noteholders’ rights to cure a monetary default or non-monetary default will be limited to a combined total of (i) 6 cures of monetary defaults over the term of the BX Industrial Portfolio Whole Loan, no more than 4 of which may be consecutive, and (ii) 6 cures of non-monetary defaults over the term of the BX Industrial Portfolio Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the BX Industrial Portfolio Whole Loan (including for purposes of (i) whether a “BX Industrial Portfolio Sequential Pay Event” has occurred (ii) accelerating the BX Industrial Portfolio Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the BX Industrial Portfolio Mortgaged Properties; or (iii) treating the BX Industrial Portfolio Whole Loan as a Specially Serviced Loan).

Purchase Option

So long as the BX Industrial Portfolio Note B is an asset of the Benchmark 2020-IG3 issuing entity or another securitization, the BX Industrial Portfolio Note B Holder will not have the purchase option described below and such purchase option rights will not have any force or effect with respect to the BX Industrial Portfolio Note B Holder.

After the occurrence and delivery of a notice of an event of default with respect to the BX Industrial Portfolio Whole Loan or a servicing transfer event, each of the BX Industrial Portfolio Note B Holder, the holder of BX Industrial Portfolio Note C and the holder of BX Industrial Portfolio Note D will have the right, by written notice to (x) the BX Industrial Portfolio Note A Holders and (y) if the purchasing noteholder is the holder of BX Industrial Portfolio Note C, the BX Industrial Portfolio Note B Holder (a “BX Industrial Portfolio Purchase Notice”), to purchase, in immediately available funds, (i) if the purchasing noteholder is the BX Industrial Portfolio Note B Holder, BX Industrial Portfolio Senior Notes, and (ii) if the purchasing noteholder is the holder of BX Industrial Portfolio Note C, BX Industrial Portfolio Senior Notes and the BX Industrial Portfolio Note B, the BX Industrial Portfolio Senior Mortgage Loan, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower).  Upon the delivery of the BX Industrial Portfolio Purchase Notice to the then current BX Industrial Portfolio Note A Holders, the BX Industrial Portfolio Note A Holders will be required to sell (and each BX Industrial Portfolio Subordinate Noteholder will be required to purchase) the BX Industrial Portfolio Senior Mortgage Loan at the defaulted mortgage loan purchase price, on a date (the “BX Industrial Portfolio Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the BX Industrial Portfolio Purchase Notice.  The failure of the requesting purchaser to purchase the BX Industrial Portfolio Senior Mortgage Loan on the BX Industrial Portfolio Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under BX Industrial Portfolio Whole Loan or servicing transfer event that gave rise to such right.  The right of the BX Industrial Portfolio Note B Holder or the holder of BX Industrial Portfolio Note C to purchase the BX Industrial Portfolio Senior Mortgage Loan as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the BX Industrial Portfolio Mortgaged Properties.  Notwithstanding the foregoing sentence, the BX Industrial Portfolio Note A Holders are required to give the BX Industrial Portfolio Subordinate Noteholders 10 business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Properties.  Notwithstanding the foregoing sentence, if title to the BX Industrial Portfolio Mortgaged Properties is transferred to the BX Industrial Portfolio Note A Holders (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the BX Industrial Portfolio Note A Holders of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than 10 business days after the acceleration of the BX Industrial Portfolio Whole Loan, the BX Industrial Portfolio Note A Holders will be required to notify each BX Industrial Portfolio Subordinate Noteholder of such transfer and the BX Industrial Portfolio Note B Holder and the holder of BX Industrial Portfolio Note C will each have a 15 business day period from the date of such notice from the BX Industrial Portfolio Note A Holders to deliver the BX Industrial Portfolio Purchase Notice to the BX Industrial Portfolio Note A Holders, in which case such BX Industrial Portfolio Subordinate Noteholder will be obligated to purchase the BX Industrial Portfolio Mortgaged Properties, in immediately available funds, within such 15 business day period at the applicable purchase price.

Sale of Defaulted Whole Loan

Pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement and the Benchmark 2020-IG3 PSA, if the BX Industrial Portfolio Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the BX Industrial Portfolio Senior Mortgage Loan in accordance with the Benchmark 2020-IG3 PSA, then the special servicer may elect to sell the BX Industrial Portfolio Whole Loan subject to the consent (or deemed consent) of the applicable BX Industrial Portfolio Subordinate Noteholder or the BX Industrial Portfolio Controlling Noteholder under the provisions described above under “—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement and the Benchmark 2020-IG3 PSA, the applicable BX Industrial Portfolio Subordinate Noteholder (prior to the occurrence and continuance of the related BX Industrial Portfolio Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the BX Industrial Portfolio Whole Loan and appoint a replacement special servicer in lieu of such special servicer.  The pooled trust directing holder of the Benchmark 2020-IG3 trust (after the occurrence and continuance of a BX Industrial Portfolio Note B Control Appraisal Period and prior to the occurrence and continuance of a control termination event under the Benchmark 2020-IG3 PSA), and the applicable certificateholders with the requisite percentage of voting rights (after the occurrence and continuance of a BX Industrial Portfolio Control Appraisal Period and after the occurrence and continuance of a control termination event under the Benchmark 2020-IG3 PSA) will have the right, with or without cause (subject to the limitations described in the Benchmark 2020-IG3 PSA), to replace the special servicer then acting with respect to the BX Industrial Portfolio Whole Loan and appoint a replacement special servicer in lieu of such special servicer.

Amendments

The BX Industrial Portfolio Intercreditor Agreement may only be amended by the consent of all BX Industrial Portfolio Noteholders.

The MGM Grand & Mandalay Bay Whole Loan

General

The MGM Grand & Mandalay Bay Mortgage Loan (7.0%) is part of a split loan structure comprised of thirty-eight (38) promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties.

The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by two promissory notes, note A-13-1 and note A-15-1, with an aggregate Cut-off Date Balance of $65,000,000. The “MGM Grand & Mandalay Bay Whole Loan“consists of (a) the MGM Grand & Mandalay Bay Mortgage Loan, (b) twelve (12) paripassu companion notes (the “MGM Grand & Mandalay Bay Pari Passu Companion Loans“and, together with the MGM Grand & Mandalay Bay Mortgage Loan, the “MGM Grand & Mandalay Bay A Notes”) evidenced by promissory notes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11 and A-12, (c) twelve (12) senior subordinate companion B notes (the “MGM Grand & Mandalay Bay Senior B Notes”) evidenced by promissory notes B-1-A, B-2-A, B-3-A, B-4-A, B-5-A, B-6-A, B-7-A, B-8-A, B-9-A, B-10-A, B-11-A and B-12-A, (d) eight (8) junior subordinate companion B notes (the “MGM Grand & Mandalay Bay Junior B Notes” and, together with the MGM Grand & Mandalay Bay Senior B Notes, the “MGM Grand & Mandalay Bay B Notes”) evidenced by promissory notes B-1-B, B-2-B, B-3-B, B-4-B, B-5-B, B-6-B, B-7-B and B-8-B and (e) four (4) subordinate companion C notes (the “MGM Grand & Mandalay Bay C Notes“and, together with the with the MGM Grand & Mandalay Bay B Notes, the “MGM Grand & Mandalay Bay Subordinate Companion Loans”) evidenced by promissory notes C-1, C-2, C-3 and C-4. The MGM Grand & Mandalay Bay Subordinate Companion Loans and the MGM Grand & Mandalay Bay A Notes (excluding the MGM Grand & Mandalay Bay Mortgage Loan) are collectively referred to as the “MGM Grand & Mandalay Bay Companion Loans“.

Servicing

Pursuant to the terms of the related Amended and Restated Agreement Between Noteholders (the “MGM Grand & Mandalay Bay Co-Lender Agreement“), the MGM Grand & Mandalay Bay Whole Loan will be serviced and administered in accordance with the servicing agreement governing the securitization of note A-1, which is the trust and servicing agreement (the “BX 2020-VIVA TSA”), dated as of May 5, 2020, between Citigroup Commercial Mortgage Securities Inc., as depositor, KeyBank National Association, as master servicer (the “BX 2020-VIVA Servicer”), Situs Holdings, LLC, as special servicer (the “BX 2020-

VIVA Special Servicer”), Citibank, N.A., as certificate administrator, and Wilmington Trust, National Association, as trustee (the “BX 2020-VIVA Trustee”), by the BX 2020-VIVA Servicer and the BX 2020-VIVA Special Servicer, subject to the terms of the MGM Grand & Mandalay Bay Co-Lender Agreement. Amounts payable to the issuing entity as holder of the MGM Grand & Mandalay Bay Mortgage Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Citibank, N.A., as custodian under the BX 2020-VIVA TSA, is the custodian of the mortgage file related to the MGM Grand & Mandalay Bay Whole Loan (other than the promissory notes evidencing the MGM Grand & Mandalay Bay Mortgage Loan and the related MGM Grand & Mandalay Bay Companion Loans not included in the BX 2020-VIVA securitization).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holders of the MGM Grand & Mandalay Bay Mortgage Loan and the related MGM Grand & Mandalay Bay Companion Loans with respect to distributions of funds received in respect of the MGM Grand & Mandalay Bay Whole Loan, and provides, in general, that:

●

The MGM Grand & Mandalay Bay C Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any such MGM Grand & Mandalay Bay C Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such MGM Grand & Mandalay Bay A Notes and MGM Grand & Mandalay Bay B Notes, as further described below. The MGM Grand & Mandalay Bay Junior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any MGM Grand & Mandalay Bay Junior B Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay Senior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay Senior B Notes, as further described below. The MGM Grand & Mandalay Bay Senior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any such MGM Grand & Mandalay Bay Senior B Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such MGM Grand & Mandalay Bay A Notes, as further described below.

●

Prior to the occurrence and continuance of (i) any event of default with respect to an obligation of the related borrower to pay money due under the MGM Grand & Mandalay Bay Whole Loan or (ii) any non-monetary event of default as a result of which the MGM Grand & Mandalay Bay Whole Loan becomes a specially serviced mortgage loan under the BX 2020-VIVA TSA  (which, for clarification, will not include any imminent event of default (each, a “Triggering Event of Default”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties or amounts realized as proceeds of the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2020-VIVA TSA will be applied and distributed by the BX 2020-VIVA Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in BX 2020-VIVA TSA):

(i)

first, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by the BX 2020-VIVA Servicer or BX 2020-VIVA Trustee on its behalf and not previously paid or reimbursed) with respect to the MGM Grand & Mandalay Bay Whole Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA;

(ii)

second, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable net initial interest rate;

(iii)

third, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable net initial interest rate;

(iv)

fourth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable net initial interest rate;

(v)

fifth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable net initial interest rate;

(vi)

sixth, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay A Notes, in an aggregate amount equal to the principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

(vii)

seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Senior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

(viii)

eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Junior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

(ix)

ninth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay C Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

(x)

tenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xi)

eleventh, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(x) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xii)

twelfth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xi) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xiii)

thirteenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xii) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xiv)

fourteenth, following the Anticipated Repayment Date, to the holders of the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xv)

fifteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xvi)

sixteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xvii)

seventeenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xviii)

eighteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay A Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

(xix)

nineteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Senior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

(xx)

twentieth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Junior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

(xxi)

twenty-first, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay C Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

(xxii)

twenty-second, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxi) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxiii)

twenty-third, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxiv)

twenty-fourth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxiii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxv)	twenty-fifth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole

Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxiv) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxvi)

twenty-sixth, to the holders of the MGM Grand & Mandalay Bay A Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay A Note in accordance with the mortgage loan agreement;

(xxvii)

twenty-seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Senior B Note in accordance with the mortgage loan agreement;

(xxviii)

twenty-eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Junior B Note in accordance with the mortgage loan agreement

(xxix)

twenty-ninth, to the holders of the MGM Grand & Mandalay Bay C Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay C Note in accordance with the mortgage loan agreement;

(xxx)

thirtieth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BX 2020-VIVA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer (in each case provided that such reimbursements or payments relate to the MGM Grand & Mandalay Bay Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, shall be paid to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, based on their respective percentage interests; and

(xxxi)

thirty-first, if any excess amount is available to be distributed in respect of the MGM Grand & Mandalay Bay Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xxx), any remaining amount shall be paid pro rata to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, in accordance with their respective initial percentage interests.

●

Upon the occurrence and continuance of a Triggering Event of Default, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties or amounts realized as proceeds of the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2020-VIVA TSA will be applied and distributed by the BX 2020-VIVA Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in BX 2020-VIVA TSA):

(i)

first, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by the BX 2020-VIVA Servicer or the BX 2020-VIVA Trustee on its behalf and not previously paid or reimbursed) with respect to the MGM Grand & Mandalay Bay Whole Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA;

(ii)

second, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related A Note at the applicable net initial interest rate;

(iii)

third, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable net initial interest rate;

(iv)

fourth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable net initial interest rate;

(v)

fifth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable net initial interest rate;

(vi)

sixth, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay A Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

(vii)

seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Senior B Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

(viii)

eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Junior B Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

(ix)

ninth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay C Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

(x)

tenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xi)

eleventh, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(x) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xii)

twelfth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xi) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate

(xiii)

thirteenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xii) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xiv)

fourteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xv)

fifteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xvi)

sixteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xvii)

seventeenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xviii)

eighteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay A Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

(xix)

nineteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Senior B Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

(xx)

twentieth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand &

Mandalay Bay Junior B Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

(xxi)

twenty-first, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay C Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

(xxii)

twenty-second, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxi) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxiii)

twenty-third, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxiv)

twenty-fourth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxiii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxv)

twenty-fifth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxiv) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxvi)

twenty-sixth, to the holders of the MGM Grand & Mandalay Bay A Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each related holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay A Note in accordance with the mortgage loan agreement;

(xxvii)

twenty-seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Senior B Note in accordance with the mortgage loan agreement;

(xxviii)

twenty-eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Junior B Note in accordance with the mortgage loan agreement;

(xxix)

twenty-ninth, to the holders of the MGM Grand & Mandalay Bay C Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay C Note in accordance with the mortgage loan agreement;

(xxx)

thirtieth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BX 2020-VIVA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer (in each case provided that such reimbursements or payments relate to the MGM Grand & Mandalay Bay Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, based on their respective percentage interests; and

(xxxi)

thirty-first, if any excess amount is available to be distributed in respect of the MGM Grand & Mandalay Bay Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xxx), any remaining amount will be paid pro rata to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, in accordance with their respective initial percentage interests.

All expenses and losses relating to the MGM Grand & Mandalay Bay Whole Loan and the MGM Grand & Mandalay Bay Mortgaged Properties will be allocated first, pro rata, to the MGM Grand & Mandalay Bay C Notes and then, pro rata, to the MGM Grand & Mandalay Bay Junior B Notes and then, pro rata, to the MGM Grand & Mandalay Bay Senior B Notes, and then, pro rata, to the MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay A Notes.  Notwithstanding anything to the contrary, if an advance of principal or interest is made with respect to any note relating to the MGM Grand & Mandalay Bay Whole Loan, then advance interest amounts thereon will only be reimbursed from default interest and late payment charges collected on the MGM Grand & Mandalay Bay Whole Loan, as and to the extent provided in the BX 2020-VIVA TSA, from amounts paid by the related borrower to cover such advance interest amounts and otherwise (i) in the case of the MGM Grand & Mandalay Bay A Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay Junior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), third, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay Senior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and fourth, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, (ii) in the case of the MGM Grand & Mandalay Bay Senior B Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the Junior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and third, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, (iii) in the case of the MGM Grand & Mandalay Bay Junior B Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, and (iv) in the case of the MGM Grand & Mandalay Bay C Notes, solely out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made .

Notwithstanding the foregoing, if a P&I Advance is made with respect to the MGM Grand & Mandalay Bay Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the MGM Grand & Mandalay Bay Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the MGM Grand & Mandalay Bay Companion Loans.

Certain costs and expenses allocable to the MGM Grand & Mandalay Bay Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent that are not otherwise paid out of collections on the MGM Grand & Mandalay Bay Whole Loan may, to the extent allocable to the MGM Grand & Mandalay Bay Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, the controlling holder with respect to the MGM Grand & Mandalay Bay Whole Loan (the “MGM Grand & Mandalay Bay Controlling Noteholder”), as of any date of determination, will be (i) the holder of note C-1, unless an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, (ii) if an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, the holder of note B-5-B, or any other MGM Grand & Mandalay Bay Junior B Note specified by the holder of note B-5-B, unless a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, (iii) if a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, the holder of note B-9-A, or any other MGM Grand & Mandalay Bay Senior B Note specified by the holder of note B-9-A, unless a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has

occurred and is continuing, or (iv) if a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, the holder of note A-9, or any other MGM Grand & Mandalay Bay A Note specified by the holder of note A-9; provided that, if any such holder would be the MGM Grand & Mandalay Bay Controlling Noteholder pursuant to the terms of the MGM Grand & Mandalay Bay Co-Lender Agreement, but a greater than 49% interest in the subject controlling note is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the MGM Grand & Mandalay Bay Controlling Noteholder, in the case of note C-1, a MGM Grand & Mandalay Bay C Note Control Appraisal Period will be deemed to exist, in the case of note B-5-B, a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period will be deemed to exist, and in the case of the note B-9-A, a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period will be deemed to exist). Further, if the holder of note C-1 would be the MGM Grand & Mandalay Bay Controlling Noteholder, but any interest in note C-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the MGM Grand & Mandalay Bay Controlling Noteholder with respect to note C-1, there will be no MGM Grand & Mandalay Bay Controlling Noteholder.

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the MGM Grand & Mandalay Bay Whole Loan (whether or not a servicing transfer event under the BX 2020-VIVA TSA has occurred and is continuing) that would constitute an MGM Grand & Mandalay Bay Major Decision, the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, will be required to provide the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) with at least ten (10) business days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested MGM Grand & Mandalay Bay Major Decision.  The BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, is not permitted to take any action with respect to such MGM Grand & Mandalay Bay Major Decision (or make a determination not to take action with respect to such MGM Grand & Mandalay Bay Major Decision), unless and until the BX 2020-VIVA Special Servicer receives the written consent of the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) before implementing a decision with respect to such MGM Grand & Mandalay Bay Major Decision; provided that the provisions of the BX 2020-VIVA TSA will govern the consent and consultation rights under the MGM Grand & Mandalay Bay Co-Lender Agreement.  Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the BX 2020-VIVA TSA, the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, may take actions with respect to the MGM Grand & Mandalay Bay Mortgaged Properties before obtaining the consent of the MGM Grand & Mandalay Bay Controlling Noteholder if the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the BX 2020-VIVA TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the MGM Grand & Mandalay Bay Whole Loan as a collective whole, and the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, has made a reasonable effort to contact the MGM Grand & Mandalay Bay Controlling Noteholder.

Notwithstanding the foregoing, the BX 2020-VIVA Servicer and the BX 2020-VIVA Special Servicer will not be permitted to follow any advice or consultation provided by the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) that would require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the BX 2020-VIVA TSA, require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate provisions of the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA, require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate the terms of the MGM Grand & Mandalay Bay Whole Loan, or materially expand the scope of the BX 2020-VIVA Servicer’s or BX 2020-VIVA Special Servicer’s, as applicable, responsibilities under the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA.

Following the occurrence and during the continuance of a MGM Grand & Mandalay Bay C Note Control Appraisal Period, the BX 2020-VIVA Special Servicer will be required to (A) provide copies to the issuing entity (at any time the holder of the MGM Grand & Mandalay Bay Mortgage Loan is not the MGM Grand & Mandalay Bay Controlling Noteholder) and each holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note (at any time such holder is not the MGM Grand & Mandalay Bay Controlling Noteholder) (each, a “MGM Grand & Mandalay Bay Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the MGM Grand & Mandalay Bay Controlling Noteholder pursuant to the BX 2020-VIVA TSA with respect to any MGM Grand & Mandalay Bay Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the MGM Grand & Mandalay Bay Controlling Noteholder, and (B) consult with each holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note (at any time such holder is not the MGM Grand & Mandalay Bay Controlling Noteholder) or its representative on a strictly non-binding basis, to the extent having received such notices, information and reports, any such MGM Grand & Mandalay Bay Non-Controlling Noteholder requests consultation with respect to any such MGM Grand & Mandalay Bay Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such MGM Grand & Mandalay Bay Non-Controlling Noteholder or its representative; provided that after the expiration of a period of ten (10) business days from the delivery to any such MGM Grand & Mandalay Bay Non-Controlling Noteholder by the BX 2020-VIVA Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the BX 2020-VIVA Special Servicer will no longer be obligated to consult with such MGM Grand & Mandalay Bay Non-Controlling Noteholder, whether or not such MGM Grand & Mandalay Bay Non-Controlling Noteholder has responded within such ten (10) business day period. Notwithstanding the consultation rights of any holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note that is a MGM Grand & Mandalay Bay Non-Controlling Noteholder set forth in the immediately preceding sentence, the BX 2020-VIVA Special Servicer may make any MGM Grand & Mandalay Bay Major Decision or take any recommended action outlined in an asset status report before the expiration of the aforementioned ten (10) business day period if the BX 2020-VIVA Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the noteholders. In no event will the BX 2020-VIVA Special Servicer be obligated at any time to follow or take any alternative actions recommended by a MGM Grand & Mandalay Bay Non-Controlling Noteholder.

A “MGM Grand & Mandalay Bay C Note Control Appraisal Period“will exist with respect to the MGM Grand & Mandalay Bay Whole Loan, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay C Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay C Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Whole Loan that are allocated to such MGM Grand & Mandalay Bay C Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Whole Loan that are allocated to the MGM Grand & Mandalay Bay C Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay C Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay C Notes after the date of their creation.

A “MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period“will exist with respect to the MGM Grand & Mandalay Bay Whole Loan, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay Junior B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Junior B Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Whole Loan that are allocated to such MGM Grand & Mandalay Bay Junior B Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Whole Loan that are allocated to the MGM Grand & Mandalay Bay Junior B Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay Junior B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Junior B Notes after the date of their creation.

A “MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period“will exist with respect to the MGM Grand & Mandalay Bay Whole Loan, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay Senior B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Senior B Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Whole Loan that are allocated to such MGM Grand & Mandalay Bay Senior B Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Whole Loan that are allocated to the MGM Grand & Mandalay Bay Senior B Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay Senior B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Senior B Notes after the date of their creation.

“MGM Grand & Mandalay Bay Major Decision“means a “Major Decision” under the BX 2020-VIVA TSA.

Sale of Defaulted Whole Loan

If the MGM Grand & Mandalay Bay Whole Loan becomes a defaulted mortgage loan under the BX 2020-VIVA TSA and the BX 2020-VIVA Special Servicer decides to sell the notes included in the BX 2020-VIVA securitization, the BX 2020-VIVA Special Servicer will be required to sell the MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Companion Loans, together as notes evidencing one whole loan in accordance with the BX 2020-VIVA TSA.  Notwithstanding the foregoing, the BX 2020-VIVA Special Servicer will not be permitted to sell the MGM Grand & Mandalay Bay Mortgage Loan or any MGM Grand & Mandalay Bay A Note or MGM Grand & Mandalay Bay B Note not included in the BX 2020-VIVA securitization (such notes, the “MGM Grand & Mandalay Bay Non-Lead Securitization Notes”) without the consent of the holders thereof (including the issuing entity, as holder of the MGM Grand & Mandalay Bay Mortgage Loan) (together, the “MGM Grand & Mandalay Bay Non-Lead Noteholders”) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the MGM Grand & Mandalay Bay Non-Lead Securitization Notes, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BX 2020-VIVA Special Servicer, a copy of the most recent appraisal for the MGM Grand & Mandalay Bay Whole Loan and any documents in the servicing file maintained by the BX 2020-VIVA Servicer and/or BX 2020-VIVA Special Servicer with respect to the MGM Grand & Mandalay Bay Whole Loan reasonably requested by the MGM Grand & Mandalay Bay Non-Lead Noteholder that are material to the price of the MGM Grand & Mandalay Bay Non-Lead Securitization Notes, and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the controlling class representative under the BX 2020-VIVA TSA) prior to the proposed sale date, all information and documents being provided to other offerors and all leases or other documents that are approved by the BX 2020-VIVA Special Servicer in connection with the proposed sale, provided that such MGM Grand & Mandalay Bay Non-Lead Noteholder may waive any of the delivery or timing requirements set forth in this sentence.

Special Servicer Appointment Rights

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, the MGM Grand & Mandalay Bay Controlling Noteholder (or its controlling noteholder representative) will be entitled to terminate the rights and obligations of the BX 2020-VIVA Special Servicer, with or without cause, and appoint a replacement special servicer with respect to the MGM Grand & Mandalay Bay Whole Loan.

The 1633 Broadway Whole Loan

The 1633 Broadway Mortgage Loan (6.7%) is part of a split loan structure comprised of 40 senior promissory notes and four subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $1,250,000,000. Two such senior promissory notes designated Note A-2-C-6 and Note A-3-C-1-A, with an initial aggregate principal balance of $62,850,000 (the “1633 Broadway Mortgage Loan”) will be deposited into this securitization.  The 1633 Broadway Whole Loan is evidenced by (i) the 1633 Broadway Mortgage Loan, (ii) four senior promissory notes designated Note A-1-S-1, Note A-2-S-1, Note A-3-S-1 and Note A-4-S-1 (the “1633 Broadway Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $1,000,000; (iii) the remaining senior promissory notes (see “—General—Whole Loan Notes and Control Notes”) (the “1633 Broadway Non-Standalone Pari Passu Companion Loans” and, together with the 1633 Broadway Standalone Pari Passu Companion Loans, the “1633 Broadway Pari Passu Companion Loans”), which have an aggregate initial principal balance of $937,150,000; and (iv) four subordinate promissory notes designated Note B-1, Note B-2, Note B-3 and Note B-4 (the “1633 Broadway Subordinate Companion Loans” and, together with the 1633 Broadway Standalone Pari Passu Companion Loans, the “1633 Broadway Standalone Companion Loans”), which have an aggregate initial principal balance of $249,000,000.

The 1633 Broadway Mortgage Loan, the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans are referred to herein, collectively, as the “1633 Broadway Whole Loan”, and the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans are referred to herein as the “1633 Broadway Companion Loans”.  The 1633 Broadway Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the 1633 Broadway Mortgage Loan.  The 1633 Broadway Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans.

Only the 1633 Broadway Mortgage Loan is included in the issuing entity.  The 1633 Broadway Standalone Companion Loans were contributed to a securitization trust governed by the

BWAY 2019-1633 TSA (the “BWAY Trust 2019-1633 Securitization”).  The 1633 Broadway Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized 1633 Broadway Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the 1633 Broadway Whole Loan are subject to a Co-Lender Agreement (the “1633 Broadway Co-Lender Agreement”).  The following summaries describe certain provisions of the 1633 Broadway Co-Lender Agreement.

Servicing

The 1633 Broadway Whole Loan (including the 1633 Broadway Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the BWAY 2019-1633 TSA by KeyBank National Association as master servicer (the “1633 Broadway Master Servicer”), and, if necessary, Situs Holdings, LLC as special servicer (the “1633 Broadway Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the 1633 Broadway Co-Lender Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the 1633 Broadway Mortgage Loan (but not on the 1633 Broadway Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 1633 Broadway Mortgage Loan.

Property protection advances in respect of the 1633 Broadway Whole Loan will be made by the 1633 Broadway Master Servicer or the trustee under the BWAY 2019-1633 TSA, as applicable, unless a determination of nonrecoverability is made under the BWAY 2019-1633 TSA.

Application of Payments

The 1633 Broadway Co-Lender Agreement sets forth the respective rights of the holder of the 1633 Broadway Mortgage Loan, the holders of the 1633 Broadway Pari Passu Companion Loans and the holders of the 1633 Broadway Subordinate Companion Loans with respect to distributions of funds received in respect of the 1633 Broadway Whole Loan, and provides, in general, that:

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the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

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the 1633 Broadway Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans, and the rights of the holders of the 1633 Broadway Subordinate Companion Loans to receive payments with respect to the 1633 Broadway Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans to receive payments with respect to the 1633 Broadway Whole Loan;

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all expenses and losses relating to the 1633 Broadway Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of 1633 Broadway Subordinate Companion Loans and second to the issuing entity, as holder of the 1633 Broadway Mortgage Loan, and the holders of the 1633 Broadway Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the 1633 Broadway Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

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First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;

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Second, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

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Third, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the 1633 Broadway Mortgage Loan and each 1633 Broadway Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the 1633 Broadway Whole Loan pursuant to the 1633 Broadway Co-Lender Agreement or the BWAY 2019-1633 TSA;

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Fourth, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the 1633 Broadway Whole Loan documents;

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Fifth, the holders of the 1633 Broadway Subordinate Companion Loans, to pay accrued and unpaid interest on the 1633 Broadway Subordinate Companion Loans to the holders of the 1633 Broadway Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable 1633 Broadway Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;

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Sixth, to the holders of the 1633 Broadway Subordinate Companion Loans, in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the 1633 Broadway Subordinate Companion Loans have been reduced to zero;

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Seventh, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the 1633 Broadway Whole Loan documents;

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Eighth, if the proceeds of any foreclosure sale or any liquidation of the 1633 Broadway Whole Loan or the 1633 Broadway Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the 1633 Broadway Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the 1633 Broadway Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the 1633 Broadway Subordinate Companion Loans as a result of such workout, plus unpaid interest on the 1633 Broadway Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;

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Ninth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the BWAY 2019-1633 TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the 1633 Broadway Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the 1633 Broadway Mortgage Loan and the 1633 Broadway Companion Loans, pro rata, based on their respective percentage interests; and

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Tenth, if any excess amount is available to be distributed in respect of the 1633 Broadway Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the 1633 Broadway Mortgage Loan, the 1633 Broadway Companion Loans and the 1633 Broadway Subordinate Companion Loans, pro rata, based on their respective percentage interests.

Consultation and Control

The controlling noteholder under the 1633 Broadway Co-Lender Agreement (the “1633 Broadway Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the BWAY Trust 2019-1633 Securitization.  Pursuant to the terms of the BWAY 2019-1633 TSA, such controlling class representative, which will initially be Prima Capital Advisors LLC, will have consent and/or consultation rights with respect to the 1633 Broadway Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the PSA.  Upon a “Control Shift Event” under the BWAY 2019-1633 TSA (a “1633 Broadway Control Shift Event”), the 1633 Broadway Directing Holder will be the holder of Note A-1-C-1 (or, if Note A-1-C-1 has been deposited into a securitization, the “controlling class representative” or any analogous party for the related securitization).  A 1633 Broadway Control Shift Event will generally exist at any time that (i) the Class A certificates issued pursuant to the BWAY 2019-1633 TSA have an outstanding certificate balance (as notionally reduced by any appraisal reduction amounts allocable to such class) that is 25% or less of the initial certificate balance of such Class A certificates, (ii) the 1633 Broadway Directing Holder (or a majority of the controlling class certificateholders) is a borrower related party or (iii) Prima Capital

Advisors LLC or any successor controlling class representative or controlling class certificateholders are no longer the holder of at least a majority of the controlling class by certificate balance and the certificate administrator under the BWAY 2019-1633 TSA (the “1633 Broadway Certificate Administrator”) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the 1633 Broadway Certificate Administrator receives either such notice.

Neither the issuing entity, as holder of the 1633 Broadway Mortgage Loan, nor any holder of a 1633 Broadway Non-Standalone Pari Passu Companion Loan, as non-controlling note holders (other than the holder of Note A-1-C-1, but only during the continuance of a 1633 Broadway Control Shift Event), will have any right to consult with the 1633 Broadway Master Servicer or the 1633 Broadway Special Servicer with respect to major decisions to be taken with respect to the 1633 Broadway Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 1633 Broadway Whole Loan or for any other matter.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 1633 Broadway Co-Lender Agreement, if the 1633 Broadway Whole Loan becomes a defaulted mortgage loan, and if the 1633 Broadway Special Servicer determines to sell the 1633 Broadway Whole Loan in accordance with the BWAY 2019-1633 TSA, then the 1633 Broadway Special Servicer will be required to sell the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans, together with the 1633 Broadway Mortgage Loan, as one whole loan.  In connection with any such sale, the 1633 Broadway Special Servicer will be required to follow the procedures contained in the BWAY 2019-1633 TSA.

Notwithstanding the foregoing, the 1633 Broadway Special Servicer will not be permitted to sell the 1633 Broadway Whole Loan if it becomes a defaulted mortgage loan under the BWAY 2019-1633 TSA without the written consent of the issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan, or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the 1633 Broadway Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 1633 Broadway Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 1633 Broadway Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 1633 Broadway Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the 1633 Broadway Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 1633 Broadway Master Servicer or the 1633 Broadway Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence.  The issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan, or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the 1633 Broadway Whole Loan.

Special Servicer Appointment Rights

Pursuant to the 1633 Broadway Co-Lender Agreement and the BWAY 2019-1633 TSA, the 1633 Broadway Directing Holder (or its representative) will have the right, with or without cause, to replace the 1633 Broadway Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan or any holder of a 1633 Broadway Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the BWAY 2019-1633 TSA recommends, in its sole discretion exercised in good faith, the replacement of the 1633 Broadway Special Servicer, the applicable certificateholders under the BWAY 2019-1633 TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the 1633 Broadway Special Servicer and appoint a replacement special servicer in accordance with the BWAY 2019-1633 TSA, as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Chase Center Tower Whole Loans

General

The Chase Center Tower I Whole Loan (1.9%) (the “Chase Center Tower I Whole Loan”) is evidenced by ten promissory notes (each, a “Chase Center Tower I Note”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Chase Center Tower I Mortgaged Property”).

The Chase Center Tower II Whole Loan (1.7%) (the “Chase Center Tower II Whole Loan”, and together with the Chase Center Tower I Whole Loan, the “Chase Center Tower Whole Loans”, and each, a “Chase Center Tower Whole Loan”) is evidenced by ten promissory notes (together with the Chase Center Tower I Notes, the “Chase Center Tower Notes” and each, a “Chase Center Tower Note”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (together with the Chase Center Tower I Mortgaged Property, the “Chase Center Tower Mortgaged Properties” and each, a “Chase Center Tower Mortgaged Property”).

Each Chase Center Tower Whole Loan is evidenced by eight senior pari passu promissory notes, one senior subordinate promissory note and one junior subordinate promissory note, the note designations and the Cut-off Date Balances of which are set forth in the chart below:

Note Designation	Cut-off Date Balance

Chase Center Tower I Whole Loan
Note A-1-A (“Chase Center Tower Note A-1-A”)	$ 18,213,750
Note A-1-B (“Chase Center Tower Note A-1-B”)	$ 18,213,750
Note A-1-C (“Chase Center Tower Note A-1-C”)	$ 18,213,750
Note A-1-D (“Chase Center Tower Note A-1-D”)	$ 18,213,750
Note A-1-E (“Chase Center Tower Note A-1-E”)	$ 18,213,750
Note A-1-F (“Chase Center Tower Note A-1-F”)	$ 18,213,750
Note A-1-G (“Chase Center Tower Note A-1-G”)	$ 18,213,750
Note A-1-H (“Chase Center Tower Note A-1-H”)	$ 18,213,750
Note B-1 (“Chase Center Tower Note B-1”)	$ 83,637,000
Note C-1 (“Chase Center Tower Note C-1”)	$ 94,453,000

Chase Center Tower II Whole Loan
Note A-2-A (“Chase Center Tower Note A-2-A”)	$ 15,536,250
Note A-2-B (“Chase Center Tower Note A-2-B”)	$ 15,536,250
Note A-2-C (“Chase Center Tower Note A-2-C”)	$ 15,536,250
Note A-2-D (“Chase Center Tower Note A-2-D”)	$ 15,536,250
Note A-2-E (“Chase Center Tower Note A-2-E”)	$ 15,536,250
Note A-2-F (“Chase Center Tower Note A-2-F”)	$ 15,536,250
Note A-2-G (“Chase Center Tower Note A-2-G”)	$ 15,536,250
Note A-2-H (“Chase Center Tower Note A-2-H”)	$ 15,536,250
Note B-2 (“Chase Center Tower Note B-2”)	$ 71,363,000
Note C-2 (“Chase Center Tower Note C-2”)	$ 80,547,000

The Chase Center Tower Note A-1-H and the Chase Center Tower Note A-2-H (collectively, the “Chase Center Tower Mortgage Loans”) will be part of the Mortgage Pool. The Chase Center Tower Note A-1-A, the Chase Center Tower Note A-1-B, the Chase Center Tower Note A-1-C, the Chase Center Tower Note A-1-D, the Chase Center Tower Note A-1-E, the Chase Center Tower Note A-1-F, the Chase Center Tower Note A-1-G, the Chase Center Tower Note A-2-A, the Chase Center Tower Note A-2-B, the Chase Center Tower Note A-2-C, the Chase Center Tower Note A-2-D, Chase Center Tower Note A-2-E, the Chase Center Tower Note A-2-F and the Chase Center Tower Note A-2-G (collectively, the “Chase Center Tower Senior Pari Passu Companion Loans”), together with the Chase Center Tower Mortgage Loans, are collectively referred to as the “Chase Center Tower Senior Mortgage Loan” or the “Chase

Center Tower Senior Notes” and the holders of such Chase Center Tower Senior Notes are collectively referred to as the “Chase Center Tower Note A Holders”.

The Chase Center Tower Note B-1 and the Chase Center Tower Note B-2 (collectively, the “Chase Center Tower Senior Subordinate Companion Loans”) are subordinate to the Chase Center Tower Mortgage Loans and senior to the Chase Center Tower Non-Trust Junior Subordinate Companion Loans. The Chase Center Tower Note C-1 and Chase Center Tower Note C-2 (collectively, the “Chase Center Tower Non-Trust Junior Subordinate Companion Loans”, and the holders of such Chase Center Tower Non-Trust Junior Subordinate Companion Loans are collectively referred to as the “Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holders”) are subordinate to the Chase Center Tower Senior Subordinate Companion Loans.

The Chase Center Tower Senior Pari Passu Companion Loans, the Chase Center Tower Senior Subordinate Companion Loans and the Chase Center Tower Non-Trust Junior Subordinate Companion Loans are collectively referred to as the “Chase Center Tower Companion Loans”. Only the Chase Center Tower Mortgage Loans are included in the Trust.

The rights of the holders of the promissory notes evidencing the Chase Center Tower I Whole Loan are subject to a co-lender agreement (the “Chase Center Tower I Intercreditor Agreement”) and the rights of the holders of the promissory notes evidencing the Chase Center Tower II Whole Loan are subject to a co-lender agreement (together with the Chase Center Tower I Intercreditor Agreement, the “Chase Center Tower Intercreditor Agreements” and each, a “Chase Center Tower Intercreditor Agreement”). The following summaries describe certain provisions of the Chase Center Tower Intercreditor Agreements.

Servicing

Each Chase Center Tower Whole Loan will be serviced and administered pursuant to the terms of the Benchmark 2020-IG2 PSA and the related Chase Center Tower Intercreditor Agreement, by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. The master servicer or the trustee, as applicable, under the Benchmark 2020-IG2 PSA will be responsible for making any Servicing Advances with respect to each Chase Center Tower Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the Benchmark 2020-IG2 PSA determines that such an advance would not be recoverable from collections on the related Chase Center Tower Whole Loan.

Application of Payments

Each Chase Center Tower Intercreditor Agreement sets forth the respective rights of the holders of the Chase Center Tower Mortgage Loans, the holders of the Chase Center Tower Senior Subordinate Companion Loans and the holders of the Chase Center Tower Companion Loans with respect to distributions of funds received in respect of each Chase Center Tower Whole Loan, and provides, in general, that (i) the Chase Center Tower Non-Trust Junior Subordinate Companion Loans and the respective rights of the holders of the Chase Center Tower Non-Trust Junior Subordinate Companion Loans to receive payments of interest, principal and other amounts with respect to the Chase Center Tower Non-Trust Junior Subordinate Companion Loans, respectively, will, prior to a Chase Center Tower Sequential Pay Event, be junior, subject and subordinate to both (a) the related Chase Center Tower Senior Mortgage Loan and the respective rights of the holders of the Chase Center Tower Senior Mortgage Loan to receive payments of interest, principal and other amounts with respect to the related Chase Center Tower Senior Mortgage Loan, respectively, and (b) the related Chase Center Tower Senior Subordinate Companion Loans and the respective rights of the holders of the related Chase Center Tower Senior Subordinate Companion Loans to receive payments of interest, principal and other amounts with respect to the related Chase Center Tower Senior Subordinate Companion Loans, respectively and (ii) the Chase Center Tower Senior Subordinate Companion Loans and the respective rights of the holders of the Chase Center Tower Non-Trust Junior Subordinate Companion Loans to receive payments of interest, principal and other amounts with respect to the Chase Center Tower Senior Subordinate Companion Loans, respectively, will, prior to a Chase Center Tower Sequential Pay Event, be junior, subject and subordinate to the related Chase Center Tower Senior Mortgage Loan and the respective rights of the holder of the related Chase Center Tower Senior Mortgage Loan to receive payments of interest, principal and other amounts with respect to the related Chase Center Tower Senior Mortgage Loan, respectively, in each case, as and to the extent set forth in the related Chase Center Tower Intercreditor Agreement.

If no Chase Center Tower Sequential Pay Event has occurred and is continuing, all amounts tendered by the related borrower or otherwise available for payment on each Chase Center Tower Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

first, to the related Chase Center Tower Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the related Chase Center Tower Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such monthly payment date with respect to the related Chase Center Tower Senior Mortgage Loan in accordance with the related loan agreement and payable to the related Chase Center Tower Senior Mortgage Loan until the respective principal balances have been reduced to zero;

third, to the related Chase Center Tower Note A Holders, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Chase Center Tower Note A Holder, including any advances paid from sources other than collections and not previously reimbursed by the related borrower (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the related Chase Center Tower Whole Loan pursuant to the related Chase Center Tower Intercreditor Agreement or the related pooling and servicing agreement;

fourth, if the proceeds of any foreclosure sale or any liquidation of the related Chase Center Tower Whole Loan or the related Chase Center Tower Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a written modification, waiver, amendment, restructuring or workout of the related Chase Center Tower Whole Loan (a “Chase Center Tower Workout”), the aggregate principal balance of the related Chase Center Tower Senior Notes has been reduced, such excess amount will be paid to the related Chase Center Tower Note A Holders pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such Chase Center Tower Workout, plus interest on such amount at the related note interest rate;

fifth, to the extent the holder of the related Chase Center Tower Senior Subordinate Companion Loan (the “Chase Center Tower Senior Subordinate Companion Loan Holder”) has made any payments or advances to cure defaults pursuant to the related Chase Center Tower Intercreditor Agreement, to reimburse such Chase Center Tower Senior Subordinate Companion Loan Holder for all such cure payments;

sixth, to the related Chase Center Tower Senior Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the related Chase Center Tower Senior Subordinate Companion Loan at the applicable note interest rate (net of the servicing fee rate);

seventh, to the related Chase Center Tower Senior Subordinate Companion Loan Holder in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, with respect to such monthly payment date with respect to such Chase Center Tower Senior Subordinate Companion Loan in accordance with the related loan agreement and payable to such Chase Center Tower Senior Subordinate Companion Loan Holder, until the principal balance of such Chase Center Tower Senior Subordinate Companion Loan has been reduced to zero;

eighth, if the proceeds of any foreclosure sale or any liquidation of the related Chase Center Tower Whole Loan or the related Chase Center Tower Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a Chase Center Tower Workout, the principal balance of the related Chase Center Tower Senior Subordinate Companion Loan has been reduced, such excess amount will be required to be paid to the related Chase Center Tower Senior Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of such Chase Center Tower Senior Subordinate Companion Loan as a result of such Chase Center Tower Workout, plus interest on such amount at the related note interest rate;

ninth, to the extent the holder of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan (the “Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder”) has made any payments or advances to cure defaults pursuant to the related Chase Center Tower Intercreditor Agreement, to reimburse such Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder for all such cure payments;

tenth, to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan at the applicable note interest rate (net of the servicing fee rate);

eleventh, to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, with respect to such monthly payment date with respect to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan in accordance with the related loan agreement and payable to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan, remaining after giving effect to the allocations in clauses second and seventh above, until the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan has been reduced to zero;

twelfth, if the proceeds of any foreclosure sale or any liquidation of the related Chase Center Tower Whole Loan or the related Chase Center Tower Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eleventh and, as a result of a Chase Center Tower Workout, the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan has been reduced, such excess amount will be required to be paid to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in an aggregate amount up to the reduction, if any, of the principal balance of such Chase Center Tower Non-Trust Junior Subordinate Companion Loan as a result of such Chase Center Tower Workout, plus interest on such amount at the related note interest rate;

thirteenth, to the related Chase Center Tower Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Chase Center Tower Note A Percentage Interest multiplied by (ii) the Chase Center Tower Note A Relative Spread and (iii) any prepayment premium to the extent paid by the related borrower;

fourteenth, to the related Chase Center Tower Senior Subordinate Companion Loan Holder in an aggregate amount equal to the product of (i) the related Chase Center Tower Note B Percentage Interest multiplied by (ii) the related Chase Center Tower Note B Relative Spread and (iii) any prepayment premium to the extent paid by the related borrower;

fifteenth, to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in an aggregate amount equal to the product of (i) the related Chase Center Tower Note C Percentage Interest multiplied by (ii) the related Chase Center Tower Note C Relative Spread and (iii) any prepayment premium to the extent paid by the related borrower;

sixteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the related pooling and servicing agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the related Chase Center Tower Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be required to be paid pro rata to the related Chase Center Tower Note A Holders, the related Chase Center Tower Senior Subordinate Companion Loan Holder and the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in accordance with the Chase Center Tower Note A Percentage Interest, the Chase Center Tower Note B Percentage Interest and the Chase Center Tower Note C Percentage Interest, respectively, with the amount distributed to the Chase related Center Tower Note A Holders to be allocated among the related Chase Center Tower Note A Holders pro rata based on their respective principal balances; and

seventeenth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the related Chase Center Tower Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through sixteenth, any remaining amount will be paid pro rata to the related Chase Center Tower Note A Holders, the related Chase Center Tower Senior Subordinate Companion Loan Holder and the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in accordance with the related initial Chase Center Tower Note A Percentage Interest, the related initial Chase Center Tower Note B Percentage Interest and the related initial the Chase Center Tower Note C Percentage Interest, respectively, with the amount distributed to the related Chase Center Tower Note A Holders to be allocated among the related Chase Center Tower Note A Holders pro rata based on their respective principal balances.

Upon the occurrence and continuance of a Chase Center Tower Sequential Pay Event by the master servicer or the special servicer, as applicable, as set forth under the Benchmark 2020-IG2 PSA, amounts tendered by the related borrower or otherwise available for payment on a Chase Center Tower Whole Loan or a Chase Center Tower Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to the related Chase Center Tower Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the related Chase Center Tower Note A Holders, pro rata (based on their respective principal balances), an amount equal to all principal payments in respect of the Chase Center Tower Senior Mortgage Loan received, if any, with respect to the related monthly payment date in reduction of their respective principal balances, until such principal balances have been reduced to zero;

third, to the related Chase Center Tower Note A Holders, pro rata (based on their respective entitlements), up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Chase Center Tower Note A Holders, including any advances paid from sources other than collections, in each case to the extent reimbursable by the related borrower but not previously reimbursed by such borrower (or paid or advanced by any the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the related Chase Center Tower Whole Loan pursuant to the related Chase Center Tower Intercreditor Agreement or the related pooling and servicing agreement;

fourth, to the related Chase Center Tower Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Chase Center Tower Note A Percentage Interest multiplied by (ii) the Chase Center Tower Note A Relative Spread and (iii) any prepayment premium to the extent paid by the related borrower;

fifth, if the proceeds of any foreclosure sale or any liquidation of the related Chase Center Tower Whole Loan or the related Chase Center Tower Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a Chase Center Tower Workout the aggregate principal balance of the related Chase Center Tower Senior Notes has been reduced, such excess amount will be required to be paid to the related Chase Center Tower Note A

Holders pro rata (based on their respective principal balances) in an aggregate amount up to the reduction, if any, of based on their respective principal balances as a result of such Chase Center Tower Workout, plus interest on such amount at the related note interest rate;

sixth, to the extent the related Chase Center Tower Senior Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the related Chase Center Tower Intercreditor Agreement, to reimburse such Chase Center Tower Senior Subordinate Companion Loan Holder for all such cure payments; and to such Chase Center Tower Senior Subordinate Companion Loan Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such Chase Center Tower Senior Subordinate Companion Loan Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the related borrower;

seventh, to the related Chase Center Tower Senior Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the related Chase Center Tower Senior Subordinate Companion Loan principal balance at the applicable note interest rate (net of the servicing fee rate);

eighth, to the related Chase Center Tower Note A Holders, pro rata (based on their respective principal balances), an amount equal to all remaining amounts received with respect to the related monthly payment date, until their respective principal balances have been reduced to zero;

ninth, to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, until the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan has been reduced to zero;

tenth, to the related Chase Center Tower Senior Subordinate Companion Loan Holder in an aggregate amount equal to the product of (i) the related Chase Center Tower Note B Percentage Interest multiplied by (ii) the related Chase Center Tower Note B Relative Spread and (iii) any prepayment premium to the extent paid by the related borrower;

eleventh, if the proceeds of any foreclosure sale or any liquidation of the related Chase Center Tower Whole Loan or the related Chase Center Tower Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through tenth and, as a result of a Chase Center Tower Workout the principal balance of the related Chase Center Tower Senior Subordinate Companion Loan has been reduced, such excess amount will be paid to the related Chase Center Tower Senior Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of such Chase Center Tower Senior Subordinate Companion Loan as a result of such Chase Center Tower Workout, plus interest on such amount at the related note interest rate;

twelfth, to the extent the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the related Chase Center Tower Intercreditor Agreement, to reimburse such Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder for all such cure payments; and to such Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the related borrower;

thirteenth, to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan principal balance at the applicable note interest rate (net of the servicing fee rate);

fourteenth, to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, until the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan has been reduced to zero;

fifteenth to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in an aggregate amount equal to the product of (i) the related Chase Center Tower Note C Percentage Interest multiplied by (ii) the related Chase Center Tower Note C Relative Spread and (iii) any prepayment premium to the extent paid by the related borrower;

sixteenth, if the proceeds of any foreclosure sale or any liquidation of the related Chase Center Tower Whole Loan or the related Chase Center Tower Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifteenth and, as a result of a Chase Center Tower Workout the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan has been reduced, such excess amount will be paid to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of such Chase Center Tower Non-Trust Junior Subordinate Companion Loan as a result of such Chase Center Tower Workout, plus interest on such amount at the related note interest rate;

seventeenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the related pooling and servicing agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the special servicer, as applicable (in each case provided that such reimbursements or payments relate to the related Chase Center Tower Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be required to be paid pro rata to the related Chase Center Tower Note A Holders, the related Chase Center Tower Senior Subordinate Companion Loan Holder and the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in accordance with the Chase Center Tower Note A Percentage Interest, the Chase Center Tower Note B Percentage Interest and the Chase Center Tower Note C Percentage Interest, respectively, with the amount distributed to the related Chase Center Tower Note A Holders to be allocated among such Chase Center Tower Note A Holders pro rata based on their respective principal balances; and

eighteenth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the related Chase Center Tower Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through seventeenth, any remaining amount will be paid pro rata to the related Chase Center Tower Note A Holders, the related Chase Center Tower Senior Subordinate Companion Loan Holder and the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in accordance with the Chase Center Tower Note A Percentage Interest, the Chase Center Tower Note B Percentage Interest and the Chase Center Tower Note C Percentage Interest, respectively, with the amount distributed to the related Chase Center Tower Note A Holders to be allocated among such Chase Center Tower Note A Holders pro rata based on their respective principal balances.

“Chase Center Tower Note A Percentage Interest” means, with respect to each Chase Center Tower Whole Loan, a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the related Chase Center Tower Senior Notes, and the denominator of which is the sum of the principal balances of the related Chase Center Tower Senior Notes, the principal balance of the related Chase Center Tower Senior Subordinate Companion Loan and the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan.

“Chase Center Tower Note A Rate” means (i) 3.5219% with respect to the Chase Center Tower I Whole Loan and (ii) 3.5222% with respect to the Chase Center Tower II Whole Loan.

“Chase Center Tower Note A Relative Spread” means the ratio of the Chase Center Tower Note A Rate to the weighted average of the Chase Center Tower Note A Rate, the Chase Center Tower Note B Rate and the Chase Center Tower Note C Rate.

“Chase Center Tower Note B Percentage Interest” means, with respect to each Chase Center Tower Whole Loan, a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Chase Center Tower Senior Subordinate Companion Loan, and the denominator of which is the sum of the principal balance of the related Chase Center Tower Senior Mortgage Loan, the principal balance of the related Chase Center Tower Senior Subordinate Companion Loan and the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan.

“Chase Center Tower Note B Rate” means (i) 3.5219% with respect to the Chase Center Tower I Whole Loan and (ii) 3.5222% with respect to the Chase Center Tower II Whole Loan.

“Chase Center Tower Note B Relative Spread” means the ratio of the Chase Center Tower Note B Rate to the weighted average of the Chase Center Tower Note A Rate, the Chase Center Tower Note B Rate and the Chase Center Tower Note C Rate.

“Chase Center Tower Note C Percentage Interest” means, with respect to each Chase Center Tower Whole Loan, a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan, and the denominator of which is the sum of principal balance of the related Chase Center Tower Senior Mortgage Loan, the principal balance of the related Chase Center Tower Senior Subordinate Companion Loan and the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan.

“Chase Center Tower Note C Rate” means (i) 6.8750% with respect to the Chase Center Tower I Whole Loan and (ii) 6.8750% with respect to the Chase Center Tower II Whole Loan.

“Chase Center Tower Note C Relative Spread” means the ratio of the Chase Center Tower Note C Rate to the weighted average of the Chase Center Tower Note A Rate, the Chase Center Tower Note B Rate and the Chase Center Tower Note C Rate.

“Chase Center Tower Sequential Pay Event” means any event of default under a Chase Center Tower Whole Loan with respect to an obligation to pay money due under such Chase Center Tower Whole Loan, any other event of default for which such Chase Center Tower Whole Loan is actually accelerated or any other event of default which causes such Chase Center Tower Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under such Chase Center Tower Whole Loan; provided, however, that unless the master servicer or the special servicer, as applicable under the related pooling and servicing agreement, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of such Chase Center Tower Whole Loan.  A Chase Center Tower Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the related Chase Center Tower Senior Subordinate Companion Loan Holder (unless a Chase Center Tower Control Appraisal Period has occurred and is continuing in accordance with the related Chase Center Tower Intercreditor Agreement) or the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder (unless a Chase Center Tower Control Appraisal Period has occurred and is continuing in accordance with the related Chase Center Tower Intercreditor Agreement)) and will not be deemed to exist to the extent the related Chase Center Tower Senior Subordinate Companion Loan Holder or the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder is exercising their cure rights under the related Chase Center Tower Intercreditor Agreement or the default that led to the occurrence of such the Chase Center Tower Sequential Pay Event has otherwise been cured or waived.

Consultation and Control

Pursuant to each Chase Center Tower Intercreditor Agreement, the controlling holder with respect to each Chase Center Tower Whole Loan (in each case, a “Chase Center Tower Controlling Noteholder”), as of any date of determination, will be (i) the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, unless a Chase Center Tower Note C Holder Control Appraisal Period has occurred and is continuing, (ii) if and for so long as a Chase Center Tower Note C Holder Control Appraisal Period has occurred and is continuing and no Chase Center Tower Note B Holder Control Appraisal Period has occurred and is continuing, the related Chase Center Tower Senior Subordinate Companion Loan Holder and (iii) if and for so long as a Chase Center Tower Note B Holder Control

Appraisal Period has occurred and is continuing, the holder of Chase Center Tower Note A-1-A (with respect to the Chase Center Tower I Whole Loan) or Chase Center Tower Note A-2-A (with respect to the Chase Center Tower II Whole Loan); provided that from and after the Closing Date, references to the “Chase Center Tower Controlling Noteholder” will mean the Controlling Class Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the related Chase Center Tower Controlling Noteholder under the related Chase Center Tower Intercreditor Agreement, as and to the extent provided in the Benchmark 2020-IG2 PSA; and provided, further, that if the related Chase Center Tower Senior Subordinate Companion Loan Holder or the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder would be the Chase Center Tower Controlling Noteholder pursuant to the terms of the related Chase Center Tower Intercreditor Agreement, but any interest in such Chase Center Tower Senior Subordinate Companion Loan or such Chase Center Tower Non-Trust Junior Subordinate Companion Loan is held by the related borrower or a borrower related party, or the related borrower or a borrower related party would otherwise be entitled to exercise the rights of the Chase Center Tower Controlling Noteholder in respect of such Chase Center Tower Senior Subordinate Companion Loan or such Chase Center Tower Non-Trust Junior Subordinate Companion Loan, respectively, then a Chase Center Tower Note B Holder Control Appraisal Period or a Chase Center Tower Note C Holder Control Appraisal Period, respectively, will be deemed to have occurred. As of the Closing Date, the Chase Center Tower Controlling Noteholder for each Chase Center Tower Whole Loan is the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder.

Pursuant to the terms of each Chase Center Tower Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the related Chase Center Tower Whole Loan (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Chase Center Tower Major Decision has been requested or proposed, or any fact or circumstance has occurred requiring that a Chase Center Tower Major Decision be made, at least 10 business days prior to taking action with respect to such Chase Center Tower Major Decision (or making a determination not to take action with respect to such Chase Center Tower Major Decision), the master servicer or the special servicer must receive the written consent of the related Chase Center Tower Controlling Noteholder (or its representative) before implementing a decision with respect to such Chase Center Tower Major Decision, provided that if the master servicer or the special servicer, as applicable, does not receive a response within 10 business days of its delivery of notice of such Chase Center Tower Major Decision, the master servicer or special servicer, as the case may be is required to deliver an additional copy of the notice of such Chase Center Tower Major Decision, and if such Chase Center Tower Controlling Noteholder fails to respond to the master servicer or special servicer, as the case may be with respect to any such proposed action within three business days after receipt of such second notice, such Chase Center Tower Controlling Noteholder will have no further consent rights with respect to such action (provided, however, that such failure to reply will not affect the rights of the Chase Center Tower Controlling Noteholder to consent to any future actions).

Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer, as the case may be, may take actions with respect to such Chase Center Tower Mortgaged Property before obtaining the consent of the related Chase Center Tower Controlling Noteholder (or its representative) if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interests of the related Chase Center Tower Noteholders as a collective whole, and the applicable servicer has made a reasonable effort to contact the related Chase Center Tower Controlling Noteholder (or its representative).

Notwithstanding the foregoing, the master servicer or special servicer, as the case may be, may not follow any advice or consultation provided by a Chase Center Tower Controlling Noteholder (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the related Chase Center Tower Intercreditor Agreement or the related pooling and servicing agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the related Chase Center Tower Whole Loan, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the related Chase Center Tower Intercreditor Agreement or the related pooling and servicing agreement.

The special servicer will be required to provide copies to each holder of a Chase Center Tower Note that is not the related Chase Center Tower Controlling Noteholder of any notice, information and report that is required to be provided to the related Chase Center Tower Controlling Noteholder pursuant to the related pooling and servicing agreement with respect to any of the related Chase Center Tower Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the related Chase Center Tower Controlling Noteholder, and at any time such Chase Center Tower Controlling Noteholder is the holder of Chase Center Tower Note A-1-A (with respect to the Chase Center Tower I Whole Loan) or Chase Center Tower Note A-2-A (with respect to the Chase Center Tower II Whole Loan), the special servicer will be required to consult with each related Chase Center Tower Non-Controlling A Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any related Chase Center Tower Non-Controlling A Noteholder requests consultation with respect to any such Chase Center Tower Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such Chase Center Tower Non-Controlling A Noteholder; provided that after the expiration of a period of 10 business days from delivery to any related Chase Center Tower Non-Controlling A Noteholder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such Chase Center Tower Non-Controlling A Noteholder, whether or not such Chase Center Tower Non-Controlling A Noteholder has responded within such 10 business day period (unless, the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

“Chase Center Tower Control Appraisal Period” means a Chase Center Tower Note B Holder Control Appraisal Period or a Chase Center Tower Note C Holder Control Appraisal Period, as applicable.

“Chase Center Tower Lead Securitization“means the securitization of Benchmark 2020-IG2 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2020-IG2.

“Chase Center Tower Major Decision” means a “Major Decision” under the Benchmark 2020-IG2 PSA or any one or more analogous terms in the Benchmark 2020-IG2 PSA at any time when one or more of the Chase Center Tower Senior Notes are included in the Trust.

“Chase Center Tower Note B Holder Control Appraisal Period” means any period with respect to a Chase Center Tower Whole Loan, if and for so long as:

1.     the initial principal balance of the related Chase Center Tower Senior Subordinate Companion Loan, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, such Chase Center Tower Senior Subordinate Companion Loan after the date of creation of the Chase Center Tower Senior Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the related Chase Center Tower Whole Loan that is allocated to such Chase Center Tower Senior Subordinate Companion Loan and (z) any losses realized with respect to the related Chase Center Tower Mortgaged Property or the related Chase Center Tower Whole Loan that are allocated to such Chase Center Tower Senior Subordinate Companion Loan, is less than

2.     25% of the remainder of (i) the initial principal balance of such Chase Center Tower Senior Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the related Chase Center Tower Senior Subordinate Companion Loan Holder on such Chase Center Tower Senior Subordinate Companion Loan, after the date of creation of such Chase Center Tower Senior Subordinate Companion Loan.

“Chase Center Tower Note C Holder Control Appraisal Period” means any period with respect to a Chase Center Tower Whole Loan, if and for so long as:

1.     the initial principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, such Chase Center Tower Non-Trust Junior Subordinate Companion Loan after the date of creation of such Chase Center Tower Non-Trust Junior Subordinate Companion Loan, (y) any Appraisal Reduction Amount for such Chase Center Tower Whole Loan that is allocated to such Chase Center Tower Non-Trust Junior Subordinate Companion Loan and (z) any losses realized with respect to the related Chase Center Tower Mortgaged Property or the related Chase Center Tower Whole Loan that are allocated to such Chase Center Tower Non-Trust Junior Subordinate Companion Loan, is less than

2.     25% of the remainder of (i) the initial principal balance of such Chase Center Tower Non-Trust Junior Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder on such Chase Center Tower Non-Trust Junior Subordinate Companion Loan, after the date of creation of such Chase Center Tower Non-Trust Junior Subordinate Companion Loan.

“Chase Center Tower Non-Controlling A Noteholder“means, with respect to each Chase Center Tower Whole Loan, each related Chase Center Tower Note A Holder that is not the related Chase Center Tower Controlling Noteholder; provided that, if at any time a Chase Center Tower Senior Pari Passu Companion Loan that is not the related Chase Center Tower Controlling Noteholder (or, at any time a related Chase Center Tower Non-Controlling A Note is included in a securitization, the related Chase Center Tower Non-Lead Securitization Subordinate Class Representative) is held by a borrower or a borrower related party, no person will be entitled to exercise the rights of such Chase Center Tower Non-Controlling A Note.

“Chase Center Tower Non-Lead Securitization“means any securitization other than the Chase Center Tower Lead Securitization.

“Chase Center Tower Non-Lead Securitization Subordinate Class Representative“means the holders of the majority of the class of securities issued in a Chase Center Tower Non-Lead Securitization designated as the “controlling class” pursuant to the related Chase Center Tower Non-Lead Securitization servicing agreement or their duly appointed representative.

“Chase Center Tower Noteholders” means any of the Chase Center Tower Note A Holders, Chase Center Tower Senior Subordinate Companion Loan Holders and the Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, as applicable.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the related Chase Center Tower Whole Loan by the end of the applicable grace period, the related Chase Center Tower Senior Subordinate Companion Loan Holder and the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder will each have the right, but not the obligation, to cure such monetary default subject to certain limitations set forth in the related Chase Center Tower Intercreditor Agreement.  The Chase Center Tower Senior Subordinate Companion Loan Holder’s and the Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder’s right to cure will be limited to a combined total of (i) six cures of monetary defaults over the term of the related Chase Center Tower Whole Loan, no more than three of which may be consecutive, and (ii) six cures of non-monetary defaults over the term of the related Chase Center Tower Whole Loan. Additional cure periods will only be permitted with the consent of the master servicer or special servicer, as applicable, and, in the case of additional cure periods requested by a Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, the consent of the related Chase Center Tower Senior Subordinate Companion Loan Holder will also be required.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the related Chase Center Tower Whole Loan (including for purposes of (i) whether a related “Chase Center Tower Sequential Pay Event” has occurred (ii) accelerating the related Chase Center Tower Whole Loan, modifying, amending or waiving any provisions of the related loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Chase Center Tower Mortgaged Property; or (iii) treating the related Chase Center Tower Whole Loan as a Specially Serviced Loan).

In the event that both a Chase Center Tower Senior Subordinate Companion Loan Holder and the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder deliver a notice of exercise of cure rights, the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder will have the right to effectuate the related cure and the right of the related Chase Center Tower Senior Subordinate Companion Loan Holder to cure will be suspended and any cure payments remitted by such Chase Center Tower Senior Subordinate Companion Loan Holder will be returned to such Chase Center Tower Senior Subordinate Companion Loan Holder.

Purchase Option

After the occurrence and delivery of a notice of an event of default with respect to a Chase Center Tower Whole Loan or a servicing transfer event, each of (i) the related Chase Center Tower Senior Subordinate Companion Loan Holder and the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder will have the right, by written notice to the related Chase Center Tower Note A Holders and (ii) the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder will have the right, by written notice to the related Chase Center Tower Senior Subordinate Companion Loan Holders (in each case, a “Chase Center Tower Purchase Notice”), to purchase in immediately available funds, the related Chase Center Tower Senior Mortgage Loan or the related Chase Center Tower Senior Subordinate Companion Loan, respectively, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the related borrower or an affiliate of the related borrower).  Upon delivery of a Chase Center Tower Purchase Notice to (i) the then current Chase Center Tower Note A Holders, in the case of a purchase by the related Chase Center Tower Senior Subordinate Companion Loan Holder and/or the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder or (ii) the related Chase Center Tower Senior Subordinate Companion Loan Holder, in the case of a purchase by the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan, the related Chase Center Tower Note A Holders or the related Chase Center Tower Senior Subordinate Companion Loan Holder, as applicable, will be required to sell (and the requesting purchaser will be required to purchase) the related Chase Center Tower Senior Mortgage Loan or the related Chase Center Tower Senior Subordinate Companion Loan, as applicable, at the defaulted mortgage loan purchase price, on a date (the “Chase Center Tower Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of such Chase Center Tower Purchase Notice.  The failure of the requesting purchaser to purchase the related Chase Center Tower Senior Mortgage Loan or the related Chase Center Tower Senior Subordinate Companion Loan, as applicable, on the Chase Center Tower Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under the related Chase Center Tower Whole Loan or Servicing Transfer Event that gave rise to such right.

The right of a Chase Center Tower Senior Subordinate Companion Loan Holder or a Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder to purchase the related Chase Center Tower Senior Mortgage Loan as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Chase Center Tower Mortgaged Property.  Notwithstanding the foregoing sentence, the related Chase Center Tower Note A Holders are required to give the related Chase Center Tower Senior Subordinate Companion Loan Holder or the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, as applicable, ten business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Chase Center Tower Mortgaged Property.  Notwithstanding the foregoing sentence, if title to a Chase Center Tower Mortgaged Property is transferred to the related Chase Center Tower Note A Holders (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by such Chase Center Tower Note A Holders of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than ten days after the acceleration of the related Chase Center Tower Whole Loan, such Chase Center Tower Note A Holders will be required to notify the related Chase Center Tower Senior Subordinate Companion Loan Holder and the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, as applicable, of such transfer and such Chase Center Tower Senior Subordinate Companion Loan Holder and such Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder will each have a 15 day period from the date of such notice from the related Chase Center Tower Note A Holders to deliver the Chase Center Tower Purchase Notice to such Chase Center Tower Note A Holders (and, if the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder is delivering such Chase Center Tower Purchase Notice, to the related Chase Center Tower Senior Subordinate Companion Loan Holder), in which case the related Chase Center Tower Senior Subordinate Companion Loan Holder or related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, as applicable, will be obligated to purchase the related Chase Center Tower Mortgaged Property, in immediately available funds, within 30 days of the delivery of such Chase Center Tower Purchase Notice at the applicable purchase price.

Sale of Defaulted Whole Loan

Pursuant to the terms of each Chase Center Tower Intercreditor Agreement and the related pooling and servicing agreement, if the related Chase Center Tower Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the related Chase Center Tower Senior Mortgage Loan in accordance with the related pooling and servicing agreement and subject to the Servicing Standard, then the special servicer may elect to sell the related Chase Center Tower Whole Loan subject to the consent (or deemed consent) of the related Chase Center Tower Controlling Noteholder under the provisions described above under “—The Non-Serviced AB Whole Loans—The Chase Center Tower Whole Loans—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to each Chase Center Tower Intercreditor Agreement, the Chase Center Tower Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the related Chase Center Tower Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the other related Chase Center Tower Noteholders.

Amendments

Each Chase Center Tower Intercreditor Agreement may only be amended by the consent of all related Chase Center Tower Noteholders.

The Bellagio Hotel and Casino Whole Loan

General

The Bellagio Hotel and Casino Whole Loan consists of (a) the Bellagio Hotel and Casino Mortgage Loan evidenced by promissory note A-3-C6 with an original principal balance of $21,250,000, which is being contributed to the issuing entity, (b) 24 Pari Passu Companion Loans (together with the Bellagio Hotel and Casino Mortgage Loan, the “Bellagio Hotel and Casino A Notes”) evidenced by promissory notes A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2, A-1-RL, A-2-RL, A-3-RL, A-1-C1, A-1-C2, A-1-C3, A-1-C4, A-1-C5, A-1-C6, A-2-C1, A-2-C2, A-2-C3, A-2-C4, A-3-C1, A-3-C2, A-3-C3, A-3-C4, and A-3-C5 with an aggregate original principal balance of $1,654,950,000, which are not being contributed to the issuing entity, (c) six senior Subordinate Companion Loans (the “Bellagio Hotel and Casino B Notes”) evidenced by promissory notes B-1-S, B-2-S, B-3-S, B-1-RL, B-2-RL and B-3-RL with an aggregate original principal balance of $650,500,000, which are not being contributed to the issuing entity and (d) three junior Subordinate Companion Loan (the “Bellagio Hotel and Casino C Notes“and, together with the Bellagio Hotel and Casino B Notes, the “Bellagio Hotel and Casino Subordinate Companion Loans”) evidenced by promissory notes C-1-S, C-2-S and C-3-S with an aggregate original principal balance of $683,300,000, which are not being contributed to the issuing entity. Interest is payable on the Bellagio Hotel and Casino A Notes and the Bellagio Hotel and Casino B Notes at a rate equal to 3.1701530% per annum and on the Bellagio Hotel and Casino C Notes at a rate equal to 5.3500000% per annum.

Servicing

The related Co-Lender Agreement (the “Bellagio Hotel and Casino Co-Lender Agreement”) provides that the administration of the Bellagio Hotel and Casino Mortgage Loan will be governed by the Bellagio Hotel and Casino Co-Lender Agreement and the BX 2019-OC11 TSA.  The parties to the BX 2019-OC11 TSA identified in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” will constitute the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Trustee and Non-Serviced Custodian.  In servicing the Bellagio Hotel and Casino Whole Loan, the servicing standard set forth in the BX 2019-OC11 TSA will require the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer to take into account the interests of the Certificateholders and the holders of the Bellagio Hotel and Casino Companion Loans as a collective whole, taking into account the subordinate nature of the Bellagio Hotel and Casino Subordinate Companion Loans (and the subordination of the Bellagio Hotel and Casino C Notes to the Bellagio Hotel and Casino B Notes).

Amounts payable to the issuing entity as holder of the Bellagio Hotel and Casino Mortgage Loan pursuant to the Bellagio Hotel and Casino Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the BX 2019-OC11 TSA is the custodian of the mortgage file related to the Bellagio Hotel and Casino Whole Loan (other than the promissory notes evidencing the Bellagio Hotel and Casino Mortgage Loan and any related Companion Loan not included in the BX 2019-OC11 securitization).

Application of Payments

The Bellagio Hotel and Casino Co-Lender Agreement sets forth the respective rights of the holders of the Bellagio Hotel and Casino Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the Bellagio Hotel and Casino Whole Loan, and provides, in general, that:

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The Bellagio Hotel and Casino Subordinate Companion Loans and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Bellagio Hotel and Casino Subordinate Companion Loans are at all times junior, subject and subordinate to the Bellagio Hotel and Casino A Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Bellagio Hotel and Casino A Notes, as and to the extent set forth in the Bellagio Hotel and Casino Co-Lender Agreement.  The Bellagio Hotel and Casino C Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Bellagio Hotel and Casino C Notes are at all times junior, subject and subordinate to the Bellagio Hotel and Casino B Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Bellagio Hotel and Casino B Notes, as and to the extent set forth in the Bellagio Hotel and Casino Co-Lender Agreement.

●	Prior to the occurrence and continuance of (i) an event of default with respect to an obligation of the related borrower to pay money due under the Bellagio Hotel and Casino Whole Loan or (ii)

any non-monetary event of default as a result of which the Bellagio Hotel and Casino Whole Loan becomes a specially serviced loan under the BX 2019-OC11 TSA (which, for clarification, does not include any imminent event of default) (each, a “Triggering Event of Default”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Bellagio Hotel and Casino Whole Loan or the Bellagio Hotel and Casino Mortgaged Property or amounts realized as proceeds of the Bellagio Hotel and Casino Whole Loan or the Bellagio Hotel and Casino Mortgaged Property, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2019-OC11 TSA will be applied and distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication:

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first, to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino A Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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second, to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino A Note; provided that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino A Note such accrued and unpaid interest (to the extent of such reimbursement);

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third, to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino B Note; provided that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino B Note such accrued and unpaid interest (to the extent of such reimbursement);

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fourth, to the holders of the Bellagio Hotel and Casino C Notes pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino C Note; provided that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino C Note such accrued and unpaid interest (to the extent of such reimbursement);

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fifth, pro rata, based on the note principal balances of their respective Bellagio Hotel and Casino A Notes, to each holder of the Bellagio Hotel and Casino A Notes in an amount equal to its respective principal entitlement allocated pursuant to the loan documents with respect to the applicable monthly payment date, which amount will be applied in reduction of the note principal balance of its respective Bellagio Hotel and Casino A Note;

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sixth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses one through five and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BX 2019-OC11 TSA notwithstanding the provisions of the Bellagio Hotel and Casino Co-Lender Agreement by reason of the insufficiency of the Bellagio Hotel and Casino Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino A Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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seventh, to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino B Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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eighth, pro rata, based on the note principal Balances of their respective Bellagio Hotel and Casino B Notes, to each holder of the Bellagio Hotel and Casino B Note in an amount equal to its respective principal entitlement allocated pursuant to the loan documents with respect to the applicable monthly payment date, which amount will be applied in reduction of the note principal balance of its respective Bellagio Hotel and Casino B Note;

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ninth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses one through eight and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino B Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BX 2019-OC11 TSA notwithstanding the provisions of the Bellagio Hotel and Casino Co-Lender Agreement by reason of the insufficiency of the Bellagio Hotel and Casino C Notes to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino B Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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tenth, to the holders of the Bellagio Hotel and Casino C Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino C Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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eleventh, pro rata, based on the note principal balances of their respective Bellagio Hotel and Casino C Notes, to each holder of a Bellagio Hotel and Casino C Note in an amount equal to its respective principal entitlement allocated pursuant to the loan documents with respect to the applicable monthly payment date, which amount will be applied in reduction of the note principal balance of its respective Bellagio Hotel and Casino C Note;

●	twelfth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses one through eleven and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino C Notes have been reduced, such excess amount will be paid to the holders of the Bellagio Hotel and Casino C Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino C Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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thirteenth, to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes, pro rata, based on their respective percentage interests, any prepayment or yield maintenance premium, to the extent paid by the related borrower;

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fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the related borrower are not required to be otherwise applied under the BX 2019-OC11 TSA, including, without limitation, to provide reimbursement for interest on advances, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the Bellagio Hotel and Casino Whole Loan), any such fees or expenses, to the extent actually paid by the related borrower, will be paid to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes, pro rata, based on their respective percentage interests; and

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fifteenth, if any excess amount is available to be distributed in respect of the Bellagio Hotel and Casino Whole Loan, and not otherwise applied in accordance with the foregoing clauses one through fourteen, any remaining amounts will be paid pro rata to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes in accordance with their respective percentage interests;

provided that to the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of the related Mortgaged Property (or portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Bellagio Hotel and Casino Whole Loan (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), will be allocated to reduce the note principal balances of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes in the manner permitted or required by the REMIC provisions (to be applied first to the Bellagio Hotel and Casino A Notes (on a pro rata and pari passu basis), then to the Bellagio Hotel and Casino B Notes (on a pro rata and pari passu basis), and then to the Bellagio Hotel and Casino C Notes (on a pro rata and pari passu basis)).

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Upon the occurrence and during the continuance of a Triggering Event of Default, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Bellagio Hotel and Casino Whole Loan or the Bellagio Hotel and Casino Mortgaged Property or amounts realized as proceeds of the Bellagio Hotel and Casino Whole Loan or the Bellagio Hotel and Casino Mortgaged Property, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2019-OC11 TSA will be applied and distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication:

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first, to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino A Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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second, to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino A Note; provided that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino A Note such accrued and unpaid interest (to the extent of such reimbursement);

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third, to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino B Note; provided that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino B Note such accrued and unpaid interest (to the extent of such reimbursement);

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fourth, to the holders of the Bellagio Hotel and Casino C Notes pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino C Note; provided that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino C Note such accrued and unpaid interest (to the extent of such reimbursement);

●	fifth, to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis, until the note principal balances of the Bellagio Hotel and Casino A Notes have been reduced to zero;

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sixth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses one through five and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BX 2019-OC11 TSA notwithstanding the provisions of the Bellagio Hotel and Casino Co-Lender Agreement by reason of the insufficiency of the Bellagio Hotel and Casino Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino A Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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seventh, to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino B Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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eighth, to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis, until the note principal balances of the Bellagio Hotel and Casino B Notes have been reduced to zero;

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ninth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses one through eight and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino B Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BX 2019-OC11 TSA notwithstanding the provisions of the Bellagio Hotel and Casino Co-Lender Agreement by reason of the insufficiency of the Bellagio Hotel and Casino C Notes to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino B Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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tenth, to the holders of the Bellagio Hotel and Casino C Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino C Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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eleventh, to the holders of the Bellagio Hotel and Casino C Notes on a pro rata and pari passu basis, until the note principal balances of the Bellagio Hotel and Casino C Notes have been reduced to zero;

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twelfth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses one through eleven and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino C Notes have been reduced, such excess amount will be paid to the holders of the Bellagio Hotel and Casino C Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino C Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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thirteenth, to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes, pro rata, based on their respective percentage interests, any prepayment or yield maintenance premium, to the extent paid by the related borrower;

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fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the related borrower are not required to be otherwise applied under the BX 2019-OC11 TSA, including, without limitation, to provide reimbursement for interest on advances, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the Bellagio Hotel and Casino Whole Loan), any such fees or expenses, to the extent actually paid by the related borrower, will be paid to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes, pro rata, based on their respective percentage interests; and

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fifteenth, if any excess amount is available to be distributed in respect of the Bellagio Hotel and Casino Whole Loan, and not otherwise applied in accordance with the foregoing clauses one through fourteen, any remaining amount will be paid pro rata to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes in accordance with their respective percentage interests;

provided that to the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of the related Mortgaged Property (or portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Bellagio Hotel and Casino Whole Loan (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), will be allocated to reduce the note principal balances of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes in the manner permitted or required by the REMIC provisions (to be applied first to the Bellagio Hotel and Casino A Notes (on a pro rata and pari passu basis), then to the Bellagio Hotel and Casino B Notes (on a pro rata and pari passu basis), and then to the Bellagio Hotel and Casino C Notes (on a pro rata and pari passu basis)).

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Bellagio Hotel and Casino Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Bellagio Hotel and Casino Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other Mortgage Loans, but not out of payments or other collections on the Bellagio Hotel and Casino Companion Loans.

Certain costs and expenses allocable to the Bellagio Hotel and Casino Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent not otherwise paid out of collections on the Bellagio Hotel and Casino Whole Loan, be payable or reimbursable out of general collections on the Mortgage Pool.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the Bellagio Hotel and Casino Co-Lender Agreement, the controlling noteholder with respect to the Bellagio Hotel and Casino Whole Loan (the “Bellagio Hotel and Casino Controlling Noteholder”) will be the holder of note A-1-S1, provided that for so long as 25% or more of note A-1-S1 is held by (or the majority “controlling class” holder or other party assigned the rights to exercise the rights of the Bellagio Hotel and Casino Controlling Noteholder is) the related borrower party, the holder of note A-1-S1 (and such party assigned the rights to exercise the rights of the Bellagio Hotel and Casino Controlling Noteholder) will not be entitled to exercise any rights of the Bellagio Hotel and Casino Controlling Noteholder, and there will be deemed to be no Bellagio Hotel and Casino Controlling Noteholder.

The related Non-Serviced Special Servicer will be required to (i) provide copies to the issuing entity and each holder of a Bellagio Hotel and Casino Companion Loan other than the Bellagio Hotel and Casino Controlling Noteholder) (each, a “Bellagio Hotel and Casino Non-Controlling Noteholder”) of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder with respect to any Bellagio Hotel and Casino Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the related Non-Serviced Directing Holder (without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence of a control termination event or a consultation termination event under the BX 2019-OC11 TSA), and (ii) use reasonable efforts to consult with each Bellagio Hotel and Casino Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any Bellagio Hotel and Casino Non-Controlling Noteholder requests consultation with respect to any such Bellagio Hotel and Casino Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Bellagio Hotel and Casino Non-Controlling Noteholder; provided that after the expiration of a period of ten (10) business days from the delivery to any Bellagio Hotel and Casino Non-Controlling Noteholder by the related Non-Serviced Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Non-Serviced Special Servicer will no longer be obligated to consult with such Bellagio Hotel and Casino Non-Controlling Noteholder, whether or not such Bellagio Hotel and Casino Non-Controlling Noteholder has responded within such ten (10) business day period  (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).  Notwithstanding the consultation rights of each Bellagio Hotel and Casino Non-Controlling Noteholder set forth in the immediately preceding sentence, the Non-Serviced Special Servicer may take any Bellagio Hotel and Casino Major Decision or any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) business day period if the Non-Serviced Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the holders of the Bellagio Hotel and Casino Whole Loan. In no event will the Non-Serviced Master Servicer or the Non-Serviced Special Servicer be obligated at any time to follow or take any alternative actions recommended by a Bellagio Hotel and Casino Non-Controlling Noteholder.

In addition to the consultation rights described above, pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement, each Bellagio Hotel and Casino Non-Controlling Noteholder will have the right to an annual meeting (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Bellagio Hotel and Casino Whole Loan are discussed.

“Bellagio Hotel and Casino Major Decision“means a “Major Decision” under the BX 2019-OC11 TSA.

Sale of Defaulted Whole Loan

If the Bellagio Hotel and Casino Whole Loan becomes a defaulted mortgage loan under the BX 2019-OC11 TSA and the related Non-Serviced Special Servicer decides to sell the notes included in the BX 2019-OC11 securitization, the related Non-Serviced Special Servicer will be required to sell the Bellagio Hotel and Casino Mortgage Loan and the Bellagio Hotel and Casino Companion Loans, together as notes evidencing one whole loan in accordance with the BX 2019-OC11 TSA.  Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the Bellagio Hotel and Casino Mortgage Loan or any Bellagio Hotel and Casino Companion Loan not included in the BX 2019-OC11 securitization without the consent of the holders thereof (including the issuing entity, as holder of the Bellagio Hotel and Casino Mortgage Loan) (together, the “Bellagio Hotel and Casino Non-Lead Noteholders”) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Bellagio Hotel and Casino Mortgage Loan or such Bellagio Hotel and Casino Companion Loan, as applicable, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents requested by the Bellagio Hotel and Casino Non-Lead Noteholder, and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer in connection with the proposed sale.  Subject to the foregoing, each of the Bellagio Hotel and Casino Controlling Noteholder, its representative, any Bellagio Hotel and Casino Non-Controlling Noteholders and their representatives are permitted to submit an offer at any sale of the Bellagio Hotel and Casino Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Bellagio Hotel and Casino Co-Lender Agreement, the Bellagio Hotel and Casino Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace any special servicer then acting under the BX 2019-OC11 TSA with respect to the Bellagio Hotel and Casino Whole Loan and appoint a replacement special servicer with respect to the Bellagio Hotel and Casino Whole Loan.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

German American Capital Corporation, JPMorgan Chase Bank, National Association, Goldman Sachs Mortgage Company and Citi Real Estate Funding Inc. are sponsors of, and mortgage loan sellers in, this securitization transaction (in such capacity, the “Sponsors” or “Mortgage Loan Sellers”, as applicable).

For a description of certain affiliations, relationships and related transactions between the sponsors and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

German American Capital Corporation

General. German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction.  Deutsche Bank AG, New York Branch (“DBNY”) or DBR Investments Co. Limited, an Exempted Company incorporated in the Cayman Islands (“DBRI”), each an affiliate of GACC, originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans” for which GACC is identified as a Mortgage Loan Seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation.  GACC is an affiliate of (i) DBRI, an originator, (ii) DBNY, an originator, a Retaining Party, an initial Risk Retention Consultation Party, and an initial holder of a portion of the VRR Interest, (iii) Deutsche Bank Securities Inc., an underwriter, and (iv) the depositor.  The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. Prior to the date of this prospectus, DBRI purchased for cash from DBNY each of the GACC Mortgage Loans (or, in the case of the BX Industrial Portfolio, MGM Grand & Mandalay Bay and Strathmore Apartments Mortgage Loans, a 100% equity participation in such GACC Mortgage Loans) originated by DBNY. DBRI and DBNY will sell their respective interests in the GACC Mortgage Loans to GACC on the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of the GACC Mortgage Loans. It is also expected that DBRI will be the holder of the companion loans (or, in the case of the BX Industrial Portfolio and MGM Grand & Mandalay Bay companion loans, the holder of a 100% equity participation in such companion loans) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans will be securitized in one or more future securitization transactions.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

GACC’s Securitization Program. GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with JPMorgan and Citigroup, and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through June 30, 2020 is approximately $83.941 billion.

GACC or its affiliate has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliate purchases loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans.

Overview. GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), which was co-originated by CREFI, Barclays Capital Real Estate Inc., DBNY, and Societe Generale Financial Corporation, portions of which are being sold by GACC and CREFI, the CREFI Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes.

General. DBRI and DBNY are each an originator and are affiliated with each other, GACC, Deutsche Bank Securities Inc., one of the underwriters, and the depositor. DBRI and DBNY are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio.  For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

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Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

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Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

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Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

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Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are the DB Originators’ general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

With respect to the BX Industrial Portfolio Mortgage Loan (7.5%), the related Whole Loan has a loan-to-value ratio of 67.6% in comparison to the loan-to-value ratio of 65.0% generally provided for in GACC’s underwriting guidelines for full term interest only whole loans. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (a) the total senior fixed rate notes of $322.4 million having a loan-to-value ratio of 39.6% based on the aggregate as-is appraised value of $960.75 million, (b) the net cash flow debt service coverage ratio on the senior fixed rate notes being 3.57x, (c) the portfolio being comprised of approximately 130 tenants throughout 68 properties, with no single tenant accounting for more than 6.3% of the portfolio’s net rentable area, and (d) the borrower sponsor being an affiliate of The Blackstone Group, L.P., an investment firm with approximately $538 billion of assets under management as of March 31, 2020 across real estate funds, private equity funds, credit businesses and hedge funds.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.0%), the Mortgage Loan is structured with a 10-year ARD and a 12-year final maturity date, which is longer than the maximum term of 10 years generally required by GACC’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (i) the loan-to-value ratio of the Mortgage Loan of 35.5% in comparison to the loan-to-value ratio of 70.0% that is provided for in GACC’s underwriting guidelines for hospitality properties, (ii) the net cash flow debt service coverage ratio of the Mortgage Loan based on annual master lease rents of 4.95x, in comparison to a net cash flow debt service coverage ratio of 1.50x that is provided for in GACC’s underwriting guidelines for hospitality properties and (iii) the experience of the loan sponsors and their affiliates. One of the loan sponsors for the MGM Grand & Mandalay Bay Mortgage Loan is a subsidiary of Blackstone Real Estate Income Trust, Inc.

Except as described above, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act. GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 10, 2020. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including July 1, 2017 to and including June 30, 2020, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization.  Neither GACC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that DBNY (an affiliate of GACC and an originator of certain of the GACC Mortgage Loans) will retain the DBNY VRR Interest Portion as described under “Credit Risk Retention”.  However, GACC and/or its affiliates may retain on the Closing Date or own in the future certain additional classes of certificates.  Any such party will have the right to dispose of any such certificates (other than the DBNY VRR Interest) at any time. DBNY or an affiliate will be required to retain the DBNY VRR Interest Portion as further described under “Credit Risk Retention”.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

JPMorgan Chase Bank, National Association

General. JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2019, of JPMorgan Chase & Co., the 2019 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 4 New York Plaza, New York, New York 10004 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program. The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2019, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $150.0 billion. Of that amount, approximately $124.6 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2019, JPMCB originated approximately $9.0 billion of commercial mortgage loans, of which approximately $4.2 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans.

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

With respect to the (a) 1633 Broadway Whole Loan, which was originated by DBRI, Goldman Sachs Bank USA, Wells Fargo Bank, National Association and JPMCB and (b) 420 Taylor Street Whole Loan, which was originated by JPMCB and CREFI, portions of which are being sold by JPMCB and CREFI, the JPMCB Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes.

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-stabilized”, “as-complete” and “as-is” values. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

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Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

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Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

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Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●

Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act. JPMCCMSC’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on May 15, 2020. JPMCB’s most recently filed Form ABS-15G for this asset class was filed with the SEC on February 12, 2020. The Central Index Key (or CIK) number of JPMCCMSC is 0001013611 and the CIK number of JPMCB is set forth on the cover of this prospectus. With respect to the period from and including April 1, 2017 to and including March 31, 2020, JPMCB does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither JPMCB nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization except that JPMCB will retain $164,258,000 of the Class A-2 Certificates and the JPMCB VRR Interest Portion as described under “Credit Risk Retention”.  However, JPMCB and/or its affiliates may retain on the Closing Date or own in the future certain additional classes of certificates.  Any such party will have the right to dispose of any such certificates (other than the JPMCB VRR Interest) at any time. JPMCB or an affiliate will be required to retain the JPMCB VRR Interest Portion as further described under “Credit Risk Retention”.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”).  GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  GSMC is an initial Risk Retention Consultation Party and an affiliate of GS Bank, an originator and the initial RR Interest Owner, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. The Moffett Towers Buildings A, B & C Whole Loan was co-originated by GS Bank, JPMCB and DBRI and the 711 Fifth Avenue Whole Loan was co-originated by GS Bank and Bank of America, N.A. (“BANA”).

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates.  The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity.  In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., Goldman Sachs Bank USA (“GS Bank”) and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2019, GSMC originated or acquired approximately 3,045 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $132.7 billion.  As of December 31, 2019, GSMC had acted as a sponsor and mortgage loan seller on approximately 211 fixed and floating-rate commercial mortgage-backed securitization transactions.  GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion $8.548 and 9,960 billion of commercial loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017,  2018 and 2019, respectively.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus.  The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”).  The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below.  No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process.  After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GSMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans.  These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents.  In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex F-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated on “Annex A-3—Description of Top Fifteen Mortgage Loans”. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan.  If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank is affiliated with GSMC, one of the sponsors and Goldman Sachs & Co. LLC, one of the underwriters.  GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.  Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for all Goldman Originator and affiliates of Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex F-2—Exceptions to Goldman Sachs Mortgage Company Representations and Warranties”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, GSMC originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect GSMC as the payee. GSMC has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

The Moffett Towers Buildings A, B & C Whole Loan was co-originated by GS Bank, JPMCB and DBRI. The 711 Fifth Avenue Loan was co-originated by GS Bank and BANA.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on May 13, 2020. GSMC’s Central Index Key is 0001541502. With respect to the period from and including April 1, 2017 to and including March 31, 2020, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn		Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0.00	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0.00	0.00	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, other than the RR Interest. However, GSMC and/or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time. GS Bank (or its MOA) will be required to retain the RR Interest as described under “Credit Risk Retention”.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller in this securitization transaction. The respective Mortgage Loans (or, in the case of each of the MGM Grand & Mandalay Bay Mortgage Loan and the 420 Taylor Street Mortgage Loan, the applicable portion thereof) that CREFI is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans”. CREFI originated or co-originated all of the CREFI Mortgage Loans.

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program.

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which CREFI participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates.

Review of the CREFI Mortgage Loans.

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of

CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3) of information regarding the CREFI Mortgage Loans.

With respect to the 420 Taylor Street Whole Loan, which was originated by JPMCB and CREFI, portions of which are being sold by JPMCB and CREFI, the JPMCB Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;

●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	whether any mortgage loans are interest-only for their entire term or a portion of their term;

●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;

●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the mortgaged properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-3. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-3. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as Mortgage Loan Seller, with respect to the applicable CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the applicable CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the related CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the related CREFI Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes.

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”,
“—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (7) on Annex D-1 without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (17) and (30) on Annex D-1 without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (42) on Annex D-1 without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (41) on Annex D-1 without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act. Prior to April 18, 2017, CREFI had no prior history as a securitizer. CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2020. CREFI’s Central Index Key is 0001701238. As of March 31, 2020, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither CREFI nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) CREFI (or a “majority-owned affiliate” (as defined in Regulation RR) of CREFI) will retain the CREFI VRR Interest Portion and (ii) an affiliate of CREFI may purchase the Class R certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain additional classes of certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than the CREFI VRR Interest Portion) at any time. CREFI (or a majority-owned affiliate of CREFI) will be required to retain the CREFI VRR Interest Portion as further described under “Credit Risk Retention”.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

The Depositor

The depositor is Deutsche Mortgage & Asset Receiving Corporation. The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation.

During the 9 years ending June 30, 2020, the depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $ 109.35 billion.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller (and the Trust Subordinate Companion Loan from JPMCB) and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the RR Interest Owner.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and the RR Interest Owner upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Benchmark 2020-B18 Mortgage Trust (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the mortgage loans, the Trust Subordinate Companion Loan and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and the RR Interest Owner and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth under “Transaction Parties—The Trustee and the Certificate Administrator”, “—The Master Servicer”, “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the mortgage loans, the Trust Subordinate Companion Loan and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and the Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as trustee, certificate administrator and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 260,000 employees as of December 31, 2019, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2019, Wells Fargo Bank was acting as trustee on approximately 402 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $174 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2019, Wells Fargo Bank was acting as securities administrator with respect to more than $530 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the PSA and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan under the related Non-Serviced PSA). In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2019, Wells Fargo Bank was acting as custodian of more than 272,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by one or more of the sponsors or an affiliate thereof, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For four CMBS transactions, Wells Fargo Bank disclosed transaction-level noncompliance on its 2019 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB related to its CMBS bond administration function. For two CMBS transactions, an administrative error resulted in a payment error to certain classes for one distribution period. The affected distributions were revised to correct the error before the next distribution date. For two CMBS transactions, a technical issue caused a wire processing delay that resulted in a portion of the distribution for each transaction to occur one business day late. Wells Fargo Bank has incorporated additional payment control procedures in an effort to prevent further similar payment errors.

Beginning on June 18, 2014, a group of institutional investors filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York, against Wells Fargo Bank in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts.  The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee's alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. In November 2018, Wells Fargo Bank reached an agreement, in which it denied any wrongdoing, to resolve such claims on a classwide basis for the 271 RMBS trusts at issue.  On May 6, 2019, the court entered an order approving the settlement agreement.  Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning several RMBS trusts in New York federal and state court are not covered by the settlement agreement.

In addition to the foregoing cases, in August 2014 and August 2015 Nomura Credit & Capital Inc. (“Nomura”) and Natixis Real Estate Holdings, LLC (“Natixis”) filed a total of seven third-party complaints against Wells Fargo Bank in New York state court. In the underlying first-party actions, Nomura and Natixis have been sued for alleged breaches of representations and warranties made in connection with residential mortgage-backed securities sponsored by them. In the third-party actions, Nomura and Natixis allege that Wells Fargo Bank, as master servicer, primary servicer or securities administrator, failed to notify Nomura and Natixis of their own breaches, failed to properly oversee the primary servicers, and failed to adhere to accepted servicing practices. Natixis additionally alleges that Wells Fargo Bank failed to perform default oversight duties. Wells Fargo has asserted counterclaims alleging that Nomura and Natixis failed to provide Wells Fargo notice of their representation and warranty breaches.

With respect to each of the foregoing litigations, Wells Fargo Bank believes plaintiffs' claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the related RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, each of Wells Fargo Bank and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Trustee and Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and trustee will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer and Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), will be the master servicer and in this capacity will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement. Midland will also be appointed to act as the special servicer under the Pooling and Servicing Agreement, and in such capacity, Midland will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Non-Serviced Mortgage Loans and Excluded Loans) and any related REO Properties, and will review, evaluate, process and/or provide or withhold consent as to Major Decisions and certain other transactions and perform certain enforcement actions relating to the Mortgage Loans (other than any Non-Serviced Mortgage Loan and any Excluded Special Servicer Loan) and any related Serviced Companion Loans when such Mortgage Loans and any related Serviced Companion Loans are non-Specially Serviced Loans pursuant to the PSA.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s Investors Service, Inc., Fitch, DBRS Morningstar and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “above average” and DBRS Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes. In light of the COVID-19 pandemic and related federal, state, and local orders, requirements and/or guidance, Midland implemented part of its business continuity plan that includes the requirement that most of its personnel work remotely until management determines otherwise.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of June 30, 2020, Midland was master and/or primary servicing approximately 28,334 commercial and multifamily mortgage loans with a principal balance of approximately $473 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,887 of such loans, with a total principal balance of approximately $234 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2017 to 2019.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2017	2018	2019
CMBS	$162	$181	$219
Other	$323	$351	$387
Total	$486	$533	$606

As of June 30, 2020, Midland was named the special servicer in approximately 393 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $170 billion. With respect to such transactions as of such date, Midland was administering approximately 319 assets with an outstanding principal balance of approximately $6.4 billion.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS and other servicing transactions from 2017 to 2019.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2017	2018	2019
Total	$145	$158	$171

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing holder (or equivalent entity), any holder of a Companion Loan, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related Intercreditor Agreement and limitations on the right of such person to remove or replace the special servicer.

Pursuant to certain interim servicing agreements between GACC or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GACC mortgage loans.

Pursuant to a certain interim servicing agreement between JPMCB or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain JPMCB mortgage loans prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between CREFI or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain CREFI mortgage loans prior to their inclusion in the issuing entity.

Pursuant to a certain interim servicing agreement between GSMC or one of its affiliates, on the other hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GSMC mortgage loans prior to their inclusion in the issuing entity.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.00125%, but which may be reduced under certain circumstances as provided in the PSA.

Midland, or its affiliate, assisted Eightfold Real Estate Capital Fund V, L.P. or its affiliate, with due diligence relating to the mortgage loans to be included in the mortgage pool.

Midland, the master servicer and special servicer, is also (i) the master servicer under the Benchmark 2020-IG3 PSA with respect to the BX Industrial Portfolio Whole Loan, (ii) the master servicer and special servicer under the Benchmark 2020-B17 PSA with respect to the Kings Plaza and Apollo Education Group HQ Campus Whole Loans, (iii) the master servicer and special servicer under the Benchmark 2020-IG2 PSA with respect to the Chase Center Tower I and Chase Center Tower II Whole Loans and

(iv) the master servicer and special servicer under the GSMS 2020-GC45 PSA with respect to the Southcenter Mall Whole Loan.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

For a description of any material affiliations, relationships and related transactions between the special servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The reports on assessment of compliance with applicable servicing criteria for the twelve month periods ending on December 31, 2018 and December 31, 2019, respectively, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer of certain of those CMBS transactions became responsible for Schedule AL (Asset-Level) reporting on behalf of the related CMBS trusts. Midland’s Schedule AL reporting process was enhanced in April of 2019, however, the process remained manual throughout the 2019 calendar year and additional errors during such year were identified during the related audit. Following identification, Midland made staffing changes and additional improvements to its processes and procedures to support its Schedule AL reporting obligations and expects to move to an automated solution for this process.

Midland does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of Midland as Master Servicer and Special Servicer), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by Midland) or any related documents.

The foregoing information regarding Midland under this section titled “—The Master Servicer and Special Servicer” has been provided by Midland.

The Outside Special Servicer

Situs Holdings, LLC, a Delaware limited liability company (“Situs Holdings”), is the special servicer under (i) the BMARK 2020-IG3 PSA, which governs the servicing of the BX Industrial Portfolio Whole Loan (7.5%), (ii) the BX 2020-VIVA TSA, which governs the servicing of the MGM Grand & Mandalay Bay Whole Loan (7.0%), (iii) the BWAY 2019-1633 TSA, which governs the servicing of the 1633 Broadway Whole Loan (6.7%) and (iv) the BX 2019-OC11 TSA, which governs the servicing of the Bellagio Hotel and Casino Whole Loan (2.3%). Situs Holdings’ controlling ownership interest is collectively held by the Trident VI and Trident VII Funds[1] which are managed by Stone Point Capital LLC (“Stone Point”), an investment adviser registered with the US. Securities and Exchange Commission. Stone Point is a financial services-focused private equity firm that has raised and managed eight private equity funds over 25 years, with aggregate committed capital of more than $25 billion. Stone Point has invested in over 100 companies and targets investments in the global financial services industries, including investments in companies that provide outsourced services to financial institutions, banks and depository institutions, asset management firms, insurance and reinsurance companies, insurance distribution and other

1 The “Trident VI Funds” include Trident VI, LP, Trident VI Parallel Fund, LP, Trident VI DE Parallel Fund, LP, and Trident VI Professionals Fund, LP. The “Trident VII” Funds include Trident VII, LP, Trident VII Parallel Fund, LP, Trident VII DE Parallel Fund, LP, and Trident VII Professionals Fund, LP.

insurance-related businesses, specialty lending and other credit opportunities, mortgage services companies and employee benefits and healthcare companies. A minority interest in Situs Holdings is held by Port-aux-Choix Private Investments Inc., a Canadian pension fund managed by The Public Sector Pension Investment Board (“PSP”). PSP is one of Canada’s largest pension investment managers investing in funds for the pension plans of the Public Service, the Canadian Armed Forces, the Royal Canadian Mounted Police and the Reserve Force.

The principal executive office of Situs Holdings is located at 5065 Westheimer, Suite 700E, Houston, Texas 77056 and its telephone number is (713) 328-4400. Situs Holdings maintains its principal special servicing office at 101 Montgomery Street, Suite 2250, San Francisco, California 94104.

Situs Holdings has a current special servicer rating for “CSS2-” from Fitch and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Above Average.” Situs Holdings is approved by Moody’s, Kroll and DBRS as a special servicer for CMBS and SFR transactions. As of June 30, 2020, Situs Holdings is also the named operating advisor for 21 CMBS transactions with an aggregate outstanding principal balance of approximately $17.8 billion.

Situs Holdings and its affiliates (collectively, “Situs”) are involved in the commercial real estate advisory business and engages principally in:

●    Real estate consulting

●    Primary servicing

●    CMBS special servicing

●    Asset management

●    Commercial real estate valuation

●    Due diligence and underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries. Situs has major offices located across the U.S. including San Francisco, New York, and Houston as well as offices in London and Frankfurt. Situs provides services to financial institutions investors and servicers as well as to agencies of the United States government.

The table below sets forth information about Situs’ portfolio of securitized specially serviced loans as of the dates indicated below:

Special Servicing	12/31/2017	12/31/2018	12/31/2019	06/30/2020
CMBS Pools (excluding SFR)	19	22	60	81
By Approximate Number	1,159	1,220	1,912	1,953
Named Specially Serviced Portfolio By Approximate UPB(1)	$9,390,884,743	$11,988,515,043	$29,654,019,596	$37,494,498,508
Actively Specially Serviced Portfolio By Number of Loans(2)	14	12	3	71
Actively Specially Serviced Portfolio By Approximate UPB(2)	$181,792,953	$138,318,128	$12,523,226	$3,705,165,801
SFR Pools	6	3	6	8
By Approximate Number	153	249	512	720
Named Specially Serviced Portfolio By Approximate UPB(1)	$2,423,291,984	$547,140,715	$1,410,421,511	$1,947,306,928
Actively Specially Serviced Portfolio By Number of Loans(2)	5	7	17	35
Actively Specially Serviced Portfolio By Approximate UPB(2)	$9,314,191	$11,115,151	$26,206,600	$67,716,025

(1)	Includes all securitized loans in Situs’ portfolio for which Situs is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those securitized loans in the portfolio that, as of the specified date, are specially-serviced loans.

As of June 30, 2020, Situs had 57 personnel involved in the asset management and special servicing of commercial real estate assets, of which 17 were dedicated to the special servicing business unit. As of June 30, 2020, Situs specially serviced a portfolio that included approximately 106 loans throughout the United States with a then current face value in excess of $3.77 billion, all of which are commercial or multifamily real estate assets. As of June 30, 2020, Situs had 49 personnel involved in the primary/master servicing of commercial real estate, all of which are commercial or multifamily real estate assets.

Those commercial real estate assets included mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the Certificates. Additionally certain affiliates of Situs may be invested in, directly or indirectly, commercial real estate assets and commercial mortgage assets that include the same types of loans and properties securing the Mortgage Loans. Accordingly, the assets that Situs services or its affiliates own or finance, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth.

Situs has developed policies and procedures for the performance of its servicing and special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Situs has recognized that technology can greatly improve its performance as a servicer and special servicer, and Situs’ infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution.

Situs occasionally engages consultants to perform property inspections and provide certain asset management functions. Situs does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as servicer and/or special servicer and accordingly Situs does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement nor any material impact on the loan performance or the performance of the certificates.

Situs will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Situs may have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that Situs has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standards set forth in the pooling and servicing agreement. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Situs or of which any of its property is the subject, which is material to the holders of the certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer has experienced an event of default as a result of any action or inaction performed by Situs as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Situs with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer.

From time to time, Situs and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Situs does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer and/or special servicer.

Situs Holdings is not an affiliate of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor, the asset representation reviewer or any sponsor. Situs Holdings, or an affiliate, did provide securitization support services to Goldman Sachs Mortgage Company, or its affiliate, with respect to this transaction.

From time to time, Situs and/or its affiliates may purchase or sell securities, including CMBS certificates. As of the Closing Date neither Situs nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization other than its rights to special servicer compensation as described in this prospectus. However, Situs or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Situs may enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Situs’s appointment as special servicer under the PSA and limitations on such person’s right to replace Situs as a special servicer.

The foregoing information regarding Situs under this section titled “—The Outside Special Servicer” has been provided by Situs.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA with respect to each Serviced Mortgage Loan. Park Bridge Lender Services will also act as asset representations reviewer under the PSA with respect to each Mortgage Loan. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2020, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate cut-off principal balance of $245.7 billion issued in 287 transactions.

As of June 30, 2020, Park Bridge Lender Services is acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate cut-off principal balance of $115.6 billion issued in 129 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other commercial mortgage-backed securities transactions rated by the Rating Agencies and none of the Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the representations and warranties as operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity; (c) is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a sponsor, any Borrower Party, the Retaining Third-Party Purchaser, the Directing Holder, a Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have any derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”, as applicable.

Credit Risk Retention

This securitization transaction is required to comply with the Credit Risk Retention Rules. GACC has been designated by the Sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules as follows:

●	The Retaining Sponsor is expected to acquire (or cause the other Retaining Parties to acquire) on the Closing Date portions of an “eligible vertical interest” (as defined in the Credit Risk Retention Rules) in the issuing entity, consisting of (i) an uncertificated interest retained by GS Bank (or its MOA) as described below (the “RR Interest”) and (ii) the definitive Class RR Certificates acquired by the Retaining Sponsor (or its MOA), JPMCB (or its MOA) and CREFI (or its MOA) as described below (the “Class RR Certificates”). The RR Interest and the Class RR Certificates collectively comprise the “VRR Interest”. The VRR Interest has an aggregate initial VRR Interest Balance of approximately $39,300,000, representing the right to receive approximately 4.21% of all amounts collected on the Mortgage Loans (net of all expenses of the issuing entity) that are available for distribution to the Non-VRR Certificates and the VRR Interest (i.e., representing the right to receive the VRR Allocation Percentage of all amounts distributed on the Non-VRR Certificates on each Distribution Date). The owner of the RR Interest is referred to as the “RR Interest Owner” and the RR Interest Owner and the holders of the Class RR Certificates are referred to collectively as the “VRR Interest Owners”;

●	The Retaining Sponsor is expected to satisfy a portion of its risk retention requirements by the portion of the VRR Interest transferred on the Closing Date to DBNY, as an MOA of the Retaining Sponsor, in the form of Class RR Certificates, which portion will equal $9,175,270, representing approximately 23.3% of the entire VRR Interest Balance as of the Closing Date (the “DBNY VRR Interest Portion”);

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by JPMCB, in the form of Class RR Certificates, which portion will equal $12,114,257, representing approximately 30.8% of the entire VRR Interest as of the Closing Date (the “JPMCB VRR Interest Portion”); JPMCB originated Mortgage Loans representing approximately 30.8% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate VRR Interest Balance as of the Closing Date, in accordance with the Credit Risk Retention Rules; JPMCB will acquire the JPMCB VRR Interest Portion from the Retaining Sponsor on the Closing Date;

●	The Retaining Sponsor is also expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by CREFI, in the form of Class RR Certificates, which portion will equal $8,434,269, representing approximately 21.5% of the entire VRR Interest as of the Closing Date (the “CREFI VRR Interest Portion”); CREFI originated Mortgage Loans representing approximately 21.5% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate VRR Interest Balance as of the Closing Date, in accordance with the Credit Risk Retention Rules; CREFI will acquire the CREFI VRR Interest Portion from the Retaining Sponsor on the Closing Date;

●	The Retaining Sponsor is also expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by GS Bank (or its MOA), in the form of the RR Interest, which portion will equal $9,576,204, representing approximately 24.4% of the entire VRR Interest as of the Closing Date (the “GS Bank VRR Interest Portion”); GS Bank originated Mortgage Loans representing approximately 24.4% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate VRR Interest Balance as of the Closing Date, in accordance with the Credit Risk Retention Rules; GS Bank will acquire the GS Bank VRR Interest Portion from the Retaining Sponsor on the Closing Date; and

●	Eightfold Real Estate Capital Fund V, L.P. or its affiliate (the “Retaining Third-Party Purchaser”) is expected to purchase for cash the Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $38,045,108, representing approximately 0.84% of the aggregate fair value of all Classes of Non-VRR Certificates and the VRR Interest. The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

The percentage of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed to the Non-VRR Certificates and the VRR Interest represented by the VRR Interest (which is approximately 4.21%) and the percentage of the aggregate fair value of all Classes of Non-VRR Certificates and the VRR Interest represented by the HRR Certificates (which is approximately 0.84%) will equal at least 5% as of the Closing Date.

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

The Retaining Sponsor, JPMCB, CREFI and GSMC (and their applicable MOAs) are collectively referred to herein as the “Retaining Parties”).

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Third-Party Purchaser, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the Retaining Sponsor, the Retaining Third-Party Purchaser, the Retaining Parties or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans

The Sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §244.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Risk Retention Percentage”) for this transaction is 5.0%. The Required Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of VRR Interest Owners is pro rata and pari passu with the right to payment of holders of the Non-VRR Certificates (as a collective whole). On each Distribution Date, the portion of Pooled Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Pooled Aggregate Available Funds multiplied by the VRR Percentage; and (b) the Non-VRR Certificates will be the product of such Pooled Aggregate Available Funds multiplied by the Non-VRR Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Pooled Principal Balance Certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively.

VRR Available Funds

The amount available for distribution to VRR Interest Owners on each Distribution Date will, in general, equal the product of the VRR Percentage multiplied by the Pooled Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date (such amount, the “VRR Available Funds”).

Allocation of VRR Realized Losses

In addition, on each Distribution Date, any VRR Realized Losses will be allocated to the VRR Interest; and, in connection therewith, the VRR Interest Balance will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss.

The “VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate VRR Interest Balance, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that VRR Realized Losses previously allocated to the VRR Interest in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, holders of the VRR Interest may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The VRR Interest—Priority of Distributions on the VRR Interest” below.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate VRR Interest Balance has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, in reduction of the VRR Interest Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance has been reduced to zero; and

Third, to reimburse (with interest) prior write-offs of the respective VRR Interest Balance of the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date;

provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC, the Lower-Tier REMIC, and the Trust Subordinate Companion Loan REMIC, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate, however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial VRR Interest Balance, and the denominator of which is the aggregate initial Certificate Balance of all of the classes of Pooled Principal Balance Certificates and the initial VRR Interest Balance.

The initial VRR Interest Balance is subject to change depending on the final pricing of all Classes of Pooled Certificates and the VRR Interest with the final initial VRR Interest Balance determined such that, upon initial issuance, the percentage of the fair value of the HRR Certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5. If the initial VRR Interest Balance is reduced, the initial Certificate Balance of each Class of Pooled Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be increased on a pro rata basis (based on the initial Certificate Balance set forth in “Description of the Certificates—General”) in an aggregate amount equal to such reduction in the initial VRR Interest Balance, and the VRR Percentage will decrease and the Non-VRR Percentage will increase. If the initial VRR Interest Balance is increased, the initial Certificate Balance of each Class of Pooled Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be decreased on a pro rata basis (based on the initial Certificate Balance set forth in “Description of the Certificates—General”) in an aggregate amount equal to such increase in the initial VRR Interest Balance, and the VRR Percentage will increase and the Non-VRR Percentage will decrease.

The “VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

The “VRR Interest Balance” means the Certificate Balance of the Class RR Certificates and/or the RR Interest Balance of the RR Interest, as applicable.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest distributed on the Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions”.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions”.

The “VRR Realized Loss Interest Distribution Amount”, with respect to any Distribution Date, an amount equal to the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions”.

Yield Maintenance Charges and Prepayment Premiums

The VRR Interest Owners will be entitled to the VRR Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to any ARD Loan during the applicable one-month Collection Period to the VRR Interest Owners in an amount equal to the VRR Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of Certificates (or interests) (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

HRR Certificates

General

The Retaining Third-Party Purchaser is expected to purchase the HRR Certificates, consisting of the classes of certificates identified in the table below.

Class of HRR Certificates	Expected Initial Certificate Balance(1)	Estimated Fair Value of the HRR Certificates (in $ and %)(2)	Expected Purchase Price(3)
Class G-RR	$8,952,000	$1,986,925 / 0.19% - 0.21%	22.1953%
Class H-RR	$29,093,108	$6,457,307 / 0.61% - 0.68%	22.1953%

(1)	Includes the expected initial Certificate Balance of each class of HRR Certificates that the Retaining Third-Party Purchaser expects to purchase on the Closing Date. The balance of the VRR Interest is not included in the Certificate Balance of any class of HRR Certificates.

(2)	The estimated fair value (expressed as a dollar amount) and estimated range of fair value (expressed as a percentage of the aggregate fair value of all of the Non-VRR Certificates and the VRR Interest) of the HRR Certificates. The fair value of the HRR Certificates is not subject to a range, but is based upon a targeted discount yield, and has been determined as described under “—Yield-Priced Certificates—Retaining Third-Party Purchaser Assumed Certificate Characteristics”. The fair value of the other Pooled Certificates and the RR Interest is unknown and has been determined by the Sponsors as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(3)	Expressed as a percentage of the expected initial Certificate Balance of each class of the HRR Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the HRR Certificates to be acquired by the Retaining Third-Party Purchaser is approximately $8,444,231, excluding accrued interest.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $50,027,200 representing 5% of the aggregate fair value, as of the Closing Date, of all classes of Pooled Certificates and the VRR Interest.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Pooled Certificateholders and the VRR Interest Owners the following: (a) the fair value of the HRR Certificates that will be retained by the Retaining Third-Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice from the Retaining Sponsor of such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

Retaining Third-Party Purchaser

Eightfold Real Estate Capital Fund V, L.P. (“Eightfold Fund V”), a Delaware limited partnership, is expected to act as the Retaining Third-Party Purchaser. Eightfold Fund V (or an MOA thereof) will purchase and hold the HRR Certificates.

Eightfold Fund V was formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”). The HRR Certificates will represent Eightfold Fund V’s twenty-third purchase of CMBS B-Piece Securities. Eightfold Fund V is advised by Eightfold Real Estate Capital, L.P. (“Eightfold”), an experienced commercial real estate debt investor. Eightfold and its affiliates have served as controlling class representative or directing certificateholder (or in a similar capacity) for over 60 CMBS securitizations. The members of Eightfold’s management team have on average over 28 years of CMBS experience, as well as experience in special servicing of defaulted and performing loans. Eightfold serves as investment manager for eight investment funds with more than $1.7 billion in original committed capital as of June 30, 2020. Eightfold is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

Material Terms of the HRR Certificates

For a description of the material terms of the classes of certificates that comprise the HRR Certificates, see “Description of the Certificates” and “Pooling and Servicing Agreement—The Directing Holder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”. You are strongly urged to review this prospectus in its entirety.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Pooled Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, and Class E certificates (the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve and the Class X-F, Class F, Class G-RR and Class H-RR certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield, and the Sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each Class of Swap-Priced Principal Balance Certificates and the Yield-Priced Certificates (other than the Class X-F Certificates) as described below. CMBS such as the Class X Certificates (other than the Class X-F certificates) (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Sponsors made their determination of the fair value of the Pooled Certificates presented above based on a number of inputs consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates.

Swap-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR prepayment rate, the Sponsors calculated what the Scheduled Certificate Principal Payments on each Class of Swap-Priced Principal Balance Certificates would be over the course of the transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which Classes of Swap-Priced Principal Balance Certificates will be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Sponsors calculated the weighted average life for each Class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve. The Sponsors utilized the assumed swap yield curve in the table below in determining the range of fair values of the Swap-Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below entitled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”. The Sponsors identified the range presented in the table below at each maturity on the swap yield curve, which represents the Sponsors’ estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2Y	(0.5520%)	0.2180%	0.9880%
3Y	(0.4660%)	0.2240%	0.9140%
4Y	(0.3840%)	0.2560%	0.8960%
5Y	(0.3095%)	0.3105%	0.9305%
6Y	(0.2475%)	0.3725%	0.9925%
7Y	(0.1880%)	0.4320%	1.0520%
8Y	(0.1513%)	0.4887%	1.1287%
9Y	(0.1097%)	0.5403%	1.1903%
10Y	(0.0730%)	0.5870%	1.2470%
12Y	(0.1255%)	0.6645%	1.4545%

Based on the swap yield curve, the Sponsors will determine for each Class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that Class’ weighted average life, by using a straight-line interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9, 10 and 12 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination. The Sponsors determined the credit spread for each Class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of certificates as of the date of this prospectus. The credit spread for a particular Class of Swap-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the Sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Sponsors’ experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.70%	0.80%	0.90%
Class A-2	1.05%	1.15%	1.25%
Class A-3	1.00%	1.12%	1.24%
Class A-SB	0.95%	1.05%	1.15%
Class A-4	0.98%	1.10%	1.22%
Class A-5	1.00%	1.12%	1.24%
Class A-M	1.40%	1.55%	1.70%
Class B	1.90%	2.10%	2.30%
Class C	2.80%	3.00%	3.20%
Class D	4.00%	4.25%	4.50%
Class E	5.25%	5.50%	5.75%

Discount Yield Determination. The discount yield (the “Discount Yield”) for each class of certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of values for each class of Swap-Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below. The Sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	0.2076%	1.0222%	1.8367%
Class A-2	0.7253%	1.4494%	2.1735%
Class A-3	0.7649%	1.5049%	2.2449%
Class A-SB	0.7737%	1.5000%	2.2264%
Class A-4	0.8852%	1.6593%	2.4333%
Class A-5	0.9151%	1.6919%	2.4686%
Class A-M	1.3255%	2.1351%	2.9446%
Class B	1.8255%	2.6851%	3.5446%
Class C	2.7255%	3.5851%	4.4446%
Class D	3.9262%	4.8382%	5.7503%
Class E	5.1759%	6.0886%	7.0013%

Determination of Class Sizes. The Sponsors were provided credit support levels for each class of certificates by each Rating Agency. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of certificates (the “Constraining Level”). In certain circumstances, the Sponsors may elect not to engage a rating agency for particular classes of certificates, based in part on the credit support levels provided by such rating agency. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balance for the classes of certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that Class’ Constraining Level. For each other subordinate class of Pooled Principal Balance Certificates, that class’ Certificate Balance was determined by multiplying an amount equal to the Non-VRR Percentage of the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Pooled Principal Balance Certificates minus such subordinate class’ Constraining Level.

Target Price Determination. The Sponsors determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates (other than the Class D and Class E certificates) on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price that was utilized for each class of Swap-Priced Principal Balance Certificates (other than the Class D and Class E certificates) is set forth in the table below. The Target Prices utilized by the Sponsors have not changed materially during the prior year.

Class of Certificates	Target Price
Class A-1	100.00%
Class A-2	103.00%
Class A-3	103.00%
Class A-SB	103.00%
Class A-4	101.00%
Class A-5	103.00%
Class A-M	103.00%
Class B	103.00%(1)
Class C	103.00%(1)

(1)	The Target Price may not be realized with respect to Class B or Class C if such class accrues interest at the WAC Rate.

Determination of Assumed Certificate Coupon. The Sponsors determined the assumed certificate coupon (the “Assumed Certificate Coupon”) for each class of Swap-Priced Principal Balance Certificates as follows: (i) with respect to each class of Swap-Priced Principal Balance Certificates (other than the Class D and Class E certificates), based on the Target Price, the Discount Yield and the Scheduled

Certificate Principal Payments for such class of certificates, the Sponsors calculated what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price, and (ii) with respect to the Class D and Class E certificates, the Sponsors expect the Assumed Certificate Coupon to be a fixed rate of 2.250% per annum. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as described above is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Initial Certificate Coupon	Base Case Assumed Initial Certificate Coupon	High Estimate of Assumed Initial Certificate Coupon
Class A-1	0.210%	1.036%	1.859%
Class A-2	1.373%	2.111%	2.848%
Class A-3	1.267%	2.020%	2.772%
Class A-SB	1.201%	1.940%	2.678%
Class A-4	0.999%	1.776%	2.552%
Class A-5	1.243%	2.031%	2.818%
Class A-M	1.650%	2.471%	3.290%
Class B	2.158%	3.028%	3.884%(1)
Class C	3.068%	3.884%(1)	3.884%(1)
Class D	2.250%(2)	2.250%(2)	2.250%(2)
Class E	2.250%(2)	2.250%(2)	2.250%(2)

(1)	Expected to accrue interest at the WAC Rate.

(2)	Fixed coupon of 2.250% targeted.

Determination of Swap-Priced Expected Price. Based on interest payments using the Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Sponsors determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the related WAC Rate. The Sponsors determined the Swap-Priced Expected Price for each Class of Swap-Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Swap-Priced Expected Price for a class of certificates will be, therefore, the low range of fair market values of the Swap-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair market values of the Swap-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate, the Sponsors calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each Class of Interest-Only Certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the Mortgage Loan Documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Interest-Only Certificates, the Sponsors calculated the weighted average life for each such class of Interest-Only Certificates.

Determination of Treasury Yield Curve. The Sponsors utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Interest-Only Certificates”. The Sponsors identified the range presented in the table below at each maturity on the treasury yield, which represents the Sponsors’ estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Interest-Only Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7Y	(0.2430%)	0.4470%	1.1370%
10Y	(0.1880%)	0.6020%	1.3920%

Based on the treasury yield curve, the Sponsors determined for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’ weighted average life of the class(es) of Pooled Principal Balance Certificates that is the component of such class of Interest-Only Certificates by using a straight-line interpolation using treasury yield curves with 7 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination. The Sponsors determined the credit spread for each Class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Interest-Only Certificates as of the date of this prospectus. The credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair market values. The Sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the Sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Sponsors’ experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	2.50%	3.00%	3.50%
Class X-B	3.25%	4.00%	4.75%
Class X-D	3.25%	4.00%	4.75%

Discount Yield Determination. The discount yield (the “Discount Yield”) for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread (converted to a monthly equivalent). For an expected range of values for each class of Interest-Only Certificates, see the table entitled “Range of Discount Yields for the Interest-Only Certificates” below. The Sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for such class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for such class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.2715%	3.4878%	4.7041%
Class X-B	3.0568%	4.5869%	0.0000%
Class X-D	3.0582%	4.5912%	6.1243%

Determination of Scheduled Certificate Interest Payments. Based on the range of Assumed Certificate Coupons determined for the Pooled Principal Balance Certificates, the Sponsors determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Interest-Only Certificates based on the defined Pass-Through Rate for such class of certificates.

Determination of Interest-Only Expected Price. Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Sponsors determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Sponsors determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Pooled Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Interest-Only Certificates in each scenario. Lower Assumed Certificate Coupons on the Pooled Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Interest-Only Certificates and therefore a higher Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Pooled Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Interest-Only Certificates and therefore a lower Interest-Only Expected Price.

Yield-Priced Certificates

Retaining Third-Party Purchaser Assumed Certificate Characteristics. The Yield-Priced Certificates include each of the Class F and Class X-F certificates and each Class of HRR Certificates expected to be acquired by the Retaining Third-Party Purchaser, and the inputs for the valuation of each such class of certificates were derived from the bid that the Retaining Third-Party Purchaser made to acquire such classes of certificates. The range of values were derived from variances in the inputs estimated by the Sponsors for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Sponsors’ experience in placement of CMBS with similar characteristics. Various factors may have influenced each Retaining Third-Party Purchaser’s determination of its required Discount Yield and the related Assumed Certificate Coupon, including without limitation, the Retaining Third-Party Purchaser’s assessment of the assumed default probability on the Mortgage Loans, the expected loss severity following any default, the assumed prepayment rate, and the Retaining Third-Party Purchaser’s cost of funds and ultimate return on investment that the Retaining Third-Party Purchaser wishes to achieve. In addition, the Retaining Third-Party Purchaser’s bid may be influenced by its desire to capture market-share or other strategic business considerations. The Discount Yield for each of the Class F and Class X-F certificates is approximately 15.919% and for each class of the HRR Certificates is approximately 26.230%.

Determination of Class Size. The Sponsors determined the Certificate Balance of each Class of HRR Certificates in the same manner described in “—Swap-Priced Principal Balance Certificates— Determination of Class Sizes” above.

Weighted Average Life. On the basis of the Scheduled Certificate Principal Payments, the Sponsors calculated the weighted average life for each Class of HRR Certificates.

Determination of Yield-Priced Expected Price. Based on a 0% prepayment rate and the interest payments using the Assumed Certificate Coupon assumed to be equal to the related WAC Rate for each class of the Yield-Priced Certificates (or, in the case of the Class F and Class X-F certificates, the Assumed Certificate Coupon to be equal to 2.50% for the Class F certificates, the Assumed Certificate

Coupon for such classes of certificates in the aggregate is assumed to be equal to the related WAC Rate), the Discount Yield and the Scheduled Certificate Principal Payments (as applicable) assuming a 0% CPR prepayment rate for each of the Class F and Class X-F certificates and for each Class of HRR Certificates, the Sponsors determined the price (the “Yield-Priced Expected Price” and, together with the Swap-Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices” or each an “Expected Price”) expressed as a percent of the Certificate Balance or Notional Amount of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield. The Sponsors determined the Yield-Priced Expected Price for each of the Class F and Class X-F certificates and for each Class of HRR Certificates based on the low estimate and high estimate of Discount Yields. The lower the Discount Yield, the higher the corresponding Yield-Priced Expected Price for a class of certificates will be, therefore, the low range of fair market values of each Class of HRR Certificates will correspond to the high range of the estimate of potential Discount Yields and correspondingly, the high range of fair market values of each of the Class F and Class X-F certificates and each Class of HRR Certificates will correspond to the low range of the estimate of potential Discount Yields.

Calculation of Fair Value

Based on the Expected Prices, the Sponsors determined the range of fair values set forth in the table below for each class of certificates (excluding accrued interest). For the “Base Case Fair Value”, the Sponsors determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “High Estimate of Fair Value (Based on Low Estimate of Discount Yield)”, the Sponsors determined the fair value for the related class of certificates by multiplying the relevant Expected Price by the high estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “Low Estimate of Fair Value (Based on High Estimate of Discount Yield)”, the Sponsors determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the low estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates.

The Sponsors determined the fair value of the VRR Interest by (i) calculating the aggregate fair value of all Classes of Pooled Certificates and the VRR Interest, (ii) multiplying such aggregate fair value by the VRR Allocation Percentage, and (iii) based on the assumption that the restrictions on liquidity (as described under “—Hedging, Transfer and Financing Restrictions” below) constitute an embedded characteristic of the VRR Interest rather than an entity specific restriction, applying a liquidity discount. The Sponsors determined the range of fair values for the VRR Interest based on the low estimate and high estimate of the calculation set forth in clause (i).

The Sponsors determined that the Class S Certificates have a fair value equal to zero based on the fact that there is a low probability of Excess Interest being received and, if received, it would be received near the stated maturity date of the related Mortgage Loan. Accordingly, there is a limited or no market for the Class S Certificates.

Range of Fair Value

Class of Certificates and VRR Interest	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$7,466,927	$7,466,942	$7,466,845
Class A-2	$169,178,598	$169,178,844	$169,185,595
Class A-3	$69,066,199	$69,064,558	$69,066,414
Class A-SB	$9,000,063	$8,999,692	$8,999,782
Class A-4(1)	$120,182,670	$120,180,252	$120,189,620
Class A-5(1)	$267,889,961	$267,882,164	$267,896,799
Class X-A(1)	$43,567,208	$84,035,040	$128,573,930
Class X-B	$0	$1,959,779	$6,597,482(2)
Class X-D	$4,523,287	$4,839,436	$5,189,724
Class X-F	$1,015,458	$1,015,458	$1,015,458
Class A-M	$109,486,420	$109,482,942	$109,480,237
Class B	$34,227,449	$34,576,006	$34,575,964
Class C	$32,867,489	$35,250,397	$35,724,993
Class D	$17,320,088	$18,729,791	$20,272,255
Class E	$11,124,259	$12,016,131	$12,991,380
Class F	$5,343,219	$5,343,219	$5,343,219
Class G-RR	$1,986,925	$1,986,925	$1,986,925
Class H-RR	$6,457,307	$6,457,307	$6,457,307
Class RR	$30,239,814	$31,825,725	$33,570,610
RR Interest	$9,742,451	$10,253,389	$10,815,544

(1)

The range of estimated fair values set forth in the table above with respect to the Class A-4 certificates, the Class A-5 certificates and the Class X-A certificates is based on the Class A-4 certificates having an initial Certificate Balance of $119,000,000, and the Class A-5 certificates having an initial Certificate Balance of $260,095,000. However, the exact initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. The initial Certificate Balance of the Class A-4 certificates is expected to be within a range of $75,000,000 and $119,000,000, and the initial Certificate Balance of the Class A-5 certificates is expected to be within a range of $260,095,000 and $304,095,000. The estimated fair value for the Class X-A certificates will depend on the final pricing of the Class A-4 certificates and the Class A-5 certificates. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $379,095,000, subject to a variance of plus or minus 5%. Alternatively, assuming that the Class A-4 certificates have an initial Certificate Balance of $75,000,000, and the Class A-5 certificates have an initial Certificate Balance of $304,095,000, the estimated fair values for the Class A-4 certificates, the Class A-5 certificates and the Class X-A certificates will instead be as set forth in the following table:

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-4	$75,747,653	$75,744,310	$75,748,229
Class A-5	$313,202,143	$313,211,528	$313,192,568
Class X-A	$42,739,477	$83,177,193	$127,734,216

(2)	Based on a Notional Amount of the Class X-B certificates equal to the aggregate Certificate Balance of the Class B and Class C certificates.

The estimated range of fair value for all Classes of Non-VRR Certificates and the VRR Interest is approximately $950,685,791 to $1,055,400,084, excluding accrued interest.

Hedging, Transfer and Financing Restrictions

The Retaining Third-Party Purchaser will agree to certain hedging, transfer and financing restrictions that are applicable to a “retaining sponsor” or “third-party purchaser” (each as defined in the Credit Risk Retention Rules).

These restrictions will include an agreement by the Retaining Third-Party Purchaser not to transfer the HRR Certificates, except to an MOA (in accordance with the Credit Risk Retention Rules) or, on and after the fifth anniversary of the Closing Date, to a subsequent third-party purchaser.

In addition, the Retaining Third-Party Purchaser and its affiliates will not be permitted to enter into any financing, hedging, pledging, hypothecation, transfer or any other similar transaction or activity with respect to the HRR Certificates unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Unless stated otherwise, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the earliest of (i) the date that is the latest of (a) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (b) the date on which the total outstanding Certificate Balance of the Pooled Certificates and the VRR Interest has been reduced to 33% of the total outstanding Certificate Balance of the Pooled Certificates and the VRR Interest as of the Closing Date; or (c) two years after the Closing Date, or (ii) subject to the consent of the Retaining Sponsor (which consent may not be unreasonably withheld), the date on which the Credit Risk Retention Rules have been officially abolished or officially determined by the applicable regulatory agencies to be no longer applicable to this securitization transaction or the HRR Certificates; provided that such restrictions relating to the Retaining Third-Party Purchaser will also expire on the date on which all of the Mortgage Loans have been defeased in accordance with the risk retention requirements set forth in § 244.7(b)(8)(i) of the Credit Risk Retention Rules.

In addition, neither the Retaining Parties nor their respective affiliates intend to transfer the VRR Interest or enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to the VRR Interest, unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Operating Advisor

The operating advisor for this securitization transaction will be Park Bridge Lender Services LLC, a New York limited liability company. The operating advisor will be required to be an Eligible Operating Advisor. For information regarding the operating advisor and a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, see “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. For a description of the material terms of the PSA with respect to the operating advisor and the operating advisor’s compensation, see “Pooling and Servicing Agreement—The Operating Advisor” and “—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”. For a description of any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

Representations and Warranties

GACC and CREFI will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2 and Annex D-3, respectively, JPMCB will make the representations and warranties identified on Annex E-1, subject to the exceptions to these representations and warranties set forth in Annex E-2 and GSMC will make the representations and warranties identified on Annex F-1, subject to the exceptions to these representations and warranties set forth in Annex F-2.

At the time of its decision to include the GACC Mortgage Loans in this transaction, GACC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this Prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GACC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GACC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GACC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the JPMCB Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by JPMCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-3 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CREFI Mortgage

Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the GSMC Mortgage Loans in this transaction, GSMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex F-2 to this Prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GSMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GSMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GSMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GSMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

Description of the Certificates

General

The Benchmark 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2020-B18 will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes: Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class  X-A, Class X-B, Class X-D, Class X-F, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR, Class S, Class R, Class RR, Class AGN-D, Class AGN-E, Class AGN-F and Class AGN-G certificates.

One or more of such classes and the RR Interest will also be collectively referred to as follows:

Designation	Classes
“Offered Certificates”	Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class A-M, Class B and Class C Certificates
“Senior Certificates”	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D and Class X-F Certificates
“Senior Principal Balance Certificates”	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates
“Subordinate Certificates”	Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates
“Principal Balance Certificates”

Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR, Class AGN-D, Class AGN-E, Class AGN-F and Class AGN-G Certificates

“Class X Certificates”	Class X-A, Class X-B, Class X-D and Class X-F Certificates
“Residual Certificates”	Class R Certificates
“Non-VRR Certificates”	All certificates (other than Class RR Certificates, Residual Certificates and Loan-Specific Certificates)
“VRR Interest”	Class RR Certificates and the RR Interest
“Pooled Certificates”	Senior Certificates, Subordinate Certificates and Class S certificates
“Pooled Principal Balance Certificates”	Principal Balance Certificates (other than Loan-Specific Certificates)
“Loan-Specific Certificates”	Class AGN-X, Class AGN-D, Class AGN-E, Class AGN-F and Class AGN-G Certificates
“Loan-Specific Principal Balance Certificates”	Class AGN-D, Class AGN-E, Class AGN-F and Class AGN-G Certificates

The certificates, the RR Interest and the AGN-VRR Interest will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans, the Trust Subordinate Companion Loan and all payments under and proceeds of the Mortgage Loans and the Trust Subordinate Companion Loan received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans (and in the case of JPMCB, the Trust Subordinate Companion Loan) it sold to the depositor; (6) the “regular interests” in the Lower-Tier REMIC; and (7) the “regular interests” in the Trust Subordinate Companion Loan REMIC.

As further described in this prospectus:

●	the primary source for payments of principal and interest on the Non-VRR Certificates and the VRR Interest will be amounts received by the issuing entity in respect of the Mortgage Loans; and

●

the primary source for payments of principal and interest on the Loan-Specific Certificates and the AGN-VRR Interest will be amounts received by the issuing entity in respect of the Trust Subordinate Companion Loan.

Upon initial issuance, the Pooled Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$7,467,000
A-3	$67,056,000
A-SB	$8,738,000	(2)
A-4	(3)
A-5	(3)
X-A	$732,914,000
A-M	$106,300,000
B	$33,569,000
C	$34,687,000

Non-Offered Pooled Certificates
A-2	$164,258,000
X-B	$33,569,000
X-D	$40,283,000
X-F	$15,665,000
D	$23,499,000
E	$16,784,000
F	$15,665,000
G-RR	$8,952,000
H-RR	$29,093,108

(1)

The Certificate Balance or Notional Amount, as applicable, of each Class of Non-VRR Certificates is subject to change as follows: the initial VRR Interest Balance is subject to change depending on the final pricing of all Classes of Non-VRR Certificates and the VRR Interest with the final initial VRR Interest Balance determined such that, upon initial issuance, the percentage of the fair value of the HRR Certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5.  If the initial VRR Interest Balance is reduced, the initial Certificate Balance of each Class of Pooled Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be increased on a pro rata basis (based on the initial Certificate Balance set forth in the table above) in an aggregate amount equal to such reduction in the initial VRR Interest Balance.  If the initial VRR Interest Balance is increased, the initial Certificate Balance of each Class of Pooled Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be decreased on a pro rata basis (based on the initial Certificate Balance set forth in the table above) in an aggregate amount equal to such increase in the initial VRR Interest Balance.  For a further description, see “Credit Risk Retention”.

(2)	The Class A-SB certificates have a certain priority with respect to reducing the Certificate Balance of those certificates to their scheduled principal balance as described in this prospectus.

(3)

The exact initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $379,095,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance
Class A-4	$75,000,000 - $119,000,000
Class A-5	$260,095,000 - $304,095,000

The “Certificate Balance” of any class of (a) Pooled Principal Balance Certificates and Class RR Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus and (b) Loan-Specific Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Trust Subordinate Companion Loan. On each Distribution Date, the Certificate Balance of each class of Pooled Principal Balance Certificates and Class RR Certificates will be reduced by any distributions of principal actually made on, and by any Pooled Realized Losses or VRR Realized Losses, as applicable, actually allocated to, that class of Pooled Principal Balance Certificates or Class RR Certificates, as applicable, on that Distribution Date. In the event that Pooled Realized Losses or VRR Realized Losses previously allocated to a class of

Pooled Principal Balance Certificates or Class RR Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Pooled Principal Balance Certificates or Class RR Certificates, as applicable, may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates. The initial Notional Amount of the Class X-A certificates will be approximately $732,914,000.  The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class B certificates. The initial Notional Amount of the Class X-B certificates will be approximately $33,569,000.  The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates.  The initial Notional Amount of the Class X-D certificates will be approximately $40,283,000.  The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates.  The initial Notional Amount of the Class X-F certificates will be approximately $15,665,000.

The Notional Amount of each class of Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the Pass-Through Rate of any class of Principal Balance Certificates whose Certificate Balance comprises such Notional Amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and reduce accordingly, such notional amount of such class of Class X Certificates (or, if as a result of such pricing the Pass-Through Rate of such class of Class X Certificates is equal to zero, such class of Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the Pass-Through Rate of any class of Principal Balance Certificates that does not comprise such Notional Amount of such class of Class X Certificates is less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and increase accordingly, such Notional Amount of such class of Class X Certificates.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive the Non-VRR Percentage of any Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to any ARD Loan is the interest collected from the related borrower at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents and, in the case of the MGM Grand & Mandalay Bay Mortgage Loan, any Accrued and Deferred Principal that has been added to the principal balance of the Mortgage Loan following the Anticipated Repayment Date that has been collected from the related borrower (after payment in full of all other principal and interest due and owing on the MGM Grand & Mandalay Bay Mortgage Loan).

Distributions

Method, Timing and Amount

Distributions on the certificates and the RR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the eleventh day of each calendar month (or, if the eleventh day of that calendar month is not a business day, then the next business day) commencing in August 2020.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. For so long as Wells Fargo Bank is the certificate administrator, funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Trust Subordinate Companion Loan REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account may not be invested; provided that if Wells Fargo Bank is not the certificate administrator, such funds may be invested in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions to be made on the Pooled Certificates, the VRR Interest and the Class R certificates, the Pooled Aggregate Available Funds and (ii) in the case of distributions to be made on the Loan-Specific Certificates, the AGN-VRR Interest and the Class R certificates, the Agellan Portfolio Available Funds.

The aggregate amount available for distribution to holders of the Pooled Certificates, the Class R Certificates and the VRR Interest Owners on each Distribution Date (the “Pooled Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Trust Subordinate Companion Loan):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of any Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property (including Compensating Interest Payments with respect to the Mortgage Loans required to be deposited by the master servicer) that is on deposit in or credited to any portion of the Collection Account (in each case, exclusive of any amount on deposit in the Collection Account that is held for the benefit of the holder of any related Companion Loan or the holders of the Loan-Specific Certificates), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●

all scheduled payments of principal and/or interest (the “Periodic Payments”) and any balloon payments paid by the borrowers of a Mortgage Loan that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding Excess Interest and interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Pooled Certificateholders;

●

with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates and the VRR Interest Owners);

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●

any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred on or before the applicable Determination Date from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)  P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA;

(e)  the aggregate amount of gain-on-sale proceeds transferred to the Lower-Tier REMIC Distribution Account from the Gain-on-Sale Reserve Account for distribution on the subject Distribution Date; and

(f)   solely with respect to the Distribution Date occurring in August 2020, amounts on deposit in the Lower-Tier REMIC Distribution Account as a result of the initial deposit made by the depositor on the Closing Date equal to $ 687,570.08 in respect of Mortgage Loans with an initial Due Date after August 2020.

The amount available for distribution to holders of the Non-VRR Certificates on each Distribution Date (with respect to such Distribution Date, the “Pooled Available Funds”) will, in general, equal the Non-VRR Percentage of the Pooled Aggregate Available Funds for such Distribution Date.

The aggregate amount available for distribution to holders of the Loan-Specific Certificates, the AGN-VRR Interest and the Class R certificates on each Distribution Date (the “Agellan Portfolio Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans):

(a)  the aggregate amount of all cash received on the Trust Subordinate Companion Loan and any related REO Property (including Compensating Interest Payments with respect to the Trust Subordinate Companion Loan required to be deposited by the master servicer) that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates or the VRR Interest Owners), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●

all Periodic Payments and any balloon payments paid by the borrower that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding Excess Interest and interest relating to periods prior to, but due after, the Cut-off Date;

●

all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of the Trust Subordinate Companion Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Trust Subordinate Companion Loan;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Loan-Specific Certificateholders and the AGN-VRR Interest Owner;

●

with respect to any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amounts related to the Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●

any late payment charges or accrued interest on the Trust Subordinate Companion Loan allocable to the default interest rate for the Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Trust Subordinate Companion Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Trust Subordinate Companion Loan to the Collection Account for such Distribution Date;

(c)  P&I Advances on the Trust Subordinate Companion Loan made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA;

(e)  the aggregate amount of gain-on-sale proceeds transferred to the Trust Subordinate Companion Loan REMIC Distribution Account from the Gain-on-Sale Reserve Account for distribution on the subject Distribution Date; and

(f)   solely with respect to the Distribution Date occurring in August 2020, amounts on deposit in the Trust Subordinate Companion Loan REMIC Distribution Account as a result of the initial deposit made by the depositor on the Closing Date equal to $651,688.89 in respect of the Trust Subordinate Companion Loan, which has an initial Due Date after August 2020.

The “Collection Period” for each Distribution Date and any Mortgage Loan or the Trust Subordinate Companion Loan will be the period commencing on the day immediately following the Due Date for such Mortgage Loan or the Trust Subordinate Companion Loan (including any related Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan or the Trust Subordinate Companion Loan (including any related Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan or the Trust Subordinate Companion Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans or the Trust Subordinate Companion Loan (including any related Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, prior to the Crossover Date, for so long as the Certificate Balances or Notional Amounts of the Pooled Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances thereof, in the following priority:

1.   to the Class A-SB certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates has been reduced to the Class A-SB Planned Principal Balance as set forth on Annex G for such Distribution Date;

2.   then, to the Class A-1 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates has been reduced to zero;

3.   then, to the Class A-2 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB and Class A-1 certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates has been reduced to zero;

4.   then, to the Class A-3 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB, Class A-1 and Class A-2 certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates has been reduced to zero;

5.   then, to the Class A-4 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB, Class A-1, Class A-2 and Class A-3 certificates pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates has been reduced to zero;

6.   then, to the Class A-5 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates has been reduced to zero;

7.   then, to the Class A-SB certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates pursuant to clauses (1), (2), (3), (4), (5) and (6) above) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates has been reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, up to an amount equal to, and pro rata, based upon the aggregate unreimbursed Pooled Realized Losses previously allocated to each such Class;

Fourth, to the Class A-M certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fifth, to the Class A-M certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixth, to the Class A-M certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eighth, to the Class B certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eleventh, to the Class C certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G-RR certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-sixth, to the Class H-RR certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class; and

Twenty-eighth, to the Class R certificates as specified in the PSA.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date will be distributed to each class of Senior Principal Balance Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such class is reduced to zero, and without regard to the Class A-SB Planned Principal Balance.  The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Subordinate Certificates is (or will be) reduced to zero.  None of the Class X Certificates will be entitled to any distribution of principal.  If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred):  (i) the VRR Percentage of the amount of such recovery will be added to the VRR Interest Balance, up to the lesser of (A) the VRR Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Realized Losses previously allocated to the VRR Interest; (ii) the Non-VRR Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Pooled Principal Balance Certificates that previously were allocated Pooled Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions”

above, in each case up to the lesser of (A) the unallocated portion of the Non-VRR Percentage of the amount of such recovery and (B) the amount of the unreimbursed Pooled Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-VRR Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Pooled Principal Balance Certificates had never been written down.  If the Certificate Balance of any class of Pooled Principal Balance Certificates or the VRR Interest Balance is so increased, the amount of unreimbursed Pooled Realized Losses or VRR Realized Losses, as applicable, of such class of certificates or the RR Interest will be decreased by such amount.

Reimbursement of previously allocated Pooled Realized Losses or VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Non-VRR Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate for the Class A-1 certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class A-2 certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class A-3 certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class A-SB certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class A-4 certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class A-5 certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class A-M certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class B certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class C certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class D certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class E certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class F certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class G-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class H-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate applicable to the Class X-A certificates for the initial Distribution Date will equal approximately % per annum. The Pass-Through Rate applicable to the Class X-A certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the Notional Amount of the Class X-A certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 or Class A-M certificates, respectively. The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such

Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-B certificates for the initial Distribution Date will equal approximately % per annum.  The Pass-Through Rate applicable to the Class X-B certificates for each Distribution Date will equal the strip rate (the “Class X-B Strip Rate”) at which interest accrues from time to time on the component of the Notional Amount of the Class X-B certificates outstanding immediately prior to the related Distribution Date.  Such component will have a component notional balance that corresponds to the Certificate Balance of the Class B certificates.  The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-D certificates for the initial Distribution Date will equal approximately % per annum.  The Pass-Through Rate applicable to the Class X-D certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-D Strip Rate”) at which interest accrues from time to time on the respective components of the Notional Amount of the Class X-D certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class D or Class E certificates, respectively.  The applicable Class X-D Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-F certificates for the initial Distribution Date will equal approximately % per annum.  The Pass-Through Rate applicable to the Class X-F certificates for each Distribution Date will equal the strip rate (the “Class X-F Strip Rate”) at which interest accrues from time to time on the component of the Notional Amount of the Class X-F certificates outstanding immediately prior to the related Distribution Date.  Such component will have a component notional balance that corresponds to the Certificate Balance of the Class F certificates.  The applicable Class X-F Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-VRR Percentage of any Excess Interest, if any, with respect to any ARD Loan.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC Rate for the related Distribution Date.

The Pass-Through Rate for the Class AGN-D, Class AGN-E, Class AGN-F and Class AGN-G certificates for any Distribution Date will equal one of the following: (i) a fixed rate per annum, (ii) the Net Mortgage Rate on the Trust Subordinate Companion Loan, (iii) the lesser of a specified rate and the Net Mortgage Rate on the Trust Subordinate Companion Loan, or (iv) the Net Mortgage Rate on the Trust Subordinate Companion Loan less a specified rate.

The Pass-Through Rate applicable to the Class AGN-X certificates for the initial Distribution Date will equal approximately [_]% per annum.  The Pass-Through Rate applicable to the Class AGN-X certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class AGN-X Strip Rate”) at which interest accrues from time to time on the respective components of the Notional Amount of the Class AGN-X certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class AGN-D, Class AGN-E or Class AGN-F certificates, respectively.  The applicable Class AGN-X Strip Rate with respect to such component for any Distribution

Date will equal the excess, if any, of (a) the Net Mortgage Rate on the Trust Subordinate Companion Loan for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including a Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including a Non-Serviced Mortgage Loan) and the Trust Subordinate Companion Loan is a per annum rate equal to the related Mortgage Rate (including any portion related to the Trust Subordinate Companion Loan) then in effect for the related Interest Accrual Period (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 basis, then, solely for purposes of calculating the Pass-Through Rate on the Non-VRR Certificates (other than the Class S certificates) and the VRR Interest (and for the purposes of calculating the Base Interest Fraction), the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan or Serviced Companion Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan (in absence of a default) as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or revised rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Non-VRR Certificates (other than the Class S certificates) will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Non-VRR Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Non-VRR Certificates will be equal to the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include the Trust Subordinate Companion Loan):

(a)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to a Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Pooled Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) the principal portion of any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of principal of the related Mortgage Loan for which no Advance was previously made; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related collection period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including the Non-Serviced Mortgage Loans) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of determining or making P&I Advances, the portion allocable to any related Companion Loan (other than the Trust Subordinate Companion Loan)), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate) (if any), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification, a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of determining or making P&I Advances, the portion allocable to any related Companion Loan (other than the Trust Subordinate Companion Loan)) at its Mortgage Rate (net of interest at the related Servicing Fee Rate (other than in the case of any Non-Serviced Mortgage Loan, the servicing fee rate pursuant to the applicable pooling and servicing agreement)).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Non-VRR Certificates in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex G. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex G. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan and Trust Subordinate Companion Loan will initially equal its Cut-off Date Balance (or in the case of a Trust Subordinate Companion Loan, the unpaid principal balance of such Trust Subordinate Companion Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or Trust Subordinate Companion Loan or advanced for such Distribution Date. With respect to any

Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan is paid in full or the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of Pooled Realized Losses and VRR Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and the RR Interest Owner or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

With respect to an AB Whole Loan (other than the Trust Subordinate Companion Loan only), no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the Certificateholders, other than indirectly in the limited circumstances related to reimbursement of Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA. Amounts relating to the REO Property or REO Loan in respect of the Trust Subordinate Companion Loan will only be available to holders of the Loan-Specific Certificates and the AGN-VRR Interest Owner.

Excess Interest

On each Distribution Date, the certificate administrator will be required to distribute (i) to the holders of the Class S certificates, the Non-VRR Percentage of any Excess Interest received by the issuing entity with respect to any ARD Loan during the Collection Period for (or, in the case of a Non-Serviced

Mortgage Loan, as part of a distribution to the issuing entity during the month of) such Distribution Date, and (ii) to the VRR Interest Owners, the remainder of such Excess Interest.  Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.  The Class S certificates and the VRR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance or VRR Interest Balance, as applicable, to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a)(x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with the related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued and unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by such REMIC provisions.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a)(x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with the related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator in the following manner:  (a) to the holders of the Class A-1 through Class E certificates, the product of (1) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class of certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates on such Distribution Date; (2) the Base Interest Fraction for the related principal prepayment and such class of certificates and (3) the Non-VRR Percentage of such prepayment premiums and yield maintenance charges, and (b) to the VRR Interest, the VRR Percentage of such prepayment premiums and yield maintenance charges.

Any yield maintenance charges or prepayment premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)  first, to the Class X-A certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(b)  second, to the Class X-B certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class B certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(c)  third, to the Class X-D Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A and Class X-B Certificates described in (a) and (b) above.

Any yield maintenance charges or prepayment premiums payable in respect of the Trust Subordinate Companion Loan will be distributed to the Loan-Specific Certificates and the AGN-VRR Interest.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for:

(A)  any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to either the WAC Rate or the WAC Rate less a specified rate, will be a fraction (not greater than one)(a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one; and

(B)  any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to a fixed per annum rate, will be a fraction (not greater than one)(a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date, and net of the Administrative Cost Rate) during the related interest accrual period multiplied by 365/360 exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or the related Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or the related Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Whole Loan, prepayment premiums or yield maintenance charges actually collected in respect of such Serviced Whole Loan will be allocated in the proportions described in the applicable intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans”.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates, the RR Interest and the AGN-VRR Interest is the Distribution Date on which the aggregate Certificate Balance or Notional Amount or interest balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	February 2025
Class A-3	October 2026
Class A-SB	December 2029
Class A-4	December 2029 – February 2030(1)
Class A-5	July 2030(2)
Class X-A	July 2030
Class A-M	July 2030
Class B	July 2030
Class C	July 2030

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4 certificates ranging from $75,000,000 to $119,000,000.

(2)	The Assumed Final Distribution Date is based on the initial certificate balance of the Class A-5 certificates ranging from $260,095,000 to $304,095,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in July 2053. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.

Prepayment Interest Shortfalls for each Distribution Date with respect to each AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loans in accordance with the related Intercreditor Agreement and then,pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer exceeds the Compensating Interest Payment for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the master servicer as additional compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan and the Trust Subordinate Companion Loan, equal to the lesser of:

(i)            the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Pari Passu Companion Loan and the Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Pari Passu Companion Loan or Trust Subordinate Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)            the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excess received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the RR Interest Owner to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or Serviced Whole Loan as a result of the master servicer failing to enforce the related Mortgage Loan or Serviced Whole Loan documents regarding principal prepayments (a “Prohibited Prepayment”) (other than (t) the Non-Serviced Mortgage Loans, (u) in accordance with the terms of the Mortgage Loan documents, (v) subsequent to a default under the related Mortgage Loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or if the Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, (w) at the request or with the consent of the special servicer and so long as a Control Termination Event has not occurred or is not continuing (other than with respect to any applicable Excluded Loan), the Directing Holder, (x) pursuant to applicable law or a court order, (y) in connection with the payment of any Insurance and Condemnation Proceeds unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall or (z) a previously Specially Serviced Loan with respect to which the special servicer has waived or amended the prepayment restriction such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the Interest Accrual Period occurring following the date of such prepayment), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Whole Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

With respect to the Trust Subordinate Companion Loan, the master servicer will be required to make Compensating Interest Payments in an amount calculated in the same manner described above applicable to the Mortgage Loans and the related Serviced Whole Loan.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan, the related Serviced Pari Passu Companion Loan and the Trust Subordinate Companion Loan, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the applicable master servicer under the related other pooling and servicing agreement.

Any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Non-VRR Percentage thereof, be allocated on that Distribution Date among each class of Non-VRR Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being deemed allocated to the VRR Interest.

Any Excess Prepayment Interest Shortfall allocated to the Trust Subordinate Companion Loan for any Distribution Date will, to the extent of the Non-VRR Percentage thereof, be allocated on such Distribution Date to the Loan-Specific Certificates, pro rata, in accordance with each class’s accrued interest, with the remaining portion thereof being deemed allocated to the AGN-VRR Interest.  Prepayment Interest Excess in respect of the Trust Subordinate Companion Loan will be paid to the master servicer as additional servicing compensation.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer, and (ii) with respect to the Trust Subordinate Companion Loan, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Trust Subordinate Companion Loan to be included in the Agellan Portfolio Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Subordinate Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to that class prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Pooled Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Crossover Date, allocation of principal that is allocable to the Pooled Principal Balance Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Crossover Date, allocation of principal will be made to each class of Senior Principal Balance Certificates that are still outstanding, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero. See
“—Distributions—Priority of Distributions” above.

Allocation to the Senior Principal Balance Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Senior Principal Balance Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Senior Principal Balance Certificates, the percentage interest in the issuing entity evidenced by the Senior Principal Balance Certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Senior Principal Balance Certificates by the Subordinate Certificates.

Following retirement of the Senior Principal Balance Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class H-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Pooled Certificateholders and the VRR Interest Owner on that date, the certificate administrator will be required to calculate the Pooled Realized Loss and the VRR Realized Loss for such Distribution Date.

On each Distribution Date, immediately following the distributions to be made to the Loan-Specific Certificateholders on that date, the certificate administrator will be required to calculate the Agellan Portfolio Realized Loss for such Distribution Date.

The “Pooled Realized Loss” with respect to the Mortgage Loans, with respect to any Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the Pooled Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period. The certificate administrator will be required to allocate any Pooled Realized Losses among the respective classes of Pooled Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-M certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Pooled Realized Losses among the Senior Principal Balance Certificates, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

The certificate administrator will be required to allocate (i) any Agellan Portfolio Realized Losses among the respective classes of the Loan-Specific Principal Balance Certificates: first, to the Class AGN-G Certificates, then, to the Class AGN-F Certificates, then, to the Class AGN-E Certificates, and then, to the Class AGN-D Certificates, in each case until the Certificate Balance of each such class is reduced to zero and (ii) any Agellan Portfolio VRR Realized Losses to the AGN-VRR Interest.  Agellan Portfolio Realized Losses will not be directly allocated to the Class AGN-X Certificates, however, the Notional Amount of the Class AGN-X Certificates will be reduced if the Certificate Balances of the Class AGN-D, Class AGN-E and Class AGN-F Certificates are reduced by such Agellan Portfolio Realized Losses.

Pooled Realized Losses will not be allocated to the VRR Interest, the Class S certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the Certificate Balances of the related classes of Pooled Principal Balance Certificates are reduced by such Pooled Realized Losses.  VRR Realized Losses, rather than Pooled Realized Losses, will be allocated to the VRR Interest.  See “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of VRR Realized Losses”.

Agellan Portfolio Realized Losses and Agellan Portfolio VRR Realized Losses will be allocated only to the Loan-Specific Principal Balance Certificates and the AGN-VRR Interest, as applicable.  Pooled Realized Losses will not be allocated to the Loan-Specific Certificates.  Agellan Portfolio Realized Losses and Agellan Portfolio VRR Realized Losses will not be allocated to the Pooled Certificates.

The “Agellan Portfolio Realized Loss” with respect to the Trust Subordinate Companion Loan, and any Distribution Date, is the amount, if any, by which (i) the product of (A) the Agellan Portfolio Non-VRR Percentage and (B) the Stated Principal Balance of such Trust Subordinate Companion Loan (including the assumed Stated Principal Balance if such Trust Subordinate Companion Loan has become an REO Loan) as of the end of the last day of the related Collection Period, is less than (ii) the aggregate Certificate Balance of the Loan-Specific Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The “Agellan Portfolio VRR Realized Loss” with respect to the Trust Subordinate Companion Loan, and each Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the AGN-VRR Interest, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the AGN-VRR Percentage and (B) the aggregate Stated Principal Balance of the Trust Subordinate Companion Loan (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Trust Subordinate Companion Loan that were used to reimburse the master servicer or the trustee from general collections of principal on the Trust Subordinate Companion Loan for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loan (but in each case, excluding the Agellan Portfolio Senior Pari Passu Companion Loans), as of the end of the last day of the related Collection Period.

The “Agellan Portfolio Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the AGN-VRR Percentage. For the avoidance of doubt, at all times, the sum of the AGN-VRR Percentage and the Agellan Portfolio Non-VRR Percentage will equal 100%.

The “AGN-VRR Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial interest balance of the AGN-VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Loan-Specific Principal Balance Certificates and the initial interest balance of the AGN-VRR Interest.

The Pooled Realized Losses, the VRR Realized Losses, the Agellan Portfolio Realized Losses and the Agellan Portfolio VRR Realized Losses are collectively referred to as “Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or Trust Subordinate Companion Loan, including as a result of defaults and delinquencies on the related Mortgage Loans or the Trust Subordinate Companion Loan, Nonrecoverable Advances made in respect of the Mortgage Loans or the Trust Subordinate Companion Loan, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan or Trust Subordinate Companion Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and the Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Pooled Certificates or the VRR Interest will be considered outstanding until its Certificate Balance(other than the Class RR Certificates), Notional Amount or VRR Interest Balance, as applicable, is reduced to zero, except that the Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance (other than the Class RR Certificates) or VRR Interest Balance to zero, reimbursements of any previously allocated Pooled Realized Losses and VRR Realized Losses, as applicable, are required thereafter to be made to a class of Pooled Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest” above.

Reports to Certificateholders and the RR Interest Owner; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder and the RR Interest Owner of record on the certificate administrator’s website a Distribution Date statement, based in part on the information delivered to it by the master servicer or special servicer, providing all information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder and the RR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder and the RR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loan permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the Mortgage Loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or the RR Interest Owner, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and a reduction in the interest balance of the RR Interest, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, RR Interest Owner or Certificate Owner reasonably requests, to enable Certificateholders and the RR Interest Owner to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date statement (which form is subject to change) and as required under the PSA in the case of the CREFC®Reports and including substantially the following information:

(1)  a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B;

(2)     a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)     a CREFC® historical loan modification and corrected loan report;

(4)     a CREFC® advance recovery report;

(5)     a CREFC® total loan report;

(6)     a CREFC® operating statement analysis report;

(7)     a CREFC® comparative financial status report;

(8)     a CREFC® net operating income adjustment worksheet;

(9)     a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file; and

(15)    a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer, as applicable, regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the RR Interest Owner by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

On or before each Master Servicer Remittance Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (with respect to the first Master Servicer Remittance Date only);

●	a CREFC® loan periodic update file; and

●	a CREFC® Appraisal Reduction Amount template (if any Appraisal Reduction Amount has been calculated).

No later than two (2) calendar days following each Distribution Date (provided that if such second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC®Schedule AL File.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) is required to prepare, or the special servicer (with respect to Specially Serviced Loans and REO Properties) is required to prepare and deliver to the master servicer, the following for each Mortgaged Property and REO Property:

●

Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending December 31, 2020, a CREFC®operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter (and the borrower provides sufficient information to report pursuant to CREFC® guidelines), provided,however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required) for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List.

●

Within 30 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2020, a CREFC®net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA.

The holders of the Loan-Specific Certificates and the AGN-VRR Interest will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Holder, a Risk Retention Consultation Party or a VRR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Holder, any Controlling Class Certificateholder or any Agellan Portfolio Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan and (ii) if such party is not the Directing Holder, any Controlling Class Certificateholder or any Agellan Portfolio Controlling Class Certificateholder, any information other than the Distribution Date statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information solely related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain, upon reasonable request in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), in each case, to the extent in the possession of the master servicer or the special servicer, as applicable.

“Risk Retention Consultation Party” will be (a) each of (i) the party selected by DBNY (such party, the “VRR-A Risk Retention Consultation Party”), (ii) the party selected by JPMCB (such party, the “VRR-B

Risk Retention Consultation Party”), (iii) the party selected by CREFI (such party, the “VRR-C Risk Retention Consultation Party”) and (iv) the party selected by GS Bank (such party, the “VRR-D Risk Retention Consultation Party”) and (b) solely with respect to the Agellan Portfolio Mortgage Loan, the party selected by JPMCB (such party, the “AGN Risk Retention Consultation Party”), as owner of the AGN-VRR Interest. The other parties to the PSA will be entitled to assume that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of such Risk Retention Consultation Party from DBNY (in the case of the VRR-A Risk Retention Consultation Party), JPMCB (in the case of the VRR-B Risk Retention Consultation Party and the AGN Risk Retention Consultation Party), CREFI (in the case of the VRR-C Risk Retention Consultation Party) or GS Bank (in the case of the VRR-D Risk Retention Consultation Party) . Notwithstanding the foregoing, no Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded Loan.  For the avoidance of doubt, there may be multiple Risk Retention Consultation Parties.  The initial Risk Retention Consultation Parties with respect to the mortgage pool are expected to be DBNY, JPMCB, CREFI and GSMC. The initial AGN Risk Retention Consultation Party is expected to be JPMCB.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, Restricted Mezzanine Holder or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Restricted Mezzanine Holder, as applicable, (b) solely with respect to the 10 largest Mortgage Loans by Stated Principal Balance, any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor or manager, as applicable, or (c) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such Restricted Mezzanine Holder. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Holder or any Controlling Class Certificateholder (or, with respect to the Agellan Portfolio Whole Loan other than during the continuance of a Agellan Portfolio Control Appraisal Period, the Agellan Portfolio Controlling Class Representative or any Agellan Portfolio Controlling Class Certificateholder) is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties other than such information with respect to such Excluded Controlling Class Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Holder, a Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan with respect to which, as of the applicable date of determination, the Directing Holder or the holder of the majority of the Controlling Class (or, with respect to the Agellan Portfolio Whole Loan other than during the continuance of an Agellan Portfolio Control Appraisal Period, the Agellan Portfolio Controlling Class Representative or the holder of the majority of the Agellan Portfolio Controlling Class) (by Certificate Balance) is a Borrower Party or (b) with respect to any Risk Retention Consultation Party, a Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan with respect to which, as of the applicable date of determination, such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification on the certificate administrator’s website (which may be a “click-through confirmation”), representing (i) that such person executing the certificate is a Certificateholder, the RR Interest Owner, the Directing Holder or a Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Holder, a Controlling Class Certificateholder, an Agellan Portfolio Controlling Class Certificateholder or a Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Holder, a Controlling Class Certificateholder, an Agellan Portfolio Controlling Class Certificateholder or a Risk Retention Consultation Party, in which case such person will only receive access to the Distribution Date statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, upon request in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), in each case, to the extent in the possession of the master servicer or the special servicer, as applicable and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate (including the Class RR Certificates) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the Class RR Certificates) registered in the name of or beneficially owned by (i) the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons or (ii) any Borrower Party, in each case will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to a Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

A “Loan-Specific Certificateholder” is a Certificateholder of a Loan-Specific Certificate.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date statements, CREFC® reports and supplemental notices with respect to such Distribution Date statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, L.P., RealINSIGHT, CMBS.com, Inc., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC, KBRA Analytics, Inc. and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or the RR Interest Owner that has delivered an Investor Certification, the master servicer may provide (or forward electronically) at the expense of such Certificateholder or the RR Interest Owner copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a beneficial holder of book-entry certificates (or an investment advisor for a Certificateholder or a beneficial holder of book-entry certificates) or the RR Interest Owner and a Privileged Person and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder and the RR Interest Owner may have under the PSA. Certificateholders and the RR Interest Owner will not, however, be given access to or be permitted to request copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

o

any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files;

o	the CREFC® Reports, other than the CREFC® loan setup file and the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and

o	any Operating Advisor Annual Reports;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the summary of any Final Asset Status Report as provided by the special servicer;

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

o	notice of final payment on the certificates or the RR Interest;

o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator;

o	any notice of resignation or termination of the master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

o

any notice to Certificateholders or the RR Interest Owner of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o

notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o

any notice that a Control Termination Event, an Agellan Portfolio Control Appraisal Period or an Operating Advisor Consultation Event has occurred or is terminated or that a Consultation Termination Event has occurred;

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any accountants’ attestation reports delivered to the certificate administrator;

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Holder, any Controlling Class Certificateholder, the Agellan Portfolio Controlling Class Representative or any Agellan Portfolio Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Holder, any Controlling Class

Certificateholder or Agellan Portfolio Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Holder, any Controlling Class Certificateholder or any Agellan Portfolio Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Holder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information upon reasonable request in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on such certifications prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the issuing entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance therewith.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, the RR Interest Owner and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding a Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders and/or the RR Interest Owner, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder or a Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, RR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, the RR Interest Owner and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, RR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date statements and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses). Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by

Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or the RR Interest Owner only those persons in whose names the certificates or the RR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)  2% in the case of the Class X-A, Class X-B, Class X-D and Class X-F certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)  in the case of any Principal Balance Certificates and the Class RR Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates and the Class RR certificates, each determined as of the prior Distribution Date.

At all times during the term of the PSA, the voting rights for the Pooled Certificates and the Class RR Certificates (the “Pooled Voting Rights”) will be allocated among the respective classes of Pooled Certificateholders and the Holders of the Class RR Certificates as follows:

(1)  2% in the case of the Class X-A, Class X-B, Class X-D and Class X-F certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)  in the case of any Pooled Principal Balance Certificates and the Class RR Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Pooled Principal Balance Certificates and the Class RR Certificates, each determined as of the prior Distribution Date.

At all times during the term of the PSA, the voting rights for the Loan-Specific Certificates (the “Loan-Specific Voting Rights”) will be allocated among the respective classes of Loan-Specific Certificateholders as follows:

(1)  2% in the case of the Class AGN-X certificates, and

(2)  In the case of any Loan-Specific Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor with respect to the Agellan Portfolio Whole Loan as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor with respect to the Agellan Portfolio Whole Loan as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Loan-Specific Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective percentage interests.

None of the Class S certificates, Class R certificates or the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred only in minimum denominations of $10,000, and in integral multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “Description of the Certificates—Reports to Certificateholdersand the RR Interest Owner; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Each class of HRR Certificates may only be issued as Definitive Certificates and held by the custodian on behalf of the related investor pursuant to the PSA.  Any request for release of any HRR Certificate must be consented to by the Retaining Sponsor and may be subject to any additional requirements pursuant to the PSA.

The Class RR Certificates will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the Class RR Certificates. Any request for release of any Class RR Certificate must be consented to by the Retaining Sponsor and may be subject to any additional requirements pursuant to the PSA.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Administration Group – BMARK 2020-B18

with a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, (ii) the name of the transaction, Benchmark 2020-B18 and (iii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans (and the Trust Subordinate Companion Loan, in the case of JPMCB) from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, a “MLPA”), between the applicable mortgage loan seller and the depositor.  For purposes of the respective MLPAs pursuant to which GACC, GSMC and JPMCB are selling Mortgage Loans and the related discussion below, the 1633 Broadway Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by GACC, GSMC or JPMCB, as applicable.  For purposes of the respective MLPAs pursuant to which GACC and CREFI are selling Mortgage Loans and the related discussion below, the MGM Grand & Mandalay Bay Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by GACC or CREFI, as applicable.  For purposes of the respective MLPAs pursuant to which JPMCB and CREFI are selling Mortgage Loans and the related discussion below, the 420 Taylor Street Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by JPMCB or CREFI, as applicable.  The MGM Grand & Mandalay Bay, 1633 Broadway and 420 Taylor Street Mortgage Loans are collectively referred to as the “Joint Mortgage Loans”.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver (or cause to be delivered) to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to each Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan (and the Trust Subordinate Companion Loan, in the case of JPMCB) sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for the Trust Subordinate Companion Loan will refer to the Mortgage File for the Agellan Portfolio Mortgage Loan, and the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)            (A) the original Mortgage Note, bearing, or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the trustee or, if none, by the originator, without recourse, either in blank and further showing a complete, unbroken chain of endorsement from the originator or to the order of the trustee; and (B) in the case of each related Serviced Companion Loan, a copy of the executed Mortgage Note for such Serviced Companion Loan;

(ii)            the original of the Mortgage or a certified copy thereof from the applicable recording office (or a copy thereof from the applicable recording office if it is not the practice of such office to provide certified copies, provided that the custodian is not required to investigate whether any recording office cannot provide a certified copy) and, (B) if applicable, the originals or certified copies thereof from the applicable recording office (or copies thereof from the applicable recording office if it is not the practice of such office to provide certified copies, provided that the custodian is not required to investigate whether any recording office cannot provide a certified copy) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the trustee, if any, in each case with evidence of recording indicated thereon;

(iii)           an original or copy (if the related mortgage loan seller or its designee, rather than the custodian and its designee, is responsible for the recording thereof) of an assignment of mortgage, in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee;

(iv)           (A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee, which assignment may be included as part of the corresponding assignment of mortgage referred to in clause (iii) above;

(v)            (A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan or Serviced Whole Loan (and each assignee of record prior to the trustee) in and to the personalty of the borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the related mortgage loan seller (or its agent) at the time the Mortgage Files were delivered to the custodian, together with original UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the related mortgage loan seller, an assignment of UCC financing statement by the most recent assignee of record prior to the trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the trustee; provided that other evidence of filing or recording reasonably acceptable to the trustee may be delivered in lieu of delivering such UCC financing statements including, without limitation, evidence of such filed or recorded UCC financing statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof;

(vi)           the original or a copy of the loan agreement relating to such Mortgage Loan, if any;

(vii)          the original or a copy of the lender’s title insurance policy issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, or a “marked up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(viii)          (A) the original or a copy of the related assignment of leases, rents and profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the trustee, if any, in each case with evidence of recording thereon; and (B) an original or copy (if the related mortgage loan seller or its designee, rather than the custodian and its designee, is responsible for the recording thereof) of an assignment of any related assignment of leases, rents and profits (if such item is a document separate from the Mortgage), in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee, which assignment may be included as part of the corresponding assignment of mortgage referred to in clause (iii) above;

(ix)           the original or copy of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the related Mortgaged Property required in connection with origination of the related Mortgage Loan or Serviced Whole Loan and copies of environmental reports;

(x)           copies of the currently effective management agreements, if any, for the Mortgaged Properties;

(xi)           if the borrower has a leasehold interest in the related Mortgaged Property, the original or copy of the ground lease (or, with respect to a leasehold interest where the borrower is a lessee and that is a space lease or an air rights lease, the original of such space lease or air rights lease), and any related lessor estoppel or similar agreement or a copy thereof; if any;

(xii)          if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof, if any, to the trustee;

(xiii)         if any related lockbox agreement or cash collateral account agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the reserve accounts, cash collateral accounts and lockbox accounts, if any, a stamped or certified copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related mortgagee’s security interest in the reserve accounts, cash collateral accounts and lockbox accounts and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1 financing statements to the trustee);

(xiv)         originals or copies of all assumption, modification, written assurance and substitution agreements, if any, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, the Mortgage Note or any related security document have been modified or the Mortgage Loan or Serviced Whole Loan has been assumed;

(xv)          the original or a copy of any guaranty of the obligations of the borrower under the Mortgage Loan or Serviced Whole Loan together with, as applicable, (A) the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the trustee or, if none, by the originator;

(xvi)         the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related borrower if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the borrower pursuant to such power of attorney;

(xvii)         with respect to each Whole Loan, a copy of the related Intercreditor Agreement and, if applicable, a copy of any pooling and servicing agreement relating to a Serviced Companion Loan;

(xviii)        with respect to hospitality properties, a copy of the franchise agreement, if any, an original or copy of the comfort letter, if any, and if, pursuant to the terms of such comfort letter, the general assignment of the Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the Trust, a copy of the notice to the franchisor of the transfer of such Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the Trust (in each case, as and to the extent required pursuant to the terms of such comfort letter), with the original of any replacement comfort letter to be included in the Mortgage File following receipt thereof by the master servicer;

(xix)         the original (or copy, if the original is held by the master servicer or applicable master servicer under the applicable Non-Serviced PSA) of any letter of credit held by the lender as beneficiary or assigned as security for such Mortgage Loan or Serviced Whole Loan;

(xx)          the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing such Mortgage Loan or Serviced Whole Loan (or copy thereof, if the original is held by the master servicer or applicable master servicer under the applicable Non-Serviced PSA) which entitles the master servicer on behalf of the issuing entity and the Companion Loan Holders (with respect to any Serviced Whole Loan) to draw thereon; and

(xxi)         with respect to any Mortgage Loan with related mezzanine debt or other subordinate debt (other than a Companion Loan), a copy of the related co-lender agreement, subordination agreement or other intercreditor agreement;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date, and any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the applicable securitization on or about the related Servicing Shift Securitization Date, and any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA.

Notwithstanding anything to the contrary contained herein, with respect to each of the Joint Mortgage Loans, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)  A copy of each of the following documents:

(i)            the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)            the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)           assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(iv)           any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)            an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(vi)           the assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)          all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)          the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)           any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)           an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing);

(xi)           any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan;

(xii)          any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)         any ground lease, ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)         any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)          any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)         any lockbox or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)         any related mezzanine intercreditor agreement;

(xviii)        all related environmental reports;

(xix)         all related environmental insurance policies;

(b)  a copy of any engineering reports or property condition reports;

(c)  other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)  for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)  copies of all legal opinions (excluding attorney client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)   copies of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)  a copy of the appraisal for the related Mortgaged Property(ies);

(h)  for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)   a copy of the applicable mortgage loan seller’s asset summary;

(j)   copies of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)  copies of any zoning reports;

(l)   copies of financial statements of the related mortgagor;

(m) copies of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)  copies of all UCC searches;

(o)  copies of all litigation searches;

(p)  copies of all bankruptcy searches;

(q)  a copy of the origination settlement statement;

(r)   a copy of the insurance consultant report;

(s)  copies of the organizational documents of the related mortgagor and any guarantor;

(t)   copies of the escrow statements;

(u)  a copy of any closure letter (environmental);

(v)   a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties; and

(w)  a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA; in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect; provided that the mortgage loan seller will not be required to deliver information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (and in the case of JPMCB, the Trust Subordinate Companion Loan) sold by that mortgage loan seller. Those representations and warranties of GACC and CREFI are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2 and Annex D-3, respectively. Those representations and warranties with respect to the Mortgage Loans (but not the Trust Subordinate Companion Loan) of JPMCB are set forth in Annex E-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex E-2. Those representations and warranties of GSMC are set forth in Annex F-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex F-2.

If any of the documents required to be delivered by the related mortgage loan seller and included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan or Trust Subordinate Companion Loan, and such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property or the interests of the trustee, any Certificateholders or the RR Interest Owner in the Mortgage Loan, Trust Subordinate Companion Loan or Mortgaged Property or causes the Mortgage Loan or Trust Subordinate Companion Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)  such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)  in the case of such Material Defect that would cause the Mortgage Loan or Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage, the discovery by any party to the PSA of the such Material Defect; provided that the mortgage loan seller has received notice in accordance with the terms of the PSA,

(1)  cure such Material Defect in all material respects, at its own expense,

(2)  repurchase the affected Mortgage Loan (or, in the case of each of the Joint Mortgage Loans, the applicable portion thereof), Trust Subordinate Companion Loan or REO Loan at the Purchase Price, or

(3)  substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution, provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided that JPMCB may not repurchase the Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan; provided, further, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan, the Trust Subordinate Companion Loan and the related REO Loan (or, in the case of each of the Joint Mortgage Loans, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted)), if such Material Defect is capable of being cured, the mortgage loan seller is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Holder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a Breach Notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the mortgage loan seller from curing such Material Defect and (iii) such Material Defect did not relate to a Mortgage Loan or Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect. With respect to each Non-Serviced Mortgage Loan, each mortgage loan seller agrees that any document defect as such term is defined in the related controlling Non-Serviced PSA (other than a defect related to the promissory note for the related Non-Serviced Companion Loan) will constitute a document defect under the related MLPA.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of each of the Joint Mortgage Loans, the applicable portion thereof)  if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If (i) one or more Mortgage Loans are to be repurchased or substituted as contemplated above, (ii) such Mortgage Loans are cross-collateralized and cross-defaulted with each other and with one or more other Mortgage Loans (each such cross-collateralized and cross-defaulted Mortgage Loan, a “Crossed Underlying Loan”, and such cross-collateralized and cross-defaulted Mortgage Loans, collectively, a “Crossed Mortgage Loan Group”) and (iii) the applicable Material Defect does not constitute a Material Defect as to any Crossed Underlying Loan (other than the Mortgage Loans referred to in clause (i) above) in the related Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to each such other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for each such other Crossed Underlying Loan in the related Crossed Mortgage Loan Group as described above unless such Crossed Mortgage Loan Group satisfies the Crossed Underlying Loan Repurchase Criteria (as defined below). In the event that the remaining Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group.

“Crossed Underlying Loan Repurchase Criteria” means, with respect to any Crossed Mortgage Loan Group as to which one or more (but not all) of the Crossed Underlying Loans therein are affected by a Material Defect (the Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group affected by such Material Defect, for purposes of this definition, the “affected Crossed Underlying Loans” and the other Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group, for purposes of this definition, the “remaining Crossed Underlying Loans”) (i) the debt service coverage ratio for all the remaining Crossed Underlying Loans for the four most recently reported calendar quarters preceding the repurchase or substitution must not be less than the lesser of (a) 0.10x below the debt service coverage ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 and (b) the debt service coverage ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement, (ii) the loan-to-value ratio for all the remaining Crossed Underlying Loans determined at the time of repurchase or substitution (which may be based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller) must not be greater than the greater of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire Crossed Mortgage Loan Group, (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 plus 10% and (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s) at the time of repurchase or substitution, (iii) the related mortgage loan seller, at its expense, must have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a Crossed Underlying Loan must not cause an adverse REMIC event, and (iv) the related mortgage loan seller causes the affected Crossed Underlying Loan(s) to become not cross-collateralized and cross-defaulted with the remaining related Crossed Underlying Loan(s) prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the primary collateral for any Crossed Underlying Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the primary collateral for the Mortgage Loan(s) removed from the Trust).

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (for so long as no Control Termination Event is continuing and only with respect to any Mortgage Loan that is not an applicable Excluded Loan or any Servicing Shift Mortgage Loan, with the consent of the Directing Holder (or the Agellan Portfolio Controlling Class Representative in respect of the Trust Subordinate Companion Loan)) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment.  In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and other such information to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA.  Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to a Joint Mortgage Loan, each of the related mortgage loan sellers will be responsible for any remedies solely in respect of the note(s) sold by the related mortgage loan seller as if each note evidencing such Joint Mortgage Loan was a separate Mortgage Loan.

With respect to any Mortgage Loan and Trust Subordinate Companion Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) a, “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan or the Trust Subordinate Companion Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or the Trust Subordinate Companion Loan (or any related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid), Workout Fees, Liquidation Fees (to the extent set forth in clause (5) below) and any other additional trust fund expenses in respect of such Mortgage Loan and the related REO Loan, if any, and the Trust Subordinate Companion Loan, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, any unpaid Asset Representations Reviewer Asset Review Fee related to such Mortgage Loan and all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan or Trust Subordinate Companion Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote Election or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).  For purposes of this definition, (i) the “Purchase Price” in respect of a Serviced Companion Loan that is purchased by the related mortgage loan seller will be the purchase price paid by the related mortgage loan seller under the related pooling and servicing agreement governing the securitization that includes such Serviced Companion Loan, or the applicable servicing agreement, and (ii) with respect to a sale of an REO Property securing a Serviced Whole Loan, the term Mortgage Loan or REO Loan will be construed to include any related Companion Loan.  With respect to each of the Joint Mortgage Loans, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a Material Defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply (except in a manner that would not be adverse to the interests of the Certificateholders and the RR Interest Owner) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)  have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related servicing file;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)  have been approved, so long as a Control Termination Event is not continuing, by the Directing Holder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the PSA as determined by an opinion of counsel to be paid by the applicable mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)   be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee, the certificate administrator, the operating advisor and the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Holder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the RR Interest Owner and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and the amount of any fees and expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or the Trust Subordinate Companion Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to a Joint Mortgage Loan, each related mortgage loan seller, will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Loan Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Loan Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of each Serviced Mortgage Loan, any related Serviced Companion Loans (including, for the avoidance of doubt, the Trust Subordinate Companion Loan) and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and the related Intercreditor Agreement.

The Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the Non-Serviced Master Servicer and the Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans), the related Serviced Companion Loans and any related REO Properties. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be read to include the servicing and administration of the related Serviced Companion Loans but not to include the Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loans and any related REO Property. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Certain provisions of the Non-Serviced PSAs relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to any Servicing Shift Whole Loan only while the PSA governs the servicing of such Servicing Shift Whole Loan. On and after the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

In general, (i) the master servicer will be responsible for the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loans that are non-Specially Serviced Loans (except for Special Servicer Non-Major Decisions, and Special Servicer Major Decisions as to which the processing and/or consent or other involvement of the special servicer is required), and (ii) the special servicer will be responsible for the servicing and administration of Specially Serviced Loans and REO Properties and, in certain circumstances, the special servicer will review, evaluate and/or provide or withhold consent or process Special Servicer Major Decisions and Special Servicer Non-Major Decisions (in each case, other than the Non-Serviced Mortgage Loan) and any related Serviced Companion Loans when such Mortgage Loans and Serviced Companion Loans are non-Specially Serviced Loans.

The PSA requires the master servicer or the special servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the master servicer or the special servicer may, in its discretion, waive any late payment fee or default interest it is entitled to receive in connection with any delinquent Periodic Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans and the Trust Subordinate Companion Loan to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to a separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Trust Subordinate Companion Loan, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates and the RR Interest Owner. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates and the RR Interest Owner. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (so long as no Consultation Termination Event is continuing) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each of its Mortgage Loans to (or as instructed by) the depositor within 60 days following the Closing Date. The depositor will then be required to deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the RR Interest Owner the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding the Non-Serviced Mortgage Loans), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)  the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)  the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to; (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity, the Certificateholders and the RR Interest Owner (as a collective whole as if such Certificateholders and RR Interest Owner constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the RR Interest Owner and the holder(s) of the related Companion Loan(s) (as a collective whole as if such Certificateholders, the RR Interest Owner and the holder(s) of the related Companion Loan(s) constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan(s)) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)  any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)  the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)  the obligation, if any, of the master servicer to make advances;

(D)  the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or the related Companion Loan(s) the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)  any obligation of the master servicer, the special servicer or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or one of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan(s) or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of a Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will not thereby be relieved of any of those obligations or duties under the PSA and will remain responsible for the acts or omissions of any such sub-servicers. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Holder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or (C) to perform other covenants and obligations set forth in such Sub-Servicing Agreement in accordance with the terms of such Sub-Servicing Agreement. No sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)   all Periodic Payments (other than any balloon payments) (net of any applicable Servicing Fees (other than, in the case of any Non-Serviced Mortgage Loan, the servicing fee rate pursuant to the applicable pooling and servicing agreement)) that were due on the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Loan

(including any portion of a REO Loan related to the Trust Subordinate Companion Loan, other than any portion of an REO Loan related to any other Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)   in the case of each Mortgage Loan or Trust Subordinate Companion Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (including any portion of a REO Loan related to the Trust Subordinate Companion Loan, other than any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment or Agellan Portfolio Assumed Scheduled Payment, as applicable.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including the Non-Serviced Mortgage Loans), Trust Subordinate Companion Loan or REO Loan (including any portion of a REO loan related to the Trust Subordinate Companion Loan, other than any portion of a REO Loan related to any other Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to (but not including) the Distribution Date on which liquidation of the Mortgage Loan or Trust Subordinate Companion Loan or disposition of the REO Property, as the case may be, occurs. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan or Trust Subordinate Companion Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been assessed in accordance with the related Non-Serviced PSA and the master servicer has notice of such Appraisal Reduction Amount) or Trust Subordinate Companion Loan, then the interest portion of any P&I Advance in respect of that Mortgage Loan or the Trust Subordinate Companion Loan, as applicable, for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan, as applicable, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, yield maintenance charges or prepayment premiums or Excess Interest with respect to any Companion Loan (other than the Trust Subordinate Companion Loan).

With respect to any Non-Serviced Whole Loan, if any servicer under the Non-Serviced PSA determines that a P&I Advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan, but the master servicer and the trustee may conclusively rely upon any such determination. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related

Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

The “Agellan Portfolio Assumed Scheduled Payment” for any Collection Period and with respect to the Trust Subordinate Companion Loan that is delinquent in respect of its balloon payment (excluding, for purposes of any P&I Advances, the portion allocable to the Agellan Portfolio Mortgage Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Trust Subordinate Companion Loan (or portion of the REO Loan allocable to the Trust Subordinate Companion Loan) on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Trust Subordinate Companion Loan, (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification, a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Trust Subordinate Companion Loan (excluding, for purposes of any P&I Advances, the portion allocable to the Agellan Portfolio Mortgage Loan) at its Mortgage Rate (net of the related Servicing Fees).

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of the Serviced Mortgage Loans and any related Serviced Companion Loans, as applicable, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, neither the master servicer nor the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances, but may make a Servicing Advance on an urgent or emergency basis in its discretion. No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the RR Interest Owner and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Nonrecoverable Advances

Notwithstanding the foregoing, no party to the PSA will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, prior to the occurrence of a Consultation Termination Event, the Directing Holder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made or previously made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer, the Directing Holder (prior to the occurrence of a Consultation Termination Event) (and, with respect to a Serviced Mortgage Loan, to any master servicer or special servicer under the PSA governing any securitization trust into which the related Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. For the avoidance of doubt, any nonrecoverability determination with respect to the Trust Subordinate Companion Loan will be made based on the subordinate nature of the Trust Subordinate Companion Loan. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, as applicable, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance, (e) in the case of a potential P&I Advance with respect to the Trust Subordinate Companion Loan, the subordinate nature of the Trust Subordinate Companion Loan, and (f) with respect to a Non-Serviced Whole Loan, any non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA relating to a principal and interest advance for a Non-Serviced Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination or prohibit any such other authorized person from making a determination, that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the RR Interest Owner.

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan or Trust Subordinate Companion Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or the Trust Subordinate Companion Loan (“Related Proceeds”). Each of the master servicer and the trustee will be entitled to recover any

Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans (which excludes the Trust Subordinate Companion Loan) on deposit in the Collection Account (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of the Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the Agellan Portfolio Mortgage Loan and the Trust Subordinate Companion Loan. Amounts payable in respect of each Serviced Companion Loan (other than the Trust Subordinate Companion Loan) pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. With respect to a Servicing Advance on a Serviced Whole Loan, the master servicer or the trustee, as applicable, will be entitled to reimbursement first, out of amounts allocable to any Subordinate Companion Loan(s), then, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Servicing Advance is a Nonrecoverable Advance, from general collections of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans.

Neither the master servicer nor the trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the Agellan Portfolio Mortgage Loan) or any interest due on such Advance from any collections on the Agellan Portfolio Whole Loan allocable to the Trust Subordinate Companion Loan or (2) any Nonrecoverable Advance that is a P&I Advance made in respect of such Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Agellan Portfolio Mortgage Loan). With respect to the Trust Subordinate Companion Loan, the master servicer or the trustee will only be entitled to reimbursement for a P&I Advance and interest thereon from the amounts that would have been allocable to the Agellan Portfolio Mortgage Loan and the Trust Subordinate Companion Loan.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans or the Trust Subordinate Companion Loan, as applicable, to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or the Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the Agellan Portfolio Mortgage Loan) from any collections on the Agellan Portfolio Whole Loan allocable to the Trust Subordinate Companion Loan or (2) and Workout-Delayed Reimbursement Amounts in respect of the Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the Agellan Portfolio Mortgage Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Servicing Advance for the Agellan Portfolio Whole Loan, the master servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool including the Trust Subordinate Companion Loan.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate, compounded annually (the “Reimbursement Rate”), accrued on the amount of the Advance, including any outstanding P&I Advance on a Trust Subordinate Companion Loan, from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans” for reimbursements of servicing advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner. The master servicer is required to deposit in the Collection Account within two Business Days following receipt of properly identified funds all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the Trust Subordinate Companion Loan (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan (other than the Trust Subordinate Companion Loan) or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans (or Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan), to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, an “Upper-Tier REMIC Distribution Account” , a “Trust Subordinate Companion Loan REMIC Distribution Account” and an “Excess Interest Distribution Account” , each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner (or for the benefit of the holders of the Loan-Specific Certificates and the AGN-VRR Interest Owner, in the case of the Trust Subordinate Companion Loan REMIC Distribution Account).

On each Distribution Date, the certificate administrator is required (1) to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account (other than with respect to the Trust Subordinate Companion Loan)), plus, among other things, any P&I Advances, less amounts, if any, distributable to the Class S and Class R certificates as set forth in the PSA, generally to make distributions of interest and principal from (i) Pooled Available Funds to the holders of the Non-VRR Certificates (other than the Class S certificates), (ii) VRR Available Funds to the VRR Interest Owners and (iii) the Agellan Portfolio Available Funds to the holders of the Loan-Specific Certificates and the AGN-VRR Interest Owner, as described under “Description of the Certificates—Distributions” and “Credit Risk Retention—The VRR Interest”, and (2) to apply amounts on deposit in the Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account with respect to the Trust Subordinate Companion Loan, less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the Agellan Portfolio Available Funds to the holders of the Loan-Specific Certificates and the AGN-VRR Interest Owner.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the RR Interest Owner. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans and the Trust Subordinate Companion Loan into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans and the Trust Subordinate Companion Loan that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the

month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class S certificates and the VRR Interest Owners. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Pooled Certificateholders and the VRR Interest Owners. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains (other than amounts allocable to the Trust Subordinate Companion Loan) will be deposited into the Gain-on-Sale Reserve Account. In connection with each Distribution Date, the certificate administrator will be required to determine if the Pooled Available Funds for such Distribution Date (determined without regard to the inclusion of any such gains therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse all previously allocated Pooled Realized Losses reimbursable to, the holders of the Non-VRR Certificates on such Distribution Date. If the certificate administrator determines that such Pooled Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the certificate administrator will be required to withdraw from the Gain-on-Sale Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Pooled Aggregate Available Funds for the related Distribution Date for allocation between the VRR Interest and the Non-VRR Certificates) equal to the lesser of (i) all amounts then on deposit in the Gain-on-Sale Reserve Account and (ii) the sum of (A) the amount of the applicable insufficiency and (B) the VRR Allocation Percentage of the amount described in the immediately preceding clause. In addition, holders of the Class R certificates will be entitled to distributions of amounts on deposit in the Gain-on-Sale Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Pooled Realized Losses and VRR Realized Losses, as determined by the special servicer from time to time, or that remain after all distributions with respect to the Non-VRR Certificates on the final Distribution Date. Any gains allocable to the Trust Subordinate Companion Loan will be applied on the applicable Distribution Date to reimburse the holders of the Loan-Specific Principal Balance Certificates for Agellan Portfolio Realized Losses and AGN-VRR Interest for Agellan Portfolio VRR Realized Losses and, to the extent not so applied, such gains will be held and applied to offset future Agellan Portfolio Realized Losses and Agellan Portfolio VRR Realized Losses, if any.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner.

The Collection Account, the Serviced Whole Loan Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA. Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, if any, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in New York, New York or the principal cities in which the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the trustee or the certificate administrator conduct servicing, trust administration or surveillance operations or (iii) a day on which the Federal Reserve Bank of New York or banking institutions or savings associations in New York, New York, Charlotte, North Carolina, Cleveland, Ohio, Oakland, California, Kansas City, Missouri, Pittsburgh, Pennsylvania, Overland Park, Kansas, Minneapolis, Minnesota, Columbia, Maryland or Bethesda, Maryland, or the principal cities in which the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the trustee or the certificate administrator conduct servicing, trust administration or surveillance operations are authorized or obligated by law or executive order to be closed.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)    to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan) certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date, (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, or (C) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)    to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)    to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay itself any Net Prepayment Interest Excess;

(v)    to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(vi)    to pay to the asset representations reviewer the unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vii)    to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(viii)    to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan or Trust Subordinate Companion Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(ix)    to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(x)    to pay for any unpaid costs and expenses incurred by the issuing entity;

(xi)    to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the companion loan distribution account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xii)    to recoup any amounts deposited in the Collection Account in error;

(xiii)    to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiv)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)    to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)    to reimburse the certificate administrator out of general collections on the Mortgage Loans, the Trust Subordinate Companion Loan and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)    to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any (or the Trust Subordinate Companion Loan, if applicable), previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement; and

(xix)    to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan, except as specifically described in the PSA with respect to the Trust Subordinate Companion Loan in the case of expenses not allocated to any particular Mortgage Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan (or the Trust Subordinate Companion Loan in the case of the Agellan Portfolio Mortgage Loan) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan (other than the Trust Subordinate Companion Loan in the case of the Agellan Portfolio Mortgage Loan). Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee, operating advisor and (under some circumstances) asset representations reviewer from amounts that the issuing entity is entitled to receive or amounts paid by certain third parties. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee, and operating advisor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the RR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment(1)
Fees
Master Servicing Fee/master servicer	The Stated Principal Balance of each Mortgage Loan, REO Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan.	Monthly	Payment of interest on the related Mortgage Loan, REO Loan or Serviced Companion Loan.
Additional Master Servicing Compensation/master servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.
Additional Master Servicing Compensation/master servicer	100% of any amounts collected for checks returned for insufficient funds.	From time to time	The related fees.
Additional Master Servicing Compensation/master servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and reserve accounts and fees for insufficient funds on returned checks.	Monthly	The investment income.
Special Servicing Fee/special servicer	The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan.	Monthly	First out of collections on the related Mortgage Loan and REO Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Workout Fee/special servicer	1.0% of each collection of principal and interest on each Corrected Loan (including any related Serviced Companion Loan), subject to a cap described under “—Special Servicing Compensation”.	Monthly	The related collection of principal or interest.

Type/Recipient	Amount	Frequency	Source of Payment(1)
Liquidation Fee/special servicer	1.0% of each recovery of Liquidation Proceeds, net of certain expenses related to the liquidation and subject to a cap described under “—Special Servicing Compensation”.	Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.
Additional Servicing Compensation/master servicer and/or special servicer	All late payment fees and Net Default Interest, Modification Fees, assumption application fees, assumption, waiver consent and earnout fees, defeasance fees, review fees, processing fees, demand fees, beneficiary statement charges and/or other similar items.(2)	From time to time	The related fees.
	Solely payable to the special servicer, all interest or other income earned on deposits in any REO Account.	Monthly	The investment income.
Certificate Administrator/Trustee Fee/certificate administrator/trustee	The Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and REO Loans calculated on the same basis as interest accrues on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.
Operating Advisor Fee/operating advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and the REO Loans (including Non-Serviced Mortgage Loans, but excluding any Companion Loans) calculated on the same basis as interest accrued on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.
Operating Advisor Consulting Fee/operating advisor	A fee in connection with each Major Decision for which the operating advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower pays with respect to any Mortgage Loan or REO Loan.	From time to time	Paid by related borrower.

Type/Recipient	Amount	Frequency	Source of Payment(1)
Asset Representations Reviewer Asset Review Fee/asset representations reviewer	A reasonable and customary hourly fee, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Fee Cap.	From time to time	Payable by the related mortgage loan seller in connection with each Asset Review; provided, however, that if the related mortgage loan seller (i) is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust.
CREFC® Intellectual Property Royalty License Fee	Amount of interest accrued during an Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.	Monthly	Payment of interest on the related Mortgage Loan.
Expenses
Reimbursement of Servicing Advances/master servicer/trustee	To the extent of funds available, the amount of any Servicing Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment(1)
Interest on Servicing Advances/master servicer/trustee	At Reimbursement Rate.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan or Serviced Companion Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Reimbursement of P&I Advances/master servicer/trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time	Recoveries on the related Mortgage Loan or, with respect to the Agellan Portfolio Mortgage Loan, the Trust Subordinate Companion Loan and the Agellan Portfolio Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account, subject to certain limitations.
Interest on P&I Advances/master servicer/trustee	At Reimbursement Rate.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan or Trust Subordinate Companion Loan in excess of the regular interest rate, and then from general collections in the Collection Account from the Mortgage Loan but not any Serviced Companion Loan (other than in respect of the Agellan Portfolio Mortgage Loan and the Trust Subordinate Companion Loan), subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment(1)
Expenses, including without limitation, indemnification expenses/trustee, certificate administrator, operating advisor, the asset representations reviewer, master servicer and special servicer	Amounts for which the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer are entitled to indemnification or reimbursement.	From time to time	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.
Expenses of the issuing entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	From time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	All references to the Serviced Companion Loans in the table above will not include the Trust Subordinate Companion Loan and such fees and compensation with respect to the Trust Subordinate Companion Loan will be payable to the parties to the PSA as otherwise set forth in this prospectus. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on the Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the Agellan Portfolio Mortgage Loan.

(2)	Allocable between the master servicer and the special servicer as provided in the PSA.

Pursuant to the PSA, any successor master servicer or special servicer assuming the obligations of the master servicer or special servicer under the PSA generally will be entitled to the compensation to which the master servicer or the special servicer would have been entitled to receive after such successor becomes the master servicer or the special servicer, as applicable. If no successor master servicer or special servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor master servicer or special servicer will be treated as Realized Losses. The PSA does not provide for any successor trustee to receive compensation in excess of that paid to its predecessor trustee.

“Net Default Interest” with respect to any Mortgage Loan or the Trust Subordinate Companion Loan and any Distribution Date, any default interest accrued on such Mortgage Loan or the Trust Subordinate Companion Loan during the preceding Collection Period, less amounts required to pay the master servicer, the special servicer or the trustee, as applicable, interest on the related Advances on the related Mortgage Loan or the Trust Subordinate Companion Loan at the Reimbursement Rate and to reimburse the issuing entity for certain additional expenses of the trust on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

Master Servicing Compensation

Pursuant to the PSA, the master servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans and the Trust Subordinate Companion Loan from the Collection Account. The “Master Servicing Fee” will be payable monthly and will accrue at a per annum rate equal to 0.00125% (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Cost Rate set forth on Annex A-1 under the heading “Administrative Cost Rate”, less the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the master servicer or the applicable primary servicer. With respect to the Trust Subordinate Companion Loan, the Servicing Fee Rate will be 0.00250%. The Servicing Fee will be retained by the master servicer and any other primary servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan and Serviced Companion Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The master servicer will also be entitled to retain as additional servicing compensation with respect to the Mortgage Loans and any related Serviced Companion Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”), to the extent not prohibited by applicable law, the related Mortgage Loan documents and any related Intercreditor Agreement, (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Whole Loan, the related separate custodial account) and certain reserve accounts (to the extent consistent with the related Mortgage Loan documents); (ii) 100% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loan (and the related Serviced Companion Loans) that are non-Specially Serviced Loans, that do not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision, 50% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loan (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer), 100% of any defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include the special servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA), 100% of assumption fees or processing fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which do not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision, 50% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which involve a Special Servicer Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer), 100% of beneficiary statement charges to the extent such beneficiary statements are prepared by the master servicer (but not including prepayment premiums or yield maintenance charges), 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) for which the master servicer is processing the underlying assumption related transaction (whether or not the consent of the special servicer is required) and 0% of any such fee with respect to Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds (with respect to any Mortgage Loan or Specially Serviced Loan); and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loan (and the related Serviced Companion Loans, if applicable) that are non-Specially Serviced Loans to the extent collected by the issuing entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the issuing entity for certain expenses of the issuing entity relating to such Mortgage Loan. If a Mortgage Loan is a Specially Serviced Loan, the special servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing Compensation”.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge reasonable review fees in connection with any borrower request.

With respect to any of the fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

If the master servicer resigns or is terminated as the master servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement master servicer for assuming the duties of the master servicer, as the master servicer under the PSA. In the event that the master servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the master servicer as a primary servicer under the PSA. The initial master servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Prepayment Interest Shortfall amount, the master servicer will be obligated to reduce its Servicing Compensation as provided under “Description of the Certificates—Prepayment Interest Shortfalls”.

The master servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement to the extent and as described in the PSA).

Special Servicing Compensation

Pursuant to the PSA, the special servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The special servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.

A “Workout Fee” will in general be payable with respect to each Corrected Loan and will be payable by the issuing entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a mortgage loan seller of a Mortgage Loan due to a Material Defect will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, default interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Loan, for so long as it remains a Corrected Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the special servicer in accordance with the terms of the PSA or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further, that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 4 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such workout; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at 1.0% is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000. In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the issuing entity with respect to such Corrected Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Corrected Loan; provided that the special servicer will be entitled to collect such Workout Fees from the issuing entity until such time it has been fully paid such reduced amount. In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Loan will cease to be payable if such Corrected Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property later becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Whole Loan again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Loan during the period that it had responsibility for servicing such Specially Serviced Loan when it became a Corrected Loan (or for any Specially Serviced Loan that had not yet become a Corrected Loan because as of the time that the special servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Loan) at the time of such termination or resignation (and the successor special servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the issuing entity to the special servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan, (ii) each Mortgage Loan repurchased by a mortgage loan seller or other applicable party or that is subject to a Loss of Value Payment or (iii) each defaulted mortgage loan that is a Non-Serviced Mortgage Loan sold by the special servicer in accordance with the PSA, in each case, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or which is repurchased by the related mortgage loan seller outside the applicable cure period, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the special servicer recovered any proceeds (“Liquidation Proceeds”). The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) (or, if such rate would result in an aggregate Liquidation Fee of less than $25,000, then such higher rate as would result in an aggregate Liquidation Fee equal to $25,000) and (2) $1,000,000; provided that the total amount of a Liquidation Fee payable by the issuing entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan. In addition, the Liquidation Fee will be subject to the cap described below.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●	the purchase of any Defaulted Loan by the special servicer, the Directing Holder or their respective affiliates (except in the case of the Directing Holder (or its affiliate), if such purchase occurs more than 90 days after the transfer of the Defaulted Loan to special servicing),

●	the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the percentage interest of the then Controlling Class, the special servicer or the master servicer and, if applicable, the repurchase of the Trust Subordinate Companion Loan, in connection with the termination of the issuing entity,

●	a repurchase or replacement of a Mortgage Loan by a mortgage loan seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA,

●	with respect to (A) an AB Whole Loan, the purchase of such AB Whole Loan by the holders of a Subordinate Companion Loan or (B) any Mortgage Loan that is subject to mezzanine indebtedness, the purchase of such Mortgage Loan by the holder of the related mezzanine loan, in each case described in clause (A) or (B) above, within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

●	with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the related Non-Serviced PSA for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein, or (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the related Non-Serviced PSA for the trust that owns such Serviced Companion Loan,

●	the purchase of the related Mortgage Loan by the related Companion Loan Holder pursuant to the related intercreditor agreement or co-lender agreement within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

●	a Loss of Value Payment by a mortgage loan seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA; provided that, with respect to a Serviced Companion Loan and any related Loss of Value Payment made after such periods, a Liquidation Fee will only be payable to the special servicer the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable MLPA with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or otherwise prohibited from being paid to the special servicer (in each case, under the related pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan), and

●	if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related Liquidation Proceeds are received within 4 months following the related maturity date as a result of the related Mortgage Loan or Serviced Whole Loan being refinanced or otherwise repaid in full (provided that the special servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the special servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The special servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the special servicer is terminated or resigns, and prior to or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or is modified pursuant to an action plan submitted by the initial special servicer and approved (or deemed approved) by the Directing Holder or the special servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the special servicer subsequently became a Corrected Loan, then in either such event the special servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the issuing entity with respect to each Mortgage Loan, Serviced Whole Loan or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Whole Loan (or REO Loan) is an asset of the issuing entity will be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a special servicer and a Mortgage Loan, Serviced Whole Loan or REO Loan, only the Workout Fees and Liquidation Fees paid to such special servicer with respect to such Mortgage Loan, Serviced Whole Loan or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Whole Loans or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the special servicer will also be entitled to retain, as additional servicing compensation:

●	100% of any Modification Fees and consent fees (or similar fees) related to Specially Serviced Loans,

●	50% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer),

●	100% of any assumption fees or processing fees on Specially Serviced Loans,

●	50% of assumption fees or processing fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve a Special Servicer Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer),

●	100% of assumption application fees received with respect to the Mortgage Loans (and the related Serviced Companion Loans) for which the special servicer is processing the underlying assumption related transaction,

●	100% of beneficiary statement charges to the extent such beneficiary statements are prepared by the special servicer (but not including prepayment premiums or yield maintenance charges),

●	any interest or other income earned on deposits in the REO Accounts, and

●	Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the issuing entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the issuing entity for certain expenses of the issuing entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

“Modification Fees” means, with respect to any Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees). For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided that they act in unanimity) holding 100% of the then-outstanding certificates (including certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or VRR Realized Losses, as applicable, or Appraisal Reduction Amounts, but excluding the Class S and Class R certificates) or an assignment of the Voting Rights thereof; provided that the Certificate Balances or the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates and the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class  A-M, Class B, Class C, Class D and Class E certificates have been reduced to zero.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the issuing entity, any and all Modification Fees collected by the special servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the special servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Whole Loan or REO Loan at a time when such Mortgage Loan, Serviced Whole Loan or REO Loan was a Specially Serviced Loan.

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than Permitted Special Servicer/Affiliate Fees and compensation and other remuneration expressly provided for in the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions and fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property.

Disclosable Special Servicer Fees

The PSA will provide that, with respect to each Collection Period, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer will deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period. Such report may omit any such information that has previously been delivered to the certificate administrator by the master servicer or the special servicer. No such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loan, if applicable, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA; provided that any compensation and other remuneration that the master servicer or the certificate administrator is permitted to receive or retain pursuant to the terms of the PSA in connection with its respective duties in such capacity as master servicer or certificate administrator under the PSA will not be Disclosable Special Servicer Fees.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”). The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan and REO Loan and the Trust Subordinate Companion Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Certificate Administrator/Trustee Fee Rate”), equal to 0.00851% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and the Trust Subordinate Companion Loan and based on the Stated Principal Balance of the related Mortgage Loan, the Trust Subordinate Companion or REO Loan as of the Due Date in the immediately preceding Collection Period. The Certificate Administrator/Trustee Fee will be paid to the certificate administrator and the certificate administrator will be required to remit to the trustee the trustee fee in accordance with the terms of the PSA from the Certificate Administrator/Trustee Fee. In addition, the trustee and certificate administrator will each be entitled to recover from the issuing entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the PSA, but not including routine expenses incurred in the ordinary course of performing its duties as trustee or certificate administrator, as applicable, under the PSA, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the operating advisor monthly from amounts received with respect to each Mortgage Loan and REO Loan (including Non-Serviced Mortgage Loans, but excluding any Companion Loans) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan or REO Loan on the Stated Principal Balance of the related Mortgage Loan or REO Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan or REO Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate equal to 0.00196% with respect to each such Mortgage Loan and REO Loan.

An Operating Advisor Consulting Fee will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 (or, such lesser amount as the related borrower pays) with respect to any Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer processing the Major Decision to use efforts to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fees not specified in the related loan documents owed to it in accordance with the Servicing Standard, but only to the extent not prohibited by the related loan documents; but in no event may take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard provided that the master servicer or the special servicer, as applicable, will be required to consult on a non-binding basis with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable operating advisor (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

Asset Representations Reviewer Compensation

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer for similar consulting assignments at the time of such review and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Fee Cap (the “Asset Representations Reviewer Asset Review Fee”).

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Fee Cap” will equal the sum of: (i) $17,500 multiplied by the number of Subject Loans, plus (ii) $1,750 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,250 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,250 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Fee Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Fee Cap; provided, however, that if the related mortgage loan seller (i) is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan, other than the portion of an REO Loan related to any Serviced Companion Loan) and the Trust Subordinate Companion Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, Trust Subordinate Companion Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the RR Interest Owner, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and the Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(i)    the date on which such Mortgage Loan or Serviced Whole Loan becomes a Modified Mortgage Loan (as defined below),

(ii)    the 120th day following the occurrence of any uncured delinquency in Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan,

(iii)    (x) the 30th day following the date on which the related borrower has filed a bankruptcy petition, (y) the 30th day following the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan or (z) the 60th day following the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan,

(iv)    the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan becomes an REO Property, and

(v)    a payment default has occurred with respect to the related balloon payment; provided, however, that if (A) the related borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or prior to the related maturity date or extended maturity date, a statement to that effect, and delivers, within 30 days following the related maturity date or extended maturity date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or a signed purchase agreement reasonably acceptable to the master servicer (who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Holder (but only for so long as no Consultation Termination Event is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan, then an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment, letter of intent, otherwise binding application for refinancing or signed purchase agreement.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the special servicer in a manner that: (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan); (b) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as-is) of the property to be released; or (c) in the reasonable good faith judgment of the special servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

Notwithstanding anything to the contrary in the definition of Appraisal Reduction Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan (other than an event described in clauses (iii) or (iv) of the definition of Appraisal Reduction Event) or the entry into of a COVID Modification Agreement will constitute an Appraisal Reduction Event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID Modification Agreement.

The “COVID Emergency” means the national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by the President on March 13, 2020 under the National Emergencies Act (50 U.S.C. 1601 et seq.).

A “COVID Modification” means a modification of, or forbearance or waiver in respect of, a Mortgage Loan that satisfies each of the following conditions:

(i)       prior to the modification or forbearance or waiver, the related borrower certified to the Special Servicer that it is seeking limited relief from the terms of the related Mortgage Loan documents because it is experiencing a financial hardship due, directly or indirectly, to the COVID Emergency;

(ii)       the related modification or forbearance or waiver provides for (a) the temporary forbearance, waiver or deferral with respect to payment obligations or operating covenants, (b) the temporary alternative use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose provided for in the related Mortgage Loan documents, or (c) such other modifications, forbearance or waiver that is related or incidental to clause (a) or clause (b) as may be reasonably determined by the special servicer in accordance with the Servicing Standard to address a financial hardship due, directly or indirectly, to the COVID Emergency;

(iii)       the related COVID Modification Agreement is entered into prior to the date that is nine months following the Closing Date;

(iv)       if a default or event of default existed under the Mortgage Loan prior to the modification or forbearance or waiver, the related COVID Modification Agreement provides that such default or event of default is cured or deemed no longer outstanding;

(v)       any COVID Modification Agreement (a) defers up to 3 monthly debt service payments (but no greater than 6 monthly debt service payments in the aggregate with any other COVID Modification or COVID Modification Agreement with respect to such Mortgage Loan) under the Mortgage Loan, and (b) requires that any payments deferred in accordance with clause (ii)(a) above or reserve or escrow amounts used for alternate purposes in accordance with clause (ii)(b) above are repaid or restored in full within 21 months of the date of the first COVID Modification Agreement with respect to such Mortgage Loan; and

(vi)       the related COVID Modification Agreement may (but will not be required to) provide that (a) the Mortgage Loan will be full recourse to the borrower (and that such recourse obligation is a guaranteed obligation under the related borrower sponsor guaranty) if the certification described in clause (i) is false or misleading, and/or (b) that a cash trap or sweep event will be deemed to have occurred under the terms of the Mortgage Loan documents.

A “COVID Modification Agreement” means the agreement or agreements pursuant to which a COVID Modification is effected.

A “COVID Modified Loan” means a Serviced Mortgage Loan and, if applicable, any related Serviced Companion Loan, that is subject to a COVID Modification.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan and any related Serviced Companion Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the master servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Holder and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date the master servicer receives from the special servicer the related appraisal or the special servicer’s Small Loan Appraisal Estimate and (ii) the occurrence of such Appraisal Reduction Event equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)   the excess of:

(i)	the sum of:

●	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as a Servicing Advance), minus such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000;

●	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

●	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

(ii)	the sum as of the Due Date occurring in the month of the date of determination of:

●	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (and any accrued and unpaid interest on any Subordinate Companion Loan);

●	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan;

●	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer or the trustee, as applicable); and

●	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan (other than a Serviced AB Whole Loan) with a Pari Passu Companion Loan will be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. Any Appraisal Reduction Amount in respect of a Serviced AB Whole Loan (including the Agellan Portfolio Whole Loan) will be allocated, first, to the Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Pari Passu Mortgage Loan and any related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances.

The special servicer will be required to, with respect to a Mortgage Loan having a Stated Principal Balance of $2,000,000 or higher, order and use efforts consistent with the Servicing Standard to obtain an appraisal, and with respect to a Mortgage Loan having a Stated Principal Balance of less than $2,000,000, conduct a valuation (such valuation, a “Small Loan Appraisal Estimate”) or order and use efforts consistent with the Servicing Standard to obtain an appraisal, within 60 days of the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (i) the date the master servicer receives from the special servicer the related appraisal or the special servicer’s Small Loan Appraisal Estimate and (ii) the occurrence of such Appraisal Reduction Event, the master servicer will be required to calculate and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder (for so long as no Consultation Termination Event is continuing), the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of the special servicer, necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least ten business days after the later of (i) the special servicer’s delivery of such MAI appraisal or Small Loan Appraisal Estimate to the master servicer and (ii) the occurrence of such Appraisal Reduction Event. The special servicer, upon reasonable request, will be required to deliver to the master servicer any information in the special servicer’s possession reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Whole Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Whole Loan; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the special servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the special servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the special servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old.

For so long as a Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, the special servicer is required within 30 days of the end of each 9-month period following the related Appraisal Reduction Event to use commercially reasonable efforts to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of, or reasonably obtainable at no additional expense by, the special servicer, necessary to calculate the Appraisal Reduction Amount, the master servicer is required to determine or redetermine, as applicable, and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer. With respect to any Mortgage Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Holder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 9-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the master servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of any Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on a Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the RR Interest Owner. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated together with each related Non-Serviced Companion Loan as a single Mortgage Loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to any Non-Serviced Whole Loan will generally be allocated first, to any Subordinate Companion Loan and then, to the related Non-Serviced Mortgage Loan and the Non-Serviced Companion Loan, on a pro rata basis based upon their respective outstanding principal balances.

If any Serviced Mortgage Loan and any related Serviced Companion Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the VRR Interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of certificates then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates to the extent of the Non-VRR Percentage of the reduction in such P&I Advance), on the other hand. See “Pooling and Servicing Agreement—Advances”.

As a result of calculating one or more Appraisal Reduction Amounts that is allocated to the Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to such Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Loan-Specific Certificates then-outstanding in reverse sequential order.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the master servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. The special servicer, upon reasonable prior written request, will provide the master servicer with information in its possession (or that is obtainable at no additional expense) that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the special servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Pooled Non-Reduced Certificates, the Controlling Class and the occurrence of a Control Termination Event, the VRR Percentage of any Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the VRR Interest Balance thereof, and the Non-VRR Percentage of any Appraisal Reduction Amounts will be allocated to each class of Pooled Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, and third, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

For purposes of determining the Non-Reduced Certificates, the Agellan Portfolio Controlling Class and the occurrence of an Agellan Portfolio Control Appraisal Period, Appraisal Reduction Amounts allocated to the Agellan Portfolio Whole Loan will be allocated first to the Trust Subordinate Companion Loan and then to the Agellan Portfolio Mortgage Loan. The VRR Percentage of any Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to the AGN-VRR Interest to notionally reduce (to not less than zero) the Certificate Balance thereof. The Non-VRR Percentage of Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of Loan-Specific Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class AGN-G certificates, then, to the Class AGN-F certificates, then, to the Class AGN-E certificates, then, to the Class AGN-D certificates). In addition, for purposes of determining the Agellan Portfolio Controlling Class and the occurrence of an Agellan Portfolio Control Appraisal Period, the Non-VRR Percentage of any Collateral Deficiency Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of Agellan Portfolio Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class AGN-G certificates, then, to the Class AGN-F certificates, then, to the Class AGN-E certificates, then, to the Class AGN-D certificates). For the avoidance of doubt, for purposes of determining the Agellan Portfolio Controlling Class and the occurrence of an Agellan Portfolio Control Appraisal Period, any Class of Agellan Portfolio Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

With respect to (i) any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates and (ii) any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer will be required to promptly notify the certificate administrator and the special servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates or Agellan Portfolio Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to obtain an appraisal prepared on an “as-is” basis by an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request. Upon receipt of such supplemental appraisal, the special servicer will send the appraisal to the master servicer and, the master servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of, or reasonably obtainable at no additional expense by, the special servicer, to make such recalculation. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or Agellan Portfolio Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order an additional appraisal of any Serviced Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request; provided that the special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the special servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class or the Agellan Portfolio Controlling Class until such time, if any, as such class is reinstated as the Controlling Class or the Agellan Portfolio

Controlling Class. The rights of the Controlling Class or the Agellan Portfolio Controlling Class will be exercised by the next most senior Control Eligible Certificates or Agellan Portfolio Control Eligible Certificates, respectively, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below. With respect to an AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

Maintenance of Insurance

In the case of each Serviced Mortgage Loan and any related Serviced Companion Loan, as applicable (but excluding any Serviced Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the master servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the master servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Whole Loan, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan documents.

Notwithstanding the foregoing,

(i)    the master servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Whole Loan, as applicable, or (y) required by the related Mortgage Loan documents and is available at commercially reasonable rates; provided that the master servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Whole Loan, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the trustee has an insurable interest;

(ii)    if and to the extent that any Mortgage Loan document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the master servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the PSA;

(iii)    the master servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided that this will not limit the master servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the PSA;

(iv)    except as provided below, in no event will the master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the master servicer or the special servicer, as applicable, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” below);

(v)    to the extent the master servicer itself is required to maintain insurance that the borrower does not maintain, the master servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the issuing entity as lender has an insurable interest thereon; and

(vi)    any explicit terrorism insurance requirements contained in the related Mortgage Loan documents are required to be enforced by the master servicer in accordance with the Servicing Standard (unless the master servicer or the special servicer, as applicable, with the consent of, if no Control Termination Event is continuing, the Directing Holder, and after consultation with the Risk Retention Consultation Parties and the Operating Advisor in accordance with the PSA, has consented to a waiver (including a waiver to permit the master servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan documents) in writing of that provision in accordance with the Servicing Standard); provided that the master servicer or the special servicer, as applicable, will be required to promptly notify each other in writing of such waiver.

With respect to each REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the PSA (subject to the right of the special servicer to direct the master servicer to make a Servicing Advance for the costs associated with coverage that the special servicer determines to maintain, in which case the master servicer will be required to make that Servicing Advance (subject to the recoverability determination and Servicing Advance procedures described above under “—Advances”)) to the extent reasonably available at commercially reasonable rates and to the extent the trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Serviced Mortgage Loan, REO Loan or Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan documents (unless such amount is not available or, if no Control Termination Event is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard, and in no case will any such insurance be an expense of the special servicer.

If either (x) the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Whole Loans and the REO Properties, as applicable, as to which it is the master servicer or the special servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the PSA, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the master servicer or special servicer, as applicable, meeting the ratings requirements of the Rating Agencies set forth in the PSA, and the master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then the master servicer or special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as the case may be, that maintains such policy will be required, if there has not been maintained on any Mortgaged Property securing a Serviced Mortgage Loan or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there has been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Whole Loan, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the master servicer determines that a Servicing Advance of such amounts would not be recoverable, that master servicer will be required to notify the trustee, the certificate administrator and the special servicer of such determination. Upon receipt of such notice, the master servicer (with respect to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) and the special servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the master servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and the RR Interest Owner (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders, RR Interest Owner and Serviced Companion Loan holder constituted a single lender). If the master servicer or the special servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan Holders (and in the case of a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), the special servicer (in the case of a determination by the special servicer) will be required to direct the master servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) to the extent of available funds.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Whole Loan, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, any default arising by reason of the failure of the related borrower to maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, as to which the master servicer or the special servicer, as applicable, has determined, in accordance with the Servicing Standard (and (i) unless a Control Termination Event is continuing, with the consent of the Directing Holder (or, if a Control Termination Event is continuing, but no Consultation Termination Event is continuing, after consulting with the Directing Holder) and (ii) with respect to any Specially Serviced Loan, after consultation with the Risk Retention Consultation Parties (but, in either case, other than with respect to any Mortgage Loan that is an Excluded Loan as to any such party)), that either:

(x)       such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or

(y)       such insurance is not available at any rate;

provided that the Directing Holder and the Risk Retention Consultation Parties, as applicable, will not have more than 30 days to respond to the master servicer’s or the special servicer’s, as applicable, request for such consent or consultation, as applicable; provided, further, that upon the master servicer’s or the special servicer’s, as applicable, determination, consistent with the Servicing Standard, that exigent circumstances do not allow the master servicer or the special servicer, as applicable, to consult with the Directing Holder, or the Risk Retention Consultation Parties, as applicable, the master servicer or the special servicer, as applicable, will not be required to do so.

Modifications, Waivers and Amendments

The PSA will permit (a) as to Mortgage Loans that are non-Specially Serviced Loans and actions that do not involve Special Servicer Major Decisions or Special Servicer Non-Major Decisions, the master servicer, or (b)(i) with respect to any Specially Serviced Loan or (ii) as to Special Servicer Major Decisions or Special Servicer Non-Major Decisions irrespective of whether such Mortgage Loan is a Specially Serviced Loan, the special servicer, in each case subject to the rights of the Directing Holder, and, after consultation with the operating advisor to the extent described under “—The Operating Advisor”, to modify, waive, amend, consent or take such other action with respect to any term of any Serviced Mortgage Loan and any related Serviced Companion Loan if such modification, waiver, amendment, consent or other action (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters that are Special Servicer Major Decisions with respect to any non-Specially Serviced Loan. If the master servicer and the special servicer mutually agree that the master servicer will process any Special Servicer Major Decision or Special Servicer Non-Major Decision with respect to a non-Specially Serviced Loan, the master servicer must obtain the consent (or deemed consent) of the special servicer as provided below.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing the Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan to value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will exclude the value of personal property and going concern value, if any.

In no event, however, may the master servicer or the special servicer extend the maturity of any Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease)(or 10 years prior to the expiration of such lease if the master servicer or the special servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and the RR Interest Owner and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders, RR Interest Owner and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event is continuing, with the consent of the Directing Holder).

In addition, neither the master servicer nor the special servicer may permit any borrower to add or substitute any collateral for an outstanding Serviced Mortgage Loan and any related Serviced Companion Loan, which collateral constitutes real property, unless the master servicer or the special servicer, as applicable, receives a Rating Agency Confirmation.

The special servicer will process (unless the special servicer and the master servicer mutually agree that the master servicer will process, as further described below) and consent to or refuse consent to, as applicable, all Special Servicer Major Decisions and Special Servicer Non-Major Decisions. The special servicer will also be required to obtain the consent of the Directing Holder, and will be required to consult with the operating advisor, in connection with any Special Servicer Major Decision to the extent described under “—The Directing Holder” and “—The Operating Advisor”.

In addition, with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the following actions will be subject to the special servicer’s processing and consent or, if mutually agreed to by the special servicer and the master servicer, the master servicer will be required to process such request subject to the consent of the special servicer as further described below (each of the following, a “Special Servicer Non-Major Decision”):

(a)   waivers regarding receipt of financial statements (other than immaterial timing waivers); and

(b)   decisions regarding whether or not to cure a ground lease.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Non-Major Decision or a Special Servicer Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the Special Servicer Non-Major Decision or Special Servicer Major Decision other than providing the special servicer with any reasonably requested information or documentation. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

When the master servicer and the special servicer have mutually agreed that the master servicer will process a Special Servicer Major Decision or Special Servicer Non-Major Decision, the special servicer’s consent will be required if the master servicer is recommending approval with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), and the master servicer will be required to forward to the special servicer the written request from the borrower for modification, waiver, amendment or other action or consent that is a Special Servicer Major Decision or Special Servicer Non-Major Decision, accompanied by the master servicer’s recommendation and analysis and any and all information in the master servicer’s possession or reasonably available to the master servicer that the special servicer may reasonably request to grant or withhold such consent. When the special servicer’s consent is required under the PSA, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the special servicer from the master servicer of the master servicer’s written analysis and recommendation with respect to such proposed Special Servicer Major Decision or Special Servicer Non-Major Decision together with such other information reasonably requested by the special servicer and reasonably available to the master servicer.

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The master servicer or special servicer, as applicable, will be allowed to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency only if (i) prior to the 2021 calendar year, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the Trust acquired such Mortgage Loan (whether or not such prior grants of forbearance were specifically covered by Revenue Procedure 2020-26), does not exceed six months (or such longer period of time as may be allowed by future guidance that is binding on federal income tax authorities) and such forbearance is specifically covered by Revenue Procedure 2020-26, (ii) such forbearance is permitted under another provision of the PSA (including forbearances due to default or reasonably foreseeable default) and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See the discussion of Revenue Procedure

2020-26 under the caption “Tax Matters and Changes in Tax Law May Adversely Impact Mortgage Loans or Your Investment.”

Any fees or other charges charged by the master servicer or the special servicer in connection with processing any COVID Modification or related COVID Modification Agreement with respect to any COVID Modified Loan (in the aggregate with any other COVID Modification or COVID Modification Agreement with respect to such COVID Modified Loan) may not exceed an amount equal to $30,000 (plus reasonable and customary attorney’s fees and expenses, out of pocket third party fees and expenses and filing fees) and may only be borne by the borrower, not the issuing entity.

The master servicer or the special servicer, as applicable, is required to notify the trustee, the certificate administrator, the Directing Holder (other than during the period when a Consultation Termination Event is continuing), the operating advisor (only if an Operating Advisor Consultation Event has occurred and is continuing), the depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Serviced Mortgage Loan and any related Serviced Companion Loan and the date of the modification and deliver a copy to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

Any modification, extension, waiver or amendment of the payment terms of a Mortgage Loan or Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan documents and intercreditor agreement, if any, such that neither the issuing entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan documents and intercreditor agreement. Neither the master servicer nor the special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to any Mortgage Loan in a manner that would be inconsistent with the allocation and payment priorities described under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related intercreditor agreement (if any).

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent of one or more holders of a related Serviced Companion Loan and the special servicer as described under “Description of the Mortgage Pool—The Whole Loans”.

See also “—The Directing Holder” and “—The Operating Advisor” for a description of the Directing Holder’s and the operating advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to each non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision) and the special servicer (with respect to each Specially Serviced Loan and, to the extent such action is a Special Servicer Major Decision, each non-Specially Serviced Loan) will be required to determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan and any related Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, (i) that with respect to such waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan as to the Directing Holder, the master servicer or the special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Holder or the Risk Retention Consultation Party, as applicable, upon consultation with the Directing

Holder and the Risk Retention Consultation Party) and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, upon consultation with the operating advisor, and (ii) the master servicer or the special servicer, as applicable, has received a Rating Agency Confirmation from S&P, Fitch and KBRA (and, if the applicable Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) with respect to any Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000 or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization).

To the extent not precluded by the Mortgage Loan documents, the master servicer or the special servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Pari Passu Companion Loans from the holders of such Pari Passu Companion Loans. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Modifications, Waivers and Amendments” above and “—Realization Upon Mortgage Loans” below.

With respect to a Serviced Mortgage Loan and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the master servicer (with respect to each non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision) and the special servicer (with respect to each Specially Serviced Loan and, to the extent such action is a Special Servicer Major Decision, each non-Specially Serviced Loan) will be required to determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) with respect to such waiver of rights that is a Major Decision, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Holder, the master servicer or the special servicer, as applicable, has obtained the consent of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Holder or the Risk Retention Consultation Party, as applicable, has consulted with the Directing Holder and the Risk Retention Consultation Party) and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, upon consultation with the operating advisor, and (ii) the master servicer or the special servicer, as applicable, has received a Rating Agency Confirmation from S&P, Fitch and KBRA (and, if the applicable Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) with respect to any Mortgage Loan that (A) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance, (D) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (E) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the ten largest mortgage loans in the related other securitization (provided that the special servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided that with respect to clauses (A), (C), (D), (E) and (F), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply. Neither the master servicer nor the special servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

To the extent not precluded by the Mortgage Loan documents, the master servicer or the special servicer, as applicable, may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Pari Passu Companion Loans from the holders of such Pari Passu Companion Loans. Neither the master servicer nor the special servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months (commencing in 2021) and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2022 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to a Serviced AB Whole Loan (which includes the Agellan Portfolio Whole Loan), the costs will be allocated, first, as an expense of the holders of the related Subordinate Companion Loan (with respect to the Agellan Portfolio Whole Loan, the Trust Subordinate Companion Loan), and second, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan (if applicable), pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2020 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Serviced Mortgage Loans and any related Serviced Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Serviced Mortgage Loan and any related Serviced Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(i)    either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a balloon loan, a payment default has occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default has occurred with respect to the related balloon payment; provided that if (A) the related borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or before the related maturity date or extended maturity date, a statement to that effect, and delivers, on or before the related maturity date or extended maturity date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or a signed purchase agreement reasonably acceptable to the master servicer (who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Holder (but only for so long as no Consultation Termination Event is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment, letter of intent, otherwise binding application for refinancing or signed purchase agreement;

(ii)    any monthly payment (other than a balloon payment or any other payment due under clause (i)(x) above in this definition) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)    the master servicer or the special servicer (and, in the case of a determination by the special servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)    the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)    the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)    the related borrower (a) admits in writing its inability to pay its debts generally as they become due, or (b) files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)    a default, of which the master servicer or the special servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the master servicer or special servicer materially and adversely affects the interests of the Certificateholders and the RR Interest Owner or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)    the master servicer or special servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan)(including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the RR Interest Owner with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

Notwithstanding the foregoing, the special servicer may elect to deliver a written notice to the master servicer that a Mortgage Loan should be a Specially Serviced Loan as a result of reasonably foreseeable default under clause (iii) of “Servicing Transfer Event”. Upon receipt of any such written notice, the master servicer will deliver an officer’s certificate to each of the depositor and the special servicer with its determination of whether to transfer such Mortgage Loan to special servicing under clause (iii) above and the reasons for such determination, and such determination will be conclusive with respect to a servicing transfer at that time.

Notwithstanding anything to the contrary in the definition of Servicing Transfer Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan (other than an event described in clauses (i)(y), (iv), (v), (vi)(b) or (viii) of the definition of “Servicing Transfer Event”) will constitute a Servicing Transfer Event under the Pooling and Servicing Agreement, but only if, and for so long as, the related borrower is in compliance with the terms of the related COVID Modification Agreement.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”)(A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided that, in each case, at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan or Trust Subordinate Companion Loan and, if applicable, any related Serviced Companion Loan that becomes a Specially Serviced Loan not later than 45 days after the servicing of such Serviced Mortgage Loan or Trust Subordinate Companion Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but (i) only for so long as no Consultation Termination Event is continuing, and (ii) not with respect to any applicable Excluded Loan);

●	each Risk Retention Consultation Party (but not with respect to any applicable Excluded Loan) and the AGN Risk Retention Consultation Party (only in the case of an Asset Status Report relating to the Agellan Portfolio Whole Loan);

●	the Agellan Portfolio Controlling Class Representative (only in the case of an Asset Status Report relating to the Agellan Portfolio Whole Loan, and only for so long as no Agellan Portfolio Control Appraisal Period has occurred and is continuing);

●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or to the holder of the related Serviced Companion Loan;

●	the operating advisor (but, other than with respect to an Excluded Loan applicable to the Directing Holder, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Properties (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an applicable Excluded Loan, if no Control Termination Event is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to the special servicer within such 10-business day period, as applicable) is not in the best interest of all the Certificateholders and the RR Interest Owner (as a collective whole) (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the RR Interest Owner and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. For so long as no Control Termination Event is continuing, if the Directing Holder disapproves the Asset Status Report within such 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the RR Interest Owner (taken as a collective whole) (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the RR Interest Owner and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)); provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Holder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Holder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Holder Asset Status Report Review Process”.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor following the completion of the Directing Holder Asset Status Report Review Process.

While an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan that is not an Excluded Loan and only for so long as no Consultation Termination Event is continuing, the Directing Holder). The operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of (i) receipt of such Asset Status Report or (ii) receipt of such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders and the RR Interest Owner (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the RR Interest Owner and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan that is not an applicable Excluded Loan and only for so long as no Consultation Termination Event is continuing, the Directing Holder) in connection with the special servicer’s preparation of any Asset Status Report that is provided while an Operating Advisor Consultation Event has occurred and is continuing. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan that is not an applicable Excluded Loan and only for so long as no Consultation Termination Event is continuing, the Directing Holder), to the extent the special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are not inconsistent with the Servicing Standard and in the best interest of the Certificateholders and the RR Interest Owner as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the RR Interest Owner and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Holder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Holder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or, after the occurrence and during the continuance of a Control Termination Event, the Directing Holder, or a recommendation of the operating advisor or, after the occurrence and during the continuance of a Control Termination Event, the Directing Holder.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Holder (except with respect to any applicable Excluded Loan) and after the occurrence and during the continuance of an Operating Advisor Consultation Event (or with respect to an Excluded Loan applicable to the Directing Holder), the operating advisor will be entitled to consult with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. During the continuance of a Consultation Termination Event (and at any time with respect to any applicable Excluded Loan), the Directing Holder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder. The special servicer will be required to implement the Final Asset Status Report.

In addition, in the case of a Servicing Shift Whole Loan, only the related Loan-Specific Directing Holder (without regard to whether a Control Termination Event or a Consultation Termination Event is continuing) may exercise the rights of the Trust Directing Holder or the operating advisor described in this “—Asset Status Report” section, and neither the Trust Directing Holder nor the operating advisor will have any of the above described consent or (in the case of the operating advisor) consultation rights, as applicable, unless permitted under the related Intercreditor Agreement.

With respect to each Non-Serviced Mortgage Loan, the directing holder under the related Non-Serviced PSA will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to such Non-Serviced Whole Loan under the related Non-Serviced PSA that are similar to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, with respect to the Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the holder of the related Subordinate Companion Loan, as Directing Holder, with regard to the Serviced AB Whole Loan, rather than the Trust Directing Holder, will have certain approval rights over any related Asset Status Report. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Holder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Holder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Asset Status Report Review Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final by the special servicer.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the RR Interest Owner (including the holders of the Loan-Specific Certificates), or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the RR Interest Owner (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and RR Interest Owner and, if applicable, Serviced Companion Loan Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and RR Interest Owner (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and RR Interest Owner and, if applicable, Serviced Companion Loan Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity, the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the special servicer has applied for, and the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to administer any Mortgaged Property acquired by the issuing entity in a manner which does not cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC acquires title to any REO Property, the special servicer, on behalf of the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC at the federal corporate rate (which, currently, is 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the RR Interest Owner is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the RR Interest Owner to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the RR Interest Owner.

See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and the RR Interest Owner and with respect to a Serviced Whole Loan, the Serviced Companion Loan Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders (including the holders of the Loan-Specific Certificates) and the RR Interest Owner or, in the case of a Serviced Whole Loan, Certificateholders, the RR Interest Owner and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders, RR Interest Owner and Serviced Companion Loan Holder constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan, but including the Trust Subordinate Companion Loan, if applicable) and any related Serviced Pari Passu Companion Loan and/or related REO Properties as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the RR Interest Owner and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to realize a fair price. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with the consent of the Directing Holder if no Control Termination Event is continuing and after consulting on a non-binding basis with the applicable Risk Retention Consultation Party in accordance with the PSA, in each case, with respect to any Non-Serviced Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the RR Interest Owner (and will be entitled to a Liquidation Fee in connection with such sale). Subject to the qualifications described in this section, the special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Holder and each Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan and any related Serviced Companion Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or more than 60 days delinquent in respect of its balloon payment (taking into account any extensions to such 60-day period as provided in the provisos to clause (a) of the definition of “Specially Serviced Loan”), if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (i) the offer is the highest offer received, and (ii) if the offer is less than the applicable Purchase Price, then at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be paid in advance of any such determination by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the RR Interest Owner and the related Serviced Companion Loan Holder(s)(if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Holder (other than with respect to any applicable Excluded Loan, unless a Consultation Termination Event exists), each Risk Retention Consultation Party (other than with respect to any applicable Excluded Loan) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and the RR Interest Owner and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)(as a collective whole as if such Certificateholders and the RR Interest Owner and, if applicable, the related Companion Loan Holder(s) constituted a single lender), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and the RR Interest Owner and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)(as a collective whole as if such Certificateholders and the RR Interest Owner and, if applicable, the related Companion Loan Holder(s) constituted a single lender).

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the Excluded Special Servicer, if any, the certificate administrator, the trustee, the Directing Holder, any Risk Retention Consultation Party, any sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan (or the Trust Subordinate Companion Loan, in the case of the Agellan Portfolio Whole Loan) together with such Mortgage Loan as one whole loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan (or the Trust Subordinate Companion Loan, in the case of the Agellan Portfolio Water Whole Loan) if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan (or the holder of the Trust Subordinate Companion Loan, in the case of the Agellan Portfolio Whole Loan), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted Mortgage Loan under the related Non-Serviced PSA, the Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, will have the right to consent to such sale if the required notices and information regarding such sale are not provided to the special servicer in accordance with the related Intercreditor Agreement. The Directing Holder will be entitled to exercise such consent right so long as a Control Termination Event is not continuing, and if a Control Termination Event is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

In addition, with respect to any Servicing Shift Mortgage Loan, if such Servicing Shift Mortgage Loan becomes a Defaulted Loan, the special servicer (or, on or after the related Servicing Shift Securitization Date, the related special servicer under the related Servicing Shift PSA) will be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the PSA or the related Servicing Shift PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the Agellan Portfolio Mortgage Loan, the Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the Agellan Portfolio Mortgage Loan, the Trust Subordinate Companion Loan), (2) interest accrued on the Mortgage Loan (and in the case of the Agellan Portfolio Mortgage Loan, the Trust Subordinate Companion Loan) and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan (and in the case of the Agellan Portfolio Mortgage Loan, the Trust Subordinate Companion Loan), the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan (and in the case of the Agellan Portfolio Mortgage Loan, the Trust Subordinate Companion Loan), prior to the distribution of those Liquidation Proceeds to Certificateholders and the RR Interest Owner, of

any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan (and in the case of the Agellan Portfolio Mortgage Loan, the Trust Subordinate Companion Loan). In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event is not continuing, the Directing Holder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans (other than any Excluded Loan applicable to the Directing Holder) and (2) the special servicer, with respect to non-Specially Serviced Loans (other than any Excluded Loan applicable to the Directing Holder), as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) and will have the right to replace the special servicer with or without cause, and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan (other than any Excluded Loan applicable to the Directing Holder), upon the occurrence and continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

The “Directing Holder” will be

(i)   with respect to each Serviced Mortgage Loan (other than the Agellan Portfolio Mortgage Loan and any Servicing Shift Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time (the “Trust Directing Holder”); provided, however, that:

(1)  absent that selection, or

(2)  until a Trust Directing Holder is so selected, or

(3)  upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Holder is no longer designated, the Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Holder; provided, however, that in the case of this clause (3), in the event no one holder represents that it owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Holder until appointed in accordance with the terms of the PSA;

(ii)   with respect to the Agellan Portfolio Whole Loan, (a) for so long as no Agellan Portfolio Control Appraisal Period exists, the Agellan Portfolio Controlling Class Representative and (b) for so long as a Agellan Portfolio Control Appraisal Period exists, the Trust Directing Holder; and

(iii)  with respect to any Servicing Shift Mortgage Loan, the related Loan-Specific Directing Holder prior to the related Servicing Shift Securitization Date.

The initial Trust Directing Holder is expected to be Eightfold Real Estate Capital Fund V, L.P., or its affiliate.

With respect to the 420 Taylor Street Mortgage Loan, the Trust Directing Holder will be the Directing Holder with respect to such Mortgage Loan, provided, however, if greater than $38,000,000 aggregate principal balance of the related pari passu companion loans are included together in a future securitization, the 420 Taylor Street Mortgage Loan is expected to become a Non-Serviced Mortgage Loan, the “controlling note” under the related Intercreditor Agreement will be the note with the largest principal balance in such other securitization and the Non-Serviced Directing Holder under the related Non-Serviced PSA will become the “directing holder” for the 420 Taylor Street Mortgage Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “—Servicing of the Servicing Mortgage Loans”.

The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Trust Directing Holder has not changed until such parties receive written notice of a replacement of the Trust Directing Holder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Trust Directing Holder.

The “Loan-Specific Directing Holder” means, with respect to any Servicing Shift Whole Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Holder under the PSA with respect to such Servicing Shift Whole Loan.

The “Agellan Portfolio Controlling Class Representative” will be the Agellan Portfolio Controlling Class Certificateholder (or its representative) selected by more than 50% of the Agellan Portfolio Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)  absent that selection, or

(2)  until a Agellan Portfolio Controlling Class Representative is so selected, or

(3)  upon receipt of a notice from a majority of the Agellan Portfolio Controlling Class Certificateholders, by Certificate Balance, that a Agellan Portfolio Controlling Class Representative is no longer designated, then the Agellan Portfolio Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Agellan Portfolio Controlling Class (with evidence of ownership), or its representative, will be the Agellan Portfolio Controlling Class Representative;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Agellan Portfolio Controlling Class, then there will be no Agellan Portfolio Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Agellan Portfolio Controlling Class Representative has not changed until such parties receive written notice of a replacement of the Agellan Portfolio Controlling Class Representative from a party holding the requisite interest in the Agellan Portfolio Controlling Class, or the resignation of the then-current Agellan Portfolio Controlling Class Representative.

During the continuance of a Agellan Portfolio Control Appraisal Period, there will be no Agellan Portfolio Controlling Class Representative.

It is anticipated that the initial Agellan Portfolio Controlling Class Representative will be FIAM LLC, acting in its capacity as investment manager for one or more of its clients, or one of its affiliates.

An “Agellan Portfolio Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Agellan Portfolio Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Agellan Portfolio Controlling Class” will be, as of any time of determination, the most subordinate class of Agellan Portfolio Control Eligible Certificates then-outstanding that has an aggregate Certificate

Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all Agellan Portfolio Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Agellan Portfolio Controlling Class will be the most senior Class of Agellan Portfolio Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class AGN-D certificates have been reduced to zero as a result of the allocation of principal payments on the Trust Subordinate Companion Loan, then the “Agellan Portfolio Controlling Class” will be the most subordinate class of Agellan Portfolio Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

The “Agellan Portfolio Control Eligible Certificates” will be the Class AGN-D, Class AGN-E, Class AGN-F and Class AGN-G certificates.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class. The Controlling Class as of the Closing Date will be the Class H-RR certificates; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a principal balance greater than zero; provided, further, that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

The “Control Eligible Certificates” will be any of the Class F, Class G-RR or Class H-RR certificates.

The master servicer, the special servicer, the trustee or the operating advisor, may from time to time request that the certificate administrator provide the name of the then-current Trust Directing Holder for any applicable Mortgage Loan or Serviced Whole Loan or the Agellan Portfolio Controlling Class Representative. Upon such request, the certificate administrator will be required to promptly (but in no event more than 5 Business Days following such request) provide the name of the then-current Trust Directing Holder or Agellan Portfolio Controlling Class Representative, as applicable, to the master servicer, the special servicer, the trustee or the operating advisor, but only to the extent the certificate administrator has actual knowledge of the identity of the then-current Trust Directing Holder or Agellan Portfolio Controlling Class Representative, as applicable; provided, that if the certificate administrator does not have actual knowledge of the identity of the then-current Trust Directing Holder or Agellan Portfolio Controlling Class Representative, as applicable, then the certificate administrator will be required to promptly (but in no event more than 5 Business Days following such request) (i) determine which Class is the Controlling Class or Agellan Portfolio Controlling Class, as applicable, and (ii) request from the Controlling Class Certificateholders or the Agellan Portfolio Controlling Class Certificateholders, as applicable, the identity of the Trust Directing Holder or Agellan Portfolio Controlling Class Representative, as applicable. Any expenses incurred in connection with obtaining such information will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Trust Directing Holder or Agellan Portfolio Controlling Class Representative, as applicable, has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the PSA or in connection with a request made by the operating advisor in connection with its obligation under the PSA to deliver a copy of its Operating Advisor Annual Report to the Trust Directing Holder and (ii) the requesting party has not been notified of the identity of the Trust Directing Holder or Agellan Portfolio Controlling Class Representative, as applicable, or reasonably believes that the identity of the Trust Directing Holder or Agellan Portfolio Controlling Class Representative, as applicable, has changed, then such expenses will be at the expense of the Trust. The master servicer, the special servicer, the trustee and the operating advisor, will be entitled to conclusively rely on any such information so provided.

To the extent the master servicer or the special servicer has written notice of any change in the identity of a Trust Directing Holder or the Agellan Portfolio Controlling Class Representative or the list of Certificateholders (or Certificate Owners, if applicable) of the Controlling Class or the Agellan Portfolio Controlling Class, then the master servicer or the special servicer, as applicable, will be required to promptly notify the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer thereof, who may rely conclusively on such notice from the master servicer or the special servicer, as applicable.

In the event that no Directing Holder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder as the case may be.

Major Decisions

Except as otherwise described under “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, prior to the occurrence and continuance of a Control Termination Event, neither the master servicer nor the special servicer will be permitted to take any of the following actions, and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions that are Special Servicer Major Decisions, in each case as to which the Directing Holder has objected in writing within ten business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt of a written report by the master servicer or special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or special servicer, as applicable, (ii) proposed course of action recommended and (iii) all information reasonably requested by the Directing Holder, and in the possession of the master servicer or the special servicer, as applicable, in order to grant or withhold such consent, which report may, if prepared by the special servicer, in its sole discretion, take the form of an Asset Status Report (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the master servicer or the special servicer, as applicable, within such 10 business day (or 30-day) period, the Directing Holder will be deemed to have approved such action)(each of the following, a “Major Decision”):

With respect to each Serviced Mortgage Loan and Serviced Whole Loan:

(a)    (i) any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, a COVID Modification, the timing of payments and acceptance of discounted payoffs) of a Serviced Mortgage Loan and any related Serviced Companion Loan, (ii) any extension of the maturity date of any Serviced Mortgage Loan and any related Serviced Companion Loan or (iii) any modification, waiver, consent or amendment of a Serviced Mortgage Loan and any related Serviced Companion Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to a (A) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the Mortgage Loan documents other than direct, non-callable obligations of the United States would be permitted or (C) a modification that would permit a principal prepayment instead of defeasance if the applicable Mortgage Loan documents do not otherwise permit such principal prepayment;

(b)    (i) any property management company changes for which the lender is required to consent or approve under the Mortgage Loan documents with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with a Stated Principal Balance greater than $2,500,000 or (ii) changes to the identity of the franchisor, change in flag or action of substantially similar import for which the lender is required to consent or approve under the Mortgage Loan documents;

(c)    any determination of an Acceptable Insurance Default;

(d)    any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a Mortgage Loan, or any action to enforce rights with respect to the Mortgage Loan;

(e)    any sale of a Defaulted Mortgage Loan (that is not a Non-Serviced Mortgage Loan), an REO Property (in each case, other than in connection with the termination of the issuing entity as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”) or a Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(f)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(g)    requests for property releases or substitutions, other than (i) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan, (ii) release of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Mortgage Loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of such conditions to the release set forth in the related Mortgage Loan documents that do not include any approval or exercise of lender discretion)) and such release is made as required by the related Mortgage Loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property), or (iii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

(h)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or direct or indirect interests in the related borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(i)     releases of any material amount from any escrow accounts, reserve accounts or letters of credit, in each case, held as performance escrows (or reserves) or earn-out escrows (or reserves), including with respect to certain Mortgage Loans identified on a schedule to the PSA, other than those required pursuant to the specific terms of the related Serviced Mortgage Loan and any related Serviced Companion Loan and for which there is no lender discretion;

(j)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the related borrower or guarantor releasing such borrower or guarantor from liability under a Serviced Mortgage Loan and any related Serviced Companion Loan other than pursuant to the specific terms of such Serviced Mortgage Loan and any related Serviced Companion Loan and for which there is no lender discretion;

(k)    any exercise of a material remedy with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan following a default or event of default of such Mortgage Loan or Serviced Whole Loan;

(l)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as come into and continue in default;

(m)   any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents; and

(n)    consents involving leasing activities (to the extent lender approval is required under the related Mortgage Loan documents) if (1) such lease involves a ground lease or lease of an outparcel, (2) such lease affects an area equal to or greater than the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area of the related Mortgaged Property, or (3) such transaction is not a routine leasing matter for a customary lease of space for parking, office, retail, warehouse, industrial and/or manufacturing purposes;

provided that if the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the Certificateholders and the RR Interest Owner and, with respect to any applicable Serviced Whole Loan, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders, RR Interest Owner and Serviced Companion Loan holders constituted a single lender) and the master servicer or the special servicer, as applicable, has made a reasonable effort to contact the Directing Holder, the master servicer or the special servicer, as applicable, may take any such action without waiting for the Directing Holder’s response.

Subject to the terms and conditions of this section, including, without limitation, the proviso set forth at the conclusion of the immediately preceding paragraph, (a) the special servicer will process all requests for any matter that constitutes a “Major Decision” with respect to any Specially Serviced Loan, (b) the special servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) unless the master servicer and the special servicer mutually agree that the master servicer will process such request, (c) the master servicer will process all requests for any matter that constitutes a Master Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), (d) the master servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) only to the extent the master servicer and the special servicer mutually agree that the master servicer will process such request and (e) the master servicer will process all requests for any matter that is not a Major Decision without any obligation to obtain the consent of or consult with any other person. Upon receiving a request for any matter that constitutes a Special Servicer Major Decision, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the master servicer will be required to forward such request to the special servicer and the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Special Servicer Major Decision.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide (solely with respect to each Specially Serviced Loan) each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the master servicer or the special servicer, as applicable, will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation

Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or special servicer to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any applicable Excluded Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Mortgage Loan (other than any applicable Excluded Loan), upon request of a Risk Retention Consultation Party, the master servicer and the special servicer will also be required to consult with such Risk Retention Consultation Party in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of such Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by such Risk Retention Consultation Party in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from a Risk Retention Consultation Party within 10 days following the later of (i) the master servicer’s or the special servicer’s, as applicable, written request for input on any requested consultation and (ii) delivery of all such additional information reasonably requested by such Risk Retention Consultation Party related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

Other than during the continuance of a Agellan Portfolio Control Appraisal Period, and if the Agellan Portfolio Whole Loan is a Specially Serviced Loan, the AGN Risk Retention Consultation Party will have the same rights as set forth above with respect to the Agellan Portfolio Whole Loan. Following a Agellan Portfolio Control Appraisal Period, the AGN Risk Retention Consultation Party will no longer have any consultation rights in respect of any Major Decisions with respect to the Agellan Portfolio Whole Loan.

“Master Servicer Major Decision” means any Major Decision under clauses (a)(iii)(A), (a)(iii)(B), (b)(i), (c) and (d) of the definition of “Major Decision”.

“Special Servicer Major Decision” means any Major Decision under clauses (a)(i), (a)(ii), (a)(iii)(C), (b)(ii) and (e) through (n) of the definition of “Major Decision”.

With respect to any borrower request or other action on a non-Specially Serviced Loan that is not a Major Decision, the master servicer will not be required to obtain the consent of or consult with the special servicer or the Directing Holder.

Asset Status Report

So long as a Control Termination Event is not continuing (but not with respect to any Excluded Loan), the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event is continuing, the Directing Holder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

With respect to a Serviced Subordinate Companion Loan, the special servicer will prepare an Asset Status Report for the related Serviced AB Whole Loan within 45 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement the Controlling Class Representative will have no approval rights over any such Asset Status Report.

Replacement of the Special Servicer

So long as a Control Termination Event is not continuing, the Directing Holder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

If a Control Termination Event is continuing, but for so long as no Consultation Termination Event is continuing, neither the master servicer nor the special servicer, as applicable, will be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision that it is processing or, in the case of the special servicer, any Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the master servicer or the special servicer if no Control Termination Event was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or the special servicer. In the event the master servicer or the special servicer, as applicable receives no response from the Directing Holder within 10 days following its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the Directing Holder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Holder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the master servicer or the special servicer will also be required to consult with the operating advisor in connection with any Major Decision that it is processing as to which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan related to the Directing Holder, the master servicer, the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing or for which it must give its consent and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event is continuing, no class of certificates will act as the Controlling Class, and the Directing Holder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder under the PSA. The master servicer or the special servicer, as applicable, will nonetheless be required to consult with only the operating advisor in connection with Major Decisions it is processing or for which it must give its consent, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur (a) with respect to any Mortgage Loan (other than any Serviced AB Whole Loan or any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other any Serviced AB Whole Loan or Servicing Shift Whole Loan) when the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) reduced to less than 25% of the initial Certificate Balance of that class; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to a Servicing Shift Whole Loan; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero and (b) with respect to any Serviced AB Whole Loan, when the related Control Appraisal Period has occurred and is continuing and when the events in clause (a) above are occurring. With respect to Excluded Loans related to the Directing Holder, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will occur (a) (other than with respect to any Serviced AB Whole Loan and any Servicing Shift Whole Loan) when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) equal to at least 25% of the initial Certificate Balance of that class; provided that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero and (b) with respect to any Serviced AB Whole Loan, when the related Control Appraisal Period has occurred and is continuing and when the events in clause (a) above are occurring. With respect to Excluded Loans related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Holder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Holder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders and the RR Interest Owner (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the RR Interest Owner and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable provides the Directing Holder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or (ii) may follow any advice or consultation provided by the Directing Holder or the holder of a Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders and the RR Interest Owner.

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan, the Directing Holder will not be entitled to exercise the rights described above, but such rights, or rights similar to those rights, will be exercisable by the directing holder (or equivalent entity) under the related Non-Serviced PSA (in the case of a Non-Serviced Whole Loan). The issuing entity, as the holder of the Non-Serviced Mortgage Loans and any Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans or such Servicing Shift Whole Loan, as applicable, and, so long as a Control Termination Event is not continuing, the Directing Holder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, so long as a Control Termination Event is not continuing, the Directing Holder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or any Servicing Shift Whole Loan, as applicable, that has become a defaulted loan under the related Non-Serviced PSA and under certain circumstances described under “—Sale of Defaulted Loans and REO Properties”. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Loan-Specific Directing Holder and the holders of the Non-Serviced Companion Loan(s) or a Companion Loan that is part of a Servicing Shift Whole Loan or their respective designees (e.g. the related directing holder (or equivalent party) under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Holder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders or the RR Interest Owner for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder or RR Interest Owner will acknowledge and agree, by its acceptance of its certificates or RR Interest, that the Directing Holder:

(a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the RR Interest;

(b) may act solely in the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Holders);

(c) does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d) may take actions that favor the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Holders) over the interests of the holders of one or more other classes of certificates; and

(e) will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder or RR Interest Owner may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or the RR Interest Owner. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any decision with respect to a Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve any Mortgage Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder or the RR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a broker or dealer with the meaning of the Securities Exchange Act of 1934, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. Meanwhile, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSA have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan. Furthermore, the operating advisor will have no obligation or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

The special servicer is required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Holder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the special servicer and the operating advisor.

Duties of Operating Advisor at All Times

With respect to each Serviced Mortgage Loan and any related Serviced Companion Loan, the operating advisor’s obligations will generally consist of the following:

(1) reviewing (i) the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA and (ii) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the actions of the special servicer with respect to Major Decisions relating to a Mortgage Loan when it is not a Specially Serviced Loan;

(2) reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website, and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(3) promptly recalculating and reviewing for accuracy and consistency with the PSA of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (i) any Appraisal Reduction Amount or (ii) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(4) preparing an annual report (if, at any time during the prior calendar year, (i) a Serviced Mortgage Loan and any related Serviced Companion Loan was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) generally in the form attached to this prospectus as Annex C to be provided to the depositor, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report” below.

In connection with the performance of the duties described in clause (3) above:

(1) after the calculation has been finalized (and if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the master servicer or special servicer, as applicable, will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(2) if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the master servicer or the special servicer, as applicable, will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(3) if the operating advisor and the master servicer or special servicer, as applicable, are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and the RR Interest Owner and, with respect to any Serviced Whole Loan for the benefit of the holders of any related Companion Loan (as a collective whole as if such Certificateholders, RR Interest Owner and Companion Loan Holders constituted a single lender, taking into account the pari passu nature of any related Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), and without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any borrower sponsor or guarantor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Holder, any Risk Retention Consultation Party, any Certificateholder, the RR Interest Owner or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package, the operating advisor will (if, at any time during the prior calendar year, (i) any Serviced Mortgage Loan was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the depositor, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the RR Interest Owner (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) under the PSA taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Major Decision Reporting Package (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information, in each case delivered to the operating advisor by the special servicer (other than any communications between the Directing Holder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any Operating Advisor Annual Report at least 5 business days prior to such Operating Advisor Annual Report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such Operating Advisor Annual Report that are provided by the special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in “—Other Obligations of Operating Advisor” below regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations and the operating advisor will not be subject to liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided. If the operating advisor is prohibited or materially limited from obtaining Privileged Information and such prohibition or limitation prevents the operating advisor from performing its duties under the PSA, the operating advisor will not be subject to any liability arising from its lack of access to such Privileged Information.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

While an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

(1)	to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

(2)	to consult (on a non-binding basis) with the master servicer or the special servicer, as applicable to the extent it has received a Major Decision Reporting Package (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to any Major Decisions processed by the master servicer or the special servicer, as applicable, as described under “—The Directing Holder—Major Decisions”.

An “Operating Advisor Consultation Event” will occur the earlier of when (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate Certificate Balances of the HRR Certificates and (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the last proviso in the definition of Control Termination Event).

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders and the RR Interest Owner as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity;

(iii)   that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a sponsor, any Borrower Party, the Retaining Third-Party Purchaser, the Directing Holder, any Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)   that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)   that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder or a Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (other than any applicable Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such appropriately labeled Privileged Information confidential and may not, without the prior written consent of the special servicer and either the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan and for so long as no Consultation Termination Event is continuing) or the Risk Retention Consultation Party (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan), as applicable, disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Holder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event is continuing, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrower involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations are not imputed to employees of the operating advisor involved in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on the advice of legal counsel) is required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; provided, however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Pooled Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c) any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the operating advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e) the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f) the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, either (i) the trustee may or (ii) upon the written direction of Certificateholders representing at least 25% of the Pooled Voting Rights of each class of certificates, the trustee will be required to, promptly terminate all of the rights and obligations of the operating advisor under the PSA (other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination)), by written notice to the operating advisor and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Holder (only for so long as no Consultation Termination Event is continuing), any Companion Loan Holder, the Certificateholders, the RR Interest Owner, each Risk Retention Consultation Party and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Pooled Voting Rights affected by any Operating Advisor Termination Event will be permitted to waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of certificates evidencing not less than 15% of the aggregate Pooled Voting Rights requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide written notice of such request to all Certificateholders, the RR Interest Owner and the operating advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders, the RR Interest Owner and the operating advisor.

Upon the written direction of holders of more than 50% of the Pooled Voting Rights of the certificates that exercise their right to vote (provided that holders of at least 50% of the Pooled Voting Rights of the certificates exercise their right to vote), the trustee will be required to terminate all of the rights and obligations of the operating advisor under the PSA by written notice to the operating advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).

The certificate administrator will be required to include on each Distribution Date statement a statement that each Certificateholder, the RR Interest Owner and beneficial owner of certificates may access such notices on the certificate administrator’s website and each Certificateholder, RR Interest Owner and beneficial owner of certificates may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders or RR Interest Owner for the reasonable expenses of posting such notices.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, each Risk Retention Consultation Party and the Directing Holder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason, it will remain entitled to any accrued and unpaid fees and reimbursement of operating advisor expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicer, the Directing Holder and all Certificateholders and the RR Interest Owner by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to Certificateholders and the RR Interest Owner, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) or (3), deliver such information in a written notice (which may be via email) within two (2) business days to the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the Directing Holder.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent

Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 116 prior pools of commercial mortgage loans for which GACC (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 (excluding 13 of such 116 pools with an outstanding aggregate pool balance that is equal to or less than 20% of the initial pool balance), the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between July 1, 2015 and June 30, 2020 was approximately 22.463%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 9.734%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was approximately 12.698% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 4.505%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent approximately 24.1% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least sixty days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a COVID Modification will not constitute a delinquency for so long as the related borrower is complying with the terms of such COVID Modification.

For the avoidance of doubt, the asset representations reviewer will not perform an Asset Review with respect to the Trust Subordinate Companion Loan at any time.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the Pooled Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders and the RR Interest Owner, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, each Risk Retention Consultation Party, the Trust Directing Holder and the Certificateholders and the RR Interest Owner. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received any Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Pooled Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the related trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the related trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)   a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the related trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)   a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)  any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that are necessary in connection with the asset representations reviewer’s completion of any Asset Review and that are requested (in writing in accordance with the PSA) by the asset representations reviewer, in the time frames and as otherwise described below.

If, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that it is missing any documents that are required to be part of the Review Materials for such Mortgage Loan or which were entered into or delivered in connection with the origination of such Mortgage Loan that, in either case, are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, then the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials identified in clauses (i) through (vi) above, notify (in writing in accordance with the PSA) the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and provide a written request (in accordance with the PSA) that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in each case in its good faith and sole discretion to be relevant to the Asset Review (such information, “Unsolicited Information”).

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, is required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder nor the RR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials, and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

If the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) within 10 days upon request as described above, then the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller no later than 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period, to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the applicable mortgage loan seller for each Delinquent Loan and the Trust Directing Holder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, certificate administrator, master servicer and special servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the applicable mortgage loan seller, which, in each such case, will be the responsibility of the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans). See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the applicable mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to at all times be an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Trust Directing Holder of such disqualification and immediately resign, and the trustee will be required to use commercially reasonable efforts to appoint a successor asset representations reviewer. If the trustee is unable to find a successor asset representations reviewer within 30 days of the termination of the asset representations reviewer, the depositor will be permitted to find a replacement.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s Investors Service, Inc., Fitch, DBRS, Inc., Kroll Bond Rating Agency, LLC, Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, DBRS, Inc., Kroll Bond Rating Agency, LLC, Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, the Retaining Third-Party Purchaser, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Trust Directing Holder, any Risk Retention Consultation Party or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, any Risk Retention Consultation Party or the Trust Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the RR Interest, any Mortgage Loan, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and the RR Interest Owner), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents and information received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents or information except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the RR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker-dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Pooled Voting Rights; provided that if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended by an additional 30 days;

(ii)   any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)   the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all

Certificateholders and the RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Pooled Certificateholders and the holders of the Class RR Certificates evidencing not less than 25% of the Pooled Voting Rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders, the RR Interest Owner and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, the RR Interest Owner and the asset representations reviewer. Upon the written direction of Pooled Certificateholders and the holders of the Class RR Certificates evidencing at least 75% of a Pooled Certificateholder Quorum, the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of a Pooled Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor is required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of the Risk Retention Consultation Parties

The Risk Retention Consultation Parties in their capacity as Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders or the RR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates and the RR Interest Owner with respect to the RR Interest, that a Risk Retention Consultation Party:

(1) may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the RR Interest Owner other than the VRR Interest Owner related to such Risk Retention Consultation Party;

(2) may act solely in the interests of the applicable VRR Interest Owner;

(3) does not have any liability or duties to the holders of any class of classes of certificates or the RR Interest Owner other than the VRR Interest Owner related to such Risk Retention Consultation Party;

(4) may take actions that favor the interests of the holders of one or more classes of certificates or the RR Interest Owner, over the interests of the holders of one or more other classes of certificates or other RR Interest Owner, as applicable; and

(5) will have no liability whatsoever for having so acted as set forth in (1) – (4) above, and no Certificateholder or the RR Interest Owner (other than the VRR Interest Owner related to such Risk Retention Consultation Party) may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the applicable Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described below and subject to the rights of the holder of the Loan-Specific Certificates and the holder of any related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Trust Directing Holder so long as, among other things, the Trust Directing Holder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Pari Passu Companion Loan and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees of any such termination incurred by the Trust Directing Holder will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event that relates to any Mortgage Loan (other than the Agellan Portfolio Mortgage Loan), upon (i) the written direction of holders of Pooled Principal Balance Certificates and the Class RR Certificates evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Pooled Principal Balance Certificates and the Class RR Certificates requesting a vote to replace the special servicer (other than with respect to the Agellan Portfolio Whole Loan) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and expenses and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Pari Passu Companion Loan (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to promptly post notice of such request on the certificate administrator’s website and concurrently provide written notice of such request by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Pooled Principal Balance Certificates and the Class RR Certificates evidencing at least 66-2/3% of a Pooled Certificateholder Quorum or (ii) holders of Pooled Principal Balance Certificates and the Class RR Certificates evidencing more than 50% of the aggregate Pooled Voting Rights of each Class of Pooled Non-Reduced Certificates on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the special servicer (other than with respect to the Agellan Portfolio Whole Loan) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders; provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

Notwithstanding anything to the contrary described in this section, prior to the related Servicing Shift Securitization Date, no one except for the Loan-Specific Directing Holder will be permitted to replace the special servicer with respect to such Servicing Shift Whole Loan.

With respect to the Agellan Portfolio Whole Loan, the special servicer may only be removed in accordance with the related Intercreditor Agreement. At no time will holders of the Certificates be permitted to replace the special servicer without cause with respect to the Agellan Portfolio Whole Loan, other than the Agellan Portfolio Control Eligible Certificates when the Agellan Portfolio Controlling Class Representative is the Directing Holder of the Agellan Portfolio Whole Loan.

A “Pooled Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer (other than with respect to the Agellan Portfolio Whole Loan) or the asset representations reviewer described above, the holders of Pooled Certificates and the Class RR Certificates evidencing at least 50% of the aggregate Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the certificates, except in the case of the termination of the asset representations reviewer) of all Pooled Principal Balance Certificates and the Class RR Certificates on an aggregate basis.

“Non-Reduced Certificates” means (i) any Class of Pooled Non-Reduced Certificates and (ii) any Class of Loan-Specific Principal Balance Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any Agellan Portfolio Non-VRR Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

“Pooled Non-Reduced Certificates” means any class of Pooled Principal Balance Certificates and the Class RR Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any Pooled Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the RR Interest Owner, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and (viii) is not a special servicer that has been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan (any such Serviced Mortgage Loan and any related Serviced Companion Loan, a “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan.

In the event the special servicer is required to resign as special servicer with respect to any Excluded Special Servicer Loan because it obtains knowledge that it is a Borrower Party prior to the occurrence and continuance of a Consultation Termination Event, then (i) if the Excluded Special Servicer Loan is not also an Excluded Loan, then the Trust Directing Holder will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the Excluded Special Servicer Loan, (ii) if the Excluded Special Servicer Loan is also an Excluded Loan, then the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Special Servicer for the Excluded Special Servicer Loan, and (iii) if there is no Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, then the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer for the Excluded Special Servicer Loan. In the event the special servicer is required to resign as special servicer with respect to any Excluded Special Servicer Loan because it obtains knowledge that it is a Borrower Party and either (i) a Consultation Termination Event is continuing or (ii) there is no Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, then the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer for the Excluded Special Servicer Loan. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If at any time a special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related

Mortgage Loan will no longer be an Excluded Special Servicer Loan, (3) such special servicer will become the special servicer again for the such related Mortgage Loan and (4) such special servicer will be entitled all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Loan.

The Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect all Mortgage Loans and Serviced Whole Loan which are not Excluded Special Servicer Loans).

No appointment of a special servicer will be effective until the depositor has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to each Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the directing holder appointed under the related Non-Serviced PSA (and not by the Trust Directing Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interests of the Pooled Certificateholders and the RR Interest Owner as a collective whole, the operating advisor will have the right to recommend the replacement of the special servicer (other than with respect to the Agellan Portfolio Whole Loan). In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Pooled Certificateholder and the RR Interest Owner of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Pooled Certificateholders and the RR Interest Owner of such Qualified Replacement Special Servicer will not preclude the Directing Holder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of Pooled Certificates and the Class RR Certificates evidencing at least a majority of a quorum of Pooled Certificateholders and holders of the Class RR Certificates (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Pooled Principal Balance Certificates and the Class RR Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other).

In the event the holders of such Pooled Voting Rights elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Serviced Companion Loan at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by such Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, the Directing Holder may not subsequently reappoint as special servicer such terminated special servicer or any Risk Retention Affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related directing holder or analogous party appointed under the related Non-Serviced PSA (and not by the Directing Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of the Master Servicer and the Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a) with respect to the master servicer only, any failure by the master servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Serviced Whole Loan on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the master servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the master servicer does not timely make such remittances to the certificate administrator, the master servicer will be required to pay the certificate administrator for the account of the certificate administrator interest on any amount not timely remitted at the Reimbursement Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the PSA or the related intercreditor agreement, any amount required to be so remitted which failure continues for two business days;

(b) with respect to the special servicer only, any failure by the special servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for one business day, or to remit to the master servicer for deposit in the Collection Account (or, in the case of a Serviced Whole Loan, the related custodial account) any such remittance required to be made, under the PSA; provided, however, that the failure of the special servicer to remit such remittance to the master servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the special servicer has compensated the master servicer for any loss of income (at the Reimbursement Rate) on such amount suffered by the master servicer due to and caused by the late remittance of the special servicer and reimbursed the issuing entity for any resulting advance interest due to the master servicer;

(c) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or 15 days in the case of the master servicer’s failure to make a Servicing Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the master servicer or the special servicer, as the case may be, pursuant to the PSA or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, by the certificateholders of any class issued by the issuing entity, evidencing percentage interest aggregating not less than 25% of such class or by such holder of a Serviced Companion Loan, if affected; provided that, if such failure is capable of being cured and the master servicer or the special servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d) any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA which materially and adversely affects the interests of any Certificateholders, the RR Interest Owner or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer, the special servicer, the depositor and the trustee by the holders of certificates of any class issued by the issuing entity, evidencing percentage interests aggregating not less than 25% of such class or by such holder of a Serviced Companion Loan, if affected; provided that, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f) the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting;

(g) the master servicer or the special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(h) KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or one or more classes of serviced companion loan securities, or (ii) has placed one or more classes of certificates or one or more classes of serviced companion loan securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) within 60 days of such event) and, in the case of either of clauses

(i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(i) so long as the issuing entity is subject to Exchange Act reporting requirements, any failure by the master servicer or special servicer, as applicable, to deliver to the trustee and the certificate administrator (i) an annual certification regarding such servicer’s compliance with the terms of the PSA, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the PSA after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the master servicer or special servicer, as applicable (but excluding any Sub-Servicing Entity which the master servicer or special servicer has been directed to retain by a sponsor or mortgage loan seller) is required to deliver (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (h)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, occurs and is continuing, then the trustee may, and at the written direction of (1) the holders of certificates evidencing at least (a) 25% of the aggregate Voting Rights in the case of the master servicer,, (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the Agellan Portfolio Whole Loan) and (c) 25% of the Voting Rights in the case of the special servicer with respect to the Agellan Portfolio Whole Loan, (2) in the case of the special servicer, for so long as no Control Termination Event is continuing, the Directing Holder, or (3) the Depositor (with respect to clause (i) of the definition of “Servicer Termination Event”), the trustee will be required to terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the PSA) and obligations of the master servicer as master servicer or the special servicer as special servicer, as the case may be, under the PSA. In the case of a Servicer Termination Event pursuant to clause (f), (g) or (h) of the definition thereof, the certificate administrator will be required to notify Certificateholders and Serviced Companion Loan Holders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan Holders favor such termination. Notwithstanding the foregoing, upon any termination of the master servicer or the special servicer, as applicable, under the PSA, the master servicer or the special servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the PSA.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the master servicer affects a Serviced Companion Loan or the holder thereof and the master servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the master servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the trustee direct the master servicer to appoint a sub-servicer (or if the related Serviced Whole Loan is currently being sub-serviced, then the trustee may direct the master servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement) that will be responsible for servicing the related Serviced Whole Loan; provided that the trustee will be required to direct the master servicer to obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities)(at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the special servicer affects a Serviced Companion Loan and the special servicer is not otherwise terminated or (b) if an NRSRO engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the special servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the trustee terminate the special servicer with respect to the related Serviced Whole Loan only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the master servicer or the special servicer, the trustee will succeed to all authority and power of the master servicer or the special servicer, as applicable, under the PSA (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the master servicer or the special servicer, as applicable, would have been entitled. If the trustee is unwilling or unable so to act, or holders of certificates evidencing at least (i) 25% of the aggregate Voting Rights in the case of the master servicer, (ii) 25% of the aggregate Pooled Voting Rights in the case of the special servicer (other than with respect to the Agellan Portfolio Whole Loan) and (iii) 25% of the aggregate Voting Rights in the case of the special servicer with respect to the Agellan Portfolio Whole Loan (or, for so long as no Control Termination Event is continuing, the Directing Holder) so request, or, with respect to a Serviced Whole Loan, if an affected Serviced Companion Loan noteholder so requests, or if the trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the issuing entity, the trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event is continuing, has been approved by the Directing Holder (which approval may not be unreasonably withheld in the case of the appointment of a successor master servicer) to act as successor to the master servicer or the special servicer, as applicable, under the PSA; provided that the trustee must obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities). Pending such appointment, the trustee is obligated to act in such capacity unless the trustee is prohibited by law from so acting. The trustee and any such successor may agree upon the servicing compensation to be paid; provided that no such compensation may be in excess of that permitted to the terminated master servicer or special servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated master servicer or special servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated master servicer or special servicer will be treated as Realized Losses. All reasonable costs and expenses of the trustee (including the cost of obtaining a Rating Agency Confirmation and any applicable indemnity) or the successor master servicer or successor special servicer incurred in connection with transferring the mortgage files to the successor master servicer or special servicer and amending the PSA to reflect such succession are required to be paid by the predecessor master servicer or the special servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor master servicer or special servicer (as the case may be) has not reimbursed the trustee or the successor master servicer or special servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the issuing entity; provided that the terminated master servicer or special servicer will not thereby be relieved of its liability for such expenses.

No Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA, the certificates or the Mortgage Loans, unless, with respect to the PSA, such holder previously has given to the trustee a written notice of a default under the PSA, and of the continuance thereof, and unless the holders of certificates of any class affected thereby evidencing percentage interests of at least 25% of such class, as applicable, have made written request of the trustee to institute such proceeding in its capacity as trustee under the PSA and have offered to the trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the trustee nor the certificate administrator will have any obligation to make any investigation of matters arising under the PSA or to institute, conduct or defend any litigation under the PSA or in relation to it at the request, order or direction of any of the holders of certificates, unless holders of certificates entitled to greater than 25% of the percentage interest of each affected class direct the trustee to do so and such holders of certificates have offered to the trustee or the certificate administrator, as applicable security or indemnity reasonably satisfactory to the trustee or the certificate administrator, as applicable against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the master servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor master servicer in connection with whose appointment a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) has been provided, in accordance with the terms set forth in the PSA, including that any successor master servicer fulfill the ratings requirements for successor master servicer set forth in the PSA.

In addition, the depositor may direct the trustee to terminate the master servicer upon 5 business days’ written notice if the master servicer fails to comply with certain of its reporting obligations under the PSA (subject to any applicable grace period).

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than (a) 66-2/3% of the aggregate Voting Rights of the certificates in the case of the master servicer, (b) 66-2/3% of the aggregate Pooled Voting Rights, in the case of the special servicer (other than with respect to the Agellan Portfolio Whole Loan and (c) 66-2/3% of the aggregate Voting Rights in the case of the special servicer with respect to the Agellan Portfolio Whole Loan (and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event) within 20 days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event, except (a) a Servicer Termination Event under clause (h) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and each affected depositor under a Non-Serviced PSA and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Whole Loan Custodial Account or the Lower-Tier REMIC Distribution Account or in remitting payments as received, in each case in accordance with the PSA.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event is not continuing, the approval of such successor by the Directing Holder, which approval in each case will not be unreasonably withheld or delayed or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the

Master Servicer and the Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rule, the Retaining Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, certificate administrator or the trustee receiving written notice by any other party to the PSA, the Retaining Third-Party Purchaser, the sponsor or any underwriter or initial purchaser that the master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the operating advisor or the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Retaining Third-Party Purchaser or any other party to the PSA (in such case, an “Impermissible Operating Advisor Affiliate” and “Impermissible Asset Representations Reviewer Affiliate”, respectively; and either of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Risk Retention Affiliate”), such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Retaining Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders, the RR Interest Owner or holders of the related Companion Loan, or any third party beneficiary, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA (including any such fees and costs relating to enforcing this indemnity), the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and each Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other Mortgage Loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor or operating advisor will be under any obligation to appear in, prosecute or defend any legal action that (i) is not incidental to its respective responsibilities under the PSA or (ii) in its opinion, may expose it to any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor and the operating advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and the RR Interest Owner (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the RR Interest Owner and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the subordinate or pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account, the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward it to each other party to the PSA and the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include (but are not limited to) obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to any non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor or, to the extent nonrecoverable, trust fund expenses. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than the holder of the Class RR Certificates) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan or Trust Subordinate Companion Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan or Trust Subordinate Companion Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Trust Directing Holder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Trust Directing Holder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, that party will be required to deliver prompt written notice of such Material Defect to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward to each other party to the PSA and the related mortgage loan seller, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request as described in “—Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder” or “—Repurchase Request Delivered by a Party to the PSA” above, a “Resolution Failure” will be deemed to have occurred. Receipt of the Repurchase Request will be deemed to occur two business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA, or (vi) the related Mortgage Loan or Trust Subordinate Companion Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Trust Directing Holder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request, along with the servicing file and all information, documents (but excluding the original documents constituting the mortgage file) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan or Trust Subordinate Companion Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, who will make such notice available to all other Certificateholders, Certificate Owners and the RR Interest Owner (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event is continuing) the Directing Holder regarding any Proposed Course of Action. Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action proposed by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Trust Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than of the VRR Interest) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder, Certificate Owner or RR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of

Certificateholders and the RR Interest Owner to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer (in consultation with the Trust Directing Holder for so long as no Consultation Termination Event is continuing), and in accordance with the Servicing Standard. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

If (i) a Repurchase Request is made with respect to any Mortgage Loan based on any particular alleged Material Defect, (ii) a Resolution Failure is deemed to occur with respect to such Repurchase Request, and (iii) if either (A) a mediation or arbitration is undertaken with respect to such Repurchase Request or (B) the Certificateholders and Certificate Owners cease to have a right to refer such Repurchase Request to mediation or arbitration, in either case in accordance with the foregoing discussion under this heading “—Resolution of a Repurchase Request,” then no Certificateholder or Certificate Owner may make any subsequent Repurchase Request with respect to such Mortgage Loan based on the same alleged Material Defect unless there is a material change in the facts and circumstances known to such party.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and the Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

For the avoidance of doubt, any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Trust Directing Holder, provided that a Consultation Termination Event is not continuing, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the trustee or the Enforcing Servicer, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the master servicer or the special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of the Trust Directing Holder (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu, or bankruptcy or other litigation).

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA will be similar in material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Benchmark 2020-B18 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are, subject to the discussions regarding the Non-Serviced PSAs below, similar to the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be greater or less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●	The Non-Serviced Directing Holder under the related Non-Serviced PSA will have rights substantially similar to the Directing Holder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Holder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Holder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Holder is permitted to replace the special servicers under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Holder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Major Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans; except that, in the case of the Non-Serviced PSA for each of the Moffett Towers Buildings A, B & C, MGM Grand &

Mandalay Bay, 1633 Broadway, Apollo Education Group HQ Campus, Bellagio Hotel and Casino, Southcenter Mall and Kings Plaza Whole Loans, the related Non-Serviced PSA does not contain an express exception in the definition of “Appraisal Reduction Event” (or equivalent term) for the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (or other action that is the equivalent of a COVID Modification under the PSA).

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Benchmark 2020-B18 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	There is no operating advisor under the Non-Serviced PSA related to the Moffett Towers A, B & C Whole Loan, the BX Industrial Portfolio Whole Loan, the MGM Grand & Mandalay Bay Whole Loan, the Chase Center Tower I Whole Loan or the Chase Center Tower II Whole Loan.

●	Under the Non-Serviced PSAs related to each of the Moffett Towers A, B & C Whole Loan, the BX Industrial Portfolio Whole Loan, the MGM Grand & Mandalay Bay Whole Loan, the 1633 Broadway Whole Loan, the Bellagio Hotel and Casino Whole Loan, the Chase Center Tower I Whole Loan and the Chase Center Tower II Whole Loan, there is no asset representations reviewer and there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” above with respect to the Companion Loan(s).

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the Moffett Towers Buildings A, B & C Mortgage Loan

The Moffett Towers Buildings A, B & C Mortgage Loan is being serviced pursuant to the MOFT 2020-ABC TSA. The servicing terms of the MOFT 2020-ABC TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the MOFT 2020-ABC TSA will earn a primary servicing fee with respect to the Moffett Towers Buildings A, B & C Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Moffett Towers Buildings A, B & C Whole Loan becoming a specially serviced loan under the MOFT 2020-ABC TSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to the Moffett Towers Buildings A, B & C Mortgage Loan accruing at a rate equal to 0.12500% per annum. Such fee will be payable until such time as the Moffett Towers Buildings A, B & C Whole Loan is no longer specially serviced.

●	The related Non-Serviced Special Servicer under the MOFT 2020-ABC TSA will be entitled to a workout fee equal to the lesser of (a) 0.25000% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each collection of principal and interest (other than excess interest) made by the related borrower after any workout of the Moffett Towers Buildings A, B & C Whole Loan.

●	The related Non-Serviced Special Servicer under the MOFT 2020-ABC TSA will be entitled to a liquidation fee equal to the lesser of (a) such rate as would result in a liquidation fee of $1,000,000 and (b) 0.25000% of net liquidation proceeds received in connection with the liquidation of the Moffett Towers Buildings A, B & C Whole Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers Buildings A, B & C Whole Loan”.

Servicing of the MGM Grand & Mandalay Bay Mortgage Loan

The MGM Grand & Mandalay Bay Mortgage Loan is being serviced pursuant to the BX 2020-VIVA TSA. The servicing terms of the BX 2020-VIVA TSA are similar to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the BX 2020-VIVA TSA earns a primary servicing fee with respect to the MGM Grand & Mandalay Bay Mortgage Loan equal to 0.000625% per annum.

●	Upon the MGM Grand & Mandalay Bay Mortgage Loan becoming a specially serviced loan under the BX 2020-VIVA TSA, the related Non-Serviced Special Servicer under the BX 2020-VIVA TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000% per annum, subject to an annual cap of $250,000.

●	The related Non-Serviced Special Servicer under the BX 2020-VIVA TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%, subject to a maximum workout fee of $2,500,000.

●	The related Non-Serviced Special Servicer under the BX 2020-VIVA TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%, subject to a maximum liquidation fee of $2,500,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan”.

Servicing of the 1633 Broadway Mortgage Loan

The 1633 Broadway Mortgage Loan is being serviced pursuant to the BWAY 2019-1633 TSA. The servicing terms of the BWAY 2019-1633 TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the BWAY 2019-1633 TSA earns a servicing fee with respect to the 1633 Broadway Mortgage Loan equal to 0.00125% per annum.

●	Upon the 1633 Broadway Mortgage Loan becoming a specially serviced loan under the BWAY 2019-1633 TSA, the related Non-Serviced Special Servicer under the BWAY 2019-1633 TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.12500% per annum.

●	The related Non-Serviced Special Servicer under the BWAY 2019-1633 TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to the lesser of 0.375% and such percentage as would result in a workout fee of $1,000,000.

●	The related Non-Serviced Special Servicer under the BWAY 2019-1633 TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to the lesser of 0.375% and such percentage as would result in a liquidation fee of $1,000,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan”.

Servicing of the Bellagio Hotel and Casino Mortgage Loan

The Bellagio Hotel and Casino Mortgage Loan is being serviced pursuant to the BX 2019-OC11 TSA. The servicing terms of the BX 2019-OC11 TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the BX 2019-OC11 TSA earns a primary servicing fee with respect to the Bellagio Hotel and Casino Mortgage Loan equal to 0.00125% per annum.

●	Upon the Bellagio Hotel and Casino Mortgage Loan becoming a specially serviced loan under the BX 2019-OC11 TSA, the related Non-Serviced Special Servicer under the BX 2019-OC11 TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000% per annum, subject to an annual cap of $250,000.

●	The related Non-Serviced Special Servicer under the BX 2019-OC11 TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%, subject to a maximum workout fee of $2,500,000.

●	The related Non-Serviced Special Servicer under the BX 2019-OC11 TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%, subject to a maximum liquidation fee of $2,500,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Bellagio Hotel and Casino Whole Loan”.

Servicing of the Servicing Shift Mortgage Loans

The servicing of the 420 Taylor Street Whole Loan is expected to be governed by the PSA, however, if a related Servicing Shift Securitization Date occurs, the 420 Taylor Street Whole Loan will be serviced by the related Servicing Shift PSA. From and after a related Servicing Shift Securitization Date, such Servicing Shift Whole Loan will be serviced by the master servicer and special servicer under the related Servicing Shift PSA pursuant to the terms of such Servicing Shift PSA. Although each related Intercreditor Agreement imposes some requirements regarding the terms of the Servicing Shift PSA (and it is expected that each such Servicing Shift PSA will contain servicing provisions similar to, but not identical with, the provisions of the PSA), the securitization to which the related Controlling Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such Servicing Shift PSA are unknown. See “Risk Factors—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers” and “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans or Trust Subordinate Companion Loan (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean each of S&P Global Ratings (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information

Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA, and thereafter may be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or RR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency. With respect to any matter affecting any Pari Passu Companion Loan, any Rating Agency Confirmation will also refer to a comparable confirmation from the nationally recognized statistical rating organizations then rating the securities representing an interest in such Pari Passu Companion Loan and such rating organizations’ respective ratings of such securities.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan or the Trust Subordinate Companion Loan), the custodian, the trustee (only if an advance was made by the trustee in the applicable calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan or the Trust Subordinate Companion Loan), the trustee (only if an advance was made by the trustee in the applicable calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, if applicable, to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or RR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or the RR Interest, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or the RR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or the RR Interest Owner, unless the Certificateholders or the RR Interest Owner, as applicable, have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the PSA, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and the RR Interest Owner of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, Trust Subordinate Companion Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class S and Class R certificates) and the RR Interest for the Mortgage Loans, Trust Subordinate Companion Loan and REO Properties remaining in the issuing entity, as described below or (3) the purchase or other liquidation of all of the assets of the issuing entity (including the Trust Subordinate Companion Loan) as described below by the holders of the Controlling Class, the special servicer, or the master servicer, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, the Directing Holder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

Any holder of certificates owning a majority of the percentage interest of the then Controlling Class, and, if such holder does not exercise its option, the special servicer and, if the special servicer does not exercise its option, the master servicer, will have the option to purchase all of the Mortgage Loans and the Trust Subordinate Companion Loan and all property acquired in respect of any Mortgage Loan (or Trust Subordinate Companion Loan) remaining in the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then-outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (and the Trust Subordinate Companion Loan) remaining in the issuing entity is less than 1% of the Initial Pool Balance of all of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (solely for purposes of this calculation, if either the MGM Grand & Mandalay Bay Mortgage Loan or the Tropical Distribution Center Mortgage Loan is still an asset of the trust and such right is being exercised after and the related Anticipated Repayment Date, then such Mortgage Loan will be excluded from the aggregate Stated Principal Balance and the aggregate Cut-off Date Principal Balance). Any such party may be an affiliate of the sponsor, depositor, issuing entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the issuing entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the issuing entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired and the Trust Subordinate Companion Loan) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Certificate

Administrator/Trustee Fees, CREFC® Intellectual Property Royalty License Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the issuing entity. The issuing entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then-outstanding certificates (excluding the Class R certificates) (provided that the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D and Class E certificates are no longer outstanding) if the Sole Certificateholder compensates the certificate administrator for the amount of investment income the certificate administrator would have earned if the outstanding Certificate Balance of the then-outstanding certificates (other than the Class X Certificates, Class S certificates and Class R certificates) were on deposit with the certificate administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the master servicer an amount equal to (i) the product of (a) the prime rate, (b) the aggregate Certificate Balance of the then-outstanding certificates (other than the Class X Certificates, Class S certificates and Class R certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans and any REO Properties remaining in the issuing entity; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X Certificates, the holders of the Class X Certificates will be entitled to receive a cash payment in consideration for an exchange of their certificates. Following such termination, no further amount will be payable on the certificates, regardless of whether any recoveries are received on the REO Properties. Notice of any such termination is required to be given promptly by the certificate administrator by mail to the Certificateholders with a copy to the master servicer, the special servicer, the operating advisor, the mortgage loan sellers, the trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Certificateholders will be given at their addresses shown in the certificate registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry certificates, such notice will be mailed to DTC and beneficial owners of certificates will be notified to the extent provided in the procedures of DTC and its participants.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including the Trust Subordinate Companion Loan), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders and the RR Interest Owner, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders, the RR Interest Owner or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA or in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in this prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates the RR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or RR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC or the Grantor Trust that would be a claim against the issuing entity or any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, RR Interest Owner or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, cause the issuing entity, any Trust REMIC or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a person that is a “disqualified organization” or a Non-U.S. Person;

(f)     to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, RR Interest Owner or any holder of a Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or RR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a Grantor Trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and

provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)     to modify, eliminate or add to any provisions of the PSA to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); or

(k)   to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel, or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel.

The PSA may also be amended by the parties to the PSA with the consent of the RR Interest Owner (if affected by such amendment) and the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate percentage interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or the RR Interest Owner, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class or the RR Interest without the consent of the holder of such certificate or the RR Interest Owner, as applicable, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan or holder of the Loan-Specific Certificates, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates and the RR Interest Owner or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes in any material adverse respect the rights of the holders of the Loan-Specific Certificates without the consent of such class and no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Intercreditor Agreement without the consent of the holder(s) of the related Non-Serviced Companion Loan(s).

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to: (i) be a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) be authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, (iii) have a combined capital and surplus of at least $100,000,000, (iv) be subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee has assumed the duties of the master servicer or the special servicer, as the case may be), (v) be an entity that is not on the depositor’s “prohibited party” list, (vi) be an institution insured by the Federal Deposit Insurance Corporation, and (vii) have a rating on its long-term senior unsecured debt of at least “BBB+” by S&P and “A” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it has a rating on its long-term unsecured debt of at least “A-” by Fitch, (b) it has a rating on its short-term debt obligations of at least “A-2” by S&P and “F1” by Fitch, and (c) the master servicer has a rating on its long-term senior unsecured debt of at least “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator also will be permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the RR Interest Owner, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator which, prior to the occurrence and continuance of a Control Termination Event, is acceptable to the Directing Holder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may, with cause (at any time) or without cause (at any time with 30 days’ prior written notice), remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California

Ten (10) Mortgaged Properties (21.0%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York

Eight (8) Mortgaged Properties (20.8%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Nevada

Four (4) Mortgaged Properties (17.3%) are located in Nevada. Nevada imposes certain statutory procedures, prohibitions or limitations that limit the exercise of rights by, and the remedies available to, a mortgagee under a mortgage or a beneficiary under a deed of trust. In Nevada, the lien evidenced by a deed of trust may be foreclosed judicially or non-judicially. Judicial foreclosures are extremely rare, however, as they give rise to a one year right of redemption, and are generally employed only in cases of defective trust deeds, mortgages, or cases alleging equitable mortgages. A non-judicial foreclosure is conducted by the trustee under the deed of trust, which, subject to the requirements of Nevada law, typically is a title insurance company or agent, pursuant to a power of sale granted in the deed of trust, and in accordance with Nevada law. More specifically, notice and opportunity to cure must be given, a notice of default and election to sell the property must be recorded, a notice of sale must be recorded, and notice must be given to the trustor, any guarantor or surety, and other parties with an interest in the real property or the indebtedness evidenced by a lien on the real property. Then, following the expiration of the required statutory period, the trustee’s sale is held. In addition, please note that special notice and affidavit requirements are required if the real property being foreclosed is a residential property. With limited exceptions, Nevada law also requires a beneficiary to exhaust its real property security prior to bringing an action against the trustor and, generally and unless (to the extent possible) waived, any guarantor, surety or other obligor to collect the debt. Further, actions for deficiency judgments following any foreclosure, judicial or non-judicial, must be brought within six months of the foreclosure, and are limited to the lesser of (i) the amount by which the secured indebtedness exceeds the fair market value of the real property sold at the time of sale, with interest from the date of sale, or (ii) the difference between the proceeds of the sale and the secured indebtedness, with interest from the date of sale. Additional limitations may apply in the residential context if the party seeking the deficiency acquired the right to obtain the judgment from a person who previously held that right. The laws of the State of Nevada also provide subrogation rights to a guarantor, surety, or other obligor who fully satisfies a debt secured by a lien evidenced by a deed of trust, which, in the case of partial satisfaction, is subject only to the lender’s prior right to recover the balance of any indebtedness owed by a borrower, which subrogation rights may be waived only after default. Finally, in Nevada, certain tax and, as and to the extent allowed by Nevada law, environmental liens may have priority over liens evidenced by previously recorded deeds of trust.

Texas

Twenty-seven (27) Mortgaged Properties (11.4%) are located in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor's last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the federal bankruptcy code. Although the reasoning and result of Durrett in respect of the federal bankruptcy code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the federal bankruptcy code.

Under the federal bankruptcy code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the federal bankruptcy code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the federal bankruptcy code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the federal bankruptcy code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the federal bankruptcy code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the federal bankruptcy code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the federal bankruptcy code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The federal bankruptcy code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the federal bankruptcy code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the federal bankruptcy code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the federal bankruptcy code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The federal bankruptcy code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the federal bankruptcy code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the federal bankruptcy code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the federal bankruptcy code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The federal bankruptcy code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the federal bankruptcy code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The federal bankruptcy code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the federal bankruptcy code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the federal bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The federal bankruptcy code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the federal bankruptcy code. Under the federal bankruptcy code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the federal bankruptcy code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the federal bankruptcy code or if certain other defenses in the federal bankruptcy code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the federal bankruptcy code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the federal bankruptcy code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the federal bankruptcy code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the federal bankruptcy code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “PATRIOT Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, we cannot assure you that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

GACC and its affiliates are playing several roles in this transaction. Deutsche Bank Securities Inc., an underwriter, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, GACC, a mortgage loan seller and a sponsor, DBNY, an originator, an initial Risk Retention Consultation Party, a holder of a portion of the Class RR Certificates and the title holder of the BX Industrial Portfolio and MGM Grand & Mandalay Bay companion loans, and DBRI, an originator and the holder of the companion loans (or, in the case of the BX Industrial Portfolio and MGM Grand & Mandalay Bay companion loans, the holder of a 100% equity participation in such companion loans) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”.

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Securities LLC, an underwriter, is an affiliate of JPMCB, a mortgage loan seller, a sponsor, an originator, an initial Risk Retention Consultation Party, a holder of a portion of the Class RR Certificates and the holder of the companion loans for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”.

GSMC and its affiliates are playing several roles in this transaction. Goldman Sachs & Co. LLC, an underwriter, is an affiliate of (i) Goldman Sachs Bank USA, an originator, the RR Interest Owner and the holder of the companion loans for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”, and (ii) Goldman Sachs Mortgage Company, a sponsor and an initial risk retention consultation party.

CREFI and its affiliates are playing several roles in this transaction. Citigroup Global Markets Inc., an underwriter, is an affiliate of CREFI, a mortgage loan seller, a sponsor, an originator, an initial Risk Retention Consultation Party, a holder of a portion of the Class RR Certificates and the holder of the companion loans for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”.

Pursuant to certain interim servicing agreements between GACC or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GACC mortgage loans.

Pursuant to a certain interim servicing agreement between CREFI and/or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain CREFI Mortgage Loans prior to their inclusion in the issuing entity.

Wells Fargo Bank acts as interim custodian with respect to all the CREFI Mortgage Loans, except for the related Mortgage File with respect to any CREFI Mortgage Loan that is a Non-Serviced Mortgage Loan.

Pursuant to a certain interim servicing agreement between GSMC and/or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GSMC Mortgage Loans prior to their inclusion in the issuing entity.

Wells Fargo Bank acts as interim custodian with respect to all the GSMC Mortgage Loans, except for the related Mortgage File with respect to any GSMC Mortgage Loan that is a Non-Serviced Mortgage Loan.

Pursuant to certain interim servicing agreements between JPMCB and/or certain of its affiliates, on the one hand, and Midland on the other hand, Midland acts as interim servicer with respect to certain Mortgage Loans owned by JPMCB or its affiliates.

Wells Fargo Bank acts as interim custodian with respect to all the JPMCB Mortgage Loans, except for the related Mortgage File with respect to any JPMCB Mortgage Loan that is a Non-Serviced Mortgage Loan.

Midland, the master servicer and special servicer, is also (i) the master servicer under the Benchmark 2020-IG3 PSA with respect to the BX Industrial Portfolio Whole Loan, (ii) the master servicer and special servicer under the Benchmark 2020-B17 PSA with respect to the Kings Plaza and Apollo Education Group HQ Campus Whole Loans, (iii) the master servicer and special servicer under the Benchmark 2020-IG2 PSA with respect to the Chase Center Tower I and Chase Center Tower II Whole Loans and (iv) the master servicer and special servicer under the GSMS 2020-GC45 PSA with respect to the Southcenter Mall Whole Loan.

Midland, or an affiliate, assisted Eightfold Real Estate Capital Fund V, L.P., or its affiliate, with due diligence regarding the Mortgage Loans.

Wells Fargo Bank, the certificate administrator, custodian and trustee, is also (i) the certificate administrator, custodian and trustee under the BWAY 2019-1633 TSA with respect to the 1633 Broadway Whole Loan, (ii) the certificate administrator and custodian under the MOFT 2020-ABC TSA with respect to the Moffett Towers Building A, B & C Whole Loan, (iii) the certificate administrator, custodian and trustee under the Benchmark 2020-IG3 PSA with respect to the BX Industrial Portfolio Whole Loan, (iv) the certificate administrator and custodian under the GSMS 2020-GC47 PSA with respect to the 711 Fifth Avenue Whole Loan, (v) the master servicer under the BX 2020-VIVA TSA with respect to the MGM Grand & Mandalay Bay Whole Loan , (vi) the certificate administrator, custodian and trustee under the Benchmark 2020-B17 PSA with respect to the Kings Plaza Whole Loan and the Apollo Education Group HQ Campus, (vii) the certificate administrator, custodian and trustee under the Benchmark 2020-IG2 PSA with respect to the Chase Center Tower I Whole Loan and the Chase Center Tower II Whole Loan, (viii) the certificate administrator, custodian and trustee under the BX 2019-OC11 TSA with respect to the Bellagio Hotel and Casino Loan, and (ix) the certificate administrator, custodian and trustee under the GSMS 2020-GC45 PSA with respect to the Southcenter Mall Whole Loan.

Park Bridge, the operating advisor and asset representations reviewer, is also (i) the operating advisor and asset representations reviewer under the GSMS 2020-GC47 PSA, pursuant to which the 711 Fifth Avenue Whole Loan is serviced and (ii) the operating advisor under the BX 2019-OC11 TSA, pursuant to which the Bellagio Hotel and Casino Whole Loan is serviced.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Operating Advisor”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have

Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments of the Mortgage Loans allocated to the Pooled Principal Balance Certificates will depend in part on the period of time during which the Senior Principal Balance Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Pooled Principal Balance Certificates than they were when the Senior Principal Balance Certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Pooled Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Pooled Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. An Agellan Portfolio Realized Loss occurs when the principal balance of the Trust Subordinate Companion Loan is reduced without an equal distribution (based on the allocation of amounts among the Loan-Specific Principal Balance Certificates, on the one hand, and the AGN-VRR Interest, on the other hand) to Loan-Specific Certificateholders and the AGN-VRR Interest owner in reduction of the Certificate Balance of the Loan-Specific Principal Balance Certificates and the Interest Balance of the AGN-VRR Interest, respectively. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balance of a class of Pooled Principal Balance Certificates indicated in the following table as a result of the application of Pooled Realized Losses will also reduce the Notional Amount of the related certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)
Class X-A	$ 732,914,000	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M
Class X-B	$ 33,569,000	Class B
Class X-D	$ 40,283,000	Class D, Class E
Class X-F	$ 15,665,000	Class F

Certificateholders and the RR Interest Owner are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Pooled Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Losses and shortfalls on any AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to an AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan (and correspondingly to the Pooled Certificates to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall) and any Pari Passu Companion Loans on a pro rata basis.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its ARD Loan by the Anticipated Repayment Date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the following table, including by reason of prepayments and principal losses on the Mortgage Loans (or Whole Loans) and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)
Class X-A	$ 732,914,000	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M
Class X-B	$ 33,569,000	Class B
Class X-D	$ 40,283,000	Class D, Class E
Class X-F	$ 15,665,000	Class F

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and the Trust Subordinate Companion Loan and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Pooled Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of Certificates and the RR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest”.

Prepayments on Mortgage Loans (or Whole Loans) may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. As used in each of the following tables, the column headed “0% CPR” assumes that none of the Mortgage Loans (or Whole Loans) is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPR”, “50% CPR”, “75% CPR” and “100% CPR” assume that no prepayments are made on any Mortgage Loan (or Whole Loan) during such Mortgage Loan’s (or such Whole Loan’s) lockout period, defeasance period, yield maintenance period or prepayment premium lock-out period (in each case, if any), and that prepayments are otherwise made on each of the Mortgage Loans (or Whole Loans) at the indicated CPR percentages. We cannot assure you, however, that prepayments of the Mortgage Loans (or Whole Loans) will conform to any level of CPR, and we make no representation that the Mortgage Loans (or Whole Loans) will prepay at the levels of CPR shown or at any other prepayment rate or that Mortgage Loans (or Whole Loans) that are in a lockout period, defeasance period, yield maintenance period or prepayment premium lock-out period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	Scheduled Periodic Payments, including payments due at maturity, of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in August 2020;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or ARD and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the Mortgage Loan Sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the RR Interest Owner, the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loan and AB Whole Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPR set forth in the tables below (and as applicable, without regard to any limitations in such Whole Loans on partial voluntary principal prepayment) and allocated to the related Mortgage Loan (and, in the case of the Agellan Portfolio Whole Loan, the related Mortgage Loan and Trust Subordinate Companion Loan) pursuant to the related Intercreditor Agreement);

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

●	the Closing Date occurs on July 31, 2020;

●	each ARD Loan prepays in full on the related Anticipated Repayment Date (in the case of 0% CPR scenario);

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan (or Whole Loan) in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised; and

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans (or Whole Loans) have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans (or Whole Loans) will actually prepay at any constant rate until maturity or that all the Mortgage Loans (and Whole Loans) will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans (or Whole Loans) that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans (or Whole Loans) were to equal any of the specified CPR percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans (or Whole Loans) may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
July 2021	91%	91%	91%	91%	91%
July 2022	69%	69%	69%	69%	69%
July 2023	45%	45%	45%	45%	45%
July 2024	17%	17%	17%	17%	17%
July 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	2.69	2.67	2.67	2.67	2.67

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	84%	65%	37%	0%
July 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	6.21	6.14	6.06	5.94	5.71

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-3 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	80%	80%	80%	80%	80%
July 2027	58%	58%	58%	58%	58%
July 2028	35%	35%	35%	35%	35%
July 2029	10%	10%	10%	10%	10%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	7.32	7.32	7.32	7.32	7.32

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-SB certificates.

Percent of the Minimum Initial Certificate Balance ($75,000,000)(1)
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	93%	84%	69%	0%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.38	9.25	9.12	9.03	8.87

(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the weighted average lives may be different than those shown above.

(2)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-4 certificates.

Percent of the Maximum Initial Certificate Balance ($119,000,000)(1)
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	96%	90%	81%	32%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.41	9.30	9.20	9.09	8.93

(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the weighted average lives may be different than those shown above.

(2)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-4 certificates.

Percent of the Minimum Initial Certificate Balance ($260,095,000)(1)
of the Class A-5 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.68	9.64	9.59	9.51	9.25

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the weighted average lives may be different than those shown above.

(2)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-5 certificates.

Percent of the Maximum Initial Certificate Balance ($304,095,000)(1)
of the Class A-5 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	98%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.64	9.61	9.55	9.47	9.22

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the weighted average lives may be different than those shown above.

(2)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-5 certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.92	9.68

(1)	The weighted average life of the Class A-M certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-M certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.71

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.72

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPRs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from July 1, 2020 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans (or Whole Loans) or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans (or Whole Loans) will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans (or Whole Loans) are presented in terms of the CPR model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-M Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-M certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation can apply retroactively. This discussion reflects provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Three separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Trust Subordinate Companion Loan REMIC”, “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Trust Subordinate Companion Loan REMIC will hold the Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of regular interests (the “Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR certificates, the Loan-Specific Certificates, the regular interests that correspond in the aggregate to the VRR Interest (the “VRR REMIC Regular Interests“) and the AGN-VRR Interest, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Intercreditor Agreement, (iii) compliance with each Non-Serviced PSA and the continued qualification of each respective REMIC formed thereunder and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a “regular interest” in the Trust Subordinate Companion Loan REMIC, (d) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (e) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor (1) the portions of the issuing entity consisting of (i) entitlement to collections of excess interest accrued on any ARD Loan and the related distribution account, and (ii) the uncertificated regular interests in the Upper-Tier REMIC corresponding to the VRR Interest and distributions thereon, will be classified as a “trust” under Section 301.7701-4(c) of the Treasury Regulations (the “Grantor Trust”), (2) the Class S certificates and the VRR Interest will represent beneficial ownership of the excess interest and related distribution account and (3) the VRR Interest will represent beneficial ownership of the uncertificated regular interests in the Upper-Tier REMIC corresponding to the VRR Interest and distributions thereon.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans such as the Mortgage Loans or the Trust Subordinate Companion Loan; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan or the Trust Subordinate Companion Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan or the Trust Subordinate Companion Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan or the Trust Subordinate Companion Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the Trust Subordinate Companion Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan or the Trust Subordinate Companion Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan or the Trust Subordinate Companion Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust

REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the Startup Day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. It is expected that each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a class of regular interests in the Trust Subordinate Companion Loan REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will evidence the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans and the Trust Subordinate Companion Loan that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans or the Trust Subordinate Companion Loan are secured by residential real property. As of the Cut-off Date, eight of the Mortgaged Properties (9.4%) are multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans (or Trust Subordinate Companion Loan) that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interest Holder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interest Holder’s basis in the Regular Interest. Regular Interest Holders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interest Holders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interest Holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interests Holder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interest Holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Trust Subordinate Companion Loan provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus excess interest accrued thereon), it is anticipated that the Class [_] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, such classes of Regular Interests will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will not be deductible currently. The holder of any such class may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the Trust Subordinate Companion Loan used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that each ARD Loan prepays on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interest Holders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class     certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interest Holder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans or the Trust Subordinate Companion Loan that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on a Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interest Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. If made, such selection will apply to all market discount instruments acquired by such Regular Interest Holder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. The election cannot be revoked without IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interest Holder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interest Holder may elect under Code Section 171 to amortize such premium under the constant yield method. If made, such election will apply to all premium debt instruments (other than those paying tax-exempt interest) held by the Holder of the Regular Interest on the first day of the taxable year to which the election applies and to all taxable, premium debt instruments acquired thereafter. The election cannot be revoked without IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election and thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Trust Subordinate Companion Loan, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interest Holder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interest Holders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Trust Subordinate Companion Loan below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interest Holders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Provisions

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans or the Trust Subordinate Companion Loan will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class A-M, Class B, Class C, Class D and Class E certificates, the VRR Interest and each of the Loan-Specific Certificates and the AGN-VRR Interest, respectively, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class A-M, Class B, Class C, Class D and Class E certificates, the VRR Interest and each class of Loan-Specific Certificates and the AGN-VRR Interest, respectively, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of yield maintenance charges and prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class A-M, Class B, Class C, Class D and Class E certificates, the VRR Interest and each class of Loan-Specific Certificates and the AGN-VRR Interest, respectively. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interest Holder sells or exchanges a Regular Interest, such Regular Interest Holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interest Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interest Holder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interest Holder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of a VRR Interest, the related Regular Interest Holder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to such Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or the Trust Subordinate Companion Loan REMIC’s acquisition of a REO Property, as applicable, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC generally must be conducted through an independent contractor. Further, such operation of foreclosed property, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to Certificateholders and the RR Interest Owner.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”) included new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a representative’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and Treasury regulations so that holders of the Class R certificates, to the fullest extent possible, rather than any Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMICs’ taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections.

Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interest Holders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

“U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). A “Non-U.S. Person” is a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including payments of U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interest Holders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interest Holders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMICs. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the residual interest holders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under
“—Qualification as a REMIC” above.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients

(including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates or the RR Interest Owner to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local and any other tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), between the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Deutsche Bank Securities Inc.	J.P. Morgan Securities LLC
Class A-1	$	$
Class A-3	$	$
Class A-SB	$	$
Class A-4	$	$
Class A-5	$	$
Class X-A	$	$
Class A-M	$	$
Class B	$	$
Class C	$	$

Class	Goldman Sachs & Co. LLC	Citigroup Global Markets Inc.
Class A-1	$	$
Class A-3	$	$
Class A-SB	$	$
Class A-4	$	$
Class A-5	$	$
Class X-A	$	$
Class A-M	$	$
Class B	$	$
Class C	$	$

Class	AmeriVet Securities, Inc.	Drexel Hamilton, LLC
Class A-1	$	$
Class A-3	$	$
Class A-SB	$	$
Class A-4	$	$
Class A-5	$	$
Class X-A	$	$
Class A-M	$	$
Class B	$	$
Class C	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2020, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at approximately $[_], excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in 2 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of one of the sponsors and an affiliate of two of the originators. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of one of the sponsors and one of the originators. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of one of the sponsors and one of the originators. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of one of the sponsors and one of the originators.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is expected to be directed to affiliates of Deutsche Bank Securities Inc. J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Deutsche Bank Securities Inc., of the purchase price for the Offered Certificates, the payment described in the next paragraph and the following payments: (i) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by GACC, (ii) the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by JPMCB, (iii) the payment by the depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by GSMC and (iv) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by CREFI. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the depositor with respect to the issuing entity will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 60 Wall Street, New York, New York 10005, Attention: President, or by telephone at (212) 250-2500.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226943) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with, or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the fiduciary responsibility provisions of ERISA or to Section 4975 of the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemption

The U.S. Department of Labor has issued an administrative exemption to Deutsche Bank Securities Inc., as Department Final Authorization Number 97-03E (December 9, 1996), as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013)(the “Exemption”). The Exemption

generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Deutsche Bank Securities Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is an ERISA Plan will be deemed to have represented and warranted that (i) none of the depositor, the Trust, the trustee, any underwriter, the master servicer, the special servicer, the Certificate Administrator, the operating advisor, the asset representations reviewer, or any of their respective affiliated entities, has provided any investment advice within the meaning of Section 3(21) of ERISA (and regulations thereunder) to the ERISA Plan, or to any fiduciary or other person making the decision to invest the assets of the ERISA Plan (“Fiduciary”), in connection with its acquisition of Certificates, and (ii) the Fiduciary is exercising its own independent judgment in evaluating the transaction.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the certificates and material federal income tax matters will be passed upon for the depositor by Sidley Austin LLP. Certain legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the Rating Agencies engaged by the Depositor to rate such class of certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders and the RR Interest Owner of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in July 2053. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a

Certificateholder or the RR Interest Owner might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest or post anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Index of Defined Terms

1633 Broadway Certificate Administrator	280
1633 Broadway Co-Lender Agreement	277
1633 Broadway Control Shift Event.	279
1633 Broadway Directing Holder	279
1633 Broadway Master Servicer	277
1633 Broadway Mortgage Loan	277
1633 Broadway Non-Standalone Pari Passu Companion Loans	277
1633 Broadway Pari Passu Companion Loans	277
1633 Broadway Special Servicer	277
1633 Broadway Standalone Companion Loans	277
1633 Broadway Standalone Pari Passu Companion Loans	277
1633 Broadway Subordinate Companion Loans	277
17g-5 Information Provider	398
1986 Act	563
1996 Act	542
2015 Budget Act	571
401(c) Regulations	581
AB Modified Loan	449
AB Whole Loan	223
Acceptable Insurance Default	454
Accrued AB Loan Interest	380
Acting General Counsel’s Letter	149
Actual/360 basis	34
Actual/360 Basis	200
Actual/360 Loans	426
ADA	544
ADEQ	180
Adjusted Release Amount	208
Administrative Cost Rate	375
ADR	155
Advances	422
Affirmative Asset Review Vote	491
Agellan Portfolio Assumed Scheduled Payment	422
Agellan Portfolio Available Funds	368
Agellan Portfolio Control Eligible Certificates	473
Agellan Portfolio Controlling Class	472
Agellan Portfolio Controlling Class Certificateholder	472
Agellan Portfolio Controlling Class Representative	472
Agellan Portfolio Non-VRR Percentage	388
Agellan Portfolio Realized Loss	387
Agellan Portfolio VRR Realized Loss	388
Aggregate Principal Distribution Amount	376
AGN Risk Retention Consultation Party	392
AGN-VRR Percentage	388
Allocated Loan Amount	155
Amenities Parcel Association	175
Amortized Release Amount	208
Annual Debt Service	155
Anticipated Repayment Date	200
Appraisal Reduction Amount	446
Appraisal Reduction Event	444
Appraised Value	156
Appraised-Out Class	451
Approved Exchange	18
ARD Loan	200
ASR Consultation Process	465
Assessment of Compliance	523
Asset Representations Reviewer Asset Review Fee	443
Asset Representations Reviewer Fee Cap	443
Asset Representations Reviewer Termination Event	496
Asset Review	492
Asset Review Notice	491
Asset Review Quorum	491
Asset Review Report	493
Asset Review Report Summary	493
Asset Review Standard	493
Asset Review Trigger	489
Asset Review Vote Election	491
Asset Status Report	462
Associations	175
Assumed Certificate Coupon	355, 356
Assumed Final Distribution Date	383
Assumed Scheduled Payment	377
Attestation Report	523
Available Funds	367
Balloon Balance	156
Balloon LTV	157
Base Interest Fraction	382
Bellagio Hotel and Casino A Notes	293
Bellagio Hotel and Casino B Notes	293
Bellagio Hotel and Casino C Notes	294
Bellagio Hotel and Casino Co-Lender Agreement	294
Bellagio Hotel and Casino Controlling Noteholder	300
Bellagio Hotel and Casino Major Decision	301
Bellagio Hotel and Casino Non-Controlling Noteholder	300
Bellagio Hotel and Casino Non-Lead Noteholders	301
Bellagio Hotel and Casino Subordinate Companion Loans	294
Benefit Plan Investors	578

BMARK 2020-B17 PSA	223
BMARK 2020-IG2 PSA	223
BMARK 2020-IG3 PSA	223
Borrower Party	392
Borrower Party Affiliate	392
Breach Notice	411
BSCMI	311
Business Day	428
BWAY 2019-1633 TSA	223
BWAY Trust 2019-1633 Securitization	277
BX 2019-OC11 TSA	223
BX 2020-VIVA Servicer	261
BX 2020-VIVA Special Servicer	262
BX 2020-VIVA Trustee	262
BX 2020-VIVA TSA	223, 261
BX Industrial Portfolio Control Appraisal Period	257
BX Industrial Portfolio Controlling Noteholder	255
BX Industrial Portfolio Defaulted Note Purchase Date	260
BX Industrial Portfolio Fixed Rate Loan	247
BX Industrial Portfolio Fixed Rate Pari Passu Companion Loans	246
BX Industrial Portfolio Floating Rate Loan	247
BX Industrial Portfolio Intercreditor Agreement	247
BX Industrial Portfolio Lead Securitization	257
BX Industrial Portfolio Major Decision	259
BX Industrial Portfolio Mortgage Loan	247
BX Industrial Portfolio Mortgaged Properties	246
BX Industrial Portfolio Non-Controlling Note A Holder	257
BX Industrial Portfolio Non-Controlling Note A Subordinate Class Representative	257
BX Industrial Portfolio Non-Lead Securitization	257
BX Industrial Portfolio Note	246
BX Industrial Portfolio Note A-1-A-1	246
BX Industrial Portfolio Note A-1-A-2	246
BX Industrial Portfolio Note A-1-A-3	246
BX Industrial Portfolio Note A-1-A-4	246
BX Industrial Portfolio Note A-1-A-5	246
BX Industrial Portfolio Note A-1-A-6	246
BX Industrial Portfolio Note A-1-A-7	246
BX Industrial Portfolio Note A-2	247
BX Industrial Portfolio Note B	117, 246
BX Industrial Portfolio Note B Control Appraisal Period	258
BX Industrial Portfolio Note C	247
BX Industrial Portfolio Note C Control Appraisal Period	258
BX Industrial Portfolio Note C-1	246
BX Industrial Portfolio Note C-2	247
BX Industrial Portfolio Note D	247
BX Industrial Portfolio Note D Control Appraisal Period	258
BX Industrial Portfolio Noteholders	247
BX Industrial Portfolio Purchase Notice	260
BX Industrial Portfolio Senior Fixed Rate Loan	247
BX Industrial Portfolio Sequential Pay Event	254, 259
BX Industrial Portfolio Subordinate Fixed Rate Companion Loans	247
BX Industrial Portfolio subordinate fixed rate loan	117
BX Industrial Portfolio Whole Loan	246
BX Industrial Portfolio Workout	249, 252
Campus	175
CCR&E	175
CERCLA	542
Certificate Administrator/Trustee Fee	442
Certificate Administrator/Trustee Fee Rate	442
Certificate Balance	365
Certificate Owners	401
Certificateholder	393
Certificateholder Repurchase Request	510
Certifying Certificateholder	403
CGMRC	329
Chase Center Tower Companion Loans	282
Chase Center Tower Control Appraisal Period	290
Chase Center Tower Controlling Noteholder	288
Chase Center Tower Defaulted Note Purchase Date	292
Chase Center Tower I Intercreditor Agreement	282
Chase Center Tower I Mortgaged Property	281
Chase Center Tower I Note	281
Chase Center Tower I Whole Loan	281
Chase Center Tower II Whole Loan	281
Chase Center Tower Intercreditor Agreement	282
Chase Center Tower Intercreditor Agreements	282
Chase Center Tower Lead Securitization	290
Chase Center Tower Major Decision	290
Chase Center Tower Mortgage Loans	281
Chase Center Tower Mortgaged Properties	281
Chase Center Tower Mortgaged Property	281

Chase Center Tower Non-Controlling A Noteholder	291
Chase Center Tower Non-Lead Securitization	291
Chase Center Tower Non-Lead Securitization Subordinate Class Representative	291
Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder	284
Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holders	282
Chase Center Tower Non-Trust Junior Subordinate Companion Loans	282
Chase Center Tower Note	281
Chase Center Tower Note A Holders	282
Chase Center Tower Note A Percentage Interest	287
Chase Center Tower Note A Rate	287
Chase Center Tower Note A Relative Spread	287
Chase Center Tower Note A-1-A	281
Chase Center Tower Note A-1-B	281
Chase Center Tower Note A-1-C	281
Chase Center Tower Note A-1-D	281
Chase Center Tower Note A-1-E	281
Chase Center Tower Note A-1-F	281
Chase Center Tower Note A-1-G	281
Chase Center Tower Note A-1-H	281
Chase Center Tower Note A-2-A	281
Chase Center Tower Note A-2-B	281
Chase Center Tower Note A-2-C	281
Chase Center Tower Note A-2-D	281
Chase Center Tower Note A-2-E	281
Chase Center Tower Note A-2-F	281
Chase Center Tower Note A-2-G	281
Chase Center Tower Note A-2-H	281
Chase Center Tower Note B Holder Control Appraisal Period	290
Chase Center Tower Note B Percentage Interest	287
Chase Center Tower Note B Rate	288
Chase Center Tower Note B Relative Spread	288
Chase Center Tower Note B-1	281
Chase Center Tower Note B-2	281
Chase Center Tower Note C Holder Control Appraisal Period	290
Chase Center Tower Note C Percentage Interest	288
Chase Center Tower Note C Rate	288
Chase Center Tower Note C Relative Spread	288
Chase Center Tower Note C-1	281
Chase Center Tower Note C-2	281
Chase Center Tower Noteholder	291
Chase Center Tower Notes	281
Chase Center Tower Purchase Notice	292
Chase Center Tower Senior Mortgage Loan	281
Chase Center Tower Senior Notes	282
Chase Center Tower Senior Pari Passu Companion Loans	281
Chase Center Tower Senior Subordinate Companion Loan Holder	283
Chase Center Tower Senior Subordinate Companion Loans	282
Chase Center Tower Sequential Pay Event	288
Chase Center Tower Whole Loan	281
Chase Center Tower Whole Loans	281
Chase Center Tower Workout	283
Class AGN-X Strip Rate	374
Class A-SB Planned Principal Balance	377
Class RR Certificates	347
Class X Certificates	3, 364
Class X-A Strip Rates	373
Class X-B Strip Rate	374
Class X-D Strip Rate	374
Class X-F Strip Rate	374
Clearstream	400
Clearstream Participants	402
Closing Date	154
CMBS	67
CMBS B-Piece Securities	352
Code	561
Collateral Deficiency Amount	450
Collection Account	425
Collection Period	370
Communication Request	404
Companion Loan	152
Companion Loan Holder	219
Compensating Interest Payment	384
Constant Prepayment Rate	552
Constraining Level	355
Consultation Termination Event	479
Control Appraisal Period	223
Control Eligible Certificates	473
Control Note	223
Control Termination Event	479
Controlling Class	473
Controlling Class Certificateholder	473
Controlling Companion Loan	223
Controlling Holder	223
Controlling Note	223
Controlling Noteholder	255
Corrected Loan	462
COVID Emergency	445
COVID Modification	445
COVID Modification Agreement	446
COVID Modified Loan	446
COVID-19	63
CPR	552

Credit Risk Retention Rules	348
CREFC®	389
CREFC® Intellectual Property Royalty License Fee	444
CREFC® Intellectual Property Royalty License Fee Rate	444
CREFC® Reports	389
CREFI	328
CREFI Data File	330
CREFI Mortgage Loans	328
CREFI Securitization Database	329
CREFI VRR Interest Portion	348
Crossed Mortgage Loan Group	412
Crossed Underlying Loan	412
Crossed Underlying Loan Repurchase Criteria	412
Crossover Date	372
Cumulative Appraisal Reduction Amount	449
Cure/Contest Period	493
Current LTV	157
Cut-off Date	152
Cut-off Date Balance	156
Cut-off Date LTV Ratio	157
Cut-off Date UW NCF Debt Yield	159
daily portions	566
DB Originators	306
DBNY	302
DBNY VRR Interest Portion	347
DBRI	154, 302
Defaulted Loan	468
Defeasance Deposit	206
Defeasance Loans	206
Defeasance Lock-Out Period	206
Defeasance Option	206
Definitive Certificate	400
DELEGATED DIRECTIVE	15
Delinquent Loan	491
Depositaries	401
Determination Date	366
DEUR	180
Deutsche Bank	303
Diligence File	408
Directing Holder	471
Directing Holder Asset Status Report Review Process	464
Disclosable Special Servicer Fees	441
Discount Rate	202
Discount Yield	354, 357
Dispute Resolution Consultation	513
Dispute Resolution Cut-off Date	512
Distribution Accounts	426
Distribution Date	366
DMARC	303
Dodd-Frank Act	133
DOJ	303
DOL	578
DST	213
DTC	400
DTC Participants	401
DTC Rules	402
Due Date	200, 370
Due Diligence Questionnaire	330
EDGAR	577
EEA	15
Eightfold	352
Eightfold Fund V	352
Eligible Asset Representations Reviewer	494
Eligible Operating Advisor	485
Enforcing Party	511
Enforcing Servicer	510
ESA	180, 307, 316
Escrow/Reserve Mitigating Circumstances	310, 318
Euroclear	400
Euroclear Operator	402
Euroclear Participants	402
European Institutional Investors	132
European Risk Retention Due Diligence Requirements	132
European Securitization Regulation	132
Excess Interest	366
Excess Interest Distribution Account	426
Excess Interest Distribution Account	427
Excess Prepayment Interest Shortfall	385
Exchange Act	302, 311
Excluded Controlling Class Holder	391
Excluded Controlling Class Loan	392
Excluded Information	392
Excluded Loan	392
Excluded Plan	580
Excluded Special Servicer	500
Excluded Special Servicer Loan	500
Exemption	578
Exemption Rating Agency	579
Expected Price	359
Expected Prices	359
FATCA	572
FDIA	147
FDIC	148
FDIC Safe Harbor	148
FETL	19
Fiduciary	580
FIEL	19
Final Asset Status Report	466
Final Dispute Resolution Election Notice	513
Financial Promotion Order	16
FIRREA	149, 307, 315
Fitch	521
FPO Persons	16
FSCMA	19
FSMA	16

Full Recourse Event	196
GACC	302
GACC Data Tape	304
GACC Deal Team	304
GACC Mortgage Loans	304
Gain-on-Sale Reserve Account	427
Garn Act	543
Goldman Originator	321
grace period	200
Grantor Trust	61, 562
GS Bank	148, 154, 319
GS Bank VRR Interest Portion	348
GSMC	319
GSMC Data Tape	320
GSMC Deal Team	320
GSMC Mortgage Loans	319
GSMS 2020-GC45 PSA	224
GSMS 2020-GC47 PSA	224
Hard Lockbox	156
HRR certificates	4, 32
HRR Certificates	129, 348
HSTP Act	79
ICAP	198
Impermissible Asset Representations Reviewer Affiliate	507
Impermissible Operating Advisor Affiliate	507
Impermissible Risk Retention Affiliate	507
Impermissible TPP Affiliate	507
Indirect Participants	401
Initial Delivery Date	462
Initial Pool Balance	152
Initial Rate	200
Initial Requesting Certificateholder	510
In-Place Cash Management	156
Institutional Investor	18
Insurance and Condemnation Proceeds	425
Intercreditor Agreement	219
Interest Accrual Amount	375
Interest Accrual Period	376
Interest Distribution Amount	375
Interest Payment Differential	203
Interest Reserve Account	426
Interest Shortfall	376
Interested Person	470
Interest-Only Certificates	353
Interest-Only Expected Price	358
Intermediary	572
Interpolated Yield	354, 357
Investment Company Act	1
Investor Certification	393
Investor Q&A Forum	397
Investor Registry	398
IO Group YM Distribution Amount	382
Japanese Retention Requirement	20
JFSA	20
Joint Mortgage Loans	154, 405
JPMCB	311
JPMCB Data Tape	313
JPMCB Deal Team	312
JPMCB Mortgage Loans	312
JPMCB VRR Interest Portion	348
JPMCB’s Qualification Criteria	314
JPMCCMSC	311
JRR Rule	20
KBRA	521
Largest Tenant	156
Lease Expiration	157
Liquidation Fee	438
Liquidation Proceeds	438
Loan Per Net Rentable Area	157
Loan-Specific Certificateholder	394
loan-specific certificates	4, 32
Loan-Specific Certificates	152, 364
Loan-Specific Directing Holder	472
loan-specific principal balance certificates	4
Loan-Specific Principal Balance Certificates	364
Loan-Specific Voting Rights	399
Loan-to-Value Ratio	157
Loan-to-Value Ratio at Maturity or ARD	157
Loss of Value Payment	413
Lot 1	175
Lot 1 Association	175
Lot 1 Common Area	175
Lot 3	175
Lot 3 Common Area	175
Lower-Tier Regular Interests	561
Lower-Tier REMIC	61, 561
Lower-Tier REMIC Distribution Account	426
LSRP	181
LTV Ratio	157
LTV Ratio at Maturity	157
MAI	414
Major Decision	474
Major Decision Reporting Package	474
Majority B Note Holder	243
Market Discount	566
MAS	18
Master Servicer Major Decision	477
Master Servicer Proposed Course of Action Notice	511
Master Servicer Remittance Date	420
Master Servicing Fee	435
Master Servicing Fee Rate	435
Material Defect	411
Maturity Date LTV Ratio	157
MGM Grand & Mandalay Bay A Notes	261
MGM Grand & Mandalay Bay B Notes	261
MGM Grand & Mandalay Bay C Note Control Appraisal Period	275

MGM Grand & Mandalay Bay C Notes	261
MGM Grand & Mandalay Bay Co-Lender Agreement	261
MGM Grand & Mandalay Bay Companion Loans	261
MGM Grand & Mandalay Bay Controlling Noteholder	273
MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period	275
MGM Grand & Mandalay Bay Junior B Notes	261
MGM Grand & Mandalay Bay Major Decision	276
MGM Grand & Mandalay Bay Non-Controlling Noteholder	275
MGM Grand & Mandalay Bay Non-Lead Noteholders	276
MGM Grand & Mandalay Bay Pari Passu Companion Loans	261
MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period	276
MGM Grand & Mandalay Bay Subordinate Companion Loans	261
MGM Grand & Mandalay Bay Whole Loan	261
Midland	340
MIFID II	15
MLPA	404
MOA	348
Modeling Assumptions	553
Modification Fees	440
Modified Mortgage Loan	445
Moffett Towers Buildings A, B & C Co-Lender Agreement	241
Moffett Towers Buildings A, B & C Control Appraisal Period	245
Moffett Towers Buildings A, B & C Controlling Noteholder	243
Moffett Towers Buildings A, B & C Major Decision	245
Moffett Towers Buildings A, B & C Master Servicer	241
Moffett Towers Buildings A, B & C Mortgage Loan	240
Moffett Towers Buildings A, B & C Mortgaged Property	240
Moffett Towers Buildings A, B & C Non-Controlling Noteholder	244
Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loans	240
Moffett Towers Buildings A, B & C Pari Passu Companion Loans	241
Moffett Towers Buildings A, B & C Special Servicer	241
Moffett Towers Buildings A, B & C Standalone Companion Loans	241
Moffett Towers Buildings A, B & C Standalone Pari Passu Companion Loans	240
Moffett Towers Buildings A, B & C Subordinate Companion Loans	241
Moffett Towers Buildings A, B & C Whole Loan	241
MOFT 2020-ABC TSA	224
MOFT Trust 2020-ABC Securitization	241
Mortgage	153
Mortgage File	405
Mortgage Loan Seller	302
Mortgage Loans	152
Mortgage Note	153
mortgage pool	32
Mortgage Pool	152
Mortgage Rate	375
Mortgaged Property	153
Most Recent NOI	157
MSA	157
NDJEP	181
Net Default Interest	435
Net Mortgage Rate	375
Net Operating Income	157
Net Prepayment Interest Excess	384
NFA	180
NFIP	99
NI 33-105	20
NOI	157
NOI Date	157
Non-Control Note	224
Non-Controlling Holder	224, 228
non-offered loan-specific certificates	32
non-offered pooled certificates	32
non-qualified intermediary	572
Nonrecoverable Advance	423
Non-Reduced Certificates	499
Non-Serviced Certificate Administrator	224
Non-Serviced Companion Loan	224
Non-Serviced Custodian	224
Non-Serviced Directing Holder	224
Non-Serviced Master Servicer	224
Non-Serviced Mortgage Loan	224
Non-Serviced Pari Passu Companion Loan	224
Non-Serviced Pari Passu Whole Loan	224
Non-Serviced PSA	224
Non-Serviced Securitization Trust	224
Non-Serviced Special Servicer	225
Non-Serviced Trustee	225
Non-Serviced Whole Loan	225
Non-U.S. Person	572
non-VRR certificates	32
Non-VRR Certificates	364

Non-VRR Percentage	350
Note A-1-A Percentage Interest	254
Note A-1-A Rate	254
Note A-1-A Relative Spread	254
Note A-1-B Percentage Interest	254
Note A-1-B Rate	254
Note A-1-B Relative Spread	254
Note A-1-C Percentage Interest	254
Note A-1-C Rate	254
Note A-1-C Relative Spread	254
Note A-1-D Percentage Interest	254
Note A-1-D Rate	254
Note A-1-D Relative Spread	254
Note A-2 Special Decisions	259
Notional Amount	366
NRA	158
NRSRO	391, 504, 581
NRSRO Certification	394
Occupancy	158
Occupancy Date	158
offered certificates	32
Offered Certificates	364
Offsetting Modification Fees	441
OID Regulations	564
OLA	148
Operating Advisor Annual Report	483
Operating Advisor Consultation Event	484
Operating Advisor Consulting Fee	442
Operating Advisor Expenses	443
Operating Advisor Fee	442
Operating Advisor Fee Rate	442
Operating Advisor Standard	483
Operating Advisor Termination Event	487
Original Balance	158
P&I Advance	420
PAR	308, 316
Pari Passu Companion Loan	152
Park Bridge Financial	346
Park Bridge Lender Services	346
Participants	400
Parties in Interest	578
Pass-Through Rate	373
PATRIOT Act	545
PCIS Persons	17
PCO	194
PCR	326, 336
Periodic Payments	367
Permitted Investments	367
Permitted Special Servicer/Affiliate Fees	441
PIPs	93, 182
Plans	577
PLL Policy	196
PML	326
Pooled Aggregate Available Funds	367
Pooled Available Funds	368
Pooled Certificateholder	394
Pooled Certificateholder Quorum	499
pooled certificates	4, 32
Pooled Certificates	364
Pooled Non-Reduced Certificates	499
pooled principal balance certificates	3
Pooled Principal Balance Certificates	364
Pooled Realized Loss	386
Pooled Voting Rights	399
PRC	17
Preliminary Dispute Resolution Election Notice	512
Prepayment Assumption	565
Prepayment Interest Excess	384
Prepayment Interest Shortfall	384
Prepayment Provision	158
PRIIPS REGULATION	15
Prime Rate	425
Principal Balance Certificates	364
Principal Distribution Amount	376
Principal Shortfall	377
Privileged Information	486
Privileged Information Exception	486
Privileged Person	391
Prohibited Prepayment	385
Promotion of Collective Investment Schemes Exemptions Order	17
Proposed Course of Action	512
Proposed Course of Action Notice	512
PSA	363
PSA Party Repurchase Request	511
PTCE	580
Purchase Price	413
Qualified Intermediary	572
Qualified Investor	15
Qualified Replacement Special Servicer	500
Qualified Substitute Mortgage Loan	414
Qualifying CRE Loan Percentage	349
RAC No-Response Scenario	521
Rated Final Distribution Date	383
Rating Agencies	521
Rating Agency Confirmation	521
RCRA	182
REA	82
Realized Losses	388
REC	180
Record Date	367
Registration Statement	577
Regular Interest Holder	564
Regular Interests	561
Regulation AB	523
Reimbursement Rate	425
Reinvestment Yield	202
Related Group	158
Related Proceeds	423
Release Date	206
Release Debt Yield	208

Release Parcel	210
Relevant Persons	17
Relief Act	545
REMIC	561
REMIC Regulations	561
REO Account	427
REO Loan	378
REO Property	462
Repurchase Request	511
Requesting Certificateholder	513
Requesting Holders	451
Requesting Investor	404
Requesting Party	520
Required PLL Period	196
Required Risk Retention Percentage	349
Requirements	545
Residual Certificates	364
Resolution Failure	511
Resolved	511
Restricted Group	579
Restricted Mezzanine Holder	392
Restricted Party	486
Retaining Parties	348
Retaining Sponsor	347
Retaining Third-Party Purchaser	129, 348
Review Materials	491
Revised Rate	200
Revolving Advance	118, 201
RevPAR	158
Risk Retention Affiliate	485
Risk Retention Affiliated	485
Risk Retention Consultation Party	391
Rooms	164
RR Interest	347
RR Interest Owner	347
Rule 15Ga-1	318
Rule 17g-5	394
S&P	521
Scheduled Certificate Interest Payments	356
Scheduled Certificate Principal Payments	353
Scheduled Principal Distribution Amount	376
SEC	302, 311
Securities Act	523
Securitization Accounts	427
SEL	326
Senior Certificates	364
Senior Principal Balance Certificates	364
Serviced AB Mortgage Loan	225
Serviced AB Whole Loan	225
Serviced Companion Loan	225
Serviced Mortgage Loan	225
Serviced Pari Passu Companion Loan	225
Serviced Pari Passu Mortgage Loan	225
Serviced Pari Passu Whole Loan	225
Serviced Subordinate Companion Loan	225
Serviced Whole Loan	225
Serviced Whole Loan Custodial Account	426
Servicer Termination Event	502, 504
Servicing Advances	422
Servicing Compensation	436
Servicing Fee	435
Servicing Fee Rate	435
Servicing Shift Mortgage Loan	225
Servicing Shift PSA	226
Servicing Shift Securitization Date	226
Servicing Shift Whole Loan	226
Servicing Standard	419
Servicing Transfer Event	461
SF	159
SFA	18
SFO	18
Similar Law	578
Situs	344
Situs Holdings	343
Small Loan Appraisal Estimate	447
SMMEA	581
Soft Lockbox	158
Soft Springing Hard Lockbox	158
Sole Certificateholder	441
Special Servicer Major Decision	477
Special Servicer Non-Major Decision	456
Special Servicing Fee	437
Specially Serviced Loans	460
Sponsor	302
Springing Cash Management	158
Springing Hard Lockbox	159
Springing Soft Lockbox	159
Sq. Ft.	159
Square Feet	159
SRLs	180
Startup Day	562
Stated Principal Balance	377
Stone Point	343
Subject Loans	443
Subordinate Certificates	364
Subordinate Companion Loan	152, 226
Subsequent Asset Status Report	462
Sub-Servicing Agreement	420
Sub-Servicing Entity	504
Swap-Priced Expected Price	356
Swap-Priced Principal Balance Certificates	353
T-12	159
Target Price	355
TCO	194
Term to Maturity	159
Terms and Conditions	403
Tests	492
Title V	544
Trailing 12 NOI	157
TRIA	9

Triggering Event of Default	262, 295
TRIPRA	99
Trust	337
Trust Directing Holder	471
Trust REMIC	61
Trust REMICs	561
Trust Subordinate Companion Loan	152
Trust Subordinate Companion Loan REMIC	61, 561
Trust Subordinate Companion Loan REMIC Distribution Account	426
Trust Subordinate Companion Loan REMIC Regular Interests	561
TTM	159
U.S. Obligations	203
U.S. Person	572
Uber	192
UCC	532
UK	15
Underwriter Entities	121
Underwriting Agreement	574
Underwritten EGI	159, 163
Underwritten Expenses	159
Underwritten NCF	160
Underwritten NCF Debt Yield	159
Underwritten NCF DSCR	161
Underwritten Net Cash Flow	160
Underwritten Net Cash Flow DSCR	161
Underwritten Net Operating Income	161
Underwritten Net Operating Income DSCR	163
Underwritten NOI	161
Underwritten NOI Debt Yield	160
Underwritten NOI DSCR	163
Underwritten Revenues	163
Units	164
Unscheduled Principal Distribution Amount	377
Unsolicited Information	492
Updated Appraisal	448
Upper-Tier REMIC	61, 561
Upper-Tier REMIC Distribution Account	426
USTs	182
UW EGI	159, 163
UW Expenses	159
UW NCF	160
UW NCF Debt Yield	159
UW NCF DSCR	161
UW NOI	161
UW NOI Debt Yield	160
UW NOI DSCR	163
Volcker Rule	134
Voting Rights	399
VRP	180
VRR Allocation Percentage	351
VRR Available Funds	349
VRR Interest	5, 32, 347
VRR Interest Balance	351
VRR Interest Distribution Amount	351
VRR Interest Owners	347
VRR Percentage	350
VRR Principal Distribution Amount	351
VRR Realized Loss	349
VRR Realized Loss Interest Distribution Amount	351
VRR REMIC Regular Interests	561
VRR-A Risk Retention Consultation Party	391
VRR-B Risk Retention Consultation Party	392
VRR-C Risk Retention Consultation Party	392
VRR-D Risk Retention Consultation Party	392
WAC rate	3
WAC Rate	375
Weighted Average Mortgage Rate	164
Wells Fargo Bank	338
Whole Loan	152, 226
Withheld Amounts	427
Workout Fee	437
Workout-Delayed Reimbursement Amount	425
Yield-Priced Certificates	353
Yield-Priced Expected Price	359
YM/Defeasance Loans	204

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining		First
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final
Loan	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)	or ARD Balance($)	Type	Type	Rate(5)	Fee Rate(6)	Basis	Maturity or ARD(7)	Maturity or ARD(7)	Term	Term	Date	Date(7)	or ARD Date	(Yes/No)	Maturity Date
Loan	1	Agellan Portfolio(2)(32)(33)	8.0%	46	JPMCB	75,000,000	75,000,000	75,000,000	Various	Various	4.6282%	0.01347%	Actual/360	61	61	0	0	07/15/2020	08/07/2020	08/07/2025	No	08/07/2025
Property	1.01	Sarasota Distribution Hub	1.0%	1	JPMCB	9,452,233	9,452,233		Industrial	Warehouse/Distribution
Property	1.02	Naperville Woods Office Center	1.0%	1	JPMCB	9,387,097	9,387,097		Office	Suburban
Property	1.03	Southpark Business Park FOP	0.5%	1	JPMCB	4,762,407	4,762,407		Industrial	Flex
Property	1.04	Supervalu	0.4%	1	JPMCB	3,593,672	3,593,672		Industrial	Warehouse/Distribution
Property	1.05	Plainfield Business Center IV	0.4%	1	JPMCB	3,288,462	3,288,462		Industrial	Warehouse/Distribution
Property	1.06	Beltway III	0.3%	1	JPMCB	2,743,176	2,743,176		Office	CBD
Property	1.07	4405 Continental Dr	0.3%	1	JPMCB	2,558,933	2,558,933		Industrial	Warehouse/Distribution
Property	1.08	Beltway IV	0.3%	1	JPMCB	2,346,774	2,346,774		Office	CBD
Property	1.09	Sandy Plains Business Park	0.2%	1	JPMCB	2,169,975	2,169,975		Industrial	Flex
Property	1.10	Coliseum Distribution Center #1	0.2%	1	JPMCB	2,142,060	2,142,060		Industrial	Warehouse/Distribution
Property	1.11	Silber Industrial Park	0.2%	1	JPMCB	1,924,318	1,924,318		Industrial	Warehouse/Distribution
Property	1.12	Southpark Business Park M	0.2%	1	JPMCB	1,786,600	1,786,600		Industrial	Flex
Property	1.13	West by Northwest Business Blvd	0.2%	1	JPMCB	1,745,658	1,745,658		Industrial	Flex
Property	1.14	Norcross Center	0.2%	1	JPMCB	1,678,660	1,678,660		Industrial	Flex
Property	1.15	Goshen Springs	0.2%	1	JPMCB	1,459,057	1,459,057		Industrial	Flex
Property	1.16	Long Point Center	0.2%	1	JPMCB	1,418,114	1,418,114		Industrial	Warehouse/Distribution
Property	1.17	Corridor Park D	0.2%	1	JPMCB	1,405,087	1,405,087		Industrial	Flex
Property	1.18	Southport 1-4	0.1%	1	JPMCB	1,364,144	1,364,144		Industrial	Flex
Property	1.19	Jameel	0.1%	1	JPMCB	1,364,144	1,364,144		Industrial	Flex
Property	1.20	Beltway II	0.1%	1	JPMCB	1,323,201	1,323,201		Office	CBD
Property	1.21	Braker Center 4	0.1%	1	JPMCB	1,282,258	1,282,258		Industrial	Flex
Property	1.22	Northgreen 1-4	0.1%	1	JPMCB	1,172,457	1,172,457		Industrial	Flex
Property	1.23	Minimax	0.1%	1	JPMCB	1,105,459	1,105,459		Industrial	Warehouse/Distribution
Property	1.24	Southpark Business Park E	0.1%	1	JPMCB	1,023,573	1,023,573		Industrial	Flex
Property	1.25	9385 Washington Blvd	0.1%	1	JPMCB	995,658	995,658		Industrial	Flex
Property	1.26	Rothway	0.1%	1	JPMCB	982,630	982,630		Industrial	Flex
Property	1.27	2730 Pinnacle	0.1%	1	JPMCB	831,886	831,886		Industrial	Warehouse/Distribution
Property	1.28	Columbus West - Interchange Rd	0.1%	1	JPMCB	770,471	770,471		Industrial	Flex
Property	1.29	1346 Oakbrook Drive	0.1%	1	JPMCB	736,973	736,973		Industrial	Flex
Property	1.30	1230-1236 Hardt Circle	0.1%	1	JPMCB	709,057	709,057		Industrial	Warehouse/Distribution
Property	1.31	Pine Forest Business Park	0.1%	1	JPMCB	668,114	668,114		Industrial	Warehouse/Distribution
Property	1.32	Rittiman East Industrial Park #23 & 24	0.1%	1	JPMCB	528,536	528,536		Industrial	Flex
Property	1.33	1351 Oakbrook Drive	0.1%	1	JPMCB	524,814	524,814		Industrial	Flex
Property	1.34	1325 Oakbrook Drive	0.1%	1	JPMCB	519,231	519,231		Industrial	Flex
Property	1.35	490 Heartland Drive	0.1%	1	JPMCB	511,787	511,787		Industrial	Warehouse/Distribution
Property	1.36	1265 Oakbrook Drive	0.1%	1	JPMCB	498,759	498,759		Industrial	Flex
Property	1.37	Columbus West - Business Park	0.1%	1	JPMCB	478,288	478,288		Industrial	Flex
Property	1.38	1155 Bowes Road	0.1%	1	JPMCB	470,844	470,844		Industrial	Warehouse/Distribution
Property	1.39	1280 Oakbrook Drive	0.0%	1	JPMCB	463,400	463,400		Industrial	Flex
Property	1.40	Cox Business Center	0.0%	1	JPMCB	457,816	457,816		Industrial	Warehouse/Distribution
Property	1.41	2002 Bloomingdale	0.0%	1	JPMCB	416,873	416,873		Industrial	Warehouse/Distribution
Property	1.42	333 Charles Court	0.0%	1	JPMCB	409,429	409,429		Industrial	Warehouse/Distribution
Property	1.43	483 Heartland Drive	0.0%	1	JPMCB	409,429	409,429		Industrial	Warehouse/Distribution
Property	1.44	1256 Oakbrook Drive	0.0%	1	JPMCB	401,985	401,985		Industrial	Flex
Property	1.45	550 Heartland	0.0%	1	JPMCB	361,042	361,042		Industrial	Warehouse
Property	1.46	Rittiman East Industrial Park #22	0.0%	1	JPMCB	355,459	355,459		Industrial	Warehouse/Distribution
Loan	2	Moffett Towers Buildings A, B & C(2)(32)	8.0%	3	GSMC	75,000,000	75,000,000	75,000,000	Office	Suburban	3.4900%	0.01347%	Actual/360	120	115	0	0	02/06/2020	03/06/2020	02/06/2030	No	02/06/2030
Property	2.01	Moffett Towers Building A	2.5%	1	GSMC	23,376,623	23,376,623		Office	Suburban
Property	2.02	Moffett Towers Building B	2.8%	1	GSMC	25,811,688	25,811,688		Office	Suburban
Property	2.03	Moffett Towers Building C	2.8%	1	GSMC	25,811,688	25,811,688		Office	Suburban
Loan	3	Tropical Distribution Center	8.0%	1	GSMC	75,000,000	75,000,000	75,000,000	Industrial	Warehouse/Distribution	3.5930%	0.01347%	Actual/360	120	120	0	0	07/01/2020	08/06/2020	07/06/2030	Yes	06/06/2034
Loan	4	BX Industrial Portfolio(2)(32)	7.5%	68	GACC	70,000,000	70,000,000	70,000,000	Various	Various	3.5500%	0.01347%	Actual/360	77	75	0	0	05/13/2020	06/09/2020	10/09/2026	No	10/09/2026
Property	4.01	Bridgewater Center 1	0.5%	1	GACC	4,759,353	4,759,353		Industrial	Warehouse/Storage
Property	4.02	401 E Laraway Rd	0.3%	1	GACC	3,111,602	3,111,602		Industrial	Warehouse/Distribution
Property	4.03	Rochelle 1	0.3%	1	GACC	2,545,187	2,545,187		Industrial	Warehouse/Distribution
Property	4.04	350A Salem Church Rd	0.3%	1	GACC	2,427,491	2,427,491		Industrial	Warehouse/Distribution
Property	4.05	Romeoville Bldg 1	0.2%	1	GACC	2,214,166	2,214,166		Industrial	Warehouse/Distribution
Property	4.06	251 E Laraway Rd	0.2%	1	GACC	2,140,605	2,140,605		Industrial	Warehouse/Distribution
Property	4.07	7940 Kentucky	0.2%	1	GACC	2,133,249	2,133,249		Industrial	Flex
Property	4.08	Mountain Top Distribution Center 2	0.2%	1	GACC	1,772,804	1,772,804		Industrial	Warehouse/Distribution
Property	4.09	Enterprise Parkway	0.2%	1	GACC	1,721,311	1,721,311		Industrial	Flex
Property	4.10	Cavalier I	0.2%	1	GACC	1,699,243	1,699,243		Industrial	Warehouse/Distribution
Property	4.11	1910 International	0.2%	1	GACC	1,530,055	1,530,055		Industrial	Warehouse/Distribution
Property	4.12	Glen Dale	0.2%	1	GACC	1,412,358	1,412,358		Industrial	Warehouse/Distribution
Property	4.13	Romeoville Bldg 2	0.1%	1	GACC	1,390,290	1,390,290		Industrial	Warehouse/Distribution
Property	4.14	Enterprise Distribution Center 1	0.1%	1	GACC	1,287,306	1,287,306		Industrial	Warehouse/Distribution
Property	4.15	2270 Woodale	0.1%	1	GACC	1,257,881	1,257,881		Industrial	Warehouse
Property	4.16	2950 Lexington Ave South	0.1%	1	GACC	1,235,813	1,235,813		Industrial	Warehouse/Storage
Property	4.17	Rivers Bend Center 1B	0.1%	1	GACC	1,228,457	1,228,457		Industrial	Warehouse/Distribution
Property	4.18	DFW Logistics Center (Bldg 4)	0.1%	1	GACC	1,206,389	1,206,389		Industrial	Warehouse/Distribution
Property	4.19	Rivers Bend Center 1C	0.1%	1	GACC	1,162,253	1,162,253		Industrial	Flex
Property	4.20	Territorial	0.1%	1	GACC	1,140,185	1,140,185		Industrial	Manufacturing
Property	4.21	Diamond Hill 2	0.1%	1	GACC	1,132,829	1,132,829		Industrial	Warehouse/Distribution
Property	4.22	Rivers Bend Center 2A	0.1%	1	GACC	1,118,117	1,118,117		Industrial	Warehouse/Distribution
Property	4.23	Rivers Bend Center 1A	0.1%	1	GACC	1,103,405	1,103,405		Industrial	Flex
Property	4.24	Diamond Hill 3	0.1%	1	GACC	1,096,049	1,096,049		Industrial	Warehouse/Distribution
Property	4.25	Whippany Business Center 1	0.1%	1	GACC	1,081,337	1,081,337		Industrial	Warehouse
Property	4.26	The Colony Land	0.1%	1	GACC	1,044,557	1,044,557		Other	Leased Fee
Property	4.27	Shawnee Distribution Center 1	0.1%	1	GACC	1,037,201	1,037,201		Industrial	Warehouse/Distribution
Property	4.28	Rivers Bend Center 2B	0.1%	1	GACC	1,022,488	1,022,488		Industrial	Warehouse/Distribution
Property	4.29	7930 Kentucky	0.1%	1	GACC	1,015,132	1,015,132		Industrial	Warehouse/Distribution
Property	4.30	Dues Dr Distribution Center 1	0.1%	1	GACC	1,000,420	1,000,420		Industrial	Warehouse/Distribution
Property	4.31	Gibraltar	0.1%	1	GACC	993,064	993,064		Industrial	Manufacturing
Property	4.32	Diamond Hill 1	0.1%	1	GACC	993,064	993,064		Industrial	Warehouse/Distribution

A-1-1

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining		First
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final
Loan	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)	or ARD Balance($)	Type	Type	Rate(5)	Fee Rate(6)	Basis	Maturity or ARD(7)	Maturity or ARD(7)	Term	Term	Date	Date(7)	or ARD Date	(Yes/No)	Maturity Date
Property	4.33	DFW Logistics Center (Bldg 3)	0.1%	1	GACC	993,064	993,064		Industrial	Warehouse/Distribution
Property	4.34	Elk Grove Distribution Center 1	0.1%	1	GACC	963,640	963,640		Industrial	Warehouse/Distribution
Property	4.35	1000 Lucas Way	0.1%	1	GACC	963,640	963,640		Industrial	Warehouse/Distribution
Property	4.36	Lakeview	0.1%	1	GACC	956,284	956,284		Industrial	Warehouse/Distribution
Property	4.37	DFW Logistics Center (Bldg 5)	0.1%	1	GACC	904,792	904,792		Industrial	Warehouse/Distribution
Property	4.38	9756 International	0.1%	1	GACC	860,656	860,656		Industrial	Warehouse/Distribution
Property	4.39	350B Salem Church Rd	0.1%	1	GACC	809,164	809,164		Industrial	Warehouse/Distribution
Property	4.40	6105 Trenton Ln	0.1%	1	GACC	809,164	809,164		Industrial	Warehouse/Distribution
Property	4.41	300 Salem Church Rd	0.1%	1	GACC	801,807	801,807		Industrial	Warehouse/Distribution
Property	4.42	Tower	0.1%	1	GACC	794,451	794,451		Industrial	Manufacturing
Property	4.43	1940 Fernbrook Ln	0.1%	1	GACC	794,451	794,451		Industrial	Flex
Property	4.44	Production Distribution Center 1	0.1%	1	GACC	772,383	772,383		Industrial	Warehouse/Distribution
Property	4.45	Culpeper	0.1%	1	GACC	765,027	765,027		Industrial	Warehouse/Distribution
Property	4.46	Fairfield Distribution Center 1	0.1%	1	GACC	757,671	757,671		Industrial	Warehouse/Distribution
Property	4.47	Cavalier II	0.1%	1	GACC	742,959	742,959		Industrial	Warehouse/Distribution
Property	4.48	World Park II	0.1%	1	GACC	662,043	662,043		Industrial	Warehouse/Distribution
Property	4.49	Diamond Hill 4	0.1%	1	GACC	647,331	647,331		Industrial	Warehouse/Distribution
Property	4.50	2290-2298 Woodale	0.1%	1	GACC	603,195	603,195		Industrial	Flex
Property	4.51	514 Butler Rd	0.1%	1	GACC	588,483	588,483		Office	Suburban
Property	4.52	Northridge II	0.1%	1	GACC	559,058	559,058		Industrial	Flex
Property	4.53	2222 Woodale	0.1%	1	GACC	536,990	536,990		Industrial	Flex
Property	4.54	Northridge I	0.1%	1	GACC	514,922	514,922		Industrial	Flex
Property	4.55	Romeoville Distribution Center 1	0.1%	1	GACC	485,498	485,498		Industrial	Manufacturing
Property	4.56	1825 Airport Exchange	0.0%	1	GACC	441,362	441,362		Industrial	Flex
Property	4.57	7453 Empire - Bldg C	0.0%	1	GACC	426,650	426,650		Industrial	Warehouse/Distribution
Property	4.58	Rivers Bend Center 1D	0.0%	1	GACC	382,514	382,514		Industrial	Flex
Property	4.59	Heathrow	0.0%	1	GACC	360,446	360,446		Industrial	R&D/Flex
Property	4.60	2240-2250 Woodale	0.0%	1	GACC	308,953	308,953		Industrial	Flex
Property	4.61	273 Industrial Way	0.0%	1	GACC	268,495	268,495		Other	Leased Fee
Property	4.62	7453 Empire - Bldg B	0.0%	1	GACC	257,461	257,461		Industrial	Warehouse/Distribution
Property	4.63	7453 Empire - Bldg A	0.0%	1	GACC	224,359	224,359		Industrial	Warehouse/Distribution
Property	4.64	Rivers Bend Center - Land	0.0%	1	GACC	29,424	29,424		Other	Leased Fee
Property	4.65	Production Distribution Center 1B	0.0%	1	GACC	0	0		Industrial	Warehouse/Distribution
Property	4.66	Bridgewater Center 2	0.0%	1	GACC	0	0		Industrial	Warehouse/Storage
Property	4.67	Laraway Land 1	0.0%	1	GACC	0	0		Other	Leased Fee
Property	4.68	Laraway Land 2	0.0%	1	GACC	0	0		Other	Leased Fee
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)	7.0%	2	CREFI/GACC	65,000,000	65,000,000	65,000,000	Hospitality	Full Service	3.5580%	0.01285%	Actual/360	120	116	0	0	02/14/2020	04/05/2020	03/05/2030	Yes	03/05/2032
Property	5.01	MGM Grand	3.8%	1	CREFI/GACC	35,425,000	35,425,000		Hospitality	Full Service
Property	5.02	Mandalay Bay	3.2%	1	CREFI/GACC	29,575,000	29,575,000		Hospitality	Full Service
Loan	6	1633 Broadway(2)(32)(34)	6.7%	1	GACC/JPMCB	62,850,000	62,850,000	62,850,000	Office	CBD	2.9900%	0.01347%	Actual/360	120	113	0	0	11/25/2019	01/06/2020	12/06/2029	No	12/06/2029
Loan	7	711 Fifth Avenue(2)(34)	4.8%	1	GSMC	45,000,000	45,000,000	45,000,000	Mixed Use	Office/Retail	3.1600%	0.01472%	Actual/360	120	116	0	0	03/06/2020	04/06/2020	03/06/2030	No	03/06/2030
Loan	8	280 North Bernardo(2)	4.3%	1	GACC	40,000,000	40,000,000	40,000,000	Office	Suburban	3.9500%	0.01347%	Actual/360	120	120	0	0	06/29/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	9	420 Taylor Street(2)	4.1%	1	JPMCB/CREFI	38,000,000	38,000,000	34,337,262	Office	CBD	3.7500%	0.01347%	Actual/360	121	121	360	360	07/07/2020	08/06/2020	08/06/2030	No	08/06/2030
Loan	10	3000 Post Oak(2)(33)	3.7%	1	JPMCB	35,000,000	35,000,000	35,000,000	Office	CBD	4.9875%	0.01847%	Actual/360	60	56	0	0	02/06/2020	04/01/2020	03/01/2025	No	03/01/2025
Loan	11	Chase Center Tower I(2)(32)	1.9%	1	JPMCB	18,213,750	18,213,750	18,213,750	Office	CBD	3.5219%	0.01347%	Actual/360	59	56	0	0	03/12/2020	05/10/2020	03/10/2025	No	03/10/2025
Loan	12	Chase Center Tower II(2)(32)	1.7%	1	JPMCB	15,536,250	15,536,250	15,536,250	Office	CBD	3.5222%	0.01347%	Actual/360	59	56	0	0	03/12/2020	05/10/2020	03/10/2025	No	03/10/2025
Loan	13	Brass Professional Center(2)	3.5%	1	GSMC	32,700,000	32,700,000	27,404,688	Office	Suburban	4.7500%	0.03222%	Actual/360	121	121	360	360	07/10/2020	08/06/2020	08/06/2030	No	08/06/2030
Loan	14	Flushing Commons(35)	3.0%	1	CREFI	28,000,000	28,000,000	28,000,000	Retail	Unanchored	3.4500%	0.01347%	Actual/360	120	116	0	0	02/27/2020	04/06/2020	03/06/2030	No	03/06/2030
Loan	15	Apollo Education Group HQ Campus(2)	2.8%	1	JPMCB	26,500,000	26,500,000	26,500,000	Office	Suburban	3.3500%	0.01347%	Actual/360	60	55	0	0	01/31/2020	03/05/2020	02/05/2025	No	02/05/2025
Loan	16	Bellagio Hotel and Casino(2)(32)(34)	2.3%	1	JPMCB	21,250,000	21,250,000	21,250,000	Hospitality	Full Service	3.1702%	0.01347%	Actual/360	120	113	0	0	11/15/2019	01/05/2020	12/05/2029	No	12/05/2029
Loan	17	Southcenter Mall(2)	2.1%	1	GACC	20,000,000	20,000,000	20,000,000	Retail	Super Regional Mall	2.8800%	0.01472%	Actual/360	120	114	0	0	12/11/2019	02/01/2020	01/01/2030	No	01/01/2030
Loan	18	CityLine Augusta Portfolio	2.1%	2	CREFI	19,700,000	19,700,000	19,700,000	Self Storage	Self Storage	4.3850%	0.01347%	Actual/360	121	121	0	0	07/07/2020	08/06/2020	08/06/2030	No	08/06/2030
Property	18.01	Belair Dyess Self Storage	1.1%	1	CREFI	10,200,000	10,200,000		Self Storage	Self Storage
Property	18.02	Wheeler Self Storage	1.0%	1	CREFI	9,500,000	9,500,000		Self Storage	Self Storage
Loan	19	364 Lincoln(29)	1.9%	1	JPMCB	18,000,000	18,000,000	18,000,000	Multifamily	Mid Rise	4.1500%	0.01347%	Actual/360	120	120	0	0	06/30/2020	08/01/2020	07/01/2030	No	07/01/2030
Loan	20	Jasmine Cove(34)	1.6%	1	JPMCB	15,000,000	15,000,000	13,611,011	Multifamily	Garden	3.9900%	0.05347%	Actual/360	120	120	360	360	06/18/2020	08/01/2020	07/01/2030	No	07/01/2030
Loan	21	Battery Park Lofts	1.5%	1	GACC	14,200,000	14,200,000	11,672,932	Multifamily	Mid Rise	4.1200%	0.01347%	Actual/360	120	120	360	360	06/29/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	22	Kings Plaza(2)(33)(35)	1.5%	1	JPMCB	14,108,108	14,108,108	14,108,108	Retail	Super Regional Mall	3.3588%	0.01347%	Actual/360	120	114	0	0	12/03/2019	02/01/2020	01/01/2030	No	01/01/2030
Loan	23	84 14th Street	1.3%	1	CREFI	12,300,000	12,300,000	12,300,000	Office	CBD	4.2300%	0.01347%	Actual/360	120	120	0	0	06/26/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	24	Edge 32 Apartments	1.1%	1	GACC	10,000,000	10,000,000	8,228,201	Multifamily	Mid Rise	4.1500%	0.01347%	Actual/360	120	120	360	360	06/30/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	25	Cambridge Club Apartments(29)	1.1%	1	CREFI	10,000,000	10,000,000	10,000,000	Multifamily	Garden	4.3000%	0.01347%	Actual/360	120	120	0	0	07/01/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	26	1725 N Commerce Parkway	1.0%	1	CREFI	9,250,000	9,250,000	9,250,000	Office	Suburban	3.7800%	0.01347%	Actual/360	120	120	0	0	06/26/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	27	CityLine Hattiesburg	0.9%	1	CREFI	8,280,000	8,280,000	7,214,600	Self Storage	Self Storage	4.3000%	0.01347%	Actual/360	121	121	360	360	07/10/2020	08/06/2020	08/06/2030	No	08/06/2030
Loan	28	OrthoSouth	0.8%	2	CREFI	7,600,000	7,600,000	6,429,410	Office	Medical	4.1500%	0.01347%	Actual/360	121	121	360	360	07/07/2020	08/06/2020	08/06/2030	No	08/06/2030
Property	28.01	Primary Parkway	0.5%	1	CREFI	4,500,000	4,500,000		Office	Medical
Property	28.02	Southaven	0.3%	1	CREFI	3,100,000	3,100,000		Office	Medical
Loan	29	Strathmore Apartments	0.8%	1	GACC	7,300,000	7,300,000	7,300,000	Multifamily	Garden	3.7900%	0.01347%	Actual/360	120	120	0	0	07/01/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	30	630 W Lake	0.7%	1	CREFI	6,720,000	6,720,000	6,720,000	Mixed Use	Multifamily/Retail	3.6800%	0.06222%	Actual/360	120	117	0	0	03/09/2020	05/06/2020	04/06/2030	No	04/06/2030
Loan	31	2 Laurel Drive	0.7%	1	CREFI	6,630,000	6,630,000	5,274,129	Industrial	Warehouse/Distribution	4.0400%	0.01347%	Actual/360	120	120	360	360	06/16/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	32	CityLine Flagstaff	0.7%	1	CREFI	6,600,000	6,600,000	5,779,298	Self Storage	Self Storage	4.5100%	0.01347%	Actual/360	120	120	360	360	06/26/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	33	968-970 Gates Ave	0.7%	1	CREFI	6,500,000	6,500,000	6,500,000	Multifamily	Mid Rise	4.2400%	0.01347%	Actual/360	120	120	0	0	07/01/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	34	CityLine Wisconsin	0.7%	1	CREFI	6,225,000	6,225,000	5,682,679	Self Storage	Self Storage	4.3500%	0.01347%	Actual/360	120	120	360	360	06/19/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	35	StorQuest Self Storage - Modesto	0.5%	1	CREFI	5,000,000	5,000,000	5,000,000	Self Storage	Self Storage	3.8700%	0.01347%	Actual/360	120	120	0	0	06/09/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	36	StorQuest Self Storage - Ceres	0.4%	1	CREFI	4,000,000	4,000,000	4,000,000	Self Storage	Self Storage	3.8700%	0.01347%	Actual/360	120	120	0	0	06/09/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	37	Castle Rock Self Storage	0.4%	1	CREFI	4,000,000	4,000,000	4,000,000	Self Storage	Self Storage	3.9700%	0.11222%	Actual/360	120	120	0	0	06/26/2020	08/06/2020	07/06/2030	No	07/06/2030

A-1-2

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Pari Passu	Pari Passu
			Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed								FIRREA	Cut-Off
			Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Loan	ID	Property Name	Service($)(8)	Service($)(8)	Service($)	Service($)	Period(7)	Lockbox(9)	Management(10)	Other Loans	Borrower	NOI DSCR(8)(11)	NCF DSCR(8)(11)	Period(13)	Date	Value ($)(14)	As-of Date(14)	(Yes/No)	Ratio(11)(14)	Maturity or ARD(11)(14)
Loan	1	Agellan Portfolio(2)(32)(33)	293,280	3,519,360	610,022	7,320,270	61	Hard	In Place	No	No	3.34x	3.04x	0	7	551,000,000	Various	Yes	41.9%	41.9%
Property	1.01	Sarasota Distribution Hub														70,200,000	02/17/2020	Yes
Property	1.02	Naperville Woods Office Center														68,800,000	02/20/2020	Yes
Property	1.03	Southpark Business Park FOP														34,900,000	02/18/2020	Yes
Property	1.04	Supervalu														26,720,000	03/02/2020	Yes
Property	1.05	Plainfield Business Center IV														24,100,000	02/17/2020	Yes
Property	1.06	Beltway III														20,100,000	02/20/2020	Yes
Property	1.07	4405 Continental Dr														18,750,000	02/12/2020	Yes
Property	1.08	Beltway IV														17,200,000	02/20/2020	Yes
Property	1.09	Sandy Plains Business Park														15,700,000	02/14/2020	Yes
Property	1.10	Coliseum Distribution Center #1														15,900,000	03/13/2020	Yes
Property	1.11	Silber Industrial Park														14,100,000	02/12/2020	Yes
Property	1.12	Southpark Business Park M														13,100,000	02/18/2020	Yes
Property	1.13	West by Northwest Business Blvd														12,800,000	02/12/2020	Yes
Property	1.14	Norcross Center														12,300,000	02/14/2020	Yes
Property	1.15	Goshen Springs														10,700,000	02/14/2020	Yes
Property	1.16	Long Point Center														10,400,000	02/12/2020	Yes
Property	1.17	Corridor Park D														10,300,000	02/18/2020	Yes
Property	1.18	Southport 1-4														10,000,000	02/21/2020	Yes
Property	1.19	Jameel														10,000,000	02/12/2020	Yes
Property	1.20	Beltway II														9,700,000	02/20/2020	Yes
Property	1.21	Braker Center 4														9,400,000	02/18/2020	Yes
Property	1.22	Northgreen 1-4														8,600,000	02/18/2020	Yes
Property	1.23	Minimax														8,100,000	02/18/2020	Yes
Property	1.24	Southpark Business Park E														7,500,000	02/18/2020	Yes
Property	1.25	9385 Washington Blvd														7,300,000	02/20/2020	Yes
Property	1.26	Rothway														7,200,000	02/12/2020	Yes
Property	1.27	2730 Pinnacle														6,100,000	02/21/2020	Yes
Property	1.28	Columbus West - Interchange Rd														5,650,000	02/18/2020	Yes
Property	1.29	1346 Oakbrook Drive														5,400,000	02/14/2020	Yes
Property	1.30	1230-1236 Hardt Circle														5,200,000	02/21/2020	Yes
Property	1.31	Pine Forest Business Park														4,900,000	02/12/2020	Yes
Property	1.32	Rittiman East Industrial Park #23 & 24														3,870,000	03/13/2020	Yes
Property	1.33	1351 Oakbrook Drive														3,850,000	02/14/2020	Yes
Property	1.34	1325 Oakbrook Drive														3,800,000	02/14/2020	Yes
Property	1.35	490 Heartland Drive														3,750,000	02/21/2020	Yes
Property	1.36	1265 Oakbrook Drive														3,650,000	02/14/2020	Yes
Property	1.37	Columbus West - Business Park														3,500,000	02/18/2020	Yes
Property	1.38	1155 Bowes Road														3,450,000	02/21/2020	Yes
Property	1.39	1280 Oakbrook Drive														3,400,000	02/14/2020	Yes
Property	1.40	Cox Business Center														3,350,000	03/13/2020	Yes
Property	1.41	2002 Bloomingdale														3,050,000	02/21/2020	Yes
Property	1.42	333 Charles Court														3,000,000	02/21/2020	Yes
Property	1.43	483 Heartland Drive														3,000,000	02/21/2020	Yes
Property	1.44	1256 Oakbrook Drive														2,950,000	02/14/2020	Yes
Property	1.45	550 Heartland														2,650,000	02/21/2020	Yes
Property	1.46	Rittiman East Industrial Park #22														2,610,000	03/13/2020	Yes
Loan	2	Moffett Towers Buildings A, B & C(2)(32)	221,155	2,653,854	1,085,131	13,021,578	115	Hard	In Place	No	No	3.70x	3.63x	0	6	1,145,000,000	10/01/2021	Yes	38.7%	38.7%
Property	2.01	Moffett Towers Building A														348,000,000	01/03/2020	Yes
Property	2.02	Moffett Towers Building B														390,000,000	10/01/2021	Yes
Property	2.03	Moffett Towers Building C														383,000,000	05/01/2021	Yes
Loan	3	Tropical Distribution Center	227,681	2,732,177			120	Hard	Springing	No	No	2.11x	2.10x	0	6	110,000,000	04/14/2020	Yes	68.2%	68.2%
Loan	4	BX Industrial Portfolio(2)(32)	209,959	2,519,514	853,079	10,236,944	75	Hard	Springing	No	Yes - A	3.83x	3.57x	0	9	960,750,000	Various	Yes	39.6%	39.6%
Property	4.01	Bridgewater Center 1														52,700,000	07/29/2019	Yes
Property	4.02	401 E Laraway Rd														42,300,000	07/22/2019	Yes
Property	4.03	Rochelle 1														34,600,000	08/01/2019	Yes
Property	4.04	350A Salem Church Rd														33,000,000	07/15/2019	Yes
Property	4.05	Romeoville Bldg 1														30,100,000	07/24/2019	Yes
Property	4.06	251 E Laraway Rd														28,400,000	07/22/2019	Yes
Property	4.07	7940 Kentucky														29,000,000	07/15/2019	Yes
Property	4.08	Mountain Top Distribution Center 2														24,100,000	08/01/2019	Yes
Property	4.09	Enterprise Parkway														23,400,000	07/19/2019	Yes
Property	4.10	Cavalier I														23,100,000	07/19/2019	Yes
Property	4.11	1910 International														20,800,000	07/16/2019	Yes
Property	4.12	Glen Dale														19,200,000	07/12/2019	Yes
Property	4.13	Romeoville Bldg 2														18,900,000	07/24/2019	Yes
Property	4.14	Enterprise Distribution Center 1														17,500,000	07/15/2019	Yes
Property	4.15	2270 Woodale														17,100,000	07/12/2019	Yes
Property	4.16	2950 Lexington Ave South														16,800,000	07/12/2019	Yes
Property	4.17	Rivers Bend Center 1B														16,700,000	07/16/2019	Yes
Property	4.18	DFW Logistics Center (Bldg 4)														16,400,000	07/12/2019	Yes
Property	4.19	Rivers Bend Center 1C														15,800,000	07/16/2019	Yes
Property	4.20	Territorial														15,500,000	07/24/2019	Yes
Property	4.21	Diamond Hill 2														15,400,000	07/19/2019	Yes
Property	4.22	Rivers Bend Center 2A														15,200,000	07/16/2019	Yes
Property	4.23	Rivers Bend Center 1A														15,000,000	07/16/2019	Yes
Property	4.24	Diamond Hill 3														14,900,000	07/19/2019	Yes
Property	4.25	Whippany Business Center 1														14,700,000	07/29/2019	Yes
Property	4.26	The Colony Land														14,200,000	07/21/2019	Yes
Property	4.27	Shawnee Distribution Center 1														14,100,000	07/10/2019	Yes
Property	4.28	Rivers Bend Center 2B														13,900,000	08/01/2019	Yes
Property	4.29	7930 Kentucky														13,800,000	07/15/2019	Yes
Property	4.30	Dues Dr Distribution Center 1														13,600,000	07/16/2019	Yes
Property	4.31	Gibraltar														13,500,000	07/24/2019	Yes
Property	4.32	Diamond Hill 1														13,500,000	07/19/2019	Yes

A-1-3

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Pari Passu	Pari Passu
			Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed								FIRREA	Cut-Off
			Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Loan	ID	Property Name	Service($)(8)	Service($)(8)	Service($)	Service($)	Period(7)	Lockbox(9)	Management(10)	Other Loans	Borrower	NOI DSCR(8)(11)	NCF DSCR(8)(11)	Period(13)	Date	Value ($)(14)	As-of Date(14)	(Yes/No)	Ratio(11)(14)	Maturity or ARD(11)(14)
Property	4.33	DFW Logistics Center (Bldg 3)														13,500,000	07/12/2019	Yes
Property	4.34	Elk Grove Distribution Center 1														13,100,000	07/11/2019	Yes
Property	4.35	1000 Lucas Way														13,100,000	07/19/2019	Yes
Property	4.36	Lakeview														13,000,000	07/11/2019	Yes
Property	4.37	DFW Logistics Center (Bldg 5)														12,300,000	07/12/2019	Yes
Property	4.38	9756 International														11,700,000	07/16/2019	Yes
Property	4.39	350B Salem Church Rd														11,000,000	07/15/2019	Yes
Property	4.40	6105 Trenton Ln														11,000,000	07/11/2019	Yes
Property	4.41	300 Salem Church Rd														10,900,000	07/15/2019	Yes
Property	4.42	Tower														10,600,000	07/24/2019	Yes
Property	4.43	1940 Fernbrook Ln														10,800,000	07/11/2019	Yes
Property	4.44	Production Distribution Center 1														7,916,472	07/16/2019	Yes
Property	4.45	Culpeper														10,400,000	07/16/2019	Yes
Property	4.46	Fairfield Distribution Center 1														10,300,000	07/16/2019	Yes
Property	4.47	Cavalier II														10,100,000	07/19/2019	Yes
Property	4.48	World Park II														9,000,000	07/16/2019	Yes
Property	4.49	Diamond Hill 4														8,800,000	07/19/2019	Yes
Property	4.50	2290-2298 Woodale														8,200,000	07/12/2019	Yes
Property	4.51	514 Butler Rd														8,000,000	07/19/2019	Yes
Property	4.52	Northridge II														7,600,000	07/18/2019	Yes
Property	4.53	2222 Woodale														7,300,000	07/12/2019	Yes
Property	4.54	Northridge I														7,000,000	07/18/2019	Yes
Property	4.55	Romeoville Distribution Center 1														6,600,000	07/24/2019	Yes
Property	4.56	1825 Airport Exchange														6,000,000	07/16/2019	Yes
Property	4.57	7453 Empire - Bldg C														5,800,000	07/15/2019	Yes
Property	4.58	Rivers Bend Center 1D														5,200,000	07/16/2019	Yes
Property	4.59	Heathrow														4,900,000	07/11/2019	Yes
Property	4.60	2240-2250 Woodale														4,200,000	07/12/2019	Yes
Property	4.61	273 Industrial Way														3,650,000	07/18/2019	Yes
Property	4.62	7453 Empire - Bldg B														3,500,000	07/15/2019	Yes
Property	4.63	7453 Empire - Bldg A														3,050,000	07/15/2019	Yes
Property	4.64	Rivers Bend Center - Land														3,350,000	07/16/2019	Yes
Property	4.65	Production Distribution Center 1B														2,583,528	07/16/2019	Yes
Property	4.66	Bridgewater Center 2														12,000,000	07/29/2019	Yes
Property	4.67	Laraway Land 1														700,000	08/01/2019	Yes
Property	4.68	Laraway Land 2														6,400,000	07/22/2019	Yes
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)	195,402	2,344,821	4,717,299	56,607,582	116	Hard	Springing	No	Yes - A	4.95x	4.95x	0	5	4,600,000,000	01/10/2020	Yes	35.5%	35.5%
Property	5.01	MGM Grand														2,505,000,000	01/10/2020	Yes
Property	5.02	Mandalay Bay														2,095,000,000	01/10/2020	Yes
Loan	6	1633 Broadway(2)(32)(34)	158,776	1,905,315	2,370,023	28,440,278	113	Hard	Springing	No	No	3.93x	3.84x	0	6	2,400,000,000	10/24/2019	Yes	41.7%	41.7%
Loan	7	711 Fifth Avenue(2)(34)	120,146	1,441,750	1,334,954	16,019,444	116	Hard	Springing	No	No	2.94x	2.90x	0	6	1,000,000,000	01/23/2020	Yes	54.5%	54.5%
Loan	8	280 North Bernardo(2)	133,495	1,601,944	103,459	1,241,507	120	Hard	Springing	No	No	2.31x	2.27x	0	6	120,000,000	04/01/2020	Yes	59.2%	59.2%
Loan	9	420 Taylor Street(2)	175,984	2,111,807	231,558	2,778,694	61	Hard	In Place	No	No	1.70x	1.67x	0	6	143,500,000	05/01/2021	Yes	61.3%	55.4%
Loan	10	3000 Post Oak(2)(33)	147,489	1,769,870	189,629	2,275,547	56	Hard	In Place	No	No	2.38x	2.19x	0	1	143,900,000	11/20/2019	Yes	55.6%	55.6%
Loan	11	Chase Center Tower I(2)(32)	54,198	650,379	379,388	4,552,656	56	Hard	Springing	Yes	Yes - C	3.89x	3.87x	0	10	466,000,000	12/19/2019	Yes	31.3%	31.3%
Loan	12	Chase Center Tower II(2)(32)	46,235	554,818	323,644	3,883,726	56	Hard	Springing	Yes	Yes - C	3.89x	3.87x	0	10	397,500,000	12/19/2019	Yes	31.3%	31.3%
Loan	13	Brass Professional Center(2)	170,579	2,046,944	130,412	1,564,942	13	Hard	Springing	No	No	1.47x	1.31x	0	6	79,100,000	06/01/2020	Yes	72.9%	61.1%
Loan	14	Flushing Commons(35)	81,618	979,417			116	Hard	Springing	No	No	2.56x	2.45x	0	6	47,000,000	01/23/2020	Yes	59.6%	59.6%
Loan	15	Apollo Education Group HQ Campus(2)	75,007	900,080	183,979	2,207,743	55	Hard	Springing	No	No	4.38x	4.15x	0	5	194,000,000	01/06/2020	Yes	47.2%	47.2%
Loan	16	Bellagio Hotel and Casino(2)(32)(34)	56,918	683,014	4,432,760	53,193,120	113	Hard	Springing	No	Yes - A	8.80x	8.42x	0	5	4,260,000,000	10/16/2019	Yes	39.3%	39.3%
Loan	17	Southcenter Mall(2)	48,667	584,000	481,800	5,781,600	114	Hard	Springing	No	No	6.70x	6.53x	5	1	980,000,000	11/17/2019	Yes	22.2%	22.2%
Loan	18	CityLine Augusta Portfolio	72,987	875,843			121	Springing Hard	Springing	No	Yes - B	2.00x	1.96x	0	6	31,000,000	Various	Yes	63.5%	63.5%
Property	18.01	Belair Dyess Self Storage														16,200,000	02/02/2020	Yes
Property	18.02	Wheeler Self Storage														14,800,000	06/17/2020	Yes
Loan	19	364 Lincoln(29)	63,115	757,375			120	Soft	Springing	No	No	1.70x	1.68x	0	1	27,000,000	03/26/2020	Yes	66.7%	66.7%
Loan	20	Jasmine Cove(34)	71,526	858,310			60	Soft	Springing	No	No	1.54x	1.48x	0	1	23,025,000	03/02/2020	Yes	65.1%	59.1%
Loan	21	Battery Park Lofts	68,779	825,348			12	Soft	Springing	No	Yes - D	1.36x	1.33x	0	6	20,300,000	06/15/2020	Yes	70.0%	57.5%
Loan	22	Kings Plaza(2)(33)(35)	40,037	480,445	1,342,008	16,104,097	114	Hard	Springing	No	No	3.14x	3.07x	0	1	900,000,000	10/17/2019	Yes	54.1%	54.1%
Loan	23	84 14th Street	43,960	527,516			120	Springing	Springing	No	No	1.95x	1.87x	0	6	20,200,000	03/01/2020	Yes	60.9%	60.9%
Loan	24	Edge 32 Apartments	48,610	583,324			12	Soft	Springing	No	Yes - D	1.42x	1.39x	0	6	14,800,000	06/15/2020	Yes	67.6%	55.6%
Loan	25	Cambridge Club Apartments(29)	36,331	435,972			120	Springing Hard	Springing	No	No	1.96x	1.88x	0	6	15,300,000	06/12/2020	Yes	65.4%	65.4%
Loan	26	1725 N Commerce Parkway	29,542	354,506			120	Springing Hard	Springing	No	No	3.03x	2.80x	0	6	16,000,000	02/18/2020	Yes	57.8%	57.8%
Loan	27	CityLine Hattiesburg	40,975	491,704			37	Springing Hard	Springing	No	Yes - B	1.63x	1.60x	0	6	11,825,000	06/16/2020	Yes	70.0%	61.0%
Loan	28	OrthoSouth	36,944	443,326			25	Hard	Springing	No	No	1.91x	1.81x	0	6	15,950,000	06/04/2020	Yes	47.6%	40.3%
Property	28.01	Primary Parkway														9,450,000	06/04/2020	Yes
Property	28.02	Southaven														6,500,000	06/04/2020	Yes
Loan	29	Strathmore Apartments	23,376	280,513			120	Springing	Springing	No	No	2.46x	2.41x	0	6	12,050,000	11/05/2019	Yes	60.6%	60.6%
Loan	30	630 W Lake	20,894	250,731			117	Springing Hard	Springing	No	No	2.29x	2.22x	0	6	10,400,000	02/07/2020	Yes	64.6%	64.6%
Loan	31	2 Laurel Drive	31,806	381,669			0	Hard	Springing	No	No	1.85x	1.76x	0	6	10,400,000	05/29/2020	Yes	63.8%	50.7%
Loan	32	CityLine Flagstaff	33,480	401,766			36	Springing Hard	Springing	No	Yes - B	1.45x	1.44x	0	6	9,700,000	06/12/2020	Yes	68.0%	59.6%
Loan	33	968-970 Gates Ave	23,286	279,428			120	Springing Hard	Springing	No	No	1.76x	1.75x	0	6	10,500,000	03/06/2020	Yes	61.9%	61.9%
Loan	34	CityLine Wisconsin	30,989	371,865			60	Springing Hard	Springing	No	Yes - B	1.50x	1.47x	0	6	9,800,000	05/15/2020	Yes	63.5%	58.0%
Loan	35	StorQuest Self Storage - Modesto	16,349	196,188			120	Springing Hard	Springing	No	Yes - E	3.79x	3.70x	0	6	12,900,000	05/25/2020	Yes	38.8%	38.8%
Loan	36	StorQuest Self Storage - Ceres	13,079	156,950			120	Springing Hard	Springing	No	Yes - E	3.12x	3.04x	0	6	8,300,000	05/25/2020	Yes	48.2%	48.2%
Loan	37	Castle Rock Self Storage	13,417	161,006			120	Springing Hard	Springing	No	No	3.16x	3.11x	0	6	8,300,000	06/01/2020	Yes	48.2%	48.2%

A-1-4

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

										Net	Units	Loan per Net
								Year	Year	Rentable Area	of	Rentable Area	Prepayment Provisions
Loan	ID	Property Name	Address	City	County	State	Zip Code	Built	Renovated	(SF/Units/Rooms)(4)	Measure	(SF/Units/Rooms) ($)(4)(11)(14)	(# of payments)(15)(16)(17)
Loan	1	Agellan Portfolio(2)(32)(33)	Various	Various	Various	Various	Various	Various	Various	6,094,177	Sq. Ft.	38	L(24), D(33), O(4)
Property	1.01	Sarasota Distribution Hub	6100 McIntosh Road	Sarasota	Sarasota	FL	34238	1981	2007	906,449	Sq. Ft.	32
Property	1.02	Naperville Woods Office Center	1000 & 1100 East Warrenville Road	Naperville	DuPage	IL	60563	1981, 1988	2007	482,497	Sq. Ft.	60
Property	1.03	Southpark Business Park FOP	2130, 2150 & 2170 Woodward Street	Austin	Travis	TX	78744	1982	NAP	187,075	Sq. Ft.	78
Property	1.04	Supervalu	1201 John Burgess Drive	Fort Worth	Tarrant	TX	76140	1996	NAP	253,800	Sq. Ft.	44
Property	1.05	Plainfield Business Center IV	2151 Airwest Boulevard	Plainfield	Hendricks	IN	46168	1999	NAP	434,354	Sq. Ft.	23
Property	1.06	Beltway III	10900 Corporate Centre Drive	Houston	Harris	TX	77041	2005	NAP	130,566	Sq. Ft.	65
Property	1.07	4405 Continental Dr	4405 Continental Drive	Flint	Genesee	MI	48507	1999	2006	400,000	Sq. Ft.	20
Property	1.08	Beltway IV	4920 Westway Park Boulevard	Houston	Harris	TX	77041	2006	NAP	131,702	Sq. Ft.	55
Property	1.09	Sandy Plains Business Park	1800 Sandy Plains Industrial Parkway	Marietta	Cobb	GA	30066	1986	NAP	167,329	Sq. Ft.	40
Property	1.10	Coliseum Distribution Center #1	1143 AT&T Center Parkway	San Antonio	Bexar	TX	78219	1978	NAP	208,000	Sq. Ft.	32
Property	1.11	Silber Industrial Park	2055, 2105 & 2155 Silber Road	Houston	Harris	TX	77055	1978	NAP	198,970	Sq. Ft.	30
Property	1.12	Southpark Business Park M	4120 Freidrich Lane	Austin	Travis	TX	78744	1983	NAP	72,550	Sq. Ft.	76
Property	1.13	West by Northwest Business Blvd	6100 & 6120 West by Northwest Boulevard	Houston	Harris	TX	77040	1983	NAP	122,750	Sq. Ft.	44
Property	1.14	Norcross Center	2100 & 2200 Norcross Parkway	Norcross	Gwinnett	GA	30071	1988	NAP	169,951	Sq. Ft.	30
Property	1.15	Goshen Springs	5801 & 5901 Goshen Springs Road	Norcross	Gwinnett	GA	30071	1986	NAP	152,319	Sq. Ft.	30
Property	1.16	Long Point Center	6500 & 6600 Long Point Road	Houston	Harris	TX	77055	1979	NAP	189,680	Sq. Ft.	23
Property	1.17	Corridor Park D	100 Michael Angelo Way	Austin	Travis	TX	78728	1999	2016	56,100	Sq. Ft.	77
Property	1.18	Southport 1-4	5975-6049 South Loop East	Houston	Harris	TX	77033	1980	NAP	149,401	Sq. Ft.	28
Property	1.19	Jameel	9001 & 9101 Jameel Road	Houston	Harris	TX	77040	1983	NAP	94,900	Sq. Ft.	44
Property	1.20	Beltway II	11000 Corporate Centre Drive	Houston	Harris	TX	77041	2003	NAP	101,039	Sq. Ft.	40
Property	1.21	Braker Center 4	2120 West Braker Lane	Austin	Travis	TX	78758	1984	1999	45,913	Sq. Ft.	86
Property	1.22	Northgreen 1-4	1400-1412 North Sam Houston Parkway East	Houston	Harris	TX	77032	1982	NAP	118,736	Sq. Ft.	30
Property	1.23	Minimax	2301 Minimax Drive	Houston	Harris	TX	77008	1967	NAP	119,821	Sq. Ft.	28
Property	1.24	Southpark Business Park E	2100 East Saint Elmo Road	Austin	Travis	TX	78744	1982	1992	49,966	Sq. Ft.	63
Property	1.25	9385 Washington Blvd	9385 Washington Boulevard	Laurel	Howard	MD	20723	1988	2007	57,590	Sq. Ft.	53
Property	1.26	Rothway	6300, 6310 & 6320 Rothway Street	Houston	Harris	TX	77040	1983	NAP	75,460	Sq. Ft.	40
Property	1.27	2730 Pinnacle	2730 Pinnacle Drive	Elgin	Kane	IL	60124	2005	2007	44,990	Sq. Ft.	57
Property	1.28	Columbus West - Interchange Rd	3671-3701 & 3707-3743 Interchange Road	Columbus	Franklin	OH	43204	1974	NAP	91,200	Sq. Ft.	26
Property	1.29	1346 Oakbrook Drive	1346 Oakbrook Drive	Norcross	Gwinnett	GA	30093	1985	NAP	71,591	Sq. Ft.	32
Property	1.30	1230-1236 Hardt Circle	1230-1236 Hardt Circle	Bartlett	DuPage	IL	60103	2008	NAP	60,080	Sq. Ft.	36
Property	1.31	Pine Forest Business Park	232 & 302-350 West 38th Street	Houston	Harris	TX	77018	1980	NAP	80,091	Sq. Ft.	26
Property	1.32	Rittiman East Industrial Park #23 & 24	5032-5042 & 5100-5128 Service Center Drive	San Antonio	Bexar	TX	78218	1983	NAP	50,806	Sq. Ft.	32
Property	1.33	1351 Oakbrook Drive	1351 Oakbrook Drive	Norcross	Gwinnett	GA	30093	1985	NAP	36,489	Sq. Ft.	44
Property	1.34	1325 Oakbrook Drive	1325 Oakbrook Drive	Norcross	Gwinnett	GA	30093	1986	NAP	53,120	Sq. Ft.	30
Property	1.35	490 Heartland Drive	490 North Heartland Drive	Sugar Grove	Kane	IL	60554	2002	NAP	39,520	Sq. Ft.	40
Property	1.36	1265 Oakbrook Drive	1265 Oakbrook Drive	Norcross	Gwinnett	GA	30093	1985	NAP	51,200	Sq. Ft.	30
Property	1.37	Columbus West - Business Park	3949 Business Park Drive	Columbus	Franklin	OH	43204	1996	2005	92,618	Sq. Ft.	16
Property	1.38	1155 Bowes Road	1155 Bowes Road	Elgin	Kane	IL	60123	2006	NAP	34,400	Sq. Ft.	42
Property	1.39	1280 Oakbrook Drive	1280 Oakbrook Drive	Norcross	Gwinnett	GA	30093	1986	NAP	46,400	Sq. Ft.	31
Property	1.40	Cox Business Center	1300, 1310, 1320 & 1330 Cox Avenue	Erlanger	Boone	KY	41018	1987	NAP	52,040	Sq. Ft.	27
Property	1.41	2002 Bloomingdale	2002 Bloomingdale Road	Glendale Heights	DuPage	IL	60139	1998	NAP	31,919	Sq. Ft.	40
Property	1.42	333 Charles Court	333 Charles Court	West Chicago	DuPage	IL	60185	2007	NAP	36,623	Sq. Ft.	34
Property	1.43	483 Heartland Drive	483 North Heartland Drive	Sugar Grove	Kane	IL	60554	2010	NAP	36,426	Sq. Ft.	35
Property	1.44	1256 Oakbrook Drive	1256 Oakbrook Drive	Norcross	Gwinnett	GA	30093	1985	NAP	40,392	Sq. Ft.	31
Property	1.45	550 Heartland	550 North Heartland Drive	Sugar Grove	Kane	IL	60554	2000	2007	30,328	Sq. Ft.	37
Property	1.46	Rittiman East Industrial Park #22	5008-5030 Service Center Drive	San Antonio	Bexar	TX	78218	1983	NAP	37,026	Sq. Ft.	30
Loan	2	Moffett Towers Buildings A, B & C(2)(32)	Various	Sunnyvale	Santa Clara	CA	94089	2008	NAP	951,498	Sq. Ft.	466	L(24), YM1(5), DorYM1(84), O(7)
Property	2.01	Moffett Towers Building A	1000 Enterprise Way	Sunnyvale	Santa Clara	CA	94089	2008	NAP	317,166	Sq. Ft.	435
Property	2.02	Moffett Towers Building B	1020 Enterprise Way	Sunnyvale	Santa Clara	CA	94089	2008	NAP	317,166	Sq. Ft.	481
Property	2.03	Moffett Towers Building C	1050 Enterprise Way	Sunnyvale	Santa Clara	CA	94089	2008	NAP	317,166	Sq. Ft.	481
Loan	3	Tropical Distribution Center	6001 East Tropical Parkway	Las Vegas	Clark	NV	89115	2019	NAP	855,000	Sq. Ft.	88	L(24), D(91), O(5)
Loan	4	BX Industrial Portfolio(2)(32)	Various	Various	Various	Various	Various	Various	Various	11,097,713	Sq. Ft.	34	YM1(70), O(7)
Property	4.01	Bridgewater Center 1	1120 US Highway 22	Bridgewater	Somerset	NJ	08807	1951	1994	437,117	Sq. Ft.	59
Property	4.02	401 E Laraway Rd	401 East Laraway Road	Joliet	Will	IL	60433	2005	NAP	475,104	Sq. Ft.	36
Property	4.03	Rochelle 1	501 South Steward Road	Rochelle	Ogle	IL	61068	2005	NAP	579,575	Sq. Ft.	24
Property	4.04	350A Salem Church Rd	350A Salem Church Road	Mechanicsburg	Cumberland	PA	17050	1990	NAP	405,100	Sq. Ft.	33
Property	4.05	Romeoville Bldg 1	208-214 South Pinnacle Drive	Romeoville	Will	IL	60446	2016	NAP	199,924	Sq. Ft.	60
Property	4.06	251 E Laraway Rd	251 East Laraway Road	Joliet	Will	IL	60433	2005	NAP	374,460	Sq. Ft.	31
Property	4.07	7940 Kentucky	7940 Kentucky Drive	Florence	Boone	KY	41042	1992	NAP	128,077	Sq. Ft.	91
Property	4.08	Mountain Top Distribution Center 2	1 Philips Drive	Mountain Top	Luzerne	PA	18707	1992	NAP	400,000	Sq. Ft.	24
Property	4.09	Enterprise Parkway	2000 Enterprise Parkway	Hampton	Hampton City	VA	23666	1996	NAP	402,652	Sq. Ft.	23
Property	4.10	Cavalier I	1400 Cavalier Boulevard	Chesapeake	Chesapeake City	VA	23323	1969	NAP	300,117	Sq. Ft.	31
Property	4.11	1910 International	1910 International Way	Hebron	Boone	KY	41048	1990	2004	300,000	Sq. Ft.	28
Property	4.12	Glen Dale	7100 Holladay Tyler Road	Glen Dale	Prince George’s	MD	20769	1968	NAP	314,590	Sq. Ft.	24
Property	4.13	Romeoville Bldg 2	208-214 South Pinnacle Drive	Romeoville	Will	IL	60446	2016	NAP	199,924	Sq. Ft.	38
Property	4.14	Enterprise Distribution Center 1	10550 Toebben Drive	Independence	Boone	KY	41051	2005	NAP	275,000	Sq. Ft.	25
Property	4.15	2270 Woodale	2270-2280 Woodale Drive	Mounds View	Ramsey	MN	55112	1990	NAP	144,783	Sq. Ft.	47
Property	4.16	2950 Lexington Ave South	2950 Lexington Avenue South	Eagan	Dakota	MN	55121	1979	NAP	184,545	Sq. Ft.	36
Property	4.17	Rivers Bend Center 1B	801 Liberty Way	Chester	Chesterfield	VA	23836	1998	NAP	170,800	Sq. Ft.	39
Property	4.18	DFW Logistics Center (Bldg 4)	2701 Esters Boulevard	Dallas	Dallas	TX	75261	2018	NAP	144,000	Sq. Ft.	46
Property	4.19	Rivers Bend Center 1C	12730 Kingston Avenue	Chester	Chesterfield	VA	23836	2001	NAP	158,400	Sq. Ft.	40
Property	4.20	Territorial	3 Territorial Court	Bolingbrook	Will	IL	60440	2001	NAP	125,448	Sq. Ft.	49
Property	4.21	Diamond Hill 2	1920 Campostella Road	Chesapeake	Chesapeake City	VA	23324	1997	NAP	224,620	Sq. Ft.	27
Property	4.22	Rivers Bend Center 2A	500 HP Way	Chester	Chesterfield	VA	23836	1997	NAP	144,000	Sq. Ft.	42
Property	4.23	Rivers Bend Center 1A	701 Liberty Way	Chester	Chesterfield	VA	23836	1998	NAP	123,980	Sq. Ft.	48
Property	4.24	Diamond Hill 3	1960 Diamond Hill Road	Chesapeake	Chesapeake City	VA	23324	1974	NAP	267,010	Sq. Ft.	22
Property	4.25	Whippany Business Center 1	One Apollo Drive	Whippany	Morris	NJ	07981	1975	1985	120,000	Sq. Ft.	49
Property	4.26	The Colony Land	NWQ of Memorial Drive and Main Street	The Colony	Denton	TX	75056	NAP	NAP	NAP	NAP	NAP
Property	4.27	Shawnee Distribution Center 1	8515 Hedge Lane Terrace	Shawnee	Johnson	KS	66227	2003	NAP	223,200	Sq. Ft.	25
Property	4.28	Rivers Bend Center 2B	600 HP Way	Chester	Chesterfield	VA	23836	1997	NAP	158,400	Sq. Ft.	35
Property	4.29	7930 Kentucky	7930 Kentucky Drive	Florence	Boone	KY	41042	1999	NAP	219,300	Sq. Ft.	25
Property	4.30	Dues Dr Distribution Center 1	4225 Dues Drive	West Chester	Butler	OH	45246	1972	NAP	303,000	Sq. Ft.	18
Property	4.31	Gibraltar	455 Gibraltar Drive	Bolingbrook	Will	IL	60440	2002	NAP	110,000	Sq. Ft.	49
Property	4.32	Diamond Hill 1	1910 Campostella Road	Chesapeake	Chesapeake City	VA	23324	1980	NAP	152,600	Sq. Ft.	35

A-1-5

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

										Net	Units	Loan per Net
								Year	Year	Rentable Area	of	Rentable Area	Prepayment Provisions
Loan	ID	Property Name	Address	City	County	State	Zip Code	Built	Renovated	(SF/Units/Rooms)(4)	Measure	(SF/Units/Rooms) ($)(4)(11)(14)	(# of payments)(15)(16)(17)
Property	4.33	DFW Logistics Center (Bldg 3)	2650 Esters Boulevard	Dallas	Dallas	TX	75261	2018	NAP	120,000	Sq. Ft.	45
Property	4.34	Elk Grove Distribution Center 1	1325 Pratt Boulevard	Elk Grove Village	Cook	IL	60007	1970	2018	150,700	Sq. Ft.	35
Property	4.35	1000 Lucas Way	1000 Lucas Way	Hampton	Hampton City	VA	23666	1992	NAP	120,000	Sq. Ft.	44
Property	4.36	Lakeview	100-130 Lakeview Parkway	Vernon Hills	Lake	IL	60061	1998	2015	132,851	Sq. Ft.	39
Property	4.37	DFW Logistics Center (Bldg 5)	750 Royal Lane	Dallas	Dallas	TX	75261	2017	NAP	116,157	Sq. Ft.	42
Property	4.38	9756 International	9756 International Boulevard	West Chester	Butler	OH	45246	1990	NAP	192,000	Sq. Ft.	24
Property	4.39	350B Salem Church Rd	350B Salem Church Road	Mechanicsburg	Cumberland	PA	17050	1990	NAP	134,500	Sq. Ft.	33
Property	4.40	6105 Trenton Ln	6105 Trenton Lane North	Plymouth	Hennepin	MN	55442	1994	NAP	122,032	Sq. Ft.	36
Property	4.41	300 Salem Church Rd	300 Salem Church Road	Mechanicsburg	Cumberland	PA	17050	1991	NAP	120,000	Sq. Ft.	36
Property	4.42	Tower	161 Tower Drive	Burr Ridge	Cook	IL	60527	1982	NAP	118,101	Sq. Ft.	37
Property	4.43	1940 Fernbrook Ln	1940 Fernbrook Lane North	Plymouth	Hennepin	MN	55447	1974	NAP	107,812	Sq. Ft.	40
Property	4.44	Production Distribution Center 1	100 Production Drive	Harrison	Hamilton	OH	45030	1965	NAP	232,880	Sq. Ft.	18
Property	4.45	Culpeper	13129 Airpark Drive	Elkwood	Culpeper	VA	22718	1990	NAP	150,000	Sq. Ft.	28
Property	4.46	Fairfield Distribution Center 1	375 Northpointe Drive	Fairfield	Butler	OH	45014	1989	NAP	203,500	Sq. Ft.	20
Property	4.47	Cavalier II	3732 Cook Boulevard	Chesapeake	Chesapeake City	VA	23323	2007	NAP	94,325	Sq. Ft.	43
Property	4.48	World Park II	10083-10095 International Boulevard	West Chester	Butler	OH	45246	1981	NAP	167,270	Sq. Ft.	22
Property	4.49	Diamond Hill 4	2115 Portlock Road	Chesapeake	Chesapeake City	VA	23324	2000	NAP	75,700	Sq. Ft.	47
Property	4.50	2290-2298 Woodale	2290-2298 Woodale Drive	Mounds View	Ramsey	MN	55112	1992	NAP	78,180	Sq. Ft.	42
Property	4.51	514 Butler Rd	514 Butler Farm Road	Hampton	Hampton City	VA	23666	1992	NAP	61,488	Sq. Ft.	52
Property	4.52	Northridge II	10446-10456 Lakeridge Parkway	Ashland	Hanover	VA	23005	1998	NAP	70,118	Sq. Ft.	43
Property	4.53	2222 Woodale	2222 Woodale Drive	Mounds View	Ramsey	MN	55112	1989	NAP	55,742	Sq. Ft.	52
Property	4.54	Northridge I	10430-10444 Lakeridge Parkway	Ashland	Hanover	VA	23005	1991	NAP	69,185	Sq. Ft.	40
Property	4.55	Romeoville Distribution Center 1	815 Forestwood Drive	Romeoville	Will	IL	60446	1993	NAP	75,250	Sq. Ft.	35
Property	4.56	1825 Airport Exchange	1825 Airport Exchange Boulevard	Erlanger	Kenton	KY	41018	1997	NAP	67,749	Sq. Ft.	35
Property	4.57	7453 Empire - Bldg C	7453 Empire Drive C	Florence	Boone	KY	41042	1994	NAP	101,250	Sq. Ft.	23
Property	4.58	Rivers Bend Center 1D	13001 Kingston Avenue	Chester	Chesterfield	VA	23836	1997	NAP	40,460	Sq. Ft.	51
Property	4.59	Heathrow	616 Heathrow Drive	Lincolnshire	Lake	IL	60069	1988	Various	38,504	Sq. Ft.	51
Property	4.60	2240-2250 Woodale	2240-2250 Woodale Drive	Mounds View	Ramsey	MN	55112	1992	NAP	42,551	Sq. Ft.	39
Property	4.61	273 Industrial Way	273 Industrial Way	Benicia	Solano	CA	94510	NAP	NAP	NAP	NAP	NAP
Property	4.62	7453 Empire - Bldg B	7453 Empire Drive Building B	Florence	Boone	KY	41042	1993	NAP	47,842	Sq. Ft.	29
Property	4.63	7453 Empire - Bldg A	7453 Empire Drive Building A	Florence	Boone	KY	41042	1993	NAP	47,840	Sq. Ft.	26
Property	4.64	Rivers Bend Center - Land	800 HP Way, 501 & 531 HP Way, 12900 Kingston Avenue, 413, 429, 513, 519, 601 & 620 Meadowville Road	Chester	Chesterfield	VA	23836	NAP	NAP	NAP	NAP	NAP
Property	4.65	Production Distribution Center 1B	100b Production Drive	Harrison	Hamilton	OH	45030	1998	NAP	76,000	Sq. Ft.	0
Property	4.66	Bridgewater Center 2	1120 US Highway 22	Bridgewater	Somerset	NJ	08807	1954	1994	102,000	Sq. Ft.	0
Property	4.67	Laraway Land 1	251 East Laraway Road	Joliet	Will	IL	60433	NAP	NAP	NAP	NAP	NAP
Property	4.68	Laraway Land 2	401 East Laraway Road	Joliet	Will	IL	60433	NAP	NAP	NAP	NAP	NAP
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)	Various	Las Vegas	Clark	NV	Various	Various	NAP	9,748	Rooms	167,645	YM0.5(28), DorYM0.5(85), O(7)
Property	5.01	MGM Grand	3799 South Las Vegas Boulevard	Las Vegas	Clark	NV	89109	1993	NAP	4,998	Rooms	178,199
Property	5.02	Mandalay Bay	3950 South Las Vegas Boulevard	Las Vegas	Clark	NV	89119	1999	NAP	4,750	Rooms	156,539
Loan	6	1633 Broadway(2)(32)(34)	1633 Broadway	New York	New York	NY	10019	1972	2013	2,561,512	Sq. Ft.	391	L(31), D(82), O(7)
Loan	7	711 Fifth Avenue(2)(34)	711 5th Avenue	New York	New York	NY	10022	1927	2013-2019	340,024	Sq. Ft.	1,603	L(28), D(85), O(7)
Loan	8	280 North Bernardo(2)	280 North Bernardo Avenue	Mountain View	Santa Clara	CA	94043	1978-1980	2020	111,154	Sq. Ft.	639	L(24), D(92), O(4)
Loan	9	420 Taylor Street(2)	420 Taylor Street	San Francisco	San Francisco	CA	94102	1942	2020	116,216	Sq. Ft.	757	L(24), D(92), O(5)
Loan	10	3000 Post Oak(2)(33)	3000 Post Oak Boulevard	Houston	Harris	TX	77056	1979	2014	441,523	Sq. Ft.	181	L(28), D(26), O(6)
Loan	11	Chase Center Tower I(2)(32)	1655 3rd Street	San Francisco	San Francisco	CA	94158	2019	NAP	317,660	Sq. Ft.	461	L(27), D(28), O(4)
Loan	12	Chase Center Tower II(2)(32)	1725 3rd Street	San Francisco	San Francisco	CA	94158	2019	NAP	268,548	Sq. Ft.	461	L(27), D(28), O(4)
Loan	13	Brass Professional Center(2)	4400 Northwest Loop 410	San Antonio	Bexar	TX	78229	1968-1998	NAP	575,771	Sq. Ft.	100	L(24), D(93), O(4)
Loan	14	Flushing Commons(35)	138-35 39th Avenue	Flushing	Queens	NY	11354	2017	NAP	30,000	Sq. Ft.	933	L(28), D(87), O(5)
Loan	15	Apollo Education Group HQ Campus(2)	4025, 4035, 4045, 4050, and 4055 South Riverpoint Parkway	Phoenix	Maricopa	AZ	85040	2007, 2008	2019	599,664	Sq. Ft.	153	L(29), D(28), O(3)
Loan	16	Bellagio Hotel and Casino(2)(32)(34)	3600 South Las Vegas Boulevard	Las Vegas	Clark	NV	89109	1997	2019	3,933	Rooms	426,189	YM0.5(31), DorYM0.5(82), O(7)
Loan	17	Southcenter Mall(2)	2800 Southcenter Mall	Tukwila	King	WA	98188	1968	2008	783,068	Sq. Ft.	278	L(30), DorYM1(86), O(4)
Loan	18	CityLine Augusta Portfolio	Various	Various	Richmond; Columbia	GA	Various	Various	NAP	257,530	Sq. Ft.	76	L(24), D(93), O(4)
Property	18.01	Belair Dyess Self Storage	1005 Jimmie Dyess Parkway and 4317 Wrightsboro Road	Augusta; Grovetown	Richmond; Columbia	GA	30909; 30813	2006, 2012-2013, 2020	NAP	129,270	Sq. Ft.	79
Property	18.02	Wheeler Self Storage	3772 & 4206 Wheeler Road	Augusta; Martinez	Richmond; Columbia	GA	30909; 30907	1985-1986, 1996, 2004	NAP	128,260	Sq. Ft.	74
Loan	19	364 Lincoln(29)	364 Lincoln Place	Brooklyn	Kings	NY	11238	1927	2016-2019	55	Units	327,273	L(25), YM1(92), O(3)
Loan	20	Jasmine Cove(34)	1600 Jasmine Cove Circle	Simpsonville	Greenville	SC	29680	2007	NAP	184	Units	81,522	L(25), YM1(91), O(4)
Loan	21	Battery Park Lofts	1250 West 75th Street	Cleveland	Cuyahoga	OH	44102	2018	NAP	82	Units	173,171	L(24), D(92), O(4)
Loan	22	Kings Plaza(2)(33)(35)	5100 Kings Plaza	Brooklyn	Kings	NY	11234	1969	2018	811,797	Sq. Ft.	600	L(30), YM1(85), O(5)
Loan	23	84 14th Street	84 14th Street	Brooklyn	Kings	NY	11215	2019	NAP	19,838	Sq. Ft.	620	L(24), D(91), O(5)
Loan	24	Edge 32 Apartments	3219 Detroit Avenue	Cleveland	Cuyahoga	OH	44113	2017	NAP	60	Units	166,667	L(24), D(92), O(4)
Loan	25	Cambridge Club Apartments(29)	5501 Cambridge Club Circle	Ann Arbor	Washtenaw	MI	48103	1990	2019	108	Units	92,593	L(24), D(93), O(3)
Loan	26	1725 N Commerce Parkway	1725 North Commerce Parkway	Weston	Broward	FL	33326	1992	NAP	52,960	Sq. Ft.	175	L(24), D(92), O(4)
Loan	27	CityLine Hattiesburg	2508 & 2517 Lincoln Road	Hattiesburg	Forrest	MS	39402	2003	NAP	136,928	Sq. Ft.	60	L(24), D(93), O(4)
Loan	28	OrthoSouth	Various	Various	Various	Various	Various	Various	Various	29,906	Sq. Ft.	254	L(24), D(94), O(3)
Property	28.01	Primary Parkway	1244 Primacy Parkway	Memphis	Shelby	TN	38119	1991	2010	16,750	Sq. Ft.	269
Property	28.02	Southaven	7580 Clarington Cove	Southaven	DeSoto	MS	38671	2005	2013	13,156	Sq. Ft.	236
Loan	29	Strathmore Apartments	4501 Chestnut Ridge Road	Amherst	Erie	NY	14228	2016	NAP	78	Units	93,590	L(23), YM2(93), O(4)
Loan	30	630 W Lake	630 West Lake Street	Chicago	Cook	IL	60661	1908	2017	20,272	Sq. Ft.	331	L(27), D(90), O(3)
Loan	31	2 Laurel Drive	2 Laurel Drive	Flanders	Morris	NJ	07836	1986	2019	73,500	Sq. Ft.	90	L(24), D(93), O(3)
Loan	32	CityLine Flagstaff	4600 East Nestle Purina Avenue	Flagstaff	Coconino	AZ	86004	2007	NAP	73,495	Sq. Ft.	90	L(24), D(92), O(4)
Loan	33	968-970 Gates Ave	968-970 Gates Avenue	Brooklyn	Kings	NY	11221	2019-2020	NAP	16	Units	406,250	L(24), D(93), O(3)
Loan	34	CityLine Wisconsin	1117 West Washington Street	Appleton	Outagamie	WI	54914	1955-1991	2013	91,680	Sq. Ft.	68	L(24), D(92), O(4)
Loan	35	StorQuest Self Storage - Modesto	2401 & 2412 Oakdale Road	Modesto	Stanislaus	CA	95355	1985	NAP	77,775	Sq. Ft.	64	L(24), YM1(91), O(5)
Loan	36	StorQuest Self Storage - Ceres	3201 East Hatch Road	Ceres	Stanislaus	CA	95351	2003, 2008	NAP	70,840	Sq. Ft.	56	L(24), YM1(91), O(5)
Loan	37	Castle Rock Self Storage	11 Kellogg Court	Castle Rock	Douglas	CO	80109	1999	NAP	66,925	Sq. Ft.	60	L(24), D(93), O(3)

A-1-6

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Loan	ID	Property Name	Statements Date	EGI ($)	Expenses($)	NOI($)(12)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(11)	Debt Yield(11)	Revenue($)	EGI($)	Expenses($)	NOI ($)(12)	Reserves($)
Loan	1	Agellan Portfolio(2)(32)(33)	12/31/2019	63,486,372	23,013,221	40,473,151	12/31/2018	60,700,041	21,738,754	38,961,287	12/31/2017	53,679,748	19,917,149	33,762,598	15.7%	14.2%	66,585,698	60,055,992	23,831,636	36,224,356	693,998
Property	1.01	Sarasota Distribution Hub	12/31/2019	8,667,076	3,826,998	4,840,078	12/31/2018	7,670,233	2,937,926	4,732,307	12/31/2017	7,406,160	2,739,497	4,666,663			8,302,468	7,925,591	3,498,082	4,427,510	90,645
Property	1.02	Naperville Woods Office Center	12/31/2019	12,433,338	5,958,534	6,474,805	12/31/2018	12,083,301	5,589,481	6,493,820	12/31/2017	11,389,307	5,730,623	5,658,684			13,237,996	13,088,679	6,036,438	7,052,241	96,499
Property	1.03	Southpark Business Park FOP	12/31/2019	3,262,196	946,984	2,315,211	12/31/2018	3,196,891	984,124	2,212,767	12/31/2017	3,033,240	931,542	2,101,698			3,513,080	3,337,426	1,034,878	2,302,548	18,708
Property	1.04	Supervalu	12/31/2019	1,822,008	250,678	1,571,331	12/31/2018	1,679,544	254,739	1,424,805	12/31/2017	1,807,491	241,114	1,566,378			1,951,764	1,862,946	378,204	1,484,742	25,380
Property	1.05	Plainfield Business Center IV	12/31/2019	1,913,185	586,757	1,326,428	12/31/2018	1,891,007	594,804	1,296,204	12/31/2017	1,907,215	574,471	1,332,744			2,131,117	2,024,561	745,264	1,279,297	43,435
Property	1.06	Beltway III	12/31/2019	3,449,593	1,454,757	1,994,836	12/31/2018	3,516,342	1,485,310	2,031,032	12/31/2017	2,474,086	1,321,115	1,152,972			3,619,344	3,438,377	1,539,954	1,898,423	26,113
Property	1.07	4405 Continental Dr	12/31/2019	2,454,022	380,753	2,073,269	12/31/2018	2,387,108	365,458	2,021,650	12/31/2017	1,520,286	167,141	1,353,145			2,630,627	2,499,096	533,383	1,965,713	40,000
Property	1.08	Beltway IV	12/31/2019	2,500,287	1,342,028	1,158,259	12/31/2018	2,444,016	1,351,073	1,092,943	12/31/2017	2,807,985	1,327,711	1,480,274			3,158,375	2,562,725	1,401,232	1,161,493	26,340
Property	1.09	Sandy Plains Business Park	12/31/2019	1,373,252	332,977	1,040,275	12/31/2018	1,310,152	321,405	988,747	12/31/2017	1,224,196	304,062	920,134			1,538,504	1,470,579	344,253	1,126,326	16,733
Property	1.10	Coliseum Distribution Center #1	12/31/2019	1,159,557	338,794	820,763	12/31/2018	1,162,988	368,460	794,528							1,287,722	1,223,336	345,066	878,270	20,800
Property	1.11	Silber Industrial Park	12/31/2019	1,223,646	363,570	860,076	12/31/2018	1,275,183	406,461	868,722	12/31/2017	1,271,131	422,514	848,616			1,352,230	1,239,013	397,844	841,168	19,897
Property	1.12	Southpark Business Park M	12/31/2019	1,189,281	346,524	842,758	12/31/2018	1,174,767	366,843	807,924	12/31/2017	1,110,392	329,850	780,542			1,358,621	1,290,690	380,167	910,523	7,255
Property	1.13	West by Northwest Business Blvd	12/31/2019	1,050,317	307,652	742,665	12/31/2018	1,131,126	349,481	781,644	12/31/2017	1,056,180	320,321	735,859			1,230,876	1,149,366	342,629	806,737	12,275
Property	1.14	Norcross Center	12/31/2019	1,129,734	242,766	886,967	12/31/2018	1,075,754	256,545	819,210	12/31/2017	1,034,811	255,226	779,585			1,214,573	1,153,845	260,123	893,721	16,995
Property	1.15	Goshen Springs	12/31/2019	785,935	251,030	534,905	12/31/2018	799,244	218,129	581,115	12/31/2017	835,265	245,665	589,600			1,004,840	956,998	255,504	701,494	15,232
Property	1.16	Long Point Center	12/31/2019	1,166,108	370,381	795,727	12/31/2018	1,156,406	409,301	747,105	12/31/2017	1,021,122	380,837	640,285			1,187,261	1,119,965	412,792	707,173	18,968
Property	1.17	Corridor Park D	12/31/2019	919,083	279,002	640,082	12/31/2018	219,211	60,308	158,903							962,899	914,754	288,577	626,177	5,610
Property	1.18	Southport 1-4	12/31/2019	1,043,587	408,071	635,516	12/31/2018	1,072,677	449,239	623,438	12/31/2017	997,736	432,557	565,180			1,202,961	996,966	432,531	564,435	14,940
Property	1.19	Jameel	12/31/2019	994,616	293,286	701,330	12/31/2018	1,044,882	312,631	732,251	12/31/2017	1,007,140	305,967	701,173			1,054,411	954,762	308,978	645,784	9,490
Property	1.20	Beltway II	12/31/2019	2,710,140	1,052,047	1,658,093	12/31/2018	2,608,806	1,002,724	1,606,082	12/31/2017	2,570,292	966,982	1,603,310			1,791,509	345,499	988,124	-642,625	20,208
Property	1.21	Braker Center 4	12/31/2019	880,039	284,009	596,030	12/31/2018	790,552	281,942	508,610	12/31/2017	797,505	246,428	551,077			923,389	846,025	296,653	549,372	4,591
Property	1.22	Northgreen 1-4	12/31/2019	912,088	405,616	506,472	12/31/2018	1,004,734	450,162	554,572	12/31/2017	986,758	402,730	584,028			1,048,478	749,291	449,297	299,994	11,874
Property	1.23	Minimax	12/31/2019	766,323	222,922	543,402	12/31/2018	741,124	228,055	513,068	12/31/2017	607,608	192,832	414,776			811,615	771,034	240,200	530,834	11,982
Property	1.24	Southpark Business Park E	12/31/2019	625,886	77,241	548,645	12/31/2018	605,888	76,428	529,460	12/31/2017	740,437	218,917	521,519			825,154	783,896	237,554	546,342	4,997
Property	1.25	9385 Washington Blvd	12/31/2019	559,955	155,845	404,110	12/31/2018	337,745	96,839	240,906							618,314	540,263	135,499	404,764	5,759
Property	1.26	Rothway	12/31/2019	695,389	299,234	396,155	12/31/2018	1,006,249	334,398	671,851	12/31/2017	1,018,807	362,692	656,115			825,573	414,917	293,581	121,335	7,546
Property	1.27	2730 Pinnacle	12/31/2019	552,302	112,886	439,415	12/31/2018	552,011	107,691	444,320	12/31/2017	277,754	53,751	224,003			581,840	552,748	127,204	425,544	4,499
Property	1.28	Columbus West - Interchange Rd	12/31/2019	629,778	191,462	438,316	12/31/2018	617,707	207,187	410,520	12/31/2017	556,678	180,038	376,641			659,479	604,586	226,578	378,008	9,120
Property	1.29	1346 Oakbrook Drive	12/31/2019	521,627	129,489	392,138	12/31/2018	443,611	129,254	314,357	12/31/2017	383,252	123,607	259,645			572,995	544,346	131,333	413,012	7,159
Property	1.30	1230-1236 Hardt Circle	12/31/2019	553,143	197,296	355,846	12/31/2018	492,089	155,493	336,596	12/31/2017	259,899	72,388	187,511			501,134	410,774	164,491	246,283	6,008
Property	1.31	Pine Forest Business Park	12/31/2019	496,975	166,758	330,216	12/31/2018	512,978	192,327	320,651	12/31/2017	474,613	165,208	309,405			440,227	163,567	185,825	-22,258	8,009
Property	1.32	Rittiman East Industrial Park #23 & 24	12/31/2019	421,567	146,471	275,097	12/31/2018	412,440	142,622	269,817							464,672	435,872	140,544	295,328	5,081
Property	1.33	1351 Oakbrook Drive	12/31/2019	350,467	79,762	270,705	12/31/2018	322,882	76,626	246,256	12/31/2017	278,250	78,703	199,547			345,221	243,409	81,240	162,169	3,649
Property	1.34	1325 Oakbrook Drive	12/31/2019	345,827	79,518	266,309	12/31/2018	345,319	79,725	265,594	12/31/2017	315,511	86,630	228,881			386,462	367,139	86,990	280,149	5,312
Property	1.35	490 Heartland Drive	12/31/2019	374,794	89,836	284,958	12/31/2018	362,811	73,141	289,671	12/31/2017	185,302	41,285	144,017			390,489	370,964	85,785	285,180	3,952
Property	1.36	1265 Oakbrook Drive	12/31/2019	300,836	83,435	217,401	12/31/2018	293,148	81,301	211,847	12/31/2017	293,387	87,934	205,453			364,946	346,699	89,047	257,652	5,120
Property	1.37	Columbus West - Business Park	12/31/2019	632,896	137,492	495,404	12/31/2018	465,319	124,607	340,712	12/31/2017	465,194	126,226	338,968			324,163	0	124,884	-124,884	9,262
Property	1.38	1155 Bowes Road	12/31/2019	302,245	82,007	220,238	12/31/2018	301,327	82,156	219,171	12/31/2017	153,631	42,105	111,526			232,200	0	75,323	-75,323	3,440
Property	1.39	1280 Oakbrook Drive	12/31/2019	325,735	71,894	253,841	12/31/2018	313,163	67,047	246,116	12/31/2017	321,273	82,313	238,960			339,607	322,627	78,489	244,138	4,640
Property	1.40	Cox Business Center	12/31/2019	253,893	84,109	169,783	12/31/2018	85,008	72,934	12,074	12/31/2017	150,775	72,348	78,427			327,468	311,094	69,921	241,174	5,204
Property	1.41	2002 Bloomingdale	12/31/2019	218,345	107,781	110,564	12/31/2018	259,389	121,737	137,653	12/31/2017	190,224	60,646	129,578			309,945	294,447	115,067	179,380	3,192
Property	1.42	333 Charles Court	12/31/2019	408,819	139,182	269,636	12/31/2018	467,213	163,055	304,157	12/31/2017	230,730	76,704	154,026			415,827	395,035	138,386	256,649	3,662
Property	1.43	483 Heartland Drive	12/31/2019	313,731	108,619	205,111	12/31/2018	289,331	95,678	193,653	12/31/2017	136,282	44,086	92,196			294,170	260,774	105,335	155,439	3,643
Property	1.44	1256 Oakbrook Drive	12/31/2019	280,108	73,017	207,091	12/31/2018	257,044	65,952	191,092	12/31/2017	247,333	68,959	178,374			286,234	255,856	73,681	182,176	4,039
Property	1.45	550 Heartland	12/31/2019	271,775	68,070	203,705	12/31/2018	257,714	59,159	198,554	12/31/2017	134,509	33,425	101,083			269,232	255,771	65,532	190,238	3,033
Property	1.46	Rittiman East Industrial Park #22	12/31/2019	244,870	85,681	159,189	12/31/2018	263,606	88,793	174,813							295,683	259,683	89,173	170,511	3,703
Loan	2	Moffett Towers Buildings A, B & C(2)(32)	12/31/2019	50,292,627	12,255,535	38,037,092	12/31/2018	49,341,867	11,771,512	37,570,355	12/31/2017	43,554,008	12,008,858	31,545,149	13.1%	12.8%	71,397,567	69,255,640	11,194,319	58,061,321	190,300
Property	2.01	Moffett Towers Building A
Property	2.02	Moffett Towers Building B
Property	2.03	Moffett Towers Building C
Loan	3	Tropical Distribution Center													7.7%	7.6%	7,072,404	6,895,594	1,122,265	5,773,329	42,750
Loan	4	BX Industrial Portfolio(2)(32)	03/31/2020	68,047,168	17,089,007	50,958,160	12/31/2019	66,763,069	18,447,435	48,315,634	12/31/2018	58,809,513	16,639,572	42,169,941	12.8%	12.0%	80,119,093	68,219,859	19,321,765	48,898,094	1,109,771
Property	4.01	Bridgewater Center 1
Property	4.02	401 E Laraway Rd
Property	4.03	Rochelle 1
Property	4.04	350A Salem Church Rd
Property	4.05	Romeoville Bldg 1
Property	4.06	251 E Laraway Rd
Property	4.07	7940 Kentucky
Property	4.08	Mountain Top Distribution Center 2
Property	4.09	Enterprise Parkway
Property	4.10	Cavalier I
Property	4.11	1910 International
Property	4.12	Glen Dale
Property	4.13	Romeoville Bldg 2
Property	4.14	Enterprise Distribution Center 1
Property	4.15	2270 Woodale
Property	4.16	2950 Lexington Ave South
Property	4.17	Rivers Bend Center 1B
Property	4.18	DFW Logistics Center (Bldg 4)
Property	4.19	Rivers Bend Center 1C
Property	4.20	Territorial
Property	4.21	Diamond Hill 2
Property	4.22	Rivers Bend Center 2A
Property	4.23	Rivers Bend Center 1A
Property	4.24	Diamond Hill 3
Property	4.25	Whippany Business Center 1
Property	4.26	The Colony Land
Property	4.27	Shawnee Distribution Center 1
Property	4.28	Rivers Bend Center 2B
Property	4.29	7930 Kentucky
Property	4.30	Dues Dr Distribution Center 1
Property	4.31	Gibraltar
Property	4.32	Diamond Hill 1

A-1-7

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Loan	ID	Property Name	Statements Date	EGI ($)	Expenses($)	NOI($)(12)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(11)	Debt Yield(11)	Revenue($)	EGI($)	Expenses($)	NOI ($)(12)	Reserves($)
Property	4.33	DFW Logistics Center (Bldg 3)
Property	4.34	Elk Grove Distribution Center 1
Property	4.35	1000 Lucas Way
Property	4.36	Lakeview
Property	4.37	DFW Logistics Center (Bldg 5)
Property	4.38	9756 International
Property	4.39	350B Salem Church Rd
Property	4.40	6105 Trenton Ln
Property	4.41	300 Salem Church Rd
Property	4.42	Tower
Property	4.43	1940 Fernbrook Ln
Property	4.44	Production Distribution Center 1
Property	4.45	Culpeper
Property	4.46	Fairfield Distribution Center 1
Property	4.47	Cavalier II
Property	4.48	World Park II
Property	4.49	Diamond Hill 4
Property	4.50	2290-2298 Woodale
Property	4.51	514 Butler Rd
Property	4.52	Northridge II
Property	4.53	2222 Woodale
Property	4.54	Northridge I
Property	4.55	Romeoville Distribution Center 1
Property	4.56	1825 Airport Exchange
Property	4.57	7453 Empire - Bldg C
Property	4.58	Rivers Bend Center 1D
Property	4.59	Heathrow
Property	4.60	2240-2250 Woodale
Property	4.61	273 Industrial Way
Property	4.62	7453 Empire - Bldg B
Property	4.63	7453 Empire - Bldg A
Property	4.64	Rivers Bend Center - Land
Property	4.65	Production Distribution Center 1B
Property	4.66	Bridgewater Center 2
Property	4.67	Laraway Land 1
Property	4.68	Laraway Land 2
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)	03/31/2020	2,001,882,325	1,515,036,619	486,845,706	12/31/2019	2,106,295,488	1,586,215,135	520,080,353	12/31/2018	2,191,540,530	1,574,171,264	617,369,266	17.9%	17.9%	2,106,295,488	2,106,295,488	1,586,215,135	520,080,353	32,774,592
Property	5.01	MGM Grand	03/31/2020	1,097,186,178	834,198,209	262,987,969	12/31/2019	1,161,850,748	879,242,083	282,608,665	12/31/2018	1,226,105,346	854,539,115	371,566,231			1,161,850,748	1,161,850,748	879,242,083	282,608,665	16,011,953
Property	5.02	Mandalay Bay	03/31/2020	904,696,147	680,838,410	223,857,737	12/31/2019	944,444,740	706,973,052	237,471,688	12/31/2018	965,435,184	719,632,149	245,803,035			944,444,740	944,444,740	706,973,052	237,471,688	16,762,639
Loan	6	1633 Broadway(2)(32)(34)	05/31/2020	184,447,000	73,621,000	110,826,000	T-12 9/30/2019	182,760,348	71,951,033	110,809,315	12/31/2018	179,219,236	70,120,786	109,098,450	11.9%	11.7%	198,756,496	190,585,947	71,435,784	119,150,163	461,072
Loan	7	711 Fifth Avenue(2)(34)	03/31/2020	69,060,254	21,771,999	47,288,255	12/31/2019	69,563,590	20,967,241	48,596,349	12/31/2018	63,038,695	18,950,129	44,088,566	9.4%	9.3%	81,873,643	74,193,553	22,888,769	51,304,783	85,006
Loan	8	280 North Bernardo(2)													9.3%	9.1%	7,138,330	6,781,414	203,442	6,577,971	16,673
Loan	9	420 Taylor Street(2)													9.4%	9.3%	9,765,672	9,325,388	1,035,842	8,289,546	23,243
Loan	10	3000 Post Oak(2)(33)	04/30/2020	15,001,353	5,016,567	9,984,787	12/31/2019	15,001,369	5,057,914	9,943,455	12/31/2018	14,934,019	5,158,463	9,775,556	12.0%	11.1%	13,560,189	14,781,135	5,159,071	9,622,064	88,305
Loan	11	Chase Center Tower I(2)(32)													13.9%	13.8%	35,824,722	34,033,485	13,734,122	20,299,364	63,532
Loan	12	Chase Center Tower II(2)(32)													13.9%	13.8%	30,325,271	28,809,008	11,649,708	17,159,300	53,710
Loan	13	Brass Professional Center(2)	05/31/2020	10,124,420	4,753,403	5,371,017	12/31/2019	10,044,256	4,929,005	5,115,251	12/31/2018	9,900,571	4,958,082	4,942,489	9.2%	8.2%	12,059,184	10,236,052	4,911,444	5,324,608	115,154
Loan	14	Flushing Commons(35)													8.9%	8.6%	3,561,873	2,847,994	342,816	2,505,178	4,500
Loan	15	Apollo Education Group HQ Campus(2)													14.9%	14.1%	14,325,973	13,609,674		13,609,674	119,933
Loan	16	Bellagio Hotel and Casino(2)(32)(34)	03/31/2020	1,309,239,268	861,354,524	447,884,744	12/31/2019	1,344,644,527	880,288,629	464,355,898	12/31/2018	1,367,835,267	877,969,225	489,866,042	28.3%	27.1%	1,349,062,464	1,349,062,464	874,997,149	474,065,315	20,235,937
Loan	17	Southcenter Mall(2)	10/31/2019	60,001,063	18,292,261	41,708,802	12/31/2018	63,260,401	19,078,116	44,182,284	12/31/2017	61,877,793	18,294,166	43,583,627	19.6%	19.1%	65,448,009	59,376,497	16,700,013	42,676,484	148,783
Loan	18	CityLine Augusta Portfolio	05/31/2020	2,530,957	554,974	1,975,983	12/31/2019	2,546,623	537,417	2,009,207	12/31/2018	2,499,862	508,365	1,991,498	8.9%	8.7%	2,821,416	2,530,957	781,955	1,749,002	32,166
Property	18.01	Belair Dyess Self Storage	05/31/2020	1,205,442	276,808	928,634	12/31/2019	1,216,949	264,385	952,564	12/31/2018	1,208,585	284,148	924,437			1,469,868	1,205,442	363,820	841,622	12,927
Property	18.02	Wheeler Self Storage	05/31/2020	1,325,515	278,166	1,047,349	12/31/2019	1,329,674	273,031	1,056,643	12/31/2018	1,291,277	224,217	1,067,061			1,351,548	1,325,515	418,135	907,380	19,239
Loan	19	364 Lincoln(29)	03/31/2020	1,779,584	512,879	1,266,705	12/31/2019	1,780,520	548,531	1,231,989	12/31/2018	1,591,947	542,533	1,049,415	7.1%	7.1%	1,930,293	1,802,966	519,188	1,283,778	11,000
Loan	20	Jasmine Cove(34)	03/31/2020	2,386,536	1,049,652	1,336,884	12/31/2018	2,326,079	1,014,452	1,311,627	12/31/2017	2,359,091	990,566	1,368,525	8.8%	8.5%	2,424,758	2,382,109	1,064,457	1,317,653	46,000
Loan	21	Battery Park Lofts	05/30/2020	1,371,522	419,861	951,662									7.9%	7.7%	1,608,432	1,481,942	363,335	1,118,607	20,500
Loan	22	Kings Plaza(2)(33)(35)	03/31/2020	82,129,083	30,429,037	51,700,046	12/31/2019	79,062,917	29,497,775	49,565,143	12/31/2018	69,684,148	27,595,961	42,088,187	10.7%	10.5%	74,124,373	81,045,187	29,004,262	52,040,925	139,559
Loan	23	84 14th Street													8.3%	8.0%	1,065,680	1,106,596	80,239	1,026,357	3,968
Loan	24	Edge 32 Apartments	05/31/2020	1,242,781	514,840	727,941	12/31/2018	939,084	497,013	442,071					8.3%	8.1%	1,237,190	1,240,991	414,588	826,403	15,000
Loan	25	Cambridge Club Apartments(29)	04/30/2020	1,641,299	787,866	853,433	12/31/2019	1,636,725	777,821	858,903	12/31/2018	1,621,556	776,666	844,891	8.5%	8.2%	1,673,974	1,641,298	787,318	853,981	32,400
Loan	26	1725 N Commerce Parkway	05/31/2020	1,457,536	401,155	1,056,381	12/31/2019	1,498,738	381,647	1,117,091	12/31/2018	1,466,248	328,593	1,137,655	11.6%	10.7%	1,587,056	1,560,290	485,861	1,074,429	19,066
Loan	27	CityLine Hattiesburg	05/31/2020	1,209,583	398,062	811,521	12/31/2019	1,215,477	398,816	816,660	12/31/2018	1,164,853	402,389	762,464	9.7%	9.5%	1,337,040	1,209,583	405,967	803,616	15,062
Loan	28	OrthoSouth													11.1%	10.6%	1,557,543	1,440,727	593,363	847,364	5,981
Property	28.01	Primary Parkway															873,082	807,601	303,582	504,019	3,350
Property	28.02	Southaven															684,460	633,126	289,780	343,345	2,631
Loan	29	Strathmore Apartments	05/31/2020	1,349,665	695,518	654,147									9.5%	9.3%	1,386,559	1,352,851	661,832	691,019	15,600
Loan	30	630 W Lake	04/30/2020	659,726	167,321	492,405	12/31/2019	670,819	150,984	519,835					8.5%	8.3%	801,227	765,582	192,092	573,490	6,531
Loan	31	2 Laurel Drive	04/30/2020	550,583	188,203	362,380	12/31/2019	401,520	195,291	206,228					10.7%	10.1%	1,001,229	951,168	243,802	707,366	7,350
Loan	32	CityLine Flagstaff	04/30/2020	829,923	234,377	595,545	12/31/2019	801,874	236,275	565,600	12/31/2018	755,677	231,714	523,963	8.9%	8.7%	934,572	829,923	245,456	584,467	7,350
Loan	33	968-970 Gates Ave	T-1 5/31/2020 Ann.	513,135	54,425	458,710									7.6%	7.5%	600,000	537,600	83,012	454,588	4,000
Loan	34	CityLine Wisconsin	04/30/2020	932,489	355,984	576,505	12/31/2019	911,600	381,034	530,566	12/31/2018	789,129	346,179	442,950	9.0%	8.8%	1,048,380	932,489	374,863	557,627	9,168
Loan	35	StorQuest Self Storage - Modesto	04/30/2020	1,085,177	336,191	748,986	12/31/2019	1,067,803	342,159	725,644	12/31/2018	1,049,955	336,683	713,272	14.9%	14.5%	1,176,676	1,085,177	341,455	743,722	18,666
Loan	36	StorQuest Self Storage - Ceres	04/30/2020	763,495	274,262	489,233	12/31/2019	757,892	269,933	487,958	12/31/2018	753,795	252,021	501,773	12.2%	11.9%	807,648	763,495	274,168	489,326	12,751
Loan	37	Castle Rock Self Storage	04/30/2020	818,221	306,385	511,836	12/31/2019	787,155	298,777	488,378	12/31/2018	781,703	281,124	500,579	12.7%	12.5%	939,594	818,221	309,549	508,672	8,031

A-1-8

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease			Lease			Lease
Loan	ID	Property Name	TI/LC($)	NCF ($)	Interest(17)	Expiration(18)	Extension Terms(18)	Largest Tenant(19)(20)(21)(22)	SF	Expiration	2nd Largest Tenant(21)(22)	SF	Expiration	3rd Largest Tenant	SF	Expiration
Loan	1	Agellan Portfolio(2)(32)(33)	2,623,997	32,906,361	Fee Simple
Property	1.01	Sarasota Distribution Hub	221,915	4,114,950	Fee Simple			United Natural Foods, Inc.	463,172	07/31/2022	Beall’s, Inc.	200,000	09/30/2021	Access USA	163,277	09/30/2024
Property	1.02	Naperville Woods Office Center	763,904	6,191,838	Fee Simple			Health Care Service Corp.	177,114	11/30/2025	ALDI, Inc.	137,986	12/31/2028	U.S. Bank	33,936	07/31/2027
Property	1.03	Southpark Business Park FOP	45,799	2,238,041	Fee Simple			Life Technologies Corporation	103,645	06/30/2025	Asuragen	69,638	08/31/2023	Genotox Laboratories, Ltd.	13,792	09/30/2025
Property	1.04	Supervalu	62,135	1,397,227	Fee Simple			Moran Foods LLC	253,800	09/30/2025	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.05	Plainfield Business Center IV	106,338	1,129,525	Fee Simple			Ceva Freight LLC	333,397	08/31/2022	Burlington Mattress Co. LLC	100,957	12/31/2022	NAP	NAP	NAP
Property	1.06	Beltway III	206,716	1,665,594	Fee Simple			Disa Global Solutions, Inc.	34,919	08/31/2027	Community Health Choice, Inc.	32,884	11/30/2023	Convergent Outsourcing, Inc.	31,709	11/30/2027
Property	1.07	4405 Continental Dr	97,927	1,827,786	Fee Simple			General Motors LLC	400,000	08/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.08	Beltway IV	208,515	926,638	Fee Simple			Allstate Insurance Co.	75,623	05/31/2024	Walgreens Co.	19,982	09/06/2022	NAP	NAP	NAP
Property	1.09	Sandy Plains Business Park	40,965	1,068,628	Fee Simple			Softtouch Medical LLC	22,624	04/30/2021	Dish Network Service LLC	19,848	01/31/2025	Kone, Inc	15,384	12/31/2024
Property	1.10	Coliseum Distribution Center #1	50,922	806,548	Fee Simple			VTech Communications, Inc.	208,000	07/31/2022	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.11	Silber Industrial Park	48,711	772,560	Fee Simple			RedCo Distribution, LLC.	53,663	05/31/2024	Veritrust Corporation	41,937	04/30/2023	Schindler Elevator Corporation	23,885	12/31/2022
Property	1.12	Southpark Business Park M	17,762	885,506	Fee Simple			Ideal Power, Inc.	14,782	05/31/2021	Kennedy Creative Company	14,361	01/31/2022	DunAn Microstaq, Inc.	12,062	10/31/2023
Property	1.13	West by Northwest Business Blvd	30,051	764,410	Fee Simple			AV8 MRO, LLC	28,933	12/31/2026	Compudata Products, Inc.	18,790	01/31/2023	Camfil USA, Inc.	15,050	10/31/2024
Property	1.14	Norcross Center	41,607	835,119	Fee Simple			MDI Creative Inc	19,848	05/31/2021	Heritage Food Srvc	19,178	07/31/2022	Marelli USA, Inc.	18,775	07/31/2022
Property	1.15	Goshen Springs	37,290	648,972	Fee Simple			Masada Bakery Inc	49,928	02/28/2024	Olympic Printing	19,740	11/30/2024	Advanced Home Care Inc	19,478	01/31/2025
Property	1.16	Long Point Center	46,437	641,768	Fee Simple			IT Remarketing, Inc.	47,700	12/31/2020	Stage 3 Separation, LLC	39,830	11/30/2020	Faber CNK Stone Corp.	34,382	09/30/2022
Property	1.17	Corridor Park D	13,734	606,833	Fee Simple			The Jewelry Channel, Inc.	56,100	06/30/2024	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.18	Southport 1-4	36,576	512,918	Fee Simple			Physicians Dialysis / DaVita	20,137	03/31/2024	EPMA / Johnstone Supply	14,268	MTM	Industrial Equipment Company	11,750	01/31/2024
Property	1.19	Jameel	23,233	613,061	Fee Simple			Audio Fidelity Communications	21,531	12/31/2020	Otis Elevator Company	12,958	07/31/2022	Indeco Sales, Inc.	10,267	07/31/2023
Property	1.20	Beltway II	159,968	-822,801	Fee Simple			Principal Management Group	13,402	03/31/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.21	Braker Center 4	11,240	533,541	Fee Simple			Motorola Solutions Inc	7,003	01/31/2023	Guardian Protection Services, Inc.	5,390	10/31/2023	Evermore Systems, Inc.	4,500	10/31/2020
Property	1.22	Northgreen 1-4	29,069	259,052	Fee Simple			Envir. Sampling Supply, Inc.	10,414	02/28/2021	Telecom Technicians, Inc.	8,846	10/31/2020	Viridis Energy (Texas), LP	8,400	12/31/2020
Property	1.23	Minimax	29,334	489,518	Fee Simple			AmericanStar Mattress LLC	39,430	04/30/2021	Ole Mexican Foods	22,600	09/30/2024	Mogen Industrial (USA), Inc.	17,500	11/30/2020
Property	1.24	Southpark Business Park E	12,233	529,113	Fee Simple			Harmony Public Schools	49,966	08/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.25	9385 Washington Blvd	14,099	384,906	Fee Simple			Sell Your Car Here LLC	10,800	08/31/2021	Granix, LLC	10,800	09/30/2022	Facema	9,000	06/30/2024
Property	1.26	Rothway	18,474	95,315	Fee Simple			TestAmerica Laboratories, Inc.	29,230	02/28/2021	Jotron USA, Inc.	3,848	02/28/2027	NAP	NAP	NAP
Property	1.27	2730 Pinnacle	11,014	410,030	Fee Simple			Fox Valley Fire & Safety Co	44,990	08/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.28	Columbus West - Interchange Rd	22,327	346,561	Fee Simple			Essilor of America	16,000	09/30/2021	New Aqua LLC	14,400	03/31/2021	King Bee Delivery	9,600	03/31/2021
Property	1.29	1346 Oakbrook Drive	17,527	388,326	Fee Simple			Guardian of Georgia	30,530	08/31/2021	Ezwhelp, Inc.	12,764	05/31/2023	PWI Partners Inc	10,400	09/30/2021
Property	1.30	1230-1236 Hardt Circle	14,709	225,566	Fee Simple			Dener	15,060	05/31/2023	S&S Inspection	15,060	10/31/2025	TMC Supply Center Inc.	15,020	01/31/2021
Property	1.31	Pine Forest Business Park	19,608	-49,875	Fee Simple			Alarmax Distributors, Inc.	14,759	08/31/2026	Camp Wampum, Ltd.	10,000	10/31/2020	NAP	NAP	NAP
Property	1.32	Rittiman East Industrial Park #23 & 24	12,438	277,809	Fee Simple			Tri-Rep Sales, Inc.	8,200	06/30/2021	Fleetwash Inc.	7,200	12/31/2024	Kenneth Stanley d/b/a Colors Unlimited	7,128	07/31/2024
Property	1.33	1351 Oakbrook Drive	8,933	149,587	Fee Simple			M Southern Design Concept	5,439	04/30/2024	TNC Atlanta, LLC	4,587	07/31/2024	TLLW, Inc	2,700	07/31/2021
Property	1.34	1325 Oakbrook Drive	13,005	261,832	Fee Simple			Minton-Jones Company	16,640	01/31/2022	Vanguard Commercial Flooring, LLC	13,432	12/31/2024	Specialty Tile Products	12,808	08/31/2022
Property	1.35	490 Heartland Drive	9,675	271,552	Fee Simple			McNeilus Financial, Inc	39,520	12/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.36	1265 Oakbrook Drive	12,535	239,997	Fee Simple			Carnett’s Management Company	26,200	02/28/2023	Sigma Foods, Inc	15,000	10/31/2022	Southern Sweepers & Scrub	10,000	09/30/2024
Property	1.37	Columbus West - Business Park	22,675	-156,820	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.38	1155 Bowes Road	8,422	-87,185	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.39	1280 Oakbrook Drive	11,360	228,138	Fee Simple			Southern Company Svcs	46,400	12/31/2020	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.40	Cox Business Center	12,740	223,229	Fee Simple			Intragenix, LLC	27,040	04/30/2024	TempFlex Industrial Solutions, LLC	10,000	01/31/2023	Amify, LLC	10,000	01/31/2022
Property	1.41	2002 Bloomingdale	7,814	168,374	Fee Simple			Service247 of Illinois, Inc.	16,596	07/31/2025	Arena Event Services, Inc.	15,323	09/30/2021	NAP	NAP	NAP
Property	1.42	333 Charles Court	8,966	244,021	Fee Simple			Tacony Corporation	22,350	10/31/2021	Motion Industries, Inc.	7,450	08/31/2020	ACI Plastics & Manufacturing, Inc.	6,823	02/28/2022
Property	1.43	483 Heartland Drive	8,918	142,878	Fee Simple			Tek Panel, Inc	12,625	02/28/2021	International Valve Manufacturing, LLC	11,032	12/31/2022	Tuskin Equipment Corporation	6,961	09/30/2020
Property	1.44	1256 Oakbrook Drive	9,889	168,248	Fee Simple			Hi-Tech Pharmaceuticals, Inc	15,162	11/30/2020	Crossville, Inc	10,126	09/30/2023	Americare, LLC	10,041	08/31/2021
Property	1.45	550 Heartland	7,425	179,781	Fee Simple			Deep Coat, LLC	30,328	12/31/2020	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.46	Rittiman East Industrial Park #22	9,065	157,744	Fee Simple			HEB Grocery Company, LP	16,226	11/30/2021	Peter Pan Novelty Co. Inc.	11,800	09/30/2020	BBMK, LLC d/b/a Blue Team Restoration	3,000	08/31/2022
Loan	2	Moffett Towers Buildings A, B & C(2)(32)	1,020,990	56,850,031	Fee Simple
Property	2.01	Moffett Towers Building A			Fee Simple			Google	317,166	06/30/2026	NAP	NAP	NAP	NAP	NAP	NAP
Property	2.02	Moffett Towers Building B			Fee Simple			Google	317,166	12/31/2030	NAP	NAP	NAP	NAP	NAP	NAP
Property	2.03	Moffett Towers Building C			Fee Simple			Google	181,196	09/30/2027	Comcast	111,707	10/31/2027	Level 10 Construction	12,944	02/29/2024
Loan	3	Tropical Distribution Center		5,730,579	Fee Simple			Amazon.com Services LLC	855,000	06/30/2034	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	BX Industrial Portfolio(2)(32)	2,219,543	45,568,781	Various	Various
Property	4.01	Bridgewater Center 1			Fee Simple			Research Assist, Inc	2,179	12/31/2020	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.02	401 E Laraway Rd			Fee Simple			Amazon	475,104	07/31/2025	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.03	Rochelle 1			Fee Simple			Del Monte Foods, Inc.	312,750	04/30/2021	Clarkwestern Dietrich Building Systems LLC	266,825	10/14/2028	NAP	NAP	NAP
Property	4.04	350A Salem Church Rd			Fee Simple			DHL	405,100	07/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.05	Romeoville Bldg 1			Fee Simple			Sealed Air Corporation	106,876	07/31/2023	Amazon	93,048	07/31/2029	NAP	NAP	NAP
Property	4.06	251 E Laraway Rd			Fee Simple			National Distribution Centers, LLC	374,460	06/30/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.07	7940 Kentucky			Fee Simple			The United States of America	121,345	10/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.08	Mountain Top Distribution Center 2			Fee Simple			Signify North America Corp	400,000	04/30/2022	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.09	Enterprise Parkway			Fee Simple			Tecnico Corporation	155,107	03/31/2022	E & J Acquisition, LLC	119,099	MTM	TRG Customer Solutions, Inc.	34,109	12/31/2022
Property	4.10	Cavalier I			Fee Simple			Philadelphia Truck Lines, Inc.	48,946	05/31/2027	Noble Sales Co., Inc.	33,385	01/31/2024	Lasership Inc	33,370	12/31/2021
Property	4.11	1910 International			Fee Simple			Qualis Automotive, L.L.C.	300,000	10/31/2022	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.12	Glen Dale			Fee Simple			Upper Crust Bakery Limited Partnership	118,315	10/31/2028	American Combustion Industries, Inc.	23,297	06/30/2024	Trinity Highway Rentals, Inc.	17,047	02/29/2024
Property	4.13	Romeoville Bldg 2			Fee Simple			DS Smith Extrusion USA, LLC	61,689	09/30/2027	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.14	Enterprise Distribution Center 1			Fee Simple			Verst Group Logistics Inc.	143,000	07/31/2020	Commonwealth Warehouse, Inc.	132,000	04/30/2023	NAP	NAP	NAP
Property	4.15	2270 Woodale			Fee Simple			Quanex Building Products Corp	94,148	02/28/2021	Coag Medical LLC	30,121	12/31/2021	The United States of America	20,514	MTM
Property	4.16	2950 Lexington Ave South			Fee Simple			Bell International Laboratories, Incorporated	122,032	12/31/2026	UFP Eagan LLC	37,553	05/31/2021	Consolidated Precision Products Corp.	24,960	05/31/2021
Property	4.17	Rivers Bend Center 1B			Fee Simple			Merit Medical Systems, Inc.	79,652	12/31/2022	Wayfair, LLC	46,275	01/31/2021	Trident Graphics NA LLC	44,873	08/31/2022
Property	4.18	DFW Logistics Center (Bldg 4)			Leasehold	09/19/2056	None	The Coca-Cola Company	144,000	08/31/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.19	Rivers Bend Center 1C			Fee Simple			Capital One Services, LLC	158,400	08/31/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.20	Territorial			Fee Simple			Chicago Office Technology Group, Inc.	125,448	05/08/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.21	Diamond Hill 2			Fee Simple			Transnational Foods, Inc.	148,640	10/31/2020	Amazon	75,980	09/30/2026	NAP	NAP	NAP
Property	4.22	Rivers Bend Center 2A			Fee Simple			Nestor Imports, Inc.	61,504	07/31/2027	Bimbo Bakeries USA, Inc.	57,668	12/31/2025	Lidl US Trading, LLC	21,583	07/31/2027
Property	4.23	Rivers Bend Center 1A			Fee Simple			Maximus Federal Services, Inc.	123,980	06/30/2022	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.24	Diamond Hill 3			Fee Simple			Barton Mines Company, LLC	100,221	12/31/2020	Carroll’s, LLC	66,800	05/31/2026	NAP	NAP	NAP
Property	4.25	Whippany Business Center 1			Fee Simple			State of New Jersey	28,211	MTM	Publishers Circulation Fulfillment, Inc.	19,476	02/28/2023	Samuels, Inc.	16,788	10/31/2023
Property	4.26	The Colony Land			Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.27	Shawnee Distribution Center 1			Fee Simple			Ford Motor Company	223,200	09/30/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.28	Rivers Bend Center 2B			Fee Simple			Lidl US Trading, LLC	158,400	07/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.29	7930 Kentucky			Fee Simple			Graham Packaging Pet Technologies, Inc.	109,650	12/31/2021	Aristech Surfaces, LLC	109,650	05/31/2021	NAP	NAP	NAP
Property	4.30	Dues Dr Distribution Center 1			Fee Simple			Lasership Inc	64,640	04/30/2023	Hanna Paper Recycling (Midwest) Inc.	57,500	04/30/2024	NAP	NAP	NAP
Property	4.31	Gibraltar			Fee Simple			Jernberg Industries, LLC	110,000	12/31/2020	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.32	Diamond Hill 1			Fee Simple			Eska USA B.V., Inc.	152,600	05/31/2024	NAP	NAP	NAP	NAP	NAP	NAP

A-1-9

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease			Lease			Lease
Loan	ID	Property Name	TI/LC($)	NCF ($)	Interest(17)	Expiration(18)	Extension Terms(18)	Largest Tenant(19)(20)(21)(22)	SF	Expiration	2nd Largest Tenant(21)(22)	SF	Expiration	3rd Largest Tenant	SF	Expiration
Property	4.33	DFW Logistics Center (Bldg 3)			Leasehold	08/01/2056	None	Siemens Postal, Parcel & Airport Logistics LLC	120,000	06/30/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.34	Elk Grove Distribution Center 1			Fee Simple			Acme Industries, Inc.	150,700	08/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.35	1000 Lucas Way			Fee Simple			Measurement Specialties, Inc.	120,000	07/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.36	Lakeview			Fee Simple			ThredUp Inc.	132,851	01/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.37	DFW Logistics Center (Bldg 5)			Leasehold	11/07/2056	None	Aramark Refreshment Services, LLC	52,557	12/31/2028	Newkirk Logistics, Inc.	42,600	12/31/2023	R.S. Hughes Co., Inc.	21,000	05/31/2028
Property	4.38	9756 International			Fee Simple			Taylor Logistics, Inc.	192,000	01/31/2024	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.39	350B Salem Church Rd			Fee Simple			DHL	134,500	07/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.40	6105 Trenton Ln			Fee Simple			Amazon	51,648	05/31/2025	Parsons Electric LLC	42,822	03/31/2030	NAP	NAP	NAP
Property	4.41	300 Salem Church Rd			Fee Simple			DHL	120,000	07/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.42	Tower			Fee Simple			Fitzgerald Marketing and Comm	14,346	04/30/2022	Mistras Group, Inc.	14,200	12/31/2021	Panatrol Corporation	12,574	02/28/2025
Property	4.43	1940 Fernbrook Ln			Fee Simple			Signature Designer Services LLC	23,000	07/31/2023	Winfield Solutions, LLC	19,155	03/31/2022	Cheney, Inc.	18,000	12/31/2021
Property	4.44	Production Distribution Center 1			Fee Simple			Wayne/Scott Fetzer Company	232,880	04/30/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.45	Culpeper			Fee Simple			UFP Elkwood, LLC	150,000	07/31/2022	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.46	Fairfield Distribution Center 1			Fee Simple			Innomark Communications LLC	123,524	12/31/2020	Midwest Container Corporation	79,976	12/31/2024	NAP	NAP	NAP
Property	4.47	Cavalier II			Fee Simple			Cryomax U.S.A., Inc.	31,330	11/30/2023	Flowserve US Inc.	23,585	12/31/2020	Cost Business Services Corporation	23,580	12/31/2024
Property	4.48	World Park II			Fee Simple			Nu-Tech Polymers Co., Inc.	45,024	06/30/2023	Pitney Bowes Presort Services, Inc.	44,800	02/28/2021	NAP	NAP	NAP
Property	4.49	Diamond Hill 4			Fee Simple			Serco Inc.	75,700	06/30/2022	Sprintcom, Inc.	0	05/31/2032	NAP	NAP	NAP
Property	4.50	2290-2298 Woodale			Fee Simple			Magno International, L.P.	32,610	12/31/2024	Zero Gravity Trampoline Park	25,488	04/30/2022	Allina Health System	20,082	07/31/2022
Property	4.51	514 Butler Rd			Fee Simple			The United States of America	7,768	07/07/2033	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.52	Northridge II			Fee Simple			Remedi Seniorcare of Virginia, LLC	35,403	06/30/2028	Wells Fargo Bank N.A.	23,041	01/31/2022	Vogue Furniture Direct, Inc.	11,674	02/28/2021
Property	4.53	2222 Woodale			Fee Simple			Diversified Laboratory Testing, LLC	27,890	04/30/2024	UL LLC	10,116	11/30/2020	NAP	NAP	NAP
Property	4.54	Northridge I			Fee Simple			Datamatx, Incorporated	24,755	01/31/2022	TruGreen Limited Partnership	13,671	01/31/2022	Niche Logistics, LLC	11,521	05/31/2021
Property	4.55	Romeoville Distribution Center 1			Fee Simple			US Hose Corporation	75,250	05/31/2022	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.56	1825 Airport Exchange			Fee Simple			MT Brothers Group, Inc.	23,791	05/31/2024	D&W International, Inc.	12,365	03/31/2023	Accelerated Courier, Inc.	12,215	06/30/2022
Property	4.57	7453 Empire - Bldg C			Fee Simple			New Era Industrial, LLC	101,250	12/31/2024	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.58	Rivers Bend Center 1D			Fee Simple			Carl Zeiss Vision, Inc.	40,460	11/30/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.59	Heathrow			Fee Simple			SGS North America Inc	38,504	12/31/2024	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.60	2240-2250 Woodale			Fee Simple			Tacy, LLC	23,286	01/31/2024	Proguard Sports, Inc.	11,331	12/31/2024	Empirehouse Inc	7,934	09/30/2028
Property	4.61	273 Industrial Way			Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.62	7453 Empire - Bldg B			Fee Simple			North Bend Equipment LLC	20,175	MTM	AIT Worldwide Logistics, Inc.	16,177	01/31/2021	Equipment Solutions Group LLC	7,360	12/31/2020
Property	4.63	7453 Empire - Bldg A			Fee Simple			Freight Rite, Inc.	47,840	MTM	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.64	Rivers Bend Center - Land			Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.65	Production Distribution Center 1B			Fee Simple			Wayne/Scott Fetzer Company	76,000	04/30/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.66	Bridgewater Center 2			Fee Simple			U.S.A. Container Co., Inc.	102,000	02/28/2025	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.67	Laraway Land 1			Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.68	Laraway Land 2			Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)		487,305,761	Fee Simple
Property	5.01	MGM Grand		266,596,712	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.02	Mandalay Bay		220,709,049	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	1633 Broadway(2)(32)(34)	2,011,364	116,677,727	Fee Simple			Allianz Asset Management of America L.P.	320,911	01/31/2031	WMG Acquisition Corp	293,888	07/31/2029	Showtime Networks Inc	261,196	01/31/2026
Loan	7	711 Fifth Avenue(2)(34)	544,350	50,675,427	Fee Simple			SunTrust Banks	84,516	04/30/2024	Allen & Company	70,972	09/30/2033	Ralph Lauren	38,638	06/30/2029
Loan	8	280 North Bernardo(2)	111,154	6,450,144	Fee Simple			Aurora Innovations	111,154	03/31/2030	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9	420 Taylor Street(2)	116,216	8,150,087	Fee Simple			NextDoor, Inc.	115,766	02/01/2029	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	3000 Post Oak(2)(33)	657,981	8,875,778	Fee Simple			Bechtel Oil, Gas and Chemicals, Inc.	436,651	07/31/2024	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Chase Center Tower I(2)(32)		20,235,832	Fee Simple			Uber Technologies, Inc.	317,660	10/31/2039	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	Chase Center Tower II(2)(32)		17,105,590	Fee Simple			Uber Technologies, Inc.	268,548	09/30/2039	NAP	NAP	NAP	NAP	NAP	NAP
Loan	13	Brass Professional Center(2)	488,725	4,720,729	Fee Simple			QTC Management	46,227	04/30/2025	Aetna Health Management, LLC	41,255	08/31/2021	MCNA Insurance Company	32,686	04/30/2022
Loan	14	Flushing Commons(35)	98,846	2,401,832	Fee Simple			HaiDiLao Hotpot	12,463	08/31/2034	Empire Healthchoice HMO Inc.	4,990	06/30/2025	Atelier Fashion, Inc.	2,236	11/30/2028
Loan	15	Apollo Education Group HQ Campus(2)	599,664	12,890,078	Fee Simple			Apollo Education Group	599,664	03/01/2031	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Bellagio Hotel and Casino(2)(32)(34)		453,829,378	Fee Simple/Leasehold	04/27/2033	Two, 20-year options	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	Southcenter Mall(2)	978,835	41,548,866	Fee Simple/Leasehold	06/30/2045	None	American Multi-Cinema	70,000	07/31/2023	Seafood City	44,413	07/15/2025	Round One	40,576	07/31/2025
Loan	18	CityLine Augusta Portfolio		1,716,836	Fee Simple
Property	18.01	Belair Dyess Self Storage		828,695	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.02	Wheeler Self Storage		888,141	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	364 Lincoln(29)		1,272,778	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	Jasmine Cove(34)		1,271,653	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	Battery Park Lofts		1,098,107	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Kings Plaza(2)(33)(35)	995,395	50,905,970	Fee Simple/Leasehold	05/28/2028	Three, 10-year options followed by one, nine-year option	Lowe’s Home Centers	114,000	05/31/2028	Primark	102,805	07/31/2038	JCPenney	94,895	07/31/2038
Loan	23	84 14th Street	34,967	987,422	Fee Simple			Joyland Group LLC	11,830	02/28/2040	Human Care LLC	8,008	03/04/2035	NAP	NAP	NAP
Loan	24	Edge 32 Apartments		811,403	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Cambridge Club Apartments(29)		821,581	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	1725 N Commerce Parkway	62,311	993,053	Fee Simple			Change Healthcare Resources Holdings, Inc.	52,960	02/28/2027	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	CityLine Hattiesburg		788,554	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	OrthoSouth	37,387	803,996	Fee Simple
Property	28.01	Primary Parkway	20,938	479,731	Fee Simple			MSK Group, PC d/b/a OrthoSouth	16,750	07/31/2035	NAP	NAP	NAP	NAP	NAP	NAP
Property	28.02	Southaven	16,449	324,265	Fee Simple			MSK Group, P.C. dba OrthoSouth	13,156	07/31/2035	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Strathmore Apartments		675,419	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	630 W Lake	10,153	556,806	Fee Simple			Roti Roti	3,000	12/31/2022	Modern Medical Artistry LLC	2,379	04/24/2030	Komiko	1,765	10/31/2028
Loan	31	2 Laurel Drive	28,723	671,293	Fee Simple			Epicure Foods Corporation	35,700	02/28/2029	American Car Lift Service, LLC	29,000	08/31/2027	Redemption Road Foods, Inc.	8,800	04/30/2025
Loan	32	CityLine Flagstaff		577,117	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	968-970 Gates Ave		450,588	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	CityLine Wisconsin		548,459	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	StorQuest Self Storage - Modesto		725,056	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	StorQuest Self Storage - Ceres		476,575	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	37	Castle Rock Self Storage		500,641	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-10

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

											Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly
					Lease			Lease		Occupancy	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance
Loan	ID	Property Name	4th Largest Tenant(21)	SF	Expiration	5th Largest Tenant(21)(22)	SF	Expiration	Occupancy(4)(19)(23)	As-of Date	Reserves($)(25)	Reserves ($)(26)	Reserves ($)(25)	Reserves ($)(26)(28)	Reserves ($)(25)	Reserves ($)(26)(28)	Reserves($)(25)	Reserves ($)(26)
Loan	1	Agellan Portfolio(2)(32)(33)							90.4%	Various		101,570	6,410,963	431,671		Springing		Springing
Property	1.01	Sarasota Distribution Hub	Albert’s Organics	80,000	02/28/2025	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.02	Naperville Woods Office Center	IMEG Corp	32,205	05/31/2025	Equian, LLC	19,585	09/30/2028	95.4%	06/01/2020
Property	1.03	Southpark Business Park FOP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.04	Supervalu	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.05	Plainfield Business Center IV	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.06	Beltway III	BBVA Compass Bank	31,054	07/31/2022	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.07	4405 Continental Dr	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.08	Beltway IV	NAP	NAP	NAP	NAP	NAP	NAP	72.6%	06/01/2020
Property	1.09	Sandy Plains Business Park	Absolute Printing	13,928	10/31/2020	Vaperite Inc	13,194	03/31/2022	94.3%	06/01/2020
Property	1.10	Coliseum Distribution Center #1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.11	Silber Industrial Park	Pilkington North America, Inc.	16,127	05/31/2021	Audio Visual Services Group	13,630	06/30/2022	90.4%	06/01/2020
Property	1.12	Southpark Business Park M	Macquarie Holdings (USA) Inc.	9,761	01/31/2023	Maidbot, Inc.	9,153	12/31/2020	100.0%	06/01/2020
Property	1.13	West by Northwest Business Blvd	TTTE dba Craters & Freighters	14,165	12/31/2022	ABM Janitorial Svcs. Inc.	11,435	12/31/2023	91.5%	06/01/2020
Property	1.14	Norcross Center	Systel	17,884	10/31/2020	ATL Courier Inc	16,902	06/30/2024	100.0%	06/01/2020
Property	1.15	Goshen Springs	Blanke Corporation	13,126	12/31/2022	Kenosha Beef International, Ltd	13,014	11/30/2023	95.3%	06/01/2020
Property	1.16	Long Point Center	Hugh M Cunningham, Inc.	18,000	01/31/2023	ACS Flooring Group, Inc.	16,468	12/31/2023	94.3%	06/01/2020
Property	1.17	Corridor Park D	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.18	Southport 1-4	C Bond Systems, LLC	8,385	05/31/2021	Regnah Industry, LLC	7,937	12/31/2022	77.7%	06/01/2020
Property	1.19	Jameel	Tubbesing Solutions, LLC	7,491	04/30/2022	Plant Interscapes, Inc.	7,302	03/31/2023	87.5%	06/01/2020
Property	1.20	Beltway II	NAP	NAP	NAP	NAP	NAP	NAP	13.3%	06/01/2020
Property	1.21	Braker Center 4	Fastenal Company	4,490	01/31/2021	Roku, Inc.	3,086	01/31/2024	90.3%	06/01/2020
Property	1.22	Northgreen 1-4	CLMS Mgmt. Svcs. Ltd Partner.	8,040	07/31/2023	Evans Consoles, Inc.	4,560	12/31/2024	61.7%	06/01/2020
Property	1.23	Minimax	Pronto Vending, Ltd.	17,134	06/30/2021	Texas Receiving, LLC	13,094	09/30/2021	100.0%	06/01/2020
Property	1.24	Southpark Business Park E	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.25	9385 Washington Blvd	Revamped, LLC	9,000	04/30/2024	Tasty Shirt Company, Inc.	8,990	12/31/2022	92.2%	06/01/2020
Property	1.26	Rothway	NAP	NAP	NAP	NAP	NAP	NAP	43.8%	06/01/2020
Property	1.27	2730 Pinnacle	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.28	Columbus West - Interchange Rd	Ocean Providence Columbus LLC	9,500	09/30/2023	Matthews International Corp	8,000	11/30/2020	89.5%	06/01/2020
Property	1.29	1346 Oakbrook Drive	Capital City Electrical	7,750	09/30/2023	Fabulous Picasso Brothers	5,200	MTM	100.0%	06/01/2020
Property	1.30	1230-1236 Hardt Circle	NAP	NAP	NAP	NAP	NAP	NAP	75.1%	06/01/2020
Property	1.31	Pine Forest Business Park	NAP	NAP	NAP	NAP	NAP	NAP	30.9%	06/01/2020
Property	1.32	Rittiman East Industrial Park #23 & 24	Rbex, Inc.	5,550	08/31/2022	First Lan Corporation	4,800	05/31/2021	90.6%	06/01/2020
Property	1.33	1351 Oakbrook Drive	Fluid Engineering	2,333	09/30/2020	Water Restoration Pros, LLC	2,300	02/28/2022	68.5%	06/01/2020
Property	1.34	1325 Oakbrook Drive	Stone Center, LLC	10,240	12/31/2023	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.35	490 Heartland Drive	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.36	1265 Oakbrook Drive	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.37	Columbus West - Business Park	NAP	NAP	NAP	NAP	NAP	NAP	0.0%	07/07/2020
Property	1.38	1155 Bowes Road	NAP	NAP	NAP	NAP	NAP	NAP	0.0%	07/07/2020
Property	1.39	1280 Oakbrook Drive	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.40	Cox Business Center	Laptop Fix, LLC	5,000	03/31/2023	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.41	2002 Bloomingdale	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.42	333 Charles Court	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.43	483 Heartland Drive	NAP	NAP	NAP	NAP	NAP	NAP	84.1%	06/01/2020
Property	1.44	1256 Oakbrook Drive	NAP	NAP	NAP	NAP	NAP	NAP	87.5%	06/01/2020
Property	1.45	550 Heartland	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.46	Rittiman East Industrial Park #22	NAP	NAP	NAP	NAP	NAP	NAP	83.8%	06/01/2020
Loan	2	Moffett Towers Buildings A, B & C(2)(32)							100.0%	01/01/2021		15,858	53,688,909			282,271		Springing
Property	2.01	Moffett Towers Building A	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/01/2021
Property	2.02	Moffett Towers Building B	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/01/2021
Property	2.03	Moffett Towers Building C	Acuitus, Inc.	11,319	08/31/2024	NAP	NAP	NAP	100.0%	01/01/2021
Loan	3	Tropical Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/01/2020		Springing				Springing		Springing
Loan	4	BX Industrial Portfolio(2)(32)							87.3%	03/31/2020		Springing	4,048,428	Springing		Springing		Springing
Property	4.01	Bridgewater Center 1	NAP	NAP	NAP	NAP	NAP	NAP	0.5%	03/31/2020
Property	4.02	401 E Laraway Rd	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.03	Rochelle 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.04	350A Salem Church Rd	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.05	Romeoville Bldg 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.06	251 E Laraway Rd	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.07	7940 Kentucky	NAP	NAP	NAP	NAP	NAP	NAP	94.7%	03/31/2020
Property	4.08	Mountain Top Distribution Center 2	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.09	Enterprise Parkway	NAP	NAP	NAP	NAP	NAP	NAP	76.6%	03/31/2020
Property	4.10	Cavalier I	Ann Sacks Tile and Stone, Inc.	33,205	MTM	Pioneer Photo Albums, Inc.	33,025	07/31/2025	77.0%	03/31/2020
Property	4.11	1910 International	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.12	Glen Dale	Popowski Brothers, Inc.	9,537	MTM	NAP	NAP	NAP	53.5%	03/31/2020
Property	4.13	Romeoville Bldg 2	NAP	NAP	NAP	NAP	NAP	NAP	30.9%	03/31/2020
Property	4.14	Enterprise Distribution Center 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.15	2270 Woodale	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.16	2950 Lexington Ave South	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.17	Rivers Bend Center 1B	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.18	DFW Logistics Center (Bldg 4)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.19	Rivers Bend Center 1C	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.20	Territorial	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.21	Diamond Hill 2	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.22	Rivers Bend Center 2A	Johnson Brothers Liquor Company of California	1,000	07/31/2027	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.23	Rivers Bend Center 1A	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.24	Diamond Hill 3	NAP	NAP	NAP	NAP	NAP	NAP	62.6%	03/31/2020
Property	4.25	Whippany Business Center 1	DSN Associates, LLC	13,210	05/31/2021	OCI Group Inc	5,500	01/31/2021	74.6%	03/31/2020
Property	4.26	The Colony Land	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.27	Shawnee Distribution Center 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.28	Rivers Bend Center 2B	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.29	7930 Kentucky	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.30	Dues Dr Distribution Center 1	NAP	NAP	NAP	NAP	NAP	NAP	40.3%	03/31/2020
Property	4.31	Gibraltar	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.32	Diamond Hill 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020

A-1-11

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

											Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly
					Lease			Lease		Occupancy	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance
Loan	ID	Property Name	4th Largest Tenant(21)	SF	Expiration	5th Largest Tenant(21)(22)	SF	Expiration	Occupancy(4)(19)(23)	As-of Date	Reserves($)(25)	Reserves ($)(26)	Reserves ($)(25)	Reserves ($)(26)(28)	Reserves ($)(25)	Reserves ($)(26)(28)	Reserves($)(25)	Reserves ($)(26)
Property	4.33	DFW Logistics Center (Bldg 3)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.34	Elk Grove Distribution Center 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.35	1000 Lucas Way	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.36	Lakeview	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.37	DFW Logistics Center (Bldg 5)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.38	9756 International	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.39	350B Salem Church Rd	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.40	6105 Trenton Ln	NAP	NAP	NAP	NAP	NAP	NAP	77.4%	03/31/2020
Property	4.41	300 Salem Church Rd	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.42	Tower	Englert, Inc.	12,325	08/31/2021	Accel Entertainment	10,625	10/31/2023	77.0%	03/31/2020
Property	4.43	1940 Fernbrook Ln	The Rennebohm Company	17,964	07/31/2022	TSA Manufacturing Inc	9,854	08/31/2028	97.1%	03/31/2020
Property	4.44	Production Distribution Center 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.45	Culpeper	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.46	Fairfield Distribution Center 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.47	Cavalier II	Rentokil North America, Inc.	15,830	02/28/2023	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.48	World Park II	NAP	NAP	NAP	NAP	NAP	NAP	53.7%	03/31/2020
Property	4.49	Diamond Hill 4	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.50	2290-2298 Woodale	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.51	514 Butler Rd	NAP	NAP	NAP	NAP	NAP	NAP	12.6%	03/31/2020
Property	4.52	Northridge II	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.53	2222 Woodale	NAP	NAP	NAP	NAP	NAP	NAP	68.2%	03/31/2020
Property	4.54	Northridge I	C. R. H. Catering Co., Inc.	11,110	02/28/2025	Storefront Glass Door and More L.L.C.	8,128	12/31/2022	100.0%	03/31/2020
Property	4.55	Romeoville Distribution Center 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.56	1825 Airport Exchange	Concentra Health Services, Inc.	11,083	04/30/2026	Consolidated Electrical Distributors, Inc.	8,295	05/31/2023	100.0%	03/31/2020
Property	4.57	7453 Empire - Bldg C	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.58	Rivers Bend Center 1D	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.59	Heathrow	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.60	2240-2250 Woodale	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.61	273 Industrial Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.62	7453 Empire - Bldg B	Maruka U.S.A. Inc.	4,130	11/30/2022	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.63	7453 Empire - Bldg A	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.64	Rivers Bend Center - Land	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.65	Production Distribution Center 1B	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.66	Bridgewater Center 2	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.67	Laraway Land 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.68	Laraway Land 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)							91.0%	03/31/2020		Springing				Springing		Springing
Property	5.01	MGM Grand	NAP	NAP	NAP	NAP	NAP	NAP	89.7%	03/31/2020
Property	5.02	Mandalay Bay	NAP	NAP	NAP	NAP	NAP	NAP	92.4%	03/31/2020
Loan	6	1633 Broadway(2)(32)(34)	Morgan Stanley & Co	260,829	03/31/2032	Kasowitz Benson Torres	203,394	03/31/2037	98.4%	10/31/2019		Springing		Springing		Springing		Springing
Loan	7	711 Fifth Avenue(2)(34)	Loro Piana USA	24,388	08/31/2025	Sandler Capital	17,200	06/30/2027	76.5%	01/31/2020		Springing		Springing		Springing		Springing
Loan	8	280 North Bernardo(2)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2020		Springing	9,756,740		217,595	53,740		Springing
Loan	9	420 Taylor Street(2)	NAP	NAP	NAP	NAP	NAP	NAP	99.6%	07/06/2020	1,937	1,937	9,685	9,685	98,219	49,110	2,615	2,615
Loan	10	3000 Post Oak(2)(33)	NAP	NAP	NAP	NAP	NAP	NAP	99.4%	07/01/2020	8,095	8,095	55,190	55,190	391,962	195,981	206,002	18,727
Loan	11	Chase Center Tower I(2)(32)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/10/2020		Springing		Springing		Springing		Springing
Loan	12	Chase Center Tower II(2)(32)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/10/2020		Springing		Springing		Springing		Springing
Loan	13	Brass Professional Center(2)	TNC (US) Holdings, Inc.	30,154	10/31/2028	MacAulay Brown, Inc.	20,628	11/30/2023	84.8%	04/01/2020		9,596		143,309	218,018	218,019		Springing
Loan	14	Flushing Commons(35)	Metro City Bank	2,022	07/31/2028	Elements Pharmacy, Inc.	1,756	09/30/2029	83.0%	01/22/2020		375		2,500	45,750	11,438		Springing
Loan	15	Apollo Education Group HQ Campus(2)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2020	9,994	9,994	49,972	49,972		Springing		Springing
Loan	16	Bellagio Hotel and Casino(2)(32)(34)	NAP	NAP	NAP	NAP	NAP	NAP	93.4%	03/31/2020		Springing				Springing		Springing
Loan	17	Southcenter Mall(2)	The Container Store	25,452	02/28/2027	H&M	24,506	01/31/2029	84.1%	11/30/2019		Springing		Springing		Springing		Springing
Loan	18	CityLine Augusta Portfolio							81.2%	05/31/2020		2,681			250,087	22,735		Springing
Property	18.01	Belair Dyess Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	73.9%	05/31/2020
Property	18.02	Wheeler Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	88.6%	05/31/2020
Loan	19	364 Lincoln(29)	NAP	NAP	NAP	NAP	NAP	NAP	96.4%	05/31/2020	1,146	1,146			26,273	26,273		Springing
Loan	20	Jasmine Cove(34)	NAP	NAP	NAP	NAP	NAP	NAP	97.8%	05/04/2020	3,833	3,833			179,948	25,707	48,088	4,809
Loan	21	Battery Park Lofts	NAP	NAP	NAP	NAP	NAP	NAP	85.4%	06/12/2020		1,708			1,550	1,550	1,797	1,797
Loan	22	Kings Plaza(2)(33)(35)	Burlington	55,078	07/31/2028	Best Buy	53,371	01/31/2032	96.7%	06/02/2020		Springing		Springing		Springing		Springing
Loan	23	84 14th Street	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/01/2020		331		2,937	2,419	1,209	3,198	1,599
Loan	24	Edge 32 Apartments	NAP	NAP	NAP	NAP	NAP	NAP	86.7%	06/16/2020		1,250			2,488	2,488	1,411	1,411
Loan	25	Cambridge Club Apartments(29)	NAP	NAP	NAP	NAP	NAP	NAP	92.6%	06/10/2020	49,450	2,700			13,048	13,048	12,165	3,041
Loan	26	1725 N Commerce Parkway	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2020		1,589		4,413	251,456	25,146	30,185	5,031
Loan	27	CityLine Hattiesburg	NAP	NAP	NAP	NAP	NAP	NAP	84.3%	06/08/2020	250,000	1,255			61,856	7,732		Springing
Loan	28	OrthoSouth							100.0%	07/06/2020		Springing	373,825	Springing		Springing		Springing
Property	28.01	Primary Parkway	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2020
Property	28.02	Southaven	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2020
Loan	29	Strathmore Apartments	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	06/17/2020		1,625			239,697	27,728	11,498	1,437
Loan	30	630 W Lake	Gracie Barra	1,579	01/31/2025	Old Town Barbershop	1,430	07/31/2028	100.0%	01/17/2020		544		846	38,977	7,795		Springing
Loan	31	2 Laurel Drive	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	02/13/2020		613		1,531	51,040	12,760	2,506	1,253
Loan	32	CityLine Flagstaff	NAP	NAP	NAP	NAP	NAP	NAP	92.4%	06/02/2020		613			22,607	4,521		Springing
Loan	33	968-970 Gates Ave	NAP	NAP	NAP	NAP	NAP	NAP	87.5%	06/01/2020		333			5,147	1,287	9,848	1,094
Loan	34	CityLine Wisconsin	NAP	NAP	NAP	NAP	NAP	NAP	86.9%	04/30/2020		764			37,668	6,278		Springing
Loan	35	StorQuest Self Storage - Modesto	NAP	NAP	NAP	NAP	NAP	NAP	91.2%	04/30/2020					28,888	Springing		Springing
Loan	36	StorQuest Self Storage - Ceres	NAP	NAP	NAP	NAP	NAP	NAP	93.2%	04/30/2020					23,328	Springing		Springing
Loan	37	Castle Rock Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	86.3%	05/14/2020		Springing			18,501	9,250	2,055	685

A-1-12

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Upfront	Monthly	Other	Environmental
			Engineering	Other	Other	Reserves	Report	Engineering
Loan	ID	Property Name	Reserve($)(25)	Reserves ($)(25)	Reserves ($)(26)(27)	Description	Date(30)	Report Date
Loan	1	Agellan Portfolio(2)(32)(33)	2,985,266	2,172,050	Springing	Working Capital Reserve (Upfront: 2,000,000); Gap Rent Reserve (Upfront: 172,050); Common Charges Reserve (Monthly: Springing)	Various	Various
Property	1.01	Sarasota Distribution Hub					02/27/2020	02/27/2020
Property	1.02	Naperville Woods Office Center					02/27/2020	02/27/2020
Property	1.03	Southpark Business Park FOP					03/02/2020	02/28/2020
Property	1.04	Supervalu					02/26/2020	02/26/2020
Property	1.05	Plainfield Business Center IV					02/27/2020	02/27/2020
Property	1.06	Beltway III					02/26/2020	02/28/2020
Property	1.07	4405 Continental Dr					02/26/2020	02/26/2020
Property	1.08	Beltway IV					02/26/2020	02/27/2020
Property	1.09	Sandy Plains Business Park					02/26/2020	02/28/2020
Property	1.10	Coliseum Distribution Center #1					03/26/2020	03/23/2020
Property	1.11	Silber Industrial Park					02/28/2020	02/28/2020
Property	1.12	Southpark Business Park M					03/02/2020	02/27/2020
Property	1.13	West by Northwest Business Blvd					02/26/2020	02/28/2020
Property	1.14	Norcross Center					02/26/2020	02/27/2020
Property	1.15	Goshen Springs					02/26/2020	02/27/2020
Property	1.16	Long Point Center					02/26/2020	02/28/2020
Property	1.17	Corridor Park D					02/26/2020	02/27/2020
Property	1.18	Southport 1-4					02/27/2020	02/27/2020
Property	1.19	Jameel					02/28/2020	02/25/2020
Property	1.20	Beltway II					02/26/2020	02/28/2020
Property	1.21	Braker Center 4					02/27/2020	02/27/2020
Property	1.22	Northgreen 1-4					02/26/2020	02/28/2020
Property	1.23	Minimax					02/27/2020	02/26/2020
Property	1.24	Southpark Business Park E					03/02/2020	02/28/2020
Property	1.25	9385 Washington Blvd					02/27/2020	02/27/2020
Property	1.26	Rothway					02/26/2020	02/28/2020
Property	1.27	2730 Pinnacle					02/27/2020	03/04/2020
Property	1.28	Columbus West - Interchange Rd					02/26/2020	02/26/2020
Property	1.29	1346 Oakbrook Drive					02/26/2020	02/27/2020
Property	1.30	1230-1236 Hardt Circle					02/26/2020	02/27/2020
Property	1.31	Pine Forest Business Park					02/27/2020	02/28/2020
Property	1.32	Rittiman East Industrial Park #23 & 24					03/20/2020	03/20/2020
Property	1.33	1351 Oakbrook Drive					02/26/2020	02/26/2020
Property	1.34	1325 Oakbrook Drive					02/26/2020	02/27/2020
Property	1.35	490 Heartland Drive					02/27/2020	02/27/2020
Property	1.36	1265 Oakbrook Drive					02/26/2020	02/27/2020
Property	1.37	Columbus West - Business Park					02/26/2020	02/26/2020
Property	1.38	1155 Bowes Road					02/26/2020	03/03/2020
Property	1.39	1280 Oakbrook Drive					02/26/2020	02/27/2020
Property	1.40	Cox Business Center					03/20/2020	03/20/2020
Property	1.41	2002 Bloomingdale					02/26/2020	02/27/2020
Property	1.42	333 Charles Court					02/26/2020	03/04/2020
Property	1.43	483 Heartland Drive					02/27/2020	02/27/2020
Property	1.44	1256 Oakbrook Drive					02/26/2020	02/28/2020
Property	1.45	550 Heartland					02/26/2020	02/27/2020
Property	1.46	Rittiman East Industrial Park #22					03/20/2020	03/20/2020
Loan	2	Moffett Towers Buildings A, B & C(2)(32)		34,016,766	Springing	Rent Concession Reserve (Upfront: 34,016,766.08); Lease Sweep Reserve (Monthly: Springing)	01/14/2020	01/14/2020
Property	2.01	Moffett Towers Building A					01/14/2020	01/14/2020
Property	2.02	Moffett Towers Building B					01/14/2020	01/14/2020
Property	2.03	Moffett Towers Building C					01/14/2020	01/14/2020
Loan	3	Tropical Distribution Center			Springing	Unfunded Obligations Reserve	04/21/2020	04/21/2020
Loan	4	BX Industrial Portfolio(2)(32)			Springing	Ground Rent Reserve	Various	Various
Property	4.01	Bridgewater Center 1					07/19/2019	07/12/2019
Property	4.02	401 E Laraway Rd					07/26/2019	07/26/2019
Property	4.03	Rochelle 1					07/26/2019	07/26/2019
Property	4.04	350A Salem Church Rd					07/26/2019	07/26/2019
Property	4.05	Romeoville Bldg 1					07/26/2019	07/26/2019
Property	4.06	251 E Laraway Rd					07/26/2019	07/26/2019
Property	4.07	7940 Kentucky					07/26/2019	07/26/2019
Property	4.08	Mountain Top Distribution Center 2					07/26/2019	07/26/2019
Property	4.09	Enterprise Parkway					09/24/2019	09/23/2019
Property	4.10	Cavalier I					09/24/2019	09/23/2019
Property	4.11	1910 International					07/26/2019	07/26/2019
Property	4.12	Glen Dale					07/26/2019	07/29/2019
Property	4.13	Romeoville Bldg 2					07/26/2019	07/26/2019
Property	4.14	Enterprise Distribution Center 1					07/26/2019	07/26/2019
Property	4.15	2270 Woodale					07/26/2019	07/26/2019
Property	4.16	2950 Lexington Ave South					07/26/2019	07/26/2019
Property	4.17	Rivers Bend Center 1B					09/24/2019	09/23/2019
Property	4.18	DFW Logistics Center (Bldg 4)					07/19/2019	07/19/2019
Property	4.19	Rivers Bend Center 1C					09/24/2019	09/23/2019
Property	4.20	Territorial					07/26/2019	07/26/2019
Property	4.21	Diamond Hill 2					09/24/2019	09/23/2019
Property	4.22	Rivers Bend Center 2A					09/24/2019	09/23/2019
Property	4.23	Rivers Bend Center 1A					09/24/2019	09/23/2019
Property	4.24	Diamond Hill 3					09/24/2019	09/23/2019
Property	4.25	Whippany Business Center 1					07/19/2019	07/19/2019
Property	4.26	The Colony Land					07/31/2019	NAP
Property	4.27	Shawnee Distribution Center 1					09/24/2019	09/23/2019
Property	4.28	Rivers Bend Center 2B					09/24/2019	09/23/2019
Property	4.29	7930 Kentucky					07/26/2019	07/26/2019
Property	4.30	Dues Dr Distribution Center 1					07/26/2019	07/26/2019
Property	4.31	Gibraltar					07/26/2019	07/26/2019
Property	4.32	Diamond Hill 1					09/24/2019	09/23/2019

A-1-13

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Upfront	Monthly	Other	Environmental
			Engineering	Other	Other	Reserves	Report	Engineering
Loan	ID	Property Name	Reserve($)(25)	Reserves ($)(25)	Reserves ($)(26)(27)	Description	Date(30)	Report Date
Property	4.33	DFW Logistics Center (Bldg 3)					07/19/2019	07/19/2019
Property	4.34	Elk Grove Distribution Center 1					07/26/2019	07/26/2019
Property	4.35	1000 Lucas Way					09/24/2019	09/23/2019
Property	4.36	Lakeview					07/26/2019	07/26/2019
Property	4.37	DFW Logistics Center (Bldg 5)					07/19/2019	07/19/2019
Property	4.38	9756 International					07/26/2019	07/26/2019
Property	4.39	350B Salem Church Rd					07/26/2019	07/26/2019
Property	4.40	6105 Trenton Ln					07/26/2019	07/26/2019
Property	4.41	300 Salem Church Rd					07/26/2019	07/26/2019
Property	4.42	Tower					07/26/2019	07/01/2019
Property	4.43	1940 Fernbrook Ln					07/26/2019	07/26/2019
Property	4.44	Production Distribution Center 1					07/26/2019	07/26/2019
Property	4.45	Culpeper					09/24/2019	09/23/2019
Property	4.46	Fairfield Distribution Center 1					07/26/2019	07/26/2019
Property	4.47	Cavalier II					09/24/2019	09/23/2019
Property	4.48	World Park II					07/26/2019	07/26/2019
Property	4.49	Diamond Hill 4					09/24/2019	09/23/2019
Property	4.50	2290-2298 Woodale					07/26/2019	07/26/2019
Property	4.51	514 Butler Rd					09/24/2019	09/23/2019
Property	4.52	Northridge II					09/24/2019	09/23/2019
Property	4.53	2222 Woodale					07/26/2019	07/26/2019
Property	4.54	Northridge I					09/24/2019	09/23/2019
Property	4.55	Romeoville Distribution Center 1					07/26/2019	07/26/2019
Property	4.56	1825 Airport Exchange					07/26/2019	07/26/2019
Property	4.57	7453 Empire - Bldg C					07/26/2019	07/26/2019
Property	4.58	Rivers Bend Center 1D					09/24/2019	09/23/2019
Property	4.59	Heathrow					07/26/2019	07/26/2019
Property	4.60	2240-2250 Woodale					07/26/2019	07/26/2019
Property	4.61	273 Industrial Way					09/24/2019	NAP
Property	4.62	7453 Empire - Bldg B					07/26/2019	07/26/2019
Property	4.63	7453 Empire - Bldg A					07/26/2019	07/26/2019
Property	4.64	Rivers Bend Center - Land					09/24/2019	NAP
Property	4.65	Production Distribution Center 1B					07/26/2019	07/26/2019
Property	4.66	Bridgewater Center 2					07/19/2019	07/19/2019
Property	4.67	Laraway Land 1					07/26/2019	NAP
Property	4.68	Laraway Land 2					07/26/2019	NAP
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)					02/11/2020	02/11/2020
Property	5.01	MGM Grand					02/11/2020	02/11/2020
Property	5.02	Mandalay Bay					02/11/2020	02/11/2020
Loan	6	1633 Broadway(2)(32)(34)		36,389,727		Unfunded Obligations Reserve	10/30/2019	10/30/2019
Loan	7	711 Fifth Avenue(2)(34)		3,048,024	Springing	TCO Renewal Reserve (Upfront: 2,000,000); Unfunded Obligations Reserve (Upfront: 1,048,024.18); Downgraded Tenant Reserve (Monthly: Springing)	02/03/2020	01/30/2020
Loan	8	280 North Bernardo(2)		2,588,137	Springing	Debt Service Reserve (Upfront: 1,402,250; Monthly: Springing); Aurora Rent Reserve (Upfront: 600,825.22); Landlord’s Work Reserve (Upfront: 585,062); Lease Sweep Reserve (Monthly: Springing)	01/15/2020	01/15/2020
Loan	9	420 Taylor Street(2)		18,315,615	Springing	Outstanding TI/LC Reserve (Upfront: 8,447,053.98); Lower Level Conversion Reserve (Upfront: 4,834,237.00); Bridge Rent Reserve (Upfront: 3,811,699.00); Debt Service Reserve (Upfront: 1,222,625.16 Monthly: Springing); Letter of Credit Proceeds Reserve (Monthly: Springing)	03/26/2020	03/26/2020
Loan	10	3000 Post Oak(2)(33)					12/10/2019	12/11/2019
Loan	11	Chase Center Tower I(2)(32)	7,821,488	24,508,004	Springing	Outstanding Landlord Obligations (Upfront: 24,508,004); Common Charges Reserve (Monthly: Springing)	10/11/2019	10/11/2019
Loan	12	Chase Center Tower II(2)(32)	7,342,312	23,006,544	Springing	Outstanding Landlord Obligations (Upfront: 23,006,544); Common Charges Reserve (Monthly: Springing)	10/11/2019	10/11/2019
Loan	13	Brass Professional Center(2)	78,265	1,852,176		Debt Service Reserve (1,203,962.05); Unfunded Obligations Reserve (648,214.44)	02/07/2020	02/07/2020
Loan	14	Flushing Commons(35)		415,375	Springing	Empire TI/LC Reserve (Upfront: 199,700); Empire Free Rent Reserve (Upfront: 195,221.33); Condo Assessment Reserve (Upfront: 20,453.83; Monthly: Springing)	01/24/2020	01/24/2020
Loan	15	Apollo Education Group HQ Campus(2)					01/09/2020	01/09/2020
Loan	16	Bellagio Hotel and Casino(2)(32)(34)					11/06/2019	11/06/2019
Loan	17	Southcenter Mall(2)			Springing	Parking Area Rent Reserve	11/20/2019	11/20/2019
Loan	18	CityLine Augusta Portfolio	8,875				06/03/2020	06/03/2020
Property	18.01	Belair Dyess Self Storage					06/03/2020	06/03/2020
Property	18.02	Wheeler Self Storage					06/03/2020	06/03/2020
Loan	19	364 Lincoln(29)		189,344		Static Debt Service Reserve Fund	04/08/2020	04/08/2020
Loan	20	Jasmine Cove(34)		303,406		Debt Service Reserve	03/02/2020	03/02/2020
Loan	21	Battery Park Lofts		207,080	Springing	DS Reserve Funds	09/03/2019	02/28/2020
Loan	22	Kings Plaza(2)(33)(35)			Springing	Ground Rent Reserve	11/22/2019	10/22/2019
Loan	23	84 14th Street		521,000		Debt Service Reserve	02/05/2020	02/05/2020
Loan	24	Edge 32 Apartments		167,071	Springing	DS Reserve Funds (Upfront: 145,831; Monthly: 24,305); Dark Reserve (Upfront: 21,240)	01/03/2020	01/02/2020
Loan	25	Cambridge Club Apartments(29)	72,335	300,000		Debt Service Reserve	03/06/2020	06/15/2020
Loan	26	1725 N Commerce Parkway	1,500				02/27/2020	02/27/2020
Loan	27	CityLine Hattiesburg	20,750				06/12/2020	06/12/2020
Loan	28	OrthoSouth		110,832		Upfront Reserve	06/12/2020	06/12/2020
Property	28.01	Primary Parkway					06/12/2020	06/12/2020
Property	28.02	Southaven					06/12/2020	06/12/2020
Loan	29	Strathmore Apartments		138,335	Springing	Interest Reserve	10/24/2019	10/24/2019
Loan	30	630 W Lake		132,000		Rent Reserve	02/13/2020	02/13/2020
Loan	31	2 Laurel Drive		402,790		Debt Service Reserve (381,669); Free Rent Reserve (21,121.08)	02/07/2020	02/07/2020
Loan	32	CityLine Flagstaff					06/19/2020	06/19/2020
Loan	33	968-970 Gates Ave		775,600		Holdback Reserve (500,000); Debt Service Reserve (275,600)	03/12/2020	03/12/2020
Loan	34	CityLine Wisconsin	38,525	300,000		Roof Repair Reserve	05/28/2020	05/29/2020
Loan	35	StorQuest Self Storage - Modesto	11,188				02/14/2020	02/14/2020
Loan	36	StorQuest Self Storage - Ceres	1,375				02/13/2020	02/14/2020
Loan	37	Castle Rock Self Storage	28,375				03/06/2020	03/05/2020

A-1-14

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Franchise
				Expiration	Loan
Loan	ID	Property Name	PML/SEL (%)	Date	Purpose	Sponsor(24)	Guarantor(31)
Loan	1	Agellan Portfolio(2)(32)(33)	NAP		Refinance	Elad Canada Realty Inc.	Elad Genesis Limited Partnership
Property	1.01	Sarasota Distribution Hub	NAP	NAP
Property	1.02	Naperville Woods Office Center	NAP	NAP
Property	1.03	Southpark Business Park FOP	NAP	NAP
Property	1.04	Supervalu	NAP	NAP
Property	1.05	Plainfield Business Center IV	NAP	NAP
Property	1.06	Beltway III	NAP	NAP
Property	1.07	4405 Continental Dr	NAP	NAP
Property	1.08	Beltway IV	NAP	NAP
Property	1.09	Sandy Plains Business Park	NAP	NAP
Property	1.10	Coliseum Distribution Center #1	NAP	NAP
Property	1.11	Silber Industrial Park	NAP	NAP
Property	1.12	Southpark Business Park M	NAP	NAP
Property	1.13	West by Northwest Business Blvd	NAP	NAP
Property	1.14	Norcross Center	NAP	NAP
Property	1.15	Goshen Springs	NAP	NAP
Property	1.16	Long Point Center	NAP	NAP
Property	1.17	Corridor Park D	NAP	NAP
Property	1.18	Southport 1-4	NAP	NAP
Property	1.19	Jameel	NAP	NAP
Property	1.20	Beltway II	NAP	NAP
Property	1.21	Braker Center 4	NAP	NAP
Property	1.22	Northgreen 1-4	NAP	NAP
Property	1.23	Minimax	NAP	NAP
Property	1.24	Southpark Business Park E	NAP	NAP
Property	1.25	9385 Washington Blvd	NAP	NAP
Property	1.26	Rothway	NAP	NAP
Property	1.27	2730 Pinnacle	NAP	NAP
Property	1.28	Columbus West - Interchange Rd	NAP	NAP
Property	1.29	1346 Oakbrook Drive	NAP	NAP
Property	1.30	1230-1236 Hardt Circle	NAP	NAP
Property	1.31	Pine Forest Business Park	NAP	NAP
Property	1.32	Rittiman East Industrial Park #23 & 24	NAP	NAP
Property	1.33	1351 Oakbrook Drive	NAP	NAP
Property	1.34	1325 Oakbrook Drive	NAP	NAP
Property	1.35	490 Heartland Drive	NAP	NAP
Property	1.36	1265 Oakbrook Drive	NAP	NAP
Property	1.37	Columbus West - Business Park	NAP	NAP
Property	1.38	1155 Bowes Road	NAP	NAP
Property	1.39	1280 Oakbrook Drive	NAP	NAP
Property	1.40	Cox Business Center	NAP	NAP
Property	1.41	2002 Bloomingdale	NAP	NAP
Property	1.42	333 Charles Court	NAP	NAP
Property	1.43	483 Heartland Drive	NAP	NAP
Property	1.44	1256 Oakbrook Drive	NAP	NAP
Property	1.45	550 Heartland	NAP	NAP
Property	1.46	Rittiman East Industrial Park #22	NAP	NAP
Loan	2	Moffett Towers Buildings A, B & C(2)(32)	6.0%		Refinance	Jay Paul	Paul Guarantor LLC
Property	2.01	Moffett Towers Building A	6.0%	NAP
Property	2.02	Moffett Towers Building B	6.0%	NAP
Property	2.03	Moffett Towers Building C	6.0%	NAP
Loan	3	Tropical Distribution Center	NAP	NAP	Refinance	Brett Michael Lipman; Farshid Steve Shokouhi	Brett Michael Lipman; Farshid Steve Shokouhi
Loan	4	BX Industrial Portfolio(2)(32)	NAP		Refinance	BREIT Industrial Holdings LLC	BREIT Industrial Holdings LLC
Property	4.01	Bridgewater Center 1	NAP	NAP
Property	4.02	401 E Laraway Rd	NAP	NAP
Property	4.03	Rochelle 1	NAP	NAP
Property	4.04	350A Salem Church Rd	NAP	NAP
Property	4.05	Romeoville Bldg 1	NAP	NAP
Property	4.06	251 E Laraway Rd	NAP	NAP
Property	4.07	7940 Kentucky	NAP	NAP
Property	4.08	Mountain Top Distribution Center 2	NAP	NAP
Property	4.09	Enterprise Parkway	NAP	NAP
Property	4.10	Cavalier I	NAP	NAP
Property	4.11	1910 International	NAP	NAP
Property	4.12	Glen Dale	NAP	NAP
Property	4.13	Romeoville Bldg 2	NAP	NAP
Property	4.14	Enterprise Distribution Center 1	NAP	NAP
Property	4.15	2270 Woodale	NAP	NAP
Property	4.16	2950 Lexington Ave South	NAP	NAP
Property	4.17	Rivers Bend Center 1B	NAP	NAP
Property	4.18	DFW Logistics Center (Bldg 4)	NAP	NAP
Property	4.19	Rivers Bend Center 1C	NAP	NAP
Property	4.20	Territorial	NAP	NAP
Property	4.21	Diamond Hill 2	NAP	NAP
Property	4.22	Rivers Bend Center 2A	NAP	NAP
Property	4.23	Rivers Bend Center 1A	NAP	NAP
Property	4.24	Diamond Hill 3	NAP	NAP
Property	4.25	Whippany Business Center 1	NAP	NAP
Property	4.26	The Colony Land	NAP	NAP
Property	4.27	Shawnee Distribution Center 1	NAP	NAP
Property	4.28	Rivers Bend Center 2B	NAP	NAP
Property	4.29	7930 Kentucky	NAP	NAP
Property	4.30	Dues Dr Distribution Center 1	NAP	NAP
Property	4.31	Gibraltar	NAP	NAP
Property	4.32	Diamond Hill 1	NAP	NAP

A-1-15

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Franchise
				Expiration	Loan
Loan	ID	Property Name	PML/SEL (%)	Date	Purpose	Sponsor(24)	Guarantor(31)
Property	4.33	DFW Logistics Center (Bldg 3)	NAP	NAP
Property	4.34	Elk Grove Distribution Center 1	NAP	NAP
Property	4.35	1000 Lucas Way	NAP	NAP
Property	4.36	Lakeview	NAP	NAP
Property	4.37	DFW Logistics Center (Bldg 5)	NAP	NAP
Property	4.38	9756 International	NAP	NAP
Property	4.39	350B Salem Church Rd	NAP	NAP
Property	4.40	6105 Trenton Ln	NAP	NAP
Property	4.41	300 Salem Church Rd	NAP	NAP
Property	4.42	Tower	NAP	NAP
Property	4.43	1940 Fernbrook Ln	NAP	NAP
Property	4.44	Production Distribution Center 1	NAP	NAP
Property	4.45	Culpeper	NAP	NAP
Property	4.46	Fairfield Distribution Center 1	NAP	NAP
Property	4.47	Cavalier II	NAP	NAP
Property	4.48	World Park II	NAP	NAP
Property	4.49	Diamond Hill 4	NAP	NAP
Property	4.50	2290-2298 Woodale	NAP	NAP
Property	4.51	514 Butler Rd	NAP	NAP
Property	4.52	Northridge II	NAP	NAP
Property	4.53	2222 Woodale	NAP	NAP
Property	4.54	Northridge I	NAP	NAP
Property	4.55	Romeoville Distribution Center 1	NAP	NAP
Property	4.56	1825 Airport Exchange	NAP	NAP
Property	4.57	7453 Empire - Bldg C	NAP	NAP
Property	4.58	Rivers Bend Center 1D	NAP	NAP
Property	4.59	Heathrow	NAP	NAP
Property	4.60	2240-2250 Woodale	NAP	NAP
Property	4.61	273 Industrial Way	NAP	NAP
Property	4.62	7453 Empire - Bldg B	NAP	NAP
Property	4.63	7453 Empire - Bldg A	NAP	NAP
Property	4.64	Rivers Bend Center - Land	NAP	NAP
Property	4.65	Production Distribution Center 1B	NAP	NAP
Property	4.66	Bridgewater Center 2	NAP	NAP
Property	4.67	Laraway Land 1	NAP	NAP
Property	4.68	Laraway Land 2	NAP	NAP
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)	NAP		Acquisition	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP
Property	5.01	MGM Grand	NAP	NAP
Property	5.02	Mandalay Bay	NAP	NAP
Loan	6	1633 Broadway(2)(32)(34)	NAP	NAP	Refinance	Paramount Group Operating Partnership LP	NAP
Loan	7	711 Fifth Avenue(2)(34)	NAP	NAP	Refinance	Bayerische Versorgungskammer; Deutsche Finance America LLC; DF Deutsche Finance Holding AG; Hessen Lawyers Pension Fund	NAP
Loan	8	280 North Bernardo(2)	13.0%	NAP	Refinance	Peter Pau	Peter Pau
Loan	9	420 Taylor Street(2)	13.0%	NAP	Refinance	Seven Equity Group; Nakash Holdings	Raymond Falack; Ralph Nakash
Loan	10	3000 Post Oak(2)(33)	NAP	NAP	Refinance	Norman Bobrow	Norman Bobrow
Loan	11	Chase Center Tower I(2)(32)	14.0%	NAP	Refinance	GSW Sports LLC; Uber Technologies, Inc.; Alexandria Real Estate Equities, Inc.	NAP
Loan	12	Chase Center Tower II(2)(32)	14.0%	NAP	Refinance	GSW Sports LLC; Uber Technologies, Inc.; Alexandria Real Estate Equities, Inc.	NAP
Loan	13	Brass Professional Center(2)	NAP	NAP	Refinance	Joe Richard Rodriguez	Joe Richard Rodriguez
Loan	14	Flushing Commons(35)	NAP	NAP	Acquisition	A Laboz Control Party; Joseph J. Sitt	Albert Laboz; Jason Laboz; Joseph Jody Laboz; Joseph J. Sitt
Loan	15	Apollo Education Group HQ Campus(2)	NAP	NAP	Refinance	Steven Elghanayan	Steven Elghanayan
Loan	16	Bellagio Hotel and Casino(2)(32)(34)	NAP	NAP	Acquisition	BREIT Operating Partnership L.P.	BREIT Operating Partnership L.P.
Loan	17	Southcenter Mall(2)	10.0%	NAP	Refinance	URW WEA LLC	URW WEA LLC
Loan	18	CityLine Augusta Portfolio	NAP		Acquisition	George Thacker; Lawrence Charles Kaplan; Richard Schontz	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Property	18.01	Belair Dyess Self Storage	NAP	NAP
Property	18.02	Wheeler Self Storage	NAP	NAP
Loan	19	364 Lincoln(29)	NAP	NAP	Refinance	Bennat Berger	Bennat Berger
Loan	20	Jasmine Cove(34)	NAP	NAP	Refinance	Hudson Capital Investments, LLC; RW Winco Irrevocable Trust U/T/A dated November 1, 2002	Hudson Capital Investments, LLC; RW Winco Irrevocable Trust U/T/A dated November 1, 2002
Loan	21	Battery Park Lofts	NAP	NAP	Refinance	Yaron Kandelker	Yaron Kandelker
Loan	22	Kings Plaza(2)(33)(35)	NAP	NAP	Refinance	The Macerich Partnership, L.P.	The Macerich Partnership, L.P.
Loan	23	84 14th Street	NAP	NAP	Refinance	Joel Wertzberger	Joel Wertzberger
Loan	24	Edge 32 Apartments	NAP	NAP	Acquisition	Yaron Kandelker	Yaron Kandelker
Loan	25	Cambridge Club Apartments(29)	NAP	NAP	Recapitalization	Tyler Ross; Michael Colman; David Colman	Tyler Ross; Michael Colman; David Colman
Loan	26	1725 N Commerce Parkway	NAP	NAP	Refinance	MG3 REIT, LLC	MG3 REIT, LLC
Loan	27	CityLine Hattiesburg	NAP	NAP	Acquisition	George Thacker; Lawrence Charles Kaplan; Richard Schontz	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Loan	28	OrthoSouth	Various		Acquisition	Louis J. Rogers	Louis J. Rogers
Property	28.01	Primary Parkway	9.0%	NAP
Property	28.02	Southaven	NAP	NAP
Loan	29	Strathmore Apartments	NAP	NAP	Refinance	Benton B. Kendig III	FGG Florida Partnership, Ltd.; Florida West Land Corp.
Loan	30	630 W Lake	NAP	NAP	Acquisition	Gustavo Spoliansky	Gustavo Spoliansky
Loan	31	2 Laurel Drive	NAP	NAP	Acquisition	Dina Ekstein; The David Ekstein 2013 Irrevocable Trust	Dina Ekstein; The David Ekstein 2013 Irrevocable Trust
Loan	32	CityLine Flagstaff	NAP	NAP	Acquisition	George Thacker; Lawrence Charles Kaplan; Richard Schontz	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Loan	33	968-970 Gates Ave	NAP	NAP	Refinance	Shloime Goldstein; Solomon Weiss	Shloime Goldstein; Solomon Weiss
Loan	34	CityLine Wisconsin	NAP	NAP	Acquisition	George Thacker; Lawrence Charles Kaplan; Richard Schontz	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Loan	35	StorQuest Self Storage - Modesto	4.0%	NAP	Refinance	Donald Payne	Donald Payne
Loan	36	StorQuest Self Storage - Ceres	5.0%	NAP	Refinance	Donald Payne	Donald Payne
Loan	37	Castle Rock Self Storage	NAP	NAP	Refinance	Richard A. Graham, Jr.	Richard A. Graham, Jr.

A-1-16

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Existing
							Additional Sub Debt
Loan	ID	Property Name	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance	Non-Trust Pari Passu Balloon Balance	Amount
Loan	1	Agellan Portfolio(2)(32)(33)	MSC 2019-AGLN	156,000,000	156,000,000	156,000,000	172,000,000
Property	1.01	Sarasota Distribution Hub		19,660,645	19,660,645	19,660,645
Property	1.02	Naperville Woods Office Center		19,525,161	19,525,161	19,525,161
Property	1.03	Southpark Business Park FOP		9,905,806	9,905,806	9,905,806
Property	1.04	Supervalu		7,474,839	7,474,839	7,474,839
Property	1.05	Plainfield Business Center IV		6,840,000	6,840,000	6,840,000
Property	1.06	Beltway III		5,705,806	5,705,806	5,705,806
Property	1.07	4405 Continental Dr		5,322,581	5,322,581	5,322,581
Property	1.08	Beltway IV		4,881,290	4,881,290	4,881,290
Property	1.09	Sandy Plains Business Park		4,513,548	4,513,548	4,513,548
Property	1.10	Coliseum Distribution Center #1		4,455,484	4,455,484	4,455,484
Property	1.11	Silber Industrial Park		4,002,581	4,002,581	4,002,581
Property	1.12	Southpark Business Park M		3,716,129	3,716,129	3,716,129
Property	1.13	West by Northwest Business Blvd		3,630,968	3,630,968	3,630,968
Property	1.14	Norcross Center		3,491,613	3,491,613	3,491,613
Property	1.15	Goshen Springs		3,034,839	3,034,839	3,034,839
Property	1.16	Long Point Center		2,949,677	2,949,677	2,949,677
Property	1.17	Corridor Park D		2,922,581	2,922,581	2,922,581
Property	1.18	Southport 1-4		2,837,419	2,837,419	2,837,419
Property	1.19	Jameel		2,837,419	2,837,419	2,837,419
Property	1.20	Beltway II		2,752,258	2,752,258	2,752,258
Property	1.21	Braker Center 4		2,667,097	2,667,097	2,667,097
Property	1.22	Northgreen 1-4		2,438,710	2,438,710	2,438,710
Property	1.23	Minimax		2,299,355	2,299,355	2,299,355
Property	1.24	Southpark Business Park E		2,129,032	2,129,032	2,129,032
Property	1.25	9385 Washington Blvd		2,070,968	2,070,968	2,070,968
Property	1.26	Rothway		2,043,871	2,043,871	2,043,871
Property	1.27	2730 Pinnacle		1,730,323	1,730,323	1,730,323
Property	1.28	Columbus West - Interchange Rd		1,602,581	1,602,581	1,602,581
Property	1.29	1346 Oakbrook Drive		1,532,903	1,532,903	1,532,903
Property	1.30	1230-1236 Hardt Circle		1,474,839	1,474,839	1,474,839
Property	1.31	Pine Forest Business Park		1,389,677	1,389,677	1,389,677
Property	1.32	Rittiman East Industrial Park #23 & 24		1,099,355	1,099,355	1,099,355
Property	1.33	1351 Oakbrook Drive		1,091,613	1,091,613	1,091,613
Property	1.34	1325 Oakbrook Drive		1,080,000	1,080,000	1,080,000
Property	1.35	490 Heartland Drive		1,064,516	1,064,516	1,064,516
Property	1.36	1265 Oakbrook Drive		1,037,419	1,037,419	1,037,419
Property	1.37	Columbus West - Business Park		994,839	994,839	994,839
Property	1.38	1155 Bowes Road		979,355	979,355	979,355
Property	1.39	1280 Oakbrook Drive		963,871	963,871	963,871
Property	1.40	Cox Business Center		952,258	952,258	952,258
Property	1.41	2002 Bloomingdale		867,097	867,097	867,097
Property	1.42	333 Charles Court		851,613	851,613	851,613
Property	1.43	483 Heartland Drive		851,613	851,613	851,613
Property	1.44	1256 Oakbrook Drive		836,129	836,129	836,129
Property	1.45	550 Heartland		750,968	750,968	750,968
Property	1.46	Rittiman East Industrial Park #22		739,355	739,355	739,355
Loan	2	Moffett Towers Buildings A, B & C(2)(32)		368,000,000	368,000,000	368,000,000	327,000,000
Property	2.01	Moffett Towers Building A	COMM 2013-LC6, COMM 2013-CCRE6, COMM 2013-CCRE7	114,701,299	114,701,299	114,701,299
Property	2.02	Moffett Towers Building B	COMM 2013-LC6, COMM 2013-CCRE6, COMM 2013-CCRE7	126,649,351	126,649,351	126,649,351
Property	2.03	Moffett Towers Building C	COMM 2013-LC6, COMM 2013-CCRE6, COMM 2013-CCRE7	126,649,351	126,649,351	126,649,351
Loan	3	Tropical Distribution Center
Loan	4	BX Industrial Portfolio(2)(32)		310,682,660	310,682,660	310,682,660	268,744,955
Property	4.01	Bridgewater Center 1		21,123,548	21,123,548	21,123,548
Property	4.02	401 E Laraway Rd		13,810,295	13,810,295	13,810,295
Property	4.03	Rochelle 1		11,296,364	11,296,364	11,296,364
Property	4.04	350A Salem Church Rd		10,773,989	10,773,989	10,773,989
Property	4.05	Romeoville Bldg 1		9,827,184	9,827,184	9,827,184
Property	4.06	251 E Laraway Rd		9,500,699	9,500,699	9,500,699
Property	4.07	7940 Kentucky		9,468,051	9,468,051	9,468,051
Property	4.08	Mountain Top Distribution Center 2		7,868,277	7,868,277	7,868,277
Property	4.09	Enterprise Parkway		7,639,738	7,639,738	7,639,738
Property	4.10	Cavalier I		7,541,792	7,541,792	7,541,792
Property	4.11	1910 International		6,790,878	6,790,878	6,790,878
Property	4.12	Glen Dale		6,268,503	6,268,503	6,268,503
Property	4.13	Romeoville Bldg 2		6,170,557	6,170,557	6,170,557
Property	4.14	Enterprise Distribution Center 1		5,713,479	5,713,479	5,713,479
Property	4.15	2270 Woodale		5,582,885	5,582,885	5,582,885
Property	4.16	2950 Lexington Ave South		5,484,940	5,484,940	5,484,940
Property	4.17	Rivers Bend Center 1B		5,452,291	5,452,291	5,452,291
Property	4.18	DFW Logistics Center (Bldg 4)		5,354,346	5,354,346	5,354,346
Property	4.19	Rivers Bend Center 1C		5,158,455	5,158,455	5,158,455
Property	4.20	Territorial		5,060,510	5,060,510	5,060,510
Property	4.21	Diamond Hill 2		5,027,861	5,027,861	5,027,861
Property	4.22	Rivers Bend Center 2A		4,962,565	4,962,565	4,962,565
Property	4.23	Rivers Bend Center 1A		4,897,268	4,897,268	4,897,268
Property	4.24	Diamond Hill 3		4,864,619	4,864,619	4,864,619
Property	4.25	Whippany Business Center 1		4,799,322	4,799,322	4,799,322
Property	4.26	The Colony Land		4,636,080	4,636,080	4,636,080
Property	4.27	Shawnee Distribution Center 1		4,603,432	4,603,432	4,603,432
Property	4.28	Rivers Bend Center 2B		4,538,135	4,538,135	4,538,135
Property	4.29	7930 Kentucky		4,505,486	4,505,486	4,505,486
Property	4.30	Dues Dr Distribution Center 1		4,440,189	4,440,189	4,440,189
Property	4.31	Gibraltar		4,407,541	4,407,541	4,407,541
Property	4.32	Diamond Hill 1		4,407,541	4,407,541	4,407,541

A-1-17

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Existing
							Additional Sub Debt
Loan	ID	Property Name	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance	Non-Trust Pari Passu Balloon Balance	Amount
Property	4.33	DFW Logistics Center (Bldg 3)		4,407,541	4,407,541	4,407,541
Property	4.34	Elk Grove Distribution Center 1		4,276,947	4,276,947	4,276,947
Property	4.35	1000 Lucas Way		4,276,947	4,276,947	4,276,947
Property	4.36	Lakeview		4,244,299	4,244,299	4,244,299
Property	4.37	DFW Logistics Center (Bldg 5)		4,015,759	4,015,759	4,015,759
Property	4.38	9756 International		3,819,869	3,819,869	3,819,869
Property	4.39	350B Salem Church Rd		3,591,330	3,591,330	3,591,330
Property	4.40	6105 Trenton Ln		3,591,330	3,591,330	3,591,330
Property	4.41	300 Salem Church Rd		3,558,681	3,558,681	3,558,681
Property	4.42	Tower		3,526,033	3,526,033	3,526,033
Property	4.43	1940 Fernbrook Ln		3,526,033	3,526,033	3,526,033
Property	4.44	Production Distribution Center 1		3,428,087	3,428,087	3,428,087
Property	4.45	Culpeper		3,395,439	3,395,439	3,395,439
Property	4.46	Fairfield Distribution Center 1		3,362,790	3,362,790	3,362,790
Property	4.47	Cavalier II		3,297,494	3,297,494	3,297,494
Property	4.48	World Park II		2,938,361	2,938,361	2,938,361
Property	4.49	Diamond Hill 4		2,873,064	2,873,064	2,873,064
Property	4.50	2290-2298 Woodale		2,677,173	2,677,173	2,677,173
Property	4.51	514 Butler Rd		2,611,876	2,611,876	2,611,876
Property	4.52	Northridge II		2,481,282	2,481,282	2,481,282
Property	4.53	2222 Woodale		2,383,337	2,383,337	2,383,337
Property	4.54	Northridge I		2,285,392	2,285,392	2,285,392
Property	4.55	Romeoville Distribution Center 1		2,154,798	2,154,798	2,154,798
Property	4.56	1825 Airport Exchange		1,958,907	1,958,907	1,958,907
Property	4.57	7453 Empire - Bldg C		1,893,610	1,893,610	1,893,610
Property	4.58	Rivers Bend Center 1D		1,697,719	1,697,719	1,697,719
Property	4.59	Heathrow		1,599,774	1,599,774	1,599,774
Property	4.60	2240-2250 Woodale		1,371,235	1,371,235	1,371,235
Property	4.61	273 Industrial Way		1,191,668	1,191,668	1,191,668
Property	4.62	7453 Empire - Bldg B		1,142,696	1,142,696	1,142,696
Property	4.63	7453 Empire - Bldg A		995,778	995,778	995,778
Property	4.64	Rivers Bend Center - Land		130,594	130,594	130,594
Property	4.65	Production Distribution Center 1B		0	0	0
Property	4.66	Bridgewater Center 2		0	0	0
Property	4.67	Laraway Land 1		0	0	0
Property	4.68	Laraway Land 2		0	0	0
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)		1,569,200,000	1,569,200,000	1,569,200,000	1,365,800,000
Property	5.01	MGM Grand		855,214,000	855,214,000	855,214,000
Property	5.02	Mandalay Bay		713,986,000	713,986,000	713,986,000
Loan	6	1633 Broadway(2)(32)(34)		938,150,000	938,150,000	938,150,000	249,000,000
Loan	7	711 Fifth Avenue(2)(34)		500,000,000	500,000,000	500,000,000
Loan	8	280 North Bernardo(2)		31,000,000	31,000,000	31,000,000
Loan	9	420 Taylor Street(2)	BANC 2016-CRE1, BANC 2018-CRE4	50,000,000	50,000,000	45,180,607
Loan	10	3000 Post Oak(2)(33)	GSMS 2011-GC3	45,000,000	45,000,000	45,000,000
Loan	11	Chase Center Tower I(2)(32)		127,496,250	127,496,250	127,496,250	178,090,000
Loan	12	Chase Center Tower II(2)(32)		108,753,750	108,753,750	108,753,750	151,910,000
Loan	13	Brass Professional Center(2)		25,000,000	25,000,000	20,951,597
Loan	14	Flushing Commons(35)
Loan	15	Apollo Education Group HQ Campus(2)	CGCMT 2015-GC29	65,000,000	65,000,000	65,000,000
Loan	16	Bellagio Hotel and Casino(2)(32)(34)		1,654,950,000	1,654,950,000	1,654,950,000	1,333,800,000
Loan	17	Southcenter Mall(2)		198,000,000	198,000,000	198,000,000
Loan	18	CityLine Augusta Portfolio
Property	18.01	Belair Dyess Self Storage
Property	18.02	Wheeler Self Storage
Loan	19	364 Lincoln(29)
Loan	20	Jasmine Cove(34)	FNA 2013-M3
Loan	21	Battery Park Lofts
Loan	22	Kings Plaza(2)(33)(35)	GSMS 2013-KING	472,891,892	472,891,892	472,891,892
Loan	23	84 14th Street
Loan	24	Edge 32 Apartments
Loan	25	Cambridge Club Apartments(29)
Loan	26	1725 N Commerce Parkway
Loan	27	CityLine Hattiesburg	MLMT 2006-C1
Loan	28	OrthoSouth
Property	28.01	Primary Parkway
Property	28.02	Southaven
Loan	29	Strathmore Apartments
Loan	30	630 W Lake
Loan	31	2 Laurel Drive
Loan	32	CityLine Flagstaff	CGCMT 2014-GC19
Loan	33	968-970 Gates Ave
Loan	34	CityLine Wisconsin	UBSCM 2018-C8
Loan	35	StorQuest Self Storage - Modesto
Loan	36	StorQuest Self Storage - Ceres
Loan	37	Castle Rock Self Storage	WFRBS 2011-C5

A-1-18

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Future Debt	Whole Loan	Mezzanine
					Permitted	Interest	Interest
Loan	ID	Property Name	Existing Additional Sub Debt Description	Existing Mezzanine Debt	Type	Rate	Rate
Loan	1	Agellan Portfolio(2)(32)(33)	$172,000,000 B-Notes	31,000,000	NAP	4.53080446650124%	9.00000%
Property	1.01	Sarasota Distribution Hub
Property	1.02	Naperville Woods Office Center
Property	1.03	Southpark Business Park FOP
Property	1.04	Supervalu
Property	1.05	Plainfield Business Center IV
Property	1.06	Beltway III
Property	1.07	4405 Continental Dr
Property	1.08	Beltway IV
Property	1.09	Sandy Plains Business Park
Property	1.10	Coliseum Distribution Center #1
Property	1.11	Silber Industrial Park
Property	1.12	Southpark Business Park M
Property	1.13	West by Northwest Business Blvd
Property	1.14	Norcross Center
Property	1.15	Goshen Springs
Property	1.16	Long Point Center
Property	1.17	Corridor Park D
Property	1.18	Southport 1-4
Property	1.19	Jameel
Property	1.20	Beltway II
Property	1.21	Braker Center 4
Property	1.22	Northgreen 1-4
Property	1.23	Minimax
Property	1.24	Southpark Business Park E
Property	1.25	9385 Washington Blvd
Property	1.26	Rothway
Property	1.27	2730 Pinnacle
Property	1.28	Columbus West - Interchange Rd
Property	1.29	1346 Oakbrook Drive
Property	1.30	1230-1236 Hardt Circle
Property	1.31	Pine Forest Business Park
Property	1.32	Rittiman East Industrial Park #23 & 24
Property	1.33	1351 Oakbrook Drive
Property	1.34	1325 Oakbrook Drive
Property	1.35	490 Heartland Drive
Property	1.36	1265 Oakbrook Drive
Property	1.37	Columbus West - Business Park
Property	1.38	1155 Bowes Road
Property	1.39	1280 Oakbrook Drive
Property	1.40	Cox Business Center
Property	1.41	2002 Bloomingdale
Property	1.42	333 Charles Court
Property	1.43	483 Heartland Drive
Property	1.44	1256 Oakbrook Drive
Property	1.45	550 Heartland
Property	1.46	Rittiman East Industrial Park #22
Loan	2	Moffett Towers Buildings A, B & C(2)(32)	B-Note	None	NAP	3.49000%	NAP
Property	2.01	Moffett Towers Building A
Property	2.02	Moffett Towers Building B
Property	2.03	Moffett Towers Building C
Loan	3	Tropical Distribution Center	None	None	NAP		NAP
Loan	4	BX Industrial Portfolio(2)(32)	$85,724,445 B-Note; $129,885,523 C-Note; $53,134,987 D-Note	None	NAP	3.30503939035944%	NAP
Property	4.01	Bridgewater Center 1
Property	4.02	401 E Laraway Rd
Property	4.03	Rochelle 1
Property	4.04	350A Salem Church Rd
Property	4.05	Romeoville Bldg 1
Property	4.06	251 E Laraway Rd
Property	4.07	7940 Kentucky
Property	4.08	Mountain Top Distribution Center 2
Property	4.09	Enterprise Parkway
Property	4.10	Cavalier I
Property	4.11	1910 International
Property	4.12	Glen Dale
Property	4.13	Romeoville Bldg 2
Property	4.14	Enterprise Distribution Center 1
Property	4.15	2270 Woodale
Property	4.16	2950 Lexington Ave South
Property	4.17	Rivers Bend Center 1B
Property	4.18	DFW Logistics Center (Bldg 4)
Property	4.19	Rivers Bend Center 1C
Property	4.20	Territorial
Property	4.21	Diamond Hill 2
Property	4.22	Rivers Bend Center 2A
Property	4.23	Rivers Bend Center 1A
Property	4.24	Diamond Hill 3
Property	4.25	Whippany Business Center 1
Property	4.26	The Colony Land
Property	4.27	Shawnee Distribution Center 1
Property	4.28	Rivers Bend Center 2B
Property	4.29	7930 Kentucky
Property	4.30	Dues Dr Distribution Center 1
Property	4.31	Gibraltar
Property	4.32	Diamond Hill 1

A-1-19

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Future Debt	Whole Loan	Mezzanine
					Permitted	Interest	Interest
Loan	ID	Property Name	Existing Additional Sub Debt Description	Existing Mezzanine Debt	Type	Rate	Rate
Property	4.33	DFW Logistics Center (Bldg 3)
Property	4.34	Elk Grove Distribution Center 1
Property	4.35	1000 Lucas Way
Property	4.36	Lakeview
Property	4.37	DFW Logistics Center (Bldg 5)
Property	4.38	9756 International
Property	4.39	350B Salem Church Rd
Property	4.40	6105 Trenton Ln
Property	4.41	300 Salem Church Rd
Property	4.42	Tower
Property	4.43	1940 Fernbrook Ln
Property	4.44	Production Distribution Center 1
Property	4.45	Culpeper
Property	4.46	Fairfield Distribution Center 1
Property	4.47	Cavalier II
Property	4.48	World Park II
Property	4.49	Diamond Hill 4
Property	4.50	2290-2298 Woodale
Property	4.51	514 Butler Rd
Property	4.52	Northridge II
Property	4.53	2222 Woodale
Property	4.54	Northridge I
Property	4.55	Romeoville Distribution Center 1
Property	4.56	1825 Airport Exchange
Property	4.57	7453 Empire - Bldg C
Property	4.58	Rivers Bend Center 1D
Property	4.59	Heathrow
Property	4.60	2240-2250 Woodale
Property	4.61	273 Industrial Way
Property	4.62	7453 Empire - Bldg B
Property	4.63	7453 Empire - Bldg A
Property	4.64	Rivers Bend Center - Land
Property	4.65	Production Distribution Center 1B
Property	4.66	Bridgewater Center 2
Property	4.67	Laraway Land 1
Property	4.68	Laraway Land 2
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)	$804,400,000 B-Notes; $561,400,000 C-Notes	None	Mezzanine	3.55800%	NAP
Property	5.01	MGM Grand
Property	5.02	Mandalay Bay
Loan	6	1633 Broadway(2)(32)(34)	B-Note	None	Equityholder Debt or Debt-Like Preferred Equity	2.99000%	NAP
Loan	7	711 Fifth Avenue(2)(34)	None	None	Mezzanine	3.16000%	NAP
Loan	8	280 North Bernardo(2)	None	None	NAP	3.95000%	NAP
Loan	9	420 Taylor Street(2)	None	None	NAP	3.75000%	NAP
Loan	10	3000 Post Oak(2)(33)	None	20,000,000	NAP	4.98750%	10.00000%
Loan	11	Chase Center Tower I(2)(32)	$83,637,000 B-Note; $94,453,000 C-Note	None	NAP	4.50000486195182%	NAP
Loan	12	Chase Center Tower II(2)(32)	$71,363,000 B-Note; $80,547,000 C-Note	None	NAP	4.4999624243302%	NAP
Loan	13	Brass Professional Center(2)	None	None	NAP	4.75000%	NAP
Loan	14	Flushing Commons(35)	None	3,975,906	NAP		4.50000%
Loan	15	Apollo Education Group HQ Campus(2)	None	None	NAP	3.35000%	NAP
Loan	16	Bellagio Hotel and Casino(2)(32)(34)	$650,500,000 B-Notes; $683,300,000 C-Notes	None	Mezzanine	3.66500%	NAP
Loan	17	Southcenter Mall(2)	None	None	NAP	2.88000%	NAP
Loan	18	CityLine Augusta Portfolio	None	None	NAP		NAP
Property	18.01	Belair Dyess Self Storage
Property	18.02	Wheeler Self Storage
Loan	19	364 Lincoln(29)	None	None	NAP		NAP
Loan	20	Jasmine Cove(34)	None	None	Mezzanine		NAP
Loan	21	Battery Park Lofts	None	None	NAP		NAP
Loan	22	Kings Plaza(2)(33)(35)	None	53,000,000	NAP	3.35880%	6.00000%
Loan	23	84 14th Street	None	None	NAP		NAP
Loan	24	Edge 32 Apartments	None	None	NAP		NAP
Loan	25	Cambridge Club Apartments(29)	None	None	NAP		NAP
Loan	26	1725 N Commerce Parkway	None	None	NAP		NAP
Loan	27	CityLine Hattiesburg	None	None	NAP		NAP
Loan	28	OrthoSouth	None	None	NAP		NAP
Property	28.01	Primary Parkway
Property	28.02	Southaven
Loan	29	Strathmore Apartments	None	None	NAP		NAP
Loan	30	630 W Lake	None	None	NAP		NAP
Loan	31	2 Laurel Drive	None	None	NAP		NAP
Loan	32	CityLine Flagstaff	None	None	NAP		NAP
Loan	33	968-970 Gates Ave	None	None	NAP		NAP
Loan	34	CityLine Wisconsin	None	None	NAP		NAP
Loan	35	StorQuest Self Storage - Modesto	None	None	NAP		NAP
Loan	36	StorQuest Self Storage - Ceres	None	None	NAP		NAP
Loan	37	Castle Rock Self Storage	None	None	NAP		NAP

A-1-20

Benchmark 2020-B18
FOOTNOTES TO ANNEX A-1

(1) GACC—German American Capital Corporation or one of its affiliates; GSMC—Goldman Sachs, Mortgage Company or one of its affiliates; JPMCB—JPMorgan Chase Bank, National Association or one of its affiliates; CREFI—Citi Real Estate Funding Inc. or one of its affiliates.

(2)

Loan Number	Mortgage Loan Seller	Property Name	Cut-off Date Balance ($)	Non-Trust Pari Passu Cut-off Date Balance	Controlling Note	Governing PSA
1	JPMCB	Agellan Portfolio	$75,000,000	$156,000,000	No	Future Securitization
2	GSMC	Moffett Towers Buildings A, B & C	$75,000,000	$368,000,000	No	MOFT 2020-ABC
4	GACC	BX Industrial Portfolio	$70,000,000	$310,682,660	No	BMARK 2020-IG3
5	CREFI/GACC	MGM Grand & Mandalay Bay	$65,000,000	$1,569,200,000	No	BX 2020-VIVA
6	GACC/JPMCB	1633 Broadway	$62,850,000	$938,150,000	No	BWAY 2019-1633
7	GSMC	711 Fifth Avenue	$45,000,000	$500,000,000	No	GSMS 2020-GC47
8	GACC	280 North Bernardo	$40,000,000	$31,000,000	Yes	BMARK 2020-B18
9	JPMCB/CREFI	420 Taylor Street	$38,000,000	$50,000,000	Yes	BMARK 2020-B18
10	JPMCB	3000 Post Oak	$35,000,000	$45,000,000	Yes	BMARK 2020-B18
11	JPMCB	Chase Center Tower I	$18,213,750	$127,496,250	No	BMARK 2020-IG2
12	JPMCB	Chase Center Tower II	$15,536,250	$108,753,750	No	BMARK 2020-IG2
13	GSMC	Brass Professional Center	$32,700,000	$25,000,000	Yes	BMARK 2020-B18
15	JPMCB	Apollo Education Group HQ Campus	$26,500,000	$65,000,000	No	BMARK 2020-B17
16	JPMCB	Bellagio Hotel and Casino	$21,250,000	$1,654,950,000	No	BX 2019-OC11
17	GACC	Southcenter Mall	$20,000,000	$198,000,000	No	GSMS 2020-GC45
22	JPMCB	Kings Plaza	$14,108,108	$472,891,892	No	BMARK 2020-B17

(3)	With respect to any Mortgaged Property securing a multi–property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut–off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

●      Loan No. 1 – Agellan Portfolio

●      Loan No. 2 – Moffett Towers Buildings A, B & C

●      Loan No. 4 – BX Industrial Portfolio

●      Loan No. 5 – MGM Grand & Mandalay Bay

●      Loan No. 11 – Chase Center Tower I

●      Loan No. 12 – Chase Center Tower II

●      Loan No. 18 – CityLine Augusta Portfolio

●      Loan No. 28 – OrthoSouth

(4)

		Multifamily			Retail			Office
Loan No.	Property Name	Units	Occ.	% of UW Base Rent	NRA (sq. ft.)	Occ.	% of UW Base Rent	NRA (sq. ft.)	Occ.	% of UW Base Rent
7	711 Fifth Avenue				53,798	98.4%	78.5%	286,226	72.3%	21.5%
30	630 W Lake	18	100.0%	46.2%	10,153	100.0%	53.8%

Loan No. 4 – BX Industrial Portfolio – Five of the Mortgaged Properties are Leased Fee and account for approximately 1.9% of the total allocated loan amount. These five properties are not included in square footage calculations and do not account for any U/W Base Rent.

Loan No. 5 – MGM Grand & Mandalay Bay – Each of the related Mortgaged Properties consist of a resort and casino and, as of the trailing twelve months ending March 31, 2020 (i) with respect to the Mandalay Bay Mortgaged Property, approximately 34.1% of the revenues were from hotel rooms, approximately 30.2% of the revenues were from food and beverage sales, approximately 13.2% of the revenues were from gaming, and approximately 22.5% of the revenues were from other sources and (ii) with respect to the MGM Grand Mortgaged Property, approximately 27.2% of the revenues were from hotel rooms, approximately 29.4% of the revenues were from food and beverage sales, approximately 22.0% of the revenues were from gaming, and approximately 21.5% of the revenues were from other sources.

Loan No. 6 – 1633 Broadway – The Mortgaged Property includes 145,192 sq. ft. of theater space, constituting approximately 5.7% of the net rentable area at the Mortgaged Property, and approximately 80,000 sq. ft. of retail space, constituting approximately 3.1% of the net rentable area at the Mortgaged Property, of which approximately 40,000 sq. ft. is vacant.

A-1-21

Loan No. 16 – Bellagio Hotel and Casino – As of the trailing 12 months ended March 31, 2020, approximately 71.9% of the total revenues from the Mortgaged Property comes from sources other than the hotel operation, including the following: (a) casino (29.9%), (b) food and beverage (24.6%), (c) entertainment (9.0%), (d) retail (4.4%) and (e) other operations (3.9%).

(5)

Loan No. 3 – Tropical Distribution Center – The Mortgage Loan has an anticipated repayment date of the payment date in July 2030 (the “ARD”) and a final maturity date of the payment date in June 2034 (“Final Maturity Date”). Prior to the ARD, the Mortgage Loan accrues interest at a fixed rate equal to 3.59300% per annum (the “Initial Interest Rate”) and requires monthly payments of interest only at the Initial Interest Rate. From and after the ARD, (i) the Mortgage Loan accrues interest at the greater of (x) 6.09300% and (y) the 10–year swap rate as of the ARD plus 250 basis points (not to exceed the maximum rate permitted by applicable law) (the “Adjusted Interest Rate”) and requires monthly payments of interest only at the Initial Interest Rate, and (ii) the excess of interest accruing at the Adjusted Interest Rate over interest accruing at the Initial Interest Rate will accrue, will be deferred to the Final Maturity Date and, to the extent permitted by applicable law, will earn interest at the Adjusted Interest Rate.

Loan No. 5 – MGM Grand & Mandalay Bay – The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a final maturity date of March 5, 2032. After the ARD, the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined in the related loan agreement) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the applicable note(s) comprising a portion of the MGM Grand & Mandalay Bay Whole Loan in the manner set forth in the MGM Grand & Mandalay Bay Whole Loan documents, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan in the manner set forth in the MGM Grand & Mandalay Bay Whole Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan(s)” in this Preliminary Prospectus.

(6)	The Administrative Cost Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub–servicing fee, trustee/certificate administrator fee, operating advisor fee, and CREFC® license fee with respect to each Mortgage Loan. For purposes of this annex A–1, the definition of Administrative Fee Rate as it relates to any Non–Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub–servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non–Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. See the table titled “Non–Serviced Whole Loans” under “Summary of Terms—Offered Certificates—Servicing and Administration Fees” in this Preliminary Prospectus.

(7)

Loan No. 1 – Agellan Portfolio – On the Closing Date, JPMCB is contributing the initial interest deposit amount to the Issuing Entity to cover one month’s interest that would have accrued with respect to the whole loan at the related net mortgage rate, and each of the First Payment Date, Original Term to Maturity or ARD and Remaining Term to Maturity or ARD reflects the foregoing. The whole loan’s actual First Payment Date under the related whole loan documents is September 7, 2020, with a loan term of 60 months.

Loan No. 9 – 420 Taylor Street – On the Closing Date, the Mortgage Loan Seller is contributing the initial interest deposit amount to the Issuing Entity to cover one month’s interest that would have accrued with respect to the whole loan at the related net mortgage rate, and each of the First Payment Date, Original Term to Maturity or ARD and Remaining Term to Maturity or ARD reflects the foregoing. The whole loan’s actual First Payment Date under the related whole loan documents is September 6, 2020, with a loan term of 120 months. Beginning on the first payment date occurring on September 6, 2020, the 420 Taylor Street Whole Loan will initially have an amortization period of 60 months. Commencing on the 61st payment date occurring on September 6, 2025, of the 420 Taylor Street Whole Loan will have an interest only period of 60 months.

Loan No. 13 – Brass Professional Center – Under the terms of the related Mortgage Loan documents, the first payment date is September 6, 2020, the original interest only period and the Remaining Interest Only Period are both 12 months, and the Original Term to Maturity or ARD and Remaining Term to Maturity or ARD are both 120 months. However, due to the fact that the related mortgage loan seller will contribute an initial interest deposit amount to the Issuing Entity on the Closing Date to cover an amount that represents one–month’s interest that would have accrued with respect to the Mortgage Loan at the related net mortgage rate with respect to an August

A-1-22

2020 payment date, such Mortgage Loan is being treated as having a first payment date on August 6, 2020, an original interest only period and Remaining Interest Only Period of 13 months, and an Original Term to Maturity or ARD and Remaining Term to Maturity or ARD of 121 months.

Loan No. 18 – CityLine Augusta Portfolio – Under the terms of the related Mortgage Loan documents, the first due date is September 6, 2020, the original interest only period and the Remaining Interest Only Period is 120 months, and the Original Term to Maturity or ARD and Remaining Term to Maturity or ARD is 120 months. However, due to the fact that the related mortgage loan seller will contribute an initial interest deposit amount to the Issuing Entity on the Closing Date to cover an amount that represents one–month’s interest that would have accrued with respect to the Mortgage Loan at the related net mortgage rate with respect to an assumed August 2020 payment date, such Mortgage Loan is being treated as having a First Payment Date on August 6, 2020, an –original interest only period and – Remaining Interest Only Period of 121 months, and an Original Term to Maturity or ARD and Remaining Term to Maturity or ARD of 121 months.

Loan No. 27 – CityLine Hattiesburg – Under the terms of the related Mortgage Loan documents, the first due date is September 6, 2020, the original interest–only period and the Remaining Interest Only Period is 36 months, and the Original Term to Maturity or ARD and Remaining Term to Maturity or ARD is 120 months. However, due to the fact that the related mortgage loan seller will contribute an initial interest deposit amount to the Issuing Entity on the Closing Date to cover an amount that represents one–month’s interest that would have accrued with respect to the Mortgage Loan at the related net mortgage rate with respect to an assumed August 2020 payment date, such Mortgage Loan is being treated as having a First Payment Date on August 6, 2020, an original interest only period and Remaining Interest Only Period of 37 months, and an Original Term to Maturity or ARD and Remaining Term to Maturity or ARD of 121 months.

Loan No. 28 – OrthoSouth – Under the terms of the related Mortgage Loan documents, the first due date is September 6, 2020, the original interest-only period and the Remaining Interest Only Period is 24 months, and the Original Term to Maturity or ARD and Remaining Term to Maturity or ARD is 120 months. However, due to the fact that the related Mortgage Loan Seller will contribute an initial interest deposit amount to the Issuing Entity on the Closing Date to cover an amount that represents one–month’s interest that would have accrued with respect to the Mortgage Loan at the related net mortgage rate with respect to an August 2020 payment date, such Mortgage Loan is being treated as having a First Payment Date on August 6, 2020, an –original interest only period and – Remaining Interest Only Period of 25 months, and an Original Term to Maturity or ARD and Remaining Term to Maturity or ARD of 121 months.

(8)

Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12–month period following the Cut–off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

Loan No. 4 – BX Industrial Portfolio – With respect to Loan No. 4, BX Industrial Portfolio, the related whole loan is split between (i) a 17-month revolving floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.4 million, and (ii) an 77-month fixed rate componentized loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million evidenced by eight A-Notes, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $227.6 million, evidenced by Note A-1-B, Note A-1-C-1 and Note A-1-C-2, and Note A-1-D, each of which is subordinate to all notes with a prior alphabetical designation. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan. The BX Industrial portfolio Fixed Rate Loan and BX Industrial Portfolio Floating Rate Loan are pari passu, provided that voluntary prepayments are applied first to the BX Industrial Portfolio Floating Rate loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of the debt service coverage ratio calculations herein, LIBOR is assumed to be 0.50000%. The BX Industrial Portfolio whole loan NCF DSCR, based on a LIBOR cap of 4.00000% for the BX Industrial Portfolio floating rate loan, is 1.80x. With respect to the BX Industrial Portfolio Mortgage Loan, the debt service coverage ratios, loan-to-value ratios and debt yields include approximately $58,283,000 of the Cut-off Date Balance of the BX Industrial Portfolio Floating Rate Loan.

Loan No. 9 – 420 Taylor Street – The Underwritten NOI DSCR and Underwritten NCF DSCR was calculated based on the amortizing payments commencing on September 6, 2020 and exclude the initial interest deposit amount.

A-1-23

Loan No. 33 – 968–970 Gates Ave – The Mortgage Loan is structured with a $500,000 economic holdback as the Mortgaged Property continues to lease up. The economic holdback will be released upon the following conditions: (i) no event of default has occurred or is continuing, (ii) the NCF DSCR on the gross loan amount of $6,500,000 reaches or exceeds 1.70x, (iii) all units at the property are leased and (iv) each tenant at the Mortgaged Property has paid full and unabated rent for the month immediately preceding the borrower’s request for release of the holdback. As such, the Underwritten NOI Debt Yield, Underwritten NCF Debt Yield, Underwritten NOI DSCR, and Underwritten NCF DSCR are calculated with a reserve adjusted loan amount of $6,000,000. The unadjusted Underwritten NOI Debt Yield and unadjusted Underwritten NCF Debt Yield are 7.0% and 6.9%, respectively. The unadjusted Underwritten NOI DSCR and unadjusted Underwritten NCF DSCR are 1.63x and 1.61x, respectively.

(9)

“Hard” generally means each tenant is required to transfer its rent directly to the lender–controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over–the–counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender–controlled lockbox.

“Soft Springing Hard” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account, but upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender–controlled lockbox.

(10)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan documents).

(11)

With respect to the loans referenced below structured with A/B Notes, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut–off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the subordinate secured debt.

●      Loan No. 1 – Agellan Portfolio

●      Loan No. 2 – Moffett Towers Buildings A, B & C

●      Loan No. 4 – BX Industrial Portfolio

●      Loan No. 5 – MGM Grand & Mandalay Bay

●      Loan No. 6 – 1633 Broadway

●      Loan No. 11 – Chase Center Tower I

●      Loan No. 12 – Chase Center Tower II

●      Loan No. 16 – Bellagio Hotel and Casino

(12)

Loan No. 2 – Moffett Towers Buildings A, B & C – the increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to new recent leasing to Google and Comcast and includes the straight line average of contractual rent step increments over the lease term for investment grade tenants.

Loan No. 21 – Battery Park Lofts – The increase from the Most Recent NOI ($) to Underwritten NOI ($) at the Mortgaged Property is primarily attributable to the Mortgaged Property being in lease–up during the trailing 12–month operating period after being delivered in 2018. The property was purchased by the Sponsor in November 2019 and has since increased in occupancy after replacing the seller’s management team with a professional leasing management company, SVR Property Management, LLC.

Loan No. 24 – Edge 32 Apartments – The increase from the Most Recent NOI ($) to Underwritten NOI ($) at the Mortgaged Property is primarily attributable to the trailing 12–month period including one–time expenses incurred for repairs and maintenance, professional fees and advertising costs during lease–up.

Loan No. 30 – 630 W Lake – The increase from Most Recent NOI ($) to Underwritten NOI ($) at the Mortgaged

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Property is primarily attributable to tenants Gracie Barra and Modern Medical Artistry LLC recently taking possession of their respective spaces in 2019 and commencing paying rent and their respective pro rata share of reimbursements.

Loan No. 31 – 2 Laurel Drive – The increase from Most Recent NOI ($) to Underwritten NOI ($) at the Mortgaged Property is primarily attributable to the Mortgaged Property being vacant during redevelopment prior to the tenant Epicure Foods Corporation commencing its lease in March 2019 as well as tenants’ contractual rent steps and increased reimbursements.

(13)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A–1 to this Preliminary Prospectus.

(14)	In certain cases, in addition to an “as–is” value, the appraisal states an “as complete”, “as–stabilized” or “hypothetical” value for the related Mortgaged Property that assumes that certain events will occur with respect to retenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A–1 is the “as–is” value unless otherwise specified in this Preliminary Prospectus. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut–off Date LTV Ratio was calculated using the related “as complete”, “as–stabilized” or “hypothetical” Appraised Values, as opposed to the “as–is” Appraised Values, each as set forth in the following table:

Mortgage Loan	% of Initial Pool Balance	Mortgage Loan Cut-off Date LTV Ratio (Other Than “As–Is”)	Mortgage Loan LTV Ratio at Maturity (Other Than “As–Is”)	Appraised Value (Other Than “As–Is”)	Mortgage Loan Cut-off Date LTV Ratio (“As–Is”)	Mortgage Loan LTV Ratio at Maturity (“As–Is”)	Appraised Value (“As–Is”)
Moffett Towers Building A, B & C(1)	8.0%	38.7%	38.7%	$1,145,000,000	44.5%	44.5%	$995,000,000
MGM Grand & Mandalay Bay(2)	7.0%	35.5%(3)	35.5%(3)	$4,600,000,000	22.2%(3)	22.2%(3)	$7,352,600,000
280 North Bernardo(4)	4.3%	59.2%	59.2%	$120,000,000	71.9%	71.9%	$98,700,000
420 Taylor Street(5)	4.1%	61.3%	55.4%	$143,500,000	72.4%	65.4%	$121,500,000
Chase Center Tower I and Chase Center Tower II(6)(7)	3.6%	31.3%	31.3%	$863,500,000	34.2%	34.2%	$789,100,000
Bellagio Hotel and Casino(8)	2.3%	39.3%	39.3%	$4,260,000,000	25.8%	25.8%	$6,500,000,000

(1) The Appraised Value (Other Than “As Is”) reflects the “As Stabilized” portfolio value of $1,145,000,000 as of October 1, 2021. The “As Stabilized” value assumes that both Google and Comcast accept delivery at the Mortgaged Property and are paying unabated rent as of October 1, 2021.

(2) The Other Than As–Is Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Mortgaged Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased–Sale–Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The Appraised Value of $7,352,600,000 (“Aggregate As–Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Mortgaged Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Mortgaged Properties is owned by the MGM tenant or certain sublessees at the MGM Grand & Mandalay Bay Mortgaged Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the master lease), which granted a security interest in certain property of the MGM tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM tenant (as more particularly described in the master lease); and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the master lease due to an event of default by the MGM tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender.

(3) The Mortgage Loan Cut-off Date LTV Ratio (“As–Is”) and the Mortgage Loan LTV Ratio at Maturity (“As–Is”) based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. The Mortgage Loan Cut-off Date LTV Ratio (Other Than “As–Is”) and the Mortgage Loan LTV Ratio (Other Than “As–Is”) at Maturity based on the Aggregate Real Property Appraised Value are 35.5% and 35.5%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan.

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(4) The appraised value represents the “As Stabilized” appraised value, which assumes all free rent has burned off and rent commencement has begun. The tenant, Aurora Innovations, has begun the buildout of its space and approximately $10.9 million was reserved upfront in free rent and completion reserves. Based on the “As–is” appraised value as of October 29, 2019 equal to $98.7 million, the Cut–off Date LTV and Maturity LTV are 71.9%. In addition, the appraisal concluded to a “Hypothetical Go Dark” appraised value of $78.6 million as of October 29, 2019. Based on the “Hypothetical Go Dark” appraised value, the Cut–off Date LTV and Maturity LTV are 90.3%.

(5) The Appraised Value (Other Than “As–Is”) reflects the “Prospective Value Upon Completion (TILC Funded) / Stabilization” value, which assumes all remaining construction and tenant improvements as of May 1, 2021 have been paid for or funded. At origination, the borrowers reserved approximately $8,447,054 for all outstanding tenant improvements. The “As–Is” appraised value as of May 1, 2020 is $121.5 million, which results in a whole loan Cut–off LTV of approximately 72.4%.

(6) The Appraised Value (Other Than “As–Is”) represents the “Hypothetical As–If Funded” value, which assumes all remaining construction and tenant improvements as of December 19, 2019 have been paid for or funded. At origination, the borrowers reserved $62,678,348 for all outstanding tenant improvements and outstanding repairs. Such construction and tenant improvements have since been funded.

(7) With respect to Chase Center Tower I and Chase Center Tower II mortgage loans, the mortgage loans are cross collateralized and cross defaulted. As such the calculation are based on the aggregate Current Balance ($), Maturity/ARD Balance, UW NOI, UW NCF and Debt Services of these loans.

(8)The Appraised Value (Other Than “As–Is”) reflects the “As Leased” value solely with respect to the real property portion of the Mortgaged Property of $4,260,000,000, excluding certain intangible value attributable to the Mortgaged Property.

Loan No. 1 – Agellan Portfolio – The Appraised Value is based on an aggregate “as–is” value of the Mortgaged Properties and is inclusive of excess land value that is defined in each individual Mortgaged Property appraisal and serves as collateral for the whole loan. The excess vacant land parcels are associated with the Sarasota Distribution Hub and Supervalu properties, and may be released pursuant to satisfying conditions set forth in the whole loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus.

Loan No. 6 – 1633 Broadway – The appraisal includes the extraordinary assumption that the owner has provided a $55,980,670 capital expenditure budget that is projected to occur over the initial 10 years of the investment holding period, which was utilized to estimate the value set forth in the appraisal. Such capital expenditures are not required and have not been reserved for under the Mortgage Loan documents, and we cannot assure you that they will be made.

(15)

Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock–out for x payments.

“D(x)” means may be defeased for x payments.

“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date.

“YM0.5(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 0.5% of the amount prepaid.

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“DorYM0.5(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 0.5% of the amount prepaid.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio Mortgage Loan) under various circumstances, as described in this Preliminary Prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this Preliminary Prospectus.

(16)

Loan No. 1 – Agellan Portfolio – The lockout period will be at least 24 payments beginning with and including the first payment date of August 7, 2020. The borrowers have the option to defease the full $403.0 million Agellan Portfolio Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The assumed lockout period of 24 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

Loan No. 2 – Moffett Towers Buildings A, B & C – The defeasance lockout period will be at least 29 payment dates beginning with and including the first payment date of March 6, 2020. Defeasance of the Moffett Towers Buildings A, B & C Whole Loan in full is permitted after the date that is the earlier of (i) February 6, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. On and after March 6, 2022, the Moffett Towers Buildings A, B & C Whole Loan may be voluntarily prepaid with a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date. The assumed defeasance lockout period of 29 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

Loan No. 5 – MGM Grand & Mandalay Bay – The defeasance lockout period will be at least 28 payment dates beginning with and including the first payment date of April 5, 2020. The MGM Grand & Mandalay Bay borrowers have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 14, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release or a Default Release (as defined in the Preliminary Prospectus). The assumed lockout period of 28 payment dates is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

Loan No. 6 – 1633 Broadway – The lockout period will be at least 31 payment dates beginning with and including the first payment date of January 6, 2020. Defeasance of the whole loan in full is permitted after the date that is the earlier to occur of (i) November 25, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 31 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

Loan No. 7 – 711 Fifth Avenue – The lockout period will be at least 28 payment dates beginning with and including the first payment date of April 6, 2020. Defeasance of the 711 Fifth Avenue Whole Loan in full is permitted after the date that is the earlier to occur of (i) March 6, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 28 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

Loan No. 8 – 280 North Bernardo – The defeasance lockout period will be at least 24 payments beginning with and including the first payment date of August 6, 2020. The borrower has the option to defease the 280 North Bernardo Whole Loan in whole (and not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 29, 2023. The assumed defeasance lockout period of 24 months is based on the expected closing date of the Benchmark 2020–B18 securitization in July 2020. The actual lockout period may be longer.

Loan No. 9 – 420 Taylor Street – The lockout period will be 24 payments beginning with and including the first payment date of August 6, 2020. The borrowers may defease the whole loan in full after the earlier to occur of (i)

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two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 6, 2023. The assumed lockout period of 24 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

Loan No. 10 – 3000 Post Oak – The lockout period will be at least 28 payments beginning with and including the first payment date of April 1, 2020. The borrower may defease the whole loan in full after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 6, 2024. The assumed lockout period of 28 months is based on the expected closing date of the Benchmark 2020–B18 securitization in July 2020. The actual lockout period may be longer.

Loan Nos. 11 and 12 – Chase Center Tower I & Chase Center Tower II – The lockout period will be 27 payments beginning with and including the first payment date of May 10, 2020. The borrower may defease the whole loan in full after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 10, 2023. The assumed defeasance lockout period of 27 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual defeasance lockout period may be longer.

Loan No. 13 – Brass Professional Center – The lockout period will be at least 24 payment dates beginning with and including the adjusted first payment date of August 6, 2020 (the actual first payment date is September 6, 2020; see footnote #9 above). Defeasance of the Brass Professional Center Whole Loan in full is permitted after the date that is the earlier to occur of (i) July 10, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

Loan No. 16 – Bellagio Hotel and Casino – The lockout period will be 31 payments beginning with and including the first payment date of January 5, 2020. The borrower may defease the whole loan in full after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 15, 2022. The assumed lockout period of 31 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

Loan No. 17 – Southcenter Mall – The Southcenter Mall Loan lockout period is required to be at least 30 payments beginning with and including the first payment date of February 1, 2020. Defeasance of the full $218.0 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) January 1, 2023. The assumed lockout period of 30 months is based on the expected closing date of the Benchmark 2020–B18 securitization in July 2020. The actual lockout period may be longer.

Loan No. 22 – Kings Plaza – The lockout period will be at least 30 payment dates beginning with and including the first payment date of February 1, 2020. The borrower may defease the whole loan in full after the earlier to occur of (i) February 1, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 30 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

(17)

Partial release in connection with a partial prepayment or partial defeasance or substitution or a free release is permitted for the following loans. See “Description of the Mortgage Pool —Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus for the terms of the releases.

●      Loan No. 1 – Agellan Portfolio

●      Loan No. 2 – Moffett Towers Buildings A, B & C

●      Loan No. 4 – BX Industrial Portfolio

●      Loan No. 5 – MGM Grand & Mandalay Bay

●      Loan No. 11– Chase Center Tower I

●      Loan No. 12 – Chase Center Tower II

●      Loan No. 17 – Southcenter Mall

●      Loan No. 18 – CityLine Augusta Portfolio

●      Loan No. 22 – Kings Plaza

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(18)

The following Mortgaged Properties consists, in whole or in part, of the related borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

●      Loan No. 16 – Bellagio Hotel and Casino

●      Loan No. 22 – Kings Plaza

Loan No. 4 – BX Industrial Portfolio – the mortgaged properties in DFW Logistics Center (Bldg 4), DFW Logistics Center (Bldg 3), and DFW Logistics Center (Bldg 5) consist, in whole or in part, of the related borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests. In addition, the BX Industrial Portfolio – 2270 Woodale Mortgaged Property is subject to a condominium structure; however, the condominium is not fractured.

Loan No. 17 – Southcenter Mall – The Southcenter Mall Property is owned in fee by the borrower, except for a parking parcel containing approximately 1,350 parking spaces, in which the borrower has a sub–ground leasehold interest through June 2045. The ground rent under the lease is currently approximately $8,175 per month and resets every 10 year period subject to the methodology in the ground lease documents.

(19)

Loan No. 5 – MGM Grand & Mandalay Bay – Under the Master Lease, the MGM tenant is required to pay to the MGM Grand & Mandalay Bay borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, the MGM tenant will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five–year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Mortgaged Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. The Mortgaged Properties were acquired in a sale-leaseback transaction.

Loan No. 16 – Bellagio Hotel and Casino – The Mortgaged Property was acquired by the borrower in a sale–leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International. Bellagio, LLC and the borrower entered into a new 30–year lease, with two 10–year extension options, for Bellagio, LLC to operate the Mortgaged Property.

(20)	Loan Nos. 11 and 12 – Chase Center Tower I and Chase Center Tower II – Uber Technologies, Inc. occupies 100% NRA and is an indirect equity owner of the borrower.

(21)

The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if the landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with such tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the Mortgaged Property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.

Loan No. 4 – BX Industrial Portfolio – The Largest Tenant at the individual Mortgaged Property located at 500 HP Way, Nestor Imports, Inc. (“Nestor”), has the one–time option to terminate its lease (the "Termination Option"), effective as of the Early Termination Date (as hereinafter defined), provided that, among other things, no event of default is ongoing and prior written notice is given of Nestor’s exercise of the Termination Option (the "Early Termination Notice"), which termination shall be effective on the last day of the calendar month that is 180 days after the date upon which landlord receives such Early Termination Notice (the “Early Termination Date”). The sole tenant at the individual Mortgaged Property located at 7940 Kentucky Avenue, The United States of America, may terminate its lease, in whole or in parts, at any time effective after the October 31, 2024, by providing not less than 120 days' prior written notice to the related landlord.

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Loan No. 6 – 1633 Broadway – The 4th Largest Tenant, Morgan Stanley & Co, representing approximately 10.2% of net rentable area, has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee. The 5th Largest Tenant, Kasowitz Benson Torres, representing approximately 7.9% of the net rentable area, has the right to terminate all or any portion of one full floor of the premises located on the uppermost or lowermost floors (provided that the terminated space must be in a commercially reasonable configuration) effective as of March 31, 2024, by providing notice by March 31, 2023 and payment of a termination fee.

Loan No. 13 – Brass Professional Center – The Largest Tenant, QTC Management, representing approximately 8.0% of net rentable area, has the right to terminate its lease with respect to (i) Suite 350 (12,297 sq. ft.) effective annually beginning on April 30, 2024, with 120 days’ prior notice and payment of a termination fee and (ii) Suite 100 (5,256 sq. ft.) at any time effective as of May 1, 2023 with 365 days’ prior notice and payment of a termination fee. The 4th Largest Tenant, TNC (US) Holdings, Inc., representing approximately 5.2% of net rentable area, has the right to terminate its lease effective as of October 31, 2025 with 180 days’ prior notice and payment of a termination fee.

Loan No. 14 – Flushing Commons – The 2nd Largest Tenant, Empire Healthchoice HMO Inc., representing approximately 16.6% of the net rentable area, has the one–time option to terminate its lease on January 31, 2023 so long as the tenant gives six months’ notice and payment of a termination fee.

Loan No. 17 – Southcenter Mall – the Largest Tenant, American Multi–Cinema (“AMC”), representing approximately 8.9% of net rentable area, has the option to terminate its lease: (a) If any Law shall prohibit the use of AMC's Facility for its primary use during lease term as permitted, AMC may notify landlord and if landlord shall not, within 60 days, cause the prohibition to be lifted, then AMC may, at its option, terminate this lease by giving landlord notice thereof. If a prohibition should occur or be imposed, then for the period beginning on the occurrence or imposition and ending on the date the same shall have been lifted or this lease terminated, annual fixed rent, annual percentage rent and index rent shall be fully abated and landlord shall refund any such unearned rent paid by AMC; (b) If a court of competent jurisdiction makes a final decision that such closure shall be deemed a constructive eviction, AMC shall have a one–time right to terminate this Lease on written notice to landlord within 30–days following such decision; (c) If AMC's operations are materially adversely affected as a direct result of any breach by landlord of its representations or obligations, the rent shall abate, and in lieu thereof, AMC shall pay percentage rent only during the continuance thereof, and if such condition prohibits AMC from operating in AMC's facility for a period longer than three months, AMC may, in addition to its other remedies, terminate this Lease by giving notice to landlord of its election to do so. The Third Largest Tenant, Round One (“RO”), representing approximately 5.2% of net rentable area, has the option to terminate its lease: (a) If RO is unable to obtain a building permit within 90 days following the outside submission date, then RO shall have the option to terminate the lease by written notice delivered to landlord within 180 days following that date, so long as RO is not then in default of the lease upon applicable notice and cure periods; (b) If use permits are not issued within 90 days, then RO shall have the option to terminate the lease within 30 days, so long as RO is not then in default of this Lease upon applicable notice and cure periods; (c) If RO provides landlord with its notice of termination under the preceding paragraph (b) then landlord, at its sole option and discretion, on notice to RO given within 10 days after receipt of RO's notice of termination, shall have the right to seek to obtain the building permit on RO's behalf and at RO's expense for a period of up to 120 days after the date of RO's notice of termination, and RO shall reasonably cooperate with landlord's efforts upon request. The termination date set forth in RO's notice of termination hereunder shall be postponed during the time of landlord’s efforts, such postponement does not exceed 120 days and if landlord is unsuccessful in obtaining the building permit within said period with conditions (if any) reasonably acceptable to RO, then the lease shall terminate upon the expiration of said period; provided that if landlord is able to obtain the building permit without conditions that are unacceptable to RO, then the notice of termination given by RO shall be null and void and of no force or effect thereafter.

Loan No. 22 – Kings Plaza – The 2nd Largest Tenant, Primark, has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp., or a Primark successor, and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; however, such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within a certain radius of the Mortgaged Property, or (b) the tenant or any of its affiliates own, operate, otherwise become financially interested in any other Primark store or any other store branded under the Primark name within the radius.

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Loan No. 30 – 630 W Lake – The 5th Largest Tenant, Old Town Barbershop, representing approximately 14.1% of net rentable area, has the one–time option to terminate its lease on December 31, 2024 so long as the tenant gives nine months’ notice, there has been no event of default by the tenant under the lease, and payment of a termination fee.

(22)

The following major tenants (listed on Annex A–1) are currently subleasing all or a significant portion of its leased space:

Loan No. 4 – BX Industrial Portfolio – The sole tenant at the 1910 International Mortgaged Property and the Culpeper Mortgaged Property, and the Largest Tenant at the 7453 Empire Bldg B Mortgaged Property, each has subleased their space.

Loan No. 6 – 1633 Broadway – The Largest Tenant, Allianz Asset Management of America L.P., subleases 20,600 sq. ft. of suite 4600 (totaling 54,118 sq. ft.) to Triumph Hospitality at a base rent of $46.80 PSF through December 30, 2030. Triumph Hospitality further subleases 3,000 sq. ft. of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 PSF through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease. The 2nd Largest Tenant, WMG Acquisition Corp, subleases 3,815 sq. ft. of suite 0400 (totaling 36,854 sq. ft.) to Cooper Investment Partners LLC at a base rent of $58.37 PSF on a month–to–month basis. Underwritten base rent is based on the contractual rent under the prime lease. The 5th Largest Tenant, Kasowitz Benson Torres, subleases a collective 32,487 sq. ft. of Suite 2200 (totaling 50,718 sq. ft.) to three tenants. Delcath Systems, Inc. subleases 6,877 sq. ft. and pays a rent of $68.50 PSF through February 28, 2021; Avalonbay Communities subleases 12,145 sq. ft. through October 31, 2026 and pays a current rent of $74.00 PSF; Cresa New York subleases 13,195 sq. ft. and pays a rent of $65.00 PSF through April 30, 2021. Underwritten base rent is based on the contractual rent under the prime lease.

Loan No. 10 – 3000 Post Oak – The Largest Tenant, Bechtel Oil, Gas and Chemicals, Inc., subleases 1,447 square feet to Chevron Federal Credit Union. In certain instances, the tenant has entered into one or more subleases for a de minimis portion of its total leased space or leased a portion of its space to an affiliate. In each such case, the applicable tenant, as presented herein, remains fully responsible in all material respects for the contractual lease terms.

(23)

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 15 Mortgage Loans and certain tenants representing more than 25% of the net rentable area of a Mortgaged Property, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations¬—Other” in this Preliminary Prospectus.

The tenants shown in Annex A–1 have signed leases but may or may not be open for business as of the Cut–off Date.

Loan No. 2 – Moffett Towers Buildings A, B & C – Google, representing 85.7% of net rentable area, has executed a lease for Building B but has not yet accepted delivery or begun paying rent. Google is expected to take possession of Building B in January 2021. Additionally, due to the ongoing COVID–19 pandemic, it may delay the delivery of the remaining space that Google is expected to take in Building B which would impact and/ or delay the rent commencement date for such space. We cannot assure you if or when the space will be delivered or when Google will begin paying rent on their delivered space. Google took possession of the initial phase of their space in Building C (96,282 sq. ft. of the total 181,196) on March 1, 2020 and took possession of the remaining space in Building C (84,914 sq. ft. of the total 181,196) on July 1, 2020.

Loan No. 2 – Moffett Towers Buildings A, B & C – Comcast, representing 11.7% of the net rentable area, has executed a lease extension and relocation for 111,707 sq. ft. The relocation space consists of 40,296 sq. ft. and Comcast is expected to take possession of the relocation space in November 2020 and begin paying rent on both the existing space and relocation space in March 2021. We cannot assure you that the tenant will occupy its space or commence the payment of rent as expected or at all.

Loan No. 6 – 1633 Broadway – New Mountain Capital, LLC, representing 4.2% of the net rentable area, has executed a lease but has not yet taken occupancy or begun paying rent.

Loan No. 7 – 711 Fifth Avenue – Ralph Lauren, representing approximately 11.4% of the net rentable area, is dark with respect to 38,638 sq. ft. of its space. The tenant continues to operate the 7,436 sq. ft. Polo Bar at the mortgaged property which is temporarily closed.

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Loan No. 8 – 280 North Bernardo – Aurora Innovations, representing 100.0% of the net rentable area has executed a lease and has taken possession of their space but has not yet completed the buildout of its space and therefore has not begun occupying. As a result of the COVID–19 pandemic, the tenant was offered and accepted a 3–month forebearance period from the landlord until August 18, 2020.

Loan Nos. 11 and 12 – Chase Center Tower I & Chase Center Tower II – The Largest Tenant, Uber Technologies, Inc., representing 100.0% of the net rentable area of the Mortgaged Properties, executed two leases for the premises in March 2018. Uber has begun paying rent in September and October 2019, but is not yet in occupancy. Uber was expected to begin taking occupancy in June 2020 upon completion of the buildout of Uber’s space, which has been temporarily delayed due to the impact of the COVID–19 pandemic.

Loan No. 22 – Kings Plaza – Though currently in occupancy and paying rent, Forever 21 has been underwritten as vacant. Forever 21 has been in occupancy at the Mortgaged Property since 2010 pursuant to a lease expired in January 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. The Forever 21 tenant and the borrower are currently negotiating a 3–year renewal with the tenant, which is pending court approval.

(24)

The following Mortgage Loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants–in–common. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—– Tenancies–in–Common or Diversified Ownership” in this Preliminary Prospectus for further information.

●      Loan No. 6 – 1633 Broadway

●      Loan No. 9 – 420 Taylor Street

●      Loan No. 14 – Flushing Commons

(25)

All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

Loan No. 6 – 1633 Broadway – On the loan origination date, the borrowers provided a guaranty from Paramount Group Operating Partnership LP of up to $4,000,000 and funded a reserve of approximately $36,389,727 with respect to unfunded tenant improvements, tenant allowance and leasing commissions and free rent obligations consisting of (a) $24,105,228 for certain outstanding tenant improvements, (b) $804,393 for certain outstanding leasing commissions and (c) $15,480,107 for certain outstanding free rent. Subsequently, the borrowers substituted a letter of credit for the cash on reserve in such reserve account. The borrower has requested a reduction of the amount outstanding with regards to the letter of credit. The requested reduction amount is $15,248,699, which would reduce the letter of credit to $17,427,359.

Loan No. 7 – 711 Fifth Avenue – The borrower funded $2,000,000 at origination for estimated costs in connection with obtaining a new temporary or permanent certificate of occupancy to replace the temporary certificate of occupancy that expired in November 2019. The borrower obtained a temporary certificate of occupancy that was effective as of March 24, 2020, and the $2,000,000 has been disbursed to the borrower.

(26)

All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

Loan No. 9 – 420 Taylor Street – The borrowers were required at loan origination to deposit $1,222,625.16 (the “Minimum Balance”) into the Upfront Other Reserves ($) (amount so deposited referred to as “Debt Service Reserve Funds”), which the lender (a) so long as the Minimum Balance is in the form of cash and provided the Letter of Credit Proceeds Reserve Funds (as defined below) are insufficient to pay the monthly debt service payment, is required to disburse if the borrower makes a disbursement request in accordance with the whole loan documents or (b) may disburse in its sole discretion to satisfy the payment of the monthly debt service payment if the lender determines that rents generated from the Mortgaged Property may not be sufficient to make the monthly debt service payment. On each payment date following any application of the Debt Service Reserve Funds pursuant to the foregoing sentence, the borrowers are required to deposit into the Monthly Other Reserves ($) all sums remaining in the cash management account after payment of debt service, required reserves, operating expenses, and approved extraordinary expenses until the balance therein equals the Minimum Balance or, on or after September 6, 2025, the amount equal to then–current monthly debt service payment amount multiplied by three. The “Letter of Credit Proceeds Reserve Funds” means the portion of the security deposit delivered by the sole tenant at the Mortgaged Property, including the proceeds resulting from the drawing upon a letter of credit, that the borrowers are permitted to hold and apply, including if the borrowers draw upon a letter of

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credit to cure a non–payment of such sole tenant, which such proceeds are required to be deposited with the lender.

Loan No. 9 – 420 Taylor Street – During the term of the 420 Taylor Street Whole Loan, at any time that the borrowers draw on the letter of credit given by the sole tenant at the Mortgaged Property, NextDoor, to the borrowers as security for the NextDoor lease, the borrowers are required to cause such proceeds to be deposited into a letter of credit proceeds reserve account (such proceeds, the “Letter of Credit Proceeds Reserve Funds”).

Loan No. 20 – Jasmine Cove – The borrower was required at loan origination to deposit $303,406 (the “Debt Service Reserve Funds”) into the Upfront Other Reserves ($), which the lender (a) is required to disburse if the borrower makes a disbursement request in accordance with the Mortgage Loan documents or (b) may disburse in its sole discretion to satisfy the payment of the monthly debt service payment if the lender determines that rents generated from the Mortgaged Property may not be sufficient to make the monthly debt service payment. On each payment date following any application of the Debt Service Reserve Funds pursuant to the foregoing sentence, the borrower is required to deposit into the Monthly Other Reserves ($) an amount equal to the gross income from the operation of the Mortgaged Property minus the operating expenses and the monthly debt service amount payment and other required deposits until the aggregate amount on reserve equals $303,406 (the “Minimum Balance”). Upon the borrower’s satisfaction of the Debt Service Reserve Reduction Criteria (as defined below), the Minimum Balance is required to be reduced to $151,703, and any amounts then on deposit in excess of such reduced minimum balance is required to be deposited into the lockbox account. In addition, upon the borrower’s satisfaction of the Debt Service Reserve Release Criteria (as defined below), all amounts then on deposit in excess of such reduced minimum balance is required to be deposited into the lockbox account. The “Debt Service Reserve Reduction Criteria” means (i) no event of default has occurred and is continuing, (ii) no fewer than 12 months have passed since any Debt Service Reserve Funds were last disbursed, and (iii) the maintenance of a debt service coverage ratio of 1.00x or greater for 12 consecutive months based upon the trailing one–month periods immediately preceding the date of determination. The “Debt Service Reserve Release Criteria” means (i) no event of default has occurred and is continuing, (ii) no fewer than 24 months have passed since any Debt Service Reserve Funds were last disbursed, and (iii) the maintenance of a debt service coverage ratio of 1.00x or greater for 24 consecutive months based upon the trailing one–month periods immediately preceding the date of determination.

Loan No. 21 – Battery Park Lofts – A debt service reserve (equal to $207,000, or approximately three months of debt service) was reserved by the borrower at closing. An additional $34,500 will be collected monthly for the first six months of the loan term. Altogether, the sum of initial and monthly reserves will total approximately six months of principal and interest payments.

Loan No. 24 – Edge 32 Apartments – A debt service reserve (equal to $145,831, or approximately three months of debt service) was reserved by the borrower at closing. An additional $24,305 will be collected monthly for the first six months of the loan term. Altogether, the sum of initial and monthly reserves will total approximately six months of principal and interest payments.

Loan No. 30 – 630 W Lake – The monthly replacement reserve will not be required on any monthly payment date to the extent that such deposit would cause the amount of the replacement reserve to exceed the aggregate sum of 36 months of monthly replacement reserve deposits.

Loan No. 37 – Castle Rock Self Storage – Borrower shall be required to make the replacement reserve monthly deposits only to the extent that the amount of funds on deposit in the replacement reserve account is less than the product of 36 and $669.25.

(27)	Loan No. 8 – 280 North Bernardo – On a monthly basis beginning with the payment date in August 2021, the borrower will be required to deposit approximately $1,389 into a replacement reserve account, capped at approximately $50,019, for capital expenditures, so long as no trigger period is in effect(and the borrower has not drawn down funds from the reserve to pay debt service). In the event funds in the Debt Service Reserve are not fully drawn down upon, the borrower is obligated to replenish such reserve up to an amount equal to approximately six months of debt service (or $1,402,250). In the event funds in the Debt Service Reserve are fully drawn down upon, the borrower is obligated to replenish such reserve up to an amount equal to approximately twelve months of debt service (or $2,804,500). In the event that the funds in the Landlords Work Reserve are determined to be less than the sum of (a) the cost to complete the landlord’s work and (b) the amount the lender reasonably believes will become payable by the property manager under the manager reimbursement agreement, the borrower will be required to deposit funds to cure the deficiency.

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(28)

Loan No. 13 – Brass Professional Center – The borrower is required to deposit into the Tax reserve (i) approximately $218,019 only on the payment dates occurring in September 2020 and October 2020 and (ii) approximately $109,010 thereafter. The borrower is required to deposit into the TI/LC reserve (i) $143,309 on each payment date occurring from September 2020 to and including the payment date in August 2021 and (ii) approximately $59,977 on each payment date thereafter.

Loan No. 31 – 2 Laurel Drive – The monthly leasing reserve is a TI/LC reserve in an amount equal to (i) $1,531.25 for the first payment date through the payment date in August 2024 and (ii) $3,368.75 for the payment date occurring in September 2024 and thereafter.

(29)

Loan No. 19 – 364 Lincoln – In the event a cash sweep event occurs as a result of the debt service coverage ratio based on the trailing three–month period immediately preceding the date of determination is less than 1.30x (a “DSCR Trigger Event”),, the borrower may cure such cash sweep event by making a deposit into the Monthly Other Reserves ($) in the form of cash and/or a letter of credit in an amount no less than an amount which, if applied to the then outstanding principal balance of the Mortgage Loan, would result in the achievement of a debt service coverage ratio for two consecutive quarters based upon the trailing three–month period immediately preceding the date of determination of 1.35x (such deposit, a “DSCR Cure Deposit”). Each DSCR Cure Deposit will be effective for a period of 12 months and the borrower may prevent a subsequent DSCR Trigger Event after the initial 12–month period by depositing with the lender an additional DSCR Cure Deposit.

Loan No. 25 – Cambridge Club Apartments – At origination of the Mortgage Loan, the borrower deposited a letter of credit in the amount of $300,000 for the debt service reserve. Beginning with the monthly payment date occurring on July 6, 2021 and on each monthly payment date thereafter, so long as all debt service reserve reduction conditions are satisfied on each such monthly payment date, the amount of the debt service letter of credit required to be on deposit with the lender will be reduced by $50,000 on each such monthly payment date until such amount is reduced to $0.

(30)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in this Preliminary Prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
1.26	Agellan Portfolio – Rothway	$982,630	0.1%	$3,000,000	Yes	7/15/2028
3	Tropical Distribution Center	$75,000,000	8.0%	$5,000,000	No	5/11/2030
4	BX Industrial Portfolio(1)	$70,000,000	7.5%	$25,000,000	Yes	9/26/2024
4	BX Industrial Portfolio(1)	$70,000,000	7.5%	$10,000,000	Yes	9/26/2024
5	MGM Grand & Mandalay Bay	$65,000,000	7.0%	$25,000,000	Yes	2/14/2025
6	1633 Broadway	$62,850,000	6.7%	$25,000,000	Yes	10/2/2020
7	711 Fifth Avenue	$45,000,000	4.8%	$5,000,000	Yes	3/6/2033
11	Chase Center Tower I	$18,213,750	1.9%	$20,000,000	Yes	3/12/2033
12	Chase Center Tower II	$15,536,250	1.7%	$20,000,000	Yes	3/12/2033
16	Bellagio Hotel and Casino	$21,250,000	2.3%	$25,000,000	Yes	11/15/2024

(1) The BX Industrial Portfolio Mortgage Loan has two environmental policies, a Pollution Legal Liability Policy from Allied World Assurance Company (U.S.) Inc. with an aggregate limit of $10,000,000 and a pollution Liability Policy from Steadfast Insurance Company with aggregate limits of $25,000,000.

(31)

Loan No. 1 – Agellan Portfolio – The aggregate liability of the Guarantor with respect to the matters that constitute full recourse carveouts (each, a “Full Recourse Event”) under the Agellan Portfolio Whole Loan documents may not exceed an amount equal to (x) 20% of the outstanding principal balance of the Agellan Portfolio Whole Loan as of the first occurrence of a Full Recourse Event plus (y) any and all reasonable third–party costs incurred by the lender (including reasonable and out–of–pocket attorney’s fees and costs) in connection with the enforcement of the Full Recourse Event thereunder and the collection of amounts due thereunder.

Loan No. 5 – MGM Grand & Mandalay Bay – The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the MGM Grand & Mandalay Bay Borrowers are liable for breaches of environmental covenants; provided, however, that if the MGM Grand & Mandalay Bay Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage

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amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

Loan No. 10 – 3000 Post Oak – Under the limited liability company agreement (the “LOPO 2 LLC Agreement”) of LOPO 2 LLC, which indirectly owns 100% of the borrower (“LOPO 2”), between Norman Bobrow and FG US Holdings 2, LLC, as consideration for executing and delivering the guaranty for the 3000 Post Oak Whole Loan (the “Guaranty”), Norman Bobrow is required to be paid by LOPO 2, as an operating expense of LOPO 2, a fee of $350,000 per annum, payable in monthly installments equal to $29,166.67, for so long as, among other conditions: (i) Norman Bobrow remains a member of LOPO 2, and/or (ii) unless Norman Bobrow has been removed as a member of LOPO 2 for cause under the LOPO 2 LLC Agreement, the Guaranty remains in effect.

Loan Nos. 11, and 12, Chase Center Tower I, and Chase Center Tower II – In each case, the related mortgage loan does not have a separate Principal / Carveout Guarantor, and each of the related borrowers is the only indemnitor under the related environmental indemnity agreement. See “Description of the Mortgage Pool—Non–Recourse Carveout Limitations” for additional information.

Loan No. 16 – Bellagio Hotel and Casino – The aggregate liability of the related Carve–out Guarantor with respect to the full recourse carveouts is capped at 10% of the principal balance of the Mortgage Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third–party costs actually incurred by the lender and/or any administrative agent (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due.

Loan No. 17 – Southcenter Mall – The aggregate liability of the related Guarantor with respect to the full recourse carveouts is capped at 20% of the outstanding principal balance of the whole loan.

(32)

Loan No.	Mortgage Loan	Senior Notes Cut-off Date Balance	Subordinate Notes Cut-off Date Balance	Total Mortgage Debt Cut-off Date Balance(1)	Total Senior Notes U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Total Senior Notes Cut-off Date LTV	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Total Senior Notes U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
1	Agellan Portfolio	$231,000,000	$172,000,000	$403,000,000	3.04x	1.78x	41.9%	73.1%	15.7%	9.0%
2	Moffett Towers Building A, B & C	$443,000,000	$327,000,000	$770,000,000	3.63x	2.09x	38.7%	67.2%	13.1%	7.5%
4	BX Industrial Portfolio(2)	$380,682,660	$268,744,955	$649,427,615	3.57x	2.09x	39.6%	67.6%	12.8%	7.5%
5	MGM Grand & Mandalay Bay(2)	$1,634,200,000	$1,365,800,000	$3,000,000,000	4.95x	2.70x	35.5%	65.2%	17.9%	9.7%
6	1633 Broadway	$1,001,000,000	$249,000,000	$1,250,000,000	3.84x	3.08x	41.7%	52.1%	11.9%	9.5%
11	Chase Center Tower I(4)	$145,710,000	$178,090,000	$323,800,000	3.87x	1.36x	31.3%	69.5%	13.9%	6.2%
12	Chase Center Tower II(4)	$124,290,000	$151,910,000	$276,200,000	3.87x	1.36x	31.3%	69.5%	13.9%	6.2%
16	Bellagio Hotel and Casino	$1,676,200,000	$1,333,800,000	$3,010,000,000	8.42x	4.06x	39.3%	70.7%	28.3%	15.7%

(1) Includes any related pari passu companion loan(s) and subordinate secured companion loan(s), and excludes any related mezzanine loan(s).

(2) The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.0000%) plus a spread of 1.45000%. The information presented in the table above relating to the Senior Notes reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut–off Date balance of the BX Industrial Portfolio Floating Rate Loan (which is assumed to pay pro rata with the BX Industrial Portfolio Senior Fixed Rate Loan). The information above related to the Total Mortgage Debt includes the entire principal balance of the BX Industrial Portfolio Whole Loan. For purposes of the debt service coverage ratio calculations above and herein, LIBOR is assumed to be 0.50000%.

(3) LTV is calculated using the appraised value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties.

(4) In the case of Loan Nos. 11 and 12, the Chase Center Tower I and II Mortgage Loans, the mortgage loans are cross–collateralized and cross–defaulted. As such, all calculations herein are based on the aggregate Current Balance (%), Maturity/ARD Balance ($), UW NOI, UW NCF and Debt Services of the Chase Center Tower Mortgage Loans.

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(33)

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date or ARD	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio	Total Debt U/W NCF DSCR(1)	Total Debt U/W NOI Debt Yield(1)
1	Agellan Portfolio	$75,000,000	8.0%	$31,000,000	9.00%	8/7/2025	Yes	78.8%	1.54x	8.3%

10	3000 Post Oak	$35,000,000	3.7%	$20,000,000	10.00%	3/1/2025	Yes	69.5%	1.46x	9.6%

22	Kings Plaza(2)	$14,108,108	1.5%	$53,000,000	6.00%	1/1/2030	Yes	60.0%	1.73x	9.6%

(1) Calculated including any related pari passu companion loan(s), related subordinate companion loan(s) and mezzanine debt.

(2) The Kings Plaza Mezzanine Loan is interest only for the first five years of the loan term then fully amortizing based on a five–year schedule. Total Debt DSCR is based on the first 12 month period of the amortization period of the loan. The mezzanine loan is fully amortized by the maturity date of January 1, 2030, pursuant to a fixed amortization scheduled.

(34)

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
5	MGM Grand & Mandalay Bay	$65,000,000	7.0%	Yes	4.81x	67.0%(1)	NAP
6	1633 Broadway(2)	$62,850,000	6.7%	Yes	3.08x	52.08%	9.35%
7	711 Fifth Avenue(3)	$45,000,000	4.8%	Yes	2.80x	54.5%	8.98%
16	Bellagio Hotel and Casino	$21,250,000	2.3%	Yes	4.24x	72.0%	N/A
20	Jasmine Cove	$15,000,000	1.6%	Yes	1.48x	65.15%	N/A

(1) Combined Maximum LTV is based on appraisals ordered by the lender in connection with the closing of the mezzanine loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the mezzanine loan

(2) The permitted mezzanine Loan may bear a floating rate of interest (subject to an interest rate cap agreement with a “reasonable strike price”), and may alternately take the form of debt-like preferred equity.

(3) The borrower has the right to incur additional indebtedness in the form of a mezzanine loan, that will be in no event greater than $35,000,000.

(35)

No. 14 – Flushing Commons – Flushing Commons Owner, LLC (“IC Lender”), the sole owner of Flushing Commons Laboz, LLC, a borrower under the Flushing Commons Mortgage Loan, provided a $3,975,906.15 loan (the “Intercompany Loan”) to Thor Flushing Commons Investment BR LLC (the “IC Borrower”), the sole owner of Thor Flushing Commons LLC (one of the borrowers under the Flushing Commons Mortgage Loan), another borrower under the Flushing Commons Mortgage Loan. The Intercompany Loan is secured by a pledge of the IC Borrower’s interest in Thor Flushing Commons LLC. With respect to the Intercompany Loan, the rights of the IC Lender are subject and subordinate to the Flushing Commons Mortgage Loan.

Loan No. 22 – Kings Plaza – The Kings Plaza Whole Loan documents permit the pledge by The Macerich Company, Macerich Partnership, L.P., and/or their affiliates of their indirect ownership interest in the related borrower to a qualified real estate investor (with total assets in name or under management in excess of $2 billion and, except with respect to pension advisory firm or similar fiduciary, capital/ statutory surplus, shareholder equity or net worth in excess of $1 billion) (a “QREI”) as part of a credit facility upon certain conditions, including (i) no event of default has occurred and is continuing; (ii) the value of the mortgaged property constitutes no more than 15% of the value of all assets securing such credit facility and (iii) neither the granting of the pledge nor exercise of any remedies will result in a change of the manager unless the replacement manager is a qualified manager (generally, any of certain specified national property management firms or a reputable and experienced management organization having at least seven years' experience in managing at least seven regional malls, other than the mortgaged property, of not less than 400,000 square feet (inclusive of anchor space) with at least one anchor store and totaling at least 5,000,000 square feet (including owned or leased anchor stores) of gross leasable area, which is not the subject of a bankruptcy or similar insolvency proceeding.

A-1-36

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-2

Distribution of Cut-off Date Balances(1)(2)(3)
						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
$4,000,000	-	$7,499,999	9	$52,975,000	5.7%	4.0452%	120	2.21x	59.0%	55.7%
$7,500,000	-	$14,999,999	8	$85,738,108	9.2%	4.0184%	119	1.99x	62.0%	57.0%
$15,000,000	-	$24,999,999	7	$127,700,000	13.7%	3.6395%	101	4.16x	45.1%	44.4%
$25,000,000	-	$49,999,999	7	$245,200,000	26.2%	3.9069%	103	2.38x	58.7%	56.2%
$50,000,000	-	$75,000,000	6	$422,850,000	45.3%	3.6562%	100	3.48x	44.6%	44.6%
Total/Weighted Average			37	$934,463,108	100.0%	3.7750%	104	3.07x	50.8%	49.4%

Distribution of Mortgage Rates(1)(2)(3)
						Weighted Averages
Range of Mortgage Rates as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
2.8800%	-	3.9999%	22	$665,728,108	71.2%	3.4791%	107	3.47x	47.8%	47.4%
4.0000%	-	4.2499%	7	$75,230,000	8.1%	4.1555%	120	1.63x	63.9%	58.0%
4.2500%	-	4.7499%	6	$125,805,000	13.5%	4.5225%	85	2.52x	51.4%	50.1%
4.7500%	-	4.9875%	2	$67,700,000	7.2%	4.8728%	87	1.76x	64.0%	58.3%
Total/Weighted Average			37	$934,463,108	100.0%	3.7750%	104	3.07x	50.8%	49.4%

Property Type Distribution(1)(2)(3)(7)

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Number of Units or NRA	Cut-off Date Balance per # of Units or NRA	Mortgage Rate	Stated Remaining Term (Mos.)(6)	Occupancy	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
Office	20	$389,338,731	41.7%	6,953,542	$399	3.8050%	100	97.7%	2.93x	49.3%	47.6%
Suburban	9	$193,425,579	20.7%	2,835,032	$362	3.8482%	106	96.9%	2.96x	51.0%	49.0%
CBD	9	$188,313,151	20.2%	4,088,604	$442	3.7468%	92	98.3%	2.94x	47.6%	46.4%
Medical	2	$7,600,000	0.8%	29,906	$256	4.1500%	121	100.0%	1.81x	47.6%	40.3%
Industrial	106	$208,898,793	22.4%	17,213,098	$59	3.8865%	89	93.4%	2.83x	51.3%	50.9%
Warehouse/Distribution	60	$158,053,294	16.9%	12,328,260	$61	3.8006%	96	96.8%	2.69x	54.6%	54.1%
Flex	35	$38,376,429	4.1%	3,398,762	$50	4.3399%	65	90.7%	3.18x	41.3%	41.3%
Warehouse/Storage	3	$5,995,166	0.6%	723,662	$54	3.5500%	75	21.0%	3.57x	39.6%	39.6%
Manufacturing	4	$3,413,199	0.4%	428,799	$44	3.5500%	75	94.6%	3.57x	39.6%	39.6%
Warehouse	3	$2,700,260	0.3%	295,111	$46	3.6942%	73	89.8%	3.50x	39.9%	39.9%
R&D/Flex	1	$360,446	0.0%	38,504	$51	3.5500%	75	100.0%	3.57x	39.6%	39.6%
Hospitality	3	$86,250,000	9.2%	13,681	$231,871	3.4624%	115	91.5%	5.80x	36.4%	36.4%
Full Service	3	$86,250,000	9.2%	13,681	$231,871	3.4624%	115	91.5%	5.80x	36.4%	36.4%
Multifamily	7	$81,000,000	8.7%	583	$191,225	4.1084%	120	92.2%	1.64x	66.0%	61.2%
Mid Rise	4	$48,700,000	5.2%	213	$259,902	4.1533%	120	90.0%	1.53x	67.2%	61.1%
Garden	3	$32,300,000	3.5%	370	$87,677	4.0408%	120	95.5%	1.81x	64.2%	61.4%
Retail	3	$62,108,108	6.6%	1,624,865	$646	3.2457%	115	86.5%	3.90x	46.3%	46.3%
Super Regional Mall	2	$34,108,108	3.7%	1,594,865	$411	3.0780%	114	89.3%	5.10x	35.4%	35.4%
Unanchored	1	$28,000,000	3.0%	30,000	$933	3.4500%	116	83.0%	2.45x	59.6%	59.6%
Self Storage	8	$53,805,000	5.8%	775,173	$71	4.2662%	121	85.8%	2.11x	60.5%	57.4%
Mixed Use	2	$51,720,000	5.5%	360,296	$1,438	3.2276%	116	79.6%	2.81x	55.8%	55.8%
Office/Retail	1	$45,000,000	4.8%	340,024	$1,603	3.1600%	116	76.5%	2.90x	54.5%	54.5%
Multifamily/Retail	1	$6,720,000	0.7%	20,272	$331	3.6800%	117	100.0%	2.22x	64.6%	64.6%
Other	5	$1,342,476	0.1%	0	$0	3.5500%	75	0.0%	3.57x	39.6%	39.6%
Total/Weighted Average	154	$934,463,108	100.0%			3.7750%	104	93.2%	3.07x	50.8%	49.4%

A-2-1

Annex A-2

Geographic Distribution(1)(2)(3)(7)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
California	10	$196,018,495	21.0%	3.6573%	107	3.00x	46.2%	45.0%
Northern	10	$196,018,495	21.0%	3.7%	107	3.00x	46.2%	45.0%
Southern	0	$0	0.0%	0.0%	0	0.00x	0.0%	0.0%
New York	8	$194,058,108	20.8%	3.3808%	116	2.92x	53.1%	53.1%
New York City	7	$186,758,108	20.0%	3.3648%	116	2.94x	52.8%	52.8%
New York State	1	$7,300,000	0.8%	3.8%	120	2.41x	60.6%	60.6%
Nevada	4	$161,250,000	17.3%	3.5232%	117	4.08x	51.2%	51.2%
Texas	27	$106,886,643	11.4%	4.7413%	78	2.25x	55.8%	52.2%
Other	105	$276,249,862	29.6%	3.9085%	94	2.97x	50.3%	47.8%
Total/Weighted Average	154	$934,463,108	100.0%	3.7750%	104	3.07x	50.8%	49.4%

Distribution of Cut-off Date LTV Ratios(1)(2)(3)

						Weighted Averages
Range of LTV Ratios as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
22.2%	-	54.9%	16	$529,058,108	56.6%	3.5554%	95	3.96x	40.6%	40.5%
55.0%	-	59.9%	4	$112,250,000	12.0%	4.1348%	99	2.33x	58.1%	58.1%
60.0%	-	64.9%	8	$103,375,000	11.1%	4.0119%	120	1.84x	62.2%	58.8%
65.0%	-	69.9%	6	$134,600,000	14.4%	3.8506%	120	1.87x	67.4%	65.4%
70.0%	-	72.9%	3	$55,180,000	5.9%	4.5204%	121	1.36x	71.7%	60.2%
Total/Weighted Average			37	$934,463,108	100.0%	3.7750%	104	3.07x	50.8%	49.4%

Distribution of LTV Ratios at Maturity Date or ARD(1)(2)(3)

						Weighted Averages
Range of LTV Ratios as of the Maturity Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
22.2%	-	49.9%	14	$469,950,000	50.3%	3.5991%	93	4.09x	38.9%	38.8%
50.0%	-	54.9%	3	$65,738,108	7.0%	3.2914%	116	2.82x	55.4%	54.0%
55.0%	-	59.9%	10	$202,275,000	21.6%	4.0703%	109	1.97x	61.0%	57.5%
60.0%	-	68.2%	10	$196,500,000	21.0%	4.0533%	120	1.87x	67.2%	64.9%
Total/Weighted Average			37	$934,463,108	100.0%	3.7750%	104	3.07x	50.8%	49.4%

Annex A-2

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)(3)

						Weighted Averages
Range of Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
1.20x	-	1.44x	4	$63,500,000	6.8%	4.4897%	121	1.34x	70.9%	59.3%
1.45x	-	1.49x	2	$21,225,000	2.3%	4.0956%	120	1.48x	64.6%	58.8%
1.50x	-	1.74x	3	$64,280,000	6.9%	3.9329%	121	1.66x	63.9%	59.3%
1.75x	-	2.49x	12	$254,750,000	27.3%	3.9974%	111	2.13x	62.1%	61.5%
2.50x	-	3.49x	6	$151,358,108	16.2%	3.9841%	89	2.99x	48.1%	48.1%
3.50x	-	8.42x	10	$379,350,000	40.6%	3.3779%	98	4.36x	37.9%	37.9%
Total/Weighted Average			37	$934,463,108	100.0%	3.7750%	104	3.07x	50.8%	49.4%

A-2-2

Annex A-2

Distribution of Original Terms to Maturity or ARD(1)(2)(3)

						Weighted Averages
Range of Original Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
59	-	59	2	$33,750,000	3.6%	3.5220%	56	3.87x	31.3%	31.3%
60	-	61	3	$136,500,000	14.6%	4.4722%	59	3.04x	46.4%	46.4%
77		77	1	$70,000,000	7.5%	3.5500%	75	3.57x	39.6%	39.6%
120	-	121	31	$694,213,108	74.3%	3.6729%	118	2.99x	53.7%	51.8%
Total/Weighted Average			37	$934,463,108	100.0%	3.7750%	104	3.07x	50.8%	49.4%

Distribution of Remaining Terms to Maturity or ARD(1)(2)(3)

						Weighted Averages
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
55	-	60	4	$95,250,000	10.2%	4.0127%	56	3.33x	44.7%	44.7%
61		61	1	$75,000,000	8.0%	4.6282%	61	3.04x	41.9%	41.9%
75		77	1	$70,000,000	7.5%	3.5500%	75	3.57x	39.6%	39.6%
113	-	121	31	$694,213,108	74.3%	3.6729%	118	2.99x	53.7%	51.8%
Total/Weighted Average			37	$934,463,108	100.0%	3.7750%	104	3.07x	50.8%	49.4%

Distribution of Underwritten NOI Debt Yields(1)(2)(3)

						Weighted Averages
Range of NOI Debt Yields as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
7.1%	-	8.9%	12	$222,020,000	23.8%	3.8920%	119	1.93x	65.6%	63.6%
9.0%	-	9.9%	7	$177,505,000	19.0%	3.8781%	119	2.07x	61.7%	57.6%
10.0%	-	12.4%	7	$139,438,108	14.9%	3.7195%	100	3.05x	49.1%	48.0%
12.5%	-	14.9%	7	$214,250,000	22.9%	3.5152%	85	3.70x	39.1%	39.1%
15.0%	-	28.3%	4	$181,250,000	19.4%	3.8806%	93	4.74x	37.1%	37.1%
Total/Weighted Average			37	$934,463,108	100.0%	3.7750%	104	3.07x	50.8%	49.4%

Distribution of Amortization Types(1)(2)(3)

				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
Interest Only	25	$649,228,108	69.5%	3.7250%	97	3.35x	46.9%	46.9%
Interest Only, ARD	2	$140,000,000	15.0%	3.5768%	118	3.42x	53.0%	53.0%
Interest Only, then Amortizing	8	$100,605,000	10.8%	4.3653%	120	1.43x	67.7%	57.9%
Amortizing, then Interest Only	1	$38,000,000	4.1%	3.7500%	121	1.67x	61.3%	55.4%
Amortizing Balloon	1	$6,630,000	0.7%	4.0400%	120	1.76x	63.8%	50.7%
Total/Weighted Average	37	$934,463,108	100.0%	3.7750%	104	3.07x	50.8%	49.4%

A-2-3

FOOTNOTES TO ANNEX A-2

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	The BX Industrial Portfolio mortgage loan is part of a whole loan with an aggregate principal balance as of the Cut-off Date of approximately $649.428 million that is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.428 million, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio Fixed Rate Loan”) with an aggregate Cut-off Date principal balance of $550.0 million that is comprised of comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $227.6 million. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan and the BX Industrial Portfolio mortgage loan is comprised of a portion of the BX Industrial Portfolio Senior Fixed Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.000%) plus a spread of 1.450%. The BX Industrial Portfolio Fixed Rate Loan and the BX Industrial Portfolio Floating Rate Loan are pari passu, provided that voluntary prepayments are applied first to the BX Industrial Portfolio Floating Rate Loan until paid in full, and then to the BX Industrial Portfolio Fixed Rate Loan. The financial information presented in the tables above reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan, and excludes the remaining approximately $41.145 million of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Loan. For purposes of all calculations herein, LIBOR is assumed to be 0.500%.
(3)	With respect to Chase Center Tower I mortgage loan and Chase Center Tower II mortgage loan (collectively, the “Chase Center Tower mortgage loans”), the mortgage loans are cross-collateralized and cross-defaulted. As such the calculations are based on the aggregate Cut-off Date Balance, Maturity or ARD Balance, U/W NOI, U/W NCF and Debt Services of these loans.
(4)	With respect to the 968-970 Gates Ave mortgage loan (0.7%) the U/W NCF DSCR and U/W NOI Debt Yield is calculated based on the Cut-off Date Balance net a holdback reserve.
(5)	With respect to 7 mortgage loans (29.2%) (including Moffett Towers Buildings A, B & C, MGM Grand & Mandalay Bay, 280 North Bernardo, 420 Taylor Street, Chase Center Towers and Bellagio Hotel and Casino), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(6)	With respect to 6 mortgage loans (19.4%), under the terms of the related mortgage loan documents, the first payment date is in September 2020. However, due to the fact that the related mortgage loan seller will contribute an Initial Interest Deposit Amount to the Issuing Entity on the Closing Date to cover an amount that represents one-month’s interest that would have accrued with respect to the mortgage loan at the related Net Mortgage Rate with respect to an August 2020 payment date, such Mortgage Loan is being treated as having a First Due Date in August 2020, and the Original Term to Maturity Date or ARD, Remaining Term to Maturity Date or ARD and Loan Seasoning are shown in the Annex A-1 to reflect this.
(7)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

A-2-4

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

A-3-1

Various Various, Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 41.9% 3.04x 15.7%

A-3-2

Various Various, Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 41.9% 3.04x 15.7%

A-3-3

Various Various, Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 41.9% 3.04x 15.7%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor(1):	Elad Canada Realty Inc.
Borrowers(1):	Various
Original Balance(2):	$75,000,000
Cut-off Date Balance(2):	$75,000,000
% by Initial UPB:	8.0%
Interest Rate:	4.62820%
Payment Date:	7th of each month
First Payment Date:	August 7, 2020
Maturity Date:	August 7, 2025
Amortization:	Interest Only
Additional Debt(2)(3) :	$156,000,000 Pari Passu Debt; $172,000,000 Subordinate Debt; $31,000,000 Mezzanine Debt
Call Protection(4):	L(24), D(33), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Common Charges:	$0	Springing	NAP
TI/LC:	$6,410,963	$431,671	$15,540,151
Required Repairs:	$2,985,266	NAP	NAP
Working Capital Reserve:	$2,000,000	$0	NAP
Gap Rent Reserve:	$172,050	$0	NAP
Replacement:	$0	$101,570	$3,656,506

Property Information
Single Asset / Portfolio:	Portfolio of 46 properties
Property Type:	Various
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.(6):	6,094,177
Property Management(7):	Various
Underwritten NOI(8):	$36,224,356
Underwritten NCF(8):	$32,906,361
Appraised Value(9):	$551,000,000
Appraisal Date:	Various

Historical NOI
Most Recent NOI(10):	NAV
2019 NOI:	$40,473,151 (December 31, 2019)
2018 NOI(11):	$38,961,287 (December 31, 2018)
2017 NOI(11):	$33,762,598 (December 31, 2017)

Historical Occupancy
Most Recent Occupancy(12):	90.4% (Various)
2019 Occupancy:	96.2% (December 31, 2019)
2018 Occupancy:	96.1% (December 31, 2018)
2017 Occupancy:	94.7% (December 31, 2017)

Financial Information(2)(3)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$75,000,000
Pari Passu Notes	$156,000,000
Total Senior Notes	$231,000,000	$38 / $38	41.9% / 41.9%	3.34x / 3.04x	15.7% / 14.2%	15.7% / 14.2%
B Note	$172,000,000
Whole Loan	$403,000,000	$66 / $66	73.1% / 73.1%	1.96x / 1.78x	9.0% / 8.2%	9.0% / 8.2%
Mezzanine Loan	$31,000,000
Total Debt	$434,000,000	$71 / $71	78.8% / 78.8%	1.70x / 1.54x	8.3% / 7.6%	8.3% / 7.6%

(1)	For a description of the Borrowers (as defined below) and the Borrower Sponsor (as defined below) see “The Borrowers / Borrower Sponsor” herein.

(2)	Represents the principal balance of the non-controlling Note A-1, which will be included in the Benchmark 2020-B18 securitization trust. The Agellan Portfolio Whole Loan (as defined below), is evidenced by seven senior pari passu notes and a controlling subordinate Note B, with an aggregate outstanding principal balance as of the Cut-off Date of $403.0 million. For additional information, see “The Loan” herein.

(3)	See “Current Mezzanine or Subordinate Indebtedness" herein.

(4)	The lockout period will be at least 24 payments beginning with and including the first payment date of August 7, 2020. The Borrowers have the option to defease the full $403.0 million Agellan Portfolio Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The actual lockout period may be longer. The interest only period and Call Protection presented in the Mortgage Loan Information above are inclusive of the additional August 2020 interest payment to be deposited by JPMorgan Chase Bank, National Association.

(5)	See “Initial and Ongoing Reserves” herein.

(6)	Total Sq. Ft. is exclusive of 344 sq. ft. associated with re-measurements.

(7)	For a description of the Property Managers (as defined below) see “Property Management” herein.

(8)	Underwritten NOI and Underwritten NCF are inclusive of contractual rent steps taken through June 1, 2021 and includes the ALDI, Inc. expansion of approximately 24,597 sq. ft. and HCSC (as defined below) relocation at the Naperville Woods Office Center property. U/W Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial rent payments in April, May and/or June or have requested rent relief during the COVID-19 pandemic. The total stress to U/W Base Rent is $223,074. An additional stress loss adjustment of 10.0% was applied to total reimbursements for any tenants that missed full rent payments in April, May and/or June. The total stress to reimbursements is $77,899. All U/W Base Rent figures herein are exclusive of rent attributable to vacant space.

(9)	The Appraised Value is based on an aggregate “as-is” value of the Agellan Properties (as defined below) and is inclusive of excess land value that is defined in each individual Agellan Property appraisal and serves as collateral for the Agellan Portfolio Whole Loan. The excess vacant land parcels are associated with the Sarasota Distribution Hub and Supervalu properties may be released pursuant to satisfying conditions set forth in “Partial Release” below.

(10)	Most Recent NOI is not available as the Borrowers are only required to report financials on an annual basis.

(11)	The increase from 2018 NOI and 2017 NOI is due to the increase of assets in the Agellan Portfolio from 41 to 46 properties.

(12)	Most Recent Occupancy is reflective of the exclusion of known vacancies and tenants that have gone dark at the Agellan Properties. Occupancy inclusive of such tenant spaces is approximately 93.4%.

A-3-4

Various Various, Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 41.9% 3.04x 15.7%

The Loan. The Agellan Portfolio mortgage loan (the “Agellan Portfolio Loan”) is part of a fixed rate whole loan secured by first mortgages encumbering the borrowers’ fee simple interests in a 46-property portfolio of industrial and office properties in the aggregate comprising approximately 6,094,177 sq. ft. located throughout nine states (the “Agellan Portfolio” or the “Agellan Properties”). The Agellan Portfolio Loan is evidenced by the non-controlling fixed rate Note A-1 with an original principal balance and outstanding principal balance as of the Cut-off Date of $75.0 million. The Agellan Portfolio Loan is part of a $403.0 million whole loan (the “Agellan Portfolio Whole Loan”) that is evidenced by seven pari passu notes with an aggregate Cut-off Date principal balance of $231.0 million (the “Agellan Portfolio Senior Notes”) and a controlling subordinate fixed rate note (the “Agellan Portfolio Subordinate Note”), with an aggregate Cut-off Date principal balance of $172.0 million. The Agellan Portfolio Senior Notes are senior to the Agellan Portfolio Subordinate Note. Only the Agellan Portfolio Loan will be included in the mortgage pool for the Benchmark 2020-B18 trust.

The relationship between the holders of the Agellan Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Agellan Portfolio Whole Loan” in the Preliminary Prospectus.

Total Debt Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$75,000,000	$75,000,000	Benchmark 2020-B18	No
Note A-2	50,000,000	50,000,000	JPMCB(1)	No
Note A-3	30,000,000	30,000,000	JPMCB(1)	No
Note A-4	30,000,000	30,000,000	JPMCB(1)	No
Note A-5	25,000,000	25,000,000	JPMCB(1)	No
Note A-6	11,000,000	11,000,000	JPMCB(1)	No
Note A-7	10,000,000	10,000,000	JPMCB(1)	No
Total Senior Notes	$231,000,000	$231,000,000
Note B(2)	$172,000,000	$172,000,000	Benchmark 2020-B18 (loan-specific certificates)	Yes(3)
Whole Loan	$403,000,000	$403,000,000
Mezzanine Loan	$31,000,000	$31,000,000	Third Party	No
Total Debt	$434,000,000	$434,000,000
(1)	Expected to be contributed to one or more future securitizations.

(2)	The Agellan Portfolio Subordinate Note will be subordinate in right of payment to the Agellan Portfolio Senior Notes.

(3)	The controlling Note B will be contributed to the issuing entity but will not be included in the mortgage pool. Payments allocated to the Agellan Portfolio Subordinate Note will be paid to the holders of the Loan-Specific Certificates as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Agellan Portfolio Whole Loan” in the Preliminary Prospectus. Following a control appraisal period with respect to Note B, control will shift to the directing certificateholder for the Benchmark 2020-B18 transaction.

The Agellan Portfolio Whole Loan has a 61-month interest-only term. The Agellan Portfolio Senior Notes accrue interest a fixed rate of approximately 4.62820% per annum and the Agellan Portfolio Subordinate Note accrue interest at fixed rate of approximately 4.40000% per annum. The proceeds of the Agellan Portfolio Whole Loan were used to pay off existing debt encumbering 46 of the Agellan Properties of approximately $418.9 million, pay closing costs of approximately $5.7 million and fund escrows of approximately $11.6 million. As of year-end 2019, the Borrower Sponsor had a cost basis of approximately $507.8 million. The Borrower Sponsor’s total cash equity in the Agellan Portfolio will be approximately $185.5 million.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$231,000,000	53.0%	Loan Payoff(1)	$418,924,922	96.0%
Subordinate Note	172,000,000	39.4	Upfront Reserves	11,568,279	2.7
Mezzanine Loan	31,000,000	7.1	Closing Costs	5,670,436	1.3
Sponsor Equity	2,163,638	0.5
Total Sources	$436,163,638	100.0%	Total Uses	$436,163,638	100.0%
(1)	Represents the refinance of the 42 of the Agellan Properties that were previously securitized in the MSC 2019-AGLN transaction and the balance sheet financing associated with the Sponsors’ recent acquisition of four of the Agellan Properties.

The Borrowers / Borrower Sponsor. The borrowers are Chicago Industrial Properties 1 LP, a Delaware limited partnership, Corridor Park LP, a Delaware limited partnership, Norcross Springs LP, a Delaware limited partnership, 6100 McIntosh LP, a Delaware limited partnership, 6100 McIntosh Vacant LP, a Delaware limited partnership, Agellan Commercial REIT U.S. L.P., a Delaware limited partnership, Continental Drive LP, a Delaware limited partnership, 9385 Washington Blvd. L.P., a Delaware limited partnership, Agellan Warrenville L.P., a Delaware limited partnership, 1300 Cox Avenue LP, a Delaware limited partnership and San Antonio Industrial One LP, a Delaware limited partnership each structured to be a bankruptcy-remote entity with two independent directors in its organizational structure (collectively, the “Borrowers”). Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Agellan Portfolio Whole Loan. The Borrowers are owned and controlled by Elad Canada Realty Inc. (the “Borrower Sponsor” or “ELAD Canada”), a privately held, commercial real estate company specializing in the acquisition and development of commercial and residential properties. ELAD Canada was founded in 1997 and is based in Toronto, Canada. The firm operates as a

A-3-5

Various Various, Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 41.9% 3.04x 15.7%

subsidiary of Elad US Holding, Inc. ELAD Canada has focused its business in central Canada, acquiring income producing properties, as well as development sites. As of 2020, ELAD Canada has 7.4 million square feet of income producing space, as well as 4.4 million square feet of construction in the pipeline and over 6,000 residential units under development. Under the terms of the Agellan Whole Loan documents, Elad Genesis Limited Partnership, a subsidiary of the Borrower Sponsor, is the non-recourse carveout guarantor for the Agellan Portfolio Whole Loan and is required to maintain a minimum net worth of $100 million during the term of the loan. ELAD Canada is a part of the ELAD Group. Founded in 1992, ELAD Group is a real estate conglomerate with development projects in North America, Europe and Israel. ELAD Group has developed successful condominiums, hotels and mixed-use projects making its mark as a significant developer of ultra-luxury properties in New York City, like the Plaza Hotel. ELAD Group is focused on the acquisition, development and conversion of architecturally significant residential and commercial properties in key markets throughout North America.

The aggregate liability of the Guarantor with respect to the matters that constitute full recourse carveouts (each, a “Full Recourse Event”) under the Agellan Portfolio Whole Loan documents may not exceed an amount equal to (x) 20% of the outstanding principal balance of the Agellan Portfolio Whole Loan as of the first occurrence of a Full Recourse Event plus (y) any and all reasonable third-party costs incurred by the lender (including reasonable and out-of-pocket attorney’s fees and costs) in connection with the enforcement of the Full Recourse Event thereunder and the collection of amounts due thereunder.

The Borrower Sponsor has notified JPMCB that, Yitzhak Tshuva, the controlling shareholder of the entities that own ELAD Canada, has entered into a non-binding memorandum of understanding (“MOU”) to sell certain assets, including 37% of ELAD Canada to a joint venture between Plaza Partners and Argent Ventures. The non-binding MOU includes a call option in favor of the buyers and a put option in favor of the seller for the remaining 63% of ELAD Canada. If the purchase of the 37% stake occurs, the buyers will take over day-to-day operations of ELAD Canada. In the event the transaction moves forward, the Borrower Sponsor anticipates the closing to occur in September 2020. Argent Ventures is a vertically-integrated, diversified real estate investment and development firm specializing in opportunistic, and value-add transactions through the United States. Founded in 1997 and headquartered in New York City, Argent Ventures pursues debt- and equity- related investments in multiple asset classes. Since its inception, Argent Ventures has purchased over $2.5 billion in real estate assets and debt instruments in major markets in the United States and Europe. Founded in 1981, Plaza Partners is a real estate developer and asset manager that focuses on rezoning and developing residential properties in strong urban locations within the greater Toronto area. Plaza Partners’ current portfolio includes approximately four million square feet of potential density. Under the terms of the loan agreement, the lender is expected to have the right to consent to the proposed sale.

See “Risk Factors—Risks Related to the Mortgage Loans—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in the Preliminary Prospectus.

COVID-19 Update. As of June 1, 2020, the Agellan Properties have remained open; however, many office tenants have chosen to work remotely. Based on the underwritten rent rolls as of the June 1, 2020, the Agellan Properties were approximately 93.4% occupied (inclusive of dark tenants and known vacates). For April, May and June of 2020, tenants representing approximately 97.7%, 96.7% and 97.0% of net rentable area, respectively, have paid rent in-full, with the Borrower Sponsor having collected approximately 97.8%, 97.8% and 96.6% of underwritten base rent, respectively. The top ten tenants, representing 38.6% of NRA and 41.0% of underwritten rent, had no issues with rent payment. 32 tenants representing approximately 5.5% of the underwritten base rent and 5.4% of the Agellan Properties net rentable have requested rent relief or have partial or no collections for the months of April, May and June. The five largest tenants that have put in formal requests for relief in aggregate represent approximately 2.0% of NRA and approximately 1.8% of U/W Base Rent. As of June 2020, none of the tenants have been granted a rent deferral and 25 tenants (totaling 5.4% of NRA) are in discussions with the borrowers for rent relief.

The Properties. The Agellan Portfolio consists of the fee simple interests in a 46 property portfolio of industrial and office properties comprising approximately 6,094,177 sq. ft. in the aggregate located throughout nine states and 12 different markets. The Agellan Portfolio is comprised of 42 industrial properties (5,248,373 sq. ft.; 86.1% of NRA; 71.3% of U/W Base Rent) and four office properties (845,804 sq. ft.; 13.9% of NRA; 28.7% of U/W Base Rent). The tenancy spans a variety of industries including health care, food services, automotive parts, insurance, and technology.

As of June 1, 2020, the Agellan Portfolio is 93.4% leased (90.4% leased excluding dark tenants and known vacates) to 250 unique tenants with no single tenant accounting for more than 6.9% of U/W Base Rent. Four of the top ten tenants (Health Care Service Corp., General Motors LLC, Life Technologies Corporation and  Allstate Insurance Co.) have investment grade credit ratings by one or more of Moody’s, Fitch or S&P and account for approximately 12.4% and 18.3% of the Agellan Portfolio’s Total NRA and U/W Base Rent, respectively. The Agellan Properties have a weighted average remaining lease term of approximately 2.9 years.

A-3-6

Various Various, Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 41.9% 3.04x 15.7%

Portfolio Summary
No.	Property Name	City, State	Property Type	Net Rentable Area	Allocated Loan Amount	% Allocated Loan Amount	U/W Base Rent(1)	% of UW Base Rent	Appraised Value	% of Appraised Value
1	Sarasota Distribution Hub	Sarasota, FL	Industrial	906,449	$9,452,233	12.6%	$4,804,386	11.7%	$70,200,000	12.7%
2	Naperville Woods Office Center	Naperville, IL	Office	482,497	$9,387,097	12.5%	$7,480,569	18.2%	$68,800,000	12.5%
3	Southpark Business Park FOP	Austin, TX	Industrial	187,075	$4,762,407	6.3%	$2,478,202	6.0%	$34,900,000	6.3%
4	Supervalu	Fort Worth, TX	Industrial	253,800	$3,593,672	4.8%	$1,573,560	3.8%	$26,720,000	4.8%
5	Plainfield Business Center IV	Plainfield, IN	Industrial	434,354	$3,288,462	4.4%	$1,385,853	3.4%	$24,100,000	4.4%
6	Beltway III	Houston, TX	Office	130,566	$2,743,176	3.7%	$2,347,444	5.7%	$20,100,000	3.6%
7	4405 Continental Dr	Flint, MI	Industrial	400,000	$2,558,933	3.4%	$2,097,244	5.1%	$18,750,000	3.4%
8	Beltway IV	Houston, TX	Office	131,702	$2,346,774	3.1%	$1,714,514	4.2%	$17,200,000	3.1%
9	Sandy Plains Business Park	Marietta, GA	Industrial	167,329	$2,169,975	2.9%	$1,141,184	2.8%	$15,700,000	2.8%
10	Silber Industrial Park	Houston, TX	Industrial	198,970	$1,924,318	2.6%	$882,818	2.2%	$14,100,000	2.6%
11	Southpark Business Park M	Austin, TX	Industrial	72,550	$1,786,600	2.4%	$958,626	2.3%	$13,100,000	2.4%
12	Coliseum Distribution Center #1	San Antonio, TX	Industrial	208,000	$2,142,060	2.9%	$942,656	2.3%	$15,900,000	2.9%
13	West by Northwest Business Blvd	Houston, TX	Industrial	122,750	$1,745,658	2.3%	$835,905	2.0%	$12,800,000	2.3%
14	Norcross Center	Norcross, GA	Industrial	169,951	$1,678,660	2.2%	$942,051	2.3%	$12,300,000	2.2%
15	Goshen Springs	Norcross, GA	Industrial	152,319	$1,459,057	1.9%	$718,035	1.7%	$10,700,000	1.9%
16	Long Point Center	Houston, TX	Industrial	189,680	$1,418,114	1.9%	$741,097	1.8%	$10,400,000	1.9%
17	Corridor Park D	Austin, TX	Industrial	56,100	$1,405,087	1.9%	$674,322	1.6%	$10,300,000	1.9%
18	Southport 1-4	Houston, TX	Industrial	149,401	$1,364,144	1.8%	$684,408	1.7%	$10,000,000	1.8%
19	Jameel	Houston, TX	Industrial	94,900	$1,364,144	1.8%	$664,060	1.6%	$10,000,000	1.8%
20	Beltway II	Houston, TX	Office	101,039	$1,323,201	1.8%	$214,432	0.5%	$9,700,000	1.8%
21	Braker Center 4	Austin, TX	Industrial	45,913	$1,282,258	1.7%	$579,872	1.4%	$9,400,000	1.7%
22	Northgreen 1-4	Houston, TX	Industrial	118,736	$1,172,457	1.6%	$474,118	1.2%	$8,600,000	1.6%
23	Minimax	Houston, TX	Industrial	119,821	$1,105,459	1.5%	$568,098	1.4%	$8,100,000	1.5%
24	Southpark Business Park E	Austin, TX	Industrial	49,966	$1,023,573	1.4%	$587,600	1.4%	$7,500,000	1.4%
25	9385 Washington Blvd	Laurel, MD	Industrial	57,590	$995,658	1.3%	$426,784	1.0%	$7,300,000	1.3%
26	Rothway	Houston, TX	Industrial	75,460	$982,630	1.3%	$297,597	0.7%	$7,200,000	1.3%
27	2730 Pinnacle	Elgin, IL	Industrial	44,990	$831,886	1.1%	$454,404	1.1%	$6,100,000	1.1%
28	Columbus West - Interchange Rd	Columbus, OH	Industrial	91,200	$770,471	1.0%	$404,218	1.0%	$5,650,000	1.0%
29	1346 Oakbrook Drive	Norcross, GA	Industrial	71,591	$736,973	1.0%	$441,662	1.1%	$5,400,000	1.0%
30	1230-1236 Hardt Circle	Bartlett, IL	Industrial	60,080	$709,057	0.9%	$287,187	0.7%	$5,200,000	0.9%
31	Pine Forest Business Park	Houston, TX	Industrial	80,091	$668,114	0.9%	$106,122	0.3%	$4,900,000	0.9%
32	1351 Oakbrook Drive	Norcross, GA	Industrial	36,489	$524,814	0.7%	$188,866	0.5%	$3,850,000	0.7%
33	1325 Oakbrook Drive	Norcross, GA	Industrial	53,120	$519,231	0.7%	$299,472	0.7%	$3,800,000	0.7%
34	490 Heartland Drive	Sugar Grove, IL	Industrial	39,520	$511,787	0.7%	$304,704	0.7%	$3,750,000	0.7%
35	1265 Oakbrook Drive	Norcross, GA	Industrial	51,200	$498,759	0.7%	$287,275	0.7%	$3,650,000	0.7%
36	Columbus West - Business Park(2)	Columbus, OH	Industrial	92,618	$478,288	0.6%	$0	0.0%	$3,500,000	0.6%
37	1155 Bowes Road(3)	Elgin, IL	Industrial	34,400	$470,844	0.6%	$0	0.0%	$3,450,000	0.6%
38	1280 Oakbrook Drive	Norcross, GA	Industrial	46,400	$463,400	0.6%	$261,118	0.6%	$3,400,000	0.6%
39	Rittiman East Industrial Park #23 & 24	San Antonio, TX	Industrial	50,806	$528,536	0.7%	$308,606	0.8%	$3,870,000	0.7%
40	2002 Bloomingdale	Glendale Heights, IL	Industrial	31,919	$416,873	0.6%	$194,877	0.5%	$3,050,000	0.6%
41	333 Charles Court	West Chicago, IL	Industrial	36,623	$409,429	0.5%	$277,441	0.7%	$3,000,000	0.5%
42	483 Heartland Drive	Sugar Grove, IL	Industrial	36,426	$409,429	0.5%	$172,234	0.4%	$3,000,000	0.5%
43	Cox Business Center	Erlanger, KY	Industrial	52,040	$457,816	0.6%	$247,686	0.6%	$3,350,000	0.6%
44	1256 Oakbrook Drive	Norcross, GA	Industrial	40,392	$401,985	0.5%	$191,411	0.5%	$2,950,000	0.5%
45	550 Heartland	Sugar Grove, IL	Industrial	30,328	$361,042	0.5%	$203,700	0.5%	$2,650,000	0.5%
46	Rittiman East Industrial Park #22	San Antonio, TX	Industrial	37,026	$355,459	0.5%	$184,961	0.5%	$2,610,000	0.5%
	Total		6,094,177		$75,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%
(1)	U/W Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial rent payments in April, May and/or June or have requested rent relief during the COVID-19 pandemic. The total stress to U/W Base Rent is $223,074. An additional stress loss adjustment of 10.0% was applied to reimbursements for any tenants that missed full rent payments in April, May and/or June. The total stress to reimbursements is $77,899.

(2)	The Columbus West – Business Park property is currently 100.0% vacant and has been underwritten as such.

(3)	The 1155 Bowes Road property is leased to a single tenant that is currently dark. The tenant is underwritten as vacant.

A-3-7

Various Various, Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 41.9% 3.04x 15.7%

Portfolio Summary (continued)
No.	Property Name	Market	Property Type	Property Sub-Type	Net Rentable Area	Property Occupancy	Year Built	Year Renovated	Ceiling Height	Percent Office	Appraisal Cap Rate(1)
1	Sarasota Distribution Hub	Tampa	Industrial	Warehouse/Distribution	906,449	100.0%	1981	2007	28'	5.0%	6.75%
2	Naperville Woods Office Center	Chicago	Office	Suburban	482,497	95.4%	1981, 1988	2007	NAP	100.0%	8.25%
3	Southpark Business Park FOP	Austin	Industrial	Flex	187,075	100.0%	1982	NAP	16'	96.0%	6.25%
4	Supervalu	Dallas	Industrial	Warehouse/Distribution	253,800	100.0%	1996	NAP	32'	7.0%	6.50%
5	Plainfield Business Center IV	Indianapolis	Industrial	Warehouse/Distribution	434,354	100.0%	1999	NAP	30'	3.5%	5.75%
6	Beltway III	Houston	Office	CBD	130,566	100.0%	2005	NAP	NAP	100.0%	8.00%
7	4405 Continental Dr	Flint	Industrial	Warehouse/Distribution	400,000	100.0%	1999	2006	30'	2.0%	9.50%
8	Beltway IV	Houston	Office	CBD	131,702	72.6%	2006	NAP	NAP	100.0%	8.50%
9	Sandy Plains Business Park	Atlanta	Industrial	Flex	167,329	94.3%	1986	NAP	20'	40.0% - 95.0%	7.00%
10	Silber Industrial Park	Houston	Industrial	Warehouse/Distribution	198,970	90.4%	1978	NAP	21' - 24'	13.0%	6.50%
11	Southpark Business Park M	Austin	Industrial	Flex	72,550	100.0%	1983	NAP	16'	96.0%	6.75%
12	Coliseum Distribution Center #1	San Antonio	Industrial	Warehouse/Distribution	208,000	100.0%	1978	NAP	26.5'	5.0%	6.00%
13	West by Northwest Business Blvd	Houston	Industrial	Flex	122,750	91.5%	1983	NAP	19'	34.0%	7.00%
14	Norcross Center	Atlanta	Industrial	Flex	169,951	100.0%	1988	NAP	20'	33.0%	7.00%
15	Goshen Springs	Atlanta	Industrial	Flex	152,319	95.3%	1986	NAP	26'	33.0%	6.25% / 6.75%
16	Long Point Center	Houston	Industrial	Warehouse/Distribution	189,680	94.3%	1979	NAP	24'	11.0%	7.50% / 7.25%
17	Corridor Park D	Austin	Industrial	Flex	56,100	100.0%	1999	2016	24'	100.0%	6.50%
18	Southport 1-4	Houston	Industrial	Flex	149,401	77.7%	1980	NAP	16'	33.0%	8.00%
19	Jameel	Houston	Industrial	Flex	94,900	87.5%	1983	NAP	19'	50.0%	6.75%
20	Beltway II	Houston	Office	CBD	101,039	13.3%	2003	NAP	NAP	100.0%	9.00%
21	Braker Center 4	Austin	Industrial	Flex	45,913	90.3%	1984	1999	16'	95.0%	6.50%
22	Northgreen 1-4	Houston	Industrial	Flex	118,736	61.7%	1982	NAP	12’ – 18’	35.0%	8.00%
23	Minimax	Houston	Industrial	Warehouse/Distribution	119,821	100.0%	1967	NAP	20'	13.0%	6.50%
24	Southpark Business Park E	Austin	Industrial	Flex	49,966	100.0%	1982	1992	16'	100.0%	6.75%
25	9385 Washington Blvd	Baltimore	Industrial	Flex	57,590	92.2%	1988	2007	18'	20.0%	6.00%
26	Rothway	Houston	Industrial	Flex	75,460	43.8%	1983	NAP	14'	90.0%	7.00%
27	2730 Pinnacle	Chicago	Industrial	Warehouse/Distribution	44,990	100.0%	2005	2007	20'	45.0%	7.50%
28	Columbus West - Interchange Rd	Columbus	Industrial	Flex	91,200	89.5%	1974	NAP	22'	20.0%	8.00%
29	1346 Oakbrook Drive	Atlanta	Industrial	Flex	71,591	100.0%	1985	NAP	14'	85.0%	7.25%
30	1230-1236 Hardt Circle	Chicago	Industrial	Warehouse/Distribution	60,080	75.1%	2008	NAP	24'	10.0%	6.25%
31	Pine Forest Business Park	Houston	Industrial	Warehouse/Distribution	80,091	30.9%	1980	NAP	20' - 22'	14.0%	7.00%
32	1351 Oakbrook Drive	Atlanta	Industrial	Flex	36,489	68.5%	1985	NAP	12'	72.0%	7.00%
33	1325 Oakbrook Drive	Atlanta	Industrial	Flex	53,120	100.0%	1986	NAP	20'	21.0%	7.00%
34	490 Heartland Drive	Chicago	Industrial	Warehouse/Distribution	39,520	100.0%	2002	NAP	20'	20.0%	7.50%
35	1265 Oakbrook Drive	Atlanta	Industrial	Flex	51,200	100.0%	1985	NAP	18'	21.0%	7.00%
36	Columbus West - Business Park	Columbus	Industrial	Flex	92,618	0.0%	1996	2005	25'	20.0%	8.00%
37	1155 Bowes Road	Chicago	Industrial	Warehouse/Distribution	34,400	0.0%	2006	NAP	26'	20.0%	6.50%
38	1280 Oakbrook Drive	Atlanta	Industrial	Flex	46,400	100.0%	1986	NAP	19'	27.0%	7.25%
39	Rittiman East Industrial Park #23 & 24	San Antonio	Industrial	Flex	50,806	90.6%	1983	NAP	16’ - 18'	19.0%	7.50%
40	2002 Bloomingdale	Chicago	Industrial	Warehouse/Distribution	31,919	100.0%	1998	NAP	23'	15.0%	6.00%
41	333 Charles Court	Chicago	Industrial	Warehouse/Distribution	36,623	100.0%	2007	NAP	20'	20.0%	7.25%
42	483 Heartland Drive	Chicago	Industrial	Warehouse/Distribution	36,426	84.1%	2010	NAP	24'	10.0%	6.50%
43	Cox Business Center	Cincinnati	Industrial	Warehouse/Distribution	52,040	100.0%	1987	NAP	15' - 19'	10.0%	7.25%
44	1256 Oakbrook Drive	Atlanta	Industrial	Flex	40,392	87.5%	1985	NAP	20'	28.0%	7.00%
45	550 Heartland	Chicago	Industrial	Warehouse	30,328	100.0%	2000	2007	20'	15.0%	6.50%
46	Rittiman East Industrial Park #22	San Antonio	Industrial	Warehouse/Distribution	37,026	83.8%	1983	NAP	18'	14.0%	7.50%
(1)	Naperville Woods Office Center, Goshen Spring and Long Point Center have multiple buildings that were appraised separately.

A-3-8

Various Various, Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 41.9% 3.04x 15.7%

Property Distribution
Property Type	No. of Properties	Total Sq. Ft.	% of Total Sq. Ft.	Allocated Loan Amount	(%) Allocated Loan Amount	U/W Base Rent	% of U/W Base Rent	Appraised Value	% of Appraised Value
Industrial	42	5,248,373	86.1%	$59,199,752	78.9%	$29,274,423	71.3%	$435,200,000	79.0%
Warehouse / Distribution	18	3,164,189	51.9%	$30,723,945	41.0%	$15,225,330	37.1%	$226,680,000	41.1%
Flex	23	2,053,856	33.7%	$28,114,764	37.5%	$13,845,394	33.7%	$205,870,000	37.4%
Warehouse	1	30,328	0.5%	$361,042	0.5%	$203,700	0.5%	$2,650,000	0.5%
Office	4	845,804	13.9%	$15,800,248	21.1%	$11,756,958	28.7%	$115,800,000	21.0%
Suburban	1	482,497	7.9%	$9,387,097	12.5%	$7,480,569	18.2%	$68,800,000	12.5%
CBD	3	363,307	6.0%	$6,413,151	8.6%	$4,276,389	10.4%	$47,000,000	8.5%
Portfolio Total	46	6,094,177	100.0%	$75,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

Since May 2019, the Borrower Sponsor has executed 38 new, renewal and expansion leases for approximately 470,218 sq. ft. Renewal leases totaled approximately 342,447 sq. ft. and had weighted average rent increases of approximately 8.7%. Renewal and expansion leases totaled approximately 43,983 sq. ft. and had weighted average rent increases of 16.1%. New leases accounted for approximately 78,344 sq. ft. and had weighted average rent increases of 8.3%.

Portfolio Leasing Spreads(1)
Lease Type	Expiring sq. ft.	Expiring Rent per sq. ft.	New sq. ft.	Rent per sq. ft.	Leasing Spread $	Leasing Spread %
Renew	342,447	$8.58	342,447	$9.32(2)	$0.75	8.7%
Renew & Expansion	28,284	$6.23	43,983	$7.24	$1.01	16.1%
Expansion	11,252	$6.00	5,444	$5.84	($0.16)(3)	(2.7%)(3)
New	109,848	$6.71	78,344	$7.27	$0.56	8.3%
(1)	Since May 2019.

(2)	The leasing spread for Dish Network, Inc. is calculated based a gross renewal rent of $8.70 per sq. ft.

(3)	International Valve at the 483 Heartland Drive property expanded and took 5,444 sq. ft. of the 11,252 sq. ft. of vacated space. The expansion increased the tenant’s footprint to 11,032 sq. ft. and the rent for the NRA occupied prior to the expansion (5,588 sq. ft.) also increased $0.16 per sq. ft. or 2.4%.

Historical and Current Portfolio Occupancy(1)(2)(3)
	2013	2014	2015	2016	2017	2018	2019	Current(4)	Current With Dark Tenants(5)	Current With Dark Tenants and Known Vacates(6)
# of Assets(7)	21	21	28	31	40	42	42	46	46	46
Portfolio NRA Sq. ft. (mns)	3,224	3,224	3,689	4,917	5,631	5,745	5,745	6,094	6,094	6,094
% Occupancy	91.8%	91.0%	94.4%	93.3%	94.7%	96.1%	96.2%	90.4%	92.1%	93.4%
(1)	Historical occupancy data for the four recent acquisitions is not available.

(2)	Historical occupancy for 2013 – 2019 is reflective of quarterly averages for each respective year.

(3)	Historical occupancy for 2013 – 2019 includes any applicable leased dark space.

(4)	Current occupancy is based on the underwritten rent roll and excludes dark, known vacate, and bankrupt tenants.

(5)	Current W/ Dark Tenants occupancy is inclusive of dark tenants.

(6)	Current W/ Dark Tenants and Known Vacates occupancy is inclusive of dark and known vacate tenants.

(7)	# of Assets may vary from the “Portfolio Operating History” below as certain properties have not provided occupancy history.

A-3-9

Various Various, Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 41.9% 3.04x 15.7%

Top 10 Tenant Summary(1)
Tenant	Property Type	Credit Rating (Moody's/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent	Lease Expiration
Health Care Service Corp.(4)(5)	Office	A3/A-/AA-	177,114	2.9%	$16.00	6.9%	11/30/2025
United Natural Foods Inc.(6)	Industrial	B2/NR/B	463,172	7.6%	$5.66	6.4%	7/31/2022
ALDI, Inc.(4)(7)	Office	NR/NR/NR	137,986	2.3%	$16.09	5.4%	12/31/2028
General Motors LLC(8)	Industrial	Baa3/BBB-/BBB	400,000	6.6%	$5.24	5.1%	8/31/2021
Moran Foods LLC(9)	Industrial	NR/NR/B-	253,800	4.2%	$6.20	3.8%	9/30/2025
Life Technologies Corporation(10)	Industrial	Baa1/BBB/BBB+	103,645	1.7%	$13.00	3.3%	6/30/2025
Allstate Insurance Co.(11)	Office	Aa3/A+/AA-	75,623	1.2%	$16.00	2.9%	5/31/2024
Ceva Freight LLC(12)	Industrial	B1/NR/B+	333,397	5.5%	$3.09	2.5%	8/31/2022
Beall's, Inc. (13)	Industrial	NR/NR/NR	200,000	3.3%	$4.80	2.3%	9/30/2021
VTech Communications, Inc.(14)	Industrial	NR/NR/NR	208,000	3.4%	$4.53	2.3%	7/31/2022
Total Major Tenants			2,352,737	38.6%	$7.16	41.0%
Other Tenants			3,156,625	51.8%	$7.67	59.0%
Total Occupied			5,509,362	90.4%	$7.45	100.0%
Vacant			584,815	9.6%
Total / Wtd. Avg.			6,094,177	100.0%
(1)	Based on the underwritten rent roll.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent Per Sq. Ft. is inclusive of contractual rent steps taken through June 1, 2021.

(4)	ALDI, Inc. reflects an expansion option for 24,597 sq. ft. that was exercised in February 2020. The expansion space is currently occupied by HCSC. HCSC will be relocated within the Naperville Wood Office Center property as part of the ALDI, Inc. expansion, which will allow HCSC to have all of its office space in one building. Additionally, HCSC’s overall footprint will increase slightly with the relocation space from 175,080 sq. ft. to 177,114 sq. ft. The expansion and relocation are estimated to occur in June/July 2021.

(5)	Health Care Service Corp. has one, five-year renewal option at market rent.

(6)	United Natural Foods, Inc. has one, five-year renewal option at market rent.

(7)	ALDI, Inc. has one, five-year renewal option at market rent.

(8)	General Motors LLC has two, five-year renewal options at the greater of market rent or 90% of the then-current base rent.

(9)	Moran Foods LLC has two, seven-year renewal options at $6.75 per sq. ft. and market rent, respectively.

(10)	Life Technologies Corporation has one, five-year renewal option beginning at $13.00 per sq. ft.

(11)	Allstate Insurance Co. has two, five-year renewal options upon nine months’ notice at 95% of market rent. Allstate Insurance also has a one-time termination option as of any month end between May 2022 and May 2023.

(12)	Ceva Freight LLC has two, five-year renewal options at market rent.

(13)	In May 2018 Beall’s Inc. vacated and subleased their space to United Natural Foods Inc. Beall’s Inc. has one, three-year renewal option at $5.30 per sq. ft.

(14)	VTech Communications, Inc. has one, five-year renewal option at market rent.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per sq. ft.(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2020 & MTM	43	460,033	7.5%	460,033	7.5%	$5.87	6.6%	6.6%
2021(4)	61	1,264,748	20.8%	1,724,781	28.3%	$6.25	19.3%	25.8%
2022(5)	45	1,523,829	25.0%	3,248,610	53.3%	$5.64	20.9%	46.8%
2023	38	470,932	7.7%	3,719,542	61.0%	$8.76	10.0%	56.8%
2024	33	633,520	10.4%	4,353,062	71.4%	$7.11	11.0%	67.8%
2025	18	786,447	12.9%	5,139,509	84.3%	$10.09	19.3%	87.1%
2026	3	50,301	0.8%	5,189,810	85.2%	$9.02	1.1%	88.2%
2027	5	112,643	1.8%	5,302,453	87.0%	$15.54	4.3%	92.5%
2028	3	202,643	3.3%	5,505,096	90.3%	$14.60	7.2%	99.7%
2029	0	0	0.0%	5,505,096	90.3%	$0.00	0.0%	99.7%
2030 & Thereafter	1	4,266	0.1%	5,509,362	90.4%	$26.98	0.3%	100.0%
Vacant	NAP	584,815	9.6%	6,094,177	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	250	6,094,177	100.0%			$7.45	100.0%

(1)	Based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Annual U/W Base Rent per sq. ft. is inclusive of (i) contractual rent steps taken through June 1, 2021 and includes the ALDI, Inc. expansion of approximately 24,597 sq. ft. and HCSC relocation at the Naperville Woods Office Center property. U/W Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial April and/or May rent payments and/or have requested rent relief during the COVID-19 pandemic. The total stress to U/W Base Rent is $241,419.

(4)	General Motors, LLC leases will expire in 2021 and has two, five-year renewal options at the greater of market rent or 90% of the then-current base rent. General Motors, LLC has occupied the property since 1998. General Motors has expressed interest to renew and is expecting to receive a formal proposal with renewal terms from the Borrower Sponsor.

(5)	Both United Natural Foods, Inc. and Ceva Freight LLC leases will expire in 2022. United Natural Foods, Inc. has one, five-year renewal option at market rent. Ceva Freight LLC has two, five-year renewal options at market rent. United Natural Foods Inc. and Ceva Freight have both engaged the Borrower Sponsor about potentially expanding at expiration if any space were to become vacant at the respective properties.

A-3-10

Various Various, Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 41.9% 3.04x 15.7%

Major Tenants. The top five tenants occupying the Agellan Properties by U/W Base Rent are Health Care Service Crop. (177,114 sq. ft.; 2.9% of NRA; 6.9% of U/W Base Rent), United Natural Foods, Inc. (463,172 sq. ft.; 7.6% of NRA; 6.4% of U/W Base Rent), ALDI, Inc. (137,986 sq. ft.; 2.3% of NRA; 5.4% of U/W Base Rent), General Motors LLC (400,000 sq. ft.; 6.6% of NRA; 5.1% of U/W Base Rent) and Moran Foods LLC (253,800 sq. ft.; 4.2% of NRA; 3.8% of U/W Base Rent).

Health Care Service Corp. (177,114 sq. ft.; 2.9% of NRA; 6.9% of U/W Base Rent). Health Care Service Corp. (“HCSC”) is an independent licensee of the Blue Cross and Blue Shield Association. HCSC is the largest customer-owned health insurer in the United States and fifth largest overall. Health Care Service Corp operates through Blue Cross and Blue Shield Plans in Illinois, Montana, New Mexico, Oklahoma and Texas. HCSC affiliates and subsidiaries such as Dearborn National, Medecision and Dental Network of America offer group life, disability and dental solutions, as well as a range of other individual solutions. The company, founded in 1936, serves more than 16 million members across five states and employs more than 23,000 people in over 60 local offices. A portion of the space occupied by HCSC will be relocated within the Naperville Wood Office Center property in conjunction with the ALDI, Inc. expansion, which will allow HCSC to have all of its office space in one building. Additionally, HCSC’s overall footprint will increase slightly with the relocation space from 175,080 sq. ft. to 177,114 sq. ft. The expansion and relocation are estimated to occur in June/July 2021. Health Care Service Corp. has one, five-year renewal option at market rent.

United Natural Foods, Inc. (463,172 sq. ft.; 7.6% of NRA; 6.4% of U/W Base Rent). United Natural Foods, Inc. engages in the distribution of natural, organic, and specialty foods and non-food products. The company is headquartered in Providence, Rhode Island. United Natural Foods, Inc. has one, five-year renewal option at market rent.

ALDI, Inc. (137,986 sq. ft.; 2.3% of NRA; 5.4% of U/W Base Rent). ALDI, Inc. owns and operates grocery stores throughout the U.S. ALDI, Inc. offers grocery, meat, fresh produce, wine and beer, beverages, and other home products. ALDI, Inc. is located in Batavia, Illinois. ALDI, Inc. has approximately 3,000 total employees across all of its locations and generates approximately $4.32 billion in sales annually. ALDI, Inc. operated more than 1,900 stores in across 36 states. In February 2020, ALDI, Inc. exercised an expansion option for an additional 24,597 sq. ft. ALDI, Inc. has one, five-year renewal option at market rent.

General Motors LLC (400,000 sq. ft.; 6.6% of NRA; 5.1% of U/W Base Rent). General Motors LLC is the fourth largest automaker globally and the largest in the U.S. with approximately $246.6 billion in total assets as of March 31, 2020. Headquartered in Detroit, Michigan, General Motors LLC’s brands include Chevrolet, Buick, GMC and Cadillac. General Motors LLC has two, five-year renewal options at the greater of market rent or 90% of the then-current base rent.

Moran Foods LLC (253,800 sq. ft.; 4.2% of NRA; 3.8% of U/W Base Rent). Moran Foods LLC is the parent company of Save-A-Lot Holdings, LLC (“Save-A-Lot”). Save-A-Lot is an American discount grocery store chain with approximately 1,300 stores across 36 states with over $4.0 billion in annual sales. Headquartered in St. Louis, Missouri, Save-A-Lot’s stores carry most grocery products, including an assortment of fresh, canned and frozen produce as well as meat, meal products, household items and everyday groceries. Moran Foods LLC has two, seven-year renewal options at $6.75 per sq. ft. and market rent, respectively.

Environmental Matters. The Phase I environmental reports dated February 26, 2020 through March 26, 2020 recommended no further action at the Agellan Portfolio.

The Market. The Agellan Portfolio is geographically diverse with properties located across nine states which include the top five states by U/W Base Rent, Texas (46.7% of allocated loan amount (“ALA”); 43.4% of U/W Base Rent), Illinois (18.0% of ALA; 22.8% of U/W Base Rent), Florida (12.6% of ALA; 11.7% of U/W Base Rent), Georgia (11.3% of ALA; 10.9% of U/W Base Rent) and Michigan (3.4% of ALA; 5.1% of U/W Base Rent).

Geographic Distribution
State	Number of Properties	Total Sq. Ft.	% of Total Sq. Ft.	Allocated Loan Amount	(%) Allocated Loan Amount	U/W Base Rent	% of U/W Base Rent	Appraised Value	% of Appraised Value
Texas	21	2,474,352	40.6%	$35,037,841	46.7%	$17,819,019	43.4%	$257,400,000	46.7%
Illinois	9	796,783	13.1%	13,507,444	18.0%	9,375,116	22.8%	99,000,000	18.0%
Florida	1	906,449	14.9%	9,452,233	12.6%	4,804,386	11.7%	70,200,000	12.7%
Georgia	9	788,791	12.9%	8,452,854	11.3%	4,471,074	10.9%	61,750,000	11.2%
Michigan	1	400,000	6.6%	2,558,933	3.4%	2,097,244	5.1%	18,750,000	3.4%
Indiana	1	434,354	7.1%	3,288,462	4.4%	1,385,853	3.4%	24,100,000	4.4%
Ohio	2	183,818	3.0%	1,248,759	1.7%	404,218	1.0%	9,150,000	1.7%
Maryland	1	57,590	0.9%	995,658	1.3%	426,784	1.0%	7,300,000	1.3%
Kentucky	1	52,040	0.9%	457,816	0.6%	247,686	0.6%	3,350,000	0.6%
Portfolio Total	46	6,094,177	100.0%	$75,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

A-3-11

Various Various, Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 41.9% 3.04x 15.7%

The Agellan Portfolio is located across 12 U.S. markets which include the top five markets by U/W Base Rent, Houston (24.2% of ALA; 23.2% of U/W Base Rent), Chicago (18.0% of; 22.8% of U/W Base Rent), Austin (13.7% of ALA; 12.9% of U/W Base Rent), Tampa (12.6% of ALA; 11.7% of U/W Base Rent) and Atlanta (11.3% of ALA; 10.9% of U/W Base Rent).

Market Overview
Market	Number of Properties	Total Sq. Ft.	% of Total Sq. Ft.	Allocated Loan Amount	(%) Allocated Loan Amount	U/W Base Rent	% of U/W Base Rent	Appraised Value	% of Appraised Value
Houston	12	1,513,116	24.8%	$18,158,189	24.2%	$9,530,614	23.2%	$133,100,000	24.2%
Chicago	9	796,783	13.1%	13,507,444	18.0%	9,375,116	22.8%	99,000,000	18.0%
Austin	5	411,604	6.8%	10,259,926	13.7%	5,278,622	12.9%	75,200,000	13.6%
Tampa	1	906,449	14.9%	9,452,233	12.6%	4,804,386	11.7%	70,200,000	12.7%
Atlanta	9	788,791	12.9%	8,452,854	11.3%	4,471,074	10.9%	61,750,000	11.2%
Flint	1	400,000	6.6%	2,558,933	3.4%	2,097,244	5.1%	18,750,000	3.4%
Dallas	1	253,800	4.2%	3,593,672	4.8%	1,573,560	3.8%	26,720,000	4.8%
San Antonio	3	295,832	4.9%	3,026,055	4.0%	1,436,224	3.5%	22,380,000	4.1%
Indianapolis	1	434,354	7.1%	3,288,462	4.4%	1,385,853	3.4%	24,100,000	4.4%
Baltimore	1	57,590	0.9%	995,658	1.3%	426,784	1.0%	7,300,000	1.3%
Columbus	2	183,818	3.0%	1,248,759	1.7%	404,218	1.0%	9,150,000	1.7%
Cincinnati	1	52,040	0.9%	457,816	0.6%	247,686	0.6%	3,350,000	0.6%
Portfolio Total	46	6,094,177	100.0%	$75,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

Major Markets.

Houston. According to a third party report, the Houston Industrial market ended the first quarter 2020 with a vacancy rate of 7.6%. The reported market vacancy rates for logistics and flex properties were 8.4% and 10.0%, respectively. The existing market inventory is made up of 74.6% logistics properties and 8.1% flex properties based on total sq. ft. Rental rates ended the first quarter of 2020 at $7.42 per sq. ft. The average quoted rates for logistics and flex properties were $6.91 per sq. ft. and $10.61 per sq. ft., respectively. The 12-month net absorption ending in the first quarter 2020 was 8,621,259 sq. ft. for logistics properties and -49,931 sq. ft. for flex properties.

According to a third party report, the Houston Office market ended the first quarter 2020 with a vacancy rate of 16.8%. The reported vacancy rates for Class A and Class B buildings were 19.6% and 17.1%, respectively. The existing market inventory is comprised of 44.5% Class A, 42.8% Class B, and 12.6% Class C based on total sq. ft. The average quoted rental rate in the first quarter 2020 for all classes was $28.36 per sq. ft. The average quoted rental rate for Class A and B was $34.07 per sq. ft. and $24.25 per sq. ft., respectively. The 12-month net absorption ending in the first quarter 2020 for Class A & B in the market was 1,251,779 sq. ft. and -1,448,622 sq. ft., respectively.

Historical Market Occupancy - Industrial(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
93.9%	93.1%	93.7%	94.3%	95.0%	94.5%	95.1%	94.9%	94.6%	94.8%	94.3%	93.3%
(1)	Source: Third party report.

Historical Market Occupancy - Office(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
88.4%	86.7%	86.9%	87.2%	88.4%	88.6%	89.4%	87.1%	85.5%	84.0%	83.8%	83.4%
(1)	Source: Third party report.

Chicago. According to a third party report, the Chicago Industrial market ended the first quarter 2020 with a vacancy rate of 6.2%. The reported market vacancy rates for logistics and flex properties were 7.1% and 7.6%, respectively. The existing market inventory is made up of 66.1% logistics properties and 5.8% flex properties based on total sq. ft. Rental rates ended the first quarter of 2020 at $7.36 per sq. ft. The average quoted rates for logistics and flex properties were $6.87 per sq. ft. and $12.24 per sq. ft., respectively. The 12-month net absorption ending in the first quarter 2020 was 535,853 sq. ft. for flex properties and 14,631,591 sq. ft. for logistics properties.

According to a third party report, the Chicago Office market ended the first quarter 2020 with a vacancy rate of 12.2%. The reported vacancy rates for Class A and Class B buildings were 15.2% and 11.7%, respectively. The existing market inventory is comprised of 39.0% Class A, 44.2% Class B, and 16.7% Class C based on total sq. ft. The average quoted rental rate in the first quarter 2020 for all classes was $29.44 per sq. ft. The average quoted rental rate for Class A and B was $37.39 per sq. ft. and $25.20 per sq. ft., respectively. The 12-month net absorption ending in the first quarter 2020 for Class A and B in the market was 3,566,358 sq. ft. and -457,122 sq. ft., respectively.

A-3-12

Various Various, Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 41.9% 3.04x 15.7%

Historical Market Occupancy - Industrial(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
89.8%	88.1%	88.2%	89.1%	90.6%	91.3%	92.6%	93.2%	93.8%	93.7%	94.2%	94.1%
(1)	Source: Third party report.

Historical Market Occupancy - Office(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
87.4%	85.0%	85.2%	85.6%	86.1%	86.6%	87.3%	88.0%	87.7%	88.0%	88.4%	87.9%
(1)	Source: Third party report.

Austin. According to a third party report, the market vacancy rates for logistics and flex properties were 9.8% and 7.3%, respectively. The existing market inventory is made up of 60.5% logistics properties and 20.9% flex properties based on total sq. ft. Rental rates ended the first quarter of 2020 at $11.30 per sq. ft. The average quoted rates for logistics and flex properties were $9.93 per sq. ft. and $14.31 per sq. ft., respectively. The 12-month net absorption ending in the first quarter 2020 was 1,113,224 sq. ft. for logistics properties and 744,867 sq. ft. for flex properties. According to a third party report, Austin is expected to outperform the state of Texas and nation in 2020, with a high number of technology companies and housing at the forefront. Long term, Austin is viewed as a market with a well-educated labor force, high concentration of technology businesses and a relatively low cost of living compared to other high technology based industries which is anticipated to fuel a high population growth for the market.

Historical Market Occupancy - Industrial(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
90.2%	87.8%	88.5%	89.6%	91.3%	93.5%	93.5%	95.6%	95.6%	93.6%	93.6%	92.8%
(1)	Source: Third party report.

Tampa. According to a third party report, the Tampa Bay Industrial market ended the first quarter 2020 with a vacancy rate of 5.0%. The reported market vacancy rates for logistics properties was 5.4%. The existing market inventory is made up of 66.3% logistics properties based on total sq. ft. Rental rates ended the first quarter at $7.72 per sq. ft. The average quoted rates for logistics properties was $7.11 per sq. ft. The 12-month net absorption ending in the first quarter 2020 for logistics properties was 2,025,279 sq. ft. According to a third party report, as of year-end 2019, Tampa’s industrial sector outpaced the industrial sectors in the state of Florida in relation to demand growth at approximately 2.8 million sq. ft. of absorbed space. Tampa was the only market in the state that saw improved growth from approximately 2.7 million sq. ft. of positive net absorption year over year.

Historical Market Occupancy - Industrial(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
92.3%	89.4%	89.3%	89.8%	90.2%	91.6%	92.3%	93.8%	95.0%	95.1%	95.3%	95.1%
(1)	Source: Third party report.

Atlanta. According to a third party report, the Atlanta Industrial market ended the first quarter 2020 with a vacancy rate of 6.1%. The reported market vacancy rates for logistics and flex properties were 6.7% and 5.5%, respectively. The existing market inventory is made up of 77.4% logistics properties and 9.1% flex properties based on total sq. ft. Rental rates ended the first quarter at $6.17 per sq. ft. The average quoted rates for logistics and flex properties were $5.52 per sq. ft. and $11.03 per sq. ft., respectively. The 12-month net absorption ending in the first quarter 2020 was 11,337,139 sq. ft. for logistics properties and -202,543 sq. ft. for flex properties. According to a third party report, the Atlanta market is seen as Georgia’s main growth engine and one of the strongest economies in the nation. Job growth, in the Atlanta market outsize business services and has averaged approximately 2.0% as of year-end 2019, which has been one of the best in the nation for nine consecutive years.

Historical Market Occupancy - Industrial(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
87.5%	86.4%	85.6%	86.9%	87.5%	88.7%	91.5%	93.1%	93.0%	94.1%	94.6%	94.4%
(1)	Source: Third party report.

A-3-13

Various Various, Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 41.9% 3.04x 15.7%

Cash Flow Analysis.

Portfolio Operating History
	2015	2016	2017	2018	2019	2020 Budget
2015 Reporting Assets
Number of Properties	27	27	27	27	27	27
Effective Gross Revenue	$40,377,590	$41,938,945	$40,607,440	$42,687,111	$43,265,751	$44,216,063
Operating Expenses	$15,493,935	$15,426,605	$15,832,843	$16,065,442	$16,124,634	$16,800,898
Net Operating Income	$24,883,655	$26,512,341	$24,774,596	$26,621,670	$27,141,118	$27,415,165
Year-over-Year Change	-	6.5%	-6.6%	7.5%	2.0%	1.0%

2016 Reporting Assets
Number of Properties		31	31	31	31	31
Effective Gross Revenue		$43,483,706	$50,440,354	$52,850,050	$54,478,273	$55,355,348
Operating Expenses		$15,881,067	$19,253,268	$19,685,230	$20,636,890	$20,967,544
Net Operating Income		$27,602,639	$31,187,086	$33,164,820	$33,841,384	$34,387,804
Year-over-Year Change		-	13.0%	6.3%	2.0%	1.6%

2017 Reporting Assets
Number of Properties			41	41	41	41
Effective Gross Revenue			$53,679,748	$58,304,052	$60,181,340	$61,115,986
Operating Expenses			$19,917,149	$20,981,732	$22,007,429	$22,423,094
Net Operating Income			$33,762,598	$37,322,320	$38,173,911	$38,692,892
Year-over-Year Change			-	10.5%	2.3%	1.4%

2018 Reporting Assets
Number of Properties				46	46	46
Effective Gross Revenue				$60,700,041	$63,486,372	$64,626,262
Operating Expenses				$21,738,754	$23,013,221	$23,452,522
Net Operating Income				$38,961,287	$40,473,151	$41,173,740
Year-over-Year Change				-	3.9%	1.7%

A-3-14

Various Various, Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 41.9% 3.04x 15.7%

Cash Flow Analysis
	2016	2017	2018	2019(1)	U/W(1)(2)	U/W PSF
Agellan Properties Included	31	41	46	46	46

Base Rent	$30,444,923	$36,778,978	$40,209,368	$42,047,666	$41,031,381	$6.73
Vacant Income(3)	0	0	0	0	5,221,640	$0.86
Gross Potential Rent	$30,444,923	$36,778,978	$40,209,368	$42,047,666	$46,253,021	$7.59
Total Reimbursements(4)	12,782,653	16,793,058	19,551,436	21,118,949	20,332,677	$3.34
Gross Potential Income	$43,227,576	$53,572,036	$59,760,803	$63,166,615	$66,585,698	$10.93
Less: Vacancy(5)	(53,002)	(16,561)	(50,095)	(101,504)	(7,100,706)	($1.17)
Other Income	309,133	124,273	989,333	421,261	571,000	$0.09
Effective Gross Income	43,483,706	$53,679,748	$60,700,041	$63,486,372	$60,055,992	$9.85
Total Fixed Expenses	$7,331,761	$8,981,519	$10,147,809	$10,478,429	$11,331,286	$1.86
Total Operating Expenses	$8,549,306	$10,935,630	$11,590,945	$12,534,792	$12,500,350	$2.05
Total Expenses	$15,881,067	$19,917,149	$21,738,754	$23,013,221	$23,831,636	$3.91
Net Operating Income	$27,602,639	$33,762,598	$38,961,287	$40,473,151	$36,224,356	$5.94
TI/LC	0	0	0	0	2,623,997	$0.43
Capital Expenditures	0	0	0	0	693,998	$0.11
Net Cash Flow	$27,602,639	$33,762,598	$38,961,287	$40,473,151	$32,906,361	$5.40
(1)	The change from 2019 Net Operating Income to U/W Net Operating Income is largely attributable to adjustments made in relation to dark and known to be vacating tenants.

(2)	U/W Base Rent is inclusive of contractual rent steps taken through June 1, 2021 and includes the ALDI, Inc. expansion of approximately 24,597 sq. ft. and HCSC relocation at the Naperville Woods Office Center property. U/W Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial rent payments in April, May and/or June or have requested rent relief during the COVID-19 pandemic. The total stress to U/W Base Rent is $223,074.

(3)	Vacant Income includes all applicable dark tenants as well as known vacates.

(4)	Total Reimbursements include reimbursements to lease terms of each tenant. An additional stress loss adjustment of 10.0% was applied to any tenants that missed full rent payments in April, May and/or June. The total stress to reimbursements is $77,899.

(5)	Vacancy is underwritten to 10.7%, which represents the sum of economic vacancy of the Agellan Portfolio, inclusive of a minimum vacancy of 5.0% for all Agellan Properties.

Property Management.   The Agellan Portfolio is managed by 11 individual managers which include Agellan Management LP, Colliers International Management - Atlanta, LLC, Adena Commercial LLC d/b/a Colliers International Greater Columbus Region, PCR Property Services, LLC d/b/a NAI Partners, Jones Lang LaSalle Americas, Inc., NAI Hiffman Asset Management, LLC, Stream Realty Partners-Austin, L.P., Stream Realty Partners-Houston, L.P., Stream Realty-Illinois, L.L.C., Hiffman Asset Management, LLC d/b/a Hiffman National, LLC, and Stream Realty Partners - Central TX, L.P.

Lockbox / Cash Management. The Agellan Portfolio Whole Loan documents require a hard lockbox and in-place cash management. At loan origination, the Borrowers were required to deliver tenant direction letters within 30 days following the loan origination date to the existing tenants at the Agellan Portfolio Properties, directing each tenant to remit its rent checks directly to the lender-controlled lockbox. All funds in the lockbox account are required to be swept to a lender-controlled cash management account every business day. Provided no Cash Sweep Period (as defined below) is continuing, all funds in the cash management account will be transferred into the Borrowers’ operating account. During a Cash Sweep Period, all excess cash in the cash management account after payment of debt service, required reserves, operating expenses, approved extraordinary expenses and mezzanine debt service will be retained by the lender as additional collateral for the Agellan Portfolio Whole Loan and disbursed to the Borrowers for payment of certain permitted amounts, including the payment of shortfalls in debt service and mezzanine debt service and payment of capital expenditure work.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default under the Agellan Portfolio Whole Loan documents, (ii) a bankruptcy action of any individual Borrower or any general partner or managing member, as applicable, of an individual Borrower, (iii) the date that is 30 days following any bankruptcy action of any property manager (unless as of such date the manager has been replaced in accordance with the Agellan Portfolio Whole Loan documents), (iv) the debt service coverage ratio for any calendar quarter (based upon Agellan Portfolio Whole Loan and Agellan Portfolio Mezzanine Loan (as defined below) assuming a 30-year amortization on the trailing three-month period immediately preceding the end of such calendar quarter) being less than 1.15x, or (v) an event of default under the Agellan Portfolio Mezzanine Loan documents.

A Cash Sweep Period will cease to exist upon the following events (each, a “Cash Sweep Event Cure”): with respect to (a) clause (i) or (v) above, a cure of such event of default, (b) clause (iii) above, the replacement of the property manager with a qualified manager under a replacement management agreement in accordance with the Agellan Portfolio Whole Loan documents, or (c) clause (iv) above, the achievement of a debt service coverage ratio of 1.15x or greater for any calendar quarter based upon a 30-year amortization on the trailing three-month period immediately preceding the end of such calendar quarter; provided (1) no other event of default is continuing under any Agellan Portfolio Whole Loan documents or Agellan Portfolio Mezzanine Loan documents, and (2) the Borrowers will have paid all of the lender’s reasonable and actual out-of-pocket costs and expenses and the mezzanine borrowers will have paid all of Mezzanine Lender’s (as defined below) reasonable and actual out-of-pocket costs and expenses, in each case, incurred by the lender or

A-3-15

Various Various, Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 41.9% 3.04x 15.7%

Mezzanine Lender, as applicable, in connection with such Cash Sweep Event Cure including, reasonable and actual out-of-pocket attorney’s fees and expenses.

Initial and Ongoing Reserves. At loan origination, the Borrowers deposited (i) $6,410,963 for outstanding TI/LC obligations and free rent, (ii) $2,985,266 into the required repair reserve for deferred maintenance, (iii) $2,000,000 into a working capital reserve for shortfalls in debt service and operating expenses and the payment of any replacements, leasing costs, taxes, other charges and/or insurance premiums and (iv) $172,050 into the gap rent reserve.

Tax Reserve. The Borrowers are required to deposit into a tax reserve, on a monthly basis, 1/12 of the estimated (a) annual real estate taxes, and (b) during a Cash Sweep Period, annual maintenance charges, impositions and any other charges levied or assessed against the Agellan Portfolio Properties, unless the Borrowers deliver evidence reasonably acceptable to lender that such amounts required for real estate taxes and maintenance charges, impositions and any other charges have or will be paid directly by a tenant. As of the origination date, the requirement for the payment of monthly real estate taxes for tenants have been paid directly by the Borrowers, with the exception of a small portion of the Supervalu property which was paid directly by the tenant.

Insurance Reserve. The Borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrowers obtain and maintain a blanket insurance policy that complies with the requirements of the Agellan Portfolio Whole Loan documents, the requirement for monthly deposits into the insurance reserve will be waived. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve. The Borrowers are required to deposit into the replacement reserve, on a monthly basis, approximately $101,570 (1/12 of $0.20 per sq. ft.), subject to a cap of the amount equal to 36 times the required monthly deposit (approximately $3.7 million).

TI/LC Reserve. The Borrowers are required to deposit into the TI/LC reserve, on a monthly basis, approximately $431,671 (1/12 of $0.85 per sq. ft.), subject to a cap of the amount equal to 36 times the required monthly deposit (approximately $15.5 million).

Working Capital Reserve. Provided no event of default exists, lender will make disbursements from the working capital reserve for (i) the payment of shortfalls in the payment of debt service of mezzanine debt service, (ii) the payment of shortfalls for any documented operating expenses, (iii) the payment of any replacements at any Agellan Portfolio Property, (iv) the payment of any leasing costs at any Agellan Portfolio Property to the extent amounts in the TI/LC reserve are insufficient to pay such amounts and (v) the payment of taxes, other charges and insurance premiums at any Agellan Portfolio Property to the extent amounts in the taxes and insurance reserves are insufficient to pay such amounts.

Common Charges Funds Reserve. During the continuance of a Cash Sweep Period, the Borrowers are required to deposit into the common charges reserve, on a monthly basis, an amount equal to 1/12 of the fees, dues, charges and assessments payable under the condominium documents (the “Common Charges”) that the lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such Common Charges at least 30 days prior to their respective due dates.

Current Mezzanine or Secured Subordinate Indebtedness. Concurrently with the funding of the Agellan Portfolio Whole Loan, the lender (in such capacity, the “Mezzanine Lender”) also funded a mezzanine loan in the amount of $31.0 million (the “Agellan Portfolio Mezzanine Loan”). The Agellan Portfolio Mezzanine Loan is secured by the pledge of the direct or indirect equity interest in the borrowers and is coterminous with the Agellan Portfolio Whole Loan. The Agellan Portfolio Mezzanine Loan accrues interest at a rate of 9.00000% per annum. Based on the Agellan Portfolio Whole Loan and the Agellan Portfolio Mezzanine Loan, the cumulative Cut-off Date LTV is 78.8%, the cumulative U/W NCF DSCR is 1.54x and the cumulative U/W NOI Debt Yield is 8.3%. The rights of the Mezzanine Lender under the Agellan Portfolio Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Other Indebtedness. Each of Agellan Commercial REIT U.S. L.P., 9385 Washington Blvd LP, 6100 McIntosh LP, Agellan Warrenville LP, Continental Drive LP, Norcross Springs LP, Corridor Park LP and Chicago Industrial Properties 1 LP (collectively, the “Intercompany Loan Lenders”) is a lender under a intercompany loan (each, an “Intercompany Loan”) to Piper Commercial Holdings LLC, an indirect parent company of the Intercompany Loan Lenders. The Intercompany Loans are fully funded, non-interest bearing, and collectively have an aggregate outstanding amount of $152,880,751. Each Intercompany Loan is unsecured and subject and subordinate to the Agellan Portfolio Loan in all respects.  The borrower under each Intercompany Loan has agreed that so long as the Mortgage Loan remains outstanding, it will not (i) commence any legal or equitable proceedings against an Intercompany Loan Lender or otherwise in connection with such Intercompany Loan or (ii) assert any claims or demands whatsoever under applicable law against the Intercompany Loan Lender.

Partial Releases. Under the Agellan Portfolio Whole Loan documents, the Borrowers have the right to the release an individual Agellan Portfolio Property (each, an “Individual Property”) from the lien of the mortgage, provided that the Borrowers satisfy certain terms and conditions set forth in the Agellan Portfolio Whole Loan documents (the “Individual Loan Repayment Conditions”), including among other

A-3-16

Various Various, Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 41.9% 3.04x 15.7%

things (i) no event of default under the Agellan Portfolio Whole Loan documents has occurred and is continuing (other than an event of default that would be cured by the release of such individual Agellan Portfolio Property); (ii) the applicable individual Borrower (each such Borrower, an “Individual Borrower”) will make a voluntary prepayment of the Agellan Portfolio Whole Loan in an amount equal to the Release Price (as defined below) for the Individual Property; (iii) after giving effect to the release of the applicable Individual Property (including the portion of the Agellan Portfolio Whole Loan prepaid pursuant to the terms of the Agellan Portfolio Whole Loan documents), the debt service coverage ratio for the Agellan Portfolio Properties then remaining subject to the liens of the mortgages (excluding the Individual Property requested to be released) based on the trailing 12-month period immediately preceding the release of the applicable Individual Property will be equal to or greater than the greater of (A) the Release Debt Service Coverage Ratio (as defined below), and (B) the debt service coverage ratio for all of the Agellan Portfolio Properties then remaining subject to the liens of the mortgages (including the Individual Property requested to be released) immediately preceding the release of the applicable Individual Property based on the trailing 12 month period immediately preceding the release of the applicable Individual Property (such greater amount, the “Required Release DSCR”), provided that the Borrowers will have the right to do any one or a combination of the following to achieve the Required Release DSCR in accordance with the Agellan Portfolio Whole Loan documents make a prepayment of the Agellan Portfolio Whole Loan, deliver a letter of credit or deposit cash collateral with the lender; and (iv) subsequent to such release, each Individual Borrower will continue to be a special purpose entity. The Agellan Portfolio Whole Loan documents also provide that if the loan-to-value ratio exceeds or would exceed 125% immediately after the release, no release will be permitted unless the principal balance of the Agellan Portfolio Whole Loan is prepaid by an amount set forth in the Agellan Portfolio Whole Loan documents or the borrower delivers a REMIC opinion.

“Release Debt Service Coverage Ratio” means the debt service coverage of 1.70x.

“Release Price” means, with respect to any Individual Property being released, (i) until an amount equal to $60,450,000 has been prepaid in connection with Partial Releases in accordance with the Agellan Portfolio Whole Loan documents, 110% of the Agellan Portfolio Whole Loan amount allocated to such Individual Property and (ii) thereafter, 115% of the Agellan Portfolio Whole Loan amount allocated to such Individual Property.

Outparcel Release. In addition, the Agellan Portfolio Whole Loan documents provide that the Borrowers may release certain non-income producing parcels comprising a portion of Sarasota Distribution Hub, Supervalu and Naperville Woods Office Center properties upon satisfaction of certain conditions set forth in the Agellan Portfolio Whole Loan documents, including, without limitation, the payment of a release price set forth herein.

Condominium Structure. One of the Agellan Properties, owned by Chicago Industrial Properties 1 LP (the “Chicago Industrial Borrower”), is subject to a condominium declaration. The Chicago Industrial Borrower has an approximately 81.15% ownership in common elements, and controls the condominium association’s board of directors. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus for additional information.

A-3-17

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers Buildings A, B & C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield(7):	$75,000,000 38.7% 3.63x 13.1%

A-3-18

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers Buildings A, B & C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield(7):	$75,000,000 38.7% 3.63x 13.1%

A-3-19

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers Buildings A, B & C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield(7):	$75,000,000 38.7% 3.63x 13.1%

Mortgage Loan Information
Loan Sellers(1):	GSMC
Loan Purpose:	Refinance
Borrower Sponsor:	Jay Paul
Borrower:	MT1 ABC LLC
Original Balance(1)(2):	$75,000,000
Cut-off Date Balance(1)(2):	$75,000,000
% by Initial UPB:	8.0%
Interest Rate:	3.49000%
Payment Date:	6th of each month
First Payment Date:	March 6, 2020
Maturity Date:	February 6, 2030
Amortization:	Interest Only
Additional Debt(2)(3):	$368,000,000 Pari Passu Debt; $327,000,000 Subordinate Debt
Call Protection(4):	L(24), YM1(5), DorYM1(84), O(7)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$0	$282,271	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$15,858	NAP
TI/LC:	$53,688,909	$0	NAP
Rent Concessions:	$34,016,766	NAP	NAP
Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Sunnyvale, CA
Year Built / Renovated:	2008 / NAP
Total Sq. Ft.:	951,498
Property Management:	Paul Holdings, Inc. d/b/a Jay Paul Company
Underwritten NOI(6)(7):	$58,061,321
Underwritten NCF(7):	$56,850,031
Appraised Value(7)(8):	$1,145,000,000
Appraisal Date(8):	October 1, 2021

Historical NOI
Most Recent NOI(6):	$38,037,092 (December 31, 2019)
2018 NOI(9):	$37,570,355 (December 31, 2018)
2017 NOI(9):	$31,545,149 (December 31, 2017)
2016 NOI:	NAV

Historical Occupancy
Most Recent Occupancy(7):	100.0% (January 1, 2021)
2019 Occupancy:	100.0% (December 31, 2019)
2018 Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	100.0% (December 31, 2017)

Financial Information(1)(2)(7)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$75,000,000
Pari Passu Notes	368,000,000
Total Senior Notes	$443,000,000	$466 / $466	38.7% / 38.7%	3.70x / 3.63x	13.1% / 12.8%	13.1% / 12.8%
Subordinate Debt	327,000,000
Whole Loan	$770,000,000	$809 / $809	67.2% / 67.2%	2.13x / 2.09x	7.5% / 7.4%	7.5% / 7.4%

(1)	The Moffett Towers Buildings A, B & C Whole Loan (as defined below) was co-originated by Goldman Sachs Banks USA (“GSBI”), JPMorgan Chase Bank, National Association (“JPMCB”), and DBR Investments Co. Limited (“DBRI”). GSMC will be contributing Notes A-1-C-2, A-1-C-6 and A-1-C-9, with an aggregate original principal balance of $75,000,000, to the Benchmark 2020-B18 securitization (together, the “Moffett Towers A, B & C Loan”).

(2)	The Moffett Towers Buildings A, B & C Loan is part of a whole loan evidenced by 21 senior pari passu notes and three pari passu subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $770.0 million. For additional information, see “The Loan” herein.

(3)	See “Current Mezzanine or Subordinate Indebtedness" herein.

(4)	The defeasance lockout period will be at least 29 payments beginning with and including the first payment date of March 6, 2020. The borrower has the option to defease the entire $770.0 million Moffett Towers Buildings A, B & C Whole Loan in whole (and not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 6, 2023. The assumed defeasance lockout period of 29 months is based on the expected closing date of the Benchmark 2020-B18 securitization in July 2020. The actual lockout period may be longer. In addition, on and after the payment date in March 2022, the Moffett Towers Buildings A, B & C Whole Loan may be voluntarily prepaid with a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance of the Moffett Towers Buildings A, B & C Whole Loan as of the prepayment date.

(5)	For a full description of reserves, please refer to “Initial and Ongoing Reserves” herein.

(6)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the signing of four new leases since August 2019 and includes the straight line average of contractual rent step increments over the lease term for investment grade tenants.

(7)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Moffett Towers Buildings A, B &C Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(8)	Based on the “As-Stabilized” portfolio value of $1,145,000,000 as of October 1, 2021. The “As-Stabilized” value assumes that both Google and Comcast accept delivery at the Moffett Towers Buildings A, B & C Property and are paying unabated rent as of October 1, 2021. The appraiser also concluded an “As-Is” appraised value of $995,000,000, which results in a Cut-Off Date LTV and Balloon LTV of 44.5% for the Moffett Towers Buildings A, B & C Senior Notes (as defined below) and 77.4% for the Moffett Towers Buildings A, B & C Whole Loan.

(9)	The increase in NOI from 2017 to 2018 is attributable to Google’s lease in Building A which commenced on July 26, 2017. The 2018 NOI represents a full year with Google paying unabated rent in Building A.

A-3-20

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers Buildings A, B & C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield(7):	$75,000,000 38.7% 3.63x 13.1%

The Loan.  The Moffett Towers Buildings A, B & C Loan is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $770.0 million (the “Moffett Towers Buildings A, B & C Whole Loan”), which is secured by the borrower’s fee simple interest in three, eight-story Class A office buildings located in Sunnyvale, California (the “Moffett Towers Buildings A, B & C Property”). The Moffett Towers Buildings A, B & C Whole Loan is comprised of (i) a senior loan, comprised of 21 senior pari passu notes with an aggregate principal balance as of the Cut-off Date of $443.0 million (the “Moffett Towers Buildings A, B & C Senior Notes”), three of which (Notes A-1-C-2, A-1-C-6 and A-1-C-9) with an aggregate outstanding principal balance as of the Cut-off Date of $75.0 million are being contributed to the Benchmark 2020-B18 trust and constitute the Moffett Towers Buildings A, B & C Loan, and (ii) three pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $327.0 million (collectively, the “Moffett Towers Buildings A, B & C Subordinate Companion Notes”) as detailed in the note summary table below. The relationship between the holders of the Moffett Towers Buildings A, B & C Senior Notes and Moffett Towers Buildings A, B & C Subordinate Companion Notes is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers Buildings A, B & C Whole Loan” in the Preliminary Prospectus. The Moffett Towers Buildings A, B & C Whole Loan was co-originated by GSBI, DBRI, and JPMCB. The Moffett Towers Buildings A, B & C Whole Loan has a ten-year term and will be interest-only for its entire term.

The Moffett Towers Buildings A, B & C Whole Loan proceeds were used to refinance the existing debt on the Moffett Towers Buildings A, B & C Property, return equity to the borrower sponsor, pay leasing commissions, fund upfront reserves and pay origination costs.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-C-2, A-1-C-6, A-1-C-9	$75,000,000	$75,000,000	Benchmark 2020-B18(1)	No
A-1-C-3, A-1-C-7, A-1-C-10,	53,100,000	53,100,000	GSBI(2)	No
A-1-C-4, A-2-C-1	80,000,000	80,000,000	Benchmark 2020-IG3	No
A-1-C-5	20,000,000	20,000,000	JPMDB 2020-COR7	No
A-1-S-1, A-2-S-1, A-3-S-1	1,000,000	1,000,000	MOFT 2020-ABC	No
A-1-C-1, A-1-C-8	65,000,000	65,000,000	GSMS 2020-GC47(3)	No
A-2-C-2. A-3-C-2, A-3-C-4	69,450,000	69,450,000	Benchmark 2020-IG2	No
A-2-C-3, A-2-C-4, A-3-C-1, A-3-C-3	79,450,000	79,450,000	Benchmark 2020-B17	No
Senior Notes	$443,000,000	$443,000,000
Notes B-1, B-2, B-3	327,000,000	327,000,000	MOFT 2020-ABC	Yes(3)
Whole Loan	$770,000,000	$770,000,000
(1)	GSMC will be contributing Notes A-1-C-2, A-1-C-6 and A-1-C-9, with an aggregate original principal balance of $75,000,000, to the Benchmark 2020-B18 securitization.

(2)	Expected to be contributed to future securitizations.

(3)	The initial controlling notes are Note B-1, B-2 and B-3, so long as no Moffett Towers Buildings A, B & C control appraisal period has occurred and is continuing. If and for so long as a Moffett Towers Buildings A, B & C control appraisal period has occurred and is continuing, then the controlling note will be the Note A-1-C-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers Buildings A, B & C Whole Loan” in the Preliminary Prospectus. The Moffett Towers Buildings A, B & C Whole Loan is being serviced pursuant to the MOFT 2020-ABC trust and servicing agreement. For so long as no Moffett Towers Buildings A, B & C control appraisal period has occurred and is continuing, the control rights of the Moffett Towers Buildings A, B & C Subordinate Companion Notes will be exercisable by the controlling class under the MOFT 2020-ABC trust and servicing agreement.

A-3-21

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers Buildings A, B & C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield(7):	$75,000,000 38.7% 3.63x 13.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$443,000,000	57.5%	Payoff Existing Debt	$364,012,737	47.3%
Subordinate Debt	327,000,000	42.5	Return of Equity	314,083,651	40.8
			Upfront Reserves	87,705,675	11.4
			Closing Costs	2,715,794	0.4
			Leasing Commissions	1,482,143	0.2
Total Sources	$770,000,000	100.0%	Total Uses	$770,000,000	100.0%

The Borrower / Borrower Sponsor.  The borrower is MT1 ABC LLC, a Delaware limited liability company. The company is structured to be a single purpose bankruptcy-remote entity with the borrower having two independent directors in its organizational structure.

The borrower sponsor is Jay Paul Company and the non-recourse carveout guarantor is Paul Guarantor LLC. Founded in 1975, Jay Paul Company is a privately-held real estate firm based in San Francisco, California that concentrates on the acquisition, development and management of commercial properties throughout California with a specific focus on creating projects for technology firms. Jay Paul Company has developed over 13.0 million sq. ft. of institutional quality space including projects for Apple, Amazon, Facebook, Google, Microsoft, HP, Rambus, Nokia, Tencent and DreamWorks. Jay Paul Company owns 25 office buildings in Moffett Park, totaling nearly 7.2 million sq. ft. including Moffett Place, Moffett Gateway, Technology Corner, Moffett Towers and Moffett Towers II.

The Properties. The Moffett Towers Buildings A, B & C Property consists of three, eight-story office buildings totaling 951,498 sq. ft. of Class A office space located in Sunnyvale, California. The buildings were built by the borrower sponsor in 2008. As of January 1, 2021, the Moffett Towers Buildings A, B & C Property had an UW Occupancy of 100.0% and according to a third party market research report as of year-end 2019, has maintained an average historical occupancy of approximately 98.1% since 2014. The Moffett Towers Buildings A, B & C Property is a part of a larger seven-building campus known as Moffett Towers (the “Moffett Towers Campus”) which includes approximately 2.0 million sq. ft. of Class A office space, an approximately 48,207 sq. ft. amenities facility, a swimming pool, a café, an outdoor common area space, and two parking structures.

The Moffett Towers Campus is 100.0% leased as of February 6, 2020 with Google leasing the entirety of Building A and Building B, four tenants leasing Building C (including Google), and Amazon leasing Buildings D, E, F and G, which are not part of the collateral. The Moffett Towers Buildings A, B & C Property features access to the amenities facility and the enclosed parking structure (the “Moffett Towers Common Area Spaces”). Use of and access to the Moffett Towers Common Area Spaces is governed by certain declarations of covenants, conditions, restrictions, easements and charges agreements (collectively, the “Moffett Towers Lot 1 CCR&Es”) made by the borrower as the sole member of the Moffett Towers Lot I Association LLC and a certain declaration of covenants, conditions, restrictions, easements and charges agreement (the “Moffett Towers Amenities Parcel CCR&E” and together with the Lot 1 CCR&E, collectively, the “Moffett Towers CCR&E”) made by the then-current members of the Moffett Towers Building H & Amenities Parcel Association LLC (each a “Moffett Towers Association” and collectively, the “Moffett Towers Associations”). The borrower is the sole member of the Moffett Towers Lot I Association LLC and the borrower and the owners of the non-collateral buildings at the Moffett Towers Campus are the members of the Moffett Towers Building H & Amenities Parcel Association LLC.

The Moffett Towers CCR&Es grant the borrower non-exclusive easement rights over the Moffett Towers Common Area Spaces. The Moffett Towers Associations are obligated to maintain insurance coverage over the Moffett Towers Common Area Spaces and are also responsible for maintenance of the Moffett Towers Common Area Spaces, subject to the terms of the leases. The Moffett Towers CCR&Es delineate shares of the voting interests in the Moffett Towers Associations based on the number of buildings at the Moffett Towers Campus, with each completed building entitled to a proportionate share of the voting interest. In the Moffett Towers Building H & Amenities Parcel Association LLC, the Moffett Towers Buildings A, B & C Property (collectively among all three buildings) is entitled to a 47.595% share of the voting interest in the applicable Moffett Towers Association as of the loan origination date. In the Moffett Towers Lot I Association LLC, each building is entitled to one-third share of the voting interest in the applicable Moffett Towers Association as of the loan origination date.

COVID-19 Update. As of July 1, 2020, the Moffett Towers Buildings A, B & C Property is open, however most, if not all, tenants are working remotely. Based on the underwritten rent roll, there are a total of 6 tenant leases at the Moffett Towers Buildings A, B & C Mortgaged Property and 4 of those tenant leases owed rent for June 2020. Of those 4 tenant leases, 1 tenant lease, representing approximately 4% of the expected June 2020 rent collection, did not pay. Two tenants, Google and Comcast, have executed leases but had no rent due under those leases for June 2020. Google is currently in build out of additional leased premises and Comcast is scheduled to relocate at the Moffett Towers Buildings A, B & C Mortgaged Property. Google has executed leases for Buildings B and C, representing approximately 56% of UW Base Rent. Google is expected to take possession of Building B in January 2021. Google has taken possession of its premises in Building C in 2 phases: 96,282 SF in March 2020 and 84,914 SF in July 2020. Google is expected to begin paying rent for Building B, Building C (Phase I) and Building C (Phase II) in October 2021, September 2020 and February 2021, respectively. Comcast has executed a lease extension and relocation for Building C and is expected to take possession of the relocation space in November 2020 and begin paying rent on both the existing space and relocation space in March 2021, representing approximately 13% of UW Base Rent. Approximately 98.8% of the occupied SF paid rent for June 2020, representing 96.3% of the UW Base Rent. As of July 1, 2020, the Moffett Towers Buildings A, B & C Whole Loan is not subject to any modification or forbearance request related to the COVID-19 pandemic. The July debt service payment has been made.

A-3-22

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers Buildings A, B & C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield(7):	$75,000,000 38.7% 3.63x 13.1%

Tenant / Building(1)
Tenant / Building	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)(3)	% of Net Rentable Area	U/W Base Rent per Sq. Ft.(4)	% of Total U/W Base Rent(4)	Lease Expiration
Google (Building B)(5)	Aa2 / NR / AA+	317,166	33.3%	$60.00	35.5%	12/31/2030
Google (Building A)	Aa2 / NR / AA+	317,166	33.3%	$49.57	29.3%	6/30/2026
Google (Building C)(6)	Aa2 / NR / AA+	181,196	19.0%	$59.40	20.1%	9/30/2027
Comcast(7)	A3 / A- / A-	111,707	11.7%	$60.00	12.5%	10/31/2027
Level 10 Construction	NR / NR / NR	12,944	1.4%	$55.62	1.3%	2/29/2024
Acuitus, Inc	NR / NR / NR	11,319	1.2%	$63.65	1.3%	8/31/2024
Total / Wtd. Avg. Occupied		951,498	100.0%	$56.39	100.0%
Vacant		0	0.0%
Total		951,498	100.0%

(1)	Based on the underwritten rent roll dated as of January 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Net Rentable Area (Sq. Ft.) does not include each tenant’s pro-rata share of the amenities facility. The Moffett Towers Buildings A, B & C Property is part of the Moffett Towers Campus. The Moffett Towers Campus includes a certain common area amenities parcel, which is owned by the Moffett Towers Building H & Amenities Parcel Association LLC. The Moffett Towers Campus also includes a Lot 1 common area, which is owned by the Moffett Towers Lot 1 Association LLC. Building owners within the Moffett Towers Campus are members of the associations and share the right to use these areas by virtue of such membership. There is no allocation of the common area amenities to any particular building, and the common areas are not included in the collateral.

(4)	U/W Base Rent per Sq. Ft. and % of Total U/W Base Rent excludes the base rent payable on each tenant’s pro-rata share of the amenities facility, with rent steps through February 28, 2021.

(5)	Google has executed a lease for Building B but has not yet accepted delivery or begun paying rent. Google is expected to take possession of Building B in January 2021. Additionally, the ongoing COVID-19 pandemic may delay the delivery of the space that Google is expected to take in Building B, which would impact and/ or delay the rent commencement date for the remaining space. We cannot assure you if or when Google will begin paying rent on their delivered space.

(6)	Google took possession of the initial phase of their space in Building C (96,282 sq. ft. of the total 181,196) on March 1, 2020 and took possession of the remaining space in Building C (84,914 sq. ft. of the total 181,196) on July 1, 2020.

(7)	Comcast has executed a lease extension and relocation for 111,707 sq. ft. The relocation space consists of 40,296 sq. ft. and Comcast is expected to take possession of the relocation space in November 2020 and begin paying rent on both the existing space and relocation space in March 2021. We cannot assure you that Comcast will take occupancy and commence paying rent as expected or at all.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.(3)	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft. Expiring(4)	% U/W Base Rent Expiring(4)	Cumulative % of U/W Base Rent Expiring(4)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	2	24,263	2.5%	24,263	2.5%	$59.37	2.7%	2.7%
2025	0	0	0.0%	24,263	2.5%	$0.00	0.0%	2.7%
2026	1	317,166	33.3%	341,429	35.9%	$49.57	29.3%	32.0%
2027	2	292,903	30.8%	634,332	66.7%	$59.63	32.5%	64.5%
2028	0	0	0.0%	634,332	66.7%	$0.00	0.0%	64.5%
2029	0	0	0.0%	634,332	66.7%	$0.00	0.0%	64.5%
2030	1	317,166	33.3%	951,498	100.0%	$60.00	35.5%	100.0%
2031 & Thereafter	0	0	0.0%	951,498	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	951,498	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	6	951,498	100.0%			$56.39	100.0%
(1)	Based on the underwritten rent roll dated January 1, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Total Expiring Sq. Ft. does not include each tenant’s pro-rata share of the amenities facility. The Moffett Towers Campus includes a certain common area amenities parcel, which is owned by the Moffett Towers Building H & Amenities Parcel Association LLC. The Moffett Towers Campus also includes a Lot 1 common area, which is owned by the Moffett Towers Lot 1 Association LLC. Building owners within the Moffett Towers Campus are members of the associations and share the right to use these areas by virtue of such membership. There is no allocation of the common area amenities to any particular building, and the common areas are not included in the collateral.

(4)	Annual U/W Base Rent per Sq. Ft. Expiring, % of U/W Base Rent Expiring, and Cumulative % of U/W Base Rent Expiring include rent steps through February 28, 2021.

A-3-23

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers Buildings A, B & C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield(7):	$75,000,000 38.7% 3.63x 13.1%

Major Tenants. The largest tenant, Google (815,528 sq. ft.; 85.7% of NRA; 84.8% of U/W Base Rent) leases a total of 815,528 sq. ft. at the Moffett Towers Buildings A, B & C Property via three separate leases with a weighted average remaining lease term of 8.3 years as of the origination date. Google originally leased a portion of Building A via a subsidiary in 2012 and Google has since expanded, now leasing the entirety of Buildings A & B, and 57.1% of Building C. Each of Google’s leases is triple-net, features a seven-year extension option and does not include any early termination rights.

Google has executed a lease for Building B but has not yet accepted delivery or begun paying rent. Google is expected to take possession of Building B in January 2021. Additionally, the ongoing COVID-19 pandemic may delay the delivery of the remaining space that Google is expected to take in Building B, which would impact and/or delay the rent commencement date for such space. We cannot assure you if or when the space will be delivered or when Google will begin paying rent on their delivered space.

Google took possession of the initial phase of their space in Building C (96,282 SF of the total 181,196) on March 1, 2020 and took possession of the remaining space in Building C (84,914 sq. ft. of the total 181,196) on July 1, 2020.

Google, through an affiliate, has occupied the Moffett Towers Buildings A, B & C Property in some capacity since 2012 and is currently in the process of its third expansion. The Moffett Towers Buildings A, B & C Property is located just four miles east of Google’s world headquarters in Mountain View, California. Further, the Moffett Towers Buildings A, B & C Property is across the street from the NASA-owned Moffett Naval Airfield. In 2014, Google entered into a 60-year lease of Moffett Naval Airfield, an approximate total obligation of more than $1.1 billion. Google reportedly is in the process of investing more than $200 million to renovate the airfield, including major renovations to the three hangars, and has expressed that it plans to use the facility for research, development, assembly and testing in various emerging technologies. Google also uses the facility as a private airport for their corporate planes for the founders and top executives.

The second largest tenant, Comcast (111,707 sq. ft.; 11.7% of NRA; 12.5% of U/W Base Rent) leases 111,707 sq. ft. through October 31, 2027. Comcast’s lease is triple-net, includes 3.0% annual rent increases, features one five-year extension option and no early termination rights. Comcast began leasing space at the Moffett Towers Buildings A, B & C Property in 2011 via an affiliate (Plaxo, Inc.). Comcast has executed a lease extension and relocation for a total of 111,707 sq. ft. and has not yet accepted delivery or begun paying rent on the 40,296 sq. ft. of relocation space. Comcast is expected to begin paying rent on both the existing space and relocation premises in March 2021. We cannot assure you that Comcast will take occupancy and commence paying rent as expected or at all.

Environmental Matters. According to the Phase I environmental report dated January 14, 2020, there are no recognized environmental conditions or recommendations for further action at the Moffett Towers Buildings A, B & C Property.

The Market. The Moffett Towers Buildings A, B & C Property is located in Moffett Park, in Sunnyvale, California which is located in Silicon Valley. Moffett Park is an approximately 519-acre area comprised of office spaces and research and development buildings. Notable technology firms currently in Moffett Park include Google, Hewlett Packard, Juniper Networks, Amazon, Lockheed-Martin, Microsoft, NetApp and Rambus. The Moffett Towers Buildings A, B & C Property is north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System station is located within approximately one mile from the Moffett Towers Campus and services the surrounding residential communities.

According to the appraisal, the Moffett Park office submarket contains 11.2 million sq. ft. and recorded an average asking rent of $67.80 per sq. ft. annually as of January 7, 2020. The submarket’s vacancy rate was noted at 3.4% and has not exceeded 7.1% since 2012. According to the appraisal, Moffett Park contains approximately 9.0 million sq. ft. of four and five star office properties which recorded an average asking rent of $71.64 per sq. ft. annually as of January 7, 2020. The Class A segment of the submarket features a vacancy rate of 1.5%.

A-3-24

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers Buildings A, B & C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield(7):	$75,000,000 38.7% 3.63x 13.1%

The appraisal identified five comparable office leases that had NNN base rents ranging from $50.40 to $72.00 per sq. ft. with a weighted average of $60.24 per sq. ft. The appraiser concluded to a NNN market rent of $60.00 per sq. ft.

Comparable Office Leases(1)
Property Name / Location	Year Built	Stories	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent per Sq. Ft.
Moffett Towers Buildings A, B & C	2008	8	Various	951,498	Various	Various	$56.39(2)
190 & 200 Mathilda Pl Sunnyvale, CA	2002	5	Uber Technologies, Inc.	290,926	June-20	10.5	$72.00
620 National Ave Mountain View, CA	2016	4	Google, Inc.	151,998	Dec-18	10.0	$59.40
625 N Mary Ave Sunnyvale, CA	2020	3	Proofpoint, Inc.	242,400	Nov-18	10.6	$57.60
520 Almanor Ave Sunnyvale, CA	2019	4	Nokia, Inc.	231,000	Sep-18	12.5	$50.40
221 N Mathilda Ave Sunnyvale, CA	2019	3	23andMe, Inc.	154,987	Jun-18	12.0	$60.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated January 1, 2021.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2017	2018	2019	U/W(2)	U/W PSF
Base Rent(3)	$31,760,276	$37,874,365	$37,993,927	$58,967,821	$61.97
Total Reimbursement Revenue	11,793,732	11,467,503	12,298,701	11,126,970	$11.69
Total Other Income	0	0	0	1,302,777	$1.37
Gross Revenue	$43,554,008	$49,341,867	$50,292,627	$71,397,567	$75.04
Vacancy Loss	0	0	0	(2,141,927)	$(2.25)
Effective Gross Revenue	$43,554,008	$49,341,867	$50,292,627	$69,255,640	$72.79
Total Operating Expenses	12,008,858	11,771,512	12,255,535	11,194,319	$11.76
Net Operating Income(4)(5)	$31,545,149	$37,570,355	$38,037,092	$58,061,321	$61.02
Tenant Improvements	0	0	0	510,495	$0.54
Leasing Commissions	0	0	0	510,495	$0.54
Replacement Reserves	0	0	0	190,300	$0.20
Net Cash Flow	$31,545,149	$37,570,355	$38,037,092	$56,850,031	$59.75
(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	U/W cash flow based on annualized in-place rents as of January 1, 2021, with rent steps through February 28, 2021. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(3)	Base Rent includes $5,182,847 of straight line office rent steps over the lease term for investment grade tenants (Google and Comcast) and $125,834 of straight line amenities facility rent steps through February 28, 2021.

(4)	The increase in NOI from 2017 to 2018 is attributable to Google’s lease in Building A which commenced on July 26, 2017. The 2018 NOI represents a full year with Google paying unabated rent in Building A.

(5)	The increase from 2019 NOI to U/W NOI is primarily attributable to the signing of four new leases since August 2019 and includes the straight line average of contractual rent step increments over the lease term for investment grade tenants (Google and Comcast).

Property Management. The Moffett Towers Buildings A, B & C Property is managed by Paul Holdings, Inc. d/b/a Jay Paul Company, the borrower sponsor.

Initial and Ongoing Reserves. At loan origination, the borrower deposited approximately (i) $53,688,909 into a tenant improvement allowances and leasing commissions reserve and (ii) approximately $34,016,766 into a rent concessions reserve, which includes approximately $11,268,221 for free rent and approximately $22,748,545 for gap rent.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $282,271).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $15,858 for replacement reserves.

Lease Sweep Reserve. During a Lease Sweep Period (as defined below), all excess cash flow after payment of debt service, required reserves and budgeted operating expenses is required to be deposited into a lease sweep reserve until amounts on deposit equal the

A-3-25

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers Buildings A, B & C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield(7):	$75,000,000 38.7% 3.63x 13.1%

Lease Sweep Cap Amount (as defined below). In the event that excess cash flow is not sufficient to meet the Required Minimum Monthly Lease Sweep Deposit Amount (as defined below), the borrower is required to deposit such minimum required amount.

A “Required Minimum Monthly Lease Sweep Deposit Amount” means, during a Lease Sweep Period, an amount equal to (i) with respect to a Lease Sweep Period continuing due to a lease sweep trigger relating to Google lease (Building A), $875,044.76, (ii) with respect to a Lease Sweep Period continuing due to a lease sweep trigger relating to Google lease (Building B), $875,044.76 and (iii) with respect to a Lease Sweep Period continuing due to a lease sweep trigger relating to Google lease (Building C), $499,910.49; provided, that, to the extent a Lease Sweep Period is continuing due to a lease sweep trigger relating to more than one Google lease, such amounts set forth above will be aggregated based on all Google leases then in a Lease Sweep Period on the monthly payment date in question (i.e., if, on a monthly payment date, one or more Lease Sweep Periods are continuing which affect all Google leases, the Required Minimum Monthly Lease Sweep Deposit Amount for such monthly payment date will be $2,250,000.01).

Additionally, during the continuance of a Trigger Period (as defined below) other than a Lease Sweep Period, all amounts in excess of the monthly debt service payment, required reserves and budgeted operating expenses are required to be reserved in a cash collateral reserve, capped, if such Trigger Period was caused by a Low DSCR Event, at $47,574,900.

Lockbox / Cash Management. The Moffett Towers Buildings A, B & C Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to direct all existing tenants of the Moffett Towers Buildings A, B & C Property to directly deposit all rents into a deposit account controlled by the lender. Funds in the deposit account are required to be applied and disbursed in accordance with the Moffett Towers Buildings A, B & C Whole Loan documents. During a Trigger Period, all excess cash after payment of the monthly debt service on the Moffett Towers Buildings A, B & C Whole Loan, all required reserves and budgeted operating expenses, and certain other items in the payment waterfall described in the Moffett Towers Buildings A, B & C Whole Loan documents will be reserved as additional collateral for the Moffett Towers Buildings A, B & C Whole Loan.

A “Trigger Period” will be continuing (i) upon an event of default under the Moffett Towers Buildings A, B & C Whole Loan until cured, (ii) upon the debt service coverage ratio as calculated in the Moffett Towers Buildings A, B & C Whole Loan documents being less than 1.15x (assuming amortization) (a “Low DSCR Event”) until the earlier of the date (a) the Moffett Towers Buildings A, B & C Property achieves a debt service coverage ratio of at least 1.15x (assuming amortization) for one calendar quarter or (b) amounts on deposit in the cash collateral reserve equal $47,574,900, or (iii) during the continuance of a Lease Sweep Period.

A “Lease Sweep Period” will be in effect upon the earliest to occur (a) of October 1, 2025 with respect to Building A or the date that is nine months prior to the date any Google Tenant (or any replacement tenant of space leased by Google Tenant) lease expires with respect to Building B and Building C and Google Tenant (or any replacement tenant of space leased by Google Tenant) has not given notice of its intent to renew until either the Reserve Requirement is met or a Renewal or Re-tenanting occurs, (b) the date on which the Google Tenant (or any replacement tenant of 75% or more of the space leased by the Google Tenant) surrenders, cancels or terminates or gives notice of its intent to surrender, cancel or terminate any of its leases at the Moffett Towers Buildings A, B & C Property unless a replacement lease to one or more entities (or subsidiary of such entity) that is rated investment grade by at least two of Moody’s, S&P or Fitch (an “Investment Grade Tenant”) has been entered into until either the Reserve Requirement is met or a Renewal or Re-tenanting occurs, (c) the date on which the Google Tenant (or any replacement tenant of 75% or more of the space leased by the Google Tenant) ceases operating its business in 20.0% or more of the space in a building subject to its leases (the “Dark Space”) (unless such tenant ceasing to operate (1) is the Google Tenant, (2) is an Investment Grade Tenant or (3) has subleased such space to one or more Investment Grade Tenants who has accepted delivery of such space, and is paying unabated rent at a contract rate no less than the contract rate required under the applicable lease until either the Reserve Requirement is met or a Renewal or Re-tenanting occurs, (d) upon the occurrence of default under any lease by the Google Tenant (or any replacement tenant of 75% or more of the space leased by the Google Tenant) until either such default is cured and no other default occurs for three consecutive months or the Reserve Requirement is met, (e) a bankruptcy of the Google Tenant or any parent entity under the applicable lease until the related bankruptcy proceedings have terminated and the applicable lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, and (f) the date on which the Google Tenant (or any replacement tenant of space leased by the Google Tenant) is no longer an Investment Grade Tenant until one of (1) such tenant becomes an Investment Grade Tenant again, (2) the Reserve Requirement is met or (3) a Renewal or Re-tenanting occurs.

The “Google Tenant” means the Google entity that is the tenant under the leases existing on the origination date.

A “Renewal or Re-tenanting” means the Google Tenant irrevocably renews its lease or at least 75% of the space demised under such lease has been re-tenanted pursuant to one or more leases meeting certain requirements under the mortgage loan agreement, as applicable.

A “Reserve Requirement” means funds equal to the applicable Lease Sweep Cap Amount (as defined below) have been deposited into the lease sweep reserve or the borrower has delivered an acceptable letter of credit in such applicable amount to the lender for such amount.

A-3-26

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers Buildings A, B & C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield(7):	$75,000,000 38.7% 3.63x 13.1%

A “Lease Sweep Cap Amount” means the largest amount applicable to the Lease Sweep Periods then occurring as follows:

i.	with respect to a Lease Sweep Period continuing solely pursuant to clause (a) or (b), $45.00 per rentable square foot under the applicable lease (or if Building B has been released in accordance with the terms of the Moffett Towers Buildings A, B & C Whole Loan documents, $45.00 per rentable square foot that is leased pursuant to the applicable lease and every other lease existing at the Moffett Towers Buildings A, B & C Property with the same tenant or its affiliates, until such time as one of the remaining Google leases has been renewed or replaced, at which time, the Lease Sweep Cap Amount will revert back to $45.00 per rentable square foot under the applicable lease);
ii.	with respect to a Lease Sweep Period continuing solely pursuant to clause (d), an amount equal to $35.00 per rentable square foot under the applicable lease);
iii.	with respect to a Lease Sweep Period continuing pursuant to clause (c), whether or not a Lease Sweep Period pursuant to any other clause is concurrently continuing, $50.00 per rentable square foot of the dark space demised under the applicable lease; and
iv.	with respect to a Lease Sweep Period continuing pursuant to a clause (f), whether or not a Lease Sweep Period pursuant to any other clause is concurrently continuing, an amount equal to $50.00 per rentable square foot under all leases with such downgraded tenant.

Current Mezzanine or Subordinate Indebtedness. The Moffett Towers Buildings A, B & C Subordinate Companion Notes have an aggregate outstanding principal balance as of the Cut-off Date of $327.0 million, and accrue interest at a fixed rate of 3.49000% per annum. The Moffett Towers Buildings A, B & C Subordinate Companion Notes have a ten-year term and are interest-only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers Buildings A, B & C Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. At any time on or after the payment date in March 2022, the borrower is permitted to obtain the release of up to two (but not more than two) individual buildings that comprise the Moffett Towers Buildings A, B & C Property from the lien of the mortgage in connection with a bona fide third-party sale of such building or a transfer of such building to an affiliate for purposes of refinancing such building upon, among other conditions, (a) payment of the applicable Release Price, (b) no event of default under the Moffett Towers Buildings A, B & C Whole Loan documents is continuing, (c) after giving effect to the release, the debt service coverage ratio is no less than the greater of the debt service coverage ratio immediately prior to such release and 1.44x, (d) after giving effect to the release, the debt yield is no less than the greater of the debt yield immediately preceding such release and 7.75%, (e) after giving effect to the release, the loan to value ratio is not more than the lesser of the loan to value ratio immediately preceding such release and 70.0% and (f) delivery of customary REMIC opinions.

“Release Price” means an amount equal to (a) with respect to the release of Building A or Building C, the greater of (1) 100% of the net sales proceeds of a sale or refinance of such parcel and (2) 115% of the allocated loan amount and (b) with respect to the release of Building B, the greater of (1) 100% of the net sales proceeds of a sale or refinance of such parcel and (2) 125% of the allocated loan amount, in each case together with the payment of any accrued and unpaid interest and any applicable prepayment fee.

Common Area Subdivision. The borrower has the right to cause the Moffett Towers Lot I Association LLC to subdivide and release a portion of the Lot 1 Common Area in connection with the construction of another office building that may be approximately nine stories tall and contain approximately 326,666 rentable square feet so long as, among other conditions in the Moffett Towers Buildings A, B & C Whole Loan documents, such subdivision and release will not materially adversely affect the Moffett Towers Buildings A, B & C Property or its use or operation and is in compliance with the terms of other material documents related to the Moffett Towers Buildings A, B & C Property such as any leases or reciprocal easement agreements. See “Description of the Mortgage Pool—Condominium and Other Shared Interests” in the Preliminary Prospectus. In addition, the borrower has recently requested that the lender consent to an amendment to the operating agreement of Moffett Towers Building H & Amenities Parcel Association LLC (the “Amenities Parcel Association”), which is the owner of the Lot 3 Common Area, to allow the Amenities Parcel Association to subdivide and release a portion of the Lot 3 Common Area in connection with the construction of another office building on such parcel that may be no more than nine stories tall and contain no more than 326,666 rentable square feet, subject to certain conditions set forth in such operating agreement. The lender is still reviewing this request.

The “Lot 1 Common Area” comprises all of the Moffett Towers Buildings A, B & C Property that makes up lot 1 of the Moffett Towers Campus, other than the three buildings that comprise the collateral for the Moffett Towers Buildings A, B & C Whole Loan. The Lot 1 Common Area includes two parking structures and certain surface parking spaces in lot 1 of the Moffett Towers Campus, together with the landscaping, sidewalks, driveways and roadways within lot 1 of the Moffett Towers Campus. The “Lot 3 Common Area” comprises all of the property that makes up lot 3 of the Moffett Towers Campus, other than the four office buildings that are located on such lot 3 and are collateral for other loans.

A-3-27

6001 East Tropical Parkway Las Vegas, NV 89115	Collateral Asset Summary – Loan No. 3 Tropical Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 68.2% 2.10x 7.7%

A-3-28

6001 East Tropical Parkway Las Vegas, NV 89115	Collateral Asset Summary – Loan No. 3 Tropical Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 68.2% 2.10x 7.7%

A-3-29

6001 East Tropical Parkway Las Vegas, NV 89115	Collateral Asset Summary – Loan No. 3 Tropical Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 68.2% 2.10x 7.7%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Refinance
Borrower Sponsors:	Brett Michael Lipman; Farshid Steve Shokouhi
Borrower:	Preylock Tropical Distribution Center, LLC
Original Balance:	$75,000,000
Cut-off Date Balance:	$75,000,000
% by Initial UPB:	8.0%
Interest Rate(1):	3.59300%
Payment Date:	6th of each month
First Payment Date:	August 6, 2020
Anticipated Repayment Date:	July 6, 2030
Final Maturity Date:	June 6, 2034
Amortization:	Interest Only, ARD
Additional Debt:	None
Call Protection:	L(24), D(91), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	$0	NAP
Unfunded Obligations:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse/Distribution Industrial
Collateral:	Fee Simple
Location:	Las Vegas, NV
Year Built / Renovated:	2019 / NAP
Total Sq. Ft.:	855,000
Property Management:	Preylock Holdings, Inc.
Underwritten NOI:	$5,773,329
Underwritten NCF:	$5,730,579
Appraised Value:	$110,000,000
Appraisal Date:	April 14, 2020

Historical NOI(3)
Most Recent NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAP
2017 NOI:	NAP

Historical Occupancy(3)
Most Recent Occupancy:	100.0% (July 1, 2020)
2019 Occupancy:	NAV
2018 Occupancy :	NAP
2017 Occupancy:	NAP

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$75,000,000	$88 / $88	68.2% / 68.2%	2.11x / 2.10x	7.7% / 7.6%	7.7% / 7.6%

(1)	From and after July 6, 2030, (i) the Tropical Distribution Center Loan (as defined below) accrues interest at the greater of (x) 6.09300% and (y) the 10-year swap rate as of July 6, 2030 plus 250 basis points (not to exceed the maximum rate permitted by applicable law) (the “Adjusted Interest Rate”) and requires monthly payments of interest only at 3.59300%, and (ii) the excess of the interest accruing at the Adjusted Interest Rate over interest accruing at the Initial Interest Rate will be deferred, accrue interest at the Adjusted Interest Rate to the extent permitted by applicable law, and paid after the remaining principal balance of the Tropical Distribution Center Loan (as defined below) has reached zero.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	The Tropical Distribution Center Property (as defined below) was built in 2019, and therefore Historical NOI and Historical Occupancy information is not available.

A-3-30

6001 East Tropical Parkway Las Vegas, NV 89115	Collateral Asset Summary – Loan No. 3 Tropical Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 68.2% 2.10x 7.7%

The Loan.  The Tropical Distribution Center mortgage loan (the “Tropical Distribution Center Loan”) is a fixed rate loan secured by a first deed of trust encumbering the borrower’s fee simple interest in a warehouse/distribution industrial property located in Las Vegas, Nevada (the “Tropical Distribution Center Property”). The Tropical Distribution Center Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $75,000,000.

The Tropical Distribution Center Loan has an anticipated repayment date of the payment date in July 2030 (the “ARD”) and a final maturity date of the payment date in June 2034 (“Final Maturity Date”). Prior to the ARD, the Tropical Distribution Center Loan accrues interest at a fixed rate equal to 3.59300% per annum (the “Initial Interest Rate”) and requires monthly payments of interest only at the Initial Interest Rate. From and after the ARD, (i) the Tropical Distribution Center Loan accrues interest at the greater of (x) 6.09300% and (y) the 10-year swap rate as of the ARD plus 250 basis points (not to exceed the maximum rate permitted by applicable law) and requires monthly payments of interest only at the Initial Interest Rate, and (ii) the excess of the interest accruing at the Adjusted Interest Rate over interest accruing at the Initial Interest Rate will be deferred, accrue interest at the Adjusted Interest Rate to the extent permitted by applicable law, and paid after the remaining principal balance of the Tropical Distribution Center Loan has reached zero.

The Tropical Distribution Center Loan proceeds were used to refinance existing debt on the Tropical Distribution Center Property. The most recent prior financing of the Tropical Distribution Center Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$75,000,000	100.0%	Loan Payoff	$68,238,200	91.0%
			Return of Equity	6,326,569	8.4
			Closing Costs	435,231	0.6
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%

The Borrower / Borrower Sponsors. The borrower is Preylock Tropical Distribution Center, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Tropical Distribution Center Loan.

The borrower sponsors and non-recourse carveout guarantors are Brett Michael Lipman and Farshid Steve Shokouhi. Mr. Lipman and Mr. Shokouhj are two of the founding members of Preylock. Preylock is a real estate acquisition and management company with over $2.0 billion of assets under management.

The Property. The Tropical Distribution Center Property is a single-story warehouse/distribution industrial building totaling approximately 855,000 sq. ft. located in Las Vegas, Nevada. The Tropical Distribution Center Property was constructed in 2019 on a 71.5-acre site and features 40-foot clear height, 68 dock high doors and two drive in doors. The borrower purchased the Tropical Distribution Center Property for $110 million in May 2020. Additionally, the Tropical Distribution Center Property contains 2,945 total parking spaces, including 2,477 regular parking spaces, 36 handicap parking spaces, 424 trailer spaces, and 8 motorcycle spaces (0.5 spaces per 1,000 sq. ft.).

Sole Tenant. Amazon.com Services LLC (855,000 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent). Incorporated in 2002 and based in Seattle, Washington, Amazon.com Services LLC (“Amazon Services”) distributes consumer products, which are later sold by Amazon.com, Inc. (“Amazon”) through its website. Amazon Services operates as a wholly owned subsidiary of Amazon and employs 1,800 employees. Founded in 1994, Amazon is a multinational technology company focusing in e-commerce, cloud computing, and artificial intelligence, and is headquartered in Seattle, Washington. At the Tropical Distribution Center Property, Amazon Services leases 855,000 sq. ft. under a triple net lease expiring on June 30, 2034. The payment obligations under the Amazon Services lease are guaranteed by Amazon pursuant to a Limited Payment Guaranty and the Amazon Services lease has three, five-year renewal options remaining.

COVID-19 Update. As of July 1, 2020 the Tropical Distribution Center Property is open. For May and June 2020, 100% of the sq. ft. and UW Base Rent payments were collected.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Amazon.com Services LLC(3)	A+ / A2 / AA-	855,000	100.0%	$5.98	100.0%	6/30/2034
Total / Wtd. Avg. Occupied		855,000	100.0%	$5.98	100.0%
Vacant Space		0	0.0
Total / Wtd. Avg.		855,000	100.0%

(1)	Based on the underwritten rent roll dated as of July 1, 2020 with rent steps through July 31, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Amazon.com Services LLC has three, five-year renewal options.

A-3-31

6001 East Tropical Parkway Las Vegas, NV 89115	Collateral Asset Summary – Loan No. 3 Tropical Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 68.2% 2.10x 7.7%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2030	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2031 & Thereafter	1	855,000	100.0%	855,000	100.0%	$5.98	100.0%	100.0%
Vacant	NAP	0	0.0%	855,000	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	1	855,000	100.0%			$5.98	100.0%
(1)	Based on the underwritten rent roll dated as of July 1, 2020 with rent steps through July 31, 2021.

Environmental Matters. The Phase I environmental report dated April 21, 2020 identified no recognized environmental conditions at the Tropical Distribution Center Property.

The Market. According to the appraisal, the Tropical Distribution Center Property is located within the Las Vegas industrial market and Northeast Las Vegas submarket. As of year-end 2019, the Las Vegas warehouse/distribution market had approximately 92.3 million sq. ft. of industrial space with a vacancy of 7.1%. The Northeast Las Vegas submarket had approximately 19.6 million sq. ft. of industrial space with a vacancy of 15.5%. The Northeast Las Vegas submarket absorbed approximately 1.7 million net sq. ft. as of year-end 2019. Average rental rates in the submarket were reported at $6.36 per sq. ft.

The appraisal identified five comparable industrial leases for the Tropical Distribution Center Property that had base rents ranging from $4.65 to $8.25 per sq. ft.

Comparable Industrial Leases(1)
Property Name / Location	Year Built	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent Per Sq. Ft.
Tropical Distribution Center Property Las Vegas, NV	2019	Amazon.com Services LLC(2)	855,000(2)	June-19(2)	15.0(2)	$5.98(2)
Industrial Building Henderson, NV	2019	Confidential	616,388	June-20	15.0	$8.25
LogistiCenter at Las Vegas Blvd. North Las Vegas, NV	2017	Sofidel America Corp.	546,480	March-18	5.0	$4.68
Amazon North Las Vegas, NV	2017	Amazon	813,120	August-17	10.0	$4.65
Northgate Distribution Center North Las Vegas, NV	2017	Confidential	500,000	August-17	10.0	$4.77
Northgate Business Park North Las Vegas, NV	2016	Confidential	400,000	May-17	10.0	$5.24
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated as of July 1, 2020. Base Rent Per Sq. Ft. includes rental revenue as of May 1, 2020, with rent steps through July 31, 2021.

A-3-32

6001 East Tropical Parkway Las Vegas, NV 89115	Collateral Asset Summary – Loan No. 3 Tropical Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 68.2% 2.10x 7.7%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$5,114,610	$5.98
Contractual Rent Steps(3)	835,529	0.98
Total Reimbursement Revenue	1,122,265	1.31
Gross Revenue	$7,072,404	$8.27
Vacancy Loss(4)	(176,810)	(0.21)
Effective Gross Revenue	$6,895,594	$8.07
Total Operating Expenses	1,122,265	1.31
Net Operating Income	$5,773,329	$6.75
TI/LC	0	0.00
Replacement Reserves	42,750	0.05
Net Cash Flow	$5,730,579	$6.70

(1)	Historical cash flows and occupancy are not available as the Tropical Distribution Center Property was constructed in 2019.

(2)	U/W Base Rent is based on the underwritten rent roll dated as of July 1, 2020 inclusive of rent steps through July 31, 2021.

(3)	Present value of contractual rent steps through the lease term.

(4)	U/W Vacancy Loss includes an adjustment of 2.5%. The Tropical Distribution Center Property is 100.0% occupied as of July 1, 2020.

Property Management. The Tropical Distribution Center Property is managed by Preylock Holdings, Inc., an affiliate of the borrower.

Lockbox / Cash Management. The Tropical Distribution Center Loan is structured with a hard lockbox and springing cash management. The related loan documents require that the borrower cause all rents relating to the Tropical Distribution Center Property to be deposited directly in the deposit account. On each business day following the ARD or during the continuance of a Tropical Distribution Center Trigger Period (as defined below), all amounts in the deposit account are required to be remitted to a lender-controlled cash management account. Upon the occurrence and during the continuance of the ARD or a Tropical Distribution Center Trigger Period, all funds in the cash management account are to be applied and disbursed for payment of taxes, insurance premiums, operating expenses, debt service, reserves, and other amounts payable in accordance with the Tropical Distribution Center Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Tropical Distribution Center Loan documents are required (x) prior to the ARD, to be held by the lender in an excess cash flow reserve account as additional collateral for the Tropical Distribution Center Loan or (y) following the ARD, applied to pay down the principal balance of the Tropical Distribution Center Loan. Upon the occurrence and during the continuance of an event of default under the Tropical Distribution Center Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Tropical Distribution Center Trigger Period” means, until the ARD, each period (x) commencing upon the earliest of (i) an event of default under the Tropical Distribution Center Loan, (ii) the debt yield as of the first day of any calendar quarter is less than 6.50% for the previous calendar quarter and (iii) the occurrence of a Tropical Distribution Center Lease Sweep Period (as defined below) and (y) expiring, provided that no other Tropical Distribution Center Trigger Period has commenced and is then continuing, (a) with regard to clause (i) above, upon the cure or waiver of such event of default, (b) with regard to clause (ii) above, upon the date on which (1) the debt yield is at least 6.50% for the immediately preceding calendar quarter as of the first day of two consecutive calendar quarters or (2) the borrower defeases a portion of the Tropical Distribution Center Loan equal to (A) 105% multiplied by (B) the portion of the Tropical Distribution Center Loan such that the debt yield would be at least 6.50% following the defeasance of such amount, or (c) with regard to clause (iii) above, upon the termination of such Tropical Distribution Center Lease Sweep Period.

A “Tropical Distribution Center Lease Sweep Period” means the period (x) commencing upon (a) the early termination, cancellation or surrender of the Amazon Services lease or the borrower’s receipt of notice from Amazon Services of its intent to effect an early termination, cancellation or surrender of its lease; (b) the date upon which Amazon Services has gone dark in all or substantially all of its space for 60 consecutive days without the intent of re-occupying its space (excluding events related to a casualty or condemnation of the Tropical Distribution Center Property or renovations permitted under the Amazon Services lease); (c) any (1) material non-monetary default by the Amazon Services under the Amazon Services lease which continues beyond any applicable notice and cure period and for which landlord delivers a termination notice to Amazon Services or (2) material monetary default under the Amazon Services lease Amazon Services beyond applicable notice and cure periods; (d) Amazon Services or Amazon becomes a debtor under a voluntary or involuntary bankruptcy petition that is not dismissed within 90 days of such filing (unless and until the Amazon Services lease is affirmed in such bankruptcy proceeding); or (e) upon a decline in the credit rating of Amazon’s long term debt rating below “BBB+” by S&P or any other equivalent rating by any other rating agency; and (y) ending upon (1) with respect to clause (b) above, Amazon Services resuming occupancy of the space demised under its lease for two consecutive calendar quarters; (2) with respect to clause (c) above, such default has been cured; (3) with respect to clause (d) above, such bankruptcy proceeding has been dismissed or otherwise terminated in a manner reasonably satisfactory to the lender and the related lease has been affirmed; and (4) with respect to clause (e) above, the long-term debt rating for Amazon is upgraded to “BBB+” or higher by S&P or upgraded to an equivalent rating by the rating agency whose action triggered the Tropical Distribution Center Lease Sweep Period described in clause (e) above.

A-3-33

6001 East Tropical Parkway Las Vegas, NV 89115	Collateral Asset Summary – Loan No. 3 Tropical Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 68.2% 2.10x 7.7%

Initial and Ongoing Reserves.

Real Estate Taxes and Insurance Reserves. On each payment date during the continuance of a Tropical Distribution Center Trigger Period, the borrower is required to make monthly deposits of: (i) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and (ii) an insurance reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums to renew the insurance policies for the Tropical Distribution Center Property upon expiration thereof.

Replacement Reserve. On each payment date during the continuance of a Tropical Distribution Center Trigger Period, the borrower is required to make monthly deposits of $3,562.50 for a replacement reserve.

Unfunded Obligations Reserve. On each payment date during the continuance of a Tropical Distribution Center Trigger Period, the borrower is required to make monthly deposits of approximately $35,625.00.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

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A-3-35

Various	Collateral Asset Summary – Loan No. 4 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 39.6% 3.57x 12.8%

A-3-36

Various	Collateral Asset Summary – Loan No. 4 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 39.6% 3.57x 12.8%

A-3-37

Various	Collateral Asset Summary – Loan No. 4 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 39.6% 3.57x 12.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor(1):	BREIT Industrial Holdings LLC
Borrowers(2):	Various
Original Balance(3):	$70,000,000
Cut-off Date Balance(3):	$70,000,000
% by Initial UPB:	7.5%
Interest Rate(4):	3.55000%
Payment Date:	9th of each month
First Payment Date:	June 9, 2020
Maturity Date:	October 9, 2026
Amortization:	Interest Only
Additional Debt(3)(5):	$252,400,000 Pari Passu Debt; $72,600,000 B-Note; $110,000,000 C-Notes; $45,000,000 D-Note $99,427,615 Floating Rate Debt
Call Protection(6):	YM1(70), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(7)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	(7)
TI/LC:	$4,048,428	Springing	(7)
Ground Rent	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Portfolio of 68 Properties
Property Type:	Various
Collateral:	Fee Simple / Leasehold
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	11,097,713
Property Management:	Link Industrial Management LLC
Underwritten NOI(8):	$48,898,094
Underwritten NCF(8):	$45,568,781
Appraised Value(8)(9):	$960,750,000
Appraisal Date:	Various

Historical NOI
Most Recent NOI:	$50,958,160 (T-12 March 31, 2020)
2019 NOI:	$48,315,634 (December 31, 2019)
2018 NOI:	$42,169,941 (December 31, 2018)
2017 NOI:	$43,221,019 (December 31, 2017)

Historical Occupancy
Most Recent Occupancy:	87.3% (March 31, 2020)
2019 Occupancy:	92.4% (December 31, 2019)
2018 Occupancy:	89.4% (December 31, 2018)
2017 Occupancy:	84.7% (December 31, 2017)

Financial Information(3)(4)(8)
Tranche (Fixed Rate)	Cut-off Date Balance	Tranche (Floating Rate)	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$70,000,000	$99,427,615 Floating Rate Debt
Pari Passu Notes	$252,400,000
Total Senior Fixed Rate Notes	$322,400,000		$34 / $34	39.6% / 39.6%	3.83x / 3.57x	12.8% / 12.0%	12.8% / 12.0%
B-Note	$72,600,000		$42 / $42	48.5% / 48.5%	3.13x / 2.92x	10.5% / 9.8%	10.5% / 9.8%
C-Notes	$110,000,000		$54 / $54	62.1% / 62.1%	2.45x / 2.28x	8.2% / 7.6%	8.2% / 7.6%
D-Note	$45,000,000		$59 / $59	67.6% / 67.6%	2.25x / 2.09x	7.5% / 7.0%	7.5% / 7.0%
Whole Loan	$649,427,615		$59 / $59	67.6% / 67.6%	2.25x / 2.09x	7.5% / 7.0%	7.5% / 7.0%

(1)	The borrower sponsor is affiliated with the borrowers of the mortgage loans identified on Annex A-1 to the Preliminary Prospectus as MGM Grand & Mandalay Bay and Bellagio Hotel and Casino, which have a Cut-Off Date Balance of $65.00 million and $21.25 million, respectively.

(2)	Please see “The Borrowers / Borrower Sponsor” herein.

(3)	The BX Industrial Portfolio Loan (as defined below) is part of a whole loan (the “BX Industrial Portfolio Whole Loan”) evidenced by 13 notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $649.4 million. The BX Industrial Portfolio Whole Loan is split between (i) a 17-month revolving floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.4 million, and (ii) a 77-month fixed rate componentized loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million evidenced by eight A-Notes, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $227.6 million, evidenced by Note A-1-B, Note A-1-C-1 and Note A-1-C-2, and Note A-1-D, each of which is subordinate to all notes with a prior alphabetical designation. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR plus a spread of 1.45000%. The financial information presented in the table above relating to the Senior Fixed Rate Notes reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date balance of the BX Industrial Portfolio Floating Rate Loan (which is assumed to pay pro rata with the BX Industrial Portfolio Senior Fixed Rate Loan). The financial information above related to the B-Note, C-Notes and D-Note calculations, include a pro-rata Cut-off Date Balance of the BX Industrial Portfolio Floating Rate Loan for each respective note. For purposes of the debt service coverage ratio calculations above and herein, LIBOR is assumed to be 0.50000%. See “The Loan” and “Current Mezzanine or Subordinate Indebtedness” herein.

(4)	Interest Rate is reflective of BX Industrial Portfolio Fixed Rate Loan interest rate. The applicable interest rate for the BX Industrial Portfolio Floating Rate Loan (as defined below) is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR Cap of 4.00000%, the BX Industrial Portfolio Whole Loan NOI DSCR and NCF DSCR are 1.93x and 1.80x, respectively.

(5)	See “Current Mezzanine or Subordinate Indebtedness" herein.

(6)	All voluntary prepayments are required to be allocated to the BX Industrial Portfolio Floating Rate Loan until repaid in full, and then to the BX Industrial Portfolio Fixed Rate Loan. The first $57.8 million of the BX Industrial Portfolio Floating Rate Loan may be prepaid without any yield maintenance premium or prepayment fee.

(7)	See “Initial and Ongoing Reserves” herein.

(8)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the BX Industrial Portfolio Whole Loan was underwritten, based on such prior information. See "Risk Factors- Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(9)	The Appraised Value is based on an aggregate “As-Is” value of the BX Industrial Properties (as defined below).

A-3-38

Various	Collateral Asset Summary – Loan No. 4 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 39.6% 3.57x 12.8%

The Loan.   The BX Industrial Portfolio mortgage loan (the “BX Industrial Portfolio Loan”) is part of a fixed and floating rate whole loan (the “BX Industrial Portfolio Whole Loan”) secured by the borrowers’ fee simple or leasehold interests in 68 industrial properties totaling approximately 11.1 million sq. ft. (the “BX Industrial Portfolio Property” or “BX Industrial Portfolio Properties”, and the portfolio comprised of all such properties, the “BX Industrial Portfolio”). The BX Industrial Portfolio Whole Loan is evidenced by 13 notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $649.4 million. The BX Industrial Portfolio Loan is evidenced by the fixed rate Note A-1-A-2 with an original principal balance and outstanding principal balance as of the Cut-off Date of $70.0 million. The BX Industrial Portfolio Whole Loan is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.4 million, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million evidenced by eight A-Notes, including the BX Industrial Portfolio Loan, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”) consisting of a B-Note in the Cut-off Date principal balance of $72.6 million (the “BX Industrial Portfolio B-Note”), two C-Notes in the aggregate Cut-off Date principal balance of $110.0 million (the “BX Industrial Portfolio C-Notes”) and a D-Note in the Cut-off Date principal balance of $45.0 million (the “BX Industrial Portfolio D-Note”), with an aggregate Cut-off Date principal balance of $227.6 million.

The loan documents permit the borrowers to prepay the BX Industrial Portfolio Floating Rate Loan and, subject to the satisfaction of certain conditions set forth in the loan agreement, subsequently re-borrow such amounts pursuant to a request for an additional advance (a “Revolving Advance”)  from the holder of the BX Industrial Portfolio Floating Rate Loan up to the initial principal balance of the BX Industrial Portfolio Floating Rate Loan; provided that prepayments in connection with the following are considered permanent and may not be re-borrowed:  (a) individual BX Industrial Portfolio Property releases, including both regular releases and releases upon an event of default,  (b) mandatory prepayments and/or releases made in connection with casualty or condemnation, (c) prepayments to avoid a cash management period caused by failure to satisfy a debt yield test, (d) a voluntary prepayment for which the borrowers has elected that such prepayment will permanently reduce the available amount of the BX Industrial Portfolio Floating Rate Loan and (e) any prepayment made during the continuance of an event of default.  In the event that the holder of the BX Industrial Portfolio Floating Rate Loan does not fund a Revolving Advance, the loan documents provide that the borrowers may not reduce, discharge or release any obligations due on the BX Industrial Portfolio Fixed Rate Loan via offset of the disputed amount associated with the Revolving Advance.

The BX Industrial Portfolio Fixed Rate Loan has a 77-month interest-only term and will accrue interest at a fixed rate of 3.55000% per annum. The BX Industrial Portfolio Floating Rate Loan has a 17-month interest-only term with five, one-year extension options and will accrue interest at a rate of one-month LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000% per annum. The BX Industrial Portfolio Whole Loan was primarily used to refinance existing debt secured by the BX Industrial Portfolio Properties, fund upfront reserves and pay closing costs.

The relationship between the holders of the BX Industrial Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The BX Industrial Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance (Fixed)	Cut-off Date Balance (Fixed)	Note Holder	Controlling Piece	Cut-off Date Balance (Floating)(4)
A-1-A-1	$80,000,000	$80,000,000	Benchmark 2020-IG3	No(1)	A-2 $99,427,615 Floating Rate Loan
A-1-A-2	70,000,000	70,000,000	Benchmark 2020-B18	No
A-1-A-5, A-1-A-8	37,400,000	37,400,000	JPMDB 2020-COR7	No
A-1-A-3, A-1-A-4, A-1-A-6, A-1-A-7	135,000,000	135,000,000	DBRI(2)	No
Senior Fixed Rate Notes	$322,400,000	$322,400,000
A-1-B	72,600,000	72,600,000	Benchmark 2020-IG3 (loan-specific certificates)	No(1)
A-1-C-1, A-1-C-2	110,000,000	110,000,000	Unaffiliated Third Party Investor	No(1)
A-1-D	45,000,000	45,000,000	Unaffiliated Third Party Investor	Yes(1)
Whole Loan(3)	$649,427,615	$649,427,615
(1)	The initial controlling note is the BX Industrial Portfolio A-1-D note, so long as no control appraisal period with respect to the A-1-D note is continuing. If and for so long as a control appraisal period with respect to the A-1-D note has occurred and is continuing, then the controlling notes will be the A-1-C-1 and A-1-C-2 notes. If a control appraisal period with respect to the A-1-C-1 and A-1-C-2 notes has occurred and is continuing, then the controlling note will be the A-1-B note. If a control appraisal period with respect to the A-1-B note has occurred and is continuing, then the controlling note will be the A-1-A-1 note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The BX Industrial Portfolio Whole Loan”.

(2)	Expected to be contributed to one or more future securitization transactions.

(3)	The Whole Loan amount represents the sum of the balances of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Fixed Rate Loan.

(4)	Note A-2 is held by Deutsche Bank AG, London Branch.

Sources and Uses. In November 2019, Blackstone Group acquired assets from three Global Logistics Properties (“GLP”) funds for a total purchase price of $18.7 billion. The overall acquisition encompasses approximately 179.0 million SF of urban, infill logistics assets located across the United States. The acquisition of industrial assets from GLP (including properties that are part of the BX Industrial

A-3-39

Various	Collateral Asset Summary – Loan No. 4 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 39.6% 3.57x 12.8%

Portfolio) by certain Blackstone entities includes, among other things, the following (i) an acquisition purchase price of approximately $10.6 billion, (ii) total transaction closings costs of approximately $543.6 million and (iii) approximately $2.6 billion of sponsor equity. The BX Industrial Portfolio Whole Loan is a refinance of part of the existing debt used to finance the overall acquisition.

The Borrowers / Borrower Sponsors. The borrowers, listed in Annex-A-1 to the Preliminary Prospectus, are each a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors in the organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the BX Industrial Portfolio Whole Loan. The borrower sponsor and nonrecourse carve-out guarantor is BREIT Industrial Holdings LLC, an affiliate of the Blackstone Group, L.P. The liability of the non-recourse carveout guarantor in the event of a bankruptcy action by or against the related borrowers or guarantor is limited to 10% of the then-outstanding principal balance of the BX Industrial Portfolio Whole Loan, plus the enforcement cost relating to such bankruptcy action. In addition, for so long as the borrowers maintains the environmental insurance policy required under the loan agreement, the non-recourse carveout guarantor will have no liability under the related environmental indemnity agreement, and such guarantor’s liability relating to the borrowers’ failure to maintain the environmental insurance policy is capped at the amount of coverage required for such policy.

The Blackstone Group, L.P. (NYSE: BX) is an investment firm with approximately $538 billion of assets under management as of March 31, 2020 across real estate funds, private equity funds, credit businesses and hedge fund solutions. Blackstone Group’s Real Estate group was founded in 1991 and has over $161 billion of real estate assets under management. The global team consists of over 550 Blackstone Real Estate professionals around the world, with both investments and people in North America, Europe, Asia, and Latin America.

The Property. The BX Industrial Portfolio consists of 68 industrial properties totaling approximately 11.1 million sq. ft. located throughout 11 states. The largest state concentrations are in Virginia (25.1% of total net rentable area, 28.7% of U/W Base Rent) and Illinois (23.2% of total net rentable area, 22.8% of U/W Base Rent), with no other state comprising more than 10.7% of the total net rentable area or more than 14.0% of the U/W Base Rent. On a property level, no single BX Industrial Portfolio Property comprises more than 6.8% of the allocated loan amount or more than 6.0% of the U/W Base Rent. In addition, five of the BX Industrial Portfolio Properties are leased fee and account for 1.9% of the total allocated loan amount. These five properties are not included in square footage calculations and do not comprise any U/W Base Rent.

As of March 31, 2020, the BX Industrial Portfolio was 87.3% leased to over 125 tenants with no single tenant accounting for more than 6.3% of the BX Industrial Portfolio’s net rentable area. The BX Industrial Portfolio’s ten largest tenants comprise 33.6% of net rentable area and 29.7% of the U/W Base Rent. The top three tenants in the BX Industrial Portfolio, which comprise 15.8% of total net rentable area and 16.0% of U/W Base Rent, have an investment grade credit rating.

COVID-19 Update. As of July 13, 2020, the BX Industrial Portfolio Properties have remained open. For May and June of 2020, tenants representing approximately 98.1% and 98.7% of the net rentable area, respectively, have paid in rent in-full, with the borrowers having collected approximately 97.2% and 99.2% of the underwritten base rent, respectively. The BX Industrial Portfolio Whole Loan is current through the July 9, 2020 payment date. As of July 9, 2020, the BX Industrial Portfolio Whole Loan is not subject to any modification or forbearance request.

A-3-40

Various	Collateral Asset Summary – Loan No. 4 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 39.6% 3.57x 12.8%

Tenant Summary(1)(2)
Tenant	Property Name	Ratings (Moody’s/Fitch/S&P)(3)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration(4)
Amazon	Various	A2 / A+ / AA-	695,780	6.3%	$4.31	6.1%	Various(5)
DHL	Various	A3 / BBB+ / NR	659,600	5.9%	$4.71	6.3%	7/31/2021
Signify North America Corp	Mountain Top Distribution Center 2	Baa3 / NR / BBB-	400,000	3.6%	$4.48	3.6%	4/30/2022
National Distribution Centers, LLC	251 E Laraway Rd	NR / NR / NR	374,460	3.4%	$3.90	3.0%	6/30/2021
Del Monte Foods, Inc.	Rochelle 1	Caa1 / NR / CCC	312,750	2.8%	$3.09	2.0%	4/30/2021
Wayne/Scott Fetzer Company	Various	NR / NR / NR	308,880	2.8%	$2.15	1.3%	4/30/2023
Qualis Automotive, L.L.C.	1910 International	NR / NR / NR	300,000	2.7%	$3.75	2.3%	10/31/2022
Clarkwestern Dietrich Building Systems LLC	Rochelle 1	NR / NR / NR	266,825	2.4%	$3.63	2.0%	10/14/2028
Ford Motor Company	Shawnee Distribution Center 1	Ba2 / BB+ / BB+	223,200	2.0%	$4.06	1.8%	9/30/2023
Taylor Logistics, Inc.	9756 International	NR / NR / NR	192,000	1.7%	$3.69	1.4%	1/31/2024
Total / Wtd. Avg. Major Tenants			3,733,495	33.6%	$3.94	29.7%
Remaining Tenants			5,956,511	53.7%	$5.84	70.3%
Total / Wtd. Avg. Occupied			9,690,006	87.3%	$5.11	100.0%
Vacant Space			1,407,707	12.7%
Total			11,097,713	100.0%

(1)	Based on the underwritten rent roll as of March 31, 2020.

(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any U/W Base Rent.

(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(4)	There are no termination options associated with the leases of the top 10 tenants at the BX Industrial Portfolio.

(5)	Amazon occupies (i) 475,104 sq. ft. at the 401 E Laraway Rd property with a lease expiration date of July 31, 2025, (ii) 93,048 sq. ft. at the Romeoville Bldg 1 with a lease expiration date of July 31, 2029, (iii) 75,980 sq. ft. at the Diamond Hill 2 property with a lease expiration date of September 30, 2026 and (iv) 51,648 sq. ft. at the 6105 Trenton Ln property with a lease expiration date of May 31, 2025.

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2020	22	955,206	8.6%	955,206	8.6%	$5.27	10.2%	10.2%
2021	28	2,232,795	20.1%	3,188,001	28.7%	$4.54	20.5%	30.7%
2022	29	1,688,748	15.2%	4,876,749	43.9%	$5.21	17.8%	48.5%
2023	22	1,649,237	14.9%	6,525,986	58.8%	$5.02	16.7%	65.2%
2024	18	846,761	7.6%	7,372,747	66.4%	$4.55	7.8%	73.0%
2025	10	758,426	6.8%	8,131,173	73.3%	$4.72	7.2%	80.3%
2026	6	275,895	2.5%	8,407,068	75.8%	$5.38	3.0%	83.3%
2027	9	355,367	3.2%	8,762,435	79.0%	$4.84	3.5%	86.7%
2028	11	783,933	7.1%	9,546,368	86.0%	$7.23	11.5%	98.2%
2029	1	93,048	0.8%	9,639,416	86.9%	$5.00	0.9%	99.1%
2030	1	42,822	0.4%	9,682,238	87.2%	$6.65	0.6%	99.7%
2031 &Thereafter	2	7,768	0.1%	9,690,006	87.3%	$18.37	0.3%	100.0%
Vacant	NAP	1,407,707	12.7%	11,097,713	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	159	11,097,713	100.0%			$5.11	100.0%
(1)	Based on the underwritten rent roll as of March 31, 2020.

(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any U/W Base Rent.

(3)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

A-3-41

Various	Collateral Asset Summary – Loan No. 4 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 39.6% 3.57x 12.8%

Portfolio Summary – Top 20(1)(2)
Property Name	City, State	Property Sub-Type	Year Built / Renovated	Sq. Ft.	Clear Height	Occupancy	% of Allocated Loan Amount	% of Total U/W Base Rent
Bridgewater Center 1(3)	Bridgewater, NJ	Warehouse/Storage	1951 / 1994	437,117	29	0.5%	6.8%	0.1%
401 E Laraway Rd	Joliet, IL	Warehouse/Distribution	2005 / NAP	475,104	30	100.0%	4.4%	3.7%
Rochelle 1	Rochelle, IL	Warehouse/Distribution	2005 / NAP	579,575	32	100.0%	3.6%	3.9%
350A Salem Church Rd	Mechanicsburg, PA	Warehouse/Distribution	1990 / NAP	405,100	28	100.0%	3.5%	4.0%
Romeoville Bldg 1	Romeoville, IL	Warehouse/Distribution	2016 / NAP	199,924	32	100.0%	3.2%	2.0%
251 E Laraway Rd	Joliet, IL	Warehouse/Distribution	2005 / NAP	374,460	30	100.0%	3.1%	3.0%
7940 Kentucky	Florence, KY	Flex	1992 / NAP	128,077	18	94.7%	3.0%	6.0%
Mountain Top Distribution Center 2	Mountain Top, PA	Warehouse/Distribution	1992 / NAP	400,000	29	100.0%	2.5%	3.6%
Enterprise Parkway	Hampton, VA	Flex	1996 / NAP	402,652	49	76.6%	2.5%	2.2%
Cavalier I	Chesapeake, VA	Warehouse/Distribution	1969 / NAP	300,117	28	77.0%	2.4%	2.6%
1910 International	Hebron, KY	Warehouse/Distribution	1990 / 2004	300,000	24	100.0%	2.2%	2.3%
Glen Dale	Glen Dale, MD	Warehouse/Distribution	1968 / NAP	314,590	21	53.5%	2.0%	1.4%
Romeoville Bldg 2	Romeoville, IL	Warehouse/Distribution	2016 / NAP	199,924	32	30.9%	2.0%	0.8%
Enterprise Distribution Center 1	Independence, KY	Warehouse/Distribution	2005 / NAP	275,000	28	100.0%	1.8%	2.0%
2270 Woodale	Mounds View, MN	Warehouse	1990 / NAP	144,783	22	100.0%	1.8%	2.0%
2950 Lexington Ave South	Eagan, MN	Warehouse/Storage	1979 / NAP	184,545	24	100.0%	1.8%	1.8%
Rivers Bend Center 1B	Chester, VA	Warehouse/Distribution	1998 / NAP	170,800	24	100.0%	1.8%	1.8%
DFW Logistics Center (Bldg 4)	Dallas, TX	Warehouse/Distribution	2018 / NAP	144,000	28	100.0%	1.7%	1.8%
Rivers Bend Center 1C	Chester, VA	Flex	2001 / NAP	158,400	24	100.0%	1.7%	2.5%
Territorial	Bolingbrook, IL	Manufacturing	2001 / NAP	125,448	24	100.0%	1.6%	2.1%
Subtotal				5,719,616			53.4%	49.4%
Remaining Properties				5,378,097			46.6%	50.6%
Total				11,097,713			100.0%	100.0%
(1)	Based on the underwritten rent roll as of March 31, 2020.

(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any U/W Base Rent. The leased fee properties account for 1.9% of the total allocated loan amount.

(3)	The largest tenant at Bridgewater Center 1 property, Baker & Taylor (410,350 sq. ft.) recently vacated in March 2020. On April 28, 2020, the borrower sponsor executed a 6-month lease with Salson Logistics to occupy 349,054 sq. ft. at a monthly base rent of $289,424 and a lease expiration date of October 31, 2020. The Salson Logistics base rent is not included in the lender’s underwriting.

A-3-42

Various	Collateral Asset Summary – Loan No. 4 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 39.6% 3.57x 12.8%

Property Sub-Type Summary(1)(2)
Property Sub-Type	# of Properties	Sq. Ft.	% of Total	Occupancy	Allocated Loan Amount	% of Total	UW Base Rent	% of Total
Warehouse/Distribution	40	8,235,571	74.2%	91.0%	$423,977,413	65.3%	$32,470,428	65.6%
Flex	12	1,344,906	12.1%	90.9%	$95,202,976	14.7%	$10,102,835	20.4%
Warehouse/Storage	3	723,662	6.5%	39.9%	$55,620,377	8.6%	$1,546,381	3.1%
Manufacturing	4	428,799	3.9%	93.7%	$31,666,080	4.9%	$2,910,094	5.9%
Warehouse	2	264,783	2.4%	88.5%	$21,702,184	3.3%	$1,936,291	3.9%
Suburban	1	61,488	0.6%	12.6%	$5,459,669	0.8%	$124,430	0.3%
R&D/Flex	1	38,504	0.3%	100.0%	$3,344,047	0.5%	$387,350	0.8%
Leased Fee	5	NAP	0.0%	0.0%	$12,454,870	1.9%	$0	0.0%
Total	68	11,097,713	100.0%	87.3%	$649,427,615	100.0%	$49,477,809	100.0%
(1)	Based on the underwritten rent roll as of March 31, 2020.

(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any U/W Base Rent. The leased fee properties account for 1.9% of the total allocated loan amount.

Environmental Matters. The Phase I environmental reports dated from between July 19, 2019 and September 24, 2019 identified recognized environmental conditions at certain of the BX Industrial Portfolio Properties. Please see “Description of the Mortgage Pool- Environmental Considerations” in the Preliminary Prospectus for more information.

The Market. The BX Industrial Portfolio Properties are located throughout 11 states which include the following top five states by sq. ft., Virginia (25.1% of NRA; 28.7% of U/W Base Rent), Illinois (23.2% of NRA; 22.8% of U/W Base Rent), Kentucky (10.7% of NRA; 14.0% of U/W Base Rent), Ohio (10.6% of NRA; 5.5% of U/W Base Rent) and Pennsylvania (9.5% of NRA; 9.9% of U/W Base Rent).

Geographic Summary(1)(2)
State	# of Properties	Sq. Ft.	% of Total	Occupancy	Allocated Loan Amount	% of Total	UW Base Rent	% of Total
VA	19	2,783,855	25.1%	88.6%	$162,083,920	25.0%	$14,178,600	28.7%
IL	14	2,579,841	23.2%	93.6%	$158,603,381	24.4%	$11,279,283	22.8%
KY	8	1,187,058	10.7%	99.4%	$67,870,509	10.5%	$6,921,518	14.0%
OH	6	1,174,650	10.6%	78.0%	$37,603,470	5.8%	$2,743,658	5.5%
PA	4	1,059,600	9.5%	100.0%	$53,914,230	8.3%	$4,898,077	9.9%
MN	7	735,645	6.6%	93.4%	$51,457,379	7.9%	$4,015,681	8.1%
NJ	3	659,117	5.9%	29.4%	$54,187,214	8.3%	$1,614,361	3.3%
TX	4	380,157	3.4%	100.0%	$38,490,666	5.9%	$2,212,521	4.5%
MD	1	314,590	2.8%	53.5%	$13,103,205	2.0%	$707,917	1.4%
KS	1	223,200	2.0%	100.0%	$9,622,666	1.5%	$906,192	1.8%
CA	1	NAP	0.0%	0.0%	$2,490,974	0.4%	$0	0.0%
Total	68	11,097,713	100.0%	87.3%	$649,427,615	100.0%	$49,477,809	100.0%
(1)	Based on the underwritten rent roll as of March 31, 2020.

(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any U/W Base Rent. The leased fee properties account for 1.9% of the total allocated loan amount.

A-3-43

Various	Collateral Asset Summary – Loan No. 4 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 39.6% 3.57x 12.8%

Market Summary(1)(2)
Market	# of Properties	Sq. Ft.	% of Total	Allocated Loan Amount	% of Total	UW Base Rent	Occupancy	Market Rent Per Sq. Ft.(2)	Market Vacancy(2)
South Virginia	19	2,783,855	25.1%	$162,083,920	25.0%	$14,178,600	88.6%	$7.42	3.6%
Chicago	14	2,579,841	23.2%	$158,603,381	24.4%	$11,279,283	93.6%	$7.37	6.1%
Cincinnati	14	2,361,708	21.3%	$105,473,979	16.2%	$9,665,176	88.8%	$5.32	5.2%
Northern NJ	3	659,117	5.9%	$54,187,214	8.3%	$1,614,361	29.4%	$10.12	4.1%
Eastern / Central PA	4	1,059,600	9.5%	$53,914,230	8.3%	$4,898,077	100.0%	$5.78	8.0%
Minneapolis	7	735,645	6.6%	$51,457,379	7.9%	$4,015,681	93.4%	$6.98	3.4%
Dallas/Fort Worth	4	380,157	3.4%	$38,490,666	5.9%	$2,212,521	100.0%	$6.77	6.3%
Washington DC	1	314,590	2.8%	$13,103,205	2.0%	$707,917	53.5%	$12.05	6.1%
Kansas City	1	223,200	2.0%	$9,622,666	1.5%	$906,192	100.0%	$5.43	4.9%
Bay Area	1	NAP	NAP	$2,490,974	0.4%	$0	NAP	NAP	NAP
Total	68	11,097,713	100.0%	$649,427,615	100.0%	$49,477,809	87.3%	$7.01	5.2%
(1)	Based on the underwritten rent roll as of March 31, 2020.

(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any U/W Base Rent. The leased fee properties account for 1.9% of the total allocated loan amount. The Bay Area Market includes the 273 Industrial Way property which is a leased fee property with no attributable rent or sq. ft.

Top 20 Properties - Submarket Analysis(1)
Property Name	Allocated Loan Amount	% of Total	U/W Base Rent	% of Total	Market(2)	Submarket(2)	Submarket Rent Per Sq. Ft.(2)	Submarket Vacancy(2)
Bridgewater Center 1	$44,155,072	6.8%	$28,567	0.1%	Northern NJ	Central New Jersey Warehouse/Distribution	$7.28	1.9%
401 E Laraway Rd	$28,867,999	4.4%	$1,824,886	7.5%	Chicago	Interstate 80 Corridor	$3.85	10.0%
Rochelle 1	$23,613,068	3.6%	$1,934,972	7.9%	Chicago	Interstate 39 Corridor	$3.08	4.9%
350A Salem Church Rd	$22,521,134	3.5%	$1,972,837	8.1%	Eastern / Central PA	I-81/I-78 Corridor	$4.82	6.8%
Romeoville Bldg 1	$20,542,004	3.2%	$985,726	4.0%	Chicago	Interstate 55	$4.72	9.7%
251 E Laraway Rd	$19,859,546	3.1%	$1,460,394	6.0%	Chicago	Interstate 80 Corridor	$3.85	10.0%
7940 Kentucky	$19,791,300	3.0%	$2,951,805	12.1%	Cincinnati	Florence/Richwood Industrial	$4.02	1.3%
Mountain Top Distribution Center 2	$16,447,253	2.5%	$1,792,000	7.3%	Eastern / Central PA	Mountain Top	$4.95	4.2%
Enterprise Parkway	$15,969,532	2.5%	$1,077,433	4.4%	South Virginia	Copeland	$6.64	1.9%
Cavalier I	$15,764,794	2.4%	$1,272,656	5.2%	South Virginia	Cavalier	$7.51	4.7%
1910 International	$14,195,139	2.2%	$1,125,000	4.6%	Cincinnati	Airport Industrial	$4.51	3.9%
Glen Dale	$13,103,205	2.0%	$707,917	2.9%	Washington DC	Suburban Maryland Industrial	$8.30	8.8%
Romeoville Bldg 2	$12,898,468	2.0%	$396,043	1.6%	Chicago	Interstate 55	$4.72	9.7%
Enterprise Distribution Center 1	$11,943,026	1.8%	$975,150	4.0%	Cincinnati	Florence/Richwood Industrial	$4.02	1.3%
2270 Woodale	$11,670,042	1.8%	$987,996	4.0%	Minneapolis	North Central	$6.69	4.2%
2950 Lexington Ave South	$11,465,305	1.8%	$880,314	3.6%	Minneapolis	South Central	$5.24	4.9%
Rivers Bend Center 1B	$11,397,059	1.8%	$890,195	3.6%	South Virginia	Southeast Richmond	$5.18	3.6%
DFW Logistics Center (Bldg 4)	$11,192,321	1.7%	$885,773	3.6%	Dallas/Fort Worth	DFW Airport Industrial	$4.63	4.4%
Rivers Bend Center 1C	$10,782,846	1.7%	$1,253,768	5.1%	South Virginia	Southeast Richmond	$5.18	3.6%
Territorial	$10,578,108	1.6%	$1,041,051	4.3%	Chicago	Interstate 55	$4.72	9.7%
Total	$346,757,221	53.4%	$24,444,483	100.0%
(1)	Based on the underwritten rent roll as of March 31, 2020.

(2)	Source: Appraisal.

A-3-44

Various	Collateral Asset Summary – Loan No. 4 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 39.6% 3.57x 12.8%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2017	2018	2019	T-12 3/31/2020	U/W	U/W PSF
Base Rent	$43,755,073	$43,647,125	$50,879,764	$51,531,584	$49,477,809	$4.46
Contractual Rent Steps	0	0	0	0	1,340,873	$0.12
Value of Vacant Space	0	0	0	0	11,899,234	$1.07
Gross Potential Rent	$43,755,073	$43,647,125	$50,879,764	$51,531,584	$62,717,915	$5.65
Total Reimbursement Revenue	14,024,977	14,425,751	16,951,400	16,820,366	17,301,645	$1.56
Other Income	1,961,648	2,043,742	309,016	330,389	99,533	$0.01
Less: Bad Debt/Abatements	(834,770)	(1,307,105)	(1,377,111)	(635,171)	0	$0.00
Less: Vacancy	0	0	0	0	(11,899,234)	($1.07)
Effective Gross Income	$58,906,928	$58,809,513	$66,763,069	$68,047,168	$68,219,859	$6.15
Real Estate Taxes	8,152,906	8,193,458	8,932,002	8,705,953	10,366,547	$0.93
Insurance	656,152	636,196	668,401	665,525	611,507	$0.06
Management Fees	807,687	813,304	1,679,835	789,265	907,868	$0.08
Total Other Expenses	$6,069,165	$6,996,614	$7,167,196	$6,928,265	$7,435,842	$0.67
Total Operating Expenses	$15,685,910	$16,639,572	$18,447,435	$17,089,007	$19,321,765	$1.74
Net Operating Income	$43,221,019	$42,169,941	$48,315,634	$50,958,160	$48,898,094	$4.41
TI/LC	0	0	0	0	2,219,543	$0.20
Capital Expenditures	0	0	0	0	1,109,771	$0.10
Net Cash Flow	$43,221,019	$42,169,941	$48,315,634	$50,958,160	$45,568,781	$4.11
(1)	U/W Base Rent is based on the underwritten rent roll as of March 31, 2020. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

Property Management. The BX Industrial Portfolio Property is managed by Link Industrial Management LLC, an affiliate of the borrowers, and sub-managed by third party sub-managers.

Lockbox / Cash Management.   The BX Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be deposited directly into a lender approved lockbox account. All funds received by such borrowers or the manager are required to be deposited in a lockbox account within two business days following receipt. During the continuance of a Trigger Period (as defined below), all funds on deposit in the lockbox account are required to be swept not less than twice per week into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the loan agreement. Provided no Trigger Period is continuing, funds on deposit in the lockbox accounts will be disbursed to the borrowers’ operating account.

A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default under the BX Industrial Portfolio Whole Loan or (ii) a Low Debt Yield Period (as defined below).

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, and (b) with respect to clause (ii) above, the Low Debt Yield Period has been cured as set forth below.

A “Low Debt Yield Period” will commence upon (i) the debt yield of the BX Industrial Portfolio Whole Loan being less than 6.50% as of the last day of any calendar quarter during the period up to and including November 9, 2022 and (ii) the debt yield of the BX Industrial Portfolio Whole Loan being less than 6.75% as of the last day of two consecutive calendar quarters at any time thereafter (collectively, the “Debt Yield Threshold”), and will end if (i) the BX Industrial Portfolio exceeds the applicable Debt Yield Threshold for two consecutive quarters or (ii) the borrowers make a prepayment such that the debt yield is at least equal to the Debt Yield Threshold in accordance with the terms of the loan agreement.

Initial and Ongoing Reserves.  At loan origination, the borrowers deposited approximately $4,048,428 into a rollover reserve account for existing tenant improvements and leasing costs.

Tax Reserve. On each payment date during the continuance of a Trigger Period, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes payable during the next 12 months.

Insurance Reserve. On each payment date during the continuance of a Trigger Period, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated annual insurance premiums.

Replacement Reserve. On each payment date during the continuance of a Trigger Period, the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to $0.15 per sq. ft. for replacement reserves, subject to a cap of twelve times the monthly deposit amount.

A-3-45

Various	Collateral Asset Summary – Loan No. 4 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 39.6% 3.57x 12.8%

Rollover Reserves. On each payment date during the continuance of a Trigger Period, the borrowers are required to deposit $0.35 per sq. ft. into a rollover reserve for tenant improvements and leasing commissions, subject to a cap of twelve times the monthly deposit amount.

Ground Rent Reserves. On each payment date during the continuance of a Trigger Period, the borrowers are required to deposit the applicable ground rent amount required under the ground leases into a ground rent reserve.

Current Mezzanine or Subordinate Indebtedness. The BX Industrial Portfolio Subordinate Fixed Rate Loan is comprised of (i) the BX Industrial Portfolio B-Note in the amount of $72.6 million, the BX Industrial Portfolio C-Notes in the amount of $110.0 million and the BX Industrial Portfolio D-Note in the amount of $45.0 million. The BX Industrial Portfolio B-Note will accrue interest at a fixed rate of 3.55000%. The BX Industrial Portfolio C-Notes will accrue interest at a fixed rate of 3.55000% and were sold to an unaffiliated third party investor. The BX Industrial Portfolio D-Note will accrue interest at a fixed rate of 3.55000% and was sold to an unaffiliated third party investor.

For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The BX Industrial Portfolio Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. The borrowers are permitted to prepay a portion of the BX Industrial Portfolio Floating Rate Loan in an aggregate amount not to exceed $57,800,000 at any time without a spread maintenance payment. Any voluntary prepayment will first be allocated to the BX Industrial Portfolio Floating Rate Loan until it is prepaid in full and then to the BX Industrial Portfolio Fixed Rate Loan.

The borrowers may obtain the release of an individual property upon, among other terms and conditions outlined in the loan documents, (i) prepayment by the borrowers of the Adjusted Release Amount (as defined below) for the individual property to be released, (ii) no event of default is continuing; (iii) the debt yield with respect to the remaining properties following the release must be equal to or greater than the greater of (1) 7.5% and (2) the lesser of (a) the debt yield immediately prior to such release and (b) 8.5%, and (iv) satisfaction of REMIC related conditions. Any such prepayment allocable to the BX Industrial Portfolio Floating Rate Loan prior to October 9, 2020, will require a spread maintenance premium equal to the product of (x) 1.450%, (y) the amount prepaid and (z) a fraction, the numerator of which is the number of days from the date of prepayment to and including October 9, 2020, and the denominator of which is 360. Any such prepayment allocable to the BX Industrial Portfolio Fixed Rate Loan prior to March 9, 2026 will require a yield maintenance premium in an amount equal to the greater of (a) 1.00% of the amount prepaid and (b) a yield maintenance premium. In addition, the borrowers are permitted to obtain the release of an individual BX Industrial Portfolio Property in order to (a) cure an event of default relating to such property or (b) for a ground leased BX Industrial Portfolio Property, cure an event of default relating to a default under such a ground lease. In each instance, satisfaction of the debt yield requirement above is not required to obtain such a release, and such a release will not trigger any prepayment or yield maintenance premiums. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

“Adjusted Release Amount” means for any individual BX Industrial Portfolio Property to be released, the sum of (a) the Amortized Release Amount for such property and (b) the applicable Release Price Premium for such property.

“Amortized Release Amount” means, for any individual BX Industrial Portfolio Property, the original allocated loan amount for such property, as such amount may be reduced by certain prepayments permitted under the loan documents.

“Release Price Premium” means, for each individual BX Industrial Portfolio Property, an amount equal to (a) 5% of the Amortized Release Amount for the applicable property until 30% of the original principal balance of the BX Industrial Portfolio Whole Loan has been prepaid in accordance with the loan documents and (b) thereafter, 10% of the Amortized Release Amount for the applicable property.

A-3-46

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A-3-47

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 5 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 35.5% 4.95x 17.9%

A-3-48

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 5 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 35.5% 4.95x 17.9%

A-3-49

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 5 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 35.5% 4.95x 17.9%

A-3-50

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 5 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 35.5% 4.95x 17.9%

Mortgage Loan Information
Loan Sellers(1):	CREFI/GACC
Loan Purpose(2):	Acquisition
Borrower Sponsors:	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP
Borrowers(3):	MGM Grand PropCo, LLC; Mandalay PropCo, LLC
Original Balance(4):	$65,000,000
Cut-off Date Balance(4):	$65,000,000
% by Initial UPB:	7.0%
Interest Rate:	3.55800%
Payment Date:	5th of each month
First Payment Date:	April 5, 2020
Anticipated Repayment Date(5):	March 5, 2030
Final Maturity Date(5):	March 5, 2032
Amortization:	Interest Only, ARD (to the extent of Excess Cash Flow)
Additional Debt(4):	$1,569,200,000 Pari Passu Debt; $804,400,000 B-Notes; $561,400,000 C-Notes; Future Mezzanine Debt Permitted
Call Protection(6):	YM0.5(28), DorYM0.5(85), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(7)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
FF&E:	$0	Springing	NAP

Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Las Vegas, NV
Year Built / Renovated(8):	Various / NAP
Total Rooms(9):	9,748
Property Management:	Self-Managed
Underwritten NOI:	$520,080,353
Underwritten NCF:	$487,305,761
Appraised Value(10):	$4,600,000,000
Appraisal Date(10):	January 10, 2020

Historical NOI(2)
Most Recent NOI:	$486,845,706 (T-12 March 31, 2020)
2019 NOI:	$520,080,353 (December 31, 2019)
2018 NOI:	$617,369,266 (December 31, 2018)
2017 NOI:	$605,037,208 (December 31, 2017)

Historical Occupancy(9)
Most Recent Occupancy:	91.0% (March 31, 2020)
2019 Occupancy:	92.1% (December 31, 2019)
2018 Occupancy:	91.5% (December 31, 2018)
2017 Occupancy:	91.0% (December 31, 2017)

Financial Information(4)
Tranche	Cut-off Date Balance	Balance per Room Cut-off / Balloon(5)	LTV(5)(10) Cut-off / Balloon	U/W DSCR(2) Master Lease Rent	U/W Debt Yield(2) Master Lease Rent	U/W Debt Yield at Balloon(2) Master Lease Rent
Mortgage Loan	$65,000,000
Pari Passu Notes	$1,569,200,000
Total A Notes	$1,634,200,000	$167,645 / $167,645	35.5% / 35.5%	4.95x	17.9%	17.9%
B Notes	$804,400,000
C Notes	$561,400,000
Whole Loan	$3,000,000,000	$307,755 / $307,755	65.2% / 65.2%	2.70x	9.7%	9.7%

(1)	The MGM Grand & Mandalay Bay Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“BCREI”), Deutsche Bank AG, New York Branch (“DBNY”) and Société Générale Financial Corporation (“SGFC”). CREFI will be contributing Note A-13-1 with an outstanding principal balance of $43,333,333 and GACC will be contributing Note A-15-1 with an outstanding principal balance of $21,666,667 to the Benchmark 2020-B18 securitization.

(2)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Sponsors”, as more particularly referred to as the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion ($471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly owned subsidiary of MGM Resorts International (“MGM”). Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The LTV Cut-off / Balloon, U/W DSCR Master Lease Rent, U/W Debt Yield Master Lease Rent and U/W Debt Yield at Balloon Master Lease Rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The U/W NCF DSCR, U/W NCF Debt Yield and U/W NCF Debt Yield at Balloon for the MGM Grand & Mandalay Bay A Notes (based on the U/W NCF of $487.3 million) are 8.27x, 29.8% and 29.8%, respectively. On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively). The $486.8 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss add-back of approximately $20.6 million during the March 2020 TTM period (primarily comprised of furloughed employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender UW presented above is based on 2019 financials, which reflect a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see the “Historical EBITDAR” and “Historical Performance” tables herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(3)	The borrower sponsors are affiliated with the borrowers of the mortgage loans identified on Annex A-1 to the Preliminary Prospectus as BX Industrial Portfolio and Bellagio Hotel and Casino, which have a Cut-Off Date Balance of $70.00 million and $21.25 million, respectively.

(4)	The MGM Grand & Mandalay Bay Mortgage Loan (as defined below) is part of the MGM Grand & Mandalay Bay Whole Loan (as defined below), which is comprised of (i) 14 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes,” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 consisting of multiple subordination levels, which are subordinate to the MGM Grand & Mandalay Bay Senior Notes (the “MGM Grand & Mandalay Bay Junior Notes”). The MGM Grand Property has an allocated mortgage loan amount (“ALA”) of $1,635,000,000 and the Mandalay Bay Property has an ALA equal to $1,365,000,000.

A-3-51

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 5 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 35.5% 4.95x 17.9%

(5)	The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a Final Maturity Date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate in effect on the ARD plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate, the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Whole Loan. The metrics presented in the Financial Information chart above for Balance per Room Cut-off / Balloon and LTV Cut-off / Balloon are calculated based on the ARD.

(6)	The defeasance lockout period will be 28 payments beginning with and including the first payment date of April 5, 2020. The MGM Grand & Mandalay Bay Borrowers have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 14, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release (as defined below) or a Default Release (as defined below).

(7)	See “Initial and Ongoing Reserves” herein.

(8)	The MGM Grand Property was built in 1993 and the Mandalay Bay Property was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms’ renovation from 2010 to 2013. Additionally, approximately $118.9 million was recently spent on an expansion and renovation of the convention center completed in December 2018 which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,500 per room) of capital investment since 2010.

(9)	Size and Occupancy are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing twelve months ending March 31, 2020, approximately 30.3% of revenues were generated by rooms, 18.0% of revenues were from gaming, 29.7% from food & beverage and 22.0% from other sources.

(10)	The Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease); and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The LTV Cut-off / Balloon based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. The LTV Cut-off / Balloon based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Whole Loan.

The Loan.   The MGM Grand & Mandalay Bay mortgage loan (the “MGM Grand & Mandalay Bay Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee simple interests in MGM Grand resort (the “MGM Grand Property”) and Mandalay Bay resort (the “Mandalay Bay Property”) (each a “Property” and together, the “MGM Grand & Mandalay Bay Properties”) located in Las Vegas, Nevada. The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by the non-controlling Notes A-13-1 and A-15-1 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $65.0 million. The MGM Grand & Mandalay Bay Mortgage Loan is part of a $3.0 billion whole loan that is evidenced by 38 promissory notes (the “MGM Grand & Mandalay Bay Whole Loan”). Only the MGM Grand & Mandalay Bay Mortgage Loan will be included in the mortgage pool for the Benchmark 2020-B18 mortgage trust.

The relationship between the holders of the MGM Grand & Mandalay Bay Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-13-1, A-15-1	$65,000,000.00	$65,000,000.00	Benchmark 2020-B18(1)	No
A-5, A-9	$610,078,611.40	$610,078,611.40	CREFI(2)	No(3)
A-6, A-10	$326,705,972.20	$326,705,972.20	Barclays Bank PLC(2)	No
A-7, A-11	$305,039,305.20	$305,039,305.20	DBRI(2)	No
A-8, A-12	$326,705,972.20	$326,705,972.20	SGFC(2)	No
A-1, A-2, A-3, A-4	$670,139.00	$670,139.00	BX 2020-VIVA	No
Total Senior Notes	$1,634,200,000.00	$1,634,200,000.00
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(4)	$329,861.00	$329,861.00	BX 2020-VIVA	No
B-5-A, B-9-A, B-5-B(4)	$321,628,055.60	$321,628,055.60	CREFI(2)	No(3)
B-6-A, B-10-A, B-6-B (4)	$160,814,027.80	$160,814,027.80	Barclays Bank PLC(2)	No
B-7-A, B-11-A, B-7-B(4)	$160,814,027.80	$160,814,027.80	DBRI(2)	No
B-8-A, B-12-A, B-8-B (4)	$160,814,027.80	$160,814,027.80	SGFC(2)	No
C-1, C-2, C-3, C-4(4)	$561,400,000.00	$561,400,000.00	BX 2020-VIVA	Yes(3)
Whole Loan	$3,000,000,000.00	$3,000,000,000.00

(1)	CREFI will be contributing Note A-13-1 which has an outstanding principal balance of $43,333,333 to the Benchmark 2020-B18 securitization. GACC will be contributing Note A-15-1 which has an outstanding principal balance of $21,666,667 to the Benchmark 2020-B18 securitization.

(2)	Expected to be contributed to one or more future securitization transactions.

(3)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus.

(4)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.

A-3-52

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 5 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 35.5% 4.95x 17.9%

The MGM Grand & Mandalay Bay Whole Loan has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Whole Loan proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

Based on the contractual Master Lease rents in years 11 and 12 of $356 million and $363 million (rental payments fully guaranteed by MGM (Fitch: BB- / Moody’s: Ba3 / S&P: BB-), respectively, and a 5.55800% interest rate, the MGM Grand & Mandalay Bay Whole Loan would generate approximately $401 million of amortization in those two years (so long as the MGM Grand & Mandalay Bay Whole Loan remains outstanding during that period). The amortization will result in a year 12 loan-to-cost ratio of 56.3%, a debt yield of 20.0% (based on the year-end December 2019 EBITDAR) and a mortgage loan basis of approximately $266,572 per room.

Based on the Aggregate As-Is Appraised Value of approximately $7.35 billion as of January 10, 2020, the LTV Cut-off / Balloon for the MGM Grand & Mandalay Bay Senior Loan are 22.2% and 22.2%, respectively. Based on the Aggregate Real Property Appraised Value of $4.6 billion as of January 10, 2020, the LTV Cut-off / Balloon for the MGM Grand & Mandalay Bay Senior Loan are 35.5% and 35.5%, respectively.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$1,634,200,000	35.4%	Purchase Price	$4,600,000,000	99.6%
Junior Notes	1,365,800,000	29.6	Closing Costs	17,792,163	0.4%
Sponsor Equity(1)	1,617,792,163	35.0
Total Sources	$4,617,792,163	100.0%	Total Uses	$4,617,792,163	100.0%
(1)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Whole Loan.

The Borrowers / Borrower Sponsors. On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Sponsors”, as more particularly referred to as the “Borrower Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion ($471,892 per room). The borrowers under the MGM Grand & Mandalay Bay Whole Loan are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (individually, a “MGM Grand & Mandalay Bay Borrower” and, collectively, the “MGM Grand & Mandalay Bay Borrowers” or the “Borrowers”), which are subsidiaries of the Joint Venture. The MGM Grand & Mandalay Bay Borrowers are Delaware limited liability companies and single purpose entities with two independent directors. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $161.0 billion as of March 31, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

A-3-53

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 5 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 35.5% 4.95x 17.9%

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than one hundred percent (100%). For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a twenty-five percent (25%) indirect equity interest in Borrower to a third party that is not an Affiliate of MGP OP and subsequently transfers a ten percent (10%) indirect equity interest in Borrower to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP's Liability Percentage and (ii) an increase of ten percentage points to MGP OP's Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the Borrowers are liable for breaches of environmental covenants; provided, however, that if the Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

The Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to World Atlas, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 square feet (“sq. ft.”) of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 sq. ft. of meeting space, 18 restaurants, an approximately 22,858 sq. ft. spa, four swimming pools and approximately 41,800 sq. ft. of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

Room sizes range from 346 sq. ft. to 11,517 sq. ft. and offer one to four bedrooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 sq. ft. per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 sq. ft. per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award winning resort is a premier conference hotel in Las Vegas with approximately 2.2 million sq. ft. of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s (“NFL”) Raiders, which is expected to open in August 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 sq. ft. of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 sq. ft. spa, ten swimming

A-3-54

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 5 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 35.5% 4.95x 17.9%

pools and approximately 54,000 sq. ft. of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 sq. ft. and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort's 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 sq. ft.

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,150 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties scheduled through July 31, 2020 have been cancelled. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies have filed in Canada for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure and that, if the court grants the initial order sought, Cirque will seek its immediate provisional recognition in the United States under Chapter 15 of the U.S. Bankruptcy Code in the United States Bankruptcy Court.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM Resorts International (“MGM”) announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited the coronavirus discussed below as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties which are not part of the collateral for the MGM Grand & Mandalay Bay Whole Loan) were effectively generating no revenue. In addition, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021, and it indicated that when it is able to re-open its domestic properties, it expects weakened demand in light of continued domestic and international travel restrictions or warnings, consumer fears and reduced consumer discretionary spending and general economic uncertainty. As of June 4, 2020, the MGM Grand Property was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million sq. ft. of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, F&B, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

A-3-55

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 5 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 35.5% 4.95x 17.9%

Historical EBITDAR
EBITDAR ($ mns)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(3)	UW
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$520
Debt Yield(1)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	17.3%
Rent Coverage(2)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.8x
(1)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Whole Loan Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.

(2)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

(3)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 when the Property reopened with limited amenities and operations at the Mandalay Bay Shoppes and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively, when the Mandalay Bay Property reopened with limited amenities). The lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Historical Performance – MGM Grand(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)
RevPAR	$154	$162	$145	$112	$112	$128	$136	$138	$151	$155	$162	$167	$169	$174	$172
Net Revenue ($ bns)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%
(1)	Any financial information contained in this Term Sheet for the MGM Grand Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 when the MGM Grand Property reopened with limited amenities, and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively, when the Mandalay Bay Property reopened with limited amenities). The lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Historical Performance – Mandalay Bay(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$186	$184	$188	$188
Net Revenue ($ bns)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	27%	25%	25%	25%

(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 when the MGM Grand Property reopened with limited amenities, and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively, when the Mandalay Bay Property reopened with limited amenities). The lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Master Lease.  The MGM Grand & Mandalay Bay Properties are master-leased to MGM Lessee II, LLC (the “MGM Tenant”), a wholly-owned subsidiary of MGM under a 30-year, triple-net master and operating lease with two, ten-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (the “Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (the “Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to an MGM/Mandalay Operating sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each an “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Mortgage Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021

A-3-56

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 5 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 35.5% 4.95x 17.9%

and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Whole Loan and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations).

No intellectual property is licensed to the Borrowers and the Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/BB- by Moody’s, Fitch and S&P) guarantees to the Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of mortgage lender for the MGM Grand & Mandalay Bay Mortgage Loan, pursuant to which MGM has guaranteed to mortgage lender the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Mortgage Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of an unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Mortgage Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Mortgage Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the Borrowers for any purpose under the MGM Grand & Mandalay Bay Mortgage Loan documents so long as such person does not control Borrower. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Mortgage Loan, neither MGM nor MGM Tenant controlled the Borrower.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019 which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM had a market capitalization of approximately $8.3 billion.

MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

A-3-57

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 5 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 35.5% 4.95x 17.9%

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	2018	2019	March 2020 TTM	U/W	U/W Per Room(1)
Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	91.0%	92.1%
ADR	$179.08	$187.27	$193.58	$192.62	$196.52	$197.34	$196.52
RevPAR	$165.56	$172.97	$176.24	$176.18	$180.94	$179.62	$180.94

Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$606,668,725	$635,408,160	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	360,473,304	379,532,959	$38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	595,230,085	629,566,379	$64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	439,510,211	461,787,990(2)	$47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$2,001,882,325	$2,106,295,488	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	257,963,997	265,201,312	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	221,472,073	223,320,361	$22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	431,691,583	449,487,794	$46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	287,669,084	304,747,043	$31,263
Total Departmental Expenses	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$1,198,796,737	$1,242,756,510	$127,488

Property Maintenance	112,218,119	110,725,189	95,208,961	101,449,888	103,270,469	100,546,661	103,270,469	$10,594
Property Administration(3)	137,822,533	128,394,200	125,525,316	126,382,088	126,766,300	124,473,327	126,766,300	$13,004
Marketing & Advertising	28,265,267	22,728,610	26,584,722	29,655,331	28,082,648	27,654,837	28,082,648	$2,881
Total Undistributed Expenses	$278,305,919	$261,847,999	$247,318,999	$257,487,307	$258,119,417	$252,674,825	$258,119,417	$26,479

Management Fee	46,463,959	59,835,056	53,171,104	56,764,258	57,698,013	55,999,303	57,698,013	$5,919
Real Estate Taxes	16,605,853	16,929,584	15,852,622	17,309,478	18,451,931	18,768,123	18,451,931	$1,893
Insurance	6,711,471	6,110,026	5,691,838	7,197,993	9,189,264	9,350,526	9,189,264	$943
Total Fixed & Other Expenses	69,781,283	82,874,666	74,715,564	81,271,729	85,339,208	104,670,847(5)	85,339,208	$8,755
EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$486,845,706(6)	$520,080,353	$53,353

FF&E(4)	0	0	0	0	0	0	32,774,592	3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$486,845,706(6)	$487,305,761	$49,990
(1)	Based on 9,748 guest rooms.

(2)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.

(3)	2018 Property Administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at a country concert in Las Vegas.

(4)	U/W FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the closing date Four Seasons Management Agreement.

(5)	Total Fixed & Other Expenses includes a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $20.6 million during the March 2020 TTM period (primarily comprised of furloughed employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The March 2020 TTM EBITDAR of approximately $486.8 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the March 2020 TTM period).

(6)	On May 1, 2020, MGM reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 when the Property reopened with limited amenities and operations at the Mandalay Bay Shoppes and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively, when the Mandalay Bay Property reopened with limited amenities). The Lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Environmental Matters.  Due to the presence of underground storage tanks, the MGM Grand & Mandalay Bay Borrowers purchased, and are required to maintain under the MGM Grand & Mandalay Bay Mortgage Loan agreement, an environmental insurance policy.

The Market. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and visitation has returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

A-3-58

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 5 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 35.5% 4.95x 17.9%

Since 2010, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% CAGR). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually and recent investment in Las Vegas by major sports leagues, the amount of existing gaming activity has increased steadily since the 2009 trough. In Clark County, gaming revenue has increased approximately 17.2% through 2019 since the gaming revenue trough in 2009.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%
(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip hotel average occupancy has been approximately 90% over the last three years. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

Historical Occupancy, ADR, RevPAR – Competitive Set
	MGM Grand Resort(1)			Competitive Set(2)(3)			MGM Grand Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
December 31, 2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
December 31, 2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR – Competitive Set
	Mandalay Bay Resort(1)			Competitive Set(2)(3)			Mandalay Bay Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
December 31, 2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
December 31, 2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Additional group business is expected to enter the market as a result of the expected delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property) which will serve as the home stadium for the Raiders NFL team. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 according to the appraisal. The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022.

A-3-59

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 5 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 35.5% 4.95x 17.9%

Comparable Properties(1)
Property Name	No. of Rooms	Year Opened	Meeting Space (sq. ft.)	Casino Space (sq. ft.)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20
(1)	Source: Appraisal, unless otherwise indicated.

(2)	Source: Underwriting and Borrower Sponsor provided information.

Property Management.  The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay Properties), for which management fees related thereto are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.

Lockbox / Cash Management.  The MGM Grand & Mandalay Bay Whole Loan is subject to a hard lockbox with springing cash management. Amounts on deposit in the lockbox account will be disbursed to the Borrower’s operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a MGM Grand & Mandalay Bay Trigger Period (as defined below), the Borrowers will establish a cash management account and, at least two times per week, the clearing account bank will sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Whole Loan documents, with the remaining excess cash flow (the “Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Whole Loan (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Whole Loan).

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (the “DSCR Threshold”) for two consecutive quarters (a “DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (an “OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Whole Loan has occurred and is continuing (an “EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the Borrowers fail to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Whole Loan documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the Borrowers of such event of default. For the avoidance of doubt, in no instance will an MGM Grand & Mandalay Bay Trigger Period caused by the failure of the Borrowers to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD be capable of being cured or deemed to expire.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Whole Loan documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the Borrowers.

A-3-60

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 5 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 35.5% 4.95x 17.9%

“Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Whole Loan and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

Initial and Ongoing Reserves.  At loan origination, the Borrowers were not required to deposit any initial reserves. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, there are no ongoing reserves required under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account, and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Real Estate Taxes Reserve. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

Replacement Reserve. For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each Payment Date during a MGM Grand & Mandalay Bay Trigger Period, the Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first Payment Date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as any individual Property is managed by (x) a Brand Manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the Replacement Reserve Fund during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage

A-3-61

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 5 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 35.5% 4.95x 17.9%

operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five (5) year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

Current Mezzanine or Subordinate Indebtedness. In addition to the MGM Grand & Mandalay Bay Mortgage Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B18 securitization trust, which have an aggregate Cut-off Date principal balance of $1,569,200,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B18 trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Mortgage Loan. The MGM Grand & Mandalay Bay Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B18 securitization trust. The MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B18 securitization trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

Future Mezzanine or Subordinate Indebtedness Permitted. The MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Whole Loan (“Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Whole Loan documents) of the Borrowers or mezzanine borrower (an “Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late charges, principal (other than the pro rata prepayment of the Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents and the Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Whole Loan documents), for so long as the whole Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Mezzanine Loan, funds sufficient to pay any other amounts then due under the Mezzanine Loan and the Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Mezzanine Loan on the maturity date of the Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

Partial Release. So long as no event of default has occurred and is continuing (other than as set forth below), the Borrowers may at any time release an individual Property from the MGM Grand & Mandalay Bay Whole Loan by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual Property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Whole Loan documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000.00); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) if the MGM Grand & Mandalay Bay Whole Loan is securitized in a REMIC trust, compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the Property is subject to the Master Lease, the Borrowers removing the released individual Property from the Master

A-3-62

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 5 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 35.5% 4.95x 17.9%

Lease and entering into a new triple-net lease with respect to the remaining individual Property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

“Release Percentage” means, with respect to any individual Property, 105.0% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110.0% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be one hundred and five percent (105%) until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be one hundred and ten percent (110%).

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the Borrowers will be permitted to release the subject Property and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) one hundred percent (100.0%) of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and (y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

The Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents (including, without limitation, Release Conditions (other than clause (i))) (a “Default Release”). In addition, the Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its allocated whole loan amount, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (a “Special Release”).

A-3-63

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 6 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,850,000 41.7% 3.84x 11.9%

A-3-64

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 6 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,850,000 41.7% 3.84x 11.9%

Floor	Tenant
48	New Mountain Capital, LLC
47	New Mountain Capital, LLC
46	Allianz Asset Management of America L.P.
45	Allianz Asset Management of America L.P.
44	Allianz Asset Management of America L.P.
43	Allianz Asset Management of America L.P.
42	Allianz Asset Management of America L.P.
41	Allianz Asset Management of America L.P.
40	Charter Communications Holding
39	Charter Communications Holding
38	MongoDB, Inc
37	MongoDB, Inc
36	Travel Leaders Group, LLC
35	Travel Leaders Group, LLC
34	Mechanical
33	Morgan Stanley & Co
32	Sullivan & Worcester LLP
31	Vedder Price PC
30	Morgan Stanley & Co
29	Morgan Stanley & Co
28	Industrial and Commercial Bank of China
27	Morgan Stanley & Co
26	Morgan Stanley & Co
25	Gannett Co., Inc.
24	Assured Guaranty Municipal
23	Assured Guaranty Municipal
22	Kasowitz Benson Torres
21	Kasowitz Benson Torres
20	Kasowitz Benson Torres
19	Kasowitz Benson Torres
18	Paramount Group, Inc. Industrial and Commercial Bank of China
17	Showtime Networks Inc.
16	Showtime Networks Inc.
15	Showtime Networks Inc.
14	Showtime Networks Inc.
13	Showtime Networks Inc.
12	Mechanical
11	WMG Acquisition Corp
10	WMG Acquisition Corp
9	WMG Acquisition Corp
8	WMG Acquisition Corp
7	WMG Acquisition Corp
6	Extreme Reach Inc
5	Extreme Reach Inc
4	WMG Acquisition Corp
3	Bleacher Report
2	Bleacher Report
Ground	Princi Bakery TD Bank Azalea Restaurant Equinox Gateway News Property Management Office
Concourse Theater	U T Associates Thespian Theatre Inc.
Storage	
Parking	

Vacant

A-3-65

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 6 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,850,000 41.7% 3.84x 11.9%

A-3-66

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 6 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,850,000 41.7% 3.84x 11.9%

Mortgage Loan Information
Loan Sellers(1):	GACC/JPMCB
Loan Purpose:	Refinance
Borrower Sponsor(2):	Paramount Group Operating Partnership LP
Borrowers:	PGREF I 1633 Broadway Land, L.P.; 1633 Broadway Owner I, LP; 1633 Broadway Owner II, LP
Original Balance(3):	$62,850,000
Cut-off Date Balance(3):	$62,850,000
% by Initial UPB:	6.7%
Interest Rate:	2.99000%
Payment Date:	6th of each month
First Payment Date:	January 6, 2020
Maturity Date:	December 6, 2029
Amortization:	Interest Only
Additional Debt(3):	$938,150,000 Pari Passu Debt; $249,000,000 Subordinate Debt
Call Protection(4):	L(31), D(82), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$1,024,605
TI/LC:	$0	Springing	$5,123,024
Unfunded Obligations:	$36,389,727	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1972 / 2013
Total Sq. Ft.:	2,561,512
Property Management:	Paramount Group Property-Asset Management LLC
Underwritten NOI(6):	$119,150,163
Underwritten NCF(6):	$116,677,727
Appraised Value(6):	$2,400,000,000
Appraisal Date(6):	October 24, 2019

Historical NOI(6)
Most Recent NOI:	$110,826,000 (T-12 May 31, 2020)
2018 NOI(7):	$109,098,450 (December 31, 2018)
2017 NOI(7):	$94,190,007 (December 31, 2017)
2016 NOI:	$93,821,386 (December 31, 2016)

Historical Occupancy(6)
Most Recent Occupancy:	98.4% (October 31, 2019)
2018 Occupancy:	95.4% (December 31, 2018)
2017 Occupancy:	95.4% (December 31, 2017)
2016 Occupancy:	86.3% (December 31, 2016)

Financial Information(1)(3)(6)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$62,850,000
Pari Passu Notes	$938,150,000
Total Senior Notes	$1,001,000,000	$391 / $391	41.7% / 41.7%	3.93x / 3.84x	11.9% / 11.7%	11.9% / 11.7%
Subordinate Notes	$249,000,000
Whole Loan	$1,250,000,000	$488 / $488	52.1% / 52.1%	3.14x / 3.08x	9.5% / 9.3%	9.5% / 9.3%

(1)	The 1633 Broadway Whole Loan (as defined below) was co-originated by Goldman Sachs Bank USA (“GSBI”), JPMorgan Chase Bank, National Association (“JPMCB”), DBR Investments Co. Limited (“DBRI”) and Wells Fargo Bank, National Association (“WFB”). JPMCB is contributing Note A-3-C-1-A with a Cut-off Date Balance of $27,850,000, and GACC is contributing Note A-2-C-6 with a Cut-off Date Balance of $35,000,000.

(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Whole Loan.

(3)	The 1633 Broadway Loan is part of a whole loan consisting of 40 senior pari passu promissory notes with an aggregate original principal balance of $1,001,000,000, and four pari passu subordinate notes with an aggregate original principal balance of $249,000,000. For additional information, see “The Loan” herein.

(4)	The defeasance lockout period will be at least 31 payments beginning with and including the first payment date of January 6, 2020. At any time after the earlier to occur of (i) November 25, 2022 and (ii) the second anniversary of the closing date of the securitization into which the last note of the 1633 Broadway Whole Loan is deposited, the 1633 Broadway Whole Loan may be defeased in whole (or in part) with direct, non-callable obligations of the United States of America. The actual lockout period may be longer.

(5)	See “Initial and Ongoing Reserves” herein.

(6)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 1633 Broadway Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	The increase in NOI between 2017 and 2018 is largely due to new leases being signed.

A-3-67

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 6 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,850,000 41.7% 3.84x 11.9%

The Loan.  The mortgage loan (the “1633 Broadway Loan”) is part of a whole loan (the “1633 Broadway Whole Loan”) consisting of 40 senior pari passu promissory notes with an aggregate original principal balance of $1,001,000,000 (the “1633 Broadway Senior Notes”) and four subordinate pari passu notes with an aggregate original principal balance of $249,000,000 (the “1633 Broadway Subordinate Companion Loan”). The 1633 Broadway Whole Loan has an aggregate original principal balance of $1,250,000,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in an office building in New York, New York (the “1633 Broadway Property”).

The 1633 Broadway Whole Loan was co-originated by GSBI, JPMCB, DBRI and WFB on November 25, 2019. The 1633 Broadway Whole Loan has a 10-year interest-only term and accrues interest at a rate of 2.99000% per annum. The relationship between the holders of the 1633 Broadway Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in the Preliminary Prospectus.

The borrowers utilized the proceeds of the 1633 Broadway Whole Loan to refinance existing debt on the 1633 Broadway Property, fund reserves, pay origination costs and return equity to the borrower sponsor. Based on the “As Is” appraised value of $2.4 billion as of October 24, 2019 and the Cut-off Date balance of the 1633 Broadway Loan, the Cut-off Date LTV Ratio is 41.7% for the 1633 Broadway Senior Notes and 52.1% for the 1633 Broadway Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2-C-6, A-3-C-1-A	$62,850,000	$62,850,000	Benchmark 2020-B18(3)	No
A-1-S-1, A-2-S-1, A-3-S-1, A-4-S-1	1,000,000	1,000,000	BWAY 2019-1633	No
A-1-C-1, A-1-C-5, A-2-C-1-A	110,000,000	110,000,000	CGCMT 2020-GC46	No(1)
A-1-C-2, A-2-C-5	60,000,000	60,000,000	GSMS 2020-GC45	No
A-2-C-1-B, A-3-C-1-B	45,000,000	45,000,000	Benchmark 2020-B16	No
A-3-C-5, A-3-C-6	50,000,000	50,000,000	Benchmark 2020-B17	No
A-3-C-2, A-2-C-3-B	64,650,000	64,650,000	Benchmark 2020-IG1	No
A-4-C-1, A-4-C-2	100,000,000	100,000,000	BANK 2020-BNK25	No
A-4-C-6, A-4-C-7	40,000,000	40,000,000	BANK 2020-BNK26	No
A-4-C-4, A-4-C-5	70,000,000	70,000,000	WFCM 2020-C55	No
A-1-C-3, A-1-C-6	65,000,000	65,000,000	GSMS 2020-GC47	No
A-2-C-2-A, A-3-C-3	70,000,000	70,000,000	Benchmark 2020-IG2	No
A-1-C-7, A-2-C-4-A, A-2-C-7, A-3-C-4	80,000,000	80,000,000	Benchmark 2020-IG3	No
A-4-C-3	40,000,000	40,000,000	BANK 2020-BNK27	No
A-1-C-4-B, A-2-C-2-B, A-3-C-7	57,500,000	57,500,000	JPMDB 2020-COR7	No
A-2-C-3-A, A-2-C-4-B, A-2-C-4-C, A-2-C-4-D	55,000,000	55,000,000	DBRI(2)	No
A-1-C-4-A	30,000,000	30,000,000	GSBI(2)	No
Total Senior Notes	$1,001,000,000	$1,001,000,000
B-1, B-2, B-3, B-4	249,000,000	249,000,000	BWAY 2019-1633	Yes(1)
Total	$1,250,000,000	$1,250,000,000
(1)	During the continuance of a control appraisal period relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in the Preliminary Prospectus.

(2)	Expected to be contributed to one or more future securitization transactions.

(3)	GACC is contributing Note A-2-C-6 with an outstanding principal balance as of the Cut-off Date of $35,000,000 and JPMCB is contributing Note A-3-C-1-A with an outstanding principal balance as of the Cut-off Date of $27,850,000.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$1,001,000,000	80.1%	Loan Payoff	$1,052,884,467	84.2%
Subordinate Notes	249,000,000	19.9	Return of Equity	139,885,652	11.2
			Reserves	36,389,727	2.9
			Closing Costs	20,840,154	1.7
Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

The Borrower / Borrower Sponsors. At the time of origination of the 1633 Broadway Whole Loan, PGREF I 1633 Broadway Land, L.P. owned the 1633 Broadway Property entirely in fee and also ground leased the 1633 Broadway Property to PGREF I 1633 Broadway Tower, L.P. (i.e., both landlord and tenant interests in the ground lease were pledged as collateral, in addition to the fee interest in the 1633 Broadway Property); however, effective May 26, 2020, such ground lease was eliminated (such that collateral for the 1633 Broadway Whole Loan consists entirely of the fee interest in the 1633 Broadway Property) and PGREF I 1633 Broadway Land, L.P. transferred undivided tenant in common interests in the 1633 Broadway Property to each of the additional tenant-in-common borrowers. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1633 Broadway Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Whole Loan.

A-3-68

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 6 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,850,000 41.7% 3.84x 11.9%

The borrower sponsor is Paramount Group Operating Partnership LP, which indirectly owns and controls the borrowers. Paramount Group, Inc. (NYSE: PGRE), an approximately 92.0% general partner of the borrower sponsor, is a real estate investment trust that currently owns and/or manages a 13.4 million sq. ft. portfolio of 18 Class A office and retail buildings in New York, Washington, D.C., and San Francisco. Paramount Group, Inc. has a New York portfolio that includes: 1633 Broadway, 1301 Avenue of the Americas, 1325 Avenue of the Americas, 31 West 52nd Street, 900 Third Avenue, 712 Fifth Avenue, 60 Wall Street, 745 Fifth Avenue, 718 Fifth Avenue, and 0 Bond Street.

The Property. The 1633 Broadway Property is an approximately 2.6 million sq. ft., 48-story office tower that is situated with a full block of Broadway frontage between 50th and 51st Streets in Midtown Manhattan. The 1633 Broadway Property contains views of the Hudson River, Central Park, and Midtown from above the 36th floor. In addition to the office space, the 1633 Broadway Property includes retail space (anchored by Equinox), a parking garage across three levels below grade, two theaters comprising a total of 145,192 sq. ft. (the Gershwin Theatre and Circle in the Square Theatre) and storage space comprising 18,384 sq. ft.

The 1633 Broadway Property is located on a 90,400 sq. ft. parcel comprising the entire western block front of Broadway between West 50th and West 51st Streets within the Westside office submarket of Midtown Manhattan. The 1633 Broadway Property was constructed in 1972 and was most recently renovated in 2013. Since 2010, the borrower sponsor has invested a total of approximately $41.6 million in lobby renovations, plaza redevelopment, and retail renovations. In addition, the borrower sponsor has invested approximately $230.0 million in tenant improvements and leasing commissions since 2010. Going forward, the borrower sponsor provided a 10-year renovation budget which totals approximately $55.98 million; the renovation budget is anticipated to be utilized for items including a roof replacement, structural upgrades, fire alarm system upgrades, Gershwin Theatre upgrades, completion of the terrace on the 47th and 48th floors, and development of the Retail Cube. Such renovations are not required by the 1633 Broadway Whole Loan documents, and have not been reserved for. We cannot assure you that such renovations will proceed as expected or at all.

The 1633 Broadway Property comprises 2,561,512 sq. ft. and was 98.4% leased as of October 31, 2019. The 1633 Broadway Property office component is currently 100.0% leased to 18 tenants. The retail space within the 1633 Broadway Property totals approximately 80,000 sq. ft. of net rentable area and is anchored by Equinox (25,458 sq. ft.) through February 2040. Approximately 94.3% of the underwritten rent is from office tenants.

The parking component within the 1633 Broadway Property consists of a 250-space parking garage across three levels below grade and comprises 64,158 sq. ft. The space is currently leased to ABM Parking Services, Inc., a parking garage operator, through July 2026. The operator is responsible for a contract rent of approximately $2.39 million, or $9,560 per space, which will increase by 1.50% per annum throughout the remainder of the lease term.

COVID-19 Update. As of July 8, 2020, the 1633 Broadway Property is open, however some retail tenants and the two theaters are closed and most, if not all, office tenants are working remotely. Tenants who paid rent for May and June 2020, in part or in full, represent approximately 95% and 93% of the square footage, respectively and approximately 94% and 94% of the rent, respectively. One of those tenants, representing approximately 8% of underwritten base rent, has signed an amendment reducing rent through year end 2020, and paid rent required under such amendment for May and June 2020; therefore, this tenant is treated as having paid rent in full for the purpose of the percentages in the preceding sentence. The difference between the underwritten contractual rent per the original lease and the reduced rent pursuant to signed amendment is required to be repaid over a 36-month period beginning on January 1, 2021 at an imputed interest rate of 3.75% (from April 1, 2020) on the amount of rent deferred. One tenant, representing approximately 4.7% of the underwritten base rent, has agreed to a three month rent deferral for the months of April, May and June 2020. The 1633 Broadway Whole Loan is current through the July 6, 2020 payment date. As of July 8, 2020, the 1633 Broadway Whole Loan is not subject to any modification or forbearance request.

Major Tenants.

Allianz Asset Management of America L.P. (“Allianz”) (320,911 sq. ft.; 12.5% of NRA; 15.7% of U/W base rent) Allianz occupies six suites with leases expiring in January 2031. Allianz is an asset manager with over 800 investment professionals in 25 offices worldwide and manages assets for individuals, families and institutions. The 1633 Broadway Property serves as the United States headquarters for Allianz.

Morgan Stanley & Co (“Morgan Stanley”) (260,829 sq. ft.; 10.2% of NRA; 11.1% of U/W base rent) Morgan Stanley occupies five suites with leases expiring in March 2032. Morgan Stanley, a financial holding company, provides various financial products and services to corporations, governments, financial institutions and individuals in the Americas, Europe, the Middle East, Africa and Asia. The company operates through three segments: Institutional Securities, Wealth Management and Investment Management.

WMG Acquisition Corp (“Warner Music Group”) (293,888 sq. ft. 11.5% of NRA; 10.4% of U/W base rent) Warner Music Group is an American multinational entertainment and record label conglomerate. It is one of the “Big Three” recording companies and the third largest in the global music industry, next to Universal Music Group and Sony Music Entertainment. Warner Music Group is headquartered at the 1633 Broadway Property.

A-3-69

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 6 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,850,000 41.7% 3.84x 11.9%

The 1633 Broadway Property features two theatres that comprise 5.7% of the total net rentable area and account for 1.2% of the underwritten rental revenue. The larger of the two theatres is the U. T. Associates of the Gershwin Theatre (“Gershwin Theatre”), which is notable for hosting Wicked since 2003. The Gershwin Theatre contains three, five-year renewal options that could potentially extend the term through May 2042. The 1633 Broadway Property contains an additional theatre, where Thespian Theatre, Inc. is the tenant, known as the Circle in the Square, which comprises approximately 800 seats and 34,570 SF and most recently hosted the show OKLAHOMA! The 1633 Broadway Property also houses the Circle in the Square Theatre School, the only accredited training conservatory associated with a Broadway theatre, which offers two, two-year training programs, in acting and musical theatre. Thespian Theatre, Inc. currently pays a total contract rent of $864,250, or $25.00 per SF through September 2021.

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.) (3)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration

Allianz(4)	AA- / Aa3 / AA	320,911	12.5%	$82.66	15.7%	1/31/2031
Morgan Stanley(5)	A / A3 / BBB+	260,829	10.2%	$71.61	11.1%	3/31/2032
WMG Acquisition Corp(6)	NR / NR / NR	293,888	11.5%	$59.62	10.4%	7/31/2029
Showtime Networks Inc	BBB / Baa2 / BBB	261,196	10.2%	$55.28	8.6%	1/31/2026
Kasowitz Benson Torres(7)	NR / NR / NR	203,394	7.9%	$68.00	8.2%	3/31/2037
New Mountain Capital, LLC(8)	NR / NR / NR	108,374	4.2%	$86.00	5.5%	10/15/2035
Charter Communications Holding	NR / Ba2 / BB+	106,176	4.1%	$84.00	5.3%	12/15/2025
MongoDB, Inc.	NR / NR / NR	106,230	4.1%	$76.00	4.8%	12/31/2029
Travel Leaders Group, LLC	NR / NR / B+	107,205	4.2%	$74.58	4.7%	12/31/2033
Assured Guaranty Municipal	NR / NR / A	103,838	4.1%	$69.88	4.3%	2/28/2032
Ten Largest Tenants		1,872,041	73.1%	$70.81	78.5%
Remaining Occupied		649,710	25.4%	$55.74	21.5%
Total / Wtd. Avg. Occupied Collateral		2,521,751	98.4%	$66.93	100.0%
Vacant		39,761	1.6%
Total		2,561,512	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Borrowers’ owned space. Does not include non-owned anchors or outparcels.

(4)	Allianz subleases 20,600 sq. ft. of suite 4600 (totaling 54,118 sq. ft.) to Triumph Hospitality at a base rent of $46.80 per sq. ft. through December 30, 2030. Triumph Hospitality further subleases 3,000 sq. ft. of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 per sq. ft. through July 31, 2022. U/W base rent is based on the contractual rent under the prime lease.

(5)	Morgan Stanley has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee.

(6)	WMG Acquisition Corp subleases 3,815 sq. ft. of suite 0400 (totaling 36,854 sq. ft.) to Cooper Investment Partners LLC at a base rent of $58.37 per sq. ft. on a month-to-month basis. U/W base rent is based on the contractual rent under the prime lease.

(7)	Kasowitz Benson Torres subleases a collective 32,487 sq. ft. of Suite 2200 (totaling 50,718 sq. ft.) to three tenants. Delcath Systems, Inc. subleases 6,877 sq. ft. and pays a rent of $68.50 per sq. ft. through February 28, 2021; Avalonbay Communities subleases 12,145 sq. ft. through October 31, 2026 and pays a current rent of $74.00 per sq. ft.; Cresa New York subleases 13,195 sq. ft. and pays a rent of $65.00 per sq. ft. through April 30, 2021. Kasowitz Benson Torres has the right to terminate all or any portion of one full floor of the premises located on the uppermost or lowermost floors (provided that the terminated space is in a commercially reasonable configuration), effective as of March 31, 2024, upon notice by March 31, 2023 and payment of a termination fee. U/W base rent is based on the contractual rent under the prime lease.

(8)	New Mountain Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. We cannot assure you that they will take occupancy or begin paying rent as expected or at all.

A-3-70

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 6 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,850,000 41.7% 3.84x 11.9%

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	10	9,482	0.4%	9,482	0.4%	$67.30	0.4%	0.4%
2020	2	960	0.0%	10,442	0.4%	$30.00	0.0%	0.4%
2021	2	34,570	1.3%	45,012	1.8%	$25.00	0.5%	0.9%
2022	4	116,337	4.5%	161,349	6.3%	$24.18	1.7%	2.6%
2023	2	38,550	1.5%	199,899	7.8%	$33.72	0.8%	3.3%
2024	1	51,276	2.0%	251,175	9.8%	$91.00	2.8%	6.1%
2025	1	106,176	4.1%	357,351	14.0%	$84.00	5.3%	11.4%
2026	4	435,474	17.0%	792,825	31.0%	$55.78	14.4%	25.8%
2027	2	55,247	2.2%	848,072	33.1%	$82.98	2.7%	28.5%
2028	2	90,001	3.5%	938,073	36.6%	$67.15	3.6%	32.1%
2029	3	399,717	15.6%	1,337,790	52.2%	$63.99	15.2%	47.2%
2030	0	0	0.0%	1,337,790	52.2%	$0.00	0.0%	47.2%
2031 & Thereafter	10	1,183,961	46.2%	2,521,751	98.4%	$75.21	52.8%	100.0%
Vacant	NAP	39,761	1.6%	2,561,512	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	43	2,561,512	100.0%			$66.93	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Certain tenants may have lease termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Calculated based on approximate square footage occupied by the tenants.

Environmental Matters. According to a Phase I environmental report, dated October 30, 2019, there are no recognized environmental conditions or recommendations for further action at the 1633 Broadway Property, other than the development and implementation of an asbestos operations and maintenance program.

The Market. The 1633 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan, a commercial corridor that produces approximately 15% of New York City’s economic output. The neighborhood is bounded by 41st Street to the south and 52nd Street to the north between Avenue of the Americas and Eighth Avenue. The 1633 Broadway Property is located within one block of the 50th Street/Broadway, 50th Street and 49th Street subway stations, which serve the 1, 2, C, E, N, R and W lines.

According to the appraisal, the 1633 Broadway Property is located within the Westside office submarket of Midtown within the Manhattan market. Historically, the submarket has benefitted from the office space located around the boundaries of Central Park along major corridors such as West 57th Street, Broadway and Seventh Avenue, which consist primarily of Class A office product that take advantage of protected Central Park Views. The area’s proximity to these locations has assisted with the historically low vacancy and availability rates exhibited by this submarket since 2010. As of the third quarter of 2019, the Westside office submarket had an existing inventory of approximately 25.7 million sq. ft., a vacancy rate of 5.4% and an average asking rent of $66.21 per sq. ft. As of the third quarter of 2019, the Manhattan office market had an existing inventory of approximately 456.1 million sq. ft., a vacancy rate of 5.9% and an average asking rent of $79.25 per sq. ft.

A-3-71

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 6 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,850,000 41.7% 3.84x 11.9%

The following table presents certain information relating to comparable office leases for the 1633 Broadway Property:

Comparable Office Leases(1)
Property Name	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Lease Type	Base Rent per Sq. Ft.
1633 Broadway	Various
1155 Avenue of the Americas	BKD, LLC	September 2019	20,899	13.5 Yrs.	Modified Gross	$77.00
1 Rockefeller Plaza	Veteran Advisers, Inc.	September 2019	2,552	7.7 Yrs.	Modified Gross	$83.50
1675 Broadway	Davis & Gilbert LLP	August 2019	85,852	16.0 Yrs.	Modified Gross	$72.00
142 West 57th Street	Wedbush Securities Inc.	August 2019	15,626	10.8 Yrs.	Modified Gross	$65.00
1251 Avenue of the Americas	IHI Americas, Inc	July 2019	9,438	10.3 Yrs.	Modified Gross	$70.50
1345 Avenue of the Americas	Global Infrastructure Partners	June 2019	84,856	17.0 Yrs.	Modified Gross	$89.50
810 Seventh Avenue	Colonial Consulting LLC	May 2019	17,320	12.5 Yrs.	Modified Gross	$71.00
1271 Avenue of the Americas	Greenhill & Company	May 2019	77,622	15.3 Yrs.	Modified Gross	$91.00
1271 Avenue of the Americas	AIG - American International Group, Inc.	April 2019	320,237	16.5 Yrs.	Modified Gross	$97.13
1700 Broadway	Excel Sports Management, LLC	April 2019	17,078	7.6 Yrs.	Modified Gross	$79.00
1325 Avenue of the Americas	Dominus Capital, L.P.	March 2019	9,361	10.5 Yrs.	Modified Gross	$75.00
1290 Avenue of the Americas	Linklaters, LLP	March 2019	90,508	16.1 Yrs.	Modified Gross	$84.00
1177 Avenue of the Americas	Mill Point Capital	January 2019	11,644	10.5 Yrs.	Modified Gross	$87.00
1700 Broadway	M. Arthur Gensler, Jr. & Associates, Inc.	January 2019	13,237	9.9 Yrs.	Modified Gross	$71.00
114 West 47th Street	IFM Investments	October 2018	18,000	15.0 Yrs.	Modified Gross	$68.00
(1)	Source: Appraisal.

The following table presents certain information relating to the comparable retail leases for the 1633 Broadway Property:

Comparable Retail Leases(1)
Property Name	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Lease Type	Base Rent per Sq. Ft.
1633 Broadway	Various
1740 Broadway	Sweetgreen	Q2 2019	2,706	10.6 Yrs.	Modified Gross	$215.00
1700 Broadway	Confidential Restaurant	Q1 2019	1,914	12.5 Yrs.	Modified Gross	$235.11
1290 Sixth Avenue	Just Salad	Q1 2019	1,795	10.0 Yrs.	Modified Gross	$255.00
1865 Broadway	Target	Q4 2018	Grd. Fl. 1,546 LL 20,125 Sub LL 13,930	11.2 Yrs.	Modified Gross	$735.16 $100.00 $50.00
1619 Broadway	CVS	Q4 2018	Grd. Fl. 4,299 LL 2,577 2nd Fl. 12,164	15.5 Yrs.	Modified Gross	$531.80 $75.00
129 West 52nd	Bulldozer Restaurant Group	Q4 2018	5,200	15.0 Yrs.	Modified Gross	$125.00 $150.00
120 West 55th	Quality Branded	Q4 2018	Grd. Fl. 6,500 LL 2,500	10.0 Yrs.	Modified Gross	$175.00 $25.00
850 Eighth Avenue	Dunkin Donuts	Q2 2018	Grd. Fl. 850 LL 250	10.0 Yrs.	Modified Gross	$411.18 $30.00
1674 Broadway	Flash Dancers	Q2 2018	1,800	10.0 Yrs.	Modified Gross	$375.00
1360 Avenue of the Americas	Bank of America	Q1 2018	1,346	10.0 Yrs.	Modified Gross	$350.00
1695 Broadway	Hen Penny Chicken	Q4 2017	Grd. Fl. 1,250 LL 1,000	10.0 Yrs.	Modified Gross	$297.00 $25.00
787 Seventh Avenue	Citibank	Q3 2017	3,874	10.0 Yrs.	Modified Gross	$283.94
(1)	Source: Appraisal.

A-3-72

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 6 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,850,000 41.7% 3.84x 11.9%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	2018	T-12 9/30/2019	T-12 5/31/2020	U/W	U/W PSF
Base Rent(2)	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$164,097,000	$168,770,601	$65.89
Credit Tenant Rent Steps(3)	0	0	0	0	0	7,558,579	2.95
Potential Income from Vacant Space	0	0	0	0	0	2,879,875	1.12
Reimbursements	9,150,315	11,228,307	13,952,510	16,874,074	17,589,000	15,267,588	5.96
Gross Potential Rent	$150,306,997	$154,447,738	$174,573,545	$178,520,314	$181,686,000	$194,476,643	$75.92
Other Income(4)	5,692,549	5,017,065	4,645,691	4,240,034	2,761,000	4,279,853	1.67
Concessions	0	0	0	0	0	0	0.00
Vacancy & Credit Loss	(309,756)	0	0	0	0	(8,170,549)	(3.19)
Effective Gross Income	$155,689,790	$159,464,803	$179,219,236	$182,760,348	$184,447,000	$190,585,947	$74.40
Real Estate Taxes	35,413,254	38,391,946	41,366,170	43,693,114	45,484,000	45,478,153	17.75
Insurance	1,061,417	908,564	1,009,544	1,082,131	1,170,000	1,069,190	0.42
Management Fee	2,507,162	2,981,306	3,149,432	3,287,347	3,413,000	1,000,000	0.39
Total Other Expenses	22,886,571	22,992,980	24,595,640	23,888,441	23,554,000	23,888,441	9.33
Total Operating Expenses	$61,868,404	$65,274,796	$70,120,786	$71,951,033	$73,621,000	$71,435,784	$27.89
Net Operating Income	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$110,826,000	$119,150,163	$46.52
TI/LC	0	0	0	0	0	2,011,364	0.79
Replacement Reserves	0	0	0	0	0	461,072	0.18
Net Cash Flow(5)	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$110,826,000	$116,677,727	$45.55
(1)	The historical cash flows have been adjusted to remove rent abatements (for 2016, $34,935,925; for 2017, $11,971,070; for 2018, $16,606,621; for T-12 09/30/2019, $16,408,451; and for T-12 05/31/2020 $15,228,000), bad debt, lease termination income, interest income, and other non-recurring items.

(2)	U/W Base Rent reflects annualized in-place rents as of October 31, 2019 ($167,497,806), with contractual rent steps through November 30, 2020 ($1,272,795). For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(3)	Reflects the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants).

(4)	Other Income consists of overage rent, storage income, parking income, lease termination income, tenant work order income and other miscellaneous income.

(5)	The increase in Net Cash Flow between 2017 and 2018 is largely due to new leases being signed.

Property Management. The 1633 Broadway Property is currently managed by Paramount Group Property-Asset Management LLC, an affiliate of the borrowers.

Lockbox and Cash Management. The 1633 Broadway Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant at the 1633 Broadway Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the 1633 Broadway Property and all other money received by the borrowers or the property manager with respect to the 1633 Broadway Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a 1633 Broadway Trigger Period (as defined below) or an event of default under the 1633 Broadway Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no 1633 Broadway Trigger Period or event of default under the 1633 Broadway Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

On each due date during the continuance of a 1633 Broadway Trigger Period or, at the lender’s discretion, during an event of default under the 1633 Broadway Whole Loan, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the 1633 Broadway Whole Loan.

A “1633 Broadway Trigger Period” means each period (i) commencing when the debt yield (as calculated under the 1633 Broadway Whole Loan documents), determined as of the last day of each of two consecutive fiscal quarters, is less than 5.75%, and concluding when the debt yield (as calculated under the 1633 Broadway Whole Loan documents), determined as of the last day of each of two consecutive fiscal quarters thereafter, is at least 5.75%, and (ii) commencing upon the borrowers’ failure to deliver annual, quarterly or monthly financial reports as and when required under the 1633 Broadway Whole Loan documents and concluding when such reports are delivered and indicate that no other 1633 Broadway Trigger Period is ongoing.

Provided no event of default under the 1633 Broadway Whole Loan documents is continuing, the borrowers have the right to avoid the commencement, or terminate the continuance, of a 1633 Broadway Trigger Period by delivering to the lender additional collateral in the form of a guaranty, letter of credit and/or cash that is reasonably acceptable to the lender and that would, when subtracted from the then-outstanding principal balance of the 1633 Broadway Whole Loan, result in a debt yield (as calculated under the 1633 Broadway Whole Loan documents) equal to or greater than 5.75%.

A-3-73

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 6 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,850,000 41.7% 3.84x 11.9%

Initial and Ongoing Reserves. On the loan origination date, the borrowers provided a guaranty from Paramount Group Operating Partnership LP of up to $4,000,000 and funded a reserve of approximately $36,389,727 with respect to unfunded tenant improvements, tenant allowance and leasing commissions and free rent obligations consisting of (a) $24,105,228 for certain outstanding tenant improvements, (b) $804,393 for certain outstanding leasing commissions and (c) $15,480,107 for certain outstanding free rent. Subsequently, the borrowers substituted a letter of credit for the cash on reserve in such reserve account. The borrower has requested a reduction of the amount outstanding with regards to the letter of credit. The requested reduction amount is $15,248,699, which would reduce the letter of credit to $17,427,359.

On each due date during the continuance of a 1633 Broadway Trigger Period, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to 1/12 of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrowers are maintaining a blanket policy in accordance with the related 1633 Broadway Whole Loan documents; (ii) a tenant improvement and leasing commission reserve in an amount equal to $213,459.33 (capped at $5,123,024); and (iii) a capital expenditure reserve in an amount equal to $42,691.87 (capped at $1,024,604.80).

Current Mezzanine or Subordinate Secured Indebtedness.  The 1633 Broadway Subordinate Companion Loan, with an aggregate outstanding principal balance as of the Cut-off Date of $249.0 million, accrues interest at a fixed rate of 2.99000% per annum. The 1633 Broadway Subordinate Companion Loan has a 120-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. On or after November 25, 2020, the owner of the direct or indirect equity interests of the borrowers are permitted to incur mezzanine debt (the “1633 Broadway Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the borrowers, provided that certain conditions set forth in the 1633 Broadway Whole Loan documents are satisfied, including, without limitation: (i) the loan-to-value ratio (as calculated under the 1633 Broadway Whole Loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is no greater than 52.08%, (ii) the debt service coverage ratio (as calculated under the 1633 Broadway Whole Loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is at least 3.08x, (iii) the debt yield (as calculated under the 1633 Broadway Whole Loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is at least 9.35%, (iv) the execution of a subordination and intercreditor agreement that is reasonably acceptable to the lender, and (v) receipt of a rating agency confirmation. The 1633 Broadway Permitted Mezzanine Loan may bear a floating rate of interest (subject to an interest rate cap agreement with a “reasonable strike price”), and may alternately take the form of debt-like preferred equity.

Partial Release. None.

A-3-74

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A-3-75

711 5th Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 7 711 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.5% 2.90x 9.4%

A-3-76

711 5th Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 7 711 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.5% 2.90x 9.4%

Floor	Tenant	SF	Exp.
18	Vacant	9,848 SF	
17	Vacant	15,757 SF	
16	Vacant	10,075 SF	
16	Vacant	7,697 SF	
15	Sandler Capital	17,200 SF	Exp. 6/2027
14	SunTrust Banks	18,025 SF	Exp. 4/2024
12	SunTrust Banks	22,832 SF	Exp. 4/2024
11	Loro Piana USA	22,832 SF	Exp. 8/2025
10	Allen & Company	22,832 SF	Exp. 9/2033
9	Allen & Company	22,832 SF	Exp. 9/2033
8	Allen & Company	22,832 SF	Exp. 9/2033
7	Vacant	22,832 SF	
6	SunTrust Banks	16,798 SF	Exp. 4/2024
6	Catalyst Investors	6,034 SF	Exp. 11/2023
5	Vacant	10,961 SF	
5	Vacant	2,011 SF	
5	Management Office	2,330 SF	
5	Allen & Company	1,646 SF	Exp. 9/2033
5	SunTrust Banks	5,880 SF	Exp. 4/2024
4	Loro Piana USA	1,556 SF	Exp. 8/2025
4	SunTrust Banks	8,624 SF	Exp. 4/2024
4	SunTrust Banks	12,357 SF	Exp. 4/2024
3	Ralph Lauren Retail Inc.	15,559 SF	Exp. 6/2029
3	Ralph Lauren	470 SF	Exp. 6/2029
2	Ralph Lauren Retail Inc.	6,925 SF	Exp. 6/2029
2	The Swatch Group	88 SF	Exp. 12/2029
2	The Swatch Group	6,197 SF	Exp. 12/2029
2	Porter Locker Room	563 SF	
2	Building Security	1,042 SF	
Mezz	Building		
1	Ralph Lauren	8,248 SF	Exp. 6/2029
1	The Swatch Group	3,961 SF	Exp. 12/2029
1	The Swatch Group	2,525 SF	Exp. 12/2029
B	Ralph Lauren Retail Inc.	7,436 SF	Exp. 6/2029
B	Vacant	886 SF	
B	Allen & Company	830 SF	Exp. 9/2033
B	The Swatch Group	1,503 SF	Exp. 12/2029

VACANT | BUILDING | 2023 – 2024 | 2025 – 2026 | 2027+

A-3-77

711 5th Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 7 711 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.5% 2.90x 9.4%

A-3-78

711 5th Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 7 711 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.5% 2.90x 9.4%

Mortgage Loan Information
Loan Sellers(1):	GSMC
Loan Purpose:	Refinance
Borrower Sponsors:	Bayerische Versorgungskammer; Deutsche Finance America LLC; DF Deutsche Finance Holding AG; Hessen Lawyers Pension Fund
Borrower:	711 Fifth Ave Principal Owner LLC
Original Balance(2):	$45,000,000
Cut-off Date Balance(2):	$45,000,000
% by Initial UPB:	4.8%
Interest Rate:	3.16000%
Payment Date:	6th of each month
First Payment Date:	April 6, 2020
Maturity Date:	March 6, 2030
Amortization:	Interest Only
Additional Debt(2):	$500,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(3):	L(28), D(85), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$170,012
TI/LC:	$0	Springing	$1,020,072
Other(4):	$3,048,024	Springing	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use – Office/Retail
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1927 / 2013-2019
Total Sq. Ft.:	340,024
Property Management:	SHVO Property Management LLC and Jones Lang LaSalle Americas, Inc.
Underwritten NOI:	$51,304,783
Underwritten NCF:	$50,675,427
Appraised Value:	$1,000,000,000
Appraisal Date:	January 23, 2020

Historical NOI
Most Recent NOI:	$47,288,255 (T-12 March 31, 2020)
2019 NOI:	$48,596,349 (December 31, 2019)
2018 NOI:	$44,088,566 (December 31, 2018)
2017 NOI:	$45,365,518 (December 31, 2017)

Historical Occupancy
Most Recent Occupancy:	76.5% (January 31, 2020)
2019 Occupancy:	66.9% (December 31, 2019)
2018 Occupancy:	67.4% (December 31, 2018)
2017 Occupancy:	73.7% (December 31, 2017)

Financial Information(1)(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$45,000,000
Pari Passu Notes	$500,000,000
Whole Loan	$545,000,000	$1,603 / $1,603	54.5% / 54.5%	2.94x / 2.90x	9.4% / 9.3%	9.4% / 9.3%

(1)	The 711 Fifth Avenue Whole Loan (as defined below) was co-originated by Goldman Sachs Bank USA (“GSBI”) and Bank of America, N.A. (“BANA”).

(2)	The Cut-off Date Balance of $45,000,000 represents the aggregate outstanding principal balance of the non-controlling notes A-1-8, A-1-9 and A-1-13, which are part of the 711 Fifth Avenue Whole Loan consisting of 21 senior pari passu promissory notes with an aggregate original principal balance of $545,000,000.

(3)	The defeasance lockout period, with respect to a defeasance of the 711 Fifth Avenue Whole Loan, will be at least 28 payment dates beginning with and including the first payment date of April 6, 2020. Defeasance of the 711 Fifth Avenue Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 6, 2023. Prepayment in whole, but not in part, of the 711 Fifth Avenue Whole Loan is permitted on or after the payment date in September 2029 without the payment of a yield maintenance premium (such period, the “Prepayment Period”).

(4)	Other Initial Reserves include a Temporary Certificate of Occupancy Reserve ($2,000,000) and an Unfunded Obligations Reserve ($1,048,024.18). See “Initial and Ongoing Reserves” herein. The 711 Fifth Avenue Borrower (as defined below) obtained a new temporary certificate of occupancy in April 2020, and the $2,000,000 has been disbursed to the 711 Fifth Avenue Borrower.

A-3-79

711 5th Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 7 711 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.5% 2.90x 9.4%

The Loan.  The 711 Fifth Avenue mortgage loan (the “711 Fifth Avenue Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $545,000,000 (the “711 Fifth Avenue Whole Loan”), which is secured by a first mortgage encumbering the 711 Fifth Avenue Borrower’s fee simple interest in an approximately 340,024 net rentable square foot office and retail building located in New York, New York (the “711 Fifth Avenue Property”). The 711 Fifth Avenue Whole Loan is comprised of 21 pari passu promissory notes, three of which, having an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000, are being contributed to the Benchmark 2020-B18 trust and constitute the 711 Fifth Avenue Loan, and the remainder of which have been or are expected to be contributed to one or more other securitization trusts. The relationship between the holders of the promissory notes are governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The 711 Fifth Avenue Whole Loan was co-originated by GSBI and BANA on March 6, 2020. The 711 Fifth Avenue Whole Loan has an interest rate of 3.16000% per annum. The 711 Fifth Avenue Borrower utilized the proceeds of the 711 Fifth Avenue Whole Loan and the principal’s cash contribution to refinance existing debt on the 711 Fifth Avenue Property, fund reserves and pay origination costs.

The 711 Fifth Avenue Whole Loan has a 10-year term and will be interest-only for its entire term. The 711 Fifth Avenue Loan had an initial term of 120 months and has a remaining term of 116 months as of the Cut-off Date. The scheduled maturity date of the 711 Fifth Avenue Whole Loan is the due date in March 2030. Voluntary prepayment of the 711 Fifth Avenue Whole Loan in whole is prohibited prior to September 6, 2029, provided that the 711 Fifth Avenue Borrower may prepay (with yield maintenance) the 711 Fifth Avenue Whole Loan in part in connection with a DY Cure Event (as defined below) after the 711 Fifth Avenue Lockout Period (as defined below). At any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 6, 2023, (the “711 Fifth Avenue Lockout Period”), the 711 Fifth Avenue Whole Loan permits (a) defeasance in whole with direct, non-callable obligations of the United States of America and (b) solely to cure a debt yield trigger as described below under “Escrows and Reserves”, partial defeasance or partial prepayment (which prepayment must be accompanied by any applicable yield maintenance).

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1, A-1-10	$62,500,000	$62,500,000	GSMS 2020-GC47	Yes
A-1-2, A-1-3, A-1-4, A-1-5, A-1-11, A-1-12, A-1-14, A-1-15, A-1-16, A-1-17	234,000,000	234,000,000	GSBI(1)	No
A-1-8, A-1-9, A-1-13	45,000,000	45,000,000	Benchmark 2020-B18	No
A-1-6, A-1-7	40,000,000	40,000,000	JPMDB 2020-COR7	No
A-2-1, A-2-3, A-2-4	120,500,000	120,500,000	BANA(1)	No
A-2-2	43,000,000	43,000,000	BANK 2020-BNK27	No
Total	$545,000,000	$545,000,000
(1)	Expected to be contributed to one or more future securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$545,000,000	90.0%	Loan Payoff	$598,153,683	98.8%
Principal’s New Cash Contribution	60,294,721	10.0	Closing Costs	4,093,014	0.7
			Upfront Reserves	3,048,024	0.5
Total Sources	$605,294,721	100.0%	Total Uses	$605,294,721	100.0%

The Borrower / Borrower Sponsors. The borrower is 711 Fifth Ave Principal Owner LLC, a Delaware limited liability company (the “711 Fifth Avenue Borrower”). Legal counsel to the 711 Fifth Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 711 Fifth Avenue Whole Loan. There is no nonrecourse carve-out guarantor or separate environmental indemnitor with respect to the 711 Fifth Avenue Whole Loan.

As of the 711 Fifth Avenue Whole Loan origination date, the borrower sponsors are one or more of (a) Bayerische Versorgungskammer (“BVK”), (b) Deutsche Finance America LLC and/or DF Deutsche Finance Holding AG (together, “DFA”) and/or (c) Hessen Lawyers Pension Fund. These entities collectively have acquired five other assets located in major cities. BVK, a public-law pension group in Germany, managed 12 independent professional and municipal pension funds with a total of 2.3 million policyholders and pension recipients, €4.8 billion in annual contributions and reimbursement income, and approximately €3.4 billion in annual pension payments as of December 31, 2018. BVK managed a total investment volume of €77 billion by book value as of December 31, 2018. DFA, the American private equity arm of Deutsche Finance Group, was established in 2018 and has acquired 11 properties with a total capitalization of over $3.1 billion as of April 21, 2020. Hessen Lawyers Pension Fund is the pension fund for the German state of Hessen, with approximately €4.12 billion assets under management as of February 29, 2020.

The Property. The 711 Fifth Avenue Property is an 18-story, 340,024 square foot Class A mixed use building with an office component (levels four – 18; 286,226 square feet) and a retail component (levels B – three; 53,798 square feet) located in Midtown Manhattan on the corner of Fifth Avenue and East 55th Street. The 711 Fifth Avenue Property was originally constructed in 1927 and has undergone various capital improvements from 2013 through mid-2019. Major capital improvements include a sixth floor corridor upgrade, 14th floor

A-3-80

711 5th Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 7 711 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.5% 2.90x 9.4%

roof replacement, main roof replacement, fourth and ninth floor renovations, and elevator modernization. Based on the underwritten rent roll dated January 31, 2020, the 711 Fifth Avenue Property is currently 76.5% leased (based on net rentable area (“NRA”)), to a diverse tenant roster including banking (SunTrust Banks), fashion (Ralph Lauren Retail Inc. (“Ralph Lauren”)) and The Swatch Group Ltd. (“The Swatch Group”)), and luxury goods (Loro Piana USA), as well as finance (Allen & Company LLC).

Major Office Tenants (84.2% of NRA; 21.5% of underwritten base rent)

The Class A office space at the 711 Fifth Avenue Property is currently 72.3% occupied by five tenants that collectively contribute 21.5% of underwritten base rent (inclusive of storage rent derived from office tenants). 84,516 square foot of the office space (29.5% of Class A office NRA) at the 711 Fifth Avenue Property is leased to SunTrust Banks, which is an investment grade-rated office tenant.

SunTrust Banks (84,516 sq. ft.; 24.9% of NRA; 8.9% of U/W Base Rent) is the largest office tenant at the 711 Fifth Avenue Property. The tenant has occupied space in the 711 Fifth Avenue Property since 2004 and has expanded several times. The bank's primary businesses include deposits, lending, credit cards, and trust and investment services. Through its various subsidiaries, the bank provides corporate and investment banking, capital market services, mortgage banking, and wealth management.

Allen & Company LLC (70,972 sq. ft.; 20.9% of NRA; 7.4% of U/W Base Rent) is the second largest office tenant at the 711 Fifth Avenue Property. The tenant has occupied space in the 711 Fifth Avenue Property since 1985 and has expanded several times. The 711 Fifth Avenue Property serves as Allen & Company LLC’s headquarters. Allen & Company LLC is a privately held boutique investment bank, which specializes in real estate, technology, media and entertainment.

Loro Piana USA (24,388 sq. ft.; 7.2% of NRA; 2.6% of U/W Base Rent) is the third largest office tenant at the 711 Fifth Avenue Property. The tenant has occupied space in the 711 Fifth Avenue Property since 2005. Loro Piana USA is an Italian fabrics and clothing company specializing in high-end, luxury cashmere and wool products.

Major Retail Tenants (15.8% of NRA; 78.5% of underwritten base rent)

The 53,798 square feet of multi-level retail space at the 711 Fifth Avenue Property is currently anchored by Ralph Lauren (which has been dark but paying rent since April 2017) and The Swatch Group that collectively contribute 78.5% of underwritten base rent (inclusive of storage/restaurant rent derived from retail tenants).

Ralph Lauren (38,638 sq. ft.; 11.4% of NRA; 41.1% of U/W Base Rent) is the largest retail tenant at the 711 Fifth Avenue Property and is a wholly owned subsidiary of Ralph Lauren Corporation. The 711 Fifth Avenue Property served as Ralph Lauren’s former flagship location; however, its space is now dark and available for sublease. Ralph Lauren continues to operate the Polo Bar (7,436 square feet of the total Ralph Lauren 38,638 square feet) at this location, but the Polo Bar is temporarily closed.

The Swatch Group (14,274 sq. ft.; 4.2% of NRA; 37.3% of U/W Base Rent) is the second largest retail tenant at the 711 Fifth Avenue Property. The Swatch Group has occupied space in the 711 Fifth Avenue Property since 2011, and brands that are currently represented at the 711 Fifth Avenue Property include Omega and Jaquet Droz. The Swatch Group engages in the design, manufacture, and sale of finished watches, jewelry as well as watch movements and components. It operates through two segments including, watches and jewelry, and electronic systems. The watches and jewelry segment designs, produces, and markets watches and jewelry. The electronic systems segment develops, manufactures, and sells electronic components and sports timing activities.

COVID-19 Update. As of July 8, 2020, the 711 Fifth Avenue Property is open; however, all retail tenants are closed and most, if not all, office tenants are working remotely. One retail tenant, representing approximately 37% of the underwritten base rent, executed a rent deferral agreement as of May 18, 2020 with the 711 Fifth Avenue Borrower that provides for a 50% rent abatement for April, May and June 2020, with abated rent being required to be repaid as follows: 50% of the abated total amount to be repaid by the end of 2020 and the remaining 50% to be repaid by the end of March 2021. On May 26, 2020, the 711 Fifth Avenue Borrower executed a modification of the 711 Fifth Avenue Whole Loan documents to (a) provide that the lender will release any funds that are deposited with the lender to cure a DY Cure Event once the debt yield test is satisfied for 2 consecutive quarters and (b) update the organizational chart of the 711 Fifth Avenue Borrower. The borrower sponsor is discussing rent relief with Ralph Lauren for the Polo Bar space (7,436 of 38,638 square feet attributable to Ralph Lauren and 1.4% of underwritten base rent attributable to Ralph Lauren) which is temporarily closed. The Ralph Lauren modification is expected to provide (but the final terms may not provide for), among other things, (a) a rent abatement for May 2020 rent in the amount of $250,000 and (b) a deferral of rent for May 2020 and June 2020 in the amount of $250,000 for each month, which must be repaid no later than December 31, 2020. All of the tenants have paid their June 2020 rent (which includes one tenant, representing 4.2% of the square footage and 37.3% of underwritten base rent of the 711 Fifth Avenue Property who paid their rent in accordance with an agreement to pay 50% abated rent for the month of June 2020 and one tenant, representing 11.4% of the square footage and 41.1% of the underwritten base rent of the 711 Fifth Avenue property who is in the process of executing an agreement with the borrower sponsor) which represents approximately 76.8% of the underwritten June base rent. The 711 Fifth Avenue Whole Loan is current through the July 6, 2020 payment date.

A-3-81

711 5th Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 7 711 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.5% 2.90x 9.4%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent(3)	Lease Expiration

SunTrust Banks	A+ / A3 / NR	84,516	24.9%	$70.09	8.9%	4/30/2024
Allen & Company	NR / NR / NR	70,972	20.9	$69.73	7.4%	9/30/2033
Ralph Lauren (4)	NR / A2 / A-	38,638	11.4	$712.36	41.1%	6/30/2029
Loro Piana USA	NR / NR / NR	24,388	7.2	$71.38	2.6%	8/31/2025
Sandler Capital	NR / NR / NR	17,200	5.1	$80.17	2.1%	6/30/2027
The Swatch Group	NR / NR / NR	14,274	4.2	$1,749.81	37.3%	12/31/2029
Catalyst Investors	NR / NR / NR	6,034	1.8	$67.00	0.6%	11/30/2023
Largest Owned Tenants		256,022	75.3%	$261.29	100.0%
Remaining Occupied(5)		3,935	1.2
Vacant		80,067	23.5
Total		340,024	100.0%

(1)	Calculated based on the approximate square footage occupied by each tenant.

(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(3)	U/W Base Rent PSF and % of Total U/W Base Rent are based on the underwritten rent roll dated January 31, 2020 which includes contractual rent steps through January 2021.

(4)	Currently, the Ralph Lauren spaces totaling 38,638 sq. ft. are now dark and available for sublease. The tenant continues to operate the Polo Bar space of 7,436 sq. ft. at the 711 Fifth Avenue Property, but the Polo Bar is temporarily closed.

(5)	Includes non-revenue spaces of 2,330 square feet attributable to the property management office, 1,042 square feet attributable to the building security office and 563 square feet attributable to the porter locker room.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	1	6,034	1.8%	6,034	1.8%	$67.00	0.6%	0.6%
2024	6	84,516	24.9%	90,550	26.6%	$70.09	8.9%	9.5%
2025	2	24,388	7.2%	114,938	33.8%	$71.38	2.6%	12.1%
2026	0	0	0.0%	114,938	33.8%	$0.00	0.0%	12.1%
2027	1	17,200	5.1%	132,138	38.9%	$80.17	2.1%	14.1%
2028	0	0	0.0%	132,138	38.9%	$0.00	0.0%	14.1%
2029	12	52,912	15.6%	185,050	54.4%	$992.23	78.5%	92.6%
2030	0	0	0.0%	185,050	54.4%	$0.00	0.0%	92.6%
2031 & Thereafter	8	74,907	22.0%	259,957	76.5%	$66.06	7.4%	100.0%
Vacant	NAP	80,067	23.5%	340,024	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.(4)	30	340,024	100.0%			$261.29	100.0%
(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Annual U/W Base Rent PSF, % U/W Base Rent Rolling, and Cumulative % of U/W Base Rent includes contractual rent steps through January 2021.

(4)	Includes non-revenue spaces of 2,330 sq. ft. attributable to the property management office, 1,042 sq. ft. attributable to the building security office and 563 sq. ft. attributable to the porter locker room.

Environmental Matters. According to a Phase I environmental report, dated February 3, 2020, there are no recognized environmental conditions or recommendations for further action at the 711 Fifth Avenue Property.

The Market. According to the appraisal, the 711 Fifth Avenue Property is located in the Midtown and the Upper Fifth Avenue retail submarket. The Plaza District office submarket is bounded by 65th Street to the north, the East River to the east, 47th Street to the south, and Avenue of the Americas to the west. The Plaza District is proximate to Central Park and has access to shopping along Fifth and Madison Avenues. The Plaza District office submarket is home to numerous national and multinational corporations and is dominated by financial (with hedge funds clustered along Madison Avenue) and legal tenants, with some media and fashion firms. According to the appraisal, as of the fourth quarter of 2019, the Plaza District office submarket has an inventory of 26.7 million SF with a vacancy rate of 8.7% and an average asking rent of $114.07 per sq. ft. The Upper Fifth Avenue retail submarket is located between 42nd and 57th Streets, and this portion of Fifth Avenue is the most expensive area for retail space rents in Manhattan. The Upper Fifth Avenue retail submarket has historically drawn international travelers and occupants of nearby luxury hotels and condos. According to the appraisal, as of the fourth quarter of 2019, the Upper Fifth Avenue retail submarket has an average asking rent of $1,775.00 per sq. ft., with an availability rate of 24.3%.

A-3-82

711 5th Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 7 711 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.5% 2.90x 9.4%

Comparable Office Leases(1)
Property Name / Location	Year Built	Stories	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent Per Sq. Ft.
711 Fifth Avenue(2) New York, NY	1927	18	SunTrust Banks	22,832	Mar-16	8.2	$75.50
623 Fifth Avenue New York, NY	1989	36	NWI Management	8,400	Nov-19	3.3	$80.00
510 Madison Avenue New York, NY	2009/2012	30	Castlelake, L.P.	6,903	Nov-19	7.3	$124.00
745 Fifth Avenue New York, NY	1929/1989	35	Fremont Macanta	7,067	Jun-19	6.8	$103.00
640 Fifth Avenue New York, NY	1940/2003	31	Hamlin Capital Management	23,616	Mar-19	10.0	$75.17
640 Fifth Avenue New York, NY	1940/2003	31	Avolon Aerospace	10,295	Jan-19	10.0	$92.99
645 Madison Avenue New York, NY	1971/2005	22	Rothman Orthopaedic Institute	21,461	Jan-19	10.9	$88.00
725 Fifth Avenue New York, NY	1983	58	S.S. Steiner, Inc.	6,875	Jan-19	7.5	$82.00
510 Madison Avenue New York, NY	2009/2012	30	Christian Dior, Inc. and Christian Dior Perfumes, LLC	70,055	Jan-19	5.0	$74.50
712 Fifth Avenue New York, NY	1990	52	Wargo & Co.	2,074	Oct-18	7.7	$105.00
725 Fifth Avenue New York, NY	1983	58	Marc Fisher	9,924	Jul-18	10.0	$89.00
640 Fifth Avenue New York, NY	1940/2003	31	Klein Group	9,458	Jul-18	10.0	$92.00
535 Madison Avenue New York, NY	1982	37	Walker & Dunlop, LLC	5,450	Jul-18	3.0	$80.00
535 Madison Avenue New York, NY	1982	37	Melvin Capital	14,765	May-18	10.6	$104.00
(1)	Source: Appraisal.

(2)	Based on underwritten rent roll as of January 31, 2020.

Comparable Retail Leases(1)
Property Name / Location	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent Per Sq. Ft.
711 Fifth Avenue(2) New York, NY	The Swatch Group	14,274	May-11	18.7	$1,749.81
767 Fifth Avenue New York, NY	Christian Dior	11,847	Apr-19	4.0	$666.84
730 Fifth Avenue New York, NY	Mikimoto	4,505	Feb-19	10.0	$1,109.88
760 Madison Avenue New York, NY	Giorgio Armani	19,780	Jan-19	15.0	$1,066.23
706 Madison Avenue New York, NY	Hermès	47,000	Jan-19	10.0	$329.79
609 Fifth Avenue New York, NY	Puma	23,917	Feb-18	16.0	$372.12
650 Fifth Avenue New York, NY	Nike	69,214	Mar-17	15.5	$479.53
640 Fifth Avenue New York, NY	Dyson	3,097	Mar-17	10.0	$2,660.64
640 Fifth Avenue New York, NY	Victoria's Secret	63,779	Apr-16	16.0	$516.90
645 Fifth Avenue New York, NY	Longchamp	2,000	Feb-16	10.0	$2,850.00
767 Fifth Avenue New York, NY	Under Armour	53,500	Feb-16	15.0	$560.75
685 Fifth Avenue New York, NY	Stuart Weitzman	3,481	Feb-16	15.0	$1,436.37
685 Fifth Avenue New York, NY	Coach	24,541	Jan-16	15.0	$814.96
(1)	Source: Appraisal.

(2)	Based on underwritten rent roll as of January 31, 2020.

A-3-83

711 5th Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 7 711 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.5% 2.90x 9.4%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	2018	2019	T-12 3/31/2020	U/W	U/W PSF
Base Rent	$50,709,002	$59,133,963	$58,947,171	$64,979,130	$64,530,557	$66,896,764	$196.74
Contractual Rent Steps(2)	0	0	0	0	0	1,962,475	5.77
Vacant Income	0	0	0	0	0	7,680,090	22.59
Reimbursements	1,826,845	3,069,898	3,727,298	4,194,777	4,145,942	4,962,830	14.60
Vacancy & Credit Loss(3)	0	0	0	0	0	(7,680,090)	(22.59)
Other Income	307,215	519,693	364,227	389,683	383,754	371,484	1.09
Effective Gross Income	$52,843,062	$62,723,555	$63,038,695	$69,563,590	$69,060,254	$74,193,553	$218.20
Total Operating Expenses	14,954,656	17,358,037	18,950,129	20,967,241	21,771,999	22,888,769	67.32
Net Operating Income	$37,888,406	$45,365,518	$44,088,566	$48,596,349	$47,288,255	$51,304,783	$150.89
TI/LC	0	0	0	0	0	544,350	1.60
Capital Expenditures	0	0	0	0	0	85,006	0.25
Net Cash Flow	$37,888,406	$45,365,518	$44,088,566	$48,596,349	$47,288,255	$50,675,427	$149.03

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps include $1,962,475 underwritten for various tenants through January 31, 2021.

(3)	Underwritten Vacancy & Credit Loss represents an underwritten economic vacancy of 9.4%.

Lockbox/Cash Management. The 711 Fifth Avenue Whole Loan is structured with a hard lockbox and springing cash management. The 711 Fifth Avenue Borrower is required to direct all existing and future tenants of the 711 Fifth Avenue Property to directly deposit all rents into a clearing account controlled by the lender. Provided no 711 Fifth Avenue Trigger Period (as defined below) exists, the funds in the clearing account are required to be swept on a daily basis into a borrower operating account. During the continuance of a 711 Fifth Avenue Trigger Period (or an event of default at the lender’s election), the funds in the clearing account are required to be swept on a daily basis into a cash management account controlled by the lender and all amounts on deposit in the cash management account after payment of the monthly debt service, required reserves and budgeted operating expenses are required to be held as additional security for the 711 Fifth Avenue Whole Loan during the continuance of such 711 Fifth Avenue Trigger Period, except that if there exists no event of default and the only 711 Fifth Avenue Trigger Period then in existence is a Tenant Rollover Sweep (as defined below) and the applicable Tenant Rollover Sweep Equity Amount (as defined below) was deposited with the lender as required under the 711 Fifth Avenue Whole Loan documents, then all excess cash flow that would have been reserved is required to be released to the 711 Fifth Avenue Borrower.

A “711 Fifth Avenue Trigger Period” means each period that commences upon the first to occur of: (a) debt yield, determined as of the first day of any fiscal quarter, is less than 7.0%, until the occurrence of a DY Cure Event (and if financial reports are not delivered to the lender as and when required under the 711 Fifth Avenue Whole Loan documents, a 711 Fifth Avenue Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no 711 Fifth Avenue Trigger Period is ongoing); (b) there exists an event of default under any mezzanine loan until cured; (c) any major tenant leasing space that is rated investment grade is downgraded below investment grade (as determined by S&P or Moody’s), until the occurrence of a Downgraded Tenant Sweep Cure, and (d) any major tenant that (i) terminates its lease, (ii) “goes dark”, unless such applicable lease is and continues to be guaranteed by an entity rated investment grade (as determined by S&P or Moody’s), (iii) vacates or provides indication of its intent to vacate all of its leased space (or any portion thereof), or (iv) fails to provide written notice to the 711 Fifth Avenue Borrower of its intent to renew its applicable lease 36 months prior to its then current lease expiration date, until the occurrence of a Tenant Rollover Sweep Cure (as defined below).

A “DY Cure Event” means (a) no event of default is continuing and (b) the achievement of a debt yield, determined as of the first day of each of two consecutive fiscal quarters thereafter, equal to or greater than 7.0% (which (i) after the 711 Fifth Avenue Lockout Period, debt yield test may be satisfied, at the 711 Fifth Avenue Borrower’s sole discretion, by either (x) making voluntary prepayments or (y) effectuating a partial defeasance, in amounts necessary to achieve the required debt yield or (ii) the debt yield test may be satisfied, at the 711 Fifth Avenue Borrower’s sole discretion, by depositing in a reserve account, as additional collateral, cash or a letter of credit in an amount that when subtracted from the principal indebtedness for purposes of calculating debt yield would result in a debt yield that equals or exceeds 7.0% (provided that the aggregate notional amount of all outstanding letters of credit delivered may at no time exceed 10.0% of the principal indebtedness).

Additionally, provided no event of default under the 711 Fifth Avenue Whole Loan is continuing, the 711 Fifth Avenue Borrower has the right at any time from and after the expiration of the 711 Fifth Avenue Lockout Period (a) solely to effect a DY Cure Event to partially defease (with no corresponding release of collateral) and (b) to totally defease, the 711 Fifth Avenue Whole Loan in the amount necessary to either cause the achievement of a DY Cure Event as determined by the lender in its reasonable discretion or defease the 711 Fifth Avenue Whole Loan in whole, subject to the satisfaction of certain conditions, including, among others, delivery of defeasance collateral in an amount sufficient to make all payments of interest and principal due under the defeased note until the first due date in the prepayment period, a REMIC opinion and a rating agency confirmation.

A-3-84

711 5th Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 7 711 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.5% 2.90x 9.4%

Initial and Ongoing Reserves. At origination, the 711 Fifth Avenue Borrower funded (a) approximately $1,048,024 for outstanding free rent (including any rent credits) and (b) $2,000,000 for estimated costs in connection with obtaining a new temporary or permanent certificate of occupancy to replace the temporary certificate of occupancy that expired in November 2019. The 711 Fifth Avenue Borrower obtained a temporary certificate of occupancy that was effective as of March 24, 2020, and the $2,000,000 has been disbursed to the 711 Fifth Avenue Borrower. On each due date during the continuance of a 711 Fifth Avenue Trigger Period (as defined below), the 711 Fifth Avenue Borrower will be required to fund (i) a tax and insurance reserve in an amount equal to 1/12 of the property taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that reserves for insurance premiums will be waived if the 711 Fifth Avenue Property is covered by an acceptable blanket insurance policy; (ii) a capital expenditure reserve in an amount equal to approximately $7,084 capped at an amount equal to the lender’s good faith estimate of capital expenses to be performed during the next two years; (iii) a tenant improvements and leasing commissions reserve in an amount equal to $42,503 capped at an amount equal to the greater of (x) the lender’s good faith estimate of all leasing commissions and tenant improvements to be performed during the next two years and (y) the aggregate amount of all outstanding leasing commissions and tenant improvements under leases then in effect.

Additionally, during the continuance of a Tenant Rollover Sweep (as defined below), all excess cash (and any other amounts sufficient to result in a reserve amount for such month of at least $2,500,000) after payment of applicable debt service, budgeted operating expenses and other required reserves are required to be reserved in a tenant rollover reserve, or to avoid such sweep, 711 Fifth Avenue Borrower may deposit with the lender an amount equal to the greater of (x) $7,500,000 and (y) all excess cash flow estimated by the lender in its good faith that would have been deposited in such reserve account for the three-month period following the deposit of such funds (the “Tenant Rollover Sweep Equity Amount”). Additionally, during the continuance of a Downgraded Tenant Sweep (as defined below) (if no deposits are required to be deposited into the tenant rollover reserve), all excess cash (capped at 18 months’ worth of rent payments by the downgraded tenant (as such amount may be reduced per the 711 Fifth Avenue Whole Loan documents) after payment of applicable debt service, budgeted operating expenses and other required reserves is required to be reserved in a tenant downgrade reserve.

A “Downgraded Tenant Sweep” will be continuing upon any tenant under a Major Lease (as defined below) (or with regard to Ralph Lauren, its highest rated parent entity, as applicable) that is rated investment grade is downgraded below investment grade (as determined by S&P or Moody’s), until (a) the downgraded tenant is once more rated investment grade (as determined by S&P or Moody’s), (b) such space is relet in accordance with the 711 Fifth Avenue Whole Loan documents, or (c) an amount sufficient to pay unabated rent for 18 consecutive months then due under the applicable downgraded tenant’s lease (subject to reduction in accordance with the 711 Fifth Avenue Whole Loan documents) has been deposited in the downgraded tenant reserve (the occurrence of (a), (b) or (c) above, a “Downgraded Tenant Sweep Cure”).

A “Major Lease” means any of the leases with Ralph Lauren, The Swatch Group and any lease that when aggregated with all other leases at the 711 Fifth Avenue Property with the same or an affiliated tenant (assuming the exercise of all expansion rights and all preferential rights to lease additional space), is expected to demise more than 30% of the rentable square footage or account for 20% or more of the total rental income. Additionally, any lease with any purchase option, with a 711 Fifth Avenue Borrower affiliate or entered into during an event of default will also be considered a Major Lease.

A “Tenant Rollover Sweep” will exist if any tenant under a Major Lease (i) terminates their lease, (ii) goes “dark” (other than (a) Ralph Lauren if it has an investment grade rating or (b) is guaranteed by an entity rated investment grade (as determined by S&P or Moody’s)), (iii) vacates or provides indication of their intent to vacate all or any portion of their leased space or (iv) fails to provide written notice of their intent to renew such lease on the date that is 36 months prior to its then current lease expiration date.

A “Tenant Rollover Sweep Cure” means, as applicable, (a) a tenant under a Major Lease renews its lease or enters into a new lease on substantially the same terms and conditions, is no longer “dark” or moves back into its space or revokes any prior notice of intent to vacate or (b) such space is relet in accordance with the terms of the 711 Fifth Avenue Whole Loan documents.

A-3-85

711 5th Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 7 711 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.5% 2.90x 9.4%

Property Management. The 711 Fifth Avenue Property is currently managed by SHVO Property Management LLC (an affiliate of the Sponsors) (“Shvo”), pursuant to a management agreement and sub-managed by Jones Lang Lasalle (“JLL”) pursuant to a sub-management agreement. Under the 711 Fifth Avenue Loan documents, the 711 Fifth Avenue Property is required to be managed by Shvo and sub-managed by JLL, respectively, or any other management or sub-management company, as applicable, approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or require the 711 Fifth Avenue Borrower to replace, each of the property manager and the sub-property manager with a property manager or sub-property manager, as applicable, selected by the 711 Fifth Avenue Borrower (or selected by the lender in the event of an event of default under the 711 Fifth Avenue Loan) during the continuance of an event of default under the 711 Fifth Avenue Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement or the sub-property manager under the sub-management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager or sub-property manager, as applicable, files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for, respectively, the property manager’s or the sub-property manager’s assets or the property manager or sub-property manager, as applicable, makes an assignment for the benefit of its creditors or is adjudicated insolvent.

Current Mezzanine or Subordinate Indebtedness. None.

Future Permitted Mezzanine Indebtedness. A 100% direct or indirect owner of the 711 Fifth Avenue Borrower or any existing mezzanine borrower is permitted one time during the term of the 711 Fifth Avenue Whole Loan to obtain a mezzanine loan from a lender meeting certain requirements under the 711 Fifth Avenue Whole Loan documents secured by a pledge of the equity interests in the 711 Fifth Avenue Borrower, provided that, among other conditions: (a) the mezzanine loan is in an amount not to exceed the lesser of (i) $35,000,000 and (ii) an amount that, when added to the 711 Fifth Avenue Whole Loan will result in (A) a combined loan to “as-is” appraised value ratio of the 711 Fifth Avenue Property of no more than 54.5%, (B) a combined debt service coverage ratio (based on the 711 Fifth Avenue Whole Loan and the proposed mezzanine loan) of greater than 2.80x and (C) the combined debt yield being equal to or greater than 8.98%; (b) the mezzanine loan is secured by an equity pledge encumbering direct and indirect ownership interests in the 711 Fifth Avenue Borrower (and not any collateral securing the 711 Fifth Avenue Whole Loan); (c) the mezzanine loan will be coterminous with the 711 Fifth Avenue Whole Loan; and (d) the mezzanine lender (i) is not an affiliate of the 711 Fifth Avenue Borrower and (ii) enters into an intercreditor agreement with the lender satisfactory in all respects to the lender in its reasonable discretion and any applicable rating agency. Additionally, such financing will be subject to receipt by the lender of rating agency confirmations from the applicable rating agencies.

Partial Release. None.

A-3-86

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A-3-87

280 North Bernardo Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 8 280 North Bernardo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.2% 2.27x 9.3%

A-3-88

280 North Bernardo Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 8 280 North Bernardo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.2% 2.27x 9.3%

A-3-89

280 North Bernardo Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 8 280 North Bernardo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.2% 2.27x 9.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Peter Pau
Borrower:	Mingfat, LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	4.3%
Interest Rate:	3.95000%
Payment Date:	6th of each month
First Payment Date:	August 6, 2020
Maturity Date:	July 6, 2030
Amortization:	Interest Only
Additional Debt(1):	$31,000,000 Pari Passu Debt
Call Protection(2):	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$217,595	$53,740	NAP
Insurance:	$0	Springing	NAP
Replacement(4):	$0	Springing	$50,019
TI/LC:	$9,756,740	$0	NAP
Landlord’s Work:	$585,062	$0	NAP
Aurora Rent:	$600,825	$0	NAP
Debt Service:	$1,402,250	Springing	NAP
Lease Sweep Funds:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Mountain View, CA
Year Built / Renovated:	1978-1980 / 2020
Total Sq. Ft.:	111,154
Property Management:	Sand Hill Property Management, LLC
Underwritten NOI:	$6,577,971
Underwritten NCF:	$6,450,144
Appraised Value(5):	$120,000,000
Appraisal Date(5):	April 1, 2020

Historical NOI(6)
Most Recent NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (July 6, 2020)
2019 Occupancy(6):	NAV
2018 Occupancy(6):	NAV
2017 Occupancy(6):	NAV

Financial Information(1)(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(5)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$40,000,000
Pari Passu Notes	$31,000,000
Whole Loan	$71,000,000	$639 / $639	59.2% / 59.2%	2.31x / 2.27x	9.3% / 9.1%	9.3% / 9.1%
(1)	The 280 North Bernardo Loan (as defined below) consists of the controlling Note A-1 and is part of the 280 North Bernardo Whole Loan (as defined below) evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $71.0 million. For additional information, see “The Loan” herein.

(2)	The defeasance lockout period will be at least 24 payments beginning with and including the first payment date of August 6, 2020. The borrower has the option to defease the 280 North Bernardo Whole Loan in whole (and not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 29, 2023. The assumed defeasance lockout period of 24 months is based on the expected closing date of the Benchmark 2020-B18 securitization in July 2020. The actual lockout period may be longer.

(3)	For a full description of Escrows and Reserves, please refer to “Initial and Ongoing Reserves” below.

(4)	The borrower will be required to deposit on each monthly payment date an amount equal to approximately $1,389 beginning with the payment date in August 2021.

(5)	The appraised value represents the “As Stabilized” appraised value, which assumes completion of tenant improvements, free rent has burned off and rent commencement has begun. The tenant, Aurora Innovations, has begun the buildout of its space and approximately $10.9 million was reserved upfront for TI/LCs, free rent and a landlord completion reserve. Based on the “As-Is” appraised value as of October 29, 2019 equal to $98.7 million, the Cut-off Date LTV and Balloon LTV are 71.9%. In addition, the appraisal concluded to a “Hypothetical Go Dark” appraised value of $78.6 million as of October 29, 2019. Based on the “Hypothetical Go Dark” appraised value, the Cut-off Date LTV and Balloon LTV are 90.3%.

(6)	Historical NOI and Occupancy is not available because the 280 North Bernardo Property (as defined below) was recently renovated and delivered to the tenant.

A-3-90

280 North Bernardo Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 8 280 North Bernardo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.2% 2.27x 9.3%

The Loan.   The 280 North Bernardo mortgage loan (the “280 North Bernardo Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $71.0 million (the “280 North Bernardo Whole Loan”), which is secured by the borrower’s fee simple interest in a Class A office building located in Mountain View, California (the “280 North Bernardo Property”). The controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $40.0 million will be included in the Benchmark 2020-B18 trust. The remaining note is expected to be contributed to one or more future securitization trusts.

The relationship between the holders of the 280 North Bernardo Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	Benchmark 2020-B18	Yes
Note A-2	31,000,000	31,000,000	DBRI(1)	No
Total	$71,000,000	$71,000,000
(1)	Expected to be contributed to one or more future securitizations.

The 280 North Bernardo Whole Loan has a 10-year interest-only term and accrues interest at a rate of 3.95000% per annum. Proceeds of the 280 North Bernardo Whole Loan were primarily used to refinance the 280 North Bernardo Property, fund upfront reserves, pay closing costs and return equity to the borrower sponsor. Based on the “As Stabilized” appraised value of $120.0 million as of April 1, 2020, the Cut-off Date LTV Ratio is 59.2%. Based on the “As Is” appraised value of $98.7 million as of October 29, 2019, the Cut-off Date LTV Ratio is 71.9%. Based on the “Hypothetical Go Dark” appraised value of $78.6 million as of October 29, 2019, the Cut-off Date LTV is 90.3%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$71,000,000	100.0%	Loan Payoff	$34,505,446	48.6%
			Return of Equity	22,087,129	31.1
			Upfront Reserves	12,562,472	17.7
			Closing Costs	1,844,953	2.6
Total Sources	$71,000,000	100.0%	Total Uses	$71,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower is Mingfat, LLC, a single purpose Delaware limited liability company structured to be bankruptcy remote with one independent director in the organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 280 North Bernardo Whole Loan. The borrower sponsor and nonrecourse carve-out guarantor is Peter Pau.

The borrower sponsor is Peter Pau, co-founder of Sand Hill Property Company (“SHPC”), a real estate investment and development firm founded in 1988 by Peter and Susanna Pau. SHPC specializes in Silicon Valley real estate. The company’s current portfolio of stabilized assets includes shopping centers, mixed-use communities, office complexes, and hotels. SHPC has developed more than 40 projects encompassing 14.0 million sq. ft. of building area throughout the Silicon Valley area. According to SHPC’s website, they currently report 13 stabilized assets in their portfolio along with six active projects.

The Property.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Aurora Innovations	NR / NR / NR	111,154	100.0%	$63.00	100.0%	3/31/2030
Total Occupied		111,154	100.0%	$63.00	100.0%
Vacant		0	0.0%
Total		111,154	100.0%
(1)	Based on the underwritten rent roll as of July 6, 2020.

A-3-91

280 North Bernardo Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 8 280 North Bernardo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.2% 2.27x 9.3%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2030	1	111,154	100.0%	111,154	100.0%	$63.00	100.0%	100.0%
2031 & Thereafter	0	0	0.0%	111,154	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	111,154	100.0%	NAP	NAP	NAP
Total	1	111,154	100.0%			$63.00	100.0%
(1)	Based on the underwritten rent roll dated July 6, 2020.

The 280 North Bernardo Property is a newly re-developed Class A, 111,154 sq. ft. office building situated on a 7.7-acre site in Mountain View, California. The borrower sponsor purchased and redeveloped the 280 North Bernardo Property in 2017 which included all new facades, raising and pitching the roof, and a gut opening of the interior space to create a larger and more free flowing space. The 280 North Bernardo Property is composed of both research and development (“R&D”) and production spaces. The R&D component of the 280 North Bernardo Property is used for product development and testing and is anticipated by the borrower sponsor to be approximately 30% of the total net rentable area, with the majority of that space comprised of software R&D. The remaining sq. ft. of the R&D space will be comprised of true hardware R&D space. The production areas feature power drops and a warehouse with a 14-foot clear ceiling height served by two dock-high loading doors and one grade-level loading door at the rear elevation of the 280 North Bernardo Property. The 280 North Bernardo Property features 374 parking spaces, for a parking ratio of approximately 3.36 (parking spaces per 1,000 sq. ft. of NRA). As of July 6, 2020 the 280 North Bernardo Property was 100.0% leased to Aurora (as defined below) as their new headquarters location.

Sole Tenant. The sole tenant, Aurora Innovations (“Aurora”) (111,154 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent), is an automobile technology company founded in Palo Alto, California. Aurora specializes in designing software and hardware in the self-driving vehicle industry. Aurora works with automakers to design and develop a package of sensors, software, and data services needed to deploy fully autonomous vehicles. Aurora is currently focused on “Level 4” autonomous systems as designated by SAE International, the Automotive Engineering Association, in which a car can handle the majority of driving situations independently with the option of driver intervention, but will eventually target “Level 5” autonomous systems, which are fully autonomous and perform all driving tasks. Aurora’s three co-founders are long-standing members of the self-driving community. Chris Urmson, the CEO, was an early leader of the driverless car project launched within Google that later became Waymo, now widely seen as the first robotaxi business. Sterling Anderson, Aurora’s CPO, previously led Tesla’s Autopilot team that developed driver-assistance technology. Drew Bagnell, the CTO, was a founding member of Uber’s Advanced Technologies Group. Aurora’s leadership team has allowed the company to attract top talent, with more than 250 employees operating in four locations throughout the country in Palo Alto, CA, San Francisco, CA, Pittsburgh, PA, and Bozeman, MT.

Aurora recently signed a 10 year, nine month lease that will expire on March 31, 2030. The initial annual base rent is $63 per sq. ft., NNN with annual 3% rent steps thereafter and one five- or 10-year renewal option at fair market rent. In addition, Aurora received nine months of free rent and approximately $88 per sq. ft. for tenant improvement allowance.

Aurora’s lease originally commenced on July 1, 2019 with nine months of free rent, however due to COVID-19 related stay-at-home orders preventing the landlord from accessing the 280 North Bernardo Property, Aurora’s rent commencement date was pushed to August 18, 2020. Once the stay-at-home orders delayed the landlord’s buildout, Aurora received a 3-month forbearance period from the landlord until August 18, 2020 ($1,985,673 in total rent). The forborne rent will be amortized over the remainder of the lease term. Aurora did not request any form of rent relief, and the forbearance was offered by the landlord given that Aurora could not complete their buildout by the original scheduled completion date. Aurora has commenced buildout and the landlord work (except for minor punch list items) has been completed. There are no outs, early termination options, or contraction rights in the lease. Aurora reported that they anticipate spending an additional approximately $8.81 million ($79 per sq. ft.) above and beyond the allotted TI/LC obligation of approximately $9.8 million, resulting in a total investment of approximately $18.7 million ($168 per sq. ft.). The guarantor is guarantying the completion of the work.

COVID-19 Update. As of the July 6, 2020 underwritten rent roll, the 280 North Bernardo Property is 100.0% occupied. The sole tenant is currently in a free rent period with rent commencing in August 2020. The first payment date of the 280 North Bernardo Whole Loan is August 6, 2020. As of July 6, 2020, the 280 North Bernardo Whole Loan is not subject to any modification or forbearance request.

A-3-92

280 North Bernardo Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 8 280 North Bernardo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.2% 2.27x 9.3%

Environmental Matters. The Phase I environmental report dated January 15, 2020 recommended no further action at the 280 North Bernardo Property.

The Market. The 280 North Bernardo Property is located within the East Whisman area of the Mountain View submarket in Santa Clara County, California.

The City of Mountain View is a suburban city located at the base of the San Francisco Peninsula, 11.8 miles west of San Jose and 38 miles southeast of downtown San Francisco, and is home to a broad range of tech companies, from growth-stage startups to some of the largest companies in the world, including Google, Microsoft, Mozilla, LinkedIn, Symantec, and Intuit. The City of Mountain View recently approved the East Whisman area for redevelopment, identifying the area as a highly sustainable, transit-oriented employment center that is primed for further growth. The redevelopment plan aims to deliver 9,700 new apartments and at least 1.7 million sq. ft. of office space to the neighborhood in the coming years. The most recent iteration of the redevelopment plan would allow residential development along Middlefield and Whisman roads, to the northwest of the 280 North Bernardo Property, and concentrate office growth in the immediate area along Highways 101 and 237. The plan would also bring a light-rail station to the 280 North Bernardo Property’s neighborhood, a significant development seeing as the 280 North Bernardo Property is located almost directly in-between the Mountain View and Sunnyvale rail stations.

According to a market research report, the estimated 2019 population within a one-, three-, and five-mile radius was projected to be 25,242, 193,814, and 386,292, respectively. The population within the same radii is expected to grow 4.73%, 5.10%, and 5.10%, respectively, over the next five years. The 2019 average household income within a one-, three-, and five-mile radius was $182,702, $193,082, and $200,988, compared to $172,172 for Santa Clara County and $109,977 for the state of California.

According to the appraisal, as of the third quarter of 2019, the Mountain View office submarket consisted of approximately 5.2 million sq. ft. of office space with an overall market vacancy of 8.5% and average asking rents of approximately $7.53 per sq. ft.

The following chart displays six lease comparables for the 280 North Bernardo Property. Comparable buildings were built between 1977 and 2020 and range in size from 32,260 sq. ft. to 222,000 sq. ft. Initial asking rents at the comparable properties ranged between $56.16 and $96.00 per sq. ft. (net leases) with an average of approximately $70.66 per sq. ft. The appraisal concluded a market rent at the 280 North Bernardo Property of $63.00 per sq. ft. The 280 North Bernardo Property has an in-place rent of $63.00 per sq. ft.

Comparable Retail Leases(1)
Property Name	Tenant Name	Tenant Leased Space (Sq. Ft.)	Lease Date	Lease Term (years)	Base Rent Per Sq. Ft.
280 North Bernardo, Mountain View, CA	Aurora Innovations	111,154	Jul 2019(2)	10.8(2)	$63.00(2)
805 E. Middlefield, Mountain View, CA	Nokia	32,260	Dec 2019	7.5	$63.00
899 W. Evelyn Avenue, Mountain View, CA	Confluent	75,475	Apr 2019	10.2	$96.00
600 Clyde, Mountain View, CA	Google LLC	189,974	May 2020	11.0	$56.16
Grove 221, Sunnyvale, CA	23andMe	154,987	Mar 2019	12.8	$61.80
351 E Evelyn, Mountain View, CA	Coursera	45,240	May 2017	7.0	$69.00
Ameswell Mountain View, Mountain View, CA	Available	222,000	Current	Neg.	$78.00
(1)	Based on the appraisal.

(2)	Based on the underwritten rent roll as of July 6, 2020.

A-3-93

280 North Bernardo Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 8 280 North Bernardo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.2% 2.27x 9.3%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent	$7,002,702	$63.00
Gross Potential Rent	$7,002,702	$63.00
Total Reimbursements	$135,628	$1.22
Net Rental Income	$7,138,330	$64.22
(Vacancy/Credit Loss)	($356,917)	($3.21)
Effective Gross Income	$6,781,414	$61.01
Total Expenses	$203,442	$1.83
Net Operating Income	$6,577,971	$59.18
TI/LC	$111,154	$1.00
Capital Expenditures	$16,673	$0.15
Net Cash Flow	$6,450,144	$58.03
(1)	Historical financials are not available because the 280 North Bernardo Property was recently renovated and delivered to the tenant.

Property Management.  The 280 North Bernardo Property is currently managed by Sand Hill Property Management, LLC, an affiliate of the borrower.

Lockbox / Cash Management.  The 280 North Bernardo Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause tenants to deposit rents directly into a lender-controlled lockbox account (the “Clearing Account”). In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the 280 North Bernardo Property into such lockbox account within one business day of receipt. Provided no 280 North Bernardo Trigger Period (as defined below) exists, funds deposited into the Clearing Account will be swept on a daily basis into the borrower’s operating account. Once a 280 North Bernardo Trigger Period occurs, such funds will be swept on a daily basis into the deposit account and applied and disbursed in accordance with the loan documents.

A “280 North Bernardo Trigger Period” will commence upon the occurrence of (i) an event of default under the 280 North Bernardo Whole Loan, (ii) the debt service coverage ratio is less than 1.15x on the last day of any calendar quarter, (iii) the commencement of a Lease Sweep Period (as defined below), (iv) the failure of the borrower to make a Landlord’s Work Rebalancing Payment (as defined below), or (v) the disbursement of funds from the debt service reserve account; and will end if, (A) with respect to clause (i), the event of default under the 280 North Bernardo Whole Loan has been cured and such cure has been accepted by the lender (and no other event of default under the 280 North Bernardo Whole Loan is then continuing) or (B) with respect to clause (ii), the debt service coverage ratio is at least 1.20x on the last day of two consecutive calendar quarters or (C) with respect to clause (iii), such Lease Sweep Period has ended (and no other Lease Sweep Period is then continuing), or (D) with respect to clause (iv), the lender has determined that the amount on deposit in the landlord’s work reserve account is sufficient to pay for the costs and expenses associated with completing all work required to be performed by the borrower pursuant to Aurora’s lease, or (E) with respect to clause (v), the earliest to occur of (x) if the debt service reserve account balance has not reached $0, the date on which the debt service reserve account has a balance equal to $1,402,250; (y) if the debt service reserve account balance reached $0 at any time, the date on which the debt service reserve account has a balance equal to $2,804,500; and (z) the satisfaction in full of the Debt Service Reserve Release Conditions (as defined below).

“Debt Service Reserve Release Conditions” means (i) at least 12 full calendar months have elapsed from the origination date; (ii) no 280 North Bernardo Trigger Period is then continuing; (iii) there are no restrictions resulting from the COVID-19 pandemic on the operations of any business in the county in which the 280 North Bernardo Property is located for at least 90 consecutive days, (iv) the borrower provided satisfactory evidence to the lender that each tenant under a major lease (as defined in the loan documents) has timely made all rental payments (including, without limitation, any payments of additional rent) due and payable under each such major lease for the immediately preceding six full calendar months, and (v) no portion of the Debt Service Reserve funds has been applied towards the monthly debt service payment during the immediately preceding 12 full calendar month period.

A “Lease Sweep Period” (i) will commence on the first monthly payment date following the occurrence of any of the following: (a) the earliest of (i) March 2028, (ii) the date that is 24 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of the Aurora lease (or a replacement lease that covers all or any portion of the Aurora premises) (a “Lease Sweep Lease”), or (iii) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the receipt by the borrower or the manager of written notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (c) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the manager of written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the

A-3-94

280 North Bernardo Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 8 280 North Bernardo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.2% 2.27x 9.3%

Lease Sweep Lease (or any material portion thereof prior to its then current expiration date); (d) the date that any tenant under a Lease Sweep Lease goes dark in or gives notice that it intends to discontinue its business in at least 25% of its space at the 280 North Bernardo Property; (e) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (f) the occurrence of a Lease Sweep Tenant Party Insolvency Proceeding (as defined below).

A Lease Sweep Period will end upon the first to occur of the following: (A) in the case of clauses (i)(a), (i)(b), (i)(c), and (i)(d) above, the entirety of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the lease sweep reserve account (during the continuance of the subject Lease Sweep Period) to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods with respect to such premises set forth in all such qualified leases and any shortfalls in required payments under the loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such qualified leases; (B) in the case of clause (i)(a) above, the date on which the applicable tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower that is reasonably acceptable to the lender) with respect to all of its premises, and in the lender’s judgment, sufficient funds have been accumulated in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated leasing expenses, free rent periods and/or rent abatement periods with respect to such premises in connection with such renewal or extension; (C) in the case of clause (i)(b) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise waived in writing by the related tenant; (D) in the case of clause (i)(e) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure; (E) in the case of clause (i)(f) above, either (a) the applicable Lease Sweep Tenant Party Insolvency Proceeding (as defined below) has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; and (F) in the case of clause (i)(a) above with respect to the Aurora tenant’s lease only, the date on which (x) the funds in the lease sweep account collected with respect to the Lease Sweep Lease in question (including any lease termination payments with respect to such Lease Sweep Lease deposited into the lease sweep account) is equal to the Lease Sweep Termination Deposit Amount (as defined below) applicable to such space, (y) the borrower delivers to the lender a letter of credit in the foregoing amount or (z) the borrower deposits an amount equal to the deficient amount for deposit into the lease sweep account, unless, in any such case, the applicable premises has been leased pursuant to one or more Leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed the lease sweep termination deposit amount applicable to such premises (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (A) above).

A “Lease Sweep Termination Deposit Amount” means an amount equal to the total rentable square feet of space demised under the Aurora Innovation Lease multiplied by $60.00 for so long as the Lease Sweep Period is not continuing as of the payment date occurring in April 2029 (i.e., the Lease Sweep Period ended by operation of the provisions of clause (ii)(B) of the definition thereof and no other Lease Sweep Period has occurred that is then continuing); provided that, in the event that a Lease Sweep Period is continuing as of the payment date occurring in April 2029, the “Lease Sweep Termination Deposit Amount” shall be increased by the amount of Rents that Lender reasonably determines would have otherwise been swept into the Lease Sweep Account had such Lease Sweep Period been in effect as of the payment date occurring in April 2029 through and including the payment date occurring in March 2030 (it being acknowledged and agreed that the Lease Sweep Period will resume on the payment date occurring in April 2029 if Borrower has not deposited (in cash and/or as a letter of credit) with Lender such increased amount, in the aggregate, on or prior to the payment date occurring in April 2029 (i.e., Lease Sweep Period will resume on the payment date occurring in April 2029 if the sum of (x) all cash deposited in the Lease Sweep Account during the continuance of the subject Lease Sweep Period in question and (y) the face amount of each letter of credit delivered to Lender, is less than the sum of (a) the total rentable square feet of the applicable Lease Sweep Lease multiplied by $60.00, and (b) the amount of Rents that Lender has reasonably determined would have otherwise been swept into the Lease Sweep Account had such Lease Sweep Period continued from and including the payment date occurring in April 2029 through and including the payment date occurring in March 2030).A “Lease Sweep Tenant Party Insolvency Proceeding” means (A) the admission in writing by any Lease Sweep Tenant Party (as defined below) of its inability to pay its debts generally, or the making of a general assignment for the benefit of creditors, or the instituting by any Lease Sweep Tenant Party of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or the taking advantage by any Lease Sweep Tenant Party of any Insolvency Law (as hereinafter defined), or the commencement by any Lease Sweep Tenant Party of a case or other proceeding naming it as debtor under any Insolvency Law or the instituting of a case or other proceeding against or with respect to any Lease Sweep Tenant Party under any Insolvency Law or (B) the instituting of any proceeding against or with respect to any Lease Sweep Tenant Party seeking liquidation of its assets or the appointment of (or if any Lease Sweep Tenant Party will consent to or acquiesce in the appointment of) a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing. As used herein, the term “Insolvency Law” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.) as the same has been or may be amended or superseded from time to time, or any other applicable domestic or foreign liquidation, conservatorship, bankruptcy, receivership, insolvency, reorganization, or any similar debtor relief laws affecting the rights, remedies, powers, privileges and benefits of creditors generally.

A-3-95

280 North Bernardo Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 8 280 North Bernardo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.2% 2.27x 9.3%

A “Lease Sweep Tenant Party” means a tenant under a Lease Sweep Lease or its direct or indirect parent company (if any) and/or any guarantor of such Tenant’s obligations under a Lease Sweep Lease.

Initial and Ongoing Reserves.  At origination of the 280 North Bernardo Whole Loan, the borrower funded reserves of (i) approximately $9,756,740 for outstanding tenant improvements, (ii) approximately $1,402,250 for a debt service reserve (equivalent to approximately six months of debt service), (iii) approximately $600,825 for free rent (equivalent to approximately one month of rent for Aurora), (iv) approximately $585,062 for a landlord work completion reserve (approximately 125% of the landlord’s cost to complete), and (v) approximately $217,595 for real estate taxes (equivalent to four months of tax payments).

Real Estate Tax Reserve. On a monthly basis, the borrower is required to deposit 1/12 of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to $53,740).

Insurance Reserve. On a monthly basis, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve, unless an acceptable blanket insurance policy is in place. An acceptable blanket policy is currently in place.

Debt Service Reserve. An amount of $1,402,250 was collected upfront, which amount represents approximately six months of debt service payments. In the event funds in the debt service reserve account are partially drawn down upon, the borrower is obligated to replenish such reserve up to such amount out of excess cash flow (i.e., $1,402,250).  In the event funds in the debt service reserve account are fully drawn down upon, the borrower is obligated to replenish such reserve up to an amount equal to $2,804,500 out of excess cash flow. On each monthly payment date during a 280 North Bernardo Trigger Period due solely to a debt service reserve shortfall as defined in the 280 North Bernardo Whole Loan documents, the borrower will be required to deposit funds out of excess cash (i.e., at the end of the waterfall) to cure the aforementioned shortfall. After 12 months from the origination date, so long as, among other conditions, no Lease Sweep Period is continuing, no funds have been drawn down from the Debt Service Reserve in the past twelve months, and there are no restrictions resulting from the COVID-19 pandemic on the operations of any businesses in the county in which the property is located for at least 90 consecutive days, the funds in the Debt Service Reserve will be returned to the borrower.

Landlord Work Completion Reserve. An amount of $585,062 was collected initially to fund a reserve related to outstanding work on the 280 North Bernardo Property which the landlord is responsible for completing. In the event that the funds in the reserve are determined to be less than the sum of (a) the cost to complete the landlord’s work and (b) the amount the lender reasonably believes will become payable by the property manager under the manager reimbursement agreement, the borrower will be required to deposit funds to cure the deficiency (the “Landlord’s Work Rebalancing Payment”).

Lease Sweep Reserve. In the event of a Lease Sweep Period, on a monthly basis the borrower will be required to (i) deposit all excess funds into a lease sweep account until the Lease Sweep Period is cured or (ii) deliver to the lender a letter of credit in an amount equal to difference between the funds in the Lease Sweep Reserve and the funds required to cure the Lease Sweep Period.

Replacement Reserve. On a monthly basis beginning with the payment date in August 2021, the borrower will be required to deposit approximately $1,389 into a replacement reserve account, capped at approximately $50,019, for capital expenditures.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

A-3-96

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A-3-97

420 Taylor Street San Francisco, CA 94102	Collateral Asset Summary – Loan No. 9 420 Taylor Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 61.3% 1.67x 9.4%

A-3-98

420 Taylor Street San Francisco, CA 94102	Collateral Asset Summary – Loan No. 9 420 Taylor Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 61.3% 1.67x 9.4%

A-3-99

420 Taylor Street San Francisco, CA 94102	Collateral Asset Summary – Loan No. 9 420 Taylor Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 61.3% 1.67x 9.4%

A-3-100

420 Taylor Street San Francisco, CA 94102	Collateral Asset Summary – Loan No. 9 420 Taylor Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 61.3% 1.67x 9.4%

Mortgage Loan Information
Loan Seller:	JPMCB/CREFI
Loan Purpose:	Refinance
Borrower Sponsors:	Seven Equity Group; Nakash Holdings
Borrowers(1):	420 Taylor Ventures, LLC; NT 420 Taylor Owner LLC; 420 Taylor Holdings Owner LLC; NH 420 Taylor Owner LLC
Original Balance(2):	$38,000,000
Cut-off Date Balance(2):	$38,000,000
% by Initial UPB:	4.1%
Interest Rate:	3.75000%
Payment Date:	6th of each month
First Payment Date(3):	August 6, 2020
Maturity Date:	August 6, 2030
Amortization(4):	Amortizing, then Interest Only
Additional Debt(2):	$50,000,000 Pari Passu Debt
Call Protection(3):	L(24), D(92), O(5)
Lockbox / Cash Management:	Hard / In Place
Reserves(5)
	Initial	Monthly	Cap
Taxes:	$98,219	$49,110	NAP
Insurance:	$2,615	$2,615	NAP
Replacement:	$1,937	$1,937	NAP
TI/LC:	$9,685	$9,685	$581,080
Outstanding TI’s:	$8,447,054	$0	NAP
Capital Expenditures:	$4,834,237	$0	NAP
Free Rent:	$3,811,699	$0	NAP
Debt Service:	$1,222,625	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated(6):	1942 / 2020
Total Sq. Ft.:	116,216
Property Management:	SEG Taylor LLC
Underwritten NOI(7):	$8,289,546
Underwritten NCF(7) :	$8,150,087
Appraised Value(8):	$143,500,000
Appraisal Date(8):	May 1, 2021

Historical NOI(9)
Most Recent NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV

Historical Occupancy(9)
Most Recent Occupancy(7):	99.6% (July 6, 2020)
2019 Occupancy:	NAV
2018 Occupancy:	NAV
2017 Occupancy:	NAV

Financial Information(2)(10)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(8)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$38,000,000
Pari Passu Notes	50,000,000
Whole Loan	$88,000,000	$757 / $684	61.3% / 55.4%	1.70x / 1.67x	9.4% / 9.3%	10.4% / 10.2%
(1)	The borrowers for the 420 Taylor Street Whole Loan (as defined below) are 420 Taylor Ventures, LLC, NT 420 Taylor Owner LLC, 420 Taylor Holdings Owner LLC and NH 420 Taylor Owner LLC which collectively own the 420 Taylor Street Property (as defined below) as tenants-in-common. See “The Borrowers / Borrower Sponsors” herein.

(2)	The 420 Taylor Street Loan (as defined below) consists of the controlling Note A-2 note and non-controlling Note A-4, and are part of the 420 Taylor Street Whole Loan, evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $88.0 million. Please see “The Loan” below for additional information regarding control shift of the 420 Taylor Street Loan.

(3)	The lockout period will be 24 payments beginning with and including the first payment date of August 6, 2020. The Borrowers (as defined below) have the option to defease the full $88.0 million 420 Taylor Street Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The actual lockout period may be longer. The Amortization period and Call Protection presented in the Mortgage Loan Information above are inclusive of the additional August 2020 interest payment to be deposited by JPMorgan Chase Bank, National Association.

(4)	Beginning on the payment date in September 2020, the 420 Taylor Street Whole Loan will be amortizing on a 30-year schedule for the first five years and will be interest only following the amortization period for the remainder of the loan term.

(5)	See “Initial and Ongoing Reserves” herein.

(6)	As of the Cut-off Date, conversion of the Lower Level Office (as defined below) and tenant buildout for the Upper Level Office (as defined below) at the 420 Taylor Street Property are currently underway. The conversion of the Lower Level Office is scheduled to be completed in September 2020. For more details on timing, see “The Property” herein.

(7)	Most Recent Occupancy, Underwritten NOI and Underwritten NCF are inclusive of the executed NextDoor (as defined below) lease. NextDoor took possession of the Upper Level Office in May 2020 and is expected to take possession of the Lower Level Office in September 2020. As of July 2020, NextDoor is currently paying rent for the Upper Level Office space and is expected to begin paying rent for the Lower Level Office space in January 2021 (with two months of free rent following the rent commencement date expected in January 2021) following the anticipated completion of the base building work in September 2020 (see “The Property” below for additional information).

(8)	Appraised Value is reflective of the “Prospective Value Upon Completion (TILC Funded) / Stabilization” Appraised Value, which assumes all remaining construction and tenant improvements as of May 1, 2021 have been paid for or funded. At origination, the Borrowers reserved approximately $8.4 million for all outstanding tenant improvements. The “As-Is” appraised value as of May 1, 2020 is $121.5 million, which results in a LTV Cut-off / Balloon ratio of approximately 72.4% and 65.4%, respectively.

(9)	Historical NOI and Historical Occupancy are unavailable as the collateral has expanded its premises and will be newly converted as of 2020. The 420 Taylor Street Property was originally constructed in 1942 but the recent conversion of the garage space to office has increased the size of the 420 Taylor Street Property office component by 53,087 sq. ft. Historical financials are not available as the Borrowers spent approximately two years negotiating entitlements for the lower levels from a parking garage to 53,087 sq. ft. of office space.

(10)	Financial information U/W DSCR NOI / NCF are based on the initial five year amortization period. Following the initial amortization period the U/W DSCR NOI / NCF are 2.74x and 2.70x, respectively on an interest only basis.

A-3-101

420 Taylor Street San Francisco, CA 94102	Collateral Asset Summary – Loan No. 9 420 Taylor Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 61.3% 1.67x 9.4%

The Loan.   The 420 Taylor Street mortgage loan (the “420 Taylor Street Loan”) is part of a whole loan that has an aggregate outstanding principal balance as of the Cut-off Date of $88.0 million (the “420 Taylor Street Whole Loan”), which is secured by a first mortgage lien on the borrowers’ fee simple interest in a 116,216 sq. ft. four-story, Class B, creative office building located in San Francisco, California (the “420 Taylor Street Property”). The 420 Taylor Street Whole Loan is comprised of four pari passu notes with an aggregate original principal balance as of the Cut-off Date of $88.0 million, of which the controlling Note A-2 and non-controlling Note A-4, with an outstanding principal balance as of the Cut-off Date of $38.0 million, are being contributed to the Benchmark 2020-B18 trust and constitute the 420 Taylor Street Loan. The remaining notes are expected to be contributed to one or more securitization trusts. At closing, Note A-2 will be the controlling note; provided however, that after the Benchmark 2020-B18 securitization closing date, if the aggregate principal balance of one or more notes included in the same securitization is greater than the aggregate principal balance of the 420 Taylor Street Loan, then on and after such securitization, the controlling note will be the note with the largest principal balance included in such other securitization.

The relationship between the holders of the 420 Taylor Street Whole Loan will be governed by co-lender agreements as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece(2)
Note A-1	$28,409,091	$28,409,091	JPMCB(1)	No
Note A-2	$21,590,909	$21,590,909	Benchmark 2020-B18	Yes
Note A-3	$21,590,909	$21,590,909	CREFI(1)	No
Note A-4	$16,409,091	$16,409,091	Benchmark 2020-B18	No
Whole Loan	$88,000,000	$88,000,000
(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

(2)	In the event the aggregate principal balance of one or more notes included in the same securitization is greater than the aggregate principal balance of the 420 Taylor Street Loan, then on and after such securitization, the Controlling Piece will be the note with the largest principal balance included in such other securitization.

The 420 Taylor Street Whole Loan has a 121-month term, and beginning on the payment date in September 2020, will amortize on a 30-year schedule for the first five years and will be followed by a five-year interest only period. The 420 Taylor Street Whole Loan will accrue interest at a fixed rate of 3.75000% per annum. The 420 Taylor Street Whole Loan proceeds were used to refinance existing debt, pay closing costs, fund upfront reserves, and returns equity to the Borrower Sponsors. Based on the “Prospective Value Upon Completion (TILC Funded) / Stabilization” appraised value of $143.5 million as of May 1, 2021, the Cut-off Date LTV Ratio for the 420 Taylor Street Whole Loan is 61.3%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$88,000,000	100.0%	Loan Payoff	$49,083,476	55.8%
			Upfront Reserves	18,428,071	20.9%
			Closing Costs	4,244,414	4.8%
			Return of Equity	16,244,038	18.5%
Total Sources	$88,000,000	100.0%	Total Uses	$88,000,000	100.0%

The Borrowers / Borrower Sponsors. The borrowers are 420 Taylor Ventures, LLC, NT 420 Taylor Owner LLC, 420 Taylor Holdings Owner LLC and NH 420 Taylor Owner LLC (collectively, the “Borrowers”), each a Delaware limited liability company and single purpose entity with two independent directors. The Borrowers have fee simple ownership of the 420 Taylor Street Property as tenants-in-common. The Borrowers are indirectly controlled by a joint venture between Seven Equity Group (“SEG”) and Nakash Holdings (“Nakash” and collectively with SEG, the “Borrower Sponsors”). The non-recourse guarantors are Raymond Falack and Ralph Nakash. SEG is a real estate owner, developer and operator focused on managing and redeveloping office, retail, mixed use and multifamily buildings in major U.S. markets. Raymond Falack is the managing principal of SEG. Prior to SEG, Mr. Falack spent seven years at Wells Fargo where he held various senior positions in Wells Fargo’s Corporate Investment Banking Group and Distressed Real Estate Groups. Mr. Falack originated over $3 billion of new credit for the bank and managed, repositioned, leased, worked out and sold over $500 million in distressed real estate and notes in both the San Francisco and New York offices. Nakash is the private investment office of the Nakash family of Jordache Enterprises, an American clothing manufacturing company. Nakash manages a multi-billion dollar portfolio of investments, which include aviation, retail, agriculture, transportation, manufacturing and real estate assets situated around the world. The real estate portfolio consists of institutional quality retail, office, multifamily and hospitality properties. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the 420 Taylor Street Whole Loan.

A-3-102

420 Taylor Street San Francisco, CA 94102	Collateral Asset Summary – Loan No. 9 420 Taylor Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 61.3% 1.67x 9.4%

The Property.

Tenant Summary(1)
Tenant	Floor	Credit Rating (Moody's/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Annual U/W Base Rent Per Sq. Ft.	% of Total Annual U/W Base Rent	Lease Expiration(2)
NextDoor	Upper Level Office	NR / NR / NR	62,679	53.9%	$83.00	54.1%	2/1/2029
NextDoor	Lower Level Office	NR / NR / NR	53,087	45.7%	$83.00	45.9%	2/1/2029
Total / Wtd. Avg. Occupied			115,766	99.6%	$83.00	100.0%
Vacant(3)			450	0.4%
Total / Wtd. Avg.			116,216	100.0%
(1)	Based on the underwritten rent roll as of July 6, 2020.

(2)	The NextDoor lease is structured with one, five-year extension option upon expiration of the NextDoor lease and pursuant to NextDoor providing 12 months’ notice to renew the lease. The NextDoor lease is structured with no contraction rights to either the Upper Level Office or Lower Level Office space.

(3)	Vacant space represents the ground floor retail component of the 420 Taylor Street Property.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% Annual U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029(2)	1	115,766	99.6%	115,766	99.6%	$83.00	100.0%	100.0%
2030	0	0	0.0%	115,766	99.6%	$0.00	0.0%	100.0%
2031 & Thereafter	0	0	0.0%	115,766	99.6%	$0.00	0.0%	100.0%
Vacant(3)	NAP	450	0.4%	116,216	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	1	116,216	100.0%			$83.00	100.0%
(1)	Based on the underwritten rent roll as of July 6, 2020.

(2)	2029 represents the executed lease for NextDoor. The NextDoor lease is structured with one, five-year extension option upon expiration initial terms and pursuant to NextDoor providing 12 months’ notice to renew the lease.

(3)	Vacant represents the ground floor retail component of the 420 Taylor Street Property.

The 420 Taylor Street Property is a four-story, Class B, creative office building totaling 116,216 sq. ft. located in the Union Square submarket of San Francisco, California. The 420 Taylor Street Property is comprised of an 115,766 sq. ft. office component and an additional 450 sq. ft. ground floor retail component. The 420 Taylor Street Property’s improved creative office space features an efficient open layout, high ceilings, exposed ductwork, natural light through a central atrium and private roof deck. The office component consists of two spaces, an upper level office, which is comprised of the second, third and fourth floors totaling 62,679 sq. ft. (the “Upper Level Office”) and a lower level office which is comprised of the sub-level, first and mezzanine floors totaling 53,087 sq. ft. (the “Lower Level Office”).

The 420 Taylor Street Property’s space originally consisted of a parking garage located on the Lower Level Office floors. The Borrower Sponsors spent the approximately two years following their acquisition of the 420 Taylor Street Property obtaining entitlements to convert the existing parking garage into the Lower Level Office space. The conversion and base building work of the Lower Level Office is still underway and is scheduled to be completed and delivered to the tenant in September 2020. The conversion of the original parking garage into office space will also create an additional 450 sq. ft. ground floor retail component that will benefit from the 420 Taylor Street Property’s visibility along Taylor and O’Farrell streets.

When the Borrower Sponsors acquired the 420 Taylor Street Property in October 2016, it was occupied by Reddit. Reddit was paying approximately $64.00 per sq. ft. throughout its lease term. Despite the Borrower Sponsors plans to increase the office space at the property through the conversion of the lower level parking garage, Reddit ultimately vacated the 420 Taylor Street Property as the rapid growth of the company necessitated more space than the building could offer. Following Reddit’s departure in March 2020, the Borrower Sponsors executed a lease with NextDoor, Inc. (“NextDoor”) within two months for the entire office component at the 420 Taylor Street Property. The 420 Taylor Street Property will serve as the global headquarters for NextDoor. As of July 2020, the office component is 100.0% leased to NextDoor. NextDoor took possession of the Upper Level Office space in May 2020 and is currently undergoing the tenant buildout for the space. As of July 2020, the tenant is currently paying rent for the Upper Level Office.

A-3-103

420 Taylor Street San Francisco, CA 94102	Collateral Asset Summary – Loan No. 9 420 Taylor Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 61.3% 1.67x 9.4%

The buildout of the Lower Level Office is expected to cost approximately $13.8 million with approximately $5.0 million remaining to be completed as of June 2020. After delivery of the space to NextDoor in September 2020, NextDoor is anticipated to begin paying rent in January 2021 following a six-month tenant buildout. There will be a two month free rent period beginning on the expected rent commencement date in January 2021.

In addition to the conversion of the parking garage to the Lower Level Office space, the Borrower Sponsors undertook the base building work for the Upper Level Office component. The Borrower Sponsors completed the base building work on May 7, 2020 and has delivered the Upper Level Office to NextDoor.

COVID-19 Update. As of July 1, 2020, the 420 Taylor Street Loan is not subject to any modification or forbearance request. NextDoor has not requested any rent relief or lease modifications. NextDoor took possession of the Upper Level Office space in May 2020 and is currently undergoing the tenant buildout for the space. As of July 2020, the tenant is currently paying rent for the Upper Level Office.

Major Tenants.

NextDoor, Inc. (115,766 sq. ft., 99.6% of NRA; 100.0% of U/W Base Rent). NextDoor executed its lease for the office component at the 420 Taylor Street Property in November 2019. NextDoor began paying rent for the Upper Level Office in July 2020. Rent has not yet commenced on the Lower Level Office, the conversion of the Lower Level Office is still underway and is scheduled to be completed in September 2020 with an expected rent commencement date in January 2021 (with two months of free rent beginning on the rent commencement date in January 2021). NextDoor is a social networking platform for neighborhoods, which is available online and through its mobile application. The privately-held, San Francisco based company was founded in 2008 to create a platform whereby neighbors can work together to build stronger, safer, happier communities, all over the world. NextDoor allows neighbors to connect, stay informed, and find trusted local information to address their daily needs. The company operates in over 250,000 neighborhoods across 11 countries including the United States, United Kingdom, France, Germany, Netherlands, Italy, Spain, Denmark, Sweden, and Canada. Within the United States alone, NextDoor provides service to over 100,000 neighborhoods. NextDoor has created a new program in connection with a partnership with Walmart that will improve logistics for vulnerable community members seeking assistance for trips to Walmart. NextDoor executed a lease with a term of eight years and 10 months. The lease is structured with one, five year extension option. Pursuant to terms set forth in the lease, NextDoor has provided an approximately $5,872,366 initial security deposit in the form of an irrevocable letter of credit, which was taken as additional collateral for the Upper Level Office which increases by approximately $4,973,696 upon delivery of the Lower Level Office. The total security deposit will be approximately $10,846,063.

Upon delivery of the Lower Level Office, expected to occur in September 2020 (the “Lower Level Office Delivery Date”), NextDoor is required to deliver additional security deposit such that the total amount of security deposit would be approximately $10,846,063. Commencing on the fourth anniversary of the Lower Level Office Delivery Date and each year thereafter during the initial term of the lease,  NextDoor is permitted to reduce the security deposit in accordance with the terms of the lease, resulting in approximately $5,337,076 remaining on deposit by the eighth anniversary of the Lower Level Office Delivery Date. The security deposit was collaterally assigned to JPMCB at loan origination.

Environmental Matters. According to a Phase I environmental report, dated March 26, 2020, there are no recognized environmental conditions or recommendations for further action at the 420 Taylor Street Property.

The Market. The 420 Taylor Street Property is located within the San Francisco-Oakland-Hayward, California Metropolitan Statistical Area (“MSA”). San Francisco and the greater Bay Area are known for the fields of technology, life science/biotech, hardware, software, social media, and alternative energy, due, in part, to the presence of Stanford University and the University of California Berkeley, which provide a base of intellectual capital. According to the appraisal, of all major cities, San Francisco has the second-highest percentage of residents with a college degree, behind only Seattle. More than two-thirds of Bay Area residents have training beyond high school and above 43% have attained a four-year college degree or higher. While San Francisco covers a relatively small land area of approximately 45 square miles, it is the geographic center of the nine counties that comprise the Bay Area and the fourth largest metropolitan area in the United States.

The MSA has historically benefited from the synergy of Silicon Valley. The Silicon Valley region is a worldwide technology center and regional employment center. Desirable physical features and well-diversified economy contribute to attracting both businesses and residents. The MSA is a leader in technology and a regional employment center.

San Francisco and the greater Bay Area are also home to the fifth largest corporate base of Fortune 500 companies in the United States. The region’s venture capital community and research and academic institutions have spawned global technology and biotechnology companies including Google, Apple, Facebook, Salesforce, Oracle, Cisco Systems, EBay, Genentech, and Gilead. In addition, the region continues to foster a host of next wave companies including Uber, Twitter, Dropbox, Airbnb, Square, and Okta.

According to the appraisal as of year-end 2019, the MSA had a total population of 4,781,196 and experienced an annual growth rate of 1.1%, which reflected a higher annual growth rate than the state of California at a rate of 0.8%. At year-end 2019, the MSA accounted for

A-3-104

420 Taylor Street San Francisco, CA 94102	Collateral Asset Summary – Loan No. 9 420 Taylor Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 61.3% 1.67x 9.4%

approximately 12.0% of the total California population of 39,848,262. According to a third party market report, San Francisco's economy grew rapidly in the expansion cycle and maintained strength heading into 2020 before the coronavirus pandemic hit. The trajectory of San Francisco's economy and its commercial real estate sector will depend on how widely the virus spreads, and how long containment policies like social distancing need to be maintained.

The 420 Taylor Street Property is located in the Union Square submarket of San Francisco, California. The Union Square submarket is known as one of the most prominent upscale retail markets in San Francisco but also contains a large office inventory. The submarket is surrounded by major office sub-markets including the Financial District, Rincon/South Beach and South of Market. High-rise office buildings are not as common in the Union Square submarket as they are in the Financial District. Commercial development in the area is typically a combination of small to mid-rise offices, street level stores below multi-family units, or consists of larger, mid-rise buildings dedicated to a single retailer. Larger commercial buildings are located throughout the immediate area and surrounding Union Square. Union Square is a 2.6 acre plaza bordered by Geary, Powell, Post and Stockton Street. The plaza refers to the central shopping, hotel, and theater district that surrounds the plaza for several blocks. This one-block plaza and nearby area is one of the largest collections of department stores, upscale boutiques, tourist shops, art galleries, and salons in the Western United States and has served as continuing major draw for tourists where approximately 17.3 million tourists visit San Francisco per year.

The Union Square submarket benefits from its proximity to downtown San Francisco located north of Market Street between Kearny and Taylor Streets in San Francisco's urban core, an area with abundant transportation options. The city of San Francisco is served by freeways, rail, air, and bus service. The major freeways that run through San Francisco are Route 101 and Interstate 80. Caltrain connects cities in San Francisco, Santa Clara and Contra Costa counties via high speed trains. The San Francisco International Airport is located approximately 12 miles south of the 420 Taylor Street Property.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the 420 Taylor Street Property was approximately 150,758, 468,759 and 754,941, respectively. The estimated 2019 average household income within a one-, three- and five-mile radius was approximately $107,979, $147,800 and $146,813. According to a third party market report as of June 2020, average asking rents for the Union Square submarket were at $87.15 per sq. ft. for four and five star properties representing an approximately 5.4% increase from year end 2018. According to the appraisal as of the first quarter of 2020 the vacancy rate in the San Francisco market is at 6.3% which is lower than the 10 year average in the market of 8.2%. There was approximately 187,598 sq. ft. under-construction in the Union Square submarket of which 115,766 sq. ft. is associated with the expansion of the 420 Taylor Street Property office space. The Lower Level Office buildout represents 28.3% of the total sq. ft. under construction while the completed Upper Level office represents 33.4% of the total sq. ft. under construction.

The appraiser identified four office rent comparables from other Class B in the Union Square office submarket and the surrounding submarkets. Base rent across approximately 238,861 sq. ft. of recently executed leases ranges from $77.00 (modified gross) to $88.00 (modified gross) per sq. ft. (highlighted in the chart below). The appraisal concluded a contractual base rent for office space on a modified gross basis of $85.00 per sq. ft. for the 420 Taylor Street Property.

Office Building Comparables(1)
Property Address	Lessee	Lease Date	NRA	Lease Term	Lease Type	Rent per Sq. Ft.
360 3rd Street	WPP	Sept-2020	113,480	5.0 Yrs.	Modified Gross	$88.00
135 Post Street	AppAnnie	Apr-2020	26,000	7.0 Yrs.	Modified Gross	$80.00
875 Howard Street	Glu Mobile	Oct-2019	61,381	8.0 Yrs.	Modified Gross	$84.00
747 Front Street	Minted	May-2019	38,000	7.0 Yrs.	Modified Gross	$77.00
Total			238,861
(1)	Based on the Appraisal.

A-3-105

420 Taylor Street San Francisco, CA 94102	Collateral Asset Summary – Loan No. 9 420 Taylor Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 61.3% 1.67x 9.4%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W	U/W PSF(3)
Base Rent(4)	$9,608,578	$83.00
Vacant Income(5)	38,250	$85.00
Gross Potential Rent	$9,646,828	$83.01
CAM Reimbursements	118,844	$1.02
Gross Potential Income	$9,765,672	$84.03
Less: Vacancy & Credit Loss	(488,284)	($4.20)
Antenna Income	48,000	$0.41
Effective Gross Income	$9,325,388	$80.24
Total Expenses	1,035,842	$8.91
Net Operating Income	$8,289,546	$71.33
Capital Expenditures	23,243	$0.20
TI/LC	116,216	$1.00
Net Cash Flow	$8,150,087	$70.13
(1)	Based on the underwritten rent roll dated July 6, 2020. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(2)	Historical financials are not available as the 420 Taylor Street Property recently expanded its space in September 2018 through negotiated entitlements of the previously existing parking component.

(3)	Base Rent U/W PSF is based on the total office component square footage and excludes 450 sq. ft. of ground floor retail space. Vacant Income U/W PSF is based on the retail component sq. ft. exclusively.

(4)	Base Rent is underwritten to $83.00 per sq. ft. for the Upper Level Office and Lower Level Office. NextDoor took occupancy of the Upper Level Office in May 2020 and is expected to take occupancy of the Lower Level Office in September 2020.

(5)	Vacant Income represents the ground floor retail suite representing 450 sq. ft. which is currently vacant and is being grossed up at the brokers concluded market rent of $85.00 per sq.ft.

Property Management.   The 420 Taylor Street Property is currently managed by SEG Taylor LLC, a Delaware limited liability company and affiliate of the Borrower Sponsors.

Lockbox / Cash Management.   The 420 Taylor Street Whole Loan documents require a hard lockbox and in-place cash management. The Borrowers were required at loan origination to deliver within three days following the origination date tenant direction letters to the existing tenant at the 420 Taylor Street Property directing the tenant to remit its rent checks directly to the lender-controlled lockbox. All funds in the lockbox account are required to be swept to a lender-controlled cash management account every business day. Provided no Cash Sweep Period (as defined below) is continuing, all funds remaining in the cash management account will be transferred into the Borrowers’ operating account. During a Cash Sweep Period, all excess cash in the cash management account after payment of debt service, required reserves, operating expenses, and approved extraordinary expenses will be retained by the lender as additional collateral for the 420 Taylor Street Whole Loan.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action of any individual Borrower or an affiliated property manager, (iii) the debt service coverage ratio based on the trailing three-month period immediately preceding the date of determination being less than 1.20x (on an amortizing basis) (a “DSCR Trigger Event”), or (iv) a Specified Tenant Trigger Event (as defined below).

A Cash Sweep Period will cease to exist upon the following events (each, a “Cash Sweep Event Cure”): with respect to (a) clause (i) above, a cure of such event of default, (b) clause (ii) above solely with respect to the affiliated property manager, the replacement of the affiliated property manager with a qualified manager under a replacement management agreement in accordance with the 420 Taylor Street Whole Loan documents, (c) clause (ii) above solely with respect to the applicable Borrower, if the bankruptcy action is due to an involuntary petition against the applicable Borrower, (A) such Borrower has not (y) colluded or otherwise consented to or acquiesced in a legal proceeding to the filing of such involuntary petition against the Borrower, or (z) solicited creditors for such involuntary petition against the Borrower and (B) the bankruptcy action is dismissed, without, in the lender’s sole discretion, any adverse consequences to the 420 Taylor Street Whole Loan or the 420 Taylor Street Property within 60 days after the occurrence thereof, (d) clause (iii) above, the achievement of a debt service coverage ratio of 1.25x or greater for two consecutive calendar quarters based upon a 30-year amortization on the trailing three-month period immediately preceding the end of such calendar quarter (a “DSCR Cure Event”), and (e) clause (iv) above, the achievement of a Specified Tenant Trigger cure; provided (1) no other event of default is continuing under any 420 Taylor Street Whole Loan documents, (2) a Cash Sweep Event Cure may occur no more than a total of five times in the aggregate during the term of the 420 Taylor Street Whole Loan (except for a DSCR Cure Event or a Specified Tenant Trigger cure, which may occur an unlimited number of times during the term of the 420 Taylor Street Whole Loan), (3) the Borrowers will have paid all of the lender’s reasonable and actual out-of-pocket costs and expenses, and (4) in no event may the Borrowers have the right to cure a Cash Sweep Period caused by a bankruptcy action of the Borrowers if such bankruptcy action is filed by the Borrowers voluntarily or is filed involuntarily against the Borrowers and the Borrowers have (y) colluded or otherwise consented to or acquiesced in a legal proceeding to the filing of such involuntary petition against the Borrowers, or (z) solicited creditors for such involuntary petition against the Borrowers.

A-3-106

420 Taylor Street San Francisco, CA 94102	Collateral Asset Summary – Loan No. 9 420 Taylor Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 61.3% 1.67x 9.4%

A “Specified Tenant Trigger Event” means any of the following: (i) if NextDoor or any replacement tenant approved by the lender in accordance with the 420 Taylor Street Whole Loan documents (a “Specified Tenant”) or its guarantor is the subject of a bankruptcy action, (ii) a Specified Tenant terminates 20% or more of its lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or its lease or guaranty failing to otherwise be in full force and effect and/or a Specified Tenant abandons 20% or more of its space (or providing written notice thereof), (iii) if a Specified Tenant or its guarantor is in material default under its lease or guaranty, as applicable, beyond applicable notice and cure periods, (iv) from and after original occupancy of the Specified Tenant space, any Specified Tenant failing to be in actual, physical possession of its space, if a Specified Tenant “goes dark” or vacates its space or gives notice that it intends to “go dark” or vacate its space, or (v) if a Specified Tenant gives notice that it is terminating its lease for 20% or more of its space, or relocating to another property, (vi) if any Specified Tenant enters into one or more subleases for more than 50% of its space in the aggregate (other than to an affiliate), (vii) the date that is 12 months prior to the then-current expiration date of a Specified Tenant’s lease, or (viii) the origination date of the 420 Taylor Street Whole Loan.

A Specified Tenant Trigger Event may be cured upon the following: (a) the replacement of the applicable Specified Tenant with one or more acceptable replacement tenants in accordance with the 420 Taylor Street Whole Loan documents; (b) with respect to clause (i) above, either the applicable Specified Tenant and its guarantor, as applicable, affirming its lease or guaranty thereof, as applicable, in the applicable bankruptcy or similar insolvency proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction (and receipt by the lender of evidence thereof reasonably acceptable to lender) with no changes to such lease or guaranty thereof, as applicable, or the dismissal of such bankruptcy proceeding pursuant to a final, non-appealable order of the bankruptcy court (as evidenced by evidence reasonably acceptable to the lender); (c) with respect to clause (iii) above, the lender’s receipt of reasonably satisfactory evidence that the default under the lease (and guaranty thereof, as applicable) has been cured; (d) with respect to clause (v) above, the lender’s receipt of reasonably satisfactory evidence that the applicable Specified Tenant has revoked or rescinded all termination, cancellation or relocation notices with respect to its lease (and guaranty thereof, as applicable) and has reaffirmed its lease (and guaranty thereof, as applicable) as being in full force and effect; (e) with respect to clause (vi) above, either (A) the lender’s receipt of reasonably satisfactory evidence that such sublease(s) is/are terminated and the applicable Specified Tenant reoccupies the applicable space, or (B) if the lender approves such subtenant and sublease in accordance with the 420 Taylor Street Whole Loan documents; (f) with respect to clause (vii) above, either (x) the Borrowers provide evidence reasonably satisfactory to the lender that the applicable Specified Tenant has renewed its lease or (y) the applicable Specified Tenant is replaced with one or more acceptable replacement tenants in accordance with the 420 Taylor Street Whole Loan documents; and (g) with respect to clause (viii) above, (A) one or more Specified Tenants being in occupancy of the entire space and paying full contractual rent without right of offset or free rent credit with respect to the entire applicable space in accordance with the 420 Taylor Street Whole Loan documents, (B) delivery of a tenant estoppel from such Specified Tenant reasonably acceptable to the lender and (C) the Borrowers deliver to the lender reasonably satisfactory evidence that the Borrowers have performed and paid for all tenant improvements under the lease of such Specified Tenant and that there are no unpaid leasing commissions in accordance with the 420 Taylor Street Whole Loan documents.

Initial and Ongoing Reserves.  At origination, the Borrowers deposited (i) approximately $8,447,054 for outstanding tenant improvements, (ii) $4,834,237 for lower level conversion work, (iii) $3,811,699 for bridge rent, (iv) approximately $1,222,625 (the “Minimum Balance”) for debt service (the amount representing the aggregate amount of the monthly debt service payment amount for three months), (v) $98,219 for taxes, (vi) $9,685 for tenant improvement and leasing commissions (vii) $2,615 for insurance and (viii) $1,937 for replacement reserves.

Tax Reserve. The Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes, which currently equates to approximately $49,110 per month (approximately $0.42 per sq. ft.).

Insurance Reserve. The Borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, which currently equates to $2,615 per month (approximately $0.02 per sq. ft.). In the event the borrower obtains and maintains a blanket insurance policy acceptable to the lender and no event of default has occurred and is continuing, the requirement for monthly deposits into the insurance reserve will be waived.

Replacement Reserve. On each payment date, the Borrowers are required to deposit into the replacement reserve $1,937.

TI/LC Reserve. On each payment date, the Borrowers are required to deposit into the replacement reserve $9,685, subject to a cap of $581,080.

Static Debt Service Reserve. On each payment date following any disbursement of the amount then on deposit (the “Debt Service Reserve Funds”) in accordance with the 420 Taylor Street Whole Loan documents, the Borrowers are required to deposit into a static debt service reserve account all sums remaining in the cash management account after payment of debt service, required reserves, operating expenses, and approved extraordinary expenses until the balance therein equals the Minimum Balance or, on or after September 6, 2025, the amount equal to then-current monthly debt service payment amount multiplied by three.

A-3-107

420 Taylor Street San Francisco, CA 94102	Collateral Asset Summary – Loan No. 9 420 Taylor Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 61.3% 1.67x 9.4%

Letter of Credit Proceeds Reserve. During the term of the 420 Taylor Street Whole Loan, at any time that the Borrowers draw on the letter of credit given by NextDoor to Borrowers as security for the NextDoor lease, the Borrowers are required to cause such proceeds to be deposited into a letter of credit proceeds reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

A-3-108

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A-3-109

3000 Post Oak Boulevard Houston, TX 77056	Collateral Asset Summary – Loan No. 10 3000 Post Oak	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.6% 2.19x 12.0%

A-3-110

3000 Post Oak Boulevard Houston, TX 77056	Collateral Asset Summary – Loan No. 10 3000 Post Oak	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.6% 2.19x 12.0%

A-3-111

3000 Post Oak Boulevard Houston, TX 77056	Collateral Asset Summary – Loan No. 10 3000 Post Oak	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.6% 2.19x 12.0%

A-3-112

3000 Post Oak Boulevard Houston, TX 77056	Collateral Asset Summary – Loan No. 10 3000 Post Oak	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.6% 2.19x 12.0%

A-3-113

3000 Post Oak Boulevard Houston, TX 77056	Collateral Asset Summary – Loan No. 10 3000 Post Oak	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.6% 2.19x 12.0%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor:	Norman Bobrow
Borrower:	LOPO 2 SPE LP
Original Balance(1):	$35,000,000
Cut-off Date Balance(1):	$35,000,000
% by Initial UPB:	3.7%
Interest Rate:	4.98750%
Payment Date:	1st of each month
First Payment Date:	April 1, 2020
Maturity Date:	March 1, 2025
Amortization:	Interest Only
Additional Debt(1)(2) :	$45,000,000 Pari Passu Debt;
$20,000,000 Mezzanine Debt
Call Protection(3):	L(28), D(26), O(6)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$391,962	$195,981	NAP
Insurance:	$206,002	$18,727	NAP
Replacement:	$8,095	$8,095	NAP
TI/LC(5):	$55,190	$55,190	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Houston, TX
Year Built / Renovated:	1979 / 2014
Total Sq. Ft.(6)(7):	441,523
Property Management:	Riverview Realty Management Texas LLC
Underwritten NOI:	$9,622,064
Underwritten NCF:	$8,875,778
Appraised Value(8):	$143,900,000
Appraisal Date(8):	November 20, 2019

Historical NOI(9)
Most Recent NOI:	$9,984,787 (T-12 April 30, 2020)
2019 NOI:	$9,943,455 (December 31, 2019)
2018 NOI:	$9,775,556 (December 31, 2018)
2017 NOI:	$9,611,788 (December 31, 2017)

Historical Occupancy
Most Recent Occupancy(7):	99.4% (July 1, 2020)
2018 Occupancy:	99.8% (December 31, 2018)
2017 Occupancy:	99.8% (December 31, 2017)
2016 Occupancy:	99.8% (December 31, 2016)
Financial Information(1)
Tranche	Cut-off Date Balance	Balance PSF Cut-off / Balloon(6)(7)	LTV Cut-off / Balloon(8)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$35,000,000
Pari Passu Notes	45,000,000
Whole Loan	$80,000,000	$181 / $181	55.6% / 55.6%	2.38x / 2.19x	12.0% / 11.1%	12.0% / 11.1%
Mezzanine Loan	20,000,000
Total Debt	$100,000,000	$226 / $226	69.5% / 69.5%	1.58x / 1.46x	9.6% / 8.9%	9.6% / 8.9%

(1)	The 3000 Post Oak Loan (as defined below) consists of the controlling Note A-1 and is part of 3000 Post Oak Whole Loan (as defined below) evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $80.0 million. For additional information, see “The Loan” herein.

(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(3)	The lockout period will be at least 28 payments beginning with and including the first payment date of April 1, 2020. The borrower has the option to defease the full $80.0 million 3000 Post Oak Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 6, 2024. The assumed lockout period of 28 months is based on the expected closing date of the Benchmark 2020-B18 securitization in July 2020. The actual lockout period may be longer.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	On a monthly basis, the borrower is required to deposit $55,190 for tenant improvements and leasing commission (or approximately $1.50 per sq. ft. annually) as well as any lease termination fees or payments received in connection with the termination of any lease at the 3000 Post Oak Property.

(6)	Total Sq. Ft. does not include square footage associated with a 2,283-space parking garage utilized by Bechtel Oil, Gas and Chemicals, Inc.’s (“Bechtel”) pursuant to its lease.

(7)	Most Recent Occupancy and Total Sq. Ft. are inclusive of 2,028 sq. ft. associated with management and engineering space.

(8)	The appraisal provided a “Hypothetical Go Dark” value of $86.6 million, as of November 20, 2019, which assumes that Bechtel vacates the 3000 Post Oak Property (as defined below) and ceases rent payments under its lease. Based on the “Hypothetical Go Dark” value, the Whole Loan Cut-off Date LTV and the Total Debt Cut-off Date LTV are equal to 92.4% and 115.5%, respectively.

(9)	The increase from 2017 NOI through Most Recent NOI was attributable to contractual rent steps in connection with the Bechtel lease.

A-3-114

3000 Post Oak Boulevard Houston, TX 77056	Collateral Asset Summary – Loan No. 10 3000 Post Oak	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.6% 2.19x 12.0%

The Loan.  The 3000 Post Oak mortgage loan (the “3000 Post Oak Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $80.0 million (the “3000 Post Oak Whole Loan”) evidenced by three pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 441,523 sq. ft. Class A office building located in Houston, Texas (the “3000 Post Oak Property”). The 3000 Post Oak Loan, which is evidenced by the controlling Note A-1 and has an original principal balance as of the Cut-off Date of $35.0 million.

The relationship between the holders of the 3000 Post Oak Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$35,000,000	$35,000,000	Benchmark 2020-B18	Yes
Note A-2	30,000,000	30,000,000	Benchmark 2020-B17	No
Note A-3	15,000,000	15,000,000	JPMCB(1)	No
Whole Loan	$80,000,000	$80,000,000
(1)	The related note is currently held by JPMCB and is expected to be contributed to one or more future securitizations.

The 3000 Post Oak Whole Loan has a five-year interest-only term and accrues interest at a rate of 4.98750% per annum. The 3000 Post Oak Whole Loan proceeds were used to refinance existing debt, pay closing costs and fund upfront reserves. Based on the “As Is” appraised value of $143.9 million as of November 20, 2019, the Cut-off Date LTV Ratio is 55.6%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$80,000,000	79.9%	Payoff Existing Debt	$98,054,587	97.9%
Mezzanine Loan	20,000,000	20.0%	Return of Equity	1,428,368	1.4%
Sponsor Equity	144,203	0.1%	Closing Costs	661,249	0.7%
Total Sources	$100,144,203	100.0%	Total Uses	$100,144,203	100.0%

The Borrower / Borrower Sponsor. The borrower is LOPO 2 SPE LP, a Delaware limited partnership and special purpose entity with two independent directors in its organizational structure. The borrower sponsor and non-recourse guarantor is Norman Bobrow, the key principal of Norman Bobrow & Company Inc. Founded in 1980 and headquartered in New York City, Norman Bobrow & Company Inc. is an independently-owned commercial real estate brokerage. The borrower is controlled by AIP Asset Management (“AIP”), a Korean financial services and asset management company focused on offshore investments. With offices in South Korea, Australia, Singapore and New York, AIP has approximately $2.3 billion assets under management and has executed over $3.8 billion of transactions.

Under the limited liability company agreement (the “LOPO 2 LLC Agreement”) of LOPO 2 LLC, which indirectly owns 100% of the borrower (“LOPO 2”), between Norman Bobrow and FG US Holdings 2, LLC, as consideration for executing and delivering the guaranty for the 3000 Post Oak Whole Loan (the “Guaranty”), Norman Bobrow is required to be paid by LOPO 2, as an operating expense of LOPO 2, a fee of $350,000 per annum, payable in monthly installments equal to $29,166.67, for so long as, among other conditions: (i) Norman Bobrow remains a member of LOPO 2, and/or (ii) unless Norman Bobrow has been removed as a member of LOPO 2 for cause under the LOPO 2 LLC Agreement, the Guaranty remains in effect.

The Property.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(2)	% of Total U/W Base Rent(2)	Lease Expiration
Bechtel Oil, Gas and Chemicals, Inc.(3)	NR / NR / NR	436,651	98.9%	$19.40	99.9%	7/31/2024
Total Major Office		436,651	98.9%	$19.40	99.9%
Other Occupied(4)		2,028	0.5%	$5.92	0.1%
Total Occupied / Wtd Avg.		438,679	99.4%	$19.34	100.0%
Vacant		2,844	0.6%
Total / Wtd. Avg.		441,523	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2020.

(2)	U/W Base Rent Per Sq. Ft. and % of Total U/W Base Rent is inclusive of contractual rent steps through February 2021.

(3)	Bechtel subleases 1,447 sq. ft. to Chevron Federal Credit Union.

(4)	Other Occupied is inclusive of 2,028 sq. ft. associated with management and engineering space.

A-3-115

3000 Post Oak Boulevard Houston, TX 77056	Collateral Asset Summary – Loan No. 10 3000 Post Oak	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.6% 2.19x 12.0%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2020 & MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	1	436,651	98.9%	436,651	98.9%	$19.40	99.9%	99.9%
2025	0	0	0.0%	436,651	98.9%	$0.00	0.0%	99.9%
2026	0	0	0.0%	436,651	98.9%	$0.00	0.0%	99.9%
2027	0	0	0.0%	436,651	98.9%	$0.00	0.0%	99.9%
2028	0	0	0.0%	436,651	98.9%	$0.00	0.0%	99.9%
2029	0	0	0.0%	436,651	98.9%	$0.00	0.0%	99.9%
2030	0	0	0.0%	436,651	98.9%	$0.00	0.0%	99.9%
2031 & Thereafter(4)	1	2,028	0.5%	438,679	99.4%	$5.92	0.1%	100.0%
Vacant	NAP	2,844	0.6%	441,523	100.0%	NAP	NAP
Total / Wtd. Avg.	2	441,523	100.0%			$19.34	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Annual U/W Base Rent Per Sq. Ft. is inclusive of contractual rent steps through February 2021.

(4)	2031 & Thereafter is inclusive of 2,028 sq. ft. associated with management and engineering space.

The 3000 Post Oak Property is a 19-story, 441,523 sq. ft. Class A office building located in Houston, Texas. The 3000 Post Oak Property also includes an adjacent 10-story parking garage containing 2,283 parking spaces, resulting in a parking ratio of approximately 5.2 spaces per 1,000 sq. ft., which is above the competitive set’s parking ratios of 2.8 to 3.4 spaces per 1,000 sq. ft. according to the appraisal. The office building was constructed in 1979 while the parking garage, with a direct canopy link to the office building, was constructed in September 2014 by prior ownership for approximately $22.9 million in connection with the renewal of Bechtel’s lease. The 3000 Post Oak Property is part of The Lakes on Post Oak office park, which consists of the 3000 Post Oak Property, a 22-story office building and a 17-story office building totaling approximately 1.2 million sq. ft. The Lakes on Post Oak office park has a weighted average occupancy of 91.9%.

AIP acquired the 3000 Post Oak Property in 2014 for approximately $170.0 million (approximately $385 per sq. ft.) and has since invested approximately $1.8 million in capital improvements including the replacement of main electrical breakers, chillers and the fire panel control system. The previous owner updated common area restrooms, corridors and lobbies in 2013 and constructed the 2,283 space parking garage in 2014.

Major Tenant.

Bechtel Oil, Gas and Chemicals, Inc. (436,615 sq. ft., 98.9% of NRA, 99.9% of U/W Base Rent) is an engineering, procurement, construction and project management company serving the infrastructure, power, water, nuclear, security, environmental, oil, gas and chemicals and mining and metals markets. Bechtel reported $25.5 billion in revenue as of year-end 2018 and was ranked the 14th largest American private company by Forbes as of 2019. Headquartered at the 3000 Post Oak Property, Bechtel has been a tenant since 1988 and has invested its own capital into its space including the upgrade of elevator cab finishes, dispatch programs and digital monitoring systems, restrooms, lobby finishes and common areas. Bechtel’s space at the 3000 Post Oak Property is designed with movable partition walls to provide flexibility in terms of space size, configuration and special access depending on project needs. Bechtel most recently executed a 10-year lease extension in July 2014 with a lease expiration date in July 2024 with two, five year extension options subject to an 18-month notice period and no termination options. Bechtel’s lease requires triple net (“NNN”) rent of $7.50 per sq. ft. for its lower level space and $19.25 per sq. ft. for floors one through 19. Bechtel also pays fixed monthly rent of $152,810 for exclusive use of the parking garage.

The 3000 Post Oak Whole Loan is structured with a cash flow sweep commencing on (a) April 1, 2021 if Bechtel fails to extend its lease for five years or the borrower fails to find an approved replacement tenant subject to certain leasing conditions or (b) the occurrence of tenant triggers including Bechtel terminating its lease, giving notice of termination or abandoning its premises, among other conditions as outlined in the 3000 Post Oak Whole Loan documents.

COVID-19 Update. As of July 1, 2020, the 3000 Post Oak Property remains 99.4% leased. Bechtel is current with respect to all contractual rent obligations for April, May and June of 2020 and has not expressed concerns regarding their ability to pay rent or stay in occupancy. The 3000 Post Oak Loan is current through the July 1, 2020 payment date. As of July 1, 2020, the 3000 Post Oak Loan is not subject to any modification or forbearance request.

A-3-116

3000 Post Oak Boulevard Houston, TX 77056	Collateral Asset Summary – Loan No. 10 3000 Post Oak	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.6% 2.19x 12.0%

Environmental Matters. The Phase I environmental report dated December 10, 2019 recommended no further action at the 3000 Post Oak Property.

The Market. The 3000 Post Oak Property is located in Houston, Texas, approximately 6.0 miles to the west of the Houston central business district and approximately 19.0 miles to the southwest of the George Bush Intercontinental Airport. The 3000 Post Oak Property provides convenient access to major thoroughfares in the area including Interstate 610 and Highway 59. Additionally, the 3000 Post Oak Property is located in an area known as the Galleria, which contains a mixture of office, retail, residential and hotel properties located along the West Loop section of Interstate 610. The Galleria, owned by Simon Property Group, is the fourth largest retail complex in the country, hosting more than 24 million visitors annually and offering more than 400 stores, 60 restaurants, two hotels and a full-sized ice rink. Houston benefits from significant trade and export links due to its location on the Gulf Coast of Texas, as evidenced by its leadership in the energy, oil and gas technology industries. According to the appraisal, Houston demonstrated a 3.9% unemployment rate as of 2019. Additionally, Houston experienced a 1.5% annual increase in gross metro product, 1.8% annual increase in population and 1.5% annual increase in total employment from 2014 to 2019. According to the appraisal, as of 2019, the population within a one-, three- and five-mile radius of the 3000 Post Oak Property was 27,186, 218,256 and 537,039, respectively. Additionally, over the same time period, the average household income within a one-, three- and five-mile radius was $120,943, $128,957 and $121,752, respectively.

The 3000 Post Oak Property is located within the Galleria/Uptown Class A submarket of the Houston office market. As of the second quarter of 2020, the Houston office market consisted of approximately 334.1 million sq. ft. of office space with an overall market vacancy of 17.5% and average gross asking rents of $28.27 per sq. ft. The Galleria/Uptown Class A submarket totaled approximately 16.9 million sq. ft. with an average vacancy of 17.0% and average gross asking rents of $31.22 per sq. ft. According to the appraisal, the Galleria/Uptown submarket is considered an upper tier submarket in Houston and has experienced stable gross asking rents ranging between $35.69 and $36.93 per sq. ft. within the past two years. There have been no completions within the Galleria/Uptown office submarket since the first quarter of 2018.

The appraisal identified seven office rent comparables for the 3000 Post Oak Property. Comparable buildings were built between 1972 and 2019 and range in size from 60,934 to 400,101 sq. ft. Effective asking rents for NNN leases at the comparable properties ranged between $19.50 and $28.00 per sq. ft. with a weighted average office rent of approximately $22.82 per sq. ft. The 3000 Post Oak Property’s in-place base rent (not inclusive of the lower level space) is $19.73 per sq. ft., below the appraisal’s concluded office market rent of $21.00 per sq. ft.

Cash Flow Analysis.

Cash Flow Analysis
	2017	2018	2019	TTM(1)	U/W	U/W PSF
Base Rent(2)	$7,811,896	$8,004,930	$8,202,214	$8,268,802	$8,484,987	$19.22
Vacant Income	0	0	0	0	49,770	$0.11
Gross Potential Rent	$7,811,896	$8,004,930	$8,202,214	$8,268,802	$8,534,757	$19.33
Total Reimbursements	5,349,709	5,015,476	4,908,423	4,844,395	5,025,432	$11.38
Net Rental Income	$13,161,606	$13,020,407	$13,110,637	$13,113,197	$13,560,189	$30.71
(Vacancy/Credit Loss)	0	0	0	0	(678,009)	$(1.54)
Other Income(3)	1,951,945	1,913,613	1,890,732	1,888,157	1,898,956	$4.30
Effective Gross Income	$15,113,551	$14,934,019	$15,001,369	$15,001,353	$14,781,135	$33.48
Total Expenses	$5,501,762	$5,158,463	$5,057,914	$5,016,567	$5,159,071	$11.68
Net Operating Income(4)	$9,611,788	$9,775,556	$9,943,455	$9,984,787	$9,622,064	$21.79
TI/LC	0	0	0	0	657,981	$1.49
Capital Expenditures	0	0	0	0	88,305	$0.20
Net Cash Flow	$9,611,788	$9,775,556	$9,943,455	$9,984,787	$8,875,778	$20.10
(1)	TTM column represents the trailing 12-month period ending April 30, 2020.

(2)	U/W Base Rent is inclusive of contractual rent steps through February 2021. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(3)	Other Income includes contractual parking revenue of $152,810 per month pursuant to Bechtel’s lease and antenna income.

(4)	The increase from 2016 NOI through TTM NOI was attributable to contractual rent steps in connection with Bechtel’s lease.

Property Management.   The 3000 Post Oak Property is managed by Riverview Realty Management Texas LLC, an Illinois limited liability company.

Lockbox / Cash Management.   The 3000 Post Oak Whole Loan is structured with a hard lockbox and in-place cash management. The borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lender controlled lockbox account. All funds in the lockbox account are required to be transferred on each business day to or at the direction of the borrower. All funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed for payment of taxes, insurance premiums, debt service, reserves, and other amounts payable in accordance with the loan documents, and, so long as no Cash Sweep Event (as defined below) is then continuing, disbursed to the

A-3-117

3000 Post Oak Boulevard Houston, TX 77056	Collateral Asset Summary – Loan No. 10 3000 Post Oak	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.6% 2.19x 12.0%

borrower. During the continuance of a Cash Sweep Event, funds shall also be applied and disbursed by lender for operating expenses, extraordinary expenses, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 3000 Post Oak Whole Loan. To the extent he Cash Sweep Event is caused by an event of default or bankruptcy action of the borrower, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence and continuation of (i) an event of default, (ii) mezzanine loan event of default, (iii) any bankruptcy action of the borrower or property manager, (iv) a DSCR Trigger Event (as defined below) or (v) a 3000 Post Oak Specified Tenant Trigger (as defined below).

A Cash Sweep Event may be cured no more than five times in the aggregate during the term of the 3000 Post Oak Whole Loan if, with respect to a Cash Sweep Event caused solely by (a) clause (i) and clause (ii) above, the lender has accepted a cure by the borrower of the related event of default or mezzanine loan event of default, (b) clause (iii) above, the borrower has replaced the property manager with a qualified manager under a replacement management agreement within 60 days in accordance with the 3000 Post Oak Whole Loan documents, (c) clause (iv) above, a DSCR Cure Event (as defined below), or (d) clause (v) above, a 3000 Post Oak Specified Tenant Trigger Cure (as defined below).

“DSCR Trigger Event” means the debt service coverage ratio of the 3000 Post Oak Whole Loan (as calculated in accordance with the loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 1.30x.

“DSCR Cure Event” means the debt service coverage ratio of the 3000 Post Oak Whole Loan (as calculated in accordance with the 3000 Post Oak Whole loan documents), based on the trailing three-month period immediately preceding the date of determination, is at least 1.30x for two consecutive quarters.

“3000 Post Oak Specified Tenant Trigger” means (i) April 1, 2021, (ii) any bankruptcy action of Bechtel or any replacement tenant of Bechtel (a “Specified Tenant”) or its parent company, Bechtel Corporation (iii) any termination or cancellation of any Specified Tenant lease and/or such lease or any guaranty of such lease failing to be in full force and effect and/or any Specified Tenant abandoning its premises, (iv) any Specified Tenant being in monetary default or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (v) any Specified Tenant going dark, vacating or abandoning its premises at the 3000 Post Oak Property with respect to 50% or more of its space, (vi) any Specified Tenant giving notice that it is terminating its lease for any portion of its space, or (vii) if any Specified Tenant subleases 25% or more of its space.

“3000 Post Oak Specified Tenant Trigger Cure” means with respect to a 3000 Post Oak Specified Tenant Trigger Event caused by events described in (a) clauses (i) through (vii) above, the borrower provides satisfactory evidence that it has replaced the applicable Specified Tenant with one or more leases approved by the lender in accordance with the 3000 Post Oak Whole loan documents with one or more acceptable replacement Specified Tenants; (b) by the events described in clause (i) above (in addition to the conditions described in (a)), among other conditions, if the borrower provides satisfactory evidence that such Specified Tenant has extended its lease for an additional term of at least five years pursuant to an amendment or new lease approved by the lender in accordance with the 3000 Post Oak Whole Loan documents; (c) clause (ii) above, (A) the applicable Specified Tenant affirming its lease in the applicable bankruptcy action pursuant to a final order of a court or the dismissal of such bankruptcy proceeding, (B) the applicable Specified Tenant is in physical occupancy of the space covered by its lease and paying full rent, (C) the borrower delivers a satisfactory estoppel certificate, and (D) the borrower delivers a satisfactory evidence that the borrower has performed and paid for all tenant improvements relating to its lease and that there are no unpaid leasing commissions associated with its lease; (d) clause (iv) above, the lender’s receipt of satisfactory evidence that the default under the applicable Specified Tenant lease has been cured and an estoppel certificate; (e) clause (v) above, the lender’s receipt of satisfactory evidence that, among other things, the vacant or dark space referenced above is leased and the tenant is paying full rent, and an estoppel; (f) clause (vi) above, the applicable Specified Tenant’s revocation of all termination or cancellation notices; and (g) clause (vii) above, such sublease is terminated and the Specified Tenant re-occupies not less than 76% of its premises as evidenced by an estoppel.

Initial and Ongoing Reserves.  At loan origination, the borrower deposited (i) $391,962 into a real estate tax reserve, (ii) $206,002 into an insurance reserve, (iii) $55,190 into a TI/LC reserve and (iv) $8,095 for capital expenditures.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes, which currently equates to approximately $195,981 per month.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the estimated insurance premiums, which currently equates to $18,727 per month. In the event the borrower obtains and maintains a blanket insurance policy acceptable to the lender and no event of default has occurred and is continuing, the requirement for monthly deposits into the insurance reserve will be waived.

Replacements Reserve. The borrower is required to deposit into the replacement reserve, on a monthly basis, $8,095 per month.

A-3-118

3000 Post Oak Boulevard Houston, TX 77056	Collateral Asset Summary – Loan No. 10 3000 Post Oak	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.6% 2.19x 12.0%

TI/LC Reserve. The borrower is required to deposit into the TI/LC reserve, on a monthly basis, $55,190 per month.

Current Mezzanine or Subordinate Indebtedness. The 3000 Post Oak mezzanine loan, with an aggregate outstanding principal balance as of the Cut-off Date of $20.0 million (the “3000 Post Oak Mezzanine Loan”), accrues interest at a fixed rate of 10.00000% per annum. The 3000 Post Oak Mezzanine Loan has a five-year term and is interest only for the full term. Based on the 3000 Post Oak Whole Loan and the 3000 Post Oak Mezzanine Loan, the cumulative Cut-off Date LTV is 69.5%, the cumulative U/W NCF DSCR is 1.46x and the cumulative U/W NOI Debt Yield is 9.6%. For additional information, see “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

A-3-119

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 11 & 12 Chase Center Towers I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsors:	GSW Sports LLC; Uber Technologies, Inc.; Alexandria Real Estate Equities, Inc.
Borrowers(1):	ECOP Tower I Owner LLC; ECOP Tower II Owner LLC
Original Balance(2)(3):	$33,750,000
Cut-off Date Balance(2)(3):	$33,750,000
% by Initial UPB:	3.6%
Interest Rate(4):	3.52203810%
Payment Date:	10th of each month
First Payment Date:	May 10, 2020
Maturity Date:	March 10, 2025
Amortization:	Interest Only
Additional Debt:	$236,250,000 Pari Passu Debt; $155,000,000 B Notes; $175,000,000 C Notes
Call Protection(5)(6):	L(27), D(28), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(7)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	Springing	NAP
Outstanding TI’s:	$47,514,548	$0	NAP
Outstanding Repairs:	$15,163,800	$0	NAP
Common Charges:	$0	Springing	NAP
Property Information
Single Asset / Portfolio(2):	Two Crossed Assets
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated(8):	2019 / NAP
Total Sq. Ft.:	586,208
Property Management:	ARE-San Francisco No. 68, LLC
Underwritten NOI(9)(10)(13):	$37,458,664
Underwritten NCF(9)(10):	$37,341,422
Appraised Value(10)(11):	$863,500,000
Appraisal Date(11):	December 19, 2019

Historical NOI(12)
Most Recent NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV

Historical Occupancy(12)
Most Recent Occupancy(13):	100.0% (July 10, 2020)
2019 Occupancy:	NAV
2018 Occupancy:	NAV
2017 Occupancy:	NAV

Financial Information(2)(10)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$33,750,000
Pari Passu Notes	236,250,000
Total Senior Notes	$270,000,000	$461 / $461	31.3% / 31.3%	3.89x / 3.87x	13.9% / 13.8%	13.9% / 13.8%
B Notes	$155,000,000	$725 / $725	49.2% / 49.2%	2.47x / 2.46x	8.8% / 8.8%	8.8% / 8.8%
C Notes	$175,000,000	$1,024 / $1,024	69.5% / 69.5%	1.37x / 1.36x	6.2% / 6.2%	6.2% / 6.2%
Whole Loan	$600,000,000	$1,024 / $1,024	69.5% / 69.5%	1.37x / 1.36x	6.2% / 6.2%	6.2% / 6.2%
(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Chase Center Towers whole loans (the “Chase Center Towers Whole Loans”).

(2)	The Chase Center Towers loans (the “Chase Center Tower Loans”) represent the cross-defaulted and cross-collateralized interests in the Chase Center Tower I loan (the “Chase Center Tower I Loan”) and the Chase Center Tower II loan (the “Chase Center Tower II Loan”). The financial information presented in the chart above reflects the aggregate Cut-off Date balance of the Chase Center Towers Loans. All information herein is represented on an aggregate basis, except as otherwise specified.

(3)	The Chase Center Towers Loans consist of the non-controlling Notes A-1-H and A-2-H and are part of the Chase Center Towers Whole Loans, evidenced by 16 senior pari passu notes and four subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $600.0 million.

(4)	Reflects the weighted average interest rate of the Chase Center Towers senior notes (the “Chase Center Senior Notes”) only.

(5)	The lockout period will be at least 27 payments beginning with and including the first payment date of May 10, 2020. At any time after the earlier of (i) second anniversary of the securitization closing date of the last note to be securitized and (ii) May 10, 2023 (such earlier date, the “Permitted Release Date”), the Chase Center Towers Whole Loans may be defeased as permitted under the loan documents. The assumed lockout period of 27 months is based on the expected closing date of the Benchmark 2020-B18 securitization in July 2020. The actual lockout period may be longer. After the Permitted Release Date in connection with the partial release of an individual building, repayment of an individual loan and uncrossing of the loans, a portion of, the Chase Center Towers Whole Loan may be prepaid with a prepayment fee in an amount equal to the greater of (i) the yield maintenance amount or (ii) 1.00% of the outstanding principal balance as of the prepayment date.

(6)	The Chase Center Towers Whole Loan documents provide that the Borrowers (as defined below) have the right to the release of an individual property from the lien of the mortgage, provided that the Borrowers satisfy certain terms and conditions to set forth in the cross agreement (the “Individual Loan Repayment Conditions”), including among other things (i) no event of default under the Chase Center Towers Whole Loan documents has occurred and is continuing, (ii) the individual Borrower making such request will (1) make a prepayment of the released loan in full in accordance with its respective loan agreement or defease the released loan in full, and (2) cause the Borrower under the remaining loan to either (x) pay to the remaining lender, an amount equal to 15% of the outstanding principal balance of the released loan including, interest for the full accrual period during which the prepayment occurs (or if such payment is made on a payment date, the full accrual period applicable to such payment date) and if such prepayment is made on or before the permitted prepayment date, the yield maintenance premium, which amount will be applied as a prepayment of the principal balance of the remaining loan or (y) defease the remaining loan in part by an amount equal to 15% of the outstanding principal balance of the released loan including interest that has or would have accrued on the portion of the remaining loan defeased for the full accrual period during which the partial defeasance occurs (or if such partial defeasance is made on a payment date, the full accrual period applicable to such payment date), (iii) delivery of evidence reasonably acceptable to the remaining lender that (A) the release property and the remaining property have been separately assessed for taxes and the release property constitutes or will constitute a separate tax lot, and (B) the lender receives evidence reasonably satisfactory to the lender that after giving effect to such release, the remaining property will continue to comply with all applicable laws (including all zoning, building, land use or parking or other similar legal requirements with respect to such property), (iv) subsequent to such release, the Borrower that owns the remaining property will continue to be a special purpose entity, (v) the debt service coverage ratio of the remaining loan, after giving effect to the release and to the partial prepayment of the remaining loan above, will be equal to or greater than the greater of (x) 1.45x for the release of the Chase Center Tower II and 1.43x for the release of the Chase Center Tower I and (y) the aggregate debt service coverage ratio immediately prior to such release, and (vi) the REMIC release requirements are satisfied. For more details regarding the release provisions of the Chase Center Towers Loan, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

A-3-120

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 11 & 12 Chase Center Towers I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

(7)	On each payment date, the Borrowers will be required to deposit with the lender one twelfth of the common charges and other regular assessments due under the condominium documents and master association documents that the lender reasonably estimates will be payable by the Borrowers under the condominium documents and master association documents during the next ensuing 12 months in order to accumulate with the lender sufficient funds to pay all such common charges at least 30 days prior to the respective due dates, provided that (i) the monthly deposits for common charges and any other amounts required to be deposited will be waived for each applicable month if (x) no event of default has occurred and is continuing, (y) the common charges are required to be paid by Uber or, if not paid directly by Uber, are paid by the Borrowers by the due date and reimbursed or required to be reimbursed to the Borrowers in accordance with the Uber lease, and (z) from and after the date that common charges or other regular assessments due under the condominium documents and master association documents commence being assessed and become due and payable thereunder, the Borrowers provide reasonable evidence of the payment of such common charges and/or other regular assessments that are then due and payable under the condominium documents and master association documents, as applicable for the applicable payment date

(8)	As of the Cut-off Date, construction of the Chase Center Tower Properties (as defined below) is substantially complete. The buildout of the interior space is currently underway and once completed Uber (as defined below) is expected to take occupancy. For more details on timing, see “The Property” herein.

(9)	Underwritten NOI and Underwritten NCF are inclusive of contractual rent steps through December 2020, consisting of annual increase of 3.0%.

(10)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Chase Centers Towers Loans were underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(11)	Appraised Value is reflective of the “Hypothetical As-If Funded” Appraised Value, which assumes all remaining construction and tenant improvements as of December 19, 2019 have been paid for or funded. At origination, the Borrowers reserved $62,678,348 for all outstanding tenant improvements and outstanding repairs. The “As-Is” appraised value as of December 19, 2019 is $789.1 million, which results in a Senior Notes and Whole Loan Cut-off LTV of approximately 34.2% and 76.0%, respectively.

(12)	Historical NOI and Historical Occupancy are unavailable as the collateral is newly constructed as of 2019.

(13)	Most Recent Occupancy and Underwritten NOI are inclusive of two executed leases with Uber (as defined below). Uber has begun paying rent, but is not yet in occupancy. Uber is expected to begin taking occupancy in August 2020 for the Northwest Tower and October 2020 for the Southwest Tower (see below for additional information).

The relationship between the holders of the Chase Center Towers Senior Notes, the Chase Center Tower senior-subordinate notes (the “Chase Center Tower Senior-Subordinate Notes”), and the Chase Center Towers junior-subordinate notes (the “Chase Center Towers Junior-Subordinate Notes”) will be governed by co-lender agreements as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Chase Center Towers Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary(1)(2)(3)
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-A, A-2-A	$33,750,000	$33,750,000	Benchmark 2020-IG2	No
Note A-1-B, A-2-B	33,750,000	33,750,000	Benchmark 2020-IG2	No
Note A-1-C, A-2-C	33,750,000	33,750,000	Benchmark 2020-IG2	No
Note A-1-D, A-2-D	33,750,000	33,750,000	Benchmark 2020-IG3	No
Note A-1-E, A-2-E	33,750,000	33,750,000	Benchmark 2020-IG3	No
Note A-1-F, A-2-F	33,750,000	33,750,000	JPMDB 2020-COR7	No
Note A-1-G, A-2-G	33,750,000	33,750,000	JPMCB(5)	No
Note A-1-H, A-2-H	33,750,000	33,750,000	Benchmark 2020-B18	No
Senior Notes	$270,000,000	$270,000,000
Note B-1, B-2(4)	155,000,000	155,000,000	Benchmark 2020-IG2	No
Note C-1, C-2(4)	175,000,000	175,000,000	Third Party(7)	Yes(6)
Whole Loan	$600,000,000	$600,000,000
(1)	Representative of all promissory notes attributable to the cross-collateralized and cross-defaulted Chase Center Tower I Whole Loan and Chase Center Tower II Whole Loan.

(2)	All Notes designated with “A-1” and “A-2” are reflective of the Chase Center Tower I Senior Notes and Chase Center Tower II Senior Notes, respectively. Notes designated with “B-1” and “B-2” are reflective of the Chase Center Tower I Senior-Subordinate Notes and Chase Center Tower II Senior-Subordinate Notes, respectively. All Notes designated with “C-1” and “C-2” are reflective of the Chase Center Tower I Junior-Subordinate Notes and Chase Center Tower II Junior-Subordinate Notes, respectively.

(3)	The Notes above represent the combination of the Chase Center Tower I Loan and Chase Center Tower II Loan promissory notes which are allocated to their respective whole loans by an approximately 54.0% to 46.0% split, respectively.

(4)	The Chase Center Towers Senior-Subordinate Notes are subordinate in right of payment to the Chase Center Towers Senior Notes. The Chase Center Towers Junior-Subordinate Notes are subordinate in right of payment of the Chase Center Towers Senior Notes and the Chase Center Tower Senior-Subordinate Notes.

(5)	Expected to be contributed to one or more future securitizations.

(6)	The initial Control Notes are Note C-1 and Note C-2, so long as no Chase Center Towers control appraisal period has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Chase Center Towers Whole Loans” in the Preliminary Prospectus. The Chase Center Towers Whole Loans will be serviced under the pooling and servicing agreement for the Benchmark 2020-IG2 transaction.

(7)	Note C-1 and C-2 are currently held by Security Benefit Life Insurance Company.

The Chase Center Towers Whole Loans have a 59-month interest-only term. The Chase Center Towers Senior Notes, the Chase Center Towers Senior-Subordinate Notes and the Chase Center Towers Junior-Subordinate Notes accrue interest at weighted average fixed rates of approximately 3.52203810%, 3.52203812% and 6.875000% per annum, respectively. The proceeds of the Chase Center Towers Whole Loans were used to pay off existing construction debt encumbering the Chase Center Tower Properties of approximately $314.6 million, pay closing costs of approximately $20.4 million, fund escrows of approximately $62.7 million related to construction completion and tenant buildouts and return approximately $202.2 million of equity to the Borrower Sponsors (as defined below).

A-3-121

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 11 & 12 Chase Center Towers I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$270,000,000	45.0%	Loan Payoff(1)	$314,637,958	52.4%
Senior-Subordinate Notes	155,000,000	25.8	Return of Equity	202,236,155	33.7%
Junior-Subordinate Notes	175,000,000	29.2	Upfront Reserves	62,678,348	10.4%
			Closing Costs	20,447,539	3.4%
Total Sources	$600,000,000	100.0%	Total Uses	$600,000,000	100.0%

(1)	Loan Payoff is associated with the original construction loan for development of the Chase Center Towers Properties.

The Borrowers / Borrower Sponsors. The borrowers are ECOP Tower I Owner LLC (“Tower I Borrower”) and ECOP Tower II Owner LLC (“Tower II Borrower” and together with the Tower I Borrower, collectively, the “Borrowers”), each, a Delaware limited liability company and single purpose entity with two independent directors. The Borrowers have entered into a cross-default and cross-collateralization agreement under which the Chase Center Towers I Loan and Chase Center Towers II Loan are cross-defaulted and cross-collateralized and are permitted to effectuate an uncross in accordance with the terms of such agreement. The Borrowers are indirectly owned or controlled by a joint venture between GSW Sports LLC (the ownership group of the Golden State Warriors NBA franchise), Uber Technologies, Inc. (“Uber”) and Alexandria Real Estate Equities, Inc. (“ARE”) (collectively the “Borrower Sponsors”). Uber owns 45.0% of the Borrowers and is also leasing 100.0% of the Chase Center Tower Properties. GSW Sports LLC owns 45.0% of the Borrowers and is comprised of the Golden State Warriors basketball franchise ownership group which is led Joe Lacob and Peter Guber. A business magazine ranks the Golden State Warriors as the NBA’s third most valuable franchise as of February 2020 at approximately $4.3 billion. ARE, which owns 10.0% of the Borrowers is also the manager of the joint venture that owns the Borrowers. ARE is a national development REIT focused on collaborative life science and technology campuses, with an asset base in North America of approximately 39.2 million sq. ft. as of December 31, 2019. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Chase Center Towers Whole Loans. There is no non-recourse carveout guarantor or separate environmental indemnitor for the Chase Center Towers Whole Loans.

In lieu of an environmental indemnity, the Borrower Sponsors provided a secured lender environmental policy.

The Property.

Tenant Summary(1)
Building	Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Annual U/W Base Rent per Sq. Ft.(3)	% of Total Annual U/W Base Rent(3)	Lease Expiration(4)
Chase Center Tower I	Uber Technologies, Inc.	B1 / NR / B-	317,660	54.2%	$66.95	54.2%	10/31/2039
Chase Center Tower II	Uber Technologies, Inc.	B1 / NR / B-	268,548	45.8%	66.95	45.8%	9/30/2039
Total / Wtd. Avg.			586,208	100.0%	$66.95	100.0%
(1)	Based on the underwritten rent roll.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Annual U/W Base Rent per sq. ft. and % of Total Annual U/W Base Rent are inclusive of contractual rent steps through December 2020.

(4)	Both leases are structured with one, 14-year extension option upon expiration of their respective initial terms.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per sq. ft.(2)	% Annual U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2030 & Thereafter	2	586,208	100.0%	586,208	100.0%	$66.95	100.0%	100.0%
Vacant	0	0	0.0%	586,208	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	2	586,208	100.0%			$66.95	100.0%
(1)	Based on the underwritten rent roll.

(2)	Annual U/W Base Rent per sq. ft., % Annual U/W Base Rent Rolling and Cumulative % of U/W Base Rent are inclusive of contractual rent steps through December 2020.

A-3-122

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 11 & 12 Chase Center Towers I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

The Chase Center Tower Properties are comprised of two 11-story, Class A, office condominium buildings totaling 586,208 sq. ft. located adjacent to the newly constructed Chase Arena in the Mission Bay submarket of San Francisco, California. The Chase Center Towers Properties, which are part of the broader Chase Center complex, are comprised of Chase Center Tower I (317,660 sq. ft.) and Chase Center Tower II (268,548 sq. ft.). As of July 2020, the Chase Center Tower Properties are 100.0% leased to Uber, which executed two leases for the premises in March 2018. Uber took possession of the completed Chase Center Tower Properties in September 2019 (Chase Center Tower II) and October 2019 (Chase Center Tower I). Uber began paying rent upon taking possession of its space, but is not yet in occupancy. Uber has been building out its interior space and is expected to start moving employees on-site in August 2020 for the Northwest Tower and October 2020 for the Southwest Tower. In March 2020, the remaining buildout was put on hold pursuant to the City of San Francisco stay-at-home directive due to the on-going COVID-19 pandemic. Effective May 4, 2020, the City of San Francisco permitted all construction activities to resume. The Borrowers have indicated that the pause in construction will delay Uber’s move in date, but the pause in construction does not impact the tenant’s contractual rent obligations.

Upon taking occupancy, over $212.0 million will have been invested in the build-out of the Uber space. In total, Uber will have contributed approximately $158.2 million to be utilized towards building a variety of unique office spaces, libraries and design labs. The invested capital will also be utilized in non-building system materials or equipment including Uber’s voice or data cabling, as well as furniture and other personal property items. Uber is also expected to occupy two adjacent buildings that are currently under construction (not a part of the collateral). Collectively, the four buildings are expected to represent Uber’s new headquarters campus. The campus will be home to approximately 7,000 employees and will represent Uber’s largest footprint in San Francisco with over 1.0 million sq. ft.

The Chase Center Tower Properties have been designed for and are expected to achieve LEED Gold certification (according to a third party report) and have been constructed to allow adaptability by both high-tech and biotech tenants. The Chase Center Tower Properties are situated on a portion of a 10.92 acre complex known as the Chase Center. Included in the Chase Center complex is the Chase Arena which serves as the home arena for the Golden State Warriors, as well as home to over 200 concerts and events throughout the year. Chase Arena is an 18,000 seat arena that is one of the nation’s most advanced sporting arenas. The Chase Center complex also includes a retail component and three levels of subterranean parking containing approximately 584 parking spaces.

As of June 1, 2020, Uber has paid all contractual rent obligations in-full. The Chase Center Towers Whole Loans are current through the June 1, 2020 payment date. As of June 1, 2020, the Chase Center Towers Whole Loans are not subject to any modification or forbearance requests.

The Chase Center Tower Properties are subject to a condominium declaration. Each office tower is a condominium comprised of the office unit (which is the collateral for the Chase Center Towers Whole Loans) and a retail unit (which is not collateral for the Chase Center Towers Whole Loan). The Borrowers act as a managing owner of each condominium association. The Borrowers have approximately 89.0% of the votes in the condominium association and approximately 11.0% of the votes are held by the owner of the retail unit, which is an affiliate of the GSW Sports LLC. The condominium association does not have a board and is managed by the managing owner. Each of the Chase Center Tower Properties are subject to a master association (“Master Association”) with respect to the Chase Center complex. The Master Association has a board of 11 directors and each Borrower acting as a managing owner has the right to appoint two directors. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus for additional information.

Collateral Summary
Property Name	Year Built / Renovated	Net Rentable Area (Sq. Ft.)	Allocated Loan Cut-off Date Balance	% Allocated Loan Original Balance	Appraised Value(1)	% Appraised Value	U/W NCF	% of U/W NCF
Chase Center Tower I	2019 / NAP	317,660	$18,213,750	54.0%	$466,000,000	54.0%	$20,235,832	54.2%
Chase Center Tower II	2019 / NAP	268,548	15,536,250	46.0	397,500,000	46.0	17,105,590	45.8
Total / Wtd. Avg.		586,208	$33,750,000	100.0%	$863,500,000	100.0%	$37,341,422	100.0%
(1)	Appraised Value is reflective of the “Hypothetical As-If Funded” Appraised Value, which assumes all remaining construction and tenant improvements as of December 19, 2019 has been paid for or funded. At origination, the Borrowers reserved $62,678,348 for all outstanding tenant improvements and outstanding repairs. The “As-Is” appraised value as of December 19, 2019 is $789.1 million, which results in a Senior Notes and Whole Loan Cut-off LTV of approximately 34.2% and 76.0%, respectively.

Uber Technologies, Inc. (586,208 sq. ft., 100.0% of NRA; 100.0% of U/W Base Rent). Uber (rated B1 / NR / B- by Moody’s / Fitch / S&P), executed its leases for the Chase Center Tower II and Chase Center Tower I in March 2018 and has been paying rent since September 2019 and October 2019, respectively. According to the company’s most recent annual 10-K, Uber is a technology company and ride hailing service currently available in 69 countries and over 10,000 cities with approximately 111.0 million users, and possesses 69.7% of the US ride hailing market. In 2019, Uber had over $65.0 billion in gross bookings and over 26 billion miles driven. Uber has also grown its line of services to include UberEats, a food delivery service. Uber has also begun to develop autonomous car technology. Uber has five operating and reportable segments which include Rides, Eats, Freight, Other Bets and Advanced Technologies Group and Other Technology. Uber executed two individual leases in Chase Center Tower I and Chase Center Tower II. Each executed lease is subject to a 20-year term. Contractual rent under each lease is $65.00 per sq. ft. on a NNN basis subject to annual rent escalations of 3.0% which will occur on each anniversary of each respective rent commencement date. Each Uber lease includes one 14-year extension option at market rent. There are no early termination options (except in connection with a casualty or condemnation) or contraction options

A-3-123

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 11 & 12 Chase Center Towers I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

structured into the leases. The terms and conditions of tenancy at the Chase Center Tower I and Chase Center Tower II are each governed and subject to terms set forth in the individual leases applicable to each individual property. Although similar, the leases remain uncrossed and are not impacted by conditions and terms applicable to the other lease.

The Phase I environmental report dated October 11, 2019 recommended no further action at the Chase Center Tower Properties. The Chase Center Tower Properties are within an area added to the San Francisco Bay in the early 20th Century where warehousing, railroad, oil storage and many other commercial operations were conducted for over 100 years. The part of the area in which the Chase Center Tower Properties are located is subject to a covenant and environmental restriction established in 2000 when redevelopment activities commenced. All required remedial work in the vicinity of the Chase Center Tower Properties had been completed prior to construction of the Chase Center Tower Properties. In lieu of an environmental indemnity, the Borrower Sponsors provided a secured lender environmental policy from Steadfast Insurance Company with the lender as the named insured, with per incident and aggregate limits of $20,000,000 and a $25,000 per incident self-insured retention, and with a term that extends approximately eight years beyond the Chase Center Tower Whole Loans term with the insurance premium paid at origination.

The Chase Center Tower Properties are located within the San Francisco-Oakland-Hayward, California Metropolitan Statistical Area (“MSA”). San Francisco and the greater Bay Area are known for the fields of technology, life science/biotech, hardware, software, social media, and alternative energy, due, in part, to the presence of Stanford University and the University of California Berkeley, which provide a base of intellectual capital. According to the appraisal, within the Bay Area, the City of San Francisco is attractive as a location for technology businesses due to the urban environment and the appeal that holds for recent college graduates.

San Francisco and the greater Bay Area are also home to the fifth largest corporate base of Fortune 500 companies in the United States. The region’s venture capital community and research and academic institutions have spawned global technology and biotechnology companies including Google, Apple, Facebook, Salesforce, Oracle, Cisco Systems, EBay, Genentech, and Gilead. In addition, the region continues to foster a host of next wave companies including Uber, Twitter, Dropbox, Airbnb, Square, and Okta.

According to the appraisal, as of the third quarter of 2019, the office building development cycle in San Francisco included 4.3 million sq. ft. currently under construction throughout the MSA. In total, approximately 60.0% of the inventory under construction has been preleased. Less than 2.0 million sq. ft. of office space currently under construction throughout the MSA is available for lease.

The Chase Center Tower Properties are located in the Mission Bay submarket of San Francisco, California. The submarket is anchored by the University of California, San Francisco’s Mission Bay Campus (“UCSF Mission Bay”) which focuses on the medical and biotech sectors. The Mission Bay submarket benefits from its proximity to downtown San Francisco and from significant infrastructure investment in the form of the San Francisco Light Rail which runs directly past the Chase Center Towers. The submarket offers almost entirely new office space, which according to the appraisal have asking rents among the highest in the San Francisco office market.

According to a third party market report as of April 2020, the total office inventory in the Mission Bay/China Basin submarket stood at approximately 4.15 million sq. ft. up from approximately 3.4 million sq. ft. at the end of 2018 with a positive net absorption of 746,101 sq. ft. at year end 2019 from year end 2018. Average asking rents were at $77.45 per sq. ft. on a NNN basis representing an approximately 6.7% and 0.2% increase from year end 2018 and year end 2019, respectively. The current vacancy rate in the submarket is at 1.2% with an availability rate of 4.7%. There was approximately 1.0 million sq. ft. under construction in the submarket, all of which was preleased to Uber, of which 586,208 sq. ft. represents the Chase Center Tower Properties and the remaining 422,980 sq. ft. represents two additional office towers located to the north of the Chase Center Tower Properties. Collectively, the four buildings represent Uber’s new HQ campus.

According to a third party market report, San Francisco’s economy grew rapidly in the expansion cycle and maintained strength heading into 2020 before the coronavirus pandemic hit. The trajectory of San Francisco’s economy and its commercial real estate sector will depend on how widely the virus spreads, and how long containment policies like social distancing need to be maintained.

The appraiser identified six office rent comparables from other class A/B office buildings in the Mission Bay/China Basin office submarket and the surrounding submarkets. Base rent across approximately 332,225 sq. ft. of recently executed leases ranges from $70.00 (NNN) to $100.00 (full service) per sq. ft. (highlighted in the chart below). The appraisal concluded a contractual base rent on a NNN basis of $65.00 per sq. ft. for the Chase Center Towers Properties. The appraisal concluded a full service market rental rate of $95.00 per sq. ft. On June 5, 2018, San Francisco passed a 3.5% gross receipts tax that applies to income generated by office buildings in addition to the in-place 0.3% gross tax receipt. The new tax (“Prop C”) took effect on January 1, 2019. The Prop C tax expense is recoverable from tenants on a NNN lease and is fully reimbursable with respect to the Chase Center Tower Properties based on the in-place lease with Uber. According to the appraisal, triple-net leases are less common in the San Francisco market than full-service and industrial gross leases. The concluded market rent of $95.00 is based on a full-service expense provision with the tenant paying a 3.5% Prop C tax on a net basis.

A-3-124

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 11 & 12 Chase Center Towers I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

Office Building Comparables(1)
Property Name	Lessee	Lease Date	NRA	Lease Term	Lease Type	Rent per Sq. Ft.
55 Second Street	Rippling	Apr 2020	30,041	6.2 Yrs.	Full Service	$93.00
55 Hawthorne	KeepTruckin	Sep 2020	68,216	6.1 Yrs.	Full Service	$94.00
555 Mission Street	DLA Piper, LLC	Apr 2019	67,274	7.0 Yrs.	Full Service	$93.00
One Tehama	SoFi	Apr 2019	98,566	10.5 Yrs.	NNN	$70.00
1 Market Plaza	RPX Corporation	Dec 2018	26,967	10.2 Yrs.	Full Service	$97.00
1 Ferry Building	Niantic Labs	Aug 2019	41,161	10.6 Yrs.	Full Service	$100.00
Total			332,225
(1)	Based on the Appraisal.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W(3)	U/W PSF
Base Rent(4)	$39,246,626	$66.95
Vacant Income	0	0.00
Gross Potential Rent	$39,246,626	$66.95
CAM Reimbursements	24,793,767	42.30
Parking Income	2,109,600	3.60
Gross Potential Income	$66,149,993	$112.84
Less: Vacancy & Credit Loss(5)	(3,307,500)	(5.64)
Effective Gross Income	$62,842,493	$107.20
Total Operating Expenses	25,383,829	43.30
Net Operating Income	$37,458,664	$63.90
Capital Expenditures	117,242	0.20
Net Cash Flow	$37,341,422	$63.70
(1)	The financials provided above are reflective of the consolidated underwritings for the Chase Center Tower I and the Chase Center Tower II. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(2)	Historical financials are not available as the Chase Center Tower Properties are newly built as of 2019.

(3)	Based on the underwritten rent roll.

(4)	Base Rent is inclusive of contractual rent steps through December 2020, which reflect an annual increase of 3.0%.

(5)	Vacancy is underwritten to 5.0% of Gross Potential Income.

Cross Default and Cross Collateralization. Pursuant to the term of the cross-default agreement, until the earlier to occur of (x) the satisfaction of the Individual Loan Repayment Conditions (as defined below) and (y) the consummation of a separation and uncross transaction, the Chase Center Tower I Loan and Chase Center Tower II Loan are cross-defaulted and cross-collateralized such that (i) an event of default under any of either individual loan for each office tower constitutes an event of default under each of the other mortgages; (ii) an event of default under any note, any loan agreement or the cross agreement constitutes an event of default under each mortgage; (iii) (x) the Chase Center Tower I mortgage and the Chase Center Tower II second mortgage each constitute security for the Chase Center Tower I Loan, and the Chase Center Tower I Loan lender holds a lien on both properties and (y) the Chase Center Tower II mortgage and the Chase Center Tower I second mortgage each constitute security for the Chase Center Tower II Loan, and the Chase Center Tower II lender holds a lien on both properties; (iv) the Chase Center Tower II second mortgage constitutes security for the repayment of the guaranteed obligations under the Chase Center Tower I note guaranty and (v) the Chase Center Tower I second mortgage constitutes security for repayment of the guaranteed obligations under the Chase Center Tower II note guaranty.

A-3-125

4400 Northwest Loop 410 San Antonio, TX 78229	Collateral Asset Summary – Loan No. 13 Brass Professional Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 72.9% 1.31x 9.2%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Refinance
Borrower Sponsor:	Joe Richard Rodriguez
Borrower:	Brass Centerview 11, LLC
Original Balance(1):	$32,700,000
Cut-off Date Balance(1):	$32,700,000
% by Initial UPB:	3.5%
Interest Rate:	4.75000%
Payment Date:	6th of each month
First Payment Date(2):	August 6, 2020
Maturity Date:	August 6, 2030
Amortization(2):	Interest Only for the first 13 months; 360 months thereafter
Additional Debt(1):	$25,000,000 Pari Passu Debt
Call Protection(3):	L(24), D(93), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes(4):	$218,018	$218,019	NAP
Insurance(5):	$0	Springing	NAP
Replacement:	$0	$9,596	NAP
TI/LC(6):	$0	$143,309	$2,000,000
Debt Service:	$1,203,962	$0	NAP
Required Repairs:	$78,265	$0	NAP
Unfunded Obligations:	$648,214	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	San Antonio, TX
Year Built / Renovated:	1968-1998 / NAP
Total Sq. Ft.:	575,771
Property Management:	Brass Property Management, LLC
Underwritten NOI:	$5,324,608
Underwritten NCF:	$4,720,729
Appraised Value:	$79,100,000
Appraisal Date:	June 1, 2020

Historical NOI
Most Recent NOI:	$5,371,017 (T-12 May 31, 2020)
2019 NOI:	$5,115,251 (December 31, 2019)
2018 NOI:	$4,942,489 (December 31, 2018)
2017 NOI:	$4,902,820 (December 31, 2017)

Historical Occupancy
Most Recent Occupancy:	84.8% (April 1, 2020)
2019 Occupancy:	86.6% (December 31, 2019)
2018 Occupancy:	84.0% (December 31, 2018)
2017 Occupancy:	84.8% (December 31, 2017)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$32,700,000
Pari Passu Note	$25,000,000
Whole Loan	$57,700,000	$100 / $84	72.9% / 61.1%	1.47x / 1.31x	9.2% / 8.2%	11.0% / 9.8%
(1)	The Cut-off Date Balance of $32,700,000 represents the outstanding principal balance of the controlling Note A-1, which is part of the Brass Professional Center whole loan (the “Brass Professional Center Whole Loan”) consisting of two senior pari passu promissory notes with an aggregate original principal balance of $57,700,000.

(2)	Under the terms of the Brass Professional Center Whole Loan documents, the first payment date is September 6, 2020, the interest only period is 12 months, and the loan term is 120 months. However, due to the fact that GSMC will contribute an initial interest deposit amount to the Issuing Entity on the Closing Date to cover an amount that represents one-month’s interest that would have accrued with respect to the Brass Professional Center Whole Loan at the related net mortgage rate with respect to an August 2020 payment date, the Brass Professional Center Whole Loan is being treated as having a first payment date on August 6, 2020, an interest only period of 13 months, and a loan term of 121 months.

(3)	The defeasance lockout period, with respect to a defeasance of the Brass Professional Center Whole Loan, will be at least 24 payment dates beginning with and including the adjusted first payment date of August 6, 2020 (the actual first payment date is September 6, 2020; see footnote (2) above). Defeasance of the Brass Professional Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 10, 2023. Prepayment in whole, but not in part, of the Brass Professional Center Whole Loan is permitted on or after the payment date in May 2030 without the payment of a yield maintenance premium.

(4)	The Monthly Tax reserve payment prior to and including October 2020 is approximately $218,019 and approximately $109,010 thereafter.

(5)	The Insurance reserve has been conditionally waived so long as, the Brass Professional Center Borrower (as defined below) maintains satisfactory insurance under one or more blanket policies and the lender receives evidence of payment with respect to such policies and no event of default is continuing. In the event that these conditions are no longer met, a reserve for insurance in an amount equal to one-twelfth of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage.

(6)	The Monthly TI/LC reserve payment prior to and including August 2021 is $143,309 and approximately $59,977 thereafter.

A-3-126

4400 Northwest Loop 410 San Antonio, TX 78229	Collateral Asset Summary – Loan No. 13 Brass Professional Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 72.9% 1.31x 9.2%

The relationship between the holders of the Brass Professional Center Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$32,700,000	$32,700,000	Benchmark 2020-B18	Yes
A-2	$25,000,000	$25,000,000	GSBI(1)	No
Total	$57,700,000	$57,700,000
(1)	Expected to be contributed to one or more future securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$57,700,000	99.3%	Loan Payoff	$55,381,022	95.4%
Principal’s New Cash Contribution	381,070	0.7	Upfront Reserves	2,148,460	3.7
			Closing Costs	551,589	0.9
Total Sources	$58,081,070	100.0%	Total Uses	$58,081,070	100.0%

The Borrower / Borrower Sponsor. The borrower is Brass Centerview 11, LLC, a Texas limited liability company and single purpose entity with two independent directors (the “Brass Professional Center Borrower”). Legal counsel to the Brass Professional Center Borrower delivered a non-consolidation opinion in connection with the origination of the Brass Professional Center Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Joe Richard Rodriguez. Joe Richard Rodriguez is the principal of Brass (“Brass”), a commercial real estate investment firm based in San Antonio, Texas, and has been engaged in real estate development, construction, brokerage and property management for over 25 years. During his career, he has been responsible for the acquisition, financing, management and development of more than $500.0 million in real estate assets.

The Property. The Brass Professional Center property (the “Brass Professional Center Property”) consists of eleven suburban office buildings totaling 575,771 sq. ft. located in San Antonio, Texas. The Brass Professional Center Property was built between 1968 and 1998 on a 34.6-acre site. Based on the underwritten rent roll dated April 1, 2020, the Brass Professional Center Property is currently 84.8% leased. Since acquiring the Brass Professional Center Property in 2006, the borrower sponsor has spent approximately $26.8 million in capital improvements and leasing costs.

QTC Management (46,227 sq. ft.; 8.0% of NRA; 10.5% of U/W Base Rent) is the largest office tenant at the Brass Professional Center Property and has occupied space in the Brass Professional Center Property since December 2011. QTC Management (“QTC”) is the largest provider of disability and occupational health examination services. QTC delivers services to customers in the private sectors and federal, state, and local government agencies.

Aetna Health Management, LLC (41,255 sq. ft.; 7.2% of NRA; 9.5% of U/W Base Rent) is the second largest office tenant at the Brass Professional Center Property and has occupied space in the Brass Professional Center Property since February 1999. Aetna Health Management, LLC (“Aetna”) is a subsidiary of Aetna Inc. Aetna offers health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans and medical management capabilities and health care management services for Medicaid plans. Aetna is a subsidiary of CVS Health Corporation.

MCNA Insurance Company (32,686 sq. ft.; 5.7% of NRA; 7.8% of U/W Base Rent) is the third largest office tenant at the Brass Professional Center Property and has occupied space in the Brass Professional Center Property since November 2011. MCNA Insurance Company and Managed Care of North America, Inc. (“MCNA Insurance Company”) is a dental benefits administrator that provides services to state agencies and managed care organizations for Medicaid, Children's Health Insurance Program and Medicare members. MCNA Insurance Company also offers commercial dental plans for private employers, individuals and families.

COVID-19 Update. As of July 10, 2020, the Brass Professional Center Property is open; however, most tenants are working from home. 84.5% of the occupied SF made their June 2020 rent payments, represented approximately 87.1% of the UW Base Rent received for June 2020. The first payment date of the Brass Professional Center Whole Loan is in August 2020.

A-3-127

4400 Northwest Loop 410 San Antonio, TX 78229	Collateral Asset Summary – Loan No. 13 Brass Professional Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 72.9% 1.31x 9.2%

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration

QTC Management(2)	NR / NR / NR	46,227	8.0%	$22.67	10.5%	4/30/2025
Aetna Health Management, LLC	NR / NR / NR	41,255	7.2	$23.00	9.5%	8/31/2021
MCNA Insurance Company(3)	NR / NR / NR	32,686	5.7	$23.88	7.8%	4/30/2022
TNC (US) Holdings, Inc.(4)	NR / NR / NR	30,154	5.2	$18.21	5.5%	10/31/2028
MacAulay Brown, Inc.	NR / NR / NR	20,628	3.6	$23.93	4.9%	11/30/2023
United States of America(5)	NR / NR / NR	19,546	3.4	$16.81	3.3%	Various
University Health System	NR / NR / NR	17,221	3.0	$23.50	4.1%	8/31/2025
State of Texas (the Department of Assistive and Rehabilitation Services (DARS))	NR / NR / NR	13,043	2.3	$17.70	2.3%	10/31/2024
Northrop Grumman Systems Corporation	NR / NR / NR	12,761	2.2	$20.00	2.6%	10/31/2020
BCFS Health and Human Services(6)	NR / NR / NR	12,308	2.1	$19.00	2.3%	7/31/2022
Ten Largest Tenants		245,829	42.7%	$21.45	52.9%
Remaining Occupied(7)		242,396	42.1	$19.39	47.1%
Total / Wtd. Avg. Occupied Collateral		488,225	84.8%	$20.43	100.0%
Vacant		87,546	15.2
Total		575,771	100.0%
(1)	Based on the underwritten rent roll dated as of April 1, 2020 with rent steps through July 31, 2021.

(2)	QTC Management, has the right to terminate its lease with respect to (i) Suite 350 (12,297 sq. ft.) effective annually beginning on April 30, 2024, with 120 days’ prior notice and payment of a termination fee and (ii) Suite 100 (5,256 sq. ft.) at any time effective as of May 1, 2023 with 365 days’ prior notice and payment of a termination fee. QTC Management has one, four-year, two, six-month and one, five-year extension options remaining.

(3)	MCNA Insurance Company has one, five-year extension option remaining.

(4)	TNC (US) Holdings, Inc. has a one-time right to terminate on October 31, 2025 with 180 days’ written notice and payment of a termination fee.

(5)	United States of America has the right to terminate in whole or in part at any time with 90 days’ written notice. United States of America has 6,688 sq. ft. expiring on January 3, 2021 and 12,858 sq. ft. expiring on April 30, 2022.

(6)	BCFS Health and Human Services has the right to terminate with 45 days’ written notice and payment of a termination fee in the event that funding from specific agencies is reduced, lost or terminated or if BCFS Health and Human Services is required to relocate by such agencies. BCFS Health and Human Services has one, three-year extension option remaining.

(7)	Remaining Occupied is inclusive of 4,697 sq. ft. used as conference space and 648 sq. ft. used by Brass, each of which has no attributable underwritten base rent.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring(3)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	14	24,936	4.3%	24,936	4.3%	$19.43	4.9%	4.9%
2021	57	151,411	26.3%	176,347	30.6%	$20.32	30.9%	35.7%
2022	30	121,338	21.1%	297,685	51.7%	$21.33	26.0%	61.7%
2023	10	36,862	6.4%	334,547	58.1%	$21.67	8.0%	69.7%
2024	10	34,520	6.0%	369,067	64.1%	$18.64	6.5%	76.1%
2025	8	83,659	14.5%	452,726	78.6%	$21.90	18.4%	94.5%
2026	0	0	0.0%	452,726	78.6%	$0.00	0.0%	94.5%
2027	0	0	0.0%	452,726	78.6%	$0.00	0.0%	94.5%
2028	3	30,154	5.2%	482,880	83.9%	$18.21	5.5%	100.0%
2029	0	0	0.0%	482,880	83.9%	$0.00	0.0%	100.0%
2030	0	0	0.0%	482,880	83.9%	$0.00	0.0%	100.0%
2031 & Thereafter(3)	0	5,345	0.9%	488,225	84.8%	$0.00	0.0%	100.0%
Vacant	NAP	87,546	15.2%	575,771	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	132	575,771	100.0%			$20.43	100.0%
(1)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(2)	Based on the underwritten rent roll dated as of April 1, 2020 with rent steps through July 31, 2021.

(3)	2031 and Thereafter is inclusive of 4,697 sq. ft. used as conference space and 648 sq. ft. used by Brass, each of which has no attributable underwritten base rent. These spaces were excluded from the # of Leases Expiring.

A-3-128

4400 Northwest Loop 410 San Antonio, TX 78229	Collateral Asset Summary – Loan No. 13 Brass Professional Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 72.9% 1.31x 9.2%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2017	2018	2019	T-12 5/31/2020	U/W	U/W PSF
Base Rent(2)	$9,083,493	$9,547,764	$9,757,783	$9,827,362	$9,973,772	$17.32
Vacant Income	0	0	0	0	1,823,132	3.17
Reimbursements(3)	229,799	295,115	237,786	257,240	226,991	0.39
Vacancy & Credit Loss	0	0	0	0	(1,823,132)	(3.17)
Other Income(4)	250,199	57,692	48,687	39,819	35,288	0.06
Effective Gross Income	$9,563,491	$9,900,571	$10,044,256	$10,124,420	$10,236,052	$17.78
Total Operating Expenses	4,660,672	4,958,082	4,929,005	4,753,403	4,911,444	8.53
Net Operating Income	$4,902,820	$4,942,489	$5,115,251	$5,371,017	$5,324,608	$9.25
TI/LC	0	0	0	0	488,725	0.85
Capital Expenditures	0	0	0	0	115,154	0.20
Net Cash Flow	$4,902,820	$4,942,489	$5,115,251	$5,371,017	$4,720,729	$8.20
(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	U/W Base Rent is based on the underwritten rent roll dated as of April 1, 2020 inclusive of rent steps through July 31, 2021.

(3)	U/W Reimbursements include afterhours HVAC billing.

(4)	U/W Other Income includes parking revenue, other miscellaneous income and income from temporary, specialty and kiosk leasing.

A-3-129

138-35 39th Avenue Flushing, NY 11354	Collateral Asset Summary – Loan No. 14 Flushing Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 59.6% 2.45x 8.9%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Borrower Sponsors:	A Laboz Control Party(1); Joseph J. Sitt
Borrowers(2):	Thor Flushing Commons LLC; Thor Flushing Commons 24W40 LLC; Thor Flushing Commons 45G LLC; Flushing Commons Laboz, LLC
Original Balance:	$28,000,000
Cut-off Date Balance:	$28,000,000
% by Initial UPB:	3.0%
Interest Rate:	3.45000%
Payment Date:	6th of each month
First Payment Date:	April 6, 2020
Maturity Date:	March 6, 2030
Amortization:	Interest Only
Additional Debt(3):	$3,975,906 Intercompany Loan
Call Protection:	L(28), D(87), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$45,750	$11,438	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$375	NAP
TI/LC:	$0	$2,500	$150,000
Empire TI/LC Reserve:	$199,700	$0	NAP
Empire Free Rent Reserve:	$195,221	$0	NAP
Condo Assessment Reserve:	$20,454	Springing	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Unanchored Retail
Collateral:	Fee Simple
Location:	Flushing, NY
Year Built / Renovated:	2017 / NAP
Total Sq. Ft.:	30,000
Property Management:	Flushing Commons Manager, LLC
Underwritten NOI:	$2,505,178
Underwritten NCF:	$2,401,832
Appraised Value:	$47,000,000
Appraisal Date:	January 23, 2020

Historical NOI(4)
Most Recent NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy:	83.0% (January 22, 2020)
2018 Occupancy:	NAV
2017 Occupancy:	NAV
2016 Occupancy:	NAP

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$28,000,000	$933 / $933	59.6% / 59.6%	2.56x / 2.45x	8.9% / 8.6%	8.9% / 8.6%
Intercompany Loan(3)	$3,975,906
Total Debt	$31,975,906	$1,066 / $1,066	68.0% / 68.0%	2.16x / 2.07x	7.8% / 7.5%	7.8% / 7.5%

(1)	The borrower sponsor, A Laboz Control Party, is an entity owned by the non-recourse carveout guarantors are Albert Laboz, Jason Laboz and Joseph Jody Laboz of United American Land, LLC.

(2)	The borrowers for the Flushing Commons loan are Thor Flushing Commons LLC; Thor Flushing Commons 24W40 LLC, Thor Flushing Commons 45G LLC, and Flushing Commons Laboz, LLC, which own the Flushing Commons property as tenants-in-common. See “The Borrowers / Borrower Sponsors” herein.

(3)	The additional debt on the Flushing Commons property consists of a $3,975,906.15 preferred equity intercompany loan that accrues interest at a rate of 4.50000%. The maturity date of the intercompany loan is the earlier to occur of (i) the sale of the Flushing Commons property, (ii) the dissolution of the borrowers and (iii) 10 years from the acquisition of the Flushing Commons property.

(4)	There is missing historical cash flow and occupancy due to the property having been built in 2017 and subsequently being in lease up since the second quarter of 2018.

A-3-130

138-35 39th Avenue Flushing, NY 11354	Collateral Asset Summary – Loan No. 14 Flushing Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 59.6% 2.45x 8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$28,000,000	62.2%	Purchase Price	$42,000,000	93.3%
Borrower Sponsor Equity	16,406,313	36.4	Closing Costs	2,558,647	5.7
Other Sources(1)	613,460	1.4	Initial Reserves	461,125	1.0
Total Sources	$45,019,772	100.0%	Total Uses	$45,019,772	100.0%
(1)	Other Sources consists of prorations and adjustments including free rent and other buyer credits.

The Borrowers / Borrower Sponsors. The borrowers for the Flushing Commons mortgage loan are Thor Flushing Commons LLC, Thor Flushing Commons 24W40 LLC, Thor Flushing Commons 45G LLC, and Flushing Commons Laboz, LLC which own the Flushing Commons property as tenants-in-common. Each borrower is a Delaware limited liability companies and single purpose entities with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Flushing Commons mortgage loan.

The borrower sponsors are A Laboz Control Party and Joseph J. Sitt and the non-recourse carveout guarantors are Albert Laboz, Jason Laboz and Joseph Jody Laboz of United American Land, LLC (“UAL”) and Joseph J. Sitt. UAL is a family-owned real estate development, investment and management company based out of New York City. As of April 2020, UAL owned and managed over 50 properties located throughout Manhattan, Brooklyn and Queens. With a goal of restoring, improving and reinventing historic buildings in TriBeCa, SoHo, the Flatiron district and Brooklyn, UAL seeks to add value to its acquisitions via conversion from commercial use to luxury residences, or through upgraded retail use. Some of UAL’s notable owned buildings include 319 Broadway, The Constable Building and SoHo Mews in New York City. The other borrower sponsor is Joseph J. Sitt, who is the chairman of Thor Equities Group. Thor Equities Group owns property in urban markets throughout the United States, Europe, Canada and Latin America, with 160 properties worldwide worth in excess of $20.0 billion and totaling approximately 50.0 million sq. ft. Thor Equities Group is based in New York City with offices in London, Paris, Mexico City and Chicago.

Intercompany Loan. Flushing Commons Owner, LLC (“IC Lender”), f/k/a Flushing Commons Laboz, LLC, provided a $3,975,906.15 loan (the “Intercompany Loan”) to Thor Flushing Commons Investment BR LLC (“IC Borrower”), the sole owner of Thor Flushing Commons LLC (one of the borrowers under the Flushing Commons mortgage loan). The Intercompany Loan is secured by a pledge of the IC Borrower’s interest in Thor Flushing Commons LLC (the “IC Pledge”) as well as a guaranty provided by Joseph J. Sitt (the “IC Guaranty”). With respect to the Intercompany Loan, (i) the rights of IC Lender are subject and subordinate to the Flushing Commons mortgage loan, (ii) the IC Borrower does not have any obligation to make ongoing debt service payments pursuant to the Intercompany Loan other than: (x) payments of the cash distributions from the Flushing Commons property received by IC Borrower (the “Ongoing IC Debt Service Payments”) and (y) payment of the full outstanding balance of the Intercompany Loan on the maturity date thereof, (iii) in no event will any Ongoing IC Debt Service Payments be due and payable during the continuance of a Trigger Period and the Ongoing IC Debt Service Payments will only be due and payable to the extent of excess cash flow available to IC Borrower after payment of all amounts due under the Flushing Commons mortgage loan, (iv) to the extent an event of default has occurred and is continuing under the Flushing Commons mortgage loan, the sole remedy available to IC Lender in connection with any breach of the Intercompany Loan will be to enforce the IC Guaranty, upon various requirements set forth in the Intercompany Loan documents and (v) to the extent no event of default has occurred and is continuing under the Flushing Commons mortgage loan, the sole remedies that will be available to IC Lender in connection with a breach of the Intercompany Loan documents will be: (x) to foreclose on the IC Pledge in accordance with the Flushing Commons mortgage loan and (y) enforcement of the IC Guaranty in a manner that satisfies the requirements in the Flushing Commons mortgage loan documents. The maturity date of the Intercompany Loan is the earlier to occur of (i) the sale of the Flushing Commons property, (ii) dissolution of the Flushing Commons borrowers and (iii) 10 years from the acquisition of the Flushing Commons property.

A “Trigger Period” means a period commencing upon (i) the occurrence and continuance of an event of default, (ii) the Debt Yield falling below 7.00% or (iii) the occurrence of a specified tenant trigger period (as defined in the Flushing Commons loan documents).

The Property. The Flushing Commons property is part of the Flushing Commons condominium (the “Flushing Condominium”) and consists of 30,000 sq. ft. of unanchored retail space within a greater complex also known as Flushing Commons. The Flushing Condominium consists of 148 residential units, 90 office units, one retail unit, and one parking unit, and the Flushing Commons property comprises the retail unit of the Flushing Condominium. The retail unit owns 2.1444% of the general common elements. The Flushing Commons property is a LEED-silver certified retail property that was constructed in 2017 and is situated on a 1.34-acre site. The Flushing Commons property is located on the northeast corner of Union Street and 39th Avenue in the downtown Flushing neighborhood in Queens. Primary access to all New York City boroughs is provided through MTA subway and bus lines. The nearest subway station to the Flushing Commons property is at the intersection of Main Street and Roosevelt Avenue with access to the No. 7 line. As of January 22, 2020, the Flushing Commons property is 83.0% occupied by six tenants. The major tenants at the property are HaiDiLao Hotpot, which occupies 12,463 sq. ft. of space under a lease that expires on August 31, 2034, and Empire Healthchoice HMO Inc., which occupies 4,990 sq. ft. under a lease that expires on June 30, 2025.

A-3-131

138-35 39th Avenue Flushing, NY 11354	Collateral Asset Summary – Loan No. 14 Flushing Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 59.6% 2.45x 8.9%

The Flushing Commons property also benefits from a 25 year tax abatement under the Industrial & Commercial Abatement Program (“ICAP”) with the amount of the abatement at 100% for the first 16 years, and phased out by 10% per annum for the remaining years. The Flushing Commons property is located in a special commercial area and qualifies for the inflation protection component of the ICAP. Once the ICAP is in place (FY 2019/2020), any year when the gross real estate taxes increase by more than 5%, the incremental increase over 5% is added to the ICAP abatement. The unabated taxes for the 2020 tax year are $579,152.

COVID-19 Update: As of July 13, 2020, New York City has entered Phase 3 of the state’s reopening plan and all tenants have been permitted to operate at the Flushing Commons property since Phase 2 commenced on June 22, 2020. The debt service payments have been made on the Flushing Commons mortgage loan from March through July. One tenant, representing approximately 41.5% of net rentable area and 25.2% of UW base rent (24.7% of UW base rent inclusive of rent steps), entered into a rent deferral arrangement with the borrowers for March through June. The tenant agreed to pay 100% of their base rent for March through June in exchange for 50% concessions on common charges for those months, which accounts for approximately 85% of their gross rent. All of the tenants by count, square footage and underwritten base rent have paid rent for July. As of the date hereof, the Flushing Commons mortgage loan is not subject to any modification or forbearance request.

Tenant Summary(1)
Tenants	Ratings (Moody’s/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(2)	% of Total U/W Base Rent(2)	Lease Expiration
HaiDiLao Hotpot(3)	NR / NR / NR	12,463	41.5%	$50.70	24.7%	8/31/2034
Empire Healthchoice HMO Inc.(4)	Baa2 / BBB / NR	4,990	16.6	$136.00	26.5%	6/30/2025
Atelier Fashion, Inc.	NR / NR / NR	2,236	7.5	$148.53	13.0%	11/30/2028
Metro City Bank(5)	NR / NR / NR	2,022	6.7	$169.74	13.4%	7/31/2028
Elements Pharmacy, Inc.	NR / NR / NR	1,756	5.9	$201.57	13.8%	9/30/2029
Hanover Community Bank(6)	NR / NR / NR	1,444	4.8	$150.00	8.5%	10/31/2028
Total / Wtd. Avg. Occupied Space		24,911	83.0%	$102.62	100.0%
Vacant		5,089	17.0
Total		30,000	100.0%
(1)	Based on the underwritten rent roll dated January 22, 2020.

(2)	U/W Base Rent Per Sq. Ft. and % of Total U/W Base Rent include $49,939 of contractual rent steps underwritten through December 1, 2020.

(3)	Tenant has one, five year renewal option.

(4)	Tenant has one, five year renewal option; additionally the tenant has a one-time right to terminate its lease on the last day of the 36th month following the rent commencement date, so long as the tenant provides no less than 6 months’ notice and payment of a termination fee.

(5)	Tenant has one, five year renewal option.

(6)	Tenant has one, five year renewal option, additionally the tenant has the one-time right to terminate its lease on October 1, 2025, upon 180 days’ notice and payment of a termination fee.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	1	4,990	16.6%	4,990	16.6%	$136.00	26.5%	26.5%
2026	0	0	0.0%	4,990	16.6%	$0.00	0.0%	26.5%
2027	0	0	0.0%	4,990	16.6%	$0.00	0.0%	26.5%
2028	3	5,702	19.0%	10,692	35.6%	$156.42	34.9%	61.4%
2029	1	1,756	5.9%	12,448	41.5%	$201.57	13.8%	75.3%
2030	0	0	0.0%	12,448	41.5%	$0.00	0.0%	75.3%
2031 & Thereafter	1	12,463	41.5%	24,911	83.0%	$50.70	24.7%	100.0%
Vacant	NAP	5,089	17.0%	30,000	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	6	30,000	100.0%			$102.62	100.0%
(1)	Based on the underwritten rent roll dated January 22, 2020.

(2)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent includes $49,939 of contractual rent steps underwritten through December 1, 2020.

A-3-132

138-35 39th Avenue Flushing, NY 11354	Collateral Asset Summary – Loan No. 14 Flushing Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 59.6% 2.45x 8.9%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent	$2,506,505	$83.55
Reimbursements	291,550	$9.72
Rent Steps(2)	49,939	$1.66
Potential Income From Vacant Space	713,879	$23.80
Gross Potential Rent	$3,561,873	$118.73
Other Income	0	$0.00
Vacancy & Credit Loss(3)	(713,879)	($23.80)
Effective Gross Income	$2,847,994	$94.93
Real Estate Taxes	130,715	$4.36
Insurance	11,200	$0.37
Management Fee	85,440	$2.85
Total Other Expenses	115,461	$3.85
Net Operating Income	$2,505,178	$83.51
Replacement Reserves	4,500	$0.15
TI/LC	98,846	$3.29
Net Cash Flow	$2,401,832	$80.06
(1)	There is missing historical cash flow due to the property having been built in 2017 and subsequently being in lease up since the second quarter of 2018.

(2)	Rent Steps include $49,939 of contractual rent steps underwritten through December 1, 2020.

(3)	U/W Vacancy & Credit Loss represents the underwritten economic vacancy of 20.0%.

A-3-133

4025, 4035, 4045, 4050, and 4055 South Riverpoint Parkway Phoenix, AZ 85040	Collateral Asset Summary – Loan No. 15 Apollo Education Group HQ Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,500,000 47.2% 4.15x 14.9%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor:	Steven Elghanayan
Borrower:	EPIC Apollo LLC
Original Balance(1):	$26,500,000
Cut-off Date Balance(1):	$26,500,000
% by Initial UPB:	2.8%
Interest Rate:	3.35000%
Payment Date:	5th of each month
First Payment Date:	March 5, 2020
Maturity Date:	February 5, 2025
Amortization:	Interest Only
Additional Debt(1) :	$65,000,000 Pari Passu Debt
Call Protection:	L(29), D(28), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$9,994	$9,994	NAP
TI/LC:	$49,972	$49,972	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Phoenix, AZ
Year Built / Renovated:	2007, 2008 / 2019
Total Sq. Ft.(3):	599,664
Property Management:	Self-Managed
Underwritten NOI:	$13,609,674
Underwritten NCF:	$12,890,078
Appraised Value(4):	$194,000,000
Appraisal Date(4):	January 6, 2020

Historical NOI(2)
Most Recent NOI:	NAP
2019 NOI:	NAP
2018 NOI:	NAP
2017 NOI:	NAP

Historical Occupancy
Most Recent Occupancy:	100.0% (July 5, 2020)
2019 Occupancy:	100.0% (December 31, 2019)
2018 Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	100.0% (December 31, 2017)

Financial Information(1)(4)
Tranche	Cut-off Date Balance	Balance PSF Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$26,500,000
Pari Passu Notes	65,000,000
Whole Loan	$91,500,000	$153 / $153	47.2% / 47.2%	4.38x / 4.15x	14.9% / 14.1%	14.9% / 14.1%

(1)	The Apollo Education Group HQ Campus mortgage loan (the “Apollo Education Group HQ Campus Loan”) consists of the non-controlling Note A-2 and is part of Apollo Education Group HQ Campus whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $91.5 million (the “Apollo Education Group HQ Campus Whole Loan”).

(2)	Historical financial information was not provided by the borrower given the absolute NNN nature of the Apollo Education Group lease.

(3)	Apollo Education Group occupies all of the space at the Apollo Education Group HQ Campus Property (as defined below) pursuant to a NNN lease with a 2.0% contractual rent step per annum.

(4)	In addition to the “As Is” value of $194.0 million, the appraisal provided a “Hypothetical Go Dark” value of $97.0 million, as of January 6, 2020, which assumes that Apollo Education Group vacates the Apollo Education Group HQ Campus property and ceases rent payments under its lease. Based on the “Hypothetical Go Dark” value, the Whole Loan Cut-off Date LTV is equal to 94.3%.

A-3-134

4025, 4035, 4045, 4050, and 4055 South Riverpoint Parkway Phoenix, AZ 85040	Collateral Asset Summary – Loan No. 15 Apollo Education Group HQ Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,500,000 47.2% 4.15x 14.9%

The relationship between the holders of the Apollo Education Group HQ Campus Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	Benchmark 2020-B17	Yes
Note A-2	26,500,000	26,500,000	Benchmark 2020-B18	No
Note A-3	15,000,000	15,000,000	JPMDB 2020-COR7	No
Whole Loan	$91,500,000	$91,500,000

The Apollo Education Group HQ Campus Whole Loan has a five-year interest-only term and accrues interest at a rate of 3.35000% per annum. The Apollo Education Group HQ Campus Whole Loan proceeds were used to refinance existing debt, pay closing costs and fund upfront reserves. Based on the “As Is” appraised value of $194.0 million as of January 6, 2020, the Cut-off Date LTV Ratio is 47.2%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$91,500,000	100.0%	Payoff Existing Debt	$88,313,119	96.5%
			Return of Equity	2,248,647	2.5
			Closing Costs	878,268	1.0
			Upfront Reserves	59,966	0.1
Total Sources	$91,500,000	100.0%	Total Uses	$91,500,000	100.0%

The Borrower / Borrower Sponsor. The borrower is EPIC Apollo LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Steven Elghanayan. Steven Elghanayan is the CEO and Co-Founder of EPIC, LLC (“EPIC”), a global commercial real estate investment company operating from offices in London and New York. EPIC is a fully integrated owner, manager, operator and developer of commercial, residential, retail and industrial real estate. EPIC’s asset portfolio consists of logistics distribution properties across the United States and Europe encompassing over 6.7 million sq. ft. across 52 properties with a value of over $3 billion and net annual income of over $170 million.

The Property.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(2)	% of Total U/W Base Rent	Lease Expiration
Apollo Education Group	NR / NR / NR	599,664	100.0%	$23.89	100.0%	3/1/2031
Total Occupied		599,664	100.0%	$23.89	100.0%
Vacant		0	0.0
Total		599,664	100.0%
(1)	Based on the underwritten rent roll dated July 5, 2020.

(2)	U/W Base Rent Per Sq. Ft. is inclusive of contractual rent steps through April 2020. Apollo Education Group occupies its space pursuant to a NNN lease with a 2.0% contractual rent step per annum.

A-3-135

4025, 4035, 4045, 4050, and 4055 South Riverpoint Parkway Phoenix, AZ 85040	Collateral Asset Summary – Loan No. 15 Apollo Education Group HQ Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,500,000 47.2% 4.15x 14.9%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2030	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2031 and Thereafter	1	599,664	100.0%	599,664	100.0%	$23.89	100.0%	100.0%
Vacant	NAP	0	0.0%	599,664	100.0%	NAP	NAP
Total / Wtd. Avg.	1	599,664	100.0%			$23.89	100.0%
(1)	Based on the underwritten rent roll dated July 5, 2020.

(2)	Annual U/W Base Rent Per Sq. Ft. and % U/W Base Rent Rolling is inclusive of contractual rent steps through April 2020. Apollo Education Group occupies its space pursuant to a NNN lease with a 2.0% contractual rent step per annum.

The Apollo Education Group HQ Campus property (the “Apollo Education Group HQ Campus Property”) is comprised of three single tenant office buildings totaling 599,664 sq. ft. and is located in Phoenix, Arizona, approximately 3.5 miles southeast of the Phoenix Central Business District.

Apollo Education Group constructed the property in 2007 and 2008 to serve as the company’s global headquarters. Amenities at the Apollo Education Group HQ Campus Property include a two-story atrium at the front entrance of each building, a walking path around the full property, large landscaped and shaded outdoor areas, a Frisbee golf course, a fitness center, a student resource center and exterior basketball courts. The ten-story office building located at 4025 South Riverpoint Parkway also features a large full service cafeteria and two-story eating area. The Apollo Education Group HQ Campus Property features 4,623 surface and garage parking spaces, resulting in a parking ratio of 7.7 spaces per 1,000 sq. ft. of net rentable area. The Apollo Education Group HQ Campus Property is comprised primarily of office space with less than 10% of the space used as training facilities and classrooms. As of July 5, 2020, the Apollo Education Group HQ Campus Property was 100.0% occupied by Apollo Education Group.

The loan sponsor purchased the Apollo Education Group HQ Campus Property in February 2015 for a purchase price of $183 million ($305 per sq. ft.). Since 2016, the tenant, Apollo Education Group, has invested approximately $13.8 million ($23 per sq. ft.) in renovations and upgrades to the Apollo Education Group HQ Campus Property, re-affirming their commitment to the property. Renovations included upgrades to all restrooms, the installation of new sinks, counters and fixtures. Since 2018, approximately $13.0 million ($22 per sq. ft.) was used to upgrade training room configurations, provide updated amenities and a new student union.

Apollo Education Group (599,664 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent), occupies the Apollo Education Group HQ Campus Property pursuant to a NNN lease expiring in March 2031 with four five-year extension options and no termination options. Founded in 1973, Apollo Education Group is a global private education service provider. Apollo Education Group was acquired by private equity firm Apollo Global Management in February 2017 for $1.14 billion. As of the fourth quarter of 2019, Apollo Global Management has assets under management of $331 billion and has experience in the education sector with investments in companies including McGraw Hill Education, Connections Academy and Sylvan Learning Centers. Apollo Education Group assigned its interest in the lease to the University of Phoenix in 2017, but still remains liable for all lease obligations. Through the University of Phoenix, a for-profit university, Apollo Education Group offers associate, bachelor’s, master’s and doctoral degree programs from campuses and learning centers across the United States as well as online throughout the world. The University of Phoenix has graduated more than one million students since its inception in 1976. The Apollo Education Group HQ Campus Property has served as Apollo Education Group’s global headquarters since the tenant constructed the Apollo Education Group HQ Campus Property in 2007-2008.

As of July 5, 2020, the Apollo Education Group HQ Campus Property remains 100.0% leased. The tenant has seen a significant increase in online enrollment as a result of the stay at home orders in the state of Arizona. Apollo Education Group is current with respect to all contractual rent obligations for April, May and June of 2020. The Apollo Education Group HQ Campus Loan is current through the July 5, 2020 payment date. As of July 1, 2020, the Apollo Education Group HQ Campus Loan is not subject to any modification or forbearance request.

The Apollo Education Group HQ Campus Property is situated along South Riverpoint Parkway with frontage along Interstate 10 and 32nd Street within the Phoenix Metropolitan Statistical Area. The Apollo Education Group HQ Campus Property is situated approximately 5.9 miles southwest of downtown Phoenix and 5.9 miles southwest of the Valley Metro rail station, a $1.4 billion light rail system connecting

A-3-136

4025, 4035, 4045, 4050, and 4055 South Riverpoint Parkway Phoenix, AZ 85040	Collateral Asset Summary – Loan No. 15 Apollo Education Group HQ Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,500,000 47.2% 4.15x 14.9%

the cities of Phoenix, Tempe and Mesa. The light rail system was built in three phases beginning in late 2004 with completion in 2016. There is also access from the rail line to the Sky Harbor International Airport. Additionally, the Apollo Education Group HQ Campus Property is located adjacent to Interstate 10 providing centralized access to Highway 60, Interstate 17 and Loop 202 and 101 freeways, approximately 3.5 miles southeast of the Sky Harbor International Airport.

Apollo Education Group HQ Campus Property is located in the Phoenix office market, which has 91.6 million sq. ft. of office space as of the third quarter of 2019. The Phoenix office market has a 14.4% vacancy rate and average gross asking rents of $26.76 per sq. ft. Phoenix has a diverse list of large employers in both the public and private sector including Fortune 500 companies such as Honeywell, American Express, Amazon, JPMorgan, UnitedHealth, American Airlines and Bank of America. The Apollo Education Group HQ Campus Property is located in the South Airport office submarket, which, according to the appraisal, is the most active submarket within Phoenix. As of the third quarter of 2019, the South Airport submarket consisted of approximately 5.9 million sq. ft. of office space with a 21.0% vacancy rate and average gross rents of $23.19 per sq. ft. The Apollo Education Group HQ Campus Property has an average NNN rent of $23.89 per sq. ft. which is in line with the appraiser’s concluded market rent for the Apollo Education Group HQ Campus of $22.50 per sq. ft.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Apollo Education Group HQ Campus Property was approximately 5,229, 63,646 and 301,595, respectively. The estimated 2019 average household income within the same radii was approximately $43,991, $63,371 and $60,717, respectively.

The appraisal identified eight comparable office leases ranging in size from 63,500 sq. ft. to 625,483 sq. ft. with terms ranging from 5.3 to 16.5 years. The comparable tenants reported annual rental rates ranging from $16.25 to $25.48 per sq. ft. with an average rent of approximately $22.01 per sq. ft., inclusive of NNN comparable leases. The weighted average in-place rent for the office space at the Apollo Education Group HQ Campus Property is $23.89 per sq. ft., in-line with the appraisal’s market rent conclusion.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Base Rent(1)	$14,325,973	$23.89
Gross Potential Rent	$14,325,973	$23.89
Total Reimbursements	0	$0.00
Total Other Income	0	$0.00
Vacancy	(716,299)	$(1.19)
Effective Gross Income	$13,609,674	$22.70
Total Expenses	0	$0.00
Net Operating Income	$13,609,674	$22.70
TI/LC	599,664	$1.00
Capital Expenditures	119,933	$0.20
Net Cash Flow	$12,890,078	$21.50
(1)	U/W Base Rent is inclusive of contractual rent steps through April 2020. Apollo Education Group occupies its space pursuant to a NNN lease with a 2.0% contractual rent step per annum. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

A-3-137

3600 South Las Vegas Boulevard Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 16 Bellagio Hotel and Casino	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,250,000 39.3% 8.42x 28.3%

Mortgage Loan Information
Loan Sellers(1):	JPMCB
Loan Purpose:	Acquisition
Borrower Sponsor(2):	BREIT Operating Partnership L.P.
Borrower:	BCORE Paradise LLC
Original Balance(3):	$21,250,000
Cut-off Date Balance(3):	$21,250,000
% by Initial UPB:	2.3%
Interest Rate(4):	3.170153%
Payment Date:	5th of each month
First Payment Date:	January 5, 2020
Maturity Date:	December 5, 2029
Amortization:	Interest Only
Additional Debt(3):	$1,654,950,000 Pari Passu Debt; $650,500,000 B-Notes; $683,300,000 C-Notes; Future Mezzanine Debt Permitted
Call Protection(5):	YM0.5(31), DorYM0.5(82), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
FF&E:	$0	Springing	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple / Leasehold
Location:	Las Vegas, NV
Year Built / Renovated:	1997 / 2019
Total Rooms(6):	3,933
Property Management:	Self-Managed
Underwritten NOI:	$474,065,315
Underwritten NCF:	$453,829,378
Appraised Value(7):	$4,260,000,000
Appraisal Date(7):	October 16, 2019

Historical NOI(8)
Most Recent NOI:	$447,884,744 (T-12 March 31, 2020)
2019 NOI:	$464,355,898 (December 31, 2019)
2018 NOI:	$489,866,042 (December 31, 2018)
2017 NOI:	$505,736,234 (December 31, 2017)

Historical Occupancy
Most Recent Occupancy(6):	93.4% (March 31, 2020)
2019 Occupancy(6):	94.4% (December 31, 2019)
2018 Occupancy(6):	94.9% (December 31, 2018)
2017 Occupancy(6):	92.9% (December 31, 2017)

Financial Information(3)
Tranche	Cut-off Date Balance	Balance per Room Cut-off / Balloon	LTV(7) Cut-off / Balloon	U/W DSCR(7) NOI / NCF	U/W Debt Yield(8) NOI / NCF	U/W Debt Yield at Balloon(8) NOI / NCF
Mortgage Loan	$21,250,000
Pari Passu Notes	$1,654,950,000
Total Senior Notes	$1,676,200,000	$426,189 / $426,189	39.3% / 39.3%	8.80x / 8.42x	28.3% / 27.1%	28.3% / 27.1%
B Notes	$650,500,000
C Notes	$683,300,000
Whole Loan	$3,010,000,000	$765,319 / $765,319	70.7% / 70.7%	4.24x / 4.06x	15.7% / 15.1%	15.7% / 15.1%

(1)	The Bellagio Hotel and Casino whole loan (the “Bellagio Hotel and Casino Whole Loan”) was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”).

(2)	The Borrower Sponsor is affiliated with the borrowers of the mortgage loans identified on Annex A-1 to the Preliminary Prospectus as BX Industrial Portfolio and MGM Grand and Mandalay Bay, which have a Cut-Off Date Balance of $70.00 million and $21.25 million, respectively.

(3)	The Bellagio Hotel and Casino loan (the “Bellagio Hotel and Casino Loan”) is part of the Bellagio Hotel and Casino Whole Loan, which is comprised of (i) 25 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,676,200,000 (the “Bellagio Hotel and Casino Senior Notes,” and collectively, the “Bellagio Hotel and Casino Senior Loan”), (ii) six promissory notes with an aggregate Cut-off Date balance of $650,500,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes (the “Bellagio Hotel and Casino Junior A Notes”), and (iii) three promissory notes with an aggregate Cut-off Date balance of $683,300,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes (the “Bellagio Hotel and Casino Junior B Notes” and collectively with the Bellagio Hotel and Casino Junior A Notes, the “Bellagio Hotel and Casino Subordinate Companion Loan”).

(4)	Reflects the Bellagio Hotel and Casino Senior Notes only. The Bellagio Hotel and Casino Junior A Notes also accrue interest at the rate of 3.170153% per annum. The Bellagio Hotel and Casino Junior B Notes accrue interest at the rate of 5.35000% per annum.

(5)	The defeasance lockout period will be 31 payments beginning with and including the first payment date of January 5, 2020. The Bellagio Hotel and Casino Borrower (as defined below) has the option to defease the full Bellagio Hotel and Casino Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 15, 2022. The Bellagio Hotel and Casino Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to June 5, 2029.

(6)	Size and Occupancy are based solely on the hotel at the Bellagio Hotel and Casino property (the “Bellagio Hotel and Casino Property”). As of the trailing 12 months ended March 31, 2020, approximately 29.9% of revenues were from gaming, 28.1% from hotel, 24.6% from food & beverage 9.0% from entertainment and 8.3% from other sources.

(7)	The Appraised Value of $4,260,000,000 set forth above is the appraised value solely with respect to real property at the Bellagio Hotel and Casino Property, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property (the “Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Real Property Appraised Value. The Appraised Value of $6,500,000,000 (“As-Is Appraised Value”) includes personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant (as defined below), as more particularly provided in the Bellagio Lease (as defined below), which granted a security interest in certain property of Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower (as defined below), and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the As-Is Appraised Value are 25.8% and 25.8%, respectively, based on the Bellagio Hotel and Casino Senior Loan.

(8)	The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International, which entered into a new 30-year lease, with two 10-year extension options to operate the Bellagio Hotel and Casino Property. The Bellagio Tenant owns a 5% equity interest in the Bellagio Hotel and Casino Borrower. Financial and other information presented in this term sheet is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and U/W NCF DSCR, U/W NCF Debt Yield and U/W NCF Debt Yield at Maturity for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x, 8.1% and 8.1% respectively.

A-3-138

3600 South Las Vegas Boulevard Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 16 Bellagio Hotel and Casino	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,250,000 39.3% 8.42x 28.3%

The relationship between the holders of the Bellagio Hotel and Casino Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Bellagio Hotel and Casino Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-2-C2, A-3-C2	$60,000,000	$60,000,000	Benchmark 2020-B16	No
Note A-1-C1	$100,000,000	$100,000,000	BANK 2020-BNK25	No
Note A-2-C1	$60,000,000	$60,000,000	GSMS 2020-GC45	No
Note A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2	$716,000,000	$716,000,000	BX 2019-OC11	Yes(1)
Note A-1-RL, A-2-RL, A-3-RL	$360,200,000	$360,200,000	Third party investor	No
Note A-1-C2	$61,000,000	$61,000,000	BANK 2020-BNK27	No
Note A-1-C3	$65,000,000	$65,000,000	MSC 2020-L4	No
Note A-1-C5	$35,000,000	$35,000,000	BANK 2020-BNK26	No
Note A-1-C4, A-1-C6	$39,000,000	$39,000,000	MSNBA(2)	No
Note A-2-C4	$20,000,000	$20,000,000	CGCMT 2020-GC46	No
Note A-3-C1	$40,000,000	$40,000,000	Benchmark 2020-B17	No
Note A-3-C3, A-3-C4	$43,750,000	$43,750,000	BBCMS 2020-C6	No
Note A-2-C-3, A-3-C5	$55,000,000	$55,000,000	Benchmark 2020-IG1	No
Note A-3-C6	$21,250,000	$21,250,000	Benchmark 2020-B18	No
Total Senior Notes(3)	$1,676,200,000	$1,676,200,000
Note B-1-S, B-2-S, B-3-S	$510,700,000	$510,700,000	BX 2019-OC11	No
Note B-1-RL, B-2-RL, B-3-RL	$139,800,000	$139,800,000	Third party investor	No
Total Junior A Notes(3)	$650,500,000	$650,500,000
Note C-1-S, C-2-S, C-3-S	$683,300,000	$683,300,000	BX 2019-OC11	No
Whole Loan	$3,010,000,000	$3,010,000,000

(1)	The controlling note is Note A-1-S1.

(2)	Expected to be contributed to one or more future securitization transactions.

(3)	The Bellagio Hotel and Casino Junior A Notes are subordinate to the Bellagio Hotel and Casino Senior Notes, and the Bellagio Hotel and Casino Junior B Notes are subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes.

The Bellagio Hotel and Casino Whole Loan has a 10-year interest-only term. The Bellagio Hotel and Casino Senior Notes and Bellagio Hotel and Casino Junior A Notes accrue at the rate of 3.170153% per annum. The Bellagio Hotel and Casino Junior B Notes accrue interest at the rate of 5.35000% per annum. The Bellagio Hotel and Casino Whole Loan proceeds along with borrower sponsor equity were used to purchase the Bellagio Hotel and Casino Property for approximately $4.25 billion. Based on the “As-Is” Appraised Value of $6.5 billion as of October 16, 2019, the Cut-off Date LTV and Maturity Date LTV for the Bellagio Hotel and Casino Senior Loan are 25.8% and 25.8%, respectively.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$1,676,200,000	39.3%	Purchase Price	$4,250,000,000	99.8%
Junior A Notes	1,333,800,000	31.3	Closing Costs	10,591,035	0.2%
Sponsor Equity(1)	1,250,591,035	29.4
Total Sources	$4,260,591,035	100.0%	Total Uses	$4,260,591,035	100.0%
(1)	Includes MGM’s approximately $62.4 million of retained equity interest in the Bellagio Hotel and Casino Property after the sale-leaseback.

The Borrower / Borrower Sponsor. The borrower is BCORE Paradise LLC (the “Bellagio Hotel and Casino Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. BREIT Operating Partnership L.P. (“BREIT OP”) is the borrower sponsor and the non-recourse carveout guarantor. BREIT OP is a subsidiary of Blackstone Real Estate Investment Trust, Inc. (“BREIT”). BREIT is a non-traded REIT focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate assets under management included approximately 114,000 owned hotel keys as of December 31, 2019, making Blackstone one of the largest hospitality investors in the United States. Blackstone’s experience of owning and managing hotels includes Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bellagio Hotel and Casino Whole Loan.

The non-recourse carveout guarantor’s liability for bankruptcy related recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the Bellagio Hotel and Casino Whole Loan as of the date of the event. In addition, only the related single purpose entity borrower, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity borrower is the only party liable under the environmental indemnity; provided, however, that if the Bellagio

A-3-139

3600 South Las Vegas Boulevard Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 16 Bellagio Hotel and Casino	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,250,000 39.3% 8.42x 28.3%

Hotel and Casino Borrower fails to maintain an environmental insurance policy required under the loan documents, the non-recourse carveout guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the Bellagio Hotel and Casino Property or controlling equity interests in the Bellagio Hotel and Casino Borrower is loss recourse, rather than full recourse.

The Property. The Bellagio Hotel and Casino Property is a full-service luxury resort and casino property located on the Las Vegas Strip, between The Cosmopolitan and Caesar’s Palace, and across from the Paris Las Vegas Hotel & Casino and Bally’s Las Vegas Hotel & Casino. The Bellagio covers approximately 77 acres and consists of 3,933 hotel rooms and suites in two hotel towers – the Main Tower and the Spa Tower. The Main Tower offers panoramic views of the Las Vegas Strip and the Fountains of Bellagio. The Bellagio Hotel and Casino Property contains approximately 154,000 sq. ft. of casino space, featuring approximately 1,700 slot machines and 144 gaming tables, approximately 200,000 sq. ft. of event space, 29 food and beverage outlets, an approximately 55,000 sq. ft. spa, five swimming pools, approximately 85,000 sq. ft. of retail space featuring approximately 30 retailers, and a botanical garden. The Bellagio is also the home to Cirque du Soleil’s “O”, an aquatic, acrobatic theater production that has been in residence at the Bellagio since October 1998. Guestrooms range from one to three bedrooms. Standard room amenities include a flat-panel television, high-speed internet and 24-hour in room dining. The guest bathrooms are finished with porcelain tile flooring and tub/shower surrounds, granite vanity countertops, and wall-mounted lighting fixtures. Additional amenities include access to five outdoor swimming pools with 51 private cabanas, four whirlpools, two wedding chapels, a fitness center, a spa, a salon and barber shop, concierge services, the Fountains of Bellagio, the Bellagio Gallery of Fine Art, the Conservatory and Botanical Gardens, on-site entertainment, retail outlets, a FedEx business center and transportation services.

Cirque du Soleil performances at the Bellagio Hotel and Casino Property scheduled through July 31, 2020 have been cancelled. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies have filed in Canada for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure and that, if the court grants the initial order sought, Cirque will seek its immediate provisional recognition in the United States under Chapter 15 of the U.S. Bankruptcy Code in the United States Bankruptcy Court.

Approximately $371.9 million (approximately $94,600 per key) has been invested in the Bellagio Hotel and Casino Property since 2010, including approximately $165 million on room renovations (approximately $42,000 per key). In 2011 and 2012 the Bellagio Hotel and Casino Property underwent a $66.6 million renovation on the Main Tower and a $39.7 million renovation on the Spa Tower. Average daily rate (“ADR”) increased 2.9% from 2011 to 2012 and an additional 2.8% from 2012 to 2013. In 2014 and 2015 the Bellagio Hotel and Casino Property underwent a $59.1 million renovation on the suites in the Main Tower. Total hotel operating revenue increased to approximately $363.7 million in 2016, representing a 6.3% year over year increase compared to 2015. ADR increased 5.1% year over year and RevPAR increased 5.5% in the same time period. Approximately $12.8 million was spent on the renovation of Sadelle’s and Spago restaurants. Sadelle’s replaced Café Bellagio in December 2018 and Spago opened in June 2018, replacing Todd English Olives.

The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC (the “Bellagio Tenant”), an indirectly wholly owned subsidiary of MGM Resorts International (“MGM”), which entered into a new 30-year lease, with two 10-year extension options (the “Bellagio Lease”) to operate the Bellagio Hotel and Casino Property. Under the Bellagio Lease, the Bellagio Tenant is required to pay to the Bellagio Hotel and Casino Borrower an initial lease rent of $245.0 million per annum (the “Bellagio Lease Rent”), subject to annual increases of (i) 2.0% for the first 10 years of the lease term, and (ii) thereafter, the greater of 2.0% or the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average (“CPI”) (capped at 3.0% in years 11-20 and 4.0% thereafter) for the remainder of the initial lease term. MGM (NYSE: MGM, rated Ba3/BB/BB- by Moody’s, Fitch and S&P) guarantees the payment and performance of all monetary obligations and certain other obligations of the Bellagio Tenant under the Bellagio Lease. In connection with the sale-leaseback, the Bellagio Tenant is required under the Bellagio Lease to make capital improvements intended to ensure that the Bellagio Hotel and Casino Property remains competitive with other top tier Las Vegas Strip offerings going forward. For the four year period from 2020 through 2023, under the Bellagio Lease, the Bellagio Tenant is required to spend 5.0% of net revenues (subject to a minimum of $275.0 million total) on capital expenditures, in the aggregate. During each four year period (on a rolling basis) beginning in 2024 through the end of the Bellagio Hotel and Casino Whole Loan term, the Bellagio Tenant is required to spend 3.0% of net revenues on capital expenditures. Under the terms of the Bellagio Lease, the Bellagio Tenant is also required to reserve on a monthly basis 1.5% of net revenues each year to fund capital expenditures (which are made available to the Bellagio Tenant for capital expenditures and FF&E). As of the trailing twelve months ended March 31, 2020, approximately 29.9% of revenues were from gaming, 28.1% from hotel, 24.6% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

The Bellagio Hotel and Casino Property includes a variety of retail tenants, including brands such as Chanel, Tiffany & Co., Gucci, Hermes, Christian Dior, Breguet and Harry Winston. The retail space totals approximately 85,000 sq. ft. and generated approximately $54.6 million in revenue as of December 31, 2018. The Bellagio Tenant is currently budgeting for the addition of a luxury retail store in the Bellagio Hotel and Casino Property lobby. We cannot assure you that this change will occur as expected or at all.

A-3-140

3600 South Las Vegas Boulevard Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 16 Bellagio Hotel and Casino	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,250,000 39.3% 8.42x 28.3%

The hotel component of the Bellagio Hotel and Casino Property has maintained an occupancy at or above 92.3% since 2006 with an 11-year average occupancy of 93.4%. As of TTM March 2020, the Bellagio Hotel and Casino Property had an average of 3,933 rooms available with an occupancy of 93.4%, an ADR of $286.23 and a RevPAR of $267.40.

Hotel Performance(1)
	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	TTM March 2020	11-Year Avg.(2)
Occupancy	94.2%	92.5%	93.3%	92.9%	92.3%	93.1%	93.2%	93.5%	92.9%	94.9%	94.4%	93.4%	93.4%
ADR	$204	$204	$230	$237	$243	$254	$257	$270	$276	$278	$285	$286	$249
RevPAR	$192	$189	$215	$220	$225	$236	$240	$253	$257	$264	$269	$267	$233
Room Revenue ($mm)	$271.2	$271.1	$297.3	$311.5	$321.7	$337.6	$342.2	$363.7	$368.1	$378.9	$384.1	$368.1	$331.6
(1)	The financial information presented in this table is consistent with the manner in which MGM management assesses these results and allocates resources. Accordingly, the results and information presented in this table may differ, in some respects, from how such results and information would be presented in standalone financial statements.

(2)	Average excludes TTM March 2020.

The Bellagio Hotel and Casino Property contains approximately 154,000 sq. ft. of casino space, featuring approximately 1,700 slot machines and 144 gaming tables. The casino facilities include table games such as blackjack, craps, roulette, baccarat and poker.

Casino Performance(1)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	5-Year Avg.	11-Year Avg.
Slot Units	2,376	2,298	2,250	2,205	2,100	2,118	2,063	1,935	1,873	1,827	1,732	1,886	2,071
Table Units	151	153	154	152	147	146	144	146	145	145	144	145	148
Gaming Revenue ($mm)	$352.75	$306.87	$289.51	$319.11	$298.61	$335.58	$381.50	$369.71	$439.66	$435.93	$422.86	$409.93	$359.28
% Change in Gaming Revenue	-	-13.0%	-5.7%	10.2%	-6.4%	12.4%	13.7%	-3.1%	18.9%	-0.8%	-3.0%	N/A	N/A
(1)	The financial information presented in this table is consistent with the manner in which MGM management assesses these results and allocates resources. Accordingly, the results and information presented in this table may differ, in some respects, from how such results and information would be presented in standalone financial statements. 2019 figures for Casino Performance at the Bellagio Hotel and Casino Property are not available as they were not provided by the borrower.

As of July 1, 2020, the Bellagio Hotel and Casino Property remains 100.0% leased to MGM. The Bellagio Hotel and Casino Loan is current through the July 1, 2020 payment date. As of July 5, 2020, the Bellagio Hotel and Casino Loan is not subject to any modification or forbearance request.

The Bellagio Hotel and Casino Property is located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2018. In connection with the financial downturn in 2008 and 2009, the Las Vegas Market generally experienced a contraction. During 2010, the market began to rebound and visitation has returned to or near peak levels. 2018 Year-over-Year, Airport Passenger Traffic is up 2.5% and Clark County Gaming Revenues are up 2.7%.

Market Overview(1)
Category	1990	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	150,259
YoY % Change	NAP	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.7%
Airport Passenger Traffic (thousands)	19,090	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,646	51,538
YoY % Change	NAP	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%
(1)	Source: Las Vegas Convention and Visitors Authority.

A-3-141

3600 South Las Vegas Boulevard Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 16 Bellagio Hotel and Casino	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,250,000 39.3% 8.42x 28.3%

The Las Vegas Strip has traditionally enjoyed high occupancy rates compared to the national average. From 2014 to year to date May 2019, occupancy across the Las Vegas Strip increased from 88.8% to 90.3%. ADR for the Las Vegas Strip increased by approximately 18.3% from $126 in 2014 to $149 for year to date May 2019. Improving trends in ADR have been driven by more properties adding resort fees, improvement in the convention segment, as well as the addition of higher-quality room supply.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Bellagio Hotel and Casino Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2018	91.1%	$281.66	$257.01	94.9%	$278.28	$264.19	104.2%	98.8%	102.8%
(1)	Source: Appraisal.

The primary competitive set for the Bellagio Hotel and Casino Property comprises five hotels located on the Las Vegas Strip. These properties total 22,840 rooms and include the 4,004 room Aria Resort & Casino, 4,748 room Wynn/Encore Resort and Casino, 7,117 room Venetian/Palazzo Resort and Casino, 2,995 room Cosmopolitan Resort and Casino and 3,976 room Caesar's Palace.

Comparable Properties(1)
Property Name	No. of Rooms	Year Opened	Meeting Space (sq. ft.)	Gaming Space (sq. ft.)	Estimated 2018 Occ.	Estimated 2018 ADR	Estimated 2018 RevPAR
Bellagio Hotel and Casino Property	3,933	1998	200,000	154,000	94.9%	$278.28	$264.19
Aria Resort & Casino	4,004	2009	500,000	150,000	91.0%	$265.00	$241.15
Wynn/Encore Resort and Casino	4,748	2006/2008	290,000	191,424	90.0%	$300.00	$270.00
Venetian/Palazzo Resort and Casino	7,117	1999/2010	450,000	335,878	91.0%	$295.00	$268.45
Cosmopolitan Resort and Casino	2,995	2010	152,000	68,981	95.0%	$325.00	$308.75
Caesar's Palace	3,976	1966	300,000	124,200	90.0%	$220.00	$198.00
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2017	2018	2019	T-12 3/31/2020	U/W	U/W (Per Room)
Occupancy	92.9%	94.9%	94.4%	93.4%	94.8%
ADR	$276.24	$278.28	$284.52	$286.23	$281.69
RevPAR	$256.53	$264.19	$268.51	$267.40	$267.18

Room Revenue	$368,058,522	$378,860,233	$384,145,763	$368,069,271	$382,839,838	$97,340
F&B Revenue	341,830,126	334,447,851	334,770,265	322,552,992	333,149,122	$84,706
Gaming	435,933,726	422,862,787	388,536,245	391,669,133	399,769,284	$101,645
Entertainment	119,207,719	120,427,525	123,528,731	118,031,869	121,762,603	$30,959
Other Revenue(2)	100,540,676	111,236,871	113,663,523	108,916,003	111,541,617	$28,360
Total Revenue	$1,365,570,769	$1,367,835,267	$1,344,644,527	$1,309,239,268	$1,349,062,464	$343,011
Room Expense	107,330,702	111,385,859	112,393,890	110,133,638	111,344,926	$28,310
F&B Expense	258,789,184	257,609,113	254,328,159	247,924,054	256,340,473	$65,177
Other Departmental Expenses(2)	322,639,400	332,481,659	331,112,060	324,536,693	330,066,360	$83,922
Total Departmental Expenses	$688,759,286	$701,476,631	$697,834,109	$682,594,385	$697,751,759	$177,410
Gross Operating Income	$676,811,483	$666,358,636	$646,810,418	$626,644,883	$651,310,705	$165,602
Total Undistributed Expenses	127,583,150	128,495,099	132,753,933	129,643,640	128,324,048	$32,628
Gross Operating Profit	$549,228,333	$537,863,537	$514,056,485	$497,001,243	$522,986,657	$132,974
Management Fee	24,326,134	26,005,109	26,892,891	26,184,785	26,682,737	$6,784
Taxes	16,070,971	18,230,324	17,853,945	17,951,785	17,763,857	$4,517
Insurance	3,094,994	3,762,062	4,953,751	4,979,929	4,474,748	$1,138
Total Fixed Charges	19,165,965	21,992,386	22,807,696	22,931,714	22,238,605	$5,654
Total Operating Expenses	$859,834,535	$877,969,225	$880,288,629	$861,354,524	$874,997,149	$222,476
Net Operating Income	$505,736,234	$489,866,042	$464,355,898	$447,884,744	$474,065,315	$120,535
Capital Expenditures	0	0	0	0	20,235,937	$5,145
Net Cash Flow	$505,736,234	$489,866,042	$464,355,898	$447,884,744	$453,829,378	$115,390
(1)	The information above is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and DSCR and Debt Yield for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x and 8.1% respectively. . For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(2)	Other Revenue and Other Departmental Expenses include retail other operations.

A-3-142

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

[THIS PAGE INTENTIONALLY LEFT BLANK]

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Realized Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Asset Representations Reviewer/Operating Advisor
Deutsche Mortgage & Asset Receiving Corporation 60 Wall Street cmbs.requests@db.com New York, NY 10005 Contact: Helaine M. Kaplan Phone Number: (212) 250-5270	Midland Loan Services 10851 Mastin Street Building 82, Suite 300 Overland Park, KS 66210 Contact: askmidlandls.com Phone Number: (913) 253-9000	Midland Loan Services 10851 Mastin Street Building 82, Suite 300 Overland Park, KS 66210 Contact: askmidlandls.com	Park Bridge Lender Services LLC 600 Third Avenue, 40th Floor New York, NY 10016 Contact: David Rodgers Phone Number: (212) 230-9025
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AGN-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AGN-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AGN-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AGN-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Certificate		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AGN-VRR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
AGN-X		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-M		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
AGN-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
AGN-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
AGN-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
AGN-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Certificate		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
AGN-VRR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
AGN-X		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AGN-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AGN-X	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AGN-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AGN-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AGN-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Certificate	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AGN-VRR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Controlling Class Information
Controlling Class:
Effective as of: mm/dd/yyyy
Directing Holder:
Effective as of: mm/dd/yyyy

Total

(1) The Available Distribution Amount includes any Prepayment Premiums and Yield Maintenance Charges.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Certificate Administrator/Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Deferred Interest	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
ARD Interest	0.00		Asset Representations Reviewer Fee - Park Bridge Lender	0.00
Default Interest and Late Payment Charges	0.00		Services LLC
Net Prepayment Interest Shortfall	0.00
Net Prepayment Interest Excess	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Attorney Fees & Expenses	0.00
Unscheduled Principal	0.00		Bankruptcy Expense	0.00
Principal Prepayments	0.00		Taxes Imposed on Trust Fund	0.00
Collection of Principal after Maturity Date	0.00		Non-Recoverable Advances	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Workout-Delayed Reimbursement Amounts	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Received	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P & I Advances include the current period advance.								6	-	DPO			Foreclosure

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	8/17/20
		Record Date:	7/31/20
		Determination Date:	8/11/20

Supplemental Reporting

Disclosable Special Servicer Fees, Loan Event of Default, Servicer Termination Event or Special Servicer Termination Event information would be disclosed here.

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ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT

Report Date: If during the prior calendar year, (i) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time or (ii) the Operating Advisor was entitled to consult with the Special Servicer with respect to any Major Decision, this report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of July 1, 2020 (the “Pooling and Servicing Agreement”), among Deutsche Mortgage & Asset Receiving Corporation, as the depositor, Midland Loan Services, a Division of PNC Bank, National Association, as the master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as the special servicer, Wells Fargo Bank, National Association, as the certificate administrator and trustee and Park Bridge Lender Services LLC, as the operating advisor and the asset representations reviewer.
Transaction: Benchmark 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2020-B18
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer for period: Midland Loan Services, a Division of PNC Bank, National Association
Directing Holder: Eightfold Real Estate Capital Fund V, L.P. (or its affiliate)

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.       The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

b.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

c.	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.       [●] Mortgage Loans were the subject of a Major Decision as to which the operating advisor has consultation rights pursuant to the PSA.

II.	Executive Summary

Based on the requirements and qualifications set forth in the PSA, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the PSA) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related Mortgage Loans]

2.	Consulted with the Special Servicer as provided under the PSA. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations, Collateral Deficiency Amount calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the Special Servicer.

a.       The Operating Advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.       After consultation with the master servicer or the special servicer, as applicable, to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the PSA, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the PSA that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Holder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have any obligation to speak with the Directing Holder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the Certificate Administrator through the Certificate Administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

GERMAN AMERICAN CAPITAL CORPORATION AND CITI REAL ESTATE FUNDING INC.
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each of GACC and CREFI will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the issuing entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex D-2 and Annex D-3, respectively. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement. For the avoidance of doubt references to “Mortgage Loan” and “Mortgage Loans” in this Annex D-1 exclude the JPMCB Mortgage Loans. In addition, solely for purposes of this Annex D-1 and the related exceptions set forth in Annex D-2 or Annex D-3, as applicable, the term “Mortgage Loans” and “Mortgage Notes” will refer to such mortgage loans and mortgage notes sold by the applicable mortgage loan seller.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under

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applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)       Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) (1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)       Hospitality Provisions. The Loan Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(6)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first

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lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) set forth in Annex D-2 or Annex D-3 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(7)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer)(the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan or a Whole Loan or is part of a Whole Loan that is cross-collateralized and cross-defaulted with another Whole Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(8)       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment

D-1-3

and other personal property financing). Except as set forth in Annex D-2 or Annex D-3, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(9)       Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(10)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(11)       Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(12)       Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

D-1-4

(13)       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(14)       Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(15)       Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(16)       No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

(17)       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below) in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

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Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as

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may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18)       Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(19)       No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(20)       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(21)       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (or related Whole Loan); or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding

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sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) the Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(22)       Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(23)       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(24)       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(25)       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26)       Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

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(27)       Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(28)       Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan (or related Whole Loan)) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan (or related Whole Loan)) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)       Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual

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operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(30)       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex D-2 or Annex D-3, as applicable; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Borrower, (iv) Transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (28) and (33) in this prospectus or the exceptions thereto set forth in Annex D-2 or Annex D-3, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to Annex D-2 or Annex D-3, or future permitted mezzanine debt in each case as set forth on Schedule D-2 to Annex D-2 or Annex D-3 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-3 to Annex D-2 or Annex D-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with

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all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(32)       Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33)       Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34)       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(35)       Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who

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may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)       The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

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(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)       Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(36)       Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(37)       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(38)       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(39)       Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

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(40)       Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(41)       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(42)       Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(43)       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(44)       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any Mortgage Loan that is part of a

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Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.

(45)       Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(46)       Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in this prospectus, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in this prospectus.

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ANNEX D-2

EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
4	BX Industrial Portfolio	(11) Condition of Property	Each related Mortgaged Property was inspected more than six months prior to the related origination date.
5	MGM Grand & Mandalay Bay	(17) Insurance

Insurance is permitted to be up to and including $500,000, and the deductible for windstorm and earthquake coverage is not more than 5% of the total insurable value of the applicable Mortgaged Property; provided that if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and each rating agency rating securities that represent an interest in the Whole Loan guaranteeing any failure by the related Borrower to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of an Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property); provided, further, that (1) the related Borrower may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate and (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may be considered not to be customary.

The Whole Loan documents permit the Borrower to rely on insurance maintained by MGM Lessee II, LLC (the “MGM Tenant”) so long as the master lease (the “MGM Lease”) between the Borrower and the MGM Tenant is in effect and there is no default continuing under the lease (beyond any applicable cure period). Such insurance maintained by the MGM Tenant (the “MGM Policies”) is required to conform to the requirements of the Whole Loan documents (except it is acknowledged and agreed that the MGM Policies are permitted to vary from the requirements of the Whole Loan documents with respect to (x) the named storm sublimit which shall be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which shall be no greater than $5,000,000). Such $700,000,000 limit is less than full replacement cost. In addition, such deductibles may be considered not to be customary.

The MGM Lease provides that all insurance proceeds (except business interruption insurance proceeds not allocated to rent expenses, if any, which will be payable to and retained by the MGM Tenant) payable by reason of any property loss or damage to the Mortgaged Property, or any portion of the Mortgaged Property, under any property insurance policy will be paid to the lender or an escrow account reasonably acceptable to the Borrower and the MGM Tenant, and made available to the MGM Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Mortgaged Property (or any portion thereof); provided that if the total amount of proceeds payable net of applicable deductibles is $50,000,000 or less, and if no event of default under the MGM Lease has occurred and is continuing, the proceeds will be paid to the MGM Tenant and, subject to certain limitations set forth in the MGM Lease, used for the repair of the damage to the leased property in accordance with the terms of the MGM Lease.

Terrorism insurance may be written by a non-rated captive insurer.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
4	BX Industrial Portfolio	(18) Access; Utilities; Separate Tax Lots	Fifteen of the 68 individual Mortgaged Properties securing the Mortgage Loan occupy combined tax lots, paired or grouped, as applicable, as follows: Romeoville Bldg 1 and Romeoville Bldg 2; 7453 Empire – Bldg A and 7453 Empire – Bldg C; Bridgewater Center 1 and Bridgewater Center 2; 300 Salem Church Rd, 350A Salem Church Rd and 350B Salem Church Rd; Diamond Hill 1 and Diamond Hill 4; Cavalier I and Cavalier II; 1000 Lucas Way and 514 Butler Rd.
4	BX Industrial Portfolio	(25) Local Law Compliance	Three of the 68 individual Mortgaged Properties comprising the Mortgage Loan are nonconforming with respect to parking. The Mortgaged Property located at 455 Gibraltar is deficient 13 spaces; the Mortgaged Property located at 401 E Laraway Rd is deficient 239 spaces, and the Mortgaged Property located at 2240-2250 Woodale Dr. is deficient 19 spaces.
5	MGM Grand & Mandalay Bay	(26) Licenses and Permits	The Borrower did not covenant in the Whole Loan documents (so long as the applicable Mortgaged Property is subject to the MGM Lease) to keep all material licenses, permits and applicable government authorizations necessary for its operation of the Mortgaged Property in full force and effect.
6	1633 Broadway	(26) Licenses and Permits	Special Permit (Case 72-99 BZ) expired on January 11, 2020; however, such permit (which permits the use as a physical culture establishment) is related solely to the Equinox space. Equinox is required under its lease to renew such permit.
Various	All GACC Mortgage Loans	(27) Recourse Obligations	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
4	BX Industrial Portfolio	(27) Recourse Obligations

The related loan documents provide that in the event of a bankruptcy action by or against the related Borrower, liability of the related nonrecourse carveout guarantor, BREIT Industrial Holdings LLC, is limited to 10% of the then- outstanding principal balance of the Whole Loan, plus the enforcement cost relating to such bankruptcy action.

Only the Borrower is liable under the environmental indemnity, so long as such Borrower maintains the environmental insurance policy required under the loan documents. If such Borrower obtains the environmental policy for a period that is less than required under the loan documents and fails to renew the policy pursuant to the requirements of such loan documents, the related guarantor is liable for the indemnification obligations under the environmental indemnity, to the extent the same would have been covered by the environmental policy, and is capped at the required policy amount.

The recourse carveout for waste is for “willful misconduct” resulting in “physical damage or waste to any Individual Property”.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
5	MGM Grand & Mandalay Bay	(27) Recourse Obligations

BREIT Operating Partnership L.P. (“BREIT Guarantor”) and MGM Growth Properties Operating Partnership L.P. (“MGP Guarantor” and together with BREIT Guarantor, collectively, “Guarantor”) are severally (but not jointly) liable for recourse events in accordance with their respective percentage interests in the Borrower.

The Guarantor’s liability with respect to bankruptcy-related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Whole Loan as of the date of the event.

Only the related Borrower, and not the Guarantor, is liable for breaches of environmental covenants, and the related Borrower is the only party liable under the environmental indemnity; provided, however, that if the related Borrower fails to maintain an environmental insurance policy as required under the Whole Loan documents and the Mortgaged Property is not subject to the MGM Lease, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Whole Loan documents and (y) for any amounts recovered under the environmental policy.

Recourse for waste is limited to willful misconduct by the related Borrower, Guarantor or certain of their affiliates that results in physical damage or waste to the Mortgaged Property.

6	1633 Broadway	(27) Recourse Obligations	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan.
17	Southcenter Mall	(27) Recourse Obligations	The obligations of the non-recourse carveout guarantor with respect to voluntary bankruptcy events are capped at 20% of the outstanding principal balance of the related Whole Loan as of the date of the applicable bankruptcy event.
4	BX Industrial Portfolio	(28) Mortgage Releases	The related loan documents provide for a release price in connection with permitted releases of individual Mortgaged Properties equal to 105% of the then-existing allocated loan amount (after any permitted prepayments or repayments, as applicable) until 30% of the original principal balance of the related Whole Loan has been prepaid (at which point the release price increases to 110% of the then-existing allocated loan amount). In addition, In the event that, at the time of the release, there is an undrawn revolving advance that is available for borrowing under the floating rate portion of the related Whole Loan, the Borrower may, in lieu of paying the release price for the Mortgaged Property being released, cause the available amount of such undrawn revolving advance to be reduced by the amount of the release price.
5	MGM Grand & Mandalay Bay	(28) Mortgage Releases	Upon satisfying certain conditions, the Borrower may release a Mortgaged Property by prepaying or defeasing an amount equal to the lesser of (1) the outstanding principal amount of the Whole Loan, together with all interest accrued and unpaid thereon and (2) (i) 105% of the allocated loan amount for the released Mortgaged Property until such time that the outstanding principal balance of the Whole Loan has been reduced to $2,250,000,000 and (ii) thereafter, 110% of the allocated loan amount of the released Mortgaged Property.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
17	Southcenter Mall	(28) Mortgage Releases	The Borrower is permitted to obtain the release of (1) that certain parcel designated on Schedule III-A of the Loan Agreement (the “Firestone Parcel”), (2) that certain parcel designated on Schedule III-B of the Loan Agreement (the “Post Office Parcel”) and (3) any other unimproved (or improved solely with surface parking, landscaping, hardscaping and/or utilities that do not serve the remaining Mortgaged Property or are readily relocatable), non-income producing, non-material portions of the Property (an “Immaterial Parcel”; and together with the Firestone Parcel and the Post Office Parcel, individually or collectively as the context may require, a “Release Parcel”) and any unowned improvements located thereon from the lien of the Mortgage. The Borrower is not required to prepay or defease the Mortgage Loan in connection with such release, except that the Borrower is required to prepay an amount equal to $1,275,000 with respect to the Post Office Parcel, together with yield maintenance, if prior to the open prepayment date. The value of the Release Parcels was not excluded from the appraised value of the Mortgaged Property.
5	MGM Grand & Mandalay Bay	(30) Acts of Terrorism Exclusion

So long as the Mortgaged Property is subject to the MGM Lease, the borrower is permitted to rely on terrorism insurance provided by the MGM Tenant.

Terrorism insurance may be written by a non-rated captive insurer.

If (A) TRIPRA is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the related Borrower (or the MGM Tenant) will be required to maintain terrorism insurance as required by the Whole Loan documents; provided, however, that it will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Borrower (or the MGM Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

D-2-4

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
4	BX Industrial Portfolio	(31) Due on Sale or Encumbrance

The related Whole Loan documents provide that no Restricted Pledge Party (as defined below) may be restricted from any sale or pledge of the direct ownership interests in the most upper-tier Restricted Pledge Party, provided such pledge directly or indirectly secures indebtedness that is also directly or indirectly secured by substantial assets other than the related individual Mortgaged Properties. “Restricted Pledge Party” means, collectively, the Borrowers or any other direct or indirect equity holder in such Borrowers up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the related individual Mortgaged Properties, provided that neither (i) the related borrower sponsor, (ii) any direct and indirect legal or beneficial owner of such borrower sponsor, (iii) any publicly traded entity (or shareholders, members, or nonmanaging members thereof) with a net worth or market capitalization in excess of $300,000,000 (exclusive of such entity’s interests in the related individual Mortgaged Properties) (those parties identified in clauses (i) through (iii), an “Excluded Entity”) or (iv) an entity that holds a direct or indirect interest in an Excluded Entity will be a Restricted Pledge Party.

Moreover, the related loan documents permit without limitation the sale, conveyance, assignment, mortgage, grant, bargain, encumbrance, pledge, hypothecation, disposition or transfer of any direct or indirect interest in any Excluded Entity or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or member manager) of any Excluded Entity.

5	MGM Grand & Mandalay Bay	(31) Due on Sale or Encumbrance

The Whole Loan documents provide that no Restricted Pledge Party (as defined below), other than the Borrower or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan. The assets of a Restricted Pledge Party may include direct or indirect equity interests in the Borrower.

Certain transfers are permitted without lender consent so long as, after giving effect to such sale or pledge, (x) (1) the Borrower and any principal thereof (on an unencumbered and look through basis) are indirectly controlled and at least 50.1% owned by BREIT OP and/or MGP OP, provided that (I) with respect to BREIT OP, BREIT OP is owned, managed or controlled by BREIT, a Qualified Advisor, a Qualified Transferee or a Public Vehicle (each such term, as defined in the Whole Loan documents) and (II) with respect to MGP OP, MGP OP is managed and controlled by MGP Growth Properties LLC, a Public Vehicle or a Qualified Transferee, or (y) following a Public Sale (as defined in the Whole Loan documents), a Public Vehicle or, following a Permitted Assumption, the applicable Qualified Transferee (1) shall own not less than 51% of the economic and direct or indirect legal and beneficial interests in the Borrower, the Guarantor and any principal (on an unencumbered and look through basis) and (2) control the Borrower, the Guarantor and any principal.

“Restricted Pledge Party” means, collectively, the Borrower, any mezzanine borrower, or any other direct or indirect equity holder in the Borrower up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the mortgaged property.

4	BX Industrial Portfolio	(32) Single Purpose Entity	Certain of the Borrowers previously owned additional real properties in addition to the individual Mortgaged Properties; however, such properties were transferred prior to the origination of the related Whole Loan.
5, 17	MGM Grand & Mandalay Bay Southcenter Mall	(33) Defeasance	See exception to Representation and Warranty #28 above.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
4	BX Industrial Portfolio	(34) Fixed Interest Rates	The Mortgage Loan is subject to interest at a fixed rate, but certain of the related Companion Loans having an original principal balance of $99,427,615.36 are subject to interest at a floating rate.
4	BX Industrial Portfolio	(35) Ground Leases

(i) With respect to 35(a), three (3) of the related individual Mortgaged Properties (BX Industrial Portfolio – DFW Logistics Center (Bldg 3), BX Industrial Portfolio – DFW Logistics Center (Bldg 4), and BX Industrial Portfolio – DFW Logistics Center (Bldg 5), located at 2650 Esters Blvd., 2701 Esters Blvd., and 750 Royal Lane, respectively) are ground leased to the related Borrower by the Dallas/Fort Worth International Airport Board. Each related ground lease provides that the lessee may use the premises for the limited purpose of office, distribution, warehouse, assembly, and operations reasonably related thereto and such other lawful purposes as may be incidental to such uses, and no person may use the premises for any other purpose without the related landlord’s consent. Certain landscaped portions of the premises may be used by the lessee on a non-exclusive basis only for the limited purposes of constructing and maintaining, at the related lessee’s expense, utilities connections, driveways, and landscaping with related irrigation. No one may install in any public area any vending machines or devices designed to dispense goods, drinks, tobacco or merchandise, nor may a cafeteria be operated (other than for employees with the approval of the related landlord). In addition, due to the related premises location in a non-terminal area of the related airport, such premises are designated as being situated in a “foreign trade zone”, and it is intended that the premises be used by foreign trade zone users.

(ii) With respect to 35(e), the related landlord’s consent will not be required for a foreclosure of the leasehold mortgage or a voluntary assignment to acquire the leasehold estate. Such landlord’s consent will be required for the mortgagee to exercise the rights of the ground lessee after such foreclosure or assignment unless and until the mortgagee assumes all of the lessee’s obligations in writing.

(iii) With respect to 35(i), the ground leases each provide that the lessee may not assign such ground lease, in whole or in part, to any entity other than those specified therein, without the consent of the related landlord, who may approve or disapprove of any subtenant in its reasonable discretion. The landlord’s consent is needed for both assignment and sublease. The landlord’s consent to the Mortgage Loan was obtained pursuant to a ground lease estoppel delivered by such landlord with respect to each ground lease. Any transfer of the ground leasehold interest by the mortgagee after a foreclosure or assignment in lieu of foreclosure will require landlord’s consent.

(iv) With respect to 35(k), in the case of a total or substantially total taking or loss, insurance proceeds will be so applied only prior to the last fifteen years of the related ground lease term, which expires in 2056.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
17	Southcenter Mall	(35) Ground Leases

A portion of the Mortgaged Property consisting of a parcel of land that contains 1400 parking spaces but is otherwise unimproved (the “Parking Area Parcel”) is ground subleased by Macy’s West Stores, Inc. to the Borrower (the “Parking Area Sublease”). With respect to the Parking Area Sublease, the following exceptions apply:

(35)(c): The term of the Parking Area Sublease expires June 30, 2045, which is less than 20 years after the maturity date of the Mortgage Loan.

(35)(g): The lender is entitled to receive notice of default, but the Parking Area Sublease does not provide that notice of default is not effective against the Borrower until such notice is given to the lender.

(35)(i): The Borrower, as subtenant, is not permitted to assign or demise or sublet any interest in the Parking Area Parcel without sublandlord’s consent.

(35)(j): The Parking Area Sublease does not contain such provisions.

(35)(k): The Parking Area Sublease does not contain such provisions.

(35)(l): The Parking Area Sublease does not contain a new lease provision.

Various	All GACC Mortgage Loans	(38) No Material Default; Payment Record	With respect to any covenants under the related Mortgage Loan that require the Borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Borrower forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
4, 5	BX Industrial Portfolio MGM Grand & Mandalay Bay	(40) Organization of Borrower	The Borrowers under the related Mortgage Loans are affiliated with each other, and with the Borrower under the Bellagio Hotel and Casino Mortgage Loan.
21, 24	Battery Park Lofts Edge 32 Apartments	(40) Organization of Borrower	The Borrowers under the related Mortgage Loans are affiliated with each other.
4	BX Industrial Portfolio	(42) Appraisal	The date of the appraisal for each related Mortgaged Property is more than six months prior to the related origination date.

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SCHEDULE D-1

GERMAN AMERICAN CAPITAL CORPORATION

LOANS WITH EXISTING MEZZANINE DEBT

None.

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SCHEDULE D-2

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
5	MGM Grand & Mandalay Bay

6	1633 Broadway

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SCHEDULE D-3

GERMAN AMERICAN CAPITAL CORPORATION

CROSSED MORTGAGE LOANS

None.

D-2-10

ANNEX D-3

EXCEPTIONS TO CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
14	Flushing Commons	(6) Lien; Valid Assignment	No secondary market syndication, participation or sale shall be to (i) Stanley Cayre and/or his family members; (ii) Stanley Chera and/or his family members; (iii) Jeff Sutton and/or his family members; (iv) Alex Adjmi and/or his family members; (v) Vornado Realty Trust; (vi) SL Green Realty Corp.; (vii) Starwood Capital or (viii) to any entity majority owned or controlled by any of the foregoing persons, except in connection with a securitization.
14	Flushing Commons	(7) Permitted Liens; Title Insurance	An amendment to the condominium declaration affecting the general common elements, the condominium or all unit owners, may be consummated by the vote of, or by the written approval of, 66-2/3% in number and in general common interest of all unit owners, provided, however, that the general common interest appurtenant to any unit shall not be altered without the written consent of the unit owners so affected. As the related borrower owns 2.1444% of the common elements, the related borrower cannot block an amendment to the condominium declaration affecting the general common elements, the condominium or all unit owners.
14	Flushing Commons	(7) Permitted Liens; Title Insurance	The master condominium board may amend any provision of the condominium declaration or the master by-laws by a 75% vote of the master board members present and entitled to vote at a duly called meeting of the master board at which a quorum is present; provided, however, that (x) the general common interest appurtenant to each unit shall not be altered without the written consent of all unit owners directly affected, and (y) no amendment that would adversely affect the lien of any mortgagee is effective without the consent of, among other persons, a majority of the retail mortgagees (i.e., the lender). As the related borrower only maintains two out of the nine board seats (i.e. less than 25%), the related borrower cannot block an amendment to the declaration or the master by-laws.
26	1725 N Commerce Parkway	(7) Permitted Liens; Title Insurance	The cell tower tenant, SBA 2012 TC Assets, LLC, has a right of first refusal to purchase the Mortgaged Property pursuant to its lease (the “ROFO”).
28	OrthoSouth	(14) Actions Concerning Mortgage Loan	The related borrower sponsor is named as a defendant and is affiliated with entities that are currently defendants in pending lawsuits (each unrelated to the Mortgaged Properties). One lawsuit, filed in December 2011, alleges, among other claims, a breach of a contract by the defendants for the sale to investors of tenant-in-common interests in commercial properties. A lawsuit, filed in July 2012, alleges, among other claims, that a wholly-owned subsidiary of Grubb & Ellis Realty Investors, LLC made misrepresentations and failed to provide proper disclosure when selling securities in four tenant-in-common real estate transactions.
Various	All CREFI Mortgage Loans	(17) Insurance	The Mortgage Loan documents may permit the borrower to cause the insurance required at the Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the Mortgaged Property.
5	MGM Grand & Mandalay Bay	(17) Insurance

The deductible for the “all risk” property insurance is permitted to be up to and including $250,000; the deductible for terrorism insurance is permitted to be up to and including $500,000, and the deductible for windstorm and earthquake coverage is not more than 5% of the total insurable value of the applicable Mortgaged Property; provided that if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and each rating agency rating securities that represent an interest in the Whole Loan guaranteeing any failure by the related Borrower to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of an Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property); provided, further, that (1) the related

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

Borrower may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate and (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may be considered not to be customary.

The Whole Loan documents permit the Borrower to rely on insurance maintained by MGM Lessee II, LLC (the “MGM Tenant”) so long as the master lease (the “MGM Lease”) between the Borrower and the MGM Tenant is in effect and there is no default continuing under the lease (beyond any applicable cure period). Such insurance maintained by the MGM Tenant (the “MGM Policies”) is required to conform to the requirements of the Whole Loan documents (except it is acknowledged and agreed that the MGM Policies are permitted to vary from the requirements of the Whole Loan documents with respect to (x) the named storm sublimit which shall be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which shall be no greater than $5,000,000). Such $700,000,000 limit is less than full replacement cost. In addition, such deductibles may be considered not to be customary.

The MGM Lease provides that all insurance proceeds (except business interruption insurance proceeds not allocated to rent expenses, if any, which will be payable to and retained by the MGM Tenant) payable by reason of any property loss or damage to the Mortgaged Property, or any portion of the Mortgaged Property, under any property insurance policy will be paid to the lender or an escrow account reasonably acceptable to the Borrower and the MGM Tenant, and made available to the MGM Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Mortgaged Property (or any portion thereof); provided that if the total amount of proceeds payable net of applicable deductibles is $50,000,000 or less, and if no event of default under the MGM Lease has occurred and is continuing, the proceeds will be paid to the MGM Tenant and, subject to certain limitations set forth in the MGM Lease, used for the repair of the damage to the leased property in accordance with the terms of the MGM Lease.

Terrorism insurance may be written by a non-rated captive insurer.

14	Flushing Commons	(17) Insurance	So long as the condominium association board insures and restores the general common elements (as defined in the condominium documents to include foundations and supports and other structural or exterior portions of the Mortgaged Property), the related Mortgagor shall not be required to maintain insurance in accordance with the Mortgage Loan documents.
14	Flushing Commons	(17) Insurance	All insurance proceeds following a casualty/condemnation involving the general common elements shall be payable to the master board unless such funds exceed $2,000,000, in which case they will be held by a bank or trust company having an office in the City of New York and having a capital surplus and undivided profits of at least $500,000,000.
5	MGM Grand & Mandalay Bay	(26) Licenses and Permits	The Borrower did not covenant in the Whole Loan documents (so long as the applicable Mortgaged Property is subject to the MGM Lease) to keep all material licenses, permits and applicable government authorizations necessary for its operation of the Mortgaged Property in full force and effect.
5	MGM Grand & Mandalay Bay	(27) Recourse Obligations

BREIT Operating Partnership L.P. (“BREIT Guarantor”) and MGM Growth Properties Operating Partnership LP (“MGP Guarantor” and together with BREIT Guarantor, collectively, “Guarantor”) are severally (but not jointly) liable for recourse events in accordance with their respective percentage interests in the Borrower.

The Guarantor’s liability with respect to bankruptcy-related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Whole Loan as of the date of the event.

Only the related mortgagors, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

related mortgagors are the only parties liable under the environmental indemnity; provided, however, that if the related Borrower fails to maintain an environmental insurance policy as required under the Whole Loan documents and the Mortgaged Property is not subject to the MGM Lease, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Whole Loan documents and (y) for any amounts recovered under the environmental policy.

Recourse for waste is limited to willful misconduct by the related mortgagors, non-recourse guarantor or certain of their affiliates that results in physical damage or waste to the Mortgaged Property.

9	420 Taylor Street	(27) Recourse Obligations

The loss carveout for losses relating to misapplication of insurance proceeds, condemnation awards, rents during an event of default or rents paid more than one month in advance is subject to notice from lender and a five business-day cure period.

The environmental indemnity provided by each Mortgagor and the guarantor (individually and collectively, the “Indemnitor”) specifically excludes any losses to the extent (A) arising from: (1) any action taken by the Borrower who, as a result of a Mezzanine Foreclosure Divestment (defined below), is no longer an affiliate of one or more persons comprising the Sponsor Group (defined below), provided, that, such action does not result from any circumstance, condition, action or event with respect to the Mortgaged Property or the Borrower first arising prior to the date of such Mezzanine Foreclosure Divestment; or (2) any circumstance, condition, action or event with respect to the Mortgaged Property or the Borrower first arising after the date of such Mezzanine Foreclosure Divestment; and (B) not caused by one or more persons comprising the Sponsor Group; provided, that, the Indemnitor will remain liable under the environmental indemnity for any losses (to the extent the Indemnitor would otherwise be liable for such losses pursuant to the environmental indemnity) to the extent arising from any circumstance, condition, action or event, arising prior to the date of the Mezzanine Foreclosure Divestment, even if such applicable circumstance, condition, action or event was not discovered, until after the date of such Mezzanine Foreclosure Divestment, but the Indemnitor will not be liable for any increase in losses due solely to an exacerbation of a release caused directly by the affirmative action of an indemnified party or any contractor, agent or any other party engaged by or within the direct control of any such person. “Mezzanine Foreclosure Divestment” means the acquisition by the lender for any mezzanine loan created by the lender pursuant to the Mortgage Loan documents (each, a “New Mezzanine Loan”) (or any purchaser at a foreclosure sale or such mezzanine lender’s designee of an assignment in lieu of foreclosure, as applicable) of title to the direct or indirect ownership interests in the Borrower pursuant to a foreclosure of the New Mezzanine Loan or an assignment in lieu of foreclosure of the new Mezzanine Loan that has not been set aside, rescinded or invalidated, provided, that, in each case, such mezzanine lender (or such purchaser at a foreclosure sale or mezzanine lender’s designee of an assignment in lieu of foreclosure, as applicable) is not the Borrower or any affiliate of the Borrower, with the result that no person or persons comprising the Sponsor Group will hold 10% or more of a direct or indirect equity interests in, or control, the Borrower (in such instance, the Borrower may be referred to as “Divested Borrower”). “Sponsor Group” means, collectively, (1) the guarantors of the Mortgage Loan and (2) any affiliate of the guarantors.

In the event (i) (a) the Mortgage Loan is paid in full in the ordinary course or (b) defeased in full in accordance with the Mortgage Loan documents, (ii) the Indemnitor delivers to the indemnitee a current Phase I environmental site assessment with respect to the Mortgaged Property (and a follow up Phase II environmental assessment report if required by the Phase I) and such other information or investigations as the indemnitee may reasonably require (collectively, “Acceptable Information”), which concludes that there is no evidence that the Mortgaged Property contains any hazardous substances in violation of applicable environmental laws that has not been remediated to the extent required by and in accordance with applicable environmental laws, and the Mortgaged Property is not subject to any significant risk of contamination from any off site hazardous substances in violation of the representations, warranties, and covenants set forth in the

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Mortgage Loan documents, as determined by the indemnitee in its reasonable discretion, and (iii) the indemnitee has not exercised any of its remedies under the mortgage to obtain an entry of a judgment of foreclosure, exercise any power of sale, or delivery of a deed in lieu of foreclosure of the mortgage, the Indemnitor will be released from its obligations set forth herein with respect to the Mortgaged Property on the second anniversary of the date on which items (i) through (iii) above are satisfied.
5	MGM Grand & Mandalay Bay	(28) Mortgage Releases	Upon satisfying certain conditions, the Borrower may release a Mortgaged Property by prepaying or defeasing an amount equal to the lesser of (1) the outstanding principal amount of the Whole Loan, together with all interest accrued and unpaid thereon and (2) (i) 105% of the allocated loan amount for the released Mortgaged Property until such time that the outstanding principal balance of the Whole Loan has been reduced to $2,250,000,000 and (ii) thereafter, 110% of the allocated loan amount of the released Mortgaged Property.
Various	All CREFI Mortgage Loans	(30) Acts of Terrorism Exclusion	The Mortgage Loan documents may permit the borrower to cause the insurance required at the Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the Mortgaged Property.
5	MGM Grand & Mandalay Bay	(30) Acts of Terrorism Exclusion

So long as the Mortgaged Property is subject to the MGM Lease, the mortgagors are permitted to rely on terrorism insurance provided by the MGM Tenant.

Terrorism insurance may be written by a non-rated captive insurer.

If (A) TRIPRA is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the related Borrower (or the MGM Tenant) will be required to maintain terrorism insurance as required by the Whole Loan documents; provided, however, that it will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Borrower (or the MGM Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

5	MGM Grand & Mandalay Bay	(31) Due on Sale or Encumbrance

The Whole Loan documents provide that no Restricted Pledge Party (as defined below), other than the mortgagors or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan. The assets of a Restricted Pledge Party may include direct or indirect equity interests in the mortgagors.

Certain transfers are permitted without lender consent so long as, after giving effect to such sale or pledge, (x) (1) the mortgagors and any principal thereof (on an unencumbered and look through basis) are indirectly controlled and at least 50.1% owned by BREIT OP and/or MGP OP, provided that (I) with respect to BREIT OP, BREIT OP is owned, managed or controlled by BREIT, a Qualified Advisor, a Qualified Transferee or a Public Vehicle (each such term, as defined in the Whole Loan documents) and (II) with respect to MGP OP, MGP OP is managed and controlled by MGP Growth Properties LLC, a Public Vehicle or a Qualified Transferee, or (y) following a Public Sale (as defined in the Whole Loan documents), a Public Vehicle or, following a Permitted Assumption (as defined in the Whole Loan documents), the applicable Qualified Transferee (1) shall own not less than 51% of the economic and direct or indirect legal and beneficial interests in the mortgagors, the Guarantor and any principal (on an

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

unencumbered and look through basis) and (2) control the mortgagors, the Guarantor and any principal.

“Restricted Pledge Party” means, collectively, the Borrower, any mezzanine borrower, or any other direct or indirect equity holder in the Borrower up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the mortgaged property.

5	MGM Grand & Mandalay Bay	(33) Defeasance	The exception to Representation and Warranty #28 is also an exception to this representation..
5	MGM Grand & Mandalay Bay	(40) Organization of Borrower	The Borrowers under the related Mortgage Loans are affiliated with the borrowers under the Bellagio Hotel and Casino and BX Industrial Portfolio mortgage loan.

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SCHEDULE D-1

CITI REAL ESTATE FUNDING INC.

LOANS WITH EXISTING MEZZANINE DEBT

None.

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SCHEDULE D-2

CITI REAL ESTATE FUNDING INC.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
5	MGM Grand & Mandalay Bay

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SCHEDULE D-3

CITI REAL ESTATE FUNDING INC.

CROSSED MORTGAGE LOANS

None.

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ANNEX E-1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

JPMCB will in its Mortgage Loan Purchase Agreement make, with respect to each JPMCB Mortgage Loan, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex E-2. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the JPMCB Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the JPMCB Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)       Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each JPMCB Mortgage Loan by the deadlines set forth in the PSA and/or MLPA.

(2)       Whole Loan; Ownership of Mortgage Loans. Except with respect to each JPMCB Mortgage Loan that is part of a Whole Loan, each JPMCB Mortgage Loan is a whole loan and not an interest in a JPMCB Mortgage Loan. Each JPMCB Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the Other Securitization), participation (other than with respect to any JPMCB Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each JPMCB Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each JPMCB Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such JPMCB Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

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(3)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such JPMCB Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the JPMCB Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)       Mortgage Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)       Hospitality Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Borrower and franchisor of such property enforceable by the trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each JPMCB Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) (1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Borrower nor guarantor has been released from its obligations under the JPMCB Mortgage Loan.

(7)       Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding endorsement or assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such

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JPMCB Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the JPMCB Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the JPMCB Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the JPMCB Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the PSA, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(8)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a JPMCB Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such JPMCB Mortgage Loan (or with respect to a JPMCB Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related JPMCB Mortgage Loan constitutes a cross-collateralized JPMCB Mortgage Loan, the lien of the Mortgage for another JPMCB Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related JPMCB Mortgage Loan or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the JPMCB Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally

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described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(9)       Junior Liens. It being understood that B notes secured by the same Mortgage as a JPMCB Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Borrower.

(10)     Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the JPMCB Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11)     Financing Statements. Each JPMCB Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Borrower and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12)     Condition of Property. The Mortgage Loan Seller or the originator of the JPMCB Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the JPMCB Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each JPMCB Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13)     Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation,

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water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a JPMCB Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14)     Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15)     Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related JPMCB Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such JPMCB Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16)     Escrow Deposits. All escrow deposits and payments required pursuant to each JPMCB Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the Other Securitization) and identified as such with appropriate detail. Any and all requirements under the JPMCB Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17)     No Holdbacks. The principal amount of the JPMCB Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the JPMCB Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18)     Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a JPMCB Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a JPMCB Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not

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less than the lesser of (1) the original principal balance of the JPMCB Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each JPMCB Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a JPMCB Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related JPMCB Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such JPMCB Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the JPMCB Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the

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general liability insurance policy, as named or additional insured. Each related JPMCB Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(19)     Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the JPMCB Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20)     No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each JPMCB Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such JPMCB Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21)     No Contingent Interest or Equity Participation. No JPMCB Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(22)     REMIC. The JPMCB Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the JPMCB Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the JPMCB Mortgage Loan and (B) either: (a) such JPMCB Mortgage Loan or Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the JPMCB Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the JPMCB Mortgage Loan and (2 a proportionate amount of any lien that is in parity with the JPMCB Mortgage Loan; or (b) substantially all of the proceeds of such JPMCB Mortgage Loan were used to acquire, improve or protect the real property

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which served as the only security for such JPMCB Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the JPMCB Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such JPMCB Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the JPMCB Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a JPMCB Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such JPMCB Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) JPMCB identifies such JPMCB Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the JPMCB Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(23)     Compliance. The terms of the Mortgage Loan documents evidencing such JPMCB Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the JPMCB Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the JPMCB Mortgage Loan.

(24)     Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such JPMCB Mortgage Loan.

(25)     Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such JPMCB Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Borrower.

(26)     Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a JPMCB Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty

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would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)     Licenses and Permits. Each Borrower covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the JPMCB Mortgage Loan or the rights of a holder of the related JPMCB Mortgage Loan. The JPMCB Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Borrower and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(28)     Recourse Obligations. The Mortgage Loan documents for each JPMCB Mortgage Loan provide that such JPMCB Mortgage Loan (a) becomes full recourse to the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Borrower; (ii) Borrower or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Borrower or (iii) transfers of either the Mortgaged Property or equity interests in Borrower made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Borrower’s fraud or intentional misrepresentation; (iii) willful misconduct by the Borrower or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions of the related Borrower, guarantor, property manager or their affiliates, employees or agents.

(29)     Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such JPMCB Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the JPMCB Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject JPMCB Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject JPMCB Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the

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effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any JPMCB Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the JPMCB Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the JPMCB Mortgage Loan or Whole Loan outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the JPMCB Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the JPMCB Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the JPMCB Mortgage Loan or Whole Loan.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, no such JPMCB Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another JPMCB Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(30)     Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each JPMCB Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each JPMCB Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31)     Acts of Terrorism Exclusion. With respect to each JPMCB Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other JPMCB Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the JPMCB Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each JPMCB Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32)     Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each JPMCB Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the

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unpaid principal balance of such JPMCB Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex E-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related JPMCB Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any JPMCB Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with another JPMCB Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33)     Single-Purpose Entity. Each JPMCB Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the JPMCB Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Borrower with respect to each JPMCB Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each JPMCB Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the JPMCB Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the JPMCB Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with the related JPMCB Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)     Defeasance. With respect to any JPMCB Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the JPMCB Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the JPMCB Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date, (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (C) if the JPMCB Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the JPMCB Mortgage Loan permits partial releases of real property in

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connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Borrower would continue to own assets in addition to the defeasance collateral, the portion of the JPMCB Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Borrower is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35)     Fixed Interest Rates. Each JPMCB Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such JPMCB Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

(36)     Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any JPMCB Mortgage Loan where the JPMCB Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(A)       The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)       The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)       The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related JPMCB Mortgage Loan, or 10 years past the stated maturity if such JPMCB Mortgage Loan fully amortizes by the stated maturity (or with respect to a JPMCB Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D) The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)       The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the JPMCB Mortgage Loan and

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its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)       The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)       The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)       The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(J)       Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest;

(K)       In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest; and

(L)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37)     Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each JPMCB Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

(38)     ARD Loan. Each JPMCB Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such JPMCB Mortgage Loan. If the related Borrower elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the JPMCB Mortgage Loan or a unilateral option (as defined in Treasury

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Regulations under Section 1001 of the Code) in the JPMCB Mortgage Loan exercisable during the term of the JPMCB Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related mortgage interest rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(39)     Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Borrower or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a JPMCB Mortgage Loan, Certified Operating Histories may not have been available.

(40)     No Material Default; Payment Record. No JPMCB Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no JPMCB Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related JPMCB Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1. No person other than the holder of such JPMCB Mortgage Loan may declare any event of default under the JPMCB Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41)     Bankruptcy. In respect of each JPMCB Mortgage Loan, the related Borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42)     Organization of Borrower. The Mortgage Loan Seller has obtained an organizational chart or other description of each Borrower which identifies all beneficial controlling owners of the Borrower (i.e., managing members, general partners or similar controlling person for such Borrower) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling

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Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43)     Environmental Conditions. At origination, each Borrower represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the JPMCB Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain JPMCB Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such JPMCB Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Borrower with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each JPMCB Mortgage Loan set forth on Schedule E-1 to Annex E-2, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule E-1 to Annex E-2 (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with

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respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Borrower (A) was required to remediate the identified condition prior to closing the JPMCB Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the JPMCB Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Borrower questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the JPMCB Mortgage Loan.

(44)     Lease Estoppels. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related JPMCB Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related JPMCB Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a JPMCB Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45)     Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the JPMCB Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(46)     Mortgage Loan Schedule. The information pertaining to each JPMCB Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained therein.

(47)     Cross-Collateralization. No JPMCB Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(48)     Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Borrower, and no funds have been received from any person other than the related Borrower or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the JPMCB Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a JPMCB Mortgage Loan, other than contributions made on or prior to the Closing Date.

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(49)     Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the JPMCB Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the JPMCB Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the PSA (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Borrower.

“Servicing File”: A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the JPMCB Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the JPMCB Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the JPMCB Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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ANNEX E-2

EXCEPTIONS TO JPMCB MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1, 6, 9, 10, 11, 12, 15, 16, 22	Agellan Portfolio 1633 Broadway 420 Taylor Street 3000 Post Oak Chase Center Tower I Chase Center Tower II Apollo Education Group HQ Campus Bellagio Hotel and Casino Kings Plaza	(7) Lien; Valid Assignment	The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
15	Apollo Education Group HQ Campus	(8) Permitted Liens; Title Insurance	The Mortgage Loan documents permit the Mortgagor to obtain property-assessed clean energy loans in an amount not to exceed $10,000,000 provided, among other conditions, at lender’s sole discretion, the Mortgagor delivers a rating agency confirmation from any applicable rating agency.
1	Agellan Portfolio	(9) Junior Liens	There is a mezzanine loan in the original principal balance of $31,000,000, which is currently held by JPMorgan Chase Bank, National Association and is expected to be sold to a third party investor. In connection with the mezzanine loan, the lenders entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
6	1633 Broadway	(9) Junior Liens	The Mortgage Loan documents permit future mezzanine loan upon satisfaction of certain conditions, including, without limitation, (a) combined maximum LTV of 52.08%, (b) combined minimum DSCR of 3.08x, (c) combined minimum debt yield of 9.35%, and (c) the lenders entering into an intercreditor agreement.
10	3000 Post Oak	(9) Junior Liens	There is a mezzanine loan in the original principal balance of $20,000,000, which is currently held by JPMorgan Chase Bank, National Association and is expected to be sold to a third party investor. In connection with the mezzanine loan, the lenders entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
16	Bellagio Hotel and Casino	(9) Junior Liens	The Mortgage Loan documents permit future mezzanine loan upon satisfaction of certain conditions, including, without limitation, (a) combined maximum LTV of 72.0%, (b) combined minimum DSCR of 4.24x, and (c) the lenders entering into an intercreditor agreement.
11, 12	Chase Center Tower I Chase Center Tower II	(9) Junior Liens	As security for the guarantor’s obligations and liabilities under its guaranty under the Mortgage Loans, and to effectuate the cross-collateralization of the Mortgage Loans, the guarantor delivered second mortgages as trustor for the benefit of the lender.
20	Jasmine Cove	(9) Junior Liens	The Mortgage Loan documents permit future mezzanine loan upon satisfaction of certain conditions, including, without limitation, (a) combined maximum LTV of 65.15%, (b) combined minimum DSCR of 1.48x, and (c) the lenders entering into an intercreditor agreement.
22	Kings Plaza	(9) Junior Liens	There is a mezzanine loan in the original principal balance of $53,000,000, which is currently held by JPMorgan Chase Bank, National Association, Wells Fargo Bank, National

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Association and Société Générale Financial Corporation, and is expected to be sold to a third-party investor. In connection with the mezzanine loan, the lenders entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
1, 6, 9, 10, 11, 12, 15, 16, 22	Agellan Portfolio 1633 Broadway 420 Taylor Street 3000 Post Oak Chase Center Tower I Chase Center Tower II Apollo Education Group HQ Campus Bellagio Hotel and Casino Kings Plaza	(10) Assignment of Leases and Rents	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
1	Agellan Portfolio	(18) Insurance

Terrorism coverage is included in both general liability and umbrella liability policies, but the terrorism coverage applies only up to $25,000,000 of the umbrella coverage, as opposed to $75,000,000 generally applicable under the umbrella coverage; provided, however, the lender is permitted under the Mortgage Loan documents to increase the requirement with respect to the terrorism coverage throughout the Mortgage Loan term so long as at no point during the Mortgage Loan term will such coverage (a) be required to be greater than the umbrella coverage generally required under the Mortgage Loan documents and (b) coverage is commercially available but in such event the Borrower will not be required to spend on terrorism insurance coverage more than $200,000 at such time in respect of the umbrella coverage, and if the cost of terrorism insurance exceeds such amount, the Borrower will purchase the maximum amount of terrorism insurance available with funds equal to such amount.

6	1633 Broadway	(18) Insurance	The Mortgage Loan documents permit the Mortgage Loan to be insured by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all remaining carriers are rated “BBB” by S&P, “BBB” by Fitch (to the extent Fitch rates the securitization of the Loan and the insurer) and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).
11, 12	Chase Center Tower I Chase Center Tower II	(18) Insurance

The master association maintains a master property insurance policy that covers the entire complex, including the Mortgaged Properties, which coverage for the Mortgaged Properties complies with the requirements set forth in the Mortgage Loan documents. Unless the casualty solely affects the Mortgaged Properties and does not involve any structural elements and repair is not being performed by the master association, all proceeds will be held and disbursed by the master association or if the proceeds are in excess of $1,000,000, an eligible institution experienced in the disbursement of construction loan funds as selected by the board of the master association in accordance with the master association documents.

For multi-layered policies, (A) if four (4) or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the securities and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
the Securities and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P, “Baa2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the securities and rates the applicable insurance company, or (B) if five (5) or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates the securities and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P, “Baa2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the Securities and rates the applicable insurance company.
16	Bellagio Hotel and Casino	(18) Insurance

The Mortgagor is required to obtain and maintain insurance providing for a deductible (a) not to exceed $50,000,000 for comprehensive all risk property insurance, (b) not to exceed $500,000 and with respect to flood, windstorm and earthquake coverage, and (c) not to exceed 5% of the total insurable value of the Mortgaged Property, subject to a $1,000,000 minimum (provided that, if the guarantor provides a guaranty acceptable to the lender and the approved rating agencies guaranteeing any failure by the Mortgagor to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of the Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property); provided, further, that (1) the Mortgagor may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood.

Notwithstanding the foregoing, the Mortgagor is not required to maintain the coverages on the Mortgaged Property required in the Mortgage Loan documents for so long as (A) the lease (the “Bellagio Lease”) between the Mortgagor and Bellagio, LLC (“Bellagio Tenant”) is in full force and effect, (B) no default by Bellagio Tenant beyond any applicable notice and cure period has occurred and is continuing under the Bellagio Lease and (C) Bellagio Tenant maintains insurance policies on the Mortgaged Property that satisfy the requirements set forth in the Mortgage Loan documents, (the “Bellagio Policies”), (except it is acknowledged and agreed that the Bellagio Policies are permitted to vary from the requirements of the Mortgage Loan documents with respect to (x) the named storm sublimit which will be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which will be no greater than $2,500,000), including, without limitation, naming the lender as mortgagee/loss payee and additional insured, as applicable. Notwithstanding the foregoing requirements, (1) Bellagio Tenant is permitted to maintain a portion of the coverage required under the Mortgage Loan documents with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (A) Bellagio Tenant replaces the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth hereinabove and (B) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, Bellagio Tenant replaces any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents and (2) the terrorism coverage required in the Mortgage Loan documents, as it pertains to the Mortgaged Property, may be written a “captive” Insurance Company, provided such “captive” Insurance Company satisfies certain conditions set forth in the Mortgage Loan documents. See exceptions to representations and warranties #31 below.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

Bellagio Tenant has provided the comprehensive all risk property insurance, under which (i) the property deductible is $2,500,000 and (ii) the flood deductible is $10,000,000.

If the Mortgagor elects to have its insurance coverage provided by a syndicate of insurers, then, if such syndicate consists of five or more members, (A) at least 60% of the insurance coverage (or 75% if such syndicate consists of four or fewer members) will be provided by insurance companies having a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s (to the extent Moody’s is an approved Rating Agency and rates the applicable insurance carrier), and (B) the remaining 40% of the insurance coverage (or the remaining 25% if such syndicate consists of four or fewer members) will be provided by insurance companies having a claims paying ability rating of “BBB+” or better by S&P and “Baa1” or better by Moody’s (to the extent Moody’s is an approved Rating Agency and rates the applicable insurance carrier).

So long as the Bellagio Lease is in effect with terms and provisions reasonably equivalent to the terms and provisions regarding disbursement of insurance proceeds as the Bellagio Lease as in effect on the origination date, the provisions of the Bellagio Lease will govern the disbursement of insurance proceeds provided that (a) the Mortgagor will have demonstrated to the lender’s reasonable satisfaction that the Bellagio Tenant has committed to complete its restoration obligations pursuant to, and in accordance with, the terms and provisions of the Bellagio Lease within four years of the date the Bellagio Tenant can first reasonably access the Mortgaged Property for purposes of commencing restoration and (b) the Mortgagor or Bellagio Tenant has demonstrated to the lender’s reasonable satisfaction that the Bellagio Tenant has sufficient funds available to complete its restoration obligations under the Bellagio Lease in the event the amount of insurance proceeds is insufficient to complete the required restoration. The Bellagio Lease provides that in the event any fee mortgagee (which has entered into a fee mortgage that is in compliance with the Bellagio Lease) that is entitled to any insurance proceeds, under the terms of any fee mortgage, such proceeds (except business interruption not allocated to rent expenses, which will be payable to and retained by the Bellagio Tenant), will be applied, held and/or disbursed in accordance with the fee mortgage but in all events subject to Bellagio Tenant’s right to such insurance proceeds, and the Mortgagor is required to cause the fee mortgagee to make such proceeds available to the Bellagio Tenant for the reasonable costs of preservation, stabilization, emergency restoration, reconstruction and repair for the Mortgaged Property.

11, 12	Chase Center Tower I Chase Center Tower II	(19) Access; Utilities; Separate Tax Lots	Each of the Mortgaged Properties consists of condominium that is comprised of the office unit, which is collateral for the Mortgaged Property, and a retail unit, which is not part of the Mortgaged Property. The assessed value of each Mortgaged Property for taxes for the 2019-2020 fiscal year is permitted to include the retail unit so long as the applicable Borrower (i) timely files or causes to be filed for itself all federal income and other material tax returns and reports required to be filed by it under applicable law (or timely extensions thereof) and pays or causes to be paid all federal income and other material taxes and related liabilities required to be paid by it (including, without limitation, until such time as the applicable retail unit is no longer included in the assessed value of the applicable Mortgaged Property for taxes, all property taxes and related liabilities with respect to the applicable retail unit that are jointly assessed with the condominium unit if not paid prior to delinquency by the owner thereof and (ii) to the extent the applicable borrower is reserving for taxes under the Mortgage Loan documents, the amount of taxes reserved will be required to include taxes payable on the assessed value of the applicable retail unit until such time as the value of the such retail unit is no longer included in the assessed value of the Mortgaged Property for purposes of determining taxes. Once separate tax bills are issued for each Mortgaged Property by the City Assessor of San Francisco, the applicable Borrower will be required to deliver a separate tax

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
parcel endorsement to the title insurance policy in the form approved by the lender on the origination date of the Mortgage Loans.
22	Kings Plaza	(19) Access; Utilities; Separate Tax Lots	The Mortgaged Property is part of a tax parcel that includes certain non-collateral property owned by Macy’s (the “Macy’s Parcel”). Pursuant to a reciprocal easement agreement between the Mortgagor and Macy’s, the Mortgagor is required to make any payments due on the shared tax parcel directly to the related taxing authority and Macy’s is required to reimburse the Mortgagor for its pro rata share of any such payment. During any period when the Mortgaged Property and the Macy’s Parcel constitute a shared tax lot, any borrower obligation to escrow taxes or covenants to pay taxes will include any taxes attributable to the Macy’s Parcel. Provided that it would be commercially reasonable to do so under the circumstances, the Mortgage Loan documents require the Mortgagor to apply for, and make commercially reasonable efforts to obtain, approval from the applicable governmental authorities for the division of the Mortgaged Property and the Macy’s Parcel into separate tax lots. In addition, the Mortgage Loan documents (i) provide recourse for losses incurred by the lender as a result of the Mortgaged Property not constituting a separate tax lot, (ii) require the Mortgagor to cooperate with the lender to effectuate a tax lot split in connection with any enforcement of remedies by the lender under the Mortgage Loan documents and (iii) grant a power of attorney to the lender during the continuance of an event of default to effectuate a tax lot split on behalf of the Mortgagor.
11, 12	Chase Center Tower I Chase Center Tower II	(20) No Encroachments	Certain portions of the Mortgaged Properties’ improvements encroach onto other lots. Pursuant to provisions of an encroachment area agreement, such improvements are permitted to encroach as constructed and are entitled to remain and continue to encroach as long as the building remains and exists or is reconstructed after any event of damage or destruction to the improvements. If any portion of the of the common areas of the condominium encroaches on any unit or any portion of a unit encroaches on a common area due to the actual physical location of any improvements that are built in accordance with the original design, plans and specifications or due to engineering errors, adjustments or errors in original construction, reconstruction, repair, settlement, shifting or movement of the building or similar causes, the owner of the encroachment will have the right to maintain, repair or replace such encroachment so long as it exists.
19	364 Lincoln	(26) Local Law Compliance	Pursuant to the related zoning report, the Mortgaged Property has the following open violations (collectively, the “Violations”): (i) six violations listed in the NYC Department of Buildings database; (ii) three violations listed in the NYC Office of Administrative Trials and Hearings/Environmental Control Board database; (iii) six violations listed in the Department of Housing Preservation & Development Emergency Repair Work Orders database; (iv) 41 violations listed in the Department of Housing Preservation & Development database; (v) six fire department violations listed in the NYC Fire Department, Bureau of Revenue Management database; and (vi) one expired permit for oil violation listed in the NYC Fire Department, Bureau of Revenue Management database. The borrower is required under the Mortgage Loan documents to remedy and clear or record all of the Violations within 60 days following the loan origination, subject to extension of such period provided such Violations cannot be reasonably remedied within such period and the borrower has taken commercially reasonable efforts to diligently remedy and clear such Violations. The Mortgage Loan documents provide for a non-recourse carveout for losses incurred by the lender as a result of any of the Violations.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
20	Jasmine Cove	(26) Local Law Compliance	Pursuant to the related zoning report, the Mortgaged Property is legal non-conforming as to use. Any non-conforming use may be restored provided that a building permit for reconstruction is applied for within one year of the damaging occurrence and provided that the size of the structure is not increased. The Mortgage Loan documents provide for a non-recourse carveout for any losses in connection with (a) the failure by the Borrower to apply for all necessary permits to commence restoration of the Mortgaged Property following a casualty or condemnation in accordance with all applicable legal requirements within 12 months of such casualty or condemnation or (b) the inability of the Borrower to operate the Mortgaged Property as multifamily residential property following a casualty or condemnation.
22	Kings Plaza	(26) Local Law Compliance	Certain building code and fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to cause all notes and notices of violation issued as of the origination date to be cleared and/or removed within a reasonable period of time.
6	1633 Broadway	(27) Licenses and Permits	Special permit (Case 72-99 BZ) expires on January 11, 2020; however, such permit is related solely to the Equinox space. Equinox is required under its lease to renew such permit.
16	Bellagio Hotel and Casino	(27) Licenses and Permits	So long as the Mortgaged Property is subject to the Bellagio Lease, the Mortgagor’s covenants with respect to any action (including any covenant described in this representation) are limited to (x) the Mortgagor not directly taking such prohibited actions (or granting its consent under the Bellagio Lease to permit the Bellagio Tenant to take such a prohibited action to the extent such action is prohibited under the Bellagio Lease) and (y) the Mortgagor using commercially reasonable efforts to exercise its rights under the Bellagio Lease to cause the Bellagio Tenant to satisfy its obligations under the Bellagio Lease).
1	Agellan Portfolio	(28) Recourse Obligations

The loss recourse carveout for intentional misrepresentation is limited to material intentional misrepresentation.

The loss recourse carveout with respect to insurance proceeds or condemnation awards or of rents following an event of default is limited to misappropriation thereof and does not include misapplication or conversion thereof.

The loss carveout for material physical waste of the Mortgaged Property is limited to intentional material physical waste of the Mortgaged Property.

The loss carveout for security deposits covers misappropriation of security deposits of any individual Mortgaged Property, during the continuance of an event of default in violation of the terms of the Mortgage Loan documents.

Failure to obtain the lender’s consent, where such consent is required under the Mortgage Loan documents to any transfer of (x) any individual Mortgaged Property or any portion thereof, or (y) any equity interest in the Borrower, in each case, in violation of the Mortgage Loan documents constitutes only a loss carveout.

The full recourse carveout for any petition for bankruptcy, insolvency, dissolution or liquidation does not require instances in which such proceedings are consented to or acquiesced by the Borrowers.

The full recourse carveout for collusion by the Borrowers or the guarantor with other creditors to cause an involuntary bankruptcy filing is limited to collusion “in writing.”

The aggregate liability of related guarantor with respect to the matters that constitute full recourse carveouts (each, a “Full Recourse Event”) under the Mortgage Loan documents will not exceed an amount equal to (x) 20% of the outstanding principal balance of the Mortgage Loan as of the first

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

occurrence of a Full Recourse Event plus (y) any and all reasonable third-party costs incurred by the lender (including reasonable and out-of-pocket attorney’s fees and costs) in connection with the enforcement of the Full Recourse Event thereunder and the collection of amounts due thereunder.

(i) The exercise of remedies by the lender under the Mortgage Loan or by the mezzanine lender (together with its successors and assigns, a “Mezzanine Lender”) under the mezzanine loan (the “Mezzanine Loan”) will not by itself trigger liability to the guarantor under the guaranty or the Indemnitor (as defined below) under the environmental indemnity, (ii) neither the guarantor nor the Indemnitor will have any liability under the guaranty or the environmental indemnity, as applicable, with respect to any acts, events or circumstances first arising with respect to any individual Mortgaged Property (each, an “Individual Property”) after (x) the date the lender or a person that is not a Guarantor Affiliate (as defined below) acquires title to such Individual Property, whether through foreclosure, private power of sale, the acceptance of a deed-in-lieu of foreclosure or otherwise, or (y) the date on which a receiver, trustee, liquidator or conservator, other than any such person appointed at the request of the guarantor or any Guarantor Affiliate, takes control of the Individual Property, except, in each case, with respect to acts taken by the guarantor or any Guarantor Affiliate prior to, on or after such date, (iii) the guarantor will not have any liability under the guaranty or the environmental indemnity, as applicable, with respect to any acts, events or circumstances first arising after the date on which any Mezzanine Lender (but in each case under this clause (iii), only as to the portion of the pledged interests as described in the mezzanine loan documents (the “Pledged Securities”) subject to such action), (x) consummates any foreclosure or acceptance of an assignment in lieu of foreclosure upon the Pledged Securities for the applicable mezzanine loan with respect to such Pledged Securities or otherwise consummates a similar enforcement action with respect to such Pledged Securities if after such action such Mezzanine Lender controls the Borrowers or (y) exercises control over the Borrowers following the consummation of an enforcement or remedial action with respect to the Pledged Securities for such mezzanine loan, including, if such Mezzanine Lender exercises any voting, proxy or similar right over any Pledged Securities or any right to replace officers and directors of such individual Borrower, the general partner or managing member of such individual Borrower (each, an “SPE Party”) or the mezzanine borrower, as applicable, except, in each case, for any liability under the guaranty arising as a result of acts taken by the guarantor or any Guarantor Affiliate prior to, on or after any of the actions set forth in clause (ii) or (iii) above (each, an “Enforcement Action), and (iv) the guarantor will not have any liability with respect to any acts, events or circumstances first arising after the date that a replacement guarantor executes and deliver a replacement guaranty covering the guaranteed obligations under the Mortgage Loan documents substantially similar to the guaranty or in such other form as reasonably acceptable to the lender in accordance with the terms hereunder and the Mortgage Loan documents, including delivery of any organizational documents, consents and resolutions and legal opinions of counsel reasonably required by the lender in connection therewith, each in form and substance reasonably acceptable to the lender. A “Guarantor Affiliate” means the guarantor and any person that either (or both) (a) is in control of, is controlled by or is under common control with (i) any guarantor or (ii) any general partner or managing member of, or other person or persons controlling, any guarantor (each a “Control Person”), or (b) is either (1) a person that owns directly or indirectly 25% or more equity interests in the guarantor, or (2) a person (other than the Borrowers, any SPE Party and the mezzanine borrower after an Enforcement Action) with respect to which the guarantor directly or indirectly owns 25% or more equity interests in such person, or (3) a person with respect to which any combination of the guarantor and Control Persons own, directly or indirectly voting equity interests in such person and have the right to control such person.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
The obligations and liabilities of the Borrowers and the related guarantor (individually and collectively, the “Indemnitor”) under the environmental indemnity will be deemed satisfied in full and fully discharged two years after the date (i) the Whole Loan is paid in full or, (ii) with respect to any individual Mortgaged Property (each, an “Individual Property”), such Individual Property is released, provided that the Indemnitor delivers to the indemnitee a Phase I environmental report confirming that each Individual Property is clear of any hazardous substances and each Individual Property is not subject to any significant risk of contamination from any off-site hazardous substances in violation of the representations, warranties, and covenants set forth in the environmental indemnity and the other Mortgage Loan documents, as determined by the indemnitee in its reasonable discretion and provided further, that, the indemnification obligations of the Indemnitor under the environmental indemnity will continue to survive as to any claims, actions, litigation or other proceedings that are then pending or subject to further appeal as of the two-year anniversary of the repayment of the Whole Loan in full.
6	1633 Broadway	(28) Recourse Obligations

There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan.

The loss recourse carveout with respect to the insurance proceeds or condemnation awards or of rents following an event of default is limited to the misappropriation of any funds in violation of the Mortgage Loan documents (including misappropriation of revenues, security deposits and/or loss proceeds), but does not include misapplication or conversion thereof.

Any unauthorized voluntary transfer of the Mortgaged Property or any other material collateral (including unauthorized voluntary liens and encumbrances on any material collateral) or prohibited change of control or prohibited pledge, in each case, in violation of the Mortgage Loan documents constitute only loss recourse carveouts instead of full recourse carveouts.

9	420 Taylor Street	(28) Recourse Obligations

The loss carveout for material physical waste of the Mortgaged Property is limited to intentional material physical waste of the Mortgaged Property.

The loss carveout for losses relating to misapplication of insurance proceeds, condemnation awards, rents during an event of default or rents paid more than one month in advance is subject to notice from lender and a five business-day cure period.

The environmental indemnity provided by each Mortgagor and the guarantor (individually and collectively, the “Indemnitor”) specifically excludes any losses to the extent (A) arising from: (1) any action taken by the Borrower who, as a result of a Mezzanine Foreclosure Divestment (defined below), is no longer an affiliate of one or more persons comprising the Sponsor Group (defined below), provided, that, such action does not result from any circumstance, condition, action or event with respect to the Mortgaged Property or the Borrower first arising prior to the date of such Mezzanine Foreclosure Divestment; or (2) any circumstance, condition, action or event with respect to the Mortgaged Property or the Borrower first arising after the date of such Mezzanine Foreclosure Divestment; and (B) not caused by one or more persons comprising the Sponsor Group; provided, that, the Indemnitor will remain liable under the environmental indemnity for any losses (to the extent the Indemnitor would otherwise be liable for such losses pursuant to the environmental indemnity) to the extent arising from any circumstance, condition, action or event, arising prior to the date of the Mezzanine Foreclosure Divestment, even if such applicable circumstance, condition, action or event was not discovered, until after the date of such Mezzanine Foreclosure Divestment, but the Indemnitor will not be liable for any increase in losses due solely to an exacerbation of a release caused directly by the affirmative action of an indemnified party or any contractor, agent or any other party

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

engaged by or within the direct control of any such person. “Mezzanine Foreclosure Divestment” means the acquisition by the lender for any mezzanine loan created by the lender pursuant to the Mortgage Loan documents (each, a “New Mezzanine Loan”) (or any purchaser at a foreclosure sale or such mezzanine lender’s designee of an assignment in lieu of foreclosure, as applicable) of title to the direct or indirect ownership interests in the Borrower pursuant to a foreclosure of the New Mezzanine Loan or an assignment in lieu of foreclosure of the new Mezzanine Loan that has not been set aside, rescinded or invalidated, provided, that, in each case, such mezzanine lender (or such purchaser at a foreclosure sale or mezzanine lender’s designee of an assignment in lieu of foreclosure, as applicable) is not the Borrower or any affiliate of the Borrower, with the result that no person or persons comprising the Sponsor Group will hold 10% or more of a direct or indirect equity interests in, or control, the Borrower (in such instance, the Borrower may be referred to as “Divested Borrower”). “Sponsor Group” means, collectively, (1) the guarantors of the Mortgage Loan and (2) any affiliate of the guarantors.

In the event (i) (a) the Mortgage Loan is paid in full in the ordinary course or (b) defeased in full in accordance with the Mortgage Loan documents, (ii) the Indemnitor delivers to the indemnitee a current Phase I environmental site assessment with respect to the Mortgaged Property (and a follow up Phase II environmental assessment report if required by the Phase I) and such other information or investigations as the indemnitee may reasonably require (collectively, “Acceptable Information”), which concludes that there is no evidence that the Mortgaged Property contains any hazardous substances in violation of applicable environmental laws that has not been remediated to the extent required by and in accordance with applicable environmental laws, and the Mortgaged Property is not subject to any significant risk of contamination from any off site hazardous substances in violation of the representations, warranties, and covenants set forth in the Mortgage Loan documents, as determined by the indemnitee in its reasonable discretion, and (iii) the indemnitee has not exercised any of its remedies under the mortgage to obtain an entry of a judgment of foreclosure, exercise any power of sale, or delivery of a deed in lieu of foreclosure of the mortgage, the Indemnitor will be released from its obligations set forth herein with respect to the Mortgaged Property on the second anniversary of the date on which items (i) through (iii) above are satisfied.

10	3000 Post Oak	(28) Recourse Obligations

The loss carveout for material physical waste of the Mortgaged Property is limited to intentional material physical waste of the Mortgaged Property.

In the event that (i) the Mortgage Loan is indefeasibly paid in full in accordance with the terms of the Mortgage Loan documents (exclusive of any indemnification or other obligations which are expressly stated in any of the Mortgage Loan documents to survive satisfaction of the Mortgage Loan that are not then due), (ii) the Mortgagor or the guarantor (individually and collectively, the “Indemnitor”) delivers to the lender, at Indemnitor’s sole cost and expense, a Phase I environmental report reasonably satisfactory to the lender in accordance with the Mortgage Loan documents (the “Acceptable Report”) with respect to the Mortgaged Property, and (iii) as of the date that the lender receives such Acceptable Report, there is no pending lawsuit or other legal proceeding related to the Mortgaged Property in connection with any matter addressed under the environmental indemnity, Indemnitor will be released from its obligations set forth herein on the second (2nd) anniversary of the date on which items (i)–(iii) above are each satisfied. If a release of Indemnitor from its obligations hereunder is not permitted solely as a result of the condition set forth in clause (iii) above failing to be satisfied, the environmental indemnity will remain in full force and effect until such time as the such lawsuit or other legal proceeding has been resolved by a final, non-appealable determination of a court of competent jurisdiction and Indemnitor has fully paid any and all amounts required to be paid to any indemnified party as a result of and/or in

E-2-9

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
connection with such lawsuit or other legal proceeding and/or the resolution thereof. Such termination of Indemnitor’s liability hereunder will become effective as of such second (2nd) anniversary unless within thirty (30) days after the delivery of the Acceptable Report to the lender, the lender delivers a notice to Indemnitor stating that Indemnitor has not satisfied the foregoing conditions in the indemnitee’s good faith reasonable determination.
11, 12	Chase Center Tower I Chase Center Tower II	(28) Recourse Obligations

There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loans.

The loss carveout for any willful misconduct is limited to willful misconduct in connection with the Mortgagors’ obligations under the Mortgage Loan documents (it being understood that a breach of an action or omission of an action as required under the Mortgage Loan documents will not be deemed to be willful misconduct solely as a result of such action or omission resulting in a default or event of default under the Mortgage Loan documents).

The indemnity obligations of the Mortgagor (the “Indemnitor”) contained in the environmental indemnity will terminate upon the second (2nd) anniversary of the earlier to occur of (i) the date of the indefeasible payment or defeasance by Indemnitor of the Mortgage Loan in full (other than any contingent or indemnification obligations under the Mortgage Loan documents which survive payment of the Mortgage Loan in full and are not yet due and payable) in accordance with the Mortgage Loan documents (the "Repayment Date") or (ii) the date that the indemnitee or its nominee (or a third-party purchaser at a foreclosure sale) acquired title to the Mortgaged Property, whether by foreclosure, exercise of power of sale or acceptance of a deed-in-lieu of foreclosure (the "Foreclosure Date") (the second anniversary of the earlier to occur of such dates, the "Release Date"), provided that the following conditions are satisfied in full: (i) the Mortgagor delivers to the indemnitee a Phase I environmental site assessment for the Mortgaged Property dated no more than sixty (60) days prior to the Release Date, in form and substance, and prepared by a qualified environmental consultant, reasonably satisfactory to the indemnitee and indicating that the Mortgaged Property is in compliance in all material respects with all applicable environmental laws and showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnitee is entitled to indemnification pursuant to environmental indemnity, (ii) on the Release Date, neither the indemnitee nor Indemnitor is aware of any Release or other violation of environmental laws at the Mortgaged Property which require remediation and there is no pending or asserted claim against Indemnitor with respect to the matters addressed by the environmental indemnity and Indemnitor has provided the indemnitee with a certification to that effect, (iii) there are no claims, actions, litigation or other proceedings with respect to the matters addressed by the environmental indemnity that are then pending or subject to further appeal as of such Release Date and (iv) as of the Release Date, the Indemnitor has paid to the indemnitee all sums then due under the environmental indemnity and the Indemnitor is not in default under the environmental indemnity (or Indemnitor cures such default).

15	Apollo Education Group HQ Campus	(28) Recourse Obligations

The loss carveout for material physical waste of the Mortgaged Property is limited to intentional material physical waste of the Mortgaged Property.

The loss carveout with respect to insurance proceeds or condemnation awards or of rents following an event of default is limited to misappropriation or conversion thereof and does not include misapplication thereof.

In the event that (i) the Mortgage Loan is indefeasibly paid in full in accordance with the terms of the Mortgage Loan documents (exclusive of any indemnification or other obligations which are expressly stated in any of the Mortgage Loan documents to survive satisfaction of the Mortgage Loan that are not then due), (ii) the Mortgagor or the guarantor (individually and collectively, the “Indemnitor”) delivers to the

E-2-10

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
lender, at Indemnitor’s sole cost and expense, a Phase I environmental report reasonably satisfactory to the lender in accordance with the Mortgage Loan documents (the “Acceptable Report”) with respect to the Mortgaged Property, and (iii) as of the date that the lender receives such Acceptable Report, there is no pending lawsuit or other legal proceeding related to the Mortgaged Property in connection with any matter addressed under the environmental indemnity, Indemnitor will be released from its obligations set forth herein on the second (2nd) anniversary of the date on which items (i)–(iii) above are each satisfied.
16	Bellagio Hotel and Casino	(28) Recourse Obligations

The loss carveout for intentional misrepresentation is limited to material intentional misrepresentation.

The Mortgage Loan documents do not provide for loss carveout for (i) commission of material physical waste at the Mortgaged Property or (ii) any security deposits not delivered to lender upon foreclosure or action in lieu thereof.

The loss carveout with respect to insurance proceeds or condemnation awards or of rents following an event of default is limited to misappropriation or conversion thereof and does not include misapplication thereof.

The failure of the Mortgagor or the Mortgagor’s single purpose entity managing member to obtain the lender’s prior written consent to any sale or pledge of the Mortgaged Property or a transfer of the ownership interests in the Mortgagor or the Mortgagor’s single purpose entity managing member as required by the Mortgage Loan documents constitutes only a loss carveout.

The aggregate liability of the related guarantor with respect to the full recourse carveouts is capped at 10% of the principal balance of the Mortgage Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by the lender and/or any administrative agent (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due.

The Mortgagor is the only indemnitor under the related environmental indemnity agreement. At origination of the Mortgage Loan, the Mortgagor obtained an environmental insurance policy (the “PLL Policy”) issued by Evanston Insurance Company in the name of the Mortgagors, with the lender as additional named insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $25,000,000, a deductible of $50,000 and a term expiring on November 15, 2024, which is before the Mortgage Loan maturity date of December 1, 2029. However, Mortgagor may obtain such PLL Policy for an initial policy term of five years so long as (x) at least 10 business days prior to the expiration thereof, the Mortgagor renews or extends such PLL Policy for the shorter of five years or a term not less than a term of at least two years past the maturity date of the Mortgage Loan (the “Required PLL Period”) and (y) for any time during the Required PLL Period that the Mortgagor does not have such PLL Policy satisfying the requirements of Mortgage Loan documents in effect, any liability pursuant to the environmental indemnity thereof that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period), provided, however that there will be no liability under the environmental indemnity (x) for any amounts in excess of the applicable coverage amounts of the PLL Policy had the PLL Policy been renewed, replaced or extended through the Required PLL Period and (y) for any amounts which are recovered from the PLL Policy.

The indemnification obligations of the Mortgagor under the environmental indemnity will terminate three years after the full and indefeasible payment by the Mortgagor of the Mortgage Loan, provided that with respect to the Mortgaged Property only at the time of such payment, the Mortgagor furnishes to the indemnitee a Phase I environmental report with respect to the Mortgaged Property which report is from

E-2-11

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
an environmental consultant reasonably acceptable to the indemnitee and the Rating Agencies, which updated environmental report(s) disclose, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report delivered to the indemnitee by the Mortgagor in connection with the origination of the Mortgage Loan) (A) non-compliance with or violation of applicable environmental law (or permits issued pursuant to environmental law) in connection with the Mortgaged Property, (B) the environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings in directly connected with any matter addressed in the environmental indemnity or (D) presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with all applicable environmental law.
19	364 Lincoln	(28) Recourse Obligations	The obligations and liabilities of the Borrower and the guarantor (individually and collectively, the “Indemnitor”) under the related environmental indemnity will terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full: (A) the Mortgage Loan has been paid in full and the indemnitee has not foreclosed or otherwise taken possession of the Mortgaged Property, (B) the indemnitee has received, at the Indenmitor's expense, an updated environmental report dated within 60 days of the requested release showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity, and (C) 24 months have passed since the date that the Mortgage Loan has been paid in full.
22	Kings Plaza	(28) Recourse Obligations

The loss carveout for intentional misrepresentation is limited to material intentional misrepresentation.

The Mortgage Loan documents do not provide for loss recourse carveout with respect to willful misconduct.

The loss recourse carveout with respect to the insurance proceeds or condemnation awards or of rents following an event of default is limited to the misappropriation or conversion thereof, and does not include misapplication thereof.

1	Agellan Portfolio	(29) Mortgage Releases

Until an amount of $60,450,000.00 has been prepaid in connection with partial releases of individual Mortgaged Properties (each, an “Individual Property”), the release price will be 110% of the Mortgage Loan amount allocated to such individual Mortgaged Properties.

The Mortgage Loan documents also permit releases of certain non-income producing and unimproved outparcels comprising a portion of the Mortgaged Property upon payment of a release price equal to the allocated loan amount set forth in the Mortgage Loan documents (the “Allocated Loan Amount”) and the parcel permitted to be released under the Mortgage Loan documents (the “Release Parcel”) has a release price equal to (A) the pro rata portion of the Allocated Loan Amount for such Individual Property that is allocable to the Release Parcel, as determined by the lender in its reasonable discretion (except that if such Release Parcel is released to an affiliate of the Borrower, such amount will equal 120% of such pro rata portion of such Allocated Loan Amount as so determined by the lender) or (B) if the Release Parcel is sold to any third-party, the gross sale proceeds received from any such sale of the Release Parcel (less any (x) out-of-pocket costs paid at the closing of the sale of the Release Parcel to third parties that are not affiliates of the Borrower and (y) prorations that constitute credits to the purchaser).

1	Agellan Portfolio	(30) Financial Reporting and Rent Rolls	The audited financial statements may be on a consolidated basis with Agellan Commercial REIT U.S. L.P. (“Agellan REIT”), so long as Agellan REIT owns no assets other than

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
the direct or indirect interest in the Mortgaged Properties and the equity interests in the other individual Borrowers and any general partners of such other individual Borrowers, and provided that such statements include appropriate notations to indicate the separateness of each individual Borrower, a listing is provided of each such Borrower and their respective Mortgaged Properties, and include a schedule of the unaudited operating statements for each individual Mortgaged Property on a property-level basis, including unaudited statements of income and expense and cash flow for the Borrowers and each individual Mortgaged Property and an unaudited balance sheet for the Borrowers.
1	Agellan Portfolio	(31) Acts of Terrorism Exclusion	Terrorism coverage is included in both general liability and umbrella liability policies, but the terrorism coverage applies only up to $25,000,000 of the umbrella coverage, as opposed to $75,000,000 generally applicable under the umbrella coverage; provided, however, the lender is permitted under the Mortgage Loan documents to increase the requirement with respect to the terrorism coverage throughout the Mortgage Loan term so long as at no point during the Mortgage Loan term will such coverage (a) be required to be greater than the umbrella coverage generally required under the Mortgage Loan documents and (b) coverage is commercially available but in such event the Borrower will not be required to spend on terrorism insurance coverage more than $200,000 at such time in respect of the umbrella coverage, and if the cost of terrorism insurance exceeds such amount, the Borrower will purchase the maximum amount of terrorism insurance available with funds equal to such amount.
6	1633 Broadway	(31) Acts of Terrorism Exclusion	If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor will be required to carry terrorism insurance throughout the term of the Mortgage Loan as required by the preceding sentence, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required hereunder on a standalone-basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagor will purchase the maximum amount of terrorism insurance available with funds equal to such amount.
11, 12	Chase Center Tower I Chase Center Tower II	(31) Acts of Terrorism Exclusion	If the Terrorism Risk Insurance Program If the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is not in effect, the Mortgagor will be required to carry terrorism insurance throughout the term of the Mortgage Loan, but in such event the Mortgagor will not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (as defined below) and, if the cost of such terrorism coverage exceeds the Terrorism Premium Cap, the Mortgagor will be required to purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap; provided that, if the insurance premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, the lender may, at its option (1) purchase such stand-alone terrorism policy, with the Mortgagor paying such portion of the insurance premiums with respect thereto equal to the Terrorism Premium Cap and the lender paying such portion of the insurance premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap. As used herein, “Terrorism Premium Cap” means an amount equal to two (2) times the amount of annual aggregate insurance premiums that are payable at such time for the insurance coverage required pursuant to the Mortgage Loan documents (without giving effect to the cost of terrorism

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
coverage) at the time that such terrorism coverage is excluded from the applicable policy.
16	Bellagio Hotel and Casino	(31) Acts of Terrorism Exclusion

The terrorism coverage required in the Mortgage Loan documents, as it pertains to the Mortgaged Property, may be written a “captive” Insurance Company, provided such “captive” Insurance Company satisfies certain conditions set forth in the Mortgage Loan documents, including, among other things: (i) TRIPRA is in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Bellagio Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer is reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the related Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers are subject to the reasonable approval of the lender; and (v) such captive insurer is licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements.

If (A) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the Mortgagor will be required to carry terrorism insurance throughout the term of the Mortgage Loan as required by the preceding sentence, but, if any of the events in clauses (A)-(C) occur, the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagor will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

22	Kings Plaza	(31) Acts of Terrorism Exclusion	The Mortgagor’s obligation to obtain terrorism insurance is limited to the extent of insurance that can be obtained for an amount equal to 200% of the amount of the then annual premiums paid by the Mortgagor for all-risk coverage under a stand-alone all-risk policy.
16	Bellagio Hotel and Casino	(32) Due on Sale or Encumbrance	The related Mortgage Loan documents provide that no Restricted Pledge Party (as defined below), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Mortgage Loan or any mezzanine loan. The assets of a Restricted Pledge Party may include direct or indirect equity interests in the Mortgagor. “Restricted Pledge Party” means, collectively, Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in Mortgagor up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the Mortgaged Property.
16	Bellagio Hotel and Casino	(36) Ground Leases	The related ground lease (the “Ground Lease”) does not condition amendments, terminations or modifications on mortgagee consent.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

The expiration of the Ground Lease is April 27, 2033, with two successive extension options for 20 years each, provided that the Mortgagor/ground lessee provides one year prior written notice. The Ground Lease does not expressly provide that the extension options are exercisable by a mortgagee; provided, however, the Ground Lease generally requires the landlord thereunder to accept any required ground lessee performance from a mortgagee as if the ground lessee had tendered such performance.

The Ground Lease may be assigned without prior consent of the ground lessor, subject to satisfaction of the following conditions: (i) if applicable, the Mortgagor or such transferee concurrently pays to the ground lessor the amount (the “Restaurant Reconstruction Fee”) equal to the greater of (A) $1,000,000 or (B) $1,000,000 increased annually by the Consumer Price Index (the “CPI”), and concurrently deposits in escrow the cost to demolish the then existing improvements of the Mortgaged Property, regrade, and restore the Mortgaged Property to a level building pad ready to receive new improvements (the “Demolition Fee”), and (ii) the transferor delivers to the ground lessor a written undertaking that if the transferee rejects the Ground Lease in a bankruptcy proceeding, the transferor will waive any claim that the Ground Lease has thereby been terminated and will remain liable for the Mortgagor’s obligations under the Ground Lease the same as if the transferee had simply breached the Ground Lease and no bankruptcy had been filed; provided, further, (a) the ground lessee gives the ground lessor 30 days prior notice of the proposed transfer with appropriate documentation as to the proposed transferee's proposed use of the Mortgaged Property, the financial condition of the proposed transferee and its history, business description and qualifications to operate the improvements, and business reputation; (b) the proposed transferee (other than a sublessee) assumes all covenants and conditions to be performed by the ground lessee pursuant to the Ground Lease accruing from and after the date of such transfer by execution of an instrument in form and substance reasonably satisfactory to the ground lessor; provided, however, that the proposed transferee will not be required to indemnify or defend the ground lessor against any liabilities or damages resulting from any breach by a prior ground lessee, and the assignee causes to be recorded in the official records of Clark County, Nevada, an appropriate instrument reflecting such assignment; (c) no uncured event of default exists under the Ground Lease on the date of such transfer; and (d) the ground lessee has paid, or caused to be paid, to the ground lessor all reasonable costs and expenses incurred by the ground lessor in connection with the transfer, if any, including without limitation all recording fees, transfer and other taxes, attorneys' fees, escrow fees and fees for title insurance and similar charges.

Notices of default are effective against a mortgagee even if mortgagee does not receive notice; however, the ground lessor is required to provide the mortgagee simultaneously copies of all default notices.

Prior to the ground lessor exercising its remedies under the Ground Lease, including termination, a mortgagee has the right to remedy the default of the ground lessee under the Ground Lease or to cause such default to be remedied within the time period, if any, provided under the Ground Lease to the ground lessee, plus an additional 10 days in the case of a monetary default or an additional 30 days in the case of a non-monetary default. A mortgagee’s cure periods under the Ground Lease are extended for any time that an automatic stay is in effect. However, the mortgagee is not permitted further cure periods or sufficient time to gain possession of the interest of the lessee under the Ground Lease. Furthermore, the ground lessor is not prohibited from terminating the Ground Lease in the event a mortgagee is proceeding to cure defaults to the extent that the cure periods granted under the Ground Lease have expired.

The Ground Lease provides that insurance proceeds (and condemnation proceeds allocable to the ground lessee’s interest, if the ground lease is not terminated due to

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

condemnation) will be disbursed to the ground lessee; provided that if the ground lessee’s tangible net worth is less than $200,000,000 (as such amount has increased based on a formula based on the CPI since the effective date of the Ground Lease), or if the ground lessor has not theretofore been paid the Restaurant Reconstruction Fee and the Demolition Fee has not been deposited into escrow, such proceeds are required to be held by an “Insurance Trustee” (undefined in the Ground Lease) on behalf of any leasehold mortgagee, ground lessor and ground lessee. To the extent such proceeds are paid to the Mortgagor, as the ground lessee, they would be required to be disbursed to the Bellagio Tenant as described in the third paragraph of the exception to Representation 18.

The new lease right is conditioned upon both (i) the leasehold mortgagee having a tangible net worth of at least $200,000,000 (as increased annually by a formula based on the CPI from the commencement of the Ground Lease) and concurrently curing all other then-existing defaults under the Ground Lease and (ii) payment by the leasehold mortgagee of the Restaurant Reconstruction Fee and the Demolition Fee. In addition, upon execution of the new lease, the leasehold mortgagee is required to (i) pay any and all sums which would at the time of the execution thereof be due under the Ground Lease but for termination of the Ground Lease, (ii) cure any default then susceptible of being cured and (iii) pay all reasonable expenses, including reasonable counsel fees, court costs and other reasonable disbursements incurred by the ground lessor in connection with such defaults, termination, recovery of possession of the leased premises and the preparation, execution and delivery of such new lease. In addition, in connection with the rejection of the lease by the ground lessee, the Ground Lease provides the lender with the right to obtain a new lease only if the lender obtains the approval of the bankruptcy court having jurisdiction over the ground lessee prior to terminating the ground lease.

22	Kings Plaza	(36) Ground Leases	A portion of the Mortgaged Property is comprised of the Mortgagor’s leasehold interest in (i) a marina and (ii) a portion of the land underneath the parking garage (which is otherwise held in fee by the Mortgagor) under a ground lease between the Mortgagor, as ground lessee, and the City of New York, as ground lessor, that does not comply with clauses (b), (e), (j), (k) and (l) of this Representation and Warranty No. 36.
Various	All JPMCB Mortgage Loans	(40) No Material Default; Payment Record	With respect to any covenants under the related Mortgage Loan that require the borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
1	Agellan Portfolio	(43) Lease Estoppels	Some of the lease estoppels provided in connection with the origination of the Mortgage Loan are dated up to approximately 150 days prior to the origination date.
1, 6, 9, 11, 12, 15, 16, 22	Agellan Portfolio 1633 Broadway 420 Taylor Street 3000 Post Oak Chase Center Tower I Chase Center Tower II Apollo Education Group HQ Campus Bellagio Hotel and Casino Kings Plaza	(47) Cross-Collateralization	The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loans.

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SCHEDULE E-1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

Loan No.	Mortgage Loan
1	Agellan Portfolio
6	1633 Broadway
11	Chase Center Tower I
12	Chase Center Tower II
16	Bellagio Hotel and Casino

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ANNEX F-1

GOLDMAN SACHS MORTGAGE COMPANY
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

GSMC will in its MLPA, with respect to each GSMC Mortgage Loan, make the representations and warranties set forth below as of the Cut-off Date or such other date specified below, in each case subject to the exceptions to those representations and warranties that are described on Annex F-2. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex F-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

The related MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between GSMC, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.     Whole Loan; Ownership of Mortgage Loans. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan, each GSMC Mortgage Loan is a whole loan and not a participation interest in a GSMC Mortgage Loan. Each GSMC Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to GSMC), participation or pledge, and GSMC had good title to, and was the sole owner of, each GSMC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GSMC Mortgage Loan other than any servicing rights appointment, or similar agreement, any Non-Serviced PSA with respect to a GSMC Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. GSMC has full right and authority to sell, assign and transfer each GSMC Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of each GSMC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering any GSMC Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

2.     Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such GSMC Mortgage Loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under

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applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by GSMC in connection with the origination of any GSMC Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.     Mortgage Provisions. The Mortgage Loan documents for each GSMC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.     Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) (1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, GSMC Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the related GSMC Mortgage Loan.

5.     Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of assignment of leases to the issuing entity constitutes a legal, valid and binding assignment to the issuing entity. Each related Mortgage and assignment of leases is freely assignable without the consent of the related mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the mortgage loan schedule attached to the related MLPA, leasehold) interest in the related Mortgaged Property in the principal amount of such GSMC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex F-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to GSMC’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to GSMC’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

6.     Permitted Liens; Title Insurance. Each Mortgaged Property securing a GSMC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in

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each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such GSMC Mortgage Loan (or with respect to a GSMC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related GSMC Mortgage Loan constitutes a cross-collateralized GSMC Mortgage Loan, the lien of the Mortgage for another GSMC Mortgage Loan contained in the same Crossed Group; and (g) if the related GSMC Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by GSMC thereunder and no claims have been paid thereunder. Neither GSMC, nor to GSMC’s knowledge, any other holder of a GSMC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7.     Junior Liens. It being understood that B notes secured by the same Mortgage as a GSMC Mortgage Loan are not subordinate mortgages or junior liens, except for any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule F-1 to this Annex F-1, GSMC has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.

8.     Assignment of Leases and Rents. There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related assignment of leases, subject to applicable law, provides that, upon an event of default under each GSMC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

9.     UCC Filings. If the related Mortgaged Property is operated as a hospitality property, GSMC has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related GSMC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and

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enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10.  Condition of Property. GSMC or the originator of each GSMC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the related GSMC Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GSMC Mortgage Loan no more than thirteen months prior to the Cut-off Date. To GSMC’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GSMC Mortgage Loan.

11.  Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

12.  Condemnation. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to GSMC’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of any Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.

13.  Actions Concerning Mortgage Loan. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor, or mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such mortgagor’s ability to perform under the related GSMC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the related Mortgage Loan documents or (f) the current principal use of such Mortgaged Property.

14.  Escrow Deposits. All escrow deposits and payments required to be escrowed with any Mortgagee pursuant to each GSMC Mortgage Loan are in the possession, or under the control, of GSMC or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with the related Mortgagee under the related Mortgage Loan documents are being conveyed by GSMC to the Depositor or its servicer.

15.  No Holdbacks. The principal amount of each GSMC Mortgage Loan stated on the mortgage loan schedule attached to the related MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GSMC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the mortgagor or other considerations determined by GSMC to merit such holdback).

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16.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and meeting the Insurance Rating Requirements (as defined below),, in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Rating Requirements. “Syndicate Insurance Rating Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GSMC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by GSMC for comparable mortgage loans intended for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the related Mortgaged Property

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in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the SEL.

The Mortgage Loan documents for each GSMC Mortgage Loan require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the original or then outstanding principal amount of the related GSMC Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GSMC Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under each GSMC Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related GSMC Mortgage Loan obligates the related mortgagor to maintain all such insurance and, at such mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the mortgagor’s reasonable cost and expense and to charge such mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by GSMC.

17.  Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related GSMC Mortgage Loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

18.  No Encroachments. To GSMC’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GSMC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GSMC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

19.  No Contingent Interest or Equity Participation. No GSMC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that

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an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by GSMC.

20.  REMIC. Each GSMC Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GSMC Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the GSMC Mortgage Loan and (B) either: (a) such GSMC Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the GSMC Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GSMC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GSMC Mortgage Loan; or (b) substantially all of the proceeds of such GSMC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GSMC Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the GSMC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GSMC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GSMC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a GSMC Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such GSMC Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) GSMC identifies such GSMC Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the GSMC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

21.  Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each GSMC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

22.  Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GSMC Mortgage Loan by the issuing entity.

23.  Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to GSMC’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

24.  Local Law Compliance. To GSMC’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building

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codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a GSMC Mortgage Loan as of the date of origination of such GSMC Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property. The terms of the related Mortgage Loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25.  Licenses and Permits. Each mortgagor covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to GSMC’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each GSMC Mortgage Loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.  Recourse Obligations. The Mortgage Loan documents for each GSMC Mortgage Loan provide that such GSMC Mortgage Loan (a) becomes full recourse to the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by the related mortgagor; (ii) the related mortgagor or guarantor will have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of such mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related GSMC Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to the Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a GSMC Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

27.  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the related Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the related GSMC Mortgage Loan, (b) upon payment in full of such GSMC Mortgage Loan, (c) upon a Defeasance (as defined in (32) below), (d) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GSMC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GSMC Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject GSMC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related mortgagor’s delivery of an

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opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all GSMC Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the GSMC Mortgage Loan (or related Whole Loan) outstanding after the release, the related mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

With respect to any partial release under the preceding clause (e), for all GSMC Mortgage Loans originated after December 6, 2010, the mortgagor can be required to pay down the principal balance of the related GSMC Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the GSMC Mortgage Loan (or related Whole Loan).

No GSMC Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another GSMC Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

28.  Financial Reporting and Rent Rolls. The GSMC Mortgage Loan documents for each GSMC Mortgage Loan require the related mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GSMC Mortgage Loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

29.  Acts of Terrorism Exclusion. With respect to each GSMC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GSMC Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GSMC Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GSMC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor under each GSMC Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

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30.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GSMC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GSMC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex F-1 or the exceptions thereto set forth on Annex F-2, or (vii) any mezzanine debt that existed at the origination of the related GSMC Mortgage Loan as set forth on Schedule F-1 to this Annex F-1, or future permitted mezzanine debt as set forth on Schedule F-2 to this Annex F-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any GSMC Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, as set forth on Schedule F-3 to this Annex F-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that, to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

31.  Single-Purpose Entity. Each GSMC Mortgage Loan requires the related mortgagor to be a Single-Purpose Entity for at least as long as the related GSMC Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the mortgagor with respect to each GSMC Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that such mortgagor is a Single-Purpose Entity, and each GSMC Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the related mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the GSMC Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GSMC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a mortgagor for a GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with the related GSMC Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32.  Defeasance. With respect to any GSMC Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the related Mortgage Loan documents provide for defeasance as a unilateral right of the mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) such GSMC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case

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of a full Defeasance, be sufficient to make all scheduled payments under the GSMC Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the GSMC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the GSMC Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the related GSMC Mortgage Loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the GSMC Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

33.  Fixed Interest Rates. Each GSMC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GSMC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

34.  Ground Leases. For purposes of this Annex F-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GSMC Mortgage Loan where the GSMC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Sponsor, its successors and assigns, GSMC represents and warrants that:

(1)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the GSMC Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(2)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(3)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related GSMC Mortgage Loan, or 10 years past the stated maturity if such GSMC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GSMC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

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(4)   The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(5)   The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(6)   GSMC has not received any written notice of material default under or notice of termination of such Ground Lease. To GSMC’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(7)   The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(8)   The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(9)   The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(10) Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest;

(11) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest; and

(12) Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35.  Servicing. The servicing and collection practices used by GSMC with respect to the GSMC Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

F-1-12

36.  Origination and Underwriting. The origination practices of GSMC (or the related originator if GSMC was not the originator) with respect to each GSMC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GSMC Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GSMC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex F-1.

37.  No Material Default; Payment Record. No GSMC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no GSMC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To GSMC’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under any GSMC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of any GSMC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by GSMC in this Annex F-1 (including, but not limited to, the prior sentence). No person other than the holder of any GSMC Mortgage Loan may declare any event of default under the related GSMC Mortgage Loan or accelerate any indebtedness under such Mortgage Loan documents.

38.  Bankruptcy. As of the date of origination of the related GSMC Mortgage Loan and to the GSMC’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39.  Organization of Mortgagor. With respect to each GSMC Mortgage Loan, in reliance on certified copies of the organizational documents of the related mortgagor delivered by such mortgagor in connection with the origination of such GSMC Mortgage Loan (or the related Whole Loan, as applicable), the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, no GSMC Mortgage Loan has a mortgagor that is an affiliate of another mortgagor under another GSMC Mortgage Loan.

40.  Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GSMC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such GSMC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a

F-1-13

reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

41.  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GSMC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to GSMC’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the GSMC Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such GSMC Mortgage Loan was originated.

42.  Mortgage Loan Schedule. The information pertaining to each GSMC Mortgage Loan which is set forth on the mortgage loan schedule attached to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained on the mortgage loan schedule attached to the related MLPA.

43.  Cross-Collateralization. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan no GSMC Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex F-2.

44.  Advance of Funds by the Sponsor. After origination, no advance of funds has been made by GSMC to the related mortgagor other than in accordance with the related Mortgage Loan documents, and, to GSMC’s knowledge, no funds have been received from any person other than the related mortgagor or an affiliate for, or on account of, payments due on the GSMC Mortgage Loan (other than as contemplated by the related Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither GSMC nor any affiliate thereof has any obligation to make any capital contribution to any mortgagor under a GSMC Mortgage Loan, other than contributions made on or prior to the date hereof.

45.  Compliance with Anti-Money Laundering Laws. GSMC has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GSMC Mortgage Loans.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any GSMC Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “GSMC’s knowledge” or “GSMC’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in this Annex F-1, the actual state of knowledge or belief of GSMC, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GSMC Mortgage Loans regarding the matters expressly set forth in this Annex F-1.

F-1-14

ANNEX F-2

EXCEPTIONS TO GSMC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
3	Tropical Distribution Center	(5) Lien; Valid Assignment	Amazon.com Services, Inc., the sole tenant at the Mortgaged Property, has a right of first offer with respect to the Mortgaged Property. Such right of first offer does not apply to transfers pursuant to a foreclosure or a deed-in-lieu of foreclosure, or to the first transfer subsequent to a foreclosure sale (or to a deed-in-lieu of foreclosure if the initial transfer is made to the lender or an affiliate of the lender.
3	Tropical Distribution Center	(6) Permitted Liens; Title Insurance	See exception to Representation and Warranty #5 above.
2	Moffett Towers Buildings A, B & C	(26) Recourse Obligations	The indemnification obligations of the Mortgagor and the guarantor (individually and collectively, the “Indemnitor”) under the environmental indemnity will terminate three years after the full and indefeasible payment by any Indemnitor of the Mortgage Loan, whether at maturity, provided that at the time of such payment Indemnitor furnishes to the lenders an updated environmental report in form and substance, and from an environmental consultant, reasonably acceptable to the lenders, which updated environmental consultant discloses, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental consultant delivered to indemnitee by Indemnitor in connection with the origination of the Mortgage Loan): (A) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or operations thereon, which has not been cured in accordance with applicable environmental laws, (B) the environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter addressed in the environmental indemnity, or (D) unlawful presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated as required by applicable environmental laws.
7	711 Fifth Avenue	(26) Recourse Obligations	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan.
Various	All GSMC loans	(37) No Material Default; Payment Record	With respect to any covenants under the related Mortgage Loan that require the borrower to ensure a tenant or mortgaged property is operating or to enforce the terms of leases, such borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
7	711 Fifth Avenue	(39) Organization of Mortgagor	The Mortgagors under each of the related Mortgage Loan and the 530 Broadway Mortgage Loan are affiliated with each other.

F-2-1

SCHEDULE F-1

GOLDMAN SACHS MORTGAGE COMPANY

LOANS WITH EXISTING MEZZANINE DEBT

None.

F-2-2

SCHEDULE F-2

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
7	711 Fifth Avenue

F-2-3

SCHEDULE F-3

GOLDMAN SACHS MORTGAGE COMPANY

CROSSED MORTGAGE LOANS

None.

F-2-4

ANNEX G

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Balance($)	Period	Balance($)
1	8,738,000.00	60	8,738,000.00
2	8,738,000.00	61	8,737,163.90
3	8,738,000.00	62	8,590,919.72
4	8,738,000.00	63	8,432,372.87
5	8,738,000.00	64	8,284,990.24
6	8,738,000.00	65	8,125,337.53
7	8,738,000.00	66	7,976,808.03
8	8,738,000.00	67	7,827,723.83
9	8,738,000.00	68	7,643,089.10
10	8,738,000.00	69	7,492,757.79
11	8,738,000.00	70	7,330,240.82
12	8,738,000.00	71	7,178,740.81
13	8,738,000.00	72	7,015,088.61
14	8,738,000.00	73	6,862,411.27
15	8,738,000.00	74	6,709,163.67
16	8,738,000.00	75	6,543,750.34
17	8,738,000.00	76	6,389,312.47
18	8,738,000.00	77	6,222,806.50
19	8,738,000.00	78	6,067,169.56
20	8,738,000.00	79	5,910,951.26
21	8,738,000.00	80	5,719,848.64
22	8,738,000.00	81	5,562,332.16
23	8,738,000.00	82	5,392,835.71
24	8,738,000.00	83	5,234,097.38
25	8,738,000.00	84	5,063,414.04
26	8,738,000.00	85	4,903,444.81
27	8,738,000.00	86	4,742,877.95
28	8,738,000.00	87	4,570,418.43
29	8,738,000.00	88	4,408,607.14
30	8,738,000.00	89	4,234,938.80
31	8,738,000.00	90	4,071,873.87
32	8,738,000.00	91	3,908,199.69
33	8,738,000.00	92	3,721,529.61
34	8,738,000.00	93	3,556,545.95
35	8,738,000.00	94	3,379,796.05
36	8,738,000.00	95	3,213,535.26
37	8,738,000.00	96	3,035,544.80
38	8,738,000.00	97	2,867,997.43
39	8,738,000.00	98	2,699,823.99
40	8,738,000.00	99	2,519,975.62
41	8,738,000.00	100	2,350,501.44
42	8,738,000.00	101	2,169,389.57
43	8,738,000.00	102	1,998,605.03
44	8,738,000.00	103	1,827,182.26
45	8,738,000.00	104	1,622,295.00
46	8,738,000.00	105	1,449,465.22
47	8,738,000.00	106	1,265,093.79
48	8,738,000.00	107	1,090,928.81
49	8,738,000.00	108	905,260.40
50	8,738,000.00	109	729,750.32
51	8,738,000.00	110	553,584.26
52	8,738,000.00	111	365,972.05
53	8,738,000.00	112	188,446.09
54	8,738,000.00	113 and thereafter	0
55	8,738,000.00
56	8,738,000.00
57	8,738,000.00
58	8,738,000.00
59	8,738,000.00

G-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	21
Risk Factors	63
Description of the Mortgage Pool	152
Transaction Parties	302
Credit Risk Retention	347
Description of the Certificates	363
Description of the Mortgage Loan Purchase Agreements	404
Pooling and Servicing Agreement	417
Certain Legal Aspects of Mortgage Loans	529
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	546
Pending Legal Proceedings Involving Transaction Parties	548
Use of Proceeds	548
Yield and Maturity Considerations	548
Material Federal Income Tax Considerations	561
Certain State and Local Tax Considerations	574
Method of Distribution (Conflicts of Interest)	574
Incorporation of Certain Information by Reference	576
Where You Can Find More Information	577
Financial Information	577
Certain ERISA Considerations	577
Legal Investment	581
Legal Matters	582
Ratings	582
Index of Defined Terms	584

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-1-1
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION	A-3-1
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS	B-1
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT	C-1
ANNEX D-1	GERMAN AMERICAN CAPITAL CORPORATION AND CITI REAL ESTATE FUNDING INC. MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-1-1
ANNEX D-2	EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-2-1
ANNEX D-3	EXCEPTIONS TO CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-3-1
ANNEX E-1	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	E-1-1
ANNEX E-2	EXCEPTIONS TO JPMCB MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	E-2-1
ANNEX F-1	GOLDMAN SACHS MORTGAGE COMPANY MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	E-1-1
ANNEX F-2	EXCEPTIONS TO GSMC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	E-2-1
ANNEX G	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE	F-1

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$636,912,000
(Approximate)

Deutsche Mortgage & Asset Receiving Corporation
Depositor

Benchmark 2020-B18 Mortgage Trust
Issuing Entity

Benchmark 2020-B18
Mortgage Trust Commercial Mortgage
Pass-Through Certificates,
Series 2020-B18

Class A-1	$7,467,000
Class A-3	$67,056,000
Class A-SB	$8,738,000
Class A-4	$75,000,000 - $119,000,000
Class A-5	$260,095,000 - $304,095,000
Class X-A	$732,914,000
Class A-M	$106,300,000
Class B	$33,569,000
Class C	$34,687,000

PROSPECTUS

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

Goldman Sachs & Co. LLC
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

AmeriVet Securities
Co-Manager

Drexel Hamilton
Co-Manager

July [_], 2020